EXHIBIT 4

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                             BCAP TRUST LLC 2007-AA1

                       MORTGAGE PASS-THROUGH CERTIFICATES

                                 SERIES 2007-AA1

                                 TRUST AGREEMENT

                                      among

                                    BCAP LLC,
                                   Depositor,

                             WELLS FARGO BANK, N.A.,
                                    Custodian

                                       and

                      DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                     Trustee

                             Dated February 1, 2007

================================================================================

                                TABLE OF CONTENTS




                                    ARTICLE I

                                   DEFINITIONS

Section 1.01     Definitions....................................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

Section 2.01     Conveyance of Mortgage Loans...................................
Section 2.02     Acceptance by the Custodian of the Mortgage Loans..............
Section 2.03     Execution and Delivery of Certificates.........................
Section 2.04     REMIC Matters..................................................
Section 2.05     Representations and Warranties of the Depositor................
Section 2.06     Representations and Warranties of the Custodian................

                                   ARTICLE III

                                 TRUST ACCOUNTS

Section 3.01     Distribution Account and Excess Reserve Fund Accounts..........
Section 3.02     Investment of Funds in the Distribution Account................


                                   ARTICLE IV

                                  DISTRIBUTIONS

Section 4.01     Priorities of Distribution.....................................
Section 4.02     Monthly Statements to Certificateholders.......................
Section 4.03     Allocation of Applied Realized Loss Amounts....................
Section 4.04     Certain Matters Relating to the Determination of LIBOR.........
Section 4.05     Supplemental Interest Accounts and Posted Collateral Accounts..

                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01     The Certificates...............................................
Section 5.02     Certificate Register; Registration of Transfer and Exchange of
                  Certificates..................................................
Section 5.03     Mutilated, Destroyed, Lost or Stolen Certificates..............
Section 5.04     Persons Deemed Owners..........................................
Section 5.05     Access to List of Certificateholders' Names and Addresses......
Section 5.06     Maintenance of Office or Agency................................


                                   ARTICLE VI

                                  THE DEPOSITOR

Section 6.01   Respective Liabilities of the Depositor........................
Section 6.02   Merger or Consolidation of the Depositor.......................
Section 6.03   Limitation on Liability of the Depositor and Others............
Section 6.04   Option to Purchase Defaulted Mortgage Loans....................

                                 ARTICLE VII

                              SERVICER DEFAULT

Section 7.01   Events of Default..............................................
Section 7.02   Trustee to Act; Appointment of Successor.......................
Section 7.03   Notification to Certificateholders.............................


                                ARTICLE VIII

      CONCERNING THE TRUSTEE, THE CUSTODIAN, VARIOUS TAX MATTERS, SERVICING
                          REPORTS AND PERIODIC FILINGS

Section 8.01   Duties of the Trustee..........................................
Section 8.02   [Reserved].....................................................
Section 8.03   Certain Matters Affecting the Trustee..........................
Section 8.04   Trustee and Custodian Not Liable for Certificates or Mortgage
                Loans.........................................................
Section 8.05   Trustee May Own Certificates...................................
Section 8.06   Trustee's and Custodian's Fees and Expenses....................
Section 8.07   Eligibility Requirements for the Trustee.......................
Section 8.08   Resignation and Removal of the Trustee.........................
Section 8.09   Successor Trustee..............................................
Section 8.10   Merger or Consolidation of the Trustee.........................
Section 8.11   Appointment of Co-Trustee or Separate Trustee..................
Section 8.12   Tax Matters....................................................
Section 8.13   Annual Reports on Assessment of Compliance with Servicing
                Criteria; Annual Independent Public Accountants' Attestation
                Report........................................................
Section 8.14   Periodic Filings...............................................
Section 8.15   Tax Classification of the Excess Reserve Fund Account, the
                Supplemental Interest Account and the Interest Rate Swap
                Agreements....................................................
Section 8.16   Subcontractors.................................................
Section 8.17   Custodial Responsibilities.....................................
Section 8.18   Limitations on Custodial Responsibilities......................


                                 ARTICLE IX

                                 TERMINATION

Section 9.01   Termination upon Liquidation or Purchase of the
                Mortgage Loans................................................
Section 9.02   Final Distribution on the Certificates.........................
Section 9.03   Additional Termination Requirements............................

                                  ARTICLE X

                          MISCELLANEOUS PROVISIONS

Section 10.01  Amendment......................................................
Section 10.02  Recordation of Agreement; Counterparts.........................
Section 10.03  Governing Law..................................................
Section 10.04  Intention of Parties...........................................
Section 10.05  Notices........................................................
Section 10.06  Severability of Provisions.....................................
Section 10.07  Limitation on Rights of Certificateholders.....................
Section 10.08  Certificates Nonassessable and Fully Paid......................
Section 10.09  Waiver of Jury Trial...........................................
Section 10.10  Regulation AB Compliance; Intent of the Parties;
                Reasonableness................................................


SCHEDULES
---------

Schedule I     Mortgage Loan Schedule

EXHIBITS
--------

EXHIBIT A     Form of Class A and Class M Certificates

EXHIBIT B     Form of Class R Certificates

EXHIBIT C     Form of Class CE Certificates

EXHIBIT D     Form of Request for Release

EXHIBIT E     Form of Initial Certification of Custodian

EXHIBIT F     Form of Document Certification and Exception Report
              of Custodian

EXHIBIT G     Form of Residual Transfer Affidavit

EXHIBIT H     Form of Transferor Certificate

EXHIBIT I     Form of Rule 144A Letter

EXHIBIT J     Form of Certification to be Provided with Form 10-K

EXHIBIT K     Form of Trustee Certification to be Provided to Depositor

EXHIBIT L-1   IndyMac Sale Agreement

EXHIBIT L-2   Countrywide Sale Agreement

EXHIBIT M-1   IndyMac Servicing Agreement

EXHIBIT M-2   Countrywide Servicing Agreement

EXHIBIT N-1   IndyMac Assignment Agreement

EXHIBIT N-2   Countrywide Assignment Agreement

EXHIBIT O-1   Group I Interest Rate Swap Agreement

EXHIBIT O-2   Group II Interest Rate Swap Agreement

EXHIBIT P     Servicing Criteria

EXHIBIT Q     Additional Form 10-D Disclosure

EXHIBIT R     Additional Form 10-K Disclosure

EXHIBIT S     Form 8-K Disclosure Information

EXHIBIT T     Additional Disclosure Notification

EXHIBIT U     Amendment Reg AB

EXHIBIT V     Representation Letter

               THIS TRUST AGREEMENT, dated as of February 1, 2007 (this "Agreement"), is hereby executed by and between BCAP LLC, a Delaware limited liability company (the "Depositor"), WELLS FARGO BANK, N.A., as custodian (in such capacity, the "Custodian"), and DEUTSCHE BANK NATIONAL TRUST COMPANY, as trustee (the "Trustee").

                                W I T N E S S E T H:
                                - - - - - - - - - -

               In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                              PRELIMINARY STATEMENT

               The Trustee shall elect that eight segregated asset pools within the Trust Fund (exclusive of (i) the Interest Rate Swap Agreements, (ii) the Supplemental Interest Accounts, (iii) the Excess Reserve Fund Accounts, (iv) the right of the Group I Offered Certificates to receive Group I Basis Risk Carry Forward Amounts and, without duplication, Group I Upper Tier Carry Forward Amounts and the obligation to pay Class I-IO Shortfalls and (v) the right of the Group II Offered Certificates to receive Group II Basis Risk Carry Forward Amounts and, without duplication, Group II Upper Tier Carry Forward Amounts and the obligation to pay Class II-IO Shortfalls) be treated for federal income tax purposes as comprising eight REMICs (each, with respect to Group I, a "Group I Trust REMIC" or, in the alternative, the Group I Pooling Tier REMIC-1, the Group I Pooling Tier REMIC-2, the Group I Lower Tier REMIC and the Group I Upper Tier REMIC, respectively, and with respect to Group II, a "Group II Trust REMIC" or, in the alternative, the Group II Pooling Tier REMIC-1, the Group II Pooling Tier REMIC-2, the Group II Lower Tier REMIC and the Group II Upper Tier REMIC, respectively).

               Each Class of Group I Certificates (other than the Class I-R Certificates), other than the right of each Class of Group I Offered Certificates to receive Group I Basis Risk Carry Forward Amounts and, without duplication, Group I Upper Tier Carry Forward Amounts and the obligation to pay Class I-IO Shortfalls and the right of the Class I-CE Certificates to receive payments from the Group I Interest Rate Swap Agreement, and the right to receive Class I-IO Shortfalls, represents ownership of a regular interest in the Group I Upper Tier REMIC for purposes of the REMIC Provisions. Each Class of Group II Certificates (other than the Class II-R Certificates), other than the right of each Class of Group II Offered Certificates to receive Group II Basis Risk Carry Forward Amounts and, without duplication, Group II Upper Tier Carry Forward Amounts and the obligation to pay Class II-IO Shortfalls and the right of the Class II-CE Certificates to receive payments from the Group II Interest Rate Swap Agreement, and the right to receive Class II-IO Shortfalls, represents ownership of a regular interest in the Group II Upper Tier REMIC for purposes of the REMIC Provisions. The Class I-R Certificates represent ownership of the sole Class of residual interest in each of the Group I Pooling Tier REMIC-1, the Group I Pooling Tier REMIC-2, the Group I Lower Tier REMIC and the Group I Upper Tier REMIC for purposes of the REMIC Provisions and the Class II-R Certificates represent ownership of the sole Class of residual interest in each of the Group II Pooling Tier REMIC-1, the Group II Pooling Tier REMIC-2, the Group II Lower Tier REMIC and the Group II Upper Tier REMIC. The Startup Day for each Trust REMIC is the Closing Date. The latest possible maturity date for each regular interest is the latest date referenced in Section 2.04.

               The Group I Upper Tier REMIC shall hold as assets the several Classes of uncertificated Group I Lower Tier Regular Interests, set out below. The Group I Lower Tier REMIC shall hold as assets the several Classes of uncertificated the Group I Pooling Tier REMIC-2 Regular Interests. The Group I Pooling Tier REMIC-2 shall hold as assets the several Classes of uncertificated Group I Pooling Tier REMIC-1 Regular Interests. The Group I Pooling Tier REMIC-1 shall hold as assets the assets relating to Loan Group I (exclusive of (i) the Group I Interest Rate Swap Agreement, (ii) the Group I Supplemental Interest Account, (iii) the Group I Excess Reserve Fund Account, and (iv) the right of the Group I Offered Certificates to receive Group I Basis Risk Carry Forward Amounts and, without duplication, Group I Upper Tier Carry Forward Amounts and the obligation to pay Class I-IO Shortfalls).

               The Group II Upper Tier REMIC shall hold as assets the several Classes of uncertificated Group II Lower Tier Regular Interests, set out below. The Group II Lower Tier REMIC shall hold as assets the several Classes of uncertificated Group II Pooling Tier REMIC-2 Regular Interests. The Group II Pooling Tier REMIC-2 shall hold as assets the several Classes of uncertificated Group II Pooling Tier REMIC-1 Regular Interests. The Group II Pooling Tier REMIC-1 shall hold as assets the assets relating to Loan Group II (exclusive of (i) the Group II Interest Rate Swap Agreement, (ii) the Group II Supplemental Interest Account, (iii) the Group II Excess Reserve Fund Account, and (iv) the right of the Group II Offered Certificates to receive Group II Basis Risk Carry Forward Amounts and, without duplication, Group II Upper Tier Carry Forward Amounts and the obligation to pay Class II-IO Shortfalls).

               For federal income tax purposes, each Class of Group I Offered Certificates represents beneficial ownership of a regular interest in the Group I Upper Tier REMIC and the right to receive Group I Basis Risk Carry Forward Amounts and, without duplication, Group I Upper Tier Carry Forward Amounts, subject to the obligation to pay Class I-IO Shortfalls, and the Class I-CE Certificates represent beneficial ownership of two regular interests in the Group I Upper Tier REMIC, the Group I Excess Reserve Fund Account, the Group I Supplemental Interest Account and the Group I Interest Rate Swap Agreement, which portions of the Trust Fund shall be treated as a grantor trust.

               For federal income tax purposes, each Class of Group II Offered Certificates represents beneficial ownership of a regular interest in the Group II Upper Tier REMIC and the right to receive Group II Basis Risk Carry Forward Amounts and, without duplication, Group II Upper Tier Carry Forward Amounts, subject to the obligation to pay Class II-IO Shortfalls, and the Class II-CE Certificates represent beneficial ownership of two regular interests in the Group II Upper Tier REMIC, the Group II Excess Reserve Fund Account, the Group II Supplemental Interest Account and the Group II Interest Rate Swap Agreement, which portions of the Trust Fund shall be treated as a grantor trust.

                          Group I Pooling Tier REMIC-1
                          ----------------------------

               The Group I Pooling Tier REMIC-1 shall issue the following interests in the Group I Pooling Tier REMIC-1, and each such interest, other than the Class PTI-1-R Interest, is hereby designated as a regular interest in the Group I Pooling Tier REMIC-1. The Group I Pooling Tier REMIC-1 shall also issue the Class PTI-1-R Interest. The Class PTI-1-R Interest is hereby designated as the sole Class of residual interest in the Group I Pooling Tier REMIC-1.

                                                         Initial Group I
                                                           Pooling Tier
          Group I Pooling Tier   Group I Pooling Tier        REMIC-1
            REMIC-1 Interest     REMIC-1 Interest Rate   Principal Amount
          --------------------   ---------------------   ----------------
          Class PTI-1-1A                  (1)            $  10,844,004.53
          Class PTI-1-1B                  (2)            $  10,844,004.53
          Class PTI-1-2A                  (1)            $  10,525,982.61
          Class PTI-1-2B                  (2)            $  10,525,982.61
          Class PTI-1-3A                  (1)            $  10,217,284.92
          Class PTI-1-3B                  (2)            $  10,217,284.92
          Class PTI-1-4A                  (1)            $   9,917,638.12
          Class PTI-1-4B                  (2)            $   9,917,638.12
          Class PTI-1-5A                  (1)            $   9,626,776.89
          Class PTI-1-5B                  (2)            $   9,626,776.89
          Class PTI-1-6A                  (1)            $   9,344,443.72
          Class PTI-1-6B                  (2)            $   9,344,443.72
          Class PTI-1-7A                  (1)            $   9,070,388.60
          Class PTI-1-7B                  (2)            $   9,070,388.60
          Class PTI-1-8A                  (1)            $   8,804,368.88
          Class PTI-1-8B                  (2)            $   8,804,368.88
          Class PTI-1-9A                  (1)            $   8,546,148.99
          Class PTI-1-9B                  (2)            $   8,546,148.99
          Class PTI-1-10A                 (1)            $   8,295,500.31
          Class PTI-1-10B                 (2)            $   8,295,500.31
          Class PTI-1-11A                 (1)            $   8,052,200.87
          Class PTI-1-11B                 (2)            $   8,052,200.87
          Class PTI-1-12A                 (1)            $   7,816,035.26
          Class PTI-1-12B                 (2)            $   7,816,035.26
          Class PTI-1-13A                 (1)            $   7,586,794.33
          Class PTI-1-13B                 (2)            $   7,586,794.33
          Class PTI-1-14A                 (1)            $   7,364,275.10
          Class PTI-1-14B                 (2)            $   7,364,275.10
          Class PTI-1-15A                 (1)            $   7,148,280.51
          Class PTI-1-15B                 (2)            $   7,148,280.51
          Class PTI-1-16A                 (1)            $   6,938,619.30
          Class PTI-1-16B                 (2)            $   6,938,619.30
          Class PTI-1-17A                 (1)            $   6,735,105.80
          Class PTI-1-17B                 (2)            $   6,735,105.80
          Class PTI-1-18A                 (1)            $   6,537,559.79
          Class PTI-1-18B                 (2)            $   6,537,559.79
          Class PTI-1-19A                 (1)            $   6,345,806.33
          Class PTI-1-19B                 (2)            $   6,345,806.33
          Class PTI-1-20A                 (1)            $   6,159,675.60
          Class PTI-1-20B                 (2)            $   6,159,675.60
          Class PTI-1-21A                 (1)            $   5,979,002.77
          Class PTI-1-21B                 (2)            $   5,979,002.77
          Class PTI-1-22A                 (1)            $   5,803,627.84
          Class PTI-1-22B                 (2)            $   5,803,627.84
          Class PTI-1-23A                 (1)            $   5,633,395.49
          Class PTI-1-23B                 (2)            $   5,633,395.49
          Class PTI-1-24A                 (1)            $   5,468,154.95
          Class PTI-1-24B                 (2)            $   5,468,154.95
          Class PTI-1-25A                 (1)            $   5,307,759.89
          Class PTI-1-25B                 (2)            $   5,307,759.89
          Class PTI-1-26A                 (1)            $   5,152,068.26
          Class PTI-1-26B                 (2)            $   5,152,068.26
          Class PTI-1-27A                 (1)            $   5,000,942.14
          Class PTI-1-27B                 (2)            $   5,000,942.14
          Class PTI-1-28A                 (1)            $   4,854,247.72
          Class PTI-1-28B                 (2)            $   4,854,247.72
          Class PTI-1-29A                 (1)            $   4,711,855.06
          Class PTI-1-29B                 (2)            $   4,711,855.06
          Class PTI-1-30A                 (1)            $   4,573,638.02
          Class PTI-1-30B                 (2)            $   4,573,638.02
          Class PTI-1-31A                 (1)            $   4,439,474.22
          Class PTI-1-31B                 (2)            $   4,439,474.22
          Class PTI-1-32A                 (1)            $   4,309,244.80
          Class PTI-1-32B                 (2)            $   4,309,244.80
          Class PTI-1-33A                 (1)            $   4,182,834.43
          Class PTI-1-33B                 (2)            $   4,182,834.43
          Class PTI-1-34A                 (1)            $   4,060,131.13
          Class PTI-1-34B                 (2)            $   4,060,131.13
          Class PTI-1-35A                 (1)            $   3,941,026.21
          Class PTI-1-35B                 (2)            $   3,941,026.21
          Class PTI-1-36A                 (1)            $   3,825,414.18
          Class PTI-1-36B                 (2)            $   3,825,414.18
          Class PTI-1-37A                 (1)            $   3,713,192.64
          Class PTI-1-37B                 (2)            $   3,713,192.64
          Class PTI-1-38A                 (1)            $   3,604,262.17
          Class PTI-1-38B                 (2)            $   3,604,262.17
          Class PTI-1-39A                 (1)            $   3,498,526.29
          Class PTI-1-39B                 (2)            $   3,498,526.29
          Class PTI-1-40A                 (1)            $   3,395,891.33
          Class PTI-1-40B                 (2)            $   3,395,891.33
          Class PTI-1-41A                 (1)            $   3,296,266.37
          Class PTI-1-41B                 (2)            $   3,296,266.37
          Class PTI-1-42A                 (1)            $   3,199,563.16
          Class PTI-1-42B                 (2)            $   3,199,563.16
          Class PTI-1-43A                 (1)            $   3,105,696.05
          Class PTI-1-43B                 (2)            $   3,105,696.05
          Class PTI-1-44A                 (1)            $   3,014,581.86
          Class PTI-1-44B                 (2)            $   3,014,581.86
          Class PTI-1-45A                 (1)            $   2,926,139.90
          Class PTI-1-45B                 (2)            $   2,926,139.90
          Class PTI-1-46A                 (1)            $   2,840,291.79
          Class PTI-1-46B                 (2)            $   2,840,291.79
          Class PTI-1-47A                 (1)            $   2,756,961.50
          Class PTI-1-47B                 (2)            $   2,756,961.50
          Class PTI-1-48A                 (1)            $   2,676,075.20
          Class PTI-1-48B                 (2)            $   2,676,075.20
          Class PTI-1-49A                 (1)            $   2,597,561.22
          Class PTI-1-49B                 (2)            $   2,597,561.22
          Class PTI-1-50A                 (1)            $   2,521,350.01
          Class PTI-1-50B                 (2)            $   2,521,350.01
          Class PTI-1-51A                 (1)            $   2,447,374.05
          Class PTI-1-51B                 (2)            $   2,447,374.05
          Class PTI-1-52A                 (1)            $   2,375,567.80
          Class PTI-1-52B                 (2)            $   2,375,567.80
          Class PTI-1-53A                 (1)            $   2,305,867.63
          Class PTI-1-53B                 (2)            $   2,305,867.63
          Class PTI-1-54A                 (1)            $   2,238,211.79
          Class PTI-1-54B                 (2)            $   2,238,211.79
          Class PTI-1-55A                 (1)            $   2,221,290.13
          Class PTI-1-55B                 (2)            $   2,221,290.13
          Class PTI-1-56A                 (1)            $   2,166,425.44
          Class PTI-1-56B                 (2)            $   2,166,425.44
          Class PTI-1-57A                 (1)            $   2,398,654.38
          Class PTI-1-57B                 (2)            $   2,398,654.38
          Class PTI-1-58A                 (1)            $   5,189,332.85
          Class PTI-1-58B                 (2)            $   5,189,332.85
          Class PTI-1-59A                 (1)            $  24,510,057.71
          Class PTI-1-59B                 (2)            $  24,510,057.71
          Class PTI-1-60A                 (1)            $   1,101,457.49
          Class PTI-1-60B                 (2)            $   1,101,457.49
          Class PTI-1-61A                 (1)            $   1,069,141.24
          Class PTI-1-61B                 (2)            $   1,069,141.24
          Class PTI-1-62A                 (1)            $   1,037,772.81
          Class PTI-1-62B                 (2)            $   1,037,772.81
          Class PTI-1-63A                 (1)            $   1,007,324.43
          Class PTI-1-63B                 (2)            $   1,007,324.43
          Class PTI-1-64A                 (1)            $     977,769.09
          Class PTI-1-64B                 (2)            $     977,769.09
          Class PTI-1-65A                 (1)            $     949,080.62
          Class PTI-1-65B                 (2)            $     949,080.62
          Class PTI-1-66A                 (1)            $     921,233.61
          Class PTI-1-66B                 (2)            $     921,233.61
          Class PTI-1-67A                 (1)            $     894,203.37
          Class PTI-1-67B                 (2)            $     894,203.37
          Class PTI-1-68A                 (1)            $     867,965.96
          Class PTI-1-68B                 (2)            $     867,965.96
          Class PTI-1-69A                 (1)            $     842,498.13
          Class PTI-1-69B                 (2)            $     842,498.13
          Class PTI-1-70A                 (1)            $     817,777.32
          Class PTI-1-70B                 (2)            $     817,777.32
          Class PTI-1-71A                 (1)            $     793,781.61
          Class PTI-1-71B                 (2)            $     793,781.61
          Class PTI-1-72A                 (1)            $  26,246,264.65
          Class PTI-1-72B                 (2)            $  26,246,264.65
          Class PTI-1-R                   (3)                          (3)

------------------
(1) For any Distribution Date (and the related Interest Accrual Period), this Group I Pooling Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Group I Pooling Tier REMIC-1 Interest Rate") equal to the product of (i) 2 and (ii) the Group I Pooling Tier REMIC-1 Net WAC Rate, subject to a maximum rate of 10.56%.

(2) For any Distribution Date (and the related Interest Accrual Period), this Group I Pooling Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Group I Pooling Tier REMIC-1 Interest Rate") equal to the excess, if any, of (A) the product of (i) 2 and (ii) the Group I Pooling Tier REMIC-1 Net WAC Rate over (B) 10.56%.

(3) The Class PTI-1-R Interest shall not have a principal balance and shall not bear interest.

               On each Distribution Date, the Trustee shall first pay from the Trust Fund out of Group I and charge as an expense of the Group I Pooling Tier REMIC-1 all expenses of the Trust relating to Group I for such Distribution Date. Such expense shall be allocated in the same manner as Realized Losses in Loan Group I.

               On each Distribution Date, the interest distributable in respect of the Group I Mortgage Loans for such Distribution Date shall be deemed to be distributed to the Group I Pooling Tier REMIC-1 Regular Interests at the rates shown above.

               On each Distribution Date, Realized Losses for Loan Group I, Subsequent Recoveries for Loan Group I and payments of principal in respect of the Group I Mortgage Loans shall be allocated to the outstanding Group I Pooling Tier REMIC-1 Regular Interest with the lowest numerical denomination until the Group I Pooling Tier REMIC-1 Principal Amount of such interest or interests, as the case may be, is reduced to zero, provided that, with respect to Group I Pooling Tier REMIC-1 Regular Interests with the same numerical denomination, such Realized Losses for Loan Group I and payments of principal shall be allocated pro rata between such Group I Pooling Tier REMIC-1 Regular Interests.

                          Group II Pooling Tier REMIC-1
                          -----------------------------

               The Group II Pooling Tier REMIC-1 shall issue the following interests in the Group II Pooling Tier REMIC-1, and each such interest, other than the Class PTII-1-R Interest, is hereby designated as a regular interest in the Group II Pooling Tier REMIC-1. The Group II Pooling Tier REMIC-1 shall also issue the Class PTII-1-R Interest. The Class PTII-1-R Interest is hereby designated as the sole Class of residual interest in the Group II Pooling Tier REMIC-1.

                                                      Initial Group II
                                                        Pooling Tier
       Group II Pooling Tier  Group II Pooling Tier       REMIC-1
         REMIC-1 Interest     REMIC-1 Interest Rate   Principal Amount
       --------------------   ---------------------   ----------------
       Class PTII-1-1A                  (1)           $   6,779,611.87
       Class PTII-1-1B                  (2)           $   6,779,611.87
       Class PTII-1-2A                  (1)           $   6,618,593.18
       Class PTII-1-2B                  (2)           $   6,618,593.18
       Class PTII-1-3A                  (1)           $   6,461,396.53
       Class PTII-1-3B                  (2)           $   6,461,396.53
       Class PTII-1-4A                  (1)           $   6,307,931.24
       Class PTII-1-4B                  (2)           $   6,307,931.24
       Class PTII-1-5A                  (1)           $   6,158,108.78
       Class PTII-1-5B                  (2)           $   6,158,108.78
       Class PTII-1-6A                  (1)           $   6,011,842.71
       Class PTII-1-6B                  (2)           $   6,011,842.71
       Class PTII-1-7A                  (1)           $   5,869,048.66
       Class PTII-1-7B                  (2)           $   5,869,048.66
       Class PTII-1-8A                  (1)           $   5,729,644.23
       Class PTII-1-8B                  (2)           $   5,729,644.23
       Class PTII-1-9A                  (1)           $   5,593,549.03
       Class PTII-1-9B                  (2)           $   5,593,549.03
       Class PTII-1-10A                 (1)           $   5,460,684.51
       Class PTII-1-10B                 (2)           $   5,460,684.51
       Class PTII-1-11A                 (1)           $   5,330,974.03
       Class PTII-1-11B                 (2)           $   5,330,974.03
       Class PTII-1-12A                 (1)           $   5,204,342.73
       Class PTII-1-12B                 (2)           $   5,204,342.73
       Class PTII-1-13A                 (1)           $   5,080,717.59
       Class PTII-1-13B                 (2)           $   5,080,717.59
       Class PTII-1-14A                 (1)           $   4,960,027.25
       Class PTII-1-14B                 (2)           $   4,960,027.25
       Class PTII-1-15A                 (1)           $   4,842,202.07
       Class PTII-1-15B                 (2)           $   4,842,202.07
       Class PTII-1-16A                 (1)           $   4,727,174.08
       Class PTII-1-16B                 (2)           $   4,727,174.08
       Class PTII-1-17A                 (1)           $   4,614,876.90
       Class PTII-1-17B                 (2)           $   4,614,876.90
       Class PTII-1-18A                 (1)           $   4,505,245.72
       Class PTII-1-18B                 (2)           $   4,505,245.72
       Class PTII-1-19A                 (1)           $   4,398,217.31
       Class PTII-1-19B                 (2)           $   4,398,217.31
       Class PTII-1-20A                 (1)           $   4,293,729.87
       Class PTII-1-20B                 (2)           $   4,293,729.87
       Class PTII-1-21A                 (1)           $   4,191,723.12
       Class PTII-1-21B                 (2)           $   4,191,723.12
       Class PTII-1-22A                 (1)           $   4,092,138.21
       Class PTII-1-22B                 (2)           $   4,092,138.21
       Class PTII-1-23A                 (1)           $   3,994,917.64
       Class PTII-1-23B                 (2)           $   3,994,917.64
       Class PTII-1-24A                 (1)           $   3,900,005.33
       Class PTII-1-24B                 (2)           $   3,900,005.33
       Class PTII-1-25A                 (1)           $   3,807,346.48
       Class PTII-1-25B                 (2)           $   3,807,346.48
       Class PTII-1-26A                 (1)           $   3,716,887.63
       Class PTII-1-26B                 (2)           $   3,716,887.63
       Class PTII-1-27A                 (1)           $   3,628,576.58
       Class PTII-1-27B                 (2)           $   3,628,576.58
       Class PTII-1-28A                 (1)           $   3,542,362.34
       Class PTII-1-28B                 (2)           $   3,542,362.34
       Class PTII-1-29A                 (1)           $   3,458,195.16
       Class PTII-1-29B                 (2)           $   3,458,195.16
       Class PTII-1-30A                 (1)           $   3,376,026.47
       Class PTII-1-30B                 (2)           $   3,376,026.47
       Class PTII-1-31A                 (1)           $   3,295,808.82
       Class PTII-1-31B                 (2)           $   3,295,808.82
       Class PTII-1-32A                 (1)           $   3,217,495.93
       Class PTII-1-32B                 (2)           $   3,217,495.93
       Class PTII-1-33A                 (1)           $   3,141,042.57
       Class PTII-1-33B                 (2)           $   3,141,042.57
       Class PTII-1-34A                 (1)           $   3,066,404.64
       Class PTII-1-34B                 (2)           $   3,066,404.64
       Class PTII-1-35A                 (1)           $   2,993,539.03
       Class PTII-1-35B                 (2)           $   2,993,539.03
       Class PTII-1-36A                 (1)           $   2,922,403.69
       Class PTII-1-36B                 (2)           $   2,922,403.69
       Class PTII-1-37A                 (1)           $   2,852,957.55
       Class PTII-1-37B                 (2)           $   2,852,957.55
       Class PTII-1-38A                 (1)           $   2,785,160.53
       Class PTII-1-38B                 (2)           $   2,785,160.53
       Class PTII-1-39A                 (1)           $   2,718,973.47
       Class PTII-1-39B                 (2)           $   2,718,973.47
       Class PTII-1-40A                 (1)           $   2,654,358.18
       Class PTII-1-40B                 (2)           $   2,654,358.18
       Class PTII-1-41A                 (1)           $   2,591,277.34
       Class PTII-1-41B                 (2)           $   2,591,277.34
       Class PTII-1-42A                 (1)           $   2,529,694.55
       Class PTII-1-42B                 (2)           $   2,529,694.55
       Class PTII-1-43A                 (1)           $   2,469,574.23
       Class PTII-1-43B                 (2)           $   2,469,574.23
       Class PTII-1-44A                 (1)           $   2,410,881.68
       Class PTII-1-44B                 (2)           $   2,410,881.68
       Class PTII-1-45A                 (1)           $   2,353,583.02
       Class PTII-1-45B                 (2)           $   2,353,583.02
       Class PTII-1-46A                 (1)           $   2,297,645.15
       Class PTII-1-46B                 (2)           $   2,297,645.15
       Class PTII-1-47A                 (1)           $   2,243,035.78
       Class PTII-1-47B                 (2)           $   2,243,035.78
       Class PTII-1-48A                 (1)           $   2,189,723.38
       Class PTII-1-48B                 (2)           $   2,189,723.38
       Class PTII-1-49A                 (1)           $   2,137,677.15
       Class PTII-1-49B                 (2)           $   2,137,677.15
       Class PTII-1-50A                 (1)           $   2,086,867.06
       Class PTII-1-50B                 (2)           $   2,086,867.06
       Class PTII-1-51A                 (1)           $   2,037,263.74
       Class PTII-1-51B                 (2)           $   2,037,263.74
       Class PTII-1-52A                 (1)           $   1,988,838.56
       Class PTII-1-52B                 (2)           $   1,988,838.56
       Class PTII-1-53A                 (1)           $   1,941,563.56
       Class PTII-1-53B                 (2)           $   1,941,563.56
       Class PTII-1-54A                 (1)           $   1,895,411.43
       Class PTII-1-54B                 (2)           $   1,895,411.43
       Class PTII-1-55A                 (1)           $   1,867,134.66
       Class PTII-1-55B                 (2)           $   1,867,134.66
       Class PTII-1-56A                 (1)           $   4,604,585.79
       Class PTII-1-56B                 (2)           $   4,604,585.79
       Class PTII-1-57A                 (1)           $   6,294,115.74
       Class PTII-1-57B                 (2)           $   6,294,115.74
       Class PTII-1-58A                 (1)           $   4,203,310.27
       Class PTII-1-58B                 (2)           $   4,203,310.27
       Class PTII-1-59A                 (1)           $  44,037,967.19
       Class PTII-1-59B                 (2)           $  44,037,967.19
       Class PTII-1-60A                 (1)           $     399,284.97
       Class PTII-1-60B                 (2)           $     399,284.97
       Class PTII-1-61A                 (1)           $     389,782.23
       Class PTII-1-61B                 (2)           $     389,782.23
       Class PTII-1-62A                 (1)           $     380,505.40
       Class PTII-1-62B                 (2)           $     380,505.40
       Class PTII-1-63A                 (1)           $     371,449.13
       Class PTII-1-63B                 (2)           $     371,449.13
       Class PTII-1-64A                 (1)           $     362,608.16
       Class PTII-1-64B                 (2)           $     362,608.16
       Class PTII-1-65A                 (1)           $     353,977.39
       Class PTII-1-65B                 (2)           $     353,977.39
       Class PTII-1-66A                 (1)           $     345,551.83
       Class PTII-1-66B                 (2)           $     345,551.83
       Class PTII-1-67A                 (1)           $     337,326.58
       Class PTII-1-67B                 (2)           $     337,326.58
       Class PTII-1-68A                 (1)           $     329,296.91
       Class PTII-1-68B                 (2)           $     329,296.91
       Class PTII-1-69A                 (1)           $     321,458.17
       Class PTII-1-69B                 (2)           $     321,458.17
       Class PTII-1-70A                 (1)           $     313,805.81
       Class PTII-1-70B                 (2)           $     313,805.81
       Class PTII-1-71A                 (1)           $     306,335.40
       Class PTII-1-71B                 (2)           $     306,335.40
       Class PTII-1-72A                 (1)           $  12,542,104.98
       Class PTII-1-72B                 (2)           $  12,542,104.98
       Class PTII-1-R                   (3)                         (3)

--------------
(1) For any Distribution Date (and the related Interest Accrual Period), this Group II Pooling Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Group II Pooling Tier REMIC-1 Interest Rate") equal to the product of (i) 2 and (ii) the Group II Pooling Tier REMIC-1 Net WAC Rate, subject to a maximum rate of 10.48%.

(2) For any Distribution Date (and the related Interest Accrual Period), this Group II Pooling Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Group II Pooling Tier REMIC-1 Interest Rate") equal to the excess, if any, of (A) the product of (i) 2 and (ii) the Group II Pooling Tier REMIC-1 Net WAC Rate over (B) 10.48%.

(3) The Class PTII-1-R Interest shall not have a principal balance and shall not bear interest.

               On each Distribution Date, the Trustee shall first pay from the Trust Fund out of Group II and charge as an expense of the Group II Pooling Tier REMIC-1 all expenses of the Trust relating to Group II for such Distribution Date. Such expense shall be allocated in the same manner as Realized Losses in Loan Group II.

               On each Distribution Date, the interest distributable in respect of the Group II Mortgage Loans for such Distribution Date shall be deemed to be distributed to the Group II Pooling Tier REMIC-1 Regular Interests at the rates shown above.

               On each Distribution Date, Realized Losses for Loan Group II, Subsequent Recoveries for Loan Group II and payments of principal in respect of the Group II Mortgage Loans shall be allocated to the outstanding Group II Pooling Tier REMIC-1 Regular Interest with the lowest numerical denomination until the Group II Pooling Tier REMIC-1 Principal Amount of such interest or interests, as the case may be, is reduced to zero, provided that, with respect to the Group II Pooling Tier REMIC-1 Regular Interests with the same numerical denomination, such Realized Losses in Loan Group II and payments of principal shall be allocated pro rata between such Group II Pooling Tier REMIC-1 Regular Interests.

                          Group I Pooling Tier REMIC-2

               The Group I Pooling Tier REMIC-2 shall issue the following interests in the Group I Pooling Tier REMIC-2, and each such interest, other than the Class PTI-2-R Interest, is hereby designated as a regular interest in the Group I Pooling Tier REMIC-2. The Class PTI-2-R Interest is hereby designated as the sole Class of residual interest in the Group I Pooling Tier REMIC-2 and shall be represented by the Class I-R Certificates.



                      Group I           Group I              Group I            Group I            Group I
     Group I          Pooling           Pooling           Corresponding      Corresponding      Corresponding
     Pooling        Tier REMIC-2      Tier REMIC-2        Pooling Tier       Pooling Tier         Scheduled
  Tier REMIC-2        Interest          Initial            REMIC-2 IO       REMIC-1 Regular       Crossover
    Interest            Rate        Principal Amount        Interest           Interest       Distribution Date
-----------------   ------------    ----------------    -----------------   ---------------   -----------------
Class PTI-2-1A                (1)   $  10,844,004.53    Class PTI-2-IO-1          N/A                 N/A
Class PTI-2-1B                (2)   $  10,844,004.53           N/A                N/A                 N/A
Class PTI-2-2A                (1)   $  10,525,982.61    Class PTI-2-IO-2          N/A                 N/A
Class PTI-2-2B                (2)   $  10,525,982.61           N/A                N/A                 N/A
Class PTI-2-3A                (1)   $  10,217,284.92    Class PTI-2-IO-3          N/A                 N/A
Class PTI-2-3B                (2)   $  10,217,284.92           N/A                N/A                 N/A
Class PTI-2-4A                (1)   $   9,917,638.12    Class PTI-2-IO-4          N/A                 N/A
Class PTI-2-4B                (2)   $   9,917,638.12           N/A                N/A                 N/A
Class PTI-2-5A                (1)   $   9,626,776.89    Class PTI-2-IO-5          N/A                 N/A
Class PTI-2-5B                (2)   $   9,626,776.89           N/A                N/A                 N/A
Class PTI-2-6A                (1)   $   9,344,443.72    Class PTI-2-IO-6          N/A                 N/A
Class PTI-2-6B                (2)   $   9,344,443.72           N/A                N/A                 N/A
Class PTI-2-7A                (1)   $   9,070,388.60    Class PTI-2-IO-7          N/A                 N/A
Class PTI-2-7B                (2)   $   9,070,388.60           N/A                N/A                 N/A
Class PTI-2-8A                (1)   $   8,804,368.88    Class PTI-2-IO-8          N/A                 N/A
Class PTI-2-8B                (2)   $   8,804,368.88           N/A                N/A                 N/A
Class PTI-2-9A                (1)   $   8,546,148.99    Class PTI-2-IO-9          N/A                 N/A
Class PTI-2-9B                (2)   $   8,546,148.99           N/A                N/A                 N/A
Class PTI-2-10A               (1)   $   8,295,500.31    Class PTI-2-IO-10         N/A                 N/A
Class PTI-2-10B               (2)   $   8,295,500.31           N/A                N/A                 N/A
Class PTI-2-11A               (1)   $   8,052,200.87    Class PTI-2-IO-11         N/A                 N/A
Class PTI-2-11B               (2)   $   8,052,200.87           N/A                N/A                 N/A
Class PTI-2-12A               (1)   $   7,816,035.26    Class PTI-2-IO-12         N/A                 N/A
Class PTI-2-12B               (2)   $   7,816,035.26           N/A                N/A                 N/A
Class PTI-2-13A               (1)   $   7,586,794.33    Class PTI-2-IO-13         N/A                 N/A
Class PTI-2-13B               (2)   $   7,586,794.33           N/A                N/A                 N/A
Class PTI-2-14A               (1)   $   7,364,275.10    Class PTI-2-IO-14         N/A                 N/A
Class PTI-2-14B               (2)   $   7,364,275.10           N/A                N/A                 N/A
Class PTI-2-15A               (1)   $   7,148,280.51    Class PTI-2-IO-15         N/A                 N/A
Class PTI-2-15B               (2)   $   7,148,280.51           N/A                N/A                 N/A
Class PTI-2-16A               (1)   $   6,938,619.30    Class PTI-2-IO-16         N/A                 N/A
Class PTI-2-16B               (2)   $   6,938,619.30           N/A                N/A                 N/A
Class PTI-2-17A               (1)   $   6,735,105.80    Class PTI-2-IO-17         N/A                 N/A
Class PTI-2-17B               (2)   $   6,735,105.80           N/A                N/A                 N/A
Class PTI-2-18A               (1)   $   6,537,559.79    Class PTI-2-IO-18         N/A                 N/A
Class PTI-2-18B               (2)   $   6,537,559.79           N/A                N/A                 N/A
Class PTI-2-19A               (1)   $   6,345,806.33    Class PTI-2-IO-19         N/A                 N/A
Class PTI-2-19B               (2)   $   6,345,806.33           N/A                N/A                 N/A
Class PTI-2-20A               (1)   $   6,159,675.60    Class PTI-2-IO-20         N/A                 N/A
Class PTI-2-20B               (2)   $   6,159,675.60           N/A                N/A                 N/A
Class PTI-2-21A               (1)   $   5,979,002.77    Class PTI-2-IO-21         N/A                 N/A
Class PTI-2-21B               (2)   $   5,979,002.77           N/A                N/A                 N/A
Class PTI-2-22A               (1)   $   5,803,627.84    Class PTI-2-IO-22         N/A                 N/A
Class PTI-2-22B               (2)   $   5,803,627.84           N/A                N/A                 N/A
Class PTI-2-23A               (1)   $   5,633,395.49    Class PTI-2-IO-23         N/A                 N/A
Class PTI-2-23B               (2)   $   5,633,395.49           N/A                N/A                 N/A
Class PTI-2-24A               (1)   $   5,468,154.95    Class PTI-2-IO-24         N/A                 N/A
Class PTI-2-24B               (2)   $   5,468,154.95           N/A                N/A                 N/A
Class PTI-2-25A               (1)   $   5,307,759.89    Class PTI-2-IO-25         N/A                 N/A
Class PTI-2-25B               (2)   $   5,307,759.89           N/A                N/A                 N/A
Class PTI-2-26A               (1)   $   5,152,068.26    Class PTI-2-IO-26         N/A                 N/A
Class PTI-2-26B               (2)   $   5,152,068.26           N/A                N/A                 N/A
Class PTI-2-27A               (1)   $   5,000,942.14    Class PTI-2-IO-27         N/A                 N/A
Class PTI-2-27B               (2)   $   5,000,942.14           N/A                N/A                 N/A
Class PTI-2-28A               (1)   $   4,854,247.72    Class PTI-2-IO-28         N/A                 N/A
Class PTI-2-28B               (2)   $   4,854,247.72           N/A                N/A                 N/A
Class PTI-2-29A               (1)   $   4,711,855.06    Class PTI-2-IO-29         N/A                 N/A
Class PTI-2-29B               (2)   $   4,711,855.06           N/A                N/A                 N/A
Class PTI-2-30A               (1)   $   4,573,638.02    Class PTI-2-IO-30         N/A                 N/A
Class PTI-2-30B               (2)   $   4,573,638.02           N/A                N/A                 N/A
Class PTI-2-31A               (1)   $   4,439,474.22    Class PTI-2-IO-31         N/A                 N/A
Class PTI-2-31B               (2)   $   4,439,474.22           N/A                N/A                 N/A
Class PTI-2-32A               (1)   $   4,309,244.80    Class PTI-2-IO-32         N/A                 N/A
Class PTI-2-32B               (2)   $   4,309,244.80           N/A                N/A                 N/A
Class PTI-2-33A               (1)   $   4,182,834.43    Class PTI-2-IO-33         N/A                 N/A
Class PTI-2-33B               (2)   $   4,182,834.43           N/A                N/A                 N/A
Class PTI-2-34A               (1)   $   4,060,131.13    Class PTI-2-IO-34         N/A                 N/A
Class PTI-2-34B               (2)   $   4,060,131.13           N/A                N/A                 N/A
Class PTI-2-35A               (1)   $   3,941,026.21    Class PTI-2-IO-35         N/A                 N/A
Class PTI-2-35B               (2)   $   3,941,026.21           N/A                N/A                 N/A
Class PTI-2-36A               (1)   $   3,825,414.18    Class PTI-2-IO-36         N/A                 N/A
Class PTI-2-36B               (2)   $   3,825,414.18           N/A                N/A                 N/A
Class PTI-2-37A               (1)   $   3,713,192.64    Class PTI-2-IO-37         N/A                 N/A
Class PTI-2-37B               (2)   $   3,713,192.64           N/A                N/A                 N/A
Class PTI-2-38A               (1)   $   3,604,262.17    Class PTI-2-IO-38         N/A                 N/A
Class PTI-2-38B               (2)   $   3,604,262.17           N/A                N/A                 N/A
Class PTI-2-39A               (1)   $   3,498,526.29    Class PTI-2-IO-39         N/A                 N/A
Class PTI-2-39B               (2)   $   3,498,526.29           N/A                N/A                 N/A
Class PTI-2-40A               (1)   $   3,395,891.33    Class PTI-2-IO-40         N/A                 N/A
Class PTI-2-40B               (2)   $   3,395,891.33           N/A                N/A                 N/A
Class PTI-2-41A               (1)   $   3,296,266.37    Class PTI-2-IO-41         N/A                 N/A
Class PTI-2-41B               (2)   $   3,296,266.37           N/A                N/A                 N/A
Class PTI-2-42A               (1)   $   3,199,563.16    Class PTI-2-IO-42         N/A                 N/A
Class PTI-2-42B               (2)   $   3,199,563.16           N/A                N/A                 N/A
Class PTI-2-43A               (1)   $   3,105,696.05    Class PTI-2-IO-43         N/A                 N/A
Class PTI-2-43B               (2)   $   3,105,696.05           N/A                N/A                 N/A
Class PTI-2-44A               (1)   $   3,014,581.86    Class PTI-2-IO-44         N/A                 N/A
Class PTI-2-44B               (2)   $   3,014,581.86           N/A                N/A                 N/A
Class PTI-2-45A               (1)   $   2,926,139.90    Class PTI-2-IO-45         N/A                 N/A
Class PTI-2-45B               (2)   $   2,926,139.90           N/A                N/A                 N/A
Class PTI-2-46A               (1)   $   2,840,291.79    Class PTI-2-IO-46         N/A                 N/A
Class PTI-2-46B               (2)   $   2,840,291.79           N/A                N/A                 N/A
Class PTI-2-47A               (1)   $   2,756,961.50    Class PTI-2-IO-47         N/A                 N/A
Class PTI-2-47B               (2)   $   2,756,961.50           N/A                N/A                 N/A
Class PTI-2-48A               (1)   $   2,676,075.20    Class PTI-2-IO-48         N/A                 N/A
Class PTI-2-48B               (2)   $   2,676,075.20           N/A                N/A                 N/A
Class PTI-2-49A               (1)   $   2,597,561.22    Class PTI-2-IO-49         N/A                 N/A
Class PTI-2-49B               (2)   $   2,597,561.22           N/A                N/A                 N/A
Class PTI-2-50A               (1)   $   2,521,350.01    Class PTI-2-IO-50         N/A                 N/A
Class PTI-2-50B               (2)   $   2,521,350.01           N/A                N/A                 N/A
Class PTI-2-51A               (1)   $   2,447,374.05    Class PTI-2-IO-51         N/A                 N/A
Class PTI-2-51B               (2)   $   2,447,374.05           N/A                N/A                 N/A
Class PTI-2-52A               (1)   $   2,375,567.80    Class PTI-2-IO-52         N/A                 N/A
Class PTI-2-52B               (2)   $   2,375,567.80           N/A                N/A                 N/A
Class PTI-2-53A               (1)   $   2,305,867.63    Class PTI-2-IO-53         N/A                 N/A
Class PTI-2-53B               (2)   $   2,305,867.63           N/A                N/A                 N/A
Class PTI-2-54A               (1)   $   2,238,211.79    Class PTI-2-IO-54         N/A                 N/A
Class PTI-2-54B               (2)   $   2,238,211.79           N/A                N/A                 N/A
Class PTI-2-55A               (1)   $   2,221,290.13    Class PTI-2-IO-55         N/A                 N/A
Class PTI-2-55B               (2)   $   2,221,290.13           N/A                N/A                 N/A
Class PTI-2-56A               (1)   $   2,166,425.44    Class PTI-2-IO-56         N/A                 N/A
Class PTI-2-56B               (2)   $   2,166,425.44           N/A                N/A                 N/A
Class PTI-2-57A               (1)   $   2,398,654.38    Class PTI-2-IO-57         N/A                 N/A
Class PTI-2-57B               (2)   $   2,398,654.38           N/A                N/A                 N/A
Class PTI-2-58A               (1)   $   5,189,332.85    Class PTI-2-IO-58         N/A                 N/A
Class PTI-2-58B               (2)   $   5,189,332.85           N/A                N/A                 N/A
Class PTI-2-59A               (1)   $  24,510,057.71    Class PTI-2-IO-59         N/A                 N/A
Class PTI-2-59B               (2)   $  24,510,057.71           N/A                N/A                 N/A
Class PTI-2-60A               (1)   $   1,101,457.49    Class PTI-2-IO-60         N/A                 N/A
Class PTI-2-60B               (2)   $   1,101,457.49           N/A                N/A                 N/A
Class PTI-2-61A               (1)   $   1,069,141.24    Class PTI-2-IO-61         N/A                 N/A
Class PTI-2-61B               (2)   $   1,069,141.24           N/A                N/A                 N/A
Class PTI-2-62A               (1)   $   1,037,772.81    Class PTI-2-IO-62         N/A                 N/A
Class PTI-2-62B               (2)   $   1,037,772.81           N/A                N/A                 N/A
Class PTI-2-63A               (1)   $   1,007,324.43    Class PTI-2-IO-63         N/A                 N/A
Class PTI-2-63B               (2)   $   1,007,324.43           N/A                N/A                 N/A
Class PTI-2-64A               (1)   $     977,769.09    Class PTI-2-IO-64         N/A                 N/A
Class PTI-2-64B               (2)   $     977,769.09           N/A                N/A                 N/A
Class PTI-2-65A               (1)   $     949,080.62    Class PTI-2-IO-65         N/A                 N/A
Class PTI-2-65B               (2)   $     949,080.62           N/A                N/A                 N/A
Class PTI-2-66A               (1)   $     921,233.61    Class PTI-2-IO-66         N/A                 N/A
Class PTI-2-66B               (2)   $     921,233.61           N/A                N/A                 N/A
Class PTI-2-67A               (1)   $     894,203.37    Class PTI-2-IO-67         N/A                 N/A
Class PTI-2-67B               (2)   $     894,203.37           N/A                N/A                 N/A
Class PTI-2-68A               (1)   $     867,965.96    Class PTI-2-IO-68         N/A                 N/A
Class PTI-2-68B               (2)   $     867,965.96           N/A                N/A                 N/A
Class PTI-2-69A               (1)   $     842,498.13    Class PTI-2-IO-69         N/A                 N/A
Class PTI-2-69B               (2)   $     842,498.13           N/A                N/A                 N/A
Class PTI-2-70A               (1)   $     817,777.32    Class PTI-2-IO-70         N/A                 N/A
Class PTI-2-70B               (2)   $     817,777.32           N/A                N/A                 N/A
Class PTI-2-71A               (1)   $     793,781.61    Class PTI-2-IO-71         N/A                 N/A
Class PTI-2-71B               (2)   $     793,781.61           N/A                N/A                 N/A
Class PTI-2-72A               (1)   $  26,246,264.65    Class PTI-2-IO-72         N/A                 N/A
Class PTI-2-72B               (2)   $  26,246,264.65           N/A                N/A                 N/A
Class PTI-2-IO-1              (3)                 (3)          N/A          Class PTI-1-1A    March 2007
Class PTI-2-IO-2              (3)                 (3)          N/A          Class PTI-1-2A    April 2007
Class PTI-2-IO-3              (3)                 (3)          N/A          Class PTI-1-3A    May 2007
Class PTI-2-IO-4              (3)                 (3)          N/A          Class PTI-1-4A    June 2007
Class PTI-2-IO-5              (3)                 (3)          N/A          Class PTI-1-5A    July 2007
Class PTI-2-IO-6              (3)                 (3)          N/A          Class PTI-1-6A    August 2007
Class PTI-2-IO-7              (3)                 (3)          N/A          Class PTI-1-7A    September 2007
Class PTI-2-IO-8              (3)                 (3)          N/A          Class PTI-1-8A    October 2007
Class PTI-2-IO-9              (3)                 (3)          N/A          Class PTI-1-9A    November 2007
Class PTI-2-IO-10             (3)                 (3)          N/A          Class PTI-1-10A   December 2007
Class PTI-2-IO-11             (3)                 (3)          N/A          Class PTI-1-11A   January 2008
Class PTI-2-IO-12             (3)                 (3)          N/A          Class PTI-1-12A   February 2008
Class PTI-2-IO-13             (3)                 (3)          N/A          Class PTI-1-13A   March 2008
Class PTI-2-IO-14             (3)                 (3)          N/A          Class PTI-1-14A   April 2008
Class PTI-2-IO-15             (3)                 (3)          N/A          Class PTI-1-15A   May 2008
Class PTI-2-IO-16             (3)                 (3)          N/A          Class PTI-1-16A   June 2008
Class PTI-2-IO-17             (3)                 (3)          N/A          Class PTI-1-17A   July 2008
Class PTI-2-IO-18             (3)                 (3)          N/A          Class PTI-1-18A   August 2008
Class PTI-2-IO-19             (3)                 (3)          N/A          Class PTI-1-19A   September 2008
Class PTI-2-IO-20             (3)                 (3)          N/A          Class PTI-1-20A   October 2008
Class PTI-2-IO-21             (3)                 (3)          N/A          Class PTI-1-21A   November 2008
Class PTI-2-IO-22             (3)                 (3)          N/A          Class PTI-1-22A   December 2008
Class PTI-2-IO-23             (3)                 (3)          N/A          Class PTI-1-23A   January 2009
Class PTI-2-IO-24             (3)                 (3)          N/A          Class PTI-1-24A   February 2009
Class PTI-2-IO-25             (3)                 (3)          N/A          Class PTI-1-25A   March 2009
Class PTI-2-IO-26             (3)                 (3)          N/A          Class PTI-1-26A   April 2009
Class PTI-2-IO-27             (3)                 (3)          N/A          Class PTI-1-27A   May 2009
Class PTI-2-IO-28             (3)                 (3)          N/A          Class PTI-1-28A   June 2009
Class PTI-2-IO-29             (3)                 (3)          N/A          Class PTI-1-29A   July 2009
Class PTI-2-IO-30             (3)                 (3)          N/A          Class PTI-1-30A   August 2009
Class PTI-2-IO-31             (3)                 (3)          N/A          Class PTI-1-31A   September 2009
Class PTI-2-IO-32             (3)                 (3)          N/A          Class PTI-1-32A   October 2009
Class PTI-2-IO-33             (3)                 (3)          N/A          Class PTI-1-33A   November 2009
Class PTI-2-IO-34             (3)                 (3)          N/A          Class PTI-1-34A   December 2009
Class PTI-2-IO-35             (3)                 (3)          N/A          Class PTI-1-35A   January 2010
Class PTI-2-IO-36             (3)                 (3)          N/A          Class PTI-1-36A   February 2010
Class PTI-2-IO-37             (3)                 (3)          N/A          Class PTI-1-37A   March 2010
Class PTI-2-IO-38             (3)                 (3)          N/A          Class PTI-1-38A   April 2010
Class PTI-2-IO-39             (3)                 (3)          N/A          Class PTI-1-39A   May 2010
Class PTI-2-IO-40             (3)                 (3)          N/A          Class PTI-1-40A   June 2010
Class PTI-2-IO-41             (3)                 (3)          N/A          Class PTI-1-41A   July 2010
Class PTI-2-IO-42             (3)                 (3)          N/A          Class PTI-1-42A   August 2010
Class PTI-2-IO-43             (3)                 (3)          N/A          Class PTI-1-43A   September 2010
Class PTI-2-IO-44             (3)                 (3)          N/A          Class PTI-1-44A   October 2010
Class PTI-2-IO-45             (3)                 (3)          N/A          Class PTI-1-45A   November 2010
Class PTI-2-IO-46             (3)                 (3)          N/A          Class PTI-1-46A   December 2010
Class PTI-2-IO-47             (3)                 (3)          N/A          Class PTI-1-47A   January 2011
Class PTI-2-IO-48             (3)                 (3)          N/A          Class PTI-1-48A   February 2011
Class PTI-2-IO-49             (3)                 (3)          N/A          Class PTI-1-49A   March 2011
Class PTI-2-IO-50             (3)                 (3)          N/A          Class PTI-1-50A   April 2011
Class PTI-2-IO-51             (3)                 (3)          N/A          Class PTI-1-51A   May 2011
Class PTI-2-IO-52             (3)                 (3)          N/A          Class PTI-1-52A   June 2011
Class PTI-2-IO-53             (3)                 (3)          N/A          Class PTI-1-53A   July 2011
Class PTI-2-IO-54             (3)                 (3)          N/A          Class PTI-1-54A   August 2011
Class PTI-2-IO-55             (3)                 (3)          N/A          Class PTI-1-55A   September 2011
Class PTI-2-IO-56             (3)                 (3)          N/A          Class PTI-1-56A   October 2011
Class PTI-2-IO-57             (3)                 (3)          N/A          Class PTI-1-57A   November 2011
Class PTI-2-IO-58             (3)                 (3)          N/A          Class PTI-1-58A   December 2011
Class PTI-2-IO-59             (3)                 (3)          N/A          Class PTI-1-59A   January 2012
Class PTI-2-IO-60             (3)                 (3)          N/A          Class PTI-1-60A   February 2012
Class PTI-2-IO-61             (3)                 (3)          N/A          Class PTI-1-61A   March 2012
Class PTI-2-IO-62             (3)                 (3)          N/A          Class PTI-1-62A   April 2012
Class PTI-2-IO-63             (3)                 (3)          N/A          Class PTI-1-63A   May 2012
Class PTI-2-IO-64             (3)                 (3)          N/A          Class PTI-1-64A   June 2012
Class PTI-2-IO-65             (3)                 (3)          N/A          Class PTI-1-65A   July 2012
Class PTI-2-IO-66             (3)                 (3)          N/A          Class PTI-1-66A   August 2012
Class PTI-2-IO-67             (3)                 (3)          N/A          Class PTI-1-67A   September 2012
Class PTI-2-IO-68             (3)                 (3)          N/A          Class PTI-1-68A   October 2012
Class PTI-2-IO-69             (3)                 (3)          N/A          Class PTI-1-69A   November 2012
Class PTI-2-IO-70             (3)                 (3)          N/A          Class PTI-1-70A   December 2012
Class PTI-2-IO-71             (3)                 (3)          N/A          Class PTI-1-71A   January 2013
Class PTI-2-IO-72             (3)                 (3)          N/A          Class PTI-1-72A   February 2013
Class PTI-2-R                 (4)                 (4)          N/A                N/A         N/A

--------

(1) For any Distribution Date (and the related Interest Accrual Period), this Group I Pooling Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Group I Pooling Tier REMIC-2 Interest Rate") equal to the weighted average of the Group I Pooling Tier REMIC-1 Interest Rates on the Group I Pooling Tier REMIC-1 Regular Interests and having an "A" in their Class designation, provided that, on each Distribution Date on which interest is distributable on the Group I Corresponding Pooling Tier REMIC-2 IO Interest, this Group I Pooling Tier REMIC-2 Regular Interest shall bear interest at a per annum rate equal to Group I Swap LIBOR subject to a maximum rate equal to the weighted average of the Group I Pooling Tier REMIC-1 Interest Rates on the Group I Pooling Tier REMIC-1 Regular Interests and having an "A" in their Class designation.

(2) For any Distribution Date (and the related Interest Accrual Period), this Pooling Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Group I Pooling Tier REMIC-2 Interest Rate") equal to the weighted average of the Group I Pooling Tier REMIC-1 Interest Rates on the Group I Pooling Tier REMIC-1 Regular Interests and having a "B" in their Class designation.

(3) Each Group I Pooling Tier REMIC-2 IO Interest is an interest-only interest and does not have a principal balance but has a notional balance ("Group I Pooling Tier REMIC-2 IO Notional Balance") equal to the Group I Pooling Tier REMIC-1 Principal Amount of the Group I Corresponding Pooling Tier REMIC-1 Regular Interest. From the Closing Date through and including the Group I Corresponding Scheduled Crossover Distribution Date, each Group I Pooling Tier REMIC-2 IO Interest shall be entitled to receive interest that accrues on the Group I Corresponding Pooling Tier REMIC-1 Regular Interest at a rate equal to the excess, if any, of (i) the Group I Pooling Tier REMIC-1 Interest Rate for the Group I Corresponding Pooling Tier REMIC-1 Regular Interest over (ii) Group I Swap LIBOR. After the related Group I Corresponding Scheduled Crossover Distribution Date, the Group I Pooling Tier REMIC-2 IO Interest shall not accrue interest.

(4) The Class PTI-2-R Interest shall not have a principal balance and shall not bear interest.

               On each Distribution Date, the interest distributable in respect of the Group I Mortgage Loans for such Distribution Date shall be distributed to the Group I Pooling Tier REMIC-2 Regular Interests at the Group I Pooling Tier REMIC-2 Interest Rates shown above.

               On each Distribution Date, Realized Losses for Loan Group I, Subsequent Recoveries for Loan Group I and payments of principal in respect of the Group I Mortgage Loans shall be allocated to the then outstanding Group I Pooling Tier REMIC-2 Regular Interests (other than the Group I Pooling Tier REMIC-2 IO Interests) with the lowest numerical denomination until the Group I Pooling Tier REMIC-2 Principal Amount of such interest or interests, as the case may be, is reduced to zero, provided that, for Group I Pooling Tier REMIC-2 Regular Interests Mortgage Loans with the same numerical denomination, such Realized Losses for Loan Group I, Subsequent Recoveries for Loan Group I and payments of principal shall be allocated pro rata between such Group I Pooling Tier REMIC-2 Regular Interests.

                          Group II Pooling Tier REMIC-2
                          -----------------------------

               The Group II Pooling Tier REMIC-2 shall issue the following interests in the Group II Pooling Tier REMIC-2, and each such interest, other than the Class PTII-2-R Interest, is hereby designated as a regular interest in the Group II Pooling Tier REMIC-2. The Class PTII-2-R Interest is hereby designated as the sole Class of residual interest in the Group II Pooling Tier REMIC-2 and shall be represented by the Class II-R Certificates.


                      Group II          Group II            Group II           Group II           Group II
    GroupII          Pooling           Pooling           Corresponding      Corresponding      Corresponding
    Pooling         Tier REMIC-2      Tier REMIC-2        Pooling Tier       Pooling Tier         Scheduled
  Tier REMIC-2        Interest          Initial            REMIC-2 IO       REMIC-1 Regular       Crossover
    Interest            Rate        Principal Amount        Interest           Interest       Distribution Date
-----------------   -------------   ----------------    ------------------  ---------------   -----------------
Class PTII-2-1A           (1)        $   6,779,611.87    Class PTII-2-IO-1          N/A          N/A
Class PTII-2-1B           (2)        $   6,779,611.87           N/A                 N/A          N/A
Class PTII-2-2A           (1)        $   6,618,593.18    Class PTII-2-IO-2          N/A          N/A
Class PTII-2-2B           (2)        $   6,618,593.18           N/A                 N/A          N/A
Class PTII-2-3A           (1)        $   6,461,396.53    Class PTII-2-IO-3          N/A          N/A
Class PTII-2-3B           (2)        $   6,461,396.53           N/A                 N/A          N/A
Class PTII-2-4A           (1)        $   6,307,931.24    Class PTII-2-IO-4          N/A          N/A
Class PTII-2-4B           (2)        $   6,307,931.24           N/A                 N/A          N/A
Class PTII-2-5A           (1)        $   6,158,108.78    Class PTII-2-IO-5          N/A          N/A
Class PTII-2-5B           (2)        $   6,158,108.78           N/A                 N/A          N/A
Class PTII-2-6A           (1)        $   6,011,842.71    Class PTII-2-IO-6          N/A          N/A
Class PTII-2-6B           (2)        $   6,011,842.71           N/A                 N/A          N/A
Class PTII-2-7A           (1)        $   5,869,048.66    Class PTII-2-IO-7          N/A          N/A
Class PTII-2-7B           (2)        $   5,869,048.66           N/A                 N/A          N/A
Class PTII-2-8A           (1)        $   5,729,644.23    Class PTII-2-IO-8          N/A          N/A
Class PTII-2-8B           (2)        $   5,729,644.23           N/A                 N/A          N/A
Class PTII-2-9A           (1)        $   5,593,549.03    Class PTII-2-IO-9          N/A          N/A
Class PTII-2-9B           (2)        $   5,593,549.03           N/A                 N/A          N/A
Class PTII-2-10A          (1)        $   5,460,684.51    Class PTII-2-IO-10         N/A          N/A
Class PTII-2-10B          (2)        $   5,460,684.51           N/A                 N/A          N/A
Class PTII-2-11A          (1)        $   5,330,974.03    Class PTII-2-IO-11         N/A          N/A
Class PTII-2-11B          (2)        $   5,330,974.03           N/A                 N/A          N/A
Class PTII-2-12A          (1)        $   5,204,342.73    Class PTII-2-IO-12         N/A          N/A
Class PTII-2-12B          (2)        $   5,204,342.73           N/A                 N/A          N/A
Class PTII-2-13A          (1)        $   5,080,717.59    Class PTII-2-IO-13         N/A          N/A
Class PTII-2-13B          (2)        $   5,080,717.59           N/A                 N/A          N/A
Class PTII-2-14A          (1)        $   4,960,027.25    Class PTII-2-IO-14         N/A          N/A
Class PTII-2-14B          (2)        $   4,960,027.25           N/A                 N/A          N/A
Class PTII-2-15A          (1)        $   4,842,202.07    Class PTII-2-IO-15         N/A          N/A
Class PTII-2-15B          (2)        $   4,842,202.07           N/A                 N/A          N/A
Class PTII-2-16A          (1)        $   4,727,174.08    Class PTII-2-IO-16         N/A          N/A
Class PTII-2-16B          (2)        $   4,727,174.08           N/A                 N/A          N/A
Class PTII-2-17A          (1)        $   4,614,876.90    Class PTII-2-IO-17         N/A          N/A
Class PTII-2-17B          (2)        $   4,614,876.90           N/A                 N/A          N/A
Class PTII-2-18A          (1)        $   4,505,245.72    Class PTII-2-IO-18         N/A          N/A
Class PTII-2-18B          (2)        $   4,505,245.72           N/A                 N/A          N/A
Class PTII-2-19A          (1)        $   4,398,217.31    Class PTII-2-IO-19         N/A          N/A
Class PTII-2-19B          (2)        $   4,398,217.31           N/A                 N/A          N/A
Class PTII-2-20A          (1)        $   4,293,729.87    Class PTII-2-IO-20         N/A          N/A
Class PTII-2-20B          (2)        $   4,293,729.87           N/A                 N/A          N/A
Class PTII-2-21A          (1)        $   4,191,723.12    Class PTII-2-IO-21         N/A          N/A
Class PTII-2-21B          (2)        $   4,191,723.12           N/A                 N/A          N/A
Class PTII-2-22A          (1)        $   4,092,138.21    Class PTII-2-IO-22         N/A          N/A
Class PTII-2-22B          (2)        $   4,092,138.21           N/A                 N/A          N/A
Class PTII-2-23A          (1)        $   3,994,917.64    Class PTII-2-IO-23         N/A          N/A
Class PTII-2-23B          (2)        $   3,994,917.64           N/A                 N/A          N/A
Class PTII-2-24A          (1)        $   3,900,005.33    Class PTII-2-IO-24         N/A          N/A
Class PTII-2-24B          (2)        $   3,900,005.33           N/A                 N/A          N/A
Class PTII-2-25A          (1)        $   3,807,346.48    Class PTII-2-IO-25         N/A          N/A
Class PTII-2-25B          (2)        $   3,807,346.48           N/A                 N/A          N/A
Class PTII-2-26A          (1)        $   3,716,887.63    Class PTII-2-IO-26         N/A          N/A
Class PTII-2-26B          (2)        $   3,716,887.63           N/A                 N/A          N/A
Class PTII-2-27A          (1)        $   3,628,576.58    Class PTII-2-IO-27         N/A          N/A
Class PTII-2-27B          (2)        $   3,628,576.58           N/A                 N/A          N/A
Class PTII-2-28A          (1)        $   3,542,362.34    Class PTII-2-IO-28         N/A          N/A
Class PTII-2-28B          (2)        $   3,542,362.34           N/A                 N/A          N/A
Class PTII-2-29A          (1)        $   3,458,195.16    Class PTII-2-IO-29         N/A          N/A
Class PTII-2-29B          (2)        $   3,458,195.16           N/A                 N/A          N/A
Class PTII-2-30A          (1)        $   3,376,026.47    Class PTII-2-IO-30         N/A          N/A
Class PTII-2-30B          (2)        $   3,376,026.47           N/A                 N/A          N/A
Class PTII-2-31A          (1)        $   3,295,808.82    Class PTII-2-IO-31         N/A          N/A
Class PTII-2-31B          (2)        $   3,295,808.82           N/A                 N/A          N/A
Class PTII-2-32A          (1)        $   3,217,495.93    Class PTII-2-IO-32         N/A          N/A
Class PTII-2-32B          (2)        $   3,217,495.93           N/A                 N/A          N/A
Class PTII-2-33A          (1)        $   3,141,042.57    Class PTII-2-IO-33         N/A          N/A
Class PTII-2-33B          (2)        $   3,141,042.57           N/A                 N/A          N/A
Class PTII-2-34A          (1)        $   3,066,404.64    Class PTII-2-IO-34         N/A          N/A
Class PTII-2-34B          (2)        $   3,066,404.64           N/A                 N/A          N/A
Class PTII-2-35A          (1)        $   2,993,539.03    Class PTII-2-IO-35         N/A          N/A
Class PTII-2-35B          (2)        $   2,993,539.03           N/A                 N/A          N/A
Class PTII-2-36A          (1)        $   2,922,403.69    Class PTII-2-IO-36         N/A          N/A
Class PTII-2-36B          (2)        $   2,922,403.69           N/A                 N/A          N/A
Class PTII-2-37A          (1)        $   2,852,957.55    Class PTII-2-IO-37         N/A          N/A
Class PTII-2-37B          (2)        $   2,852,957.55           N/A                 N/A          N/A
Class PTII-2-38A          (1)        $   2,785,160.53    Class PTII-2-IO-38         N/A          N/A
Class PTII-2-38B          (2)        $   2,785,160.53           N/A                 N/A          N/A
Class PTII-2-39A          (1)        $   2,718,973.47    Class PTII-2-IO-39         N/A          N/A
Class PTII-2-39B          (2)        $   2,718,973.47           N/A                 N/A          N/A
Class PTII-2-40A          (1)        $   2,654,358.18    Class PTII-2-IO-40         N/A          N/A
Class PTII-2-40B          (2)        $   2,654,358.18           N/A                 N/A          N/A
Class PTII-2-41A          (1)        $   2,591,277.34    Class PTII-2-IO-41         N/A          N/A
Class PTII-2-41B          (2)        $   2,591,277.34           N/A                 N/A          N/A
Class PTII-2-42A          (1)        $   2,529,694.55    Class PTII-2-IO-42         N/A          N/A
Class PTII-2-42B          (2)        $   2,529,694.55           N/A                 N/A          N/A
Class PTII-2-43A          (1)        $   2,469,574.23    Class PTII-2-IO-43         N/A          N/A
Class PTII-2-43B          (2)        $   2,469,574.23           N/A                 N/A          N/A
Class PTII-2-44A          (1)        $   2,410,881.68    Class PTII-2-IO-44         N/A          N/A
Class PTII-2-44B          (2)        $   2,410,881.68           N/A                 N/A          N/A
Class PTII-2-45A          (1)        $   2,353,583.02    Class PTII-2-IO-45         N/A          N/A
Class PTII-2-45B          (2)        $   2,353,583.02           N/A                 N/A          N/A
Class PTII-2-46A          (1)        $   2,297,645.15    Class PTII-2-IO-46         N/A          N/A
Class PTII-2-46B          (2)        $   2,297,645.15           N/A                 N/A          N/A
Class PTII-2-47A          (1)        $   2,243,035.78    Class PTII-2-IO-47         N/A          N/A
Class PTII-2-47B          (2)        $   2,243,035.78           N/A                 N/A          N/A
Class PTII-2-48A          (1)        $   2,189,723.38    Class PTII-2-IO-48         N/A          N/A
Class PTII-2-48B          (2)        $   2,189,723.38           N/A                 N/A          N/A
Class PTII-2-49A          (1)        $   2,137,677.15    Class PTII-2-IO-49         N/A          N/A
Class PTII-2-49B          (2)        $   2,137,677.15           N/A                 N/A          N/A
Class PTII-2-50A          (1)        $   2,086,867.06    Class PTII-2-IO-50         N/A          N/A
Class PTII-2-50B          (2)        $   2,086,867.06           N/A                 N/A          N/A
Class PTII-2-51A          (1)        $   2,037,263.74    Class PTII-2-IO-51         N/A          N/A
Class PTII-2-51B          (2)        $   2,037,263.74           N/A                 N/A          N/A
Class PTII-2-52A          (1)        $   1,988,838.56    Class PTII-2-IO-52         N/A          N/A
Class PTII-2-52B          (2)        $   1,988,838.56           N/A                 N/A          N/A
Class PTII-2-53A          (1)        $   1,941,563.56    Class PTII-2-IO-53         N/A          N/A
Class PTII-2-53B          (2)        $   1,941,563.56           N/A                 N/A          N/A
Class PTII-2-54A          (1)        $   1,895,411.43    Class PTII-2-IO-54         N/A          N/A
Class PTII-2-54B          (2)        $   1,895,411.43           N/A                 N/A          N/A
Class PTII-2-55A          (1)        $   1,867,134.66    Class PTII-2-IO-55         N/A          N/A
Class PTII-2-55B          (2)        $   1,867,134.66           N/A                 N/A          N/A
Class PTII-2-56A          (1)        $   4,604,585.79    Class PTII-2-IO-56         N/A          N/A
Class PTII-2-56B          (2)        $   4,604,585.79           N/A                 N/A          N/A
Class PTII-2-57A          (1)        $   6,294,115.74    Class PTII-2-IO-57         N/A          N/A
Class PTII-2-57B          (2)        $   6,294,115.74           N/A                 N/A          N/A
Class PTII-2-58A          (1)        $   4,203,310.27    Class PTII-2-IO-58         N/A          N/A
Class PTII-2-58B          (2)        $   4,203,310.27           N/A                 N/A          N/A
Class PTII-2-59A          (1)        $  44,037,967.19    Class PTII-2-IO-59         N/A          N/A
Class PTII-2-59B          (2)        $  44,037,967.19           N/A                 N/A          N/A
Class PTII-2-60A          (1)        $     399,284.97    Class PTII-2-IO-60         N/A          N/A
Class PTII-2-60B          (2)        $     399,284.97           N/A                 N/A          N/A
Class PTII-2-61A          (1)        $     389,782.23    Class PTII-2-IO-61         N/A          N/A
Class PTII-2-61B          (2)        $     389,782.23           N/A                 N/A          N/A
Class PTII-2-62A          (1)        $     380,505.40    Class PTII-2-IO-62         N/A          N/A
Class PTII-2-62B          (2)        $     380,505.40           N/A                 N/A          N/A
Class PTII-2-63A          (1)        $     371,449.13    Class PTII-2-IO-63         N/A          N/A
Class PTII-2-63B          (2)        $     371,449.13           N/A                 N/A          N/A
Class PTII-2-64A          (1)        $     362,608.16    Class PTII-2-IO-64         N/A          N/A
Class PTII-2-64B          (2)        $     362,608.16           N/A                 N/A          N/A
Class PTII-2-65A          (1)        $     353,977.39    Class PTII-2-IO-65         N/A          N/A
Class PTII-2-65B          (2)        $     353,977.39           N/A                 N/A          N/A
Class PTII-2-66A          (1)        $     345,551.83    Class PTII-2-IO-66         N/A          N/A
Class PTII-2-66B          (2)        $     345,551.83           N/A                 N/A          N/A
Class PTII-2-67A          (1)        $     337,326.58    Class PTII-2-IO-67         N/A          N/A
Class PTII-2-67B          (2)        $     337,326.58           N/A                 N/A          N/A
Class PTII-2-68A          (1)        $     329,296.91    Class PTII-2-IO-68         N/A          N/A
Class PTII-2-68B          (2)        $     329,296.91           N/A                 N/A          N/A
Class PTII-2-69A          (1)        $     321,458.17    Class PTII-2-IO-69         N/A          N/A
Class PTII-2-69B          (2)        $     321,458.17           N/A                 N/A          N/A
Class PTII-2-70A          (1)        $     313,805.81    Class PTII-2-IO-70         N/A          N/A
Class PTII-2-70B          (2)        $     313,805.81           N/A                 N/A          N/A
Class PTII-2-71A          (1)        $     306,335.40    Class PTII-2-IO-71         N/A          N/A
Class PTII-2-71B          (2)        $     306,335.40           N/A                 N/A          N/A
Class PTII-2-72A          (1)        $  12,542,104.98    Class PTII-2-IO-72         N/A          N/A
Class PTII-2-72B          (2)        $  12,542,104.98           N/A                 N/A          N/A
Class PTII-2-IO-1         (3)                      (3)          N/A           Class PTII-1-1A    March 2007
Class PTII-2-IO-2         (3)                      (3)          N/A           Class PTII-1-2A    April 2007
Class PTII-2-IO-3         (3)                      (3)          N/A           Class PTII-1-3A    May 2007
Class PTII-2-IO-4         (3)                      (3)          N/A           Class PTII-1-4A    June 2007
Class PTII-2-IO-5         (3)                      (3)          N/A           Class PTII-1-5A    July 2007
Class PTII-2-IO-6         (3)                      (3)          N/A           Class PTII-1-6A    August 2007
Class PTII-2-IO-7         (3)                      (3)          N/A           Class PTII-1-7A    September 2007
Class PTII-2-IO-8         (3)                      (3)          N/A           Class PTII-1-8A    October 2007
Class PTII-2-IO-9         (3)                      (3)          N/A           Class PTII-1-9A    November 2007
Class PTII-2-IO-10        (3)                      (3)          N/A           Class PTII-1-10A   December 2007
Class PTII-2-IO-11        (3)                      (3)          N/A           Class PTII-1-11A   January 2008
Class PTII-2-IO-12        (3)                      (3)          N/A           Class PTII-1-12A   February 2008
Class PTII-2-IO-13        (3)                      (3)          N/A           Class PTII-1-13A   March 2008
Class PTII-2-IO-14        (3)                      (3)          N/A           Class PTII-1-14A   April 2008
Class PTII-2-IO-15        (3)                      (3)          N/A           Class PTII-1-15A   May 2008
Class PTII-2-IO-16        (3)                      (3)          N/A           Class PTII-1-16A   June 2008
Class PTII-2-IO-17        (3)                      (3)          N/A           Class PTII-1-17A   July 2008
Class PTII-2-IO-18        (3)                      (3)          N/A           Class PTII-1-18A   August 2008
Class PTII-2-IO-19        (3)                      (3)          N/A           Class PTII-1-19A   September 2008
Class PTII-2-IO-20        (3)                      (3)          N/A           Class PTII-1-20A   October 2008
Class PTII-2-IO-21        (3)                      (3)          N/A           Class PTII-1-21A   November 2008
Class PTII-2-IO-22        (3)                      (3)          N/A           Class PTII-1-22A   December 2008
Class PTII-2-IO-23        (3)                      (3)          N/A           Class PTII-1-23A   January 2009
Class PTII-2-IO-24        (3)                      (3)          N/A           Class PTII-1-24A   February 2009
Class PTII-2-IO-25        (3)                      (3)          N/A           Class PTII-1-25A   March 2009
Class PTII-2-IO-26        (3)                      (3)          N/A           Class PTII-1-26A   April 2009
Class PTII-2-IO-27        (3)                      (3)          N/A           Class PTII-1-27A   May 2009
Class PTII-2-IO-28        (3)                      (3)          N/A           Class PTII-1-28A   June 2009
Class PTII-2-IO-29        (3)                      (3)          N/A           Class PTII-1-29A   July 2009
Class PTII-2-IO-30        (3)                      (3)          N/A           Class PTII-1-30A   August 2009
Class PTII-2-IO-31        (3)                      (3)          N/A           Class PTII-1-31A   September 2009
Class PTII-2-IO-32        (3)                      (3)          N/A           Class PTII-1-32A   October 2009
Class PTII-2-IO-33        (3)                      (3)          N/A           Class PTII-1-33A   November 2009
Class PTII-2-IO-34        (3)                      (3)          N/A           Class PTII-1-34A   December 2009
Class PTII-2-IO-35        (3)                      (3)          N/A           Class PTII-1-35A   January 2010
Class PTII-2-IO-36        (3)                      (3)          N/A           Class PTII-1-36A   February 2010
Class PTII-2-IO-37        (3)                      (3)          N/A           Class PTII-1-37A   March 2010
Class PTII-2-IO-38        (3)                      (3)          N/A           Class PTII-1-38A   April 2010
Class PTII-2-IO-39        (3)                      (3)          N/A           Class PTII-1-39A   May 2010
Class PTII-2-IO-40        (3)                      (3)          N/A           Class PTII-1-40A   June 2010
Class PTII-2-IO-41        (3)                      (3)          N/A           Class PTII-1-41A   July 2010
Class PTII-2-IO-42        (3)                      (3)          N/A           Class PTII-1-42A   August 2010
Class PTII-2-IO-43        (3)                      (3)          N/A           Class PTII-1-43A   September 2010
Class PTII-2-IO-44        (3)                      (3)          N/A           Class PTII-1-44A   October 2010
Class PTII-2-IO-45        (3)                      (3)          N/A           Class PTII-1-45A   November 2010
Class PTII-2-IO-46        (3)                      (3)          N/A           Class PTII-1-46A   December 2010
Class PTII-2-IO-47        (3)                      (3)          N/A           Class PTII-1-47A   January 2011
Class PTII-2-IO-48        (3)                      (3)          N/A           Class PTII-1-48A   February 2011
Class PTII-2-IO-49        (3)                      (3)          N/A           Class PTII-1-49A   March 2011
Class PTII-2-IO-50        (3)                      (3)          N/A           Class PTII-1-50A   April 2011
Class PTII-2-IO-51        (3)                      (3)          N/A           Class PTII-1-51A   May 2011
Class PTII-2-IO-52        (3)                      (3)          N/A           Class PTII-1-52A   June 2011
Class PTII-2-IO-53        (3)                      (3)          N/A           Class PTII-1-53A   July 2011
Class PTII-2-IO-54        (3)                      (3)          N/A           Class PTII-1-54A   August 2011
Class PTII-2-IO-55        (3)                      (3)          N/A           Class PTII-1-55A   September 2011
Class PTII-2-IO-56        (3)                      (3)          N/A           Class PTII-1-56A   October 2011
Class PTII-2-IO-57        (3)                      (3)          N/A           Class PTII-1-57A   November 2011
Class PTII-2-IO-58        (3)                      (3)          N/A           Class PTII-1-58A   December 2011
Class PTII-2-IO-59        (3)                      (3)          N/A           Class PTII-1-59A   January 2012
Class PTII-2-IO-60        (3)                      (3)          N/A           Class PTII-1-60A   February 2012
Class PTII-2-IO-61        (3)                      (3)          N/A           Class PTII-1-61A   March 2012
Class PTII-2-IO-62        (3)                      (3)          N/A           Class PTII-1-62A   April 2012
Class PTII-2-IO-63        (3)                      (3)          N/A           Class PTII-1-63A   May 2012
Class PTII-2-IO-64        (3)                      (3)          N/A           Class PTII-1-64A   June 2012
Class PTII-2-IO-65        (3)                      (3)          N/A           Class PTII-1-65A   July 2012
Class PTII-2-IO-66        (3)                      (3)          N/A           Class PTII-1-66A   August 2012
Class PTII-2-IO-67        (3)                      (3)          N/A           Class PTII-1-67A   September 2012
Class PTII-2-IO-68        (3)                      (3)          N/A           Class PTII-1-68A   October 2012
Class PTII-2-IO-69        (3)                      (3)          N/A           Class PTII-1-69A   November 2012
Class PTII-2-IO-70        (3)                      (3)          N/A           Class PTII-1-70A   December 2012
Class PTII-2-IO-71        (3)                      (3)          N/A           Class PTII-1-71A   January 2013
Class PTII-2-IO-72        (3)                      (3)          N/A           Class PTII-1-72A   February 2013
Class PTII-2-R            (4)                      (4)          N/A                 N/A          N/A

--------


(1) For any Distribution Date (and the related Interest Accrual Period), this Group II Pooling Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Group II Pooling Tier REMIC-2 Interest Rate") equal to the weighted average of the Group II Pooling Tier REMIC-1 Interest Rates on the Group II Pooling Tier REMIC-1 Regular Interests and having an "A" in their Class designation, provided that, on each Distribution Date on which interest is distributable on the Group II Corresponding Pooling Tier REMIC-2 IO Interest, this Group II Pooling Tier REMIC-2 Regular Interest shall bear interest at a per annum rate equal to Group II Swap LIBOR subject to a maximum rate equal to the weighted average of the Group II Pooling Tier REMIC-1 Interest Rates on the Group II Pooling Tier REMIC-1 Regular Interests and having an "A" in their Class designation.

(2) For any Distribution Date (and the related Interest Accrual Period), this Pooling Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Group II Pooling Tier REMIC-2 Interest Rate") equal to the weighted average of the Group II Pooling Tier REMIC-1 Interest Rates on the Group II Pooling Tier REMIC-1 Regular Interests and having a "B" in their Class designation.

(3) Each Group II Pooling Tier REMIC-2 IO Interest is an interest-only interest and does not have a principal balance but has a notional balance ("Group II Pooling Tier REMIC-2 IO Notional Balance") equal to the Group II Pooling Tier REMIC-1 Principal Amount of the Group II Corresponding Pooling Tier REMIC-1 Regular Interest. From the Closing Date through and including the Group II Corresponding Scheduled Crossover Distribution Date, each Group II Pooling Tier REMIC-2 IO Interest shall be entitled to receive interest that accrues on the Group II Corresponding Pooling Tier REMIC-1 Regular Interest at a rate equal to the excess, if any, of (i) the Group II Pooling Tier REMIC-1 Interest Rate for the Group II Corresponding Pooling Tier REMIC-1 Regular Interest over (ii) Group II Swap LIBOR. After the related Group II Corresponding Scheduled Crossover Distribution Date, the Group II Pooling Tier REMIC-2 IO Interest shall not accrue interest.

(4) The Class PTII-2-R Interest shall not have a principal balance and shall not bear interest.

               On each Distribution Date, the interest distributable in respect of the Group II Mortgage Loans for such Distribution Date shall be distributed to the Group II Pooling Tier REMIC-2 Regular Interests at the Group II Pooling Tier REMIC-2 Interest Rates shown above.

               On each Distribution Date, Realized Losses for Loan Group II, Subsequent Recoveries for Loan Group II and payments of principal in respect of the Group II Mortgage Loans shall be allocated to the then outstanding Group II Pooling Tier REMIC-2 Regular Interests (other than the Group II Pooling Tier REMIC-2 IO Interests) with the lowest numerical denomination until the Group II Pooling Tier REMIC-2 Principal Amount of such interest or interests, as the case may be, is reduced to zero, provided that, for the Group II Pooling Tier REMIC-2 Regular Interests Mortgage Loans with the same numerical denomination, such Realized Losses for Loan Group II, Subsequent Recoveries for Loan Group II and payments of principal shall be allocated pro rata between such Group II Pooling Tier REMIC-2 Regular Interests.

                            Group I Lower Tier REMIC
                            ------------------------

               The Group I Lower Tier REMIC shall issue the following interests, and each such interest, other than the Class I-LT-R Interest, is hereby designated as a regular interest in the Group I Lower Tier REMIC. The Class I-LT-R Interest is hereby designated as the sole Class of residual interest in the Group I Lower Tier REMIC and shall be represented by the Class I-R Certificates.


                                                                                   Group I
  Group I Lower Tier     Group I Lower                                          Corresponding
        REMIC              Tier REMIC         Initial Group I Lower Tier       Upper Tier REMIC
  Class Designation      Interest Rate          REMIC Principal Amount         Regular Interest
--------------------     -------------    -------------------------------      ----------------
Class LT-I-A-1                (1)         1/2 Group I Corresponding Upper             I-A-1
                                          Tier REMIC Regular Interest
                                          initial Class Principal Balance
Class LT-I-A-2                (1)         1/2 Group I Corresponding Upper             I-A-2
                                          Tier REMIC Regular Interest
                                          initial Class Principal Balance
Class LT-I-A-3                (1)         1/2 Group I Corresponding Upper             I-A-3
                                          Tier REMIC Regular Interest
                                          initial Class Principal Balance
Class LT-I-A-4                (1)         1/2 Group I Corresponding Upper             I-A-4
                                          Tier REMIC Regular Interest
                                          initial Class Principal Balance
Class LT-I-M-1                (1)         1/2 Group I Corresponding Upper             I-M-1
                                          Tier REMIC Regular Interest
                                          initial Class Principal Balance
Class LT-I-M-2                (1)         1/2 Group I Corresponding Upper             I-M-2
                                          Tier REMIC Regular Interest
                                          initial Class Principal Balance
Class LT-I-M-3                (1)         1/2 Group I Corresponding Upper             I-M-3
                                          Tier REMIC Regular Interest
                                          initial Class Principal Balance
Class LT-I-M-4                (1)         1/2 Group I Corresponding Upper             I-M-4
                                          Tier REMIC Regular Interest
                                          initial Class Principal Balance
Class LT-I-M-5                (1)         1/2 Group I Corresponding Upper             I-M-5
                                          Tier REMIC Regular Interest
                                          initial Class Principal Balance
Class LT-I-M-6                (1)         1/2 Group I Corresponding Upper             I-M-6
                                          Tier REMIC Regular Interest
                                          initial Class Principal Balance
Class LT-I-M-7                (1)         1/2 Group I Corresponding Upper             I-M-7
                                          Tier REMIC Regular Interest
                                          initial Class Principal Balance
Class LT-I-M-8                (1)         1/2 Group I Corresponding Upper             I-M-8
                                          Tier REMIC Regular Interest
                                          initial Class Principal Balance
Class I-LT-Accrual            (1)         1/2 Group I Pool Stated Principal            N/A
                                          Balance plus 1/2 Group I
                                          Subordinated Amount
Class I-LT-IO                 (2)                        (2)                           N/A
Class I-LT-R                  (3)                        (3)                           N/A

------------------------------

(1) The interest rate with respect to any Distribution Date for these interests is a per annum variable rate equal to the Group I Lower Tier REMIC Net WAC Rate.

(2) This Group I Lower Tier Regular Interest is an interest-only interest and does not have a Group I Lower Tier REMIC Principal Amount. On each Distribution Date, this Group I Lower Tier Regular Interest shall be entitled to receive all interest distributable on the Group I Pooling Tier REMIC-2 IO Interests.

(3) The Class I-LT-R Interest is the sole Class of residual interest in the Group I Lower Tier REMIC and it does not have a principal amount or an interest rate.

               Each Group I Lower Tier Regular Interest is hereby designated as a regular interest in the Group I Lower Tier REMIC. The Class LT-I-A-1, Class LT-I-A-2, Class LT-I-A-3, Class LT-I-A-4, Class LT-I-M-1, Class LT-I-M-2, Class LT-I-M-3, Class LT-I-M-4, Class LT-I-M-5, Class LT-I-M-6, Class LT-I-M-7 and Class LT-I-M-8 Interests are hereby designated the Group I-LT Accretion Directed Classes (the "Group I-LT Accretion Directed Classes").

               On each Distribution Date, 50% of the increase in the Group I Subordinated Amount shall be payable as a reduction of the Group I Lower Tier REMIC Principal Amount of the Group I-LT Accretion Directed Classes (each such Class will be reduced by an amount equal to 50% of any increase in the Group I Subordinated Amount that is attributable to a reduction in the Class Certificate Balance of its Group I Corresponding Class) and shall be accrued and added to the Group I Lower Tier REMIC Principal Amount of the Class I-LT-Accrual Interest. On each Distribution Date, the increase in the Group I Lower Tier REMIC Principal Amount of the Class I-LT-Accrual Interest may not exceed interest accruals for such Distribution Date for the Class I-LT-Accrual Interest. In the event that: (i) 50% of the increase in the Group I Subordinated Amount exceeds (ii) interest accruals on the Class I-LT-Accrual Interest for such Distribution Date, the excess for such Distribution Date (accumulated with all such excesses for all prior Distribution Dates) will be added to any increase in the Group I Subordinated Amount for purposes of determining the amount of interest accrual on the Class I-LT-Accrual Interest payable as principal on the Group I-LT Accretion Directed Classes on the next Distribution Date pursuant to the first sentence of this paragraph. All payments of scheduled principal and prepayments of principal generated by the Group I Mortgage Loans and all Subsequent Recoveries for Loan Group I allocable to principal shall be allocated (i) 50% to the Class I-LT-Accrual Interest and (ii) 50% to the Group I-LT Accretion Directed Classes (such principal payments and Subsequent Recoveries for Loan Group I shall be allocated among such Group I-LT Accretion Directed Classes in an amount equal to 50% of the principal amounts and Subsequent Recoveries for Loan Group I allocated to their respective Group I Corresponding Classes), until paid in full. Notwithstanding the above, principal payments allocated to the Class I-CE Interest that result in the reduction in the Group I Subordinated Amount shall be allocated to the Class I-LT-Accrual Interest (until paid in full).

               Reductions to Group I Lower Tier REMIC Principal Amounts as a result of Realized Losses in Loan Group I and increases in Group I Lower Tier REMIC Principal Amounts as a result of Subsequent Recoveries for Loan Group I shall be applied so that after all distributions have been made on each Distribution Date (i) the Group I Lower Tier REMIC Principal Amount of each Group I-LT Accretion Directed Class is equal to 50% of the Class Certificate Balance of its Group I Corresponding Class and (ii) the Class I-LT-Accrual Interest is equal to 50% of the aggregate Stated Principal Balance of the Group I Mortgage Loans plus 50% of the Group I Subordinated Amount. Any increase in the Class Certificate Balance of a Class of Group I Offered Certificates as a result of a Subsequent Recovery in Loan Group I shall increase the Group I Lower Tier Principal Amount of the Group I Corresponding Class of Group I Lower Tier Regular Interest by 50% of such increase, and the remaining 50% of such increase shall increase the Group I Lower-Tier Principal Amount of the Class I-LT-Accrual Interest.

                            Group II Lower Tier REMIC

               The Group II Lower Tier REMIC shall issue the following interests, and each such interest, other than the Class II-LT-R Interest, is hereby designated as a regular interest in the Group II Lower Tier REMIC. The Class II-LT-R Interest is hereby designated as the sole Class of residual interest in the Group II Lower Tier REMIC and shall be represented by the Class II-R Certificates.


                                                                                   Group II
  Group II Lower Tier    Group II Lower                                         Corresponding
         REMIC             Tier REMIC        Initial Group II Lower Tier       Upper Tier REMIC
   Class Designation      Interest Rate         REMIC Principal Amount         Regular Interest
---------------------    --------------   --------------------------------     ----------------
Class LT-II-A-1                (1)        1/2 Group II Corresponding Upper            II-A-1
                                          Tier REMIC Regular Interest
                                          initial Class Principal Balance
Class LT-II-A-2                (1)        1/2 Group II Corresponding Upper            II-A-2
                                          Tier REMIC Regular Interest
                                          initial Class Principal Balance
Class LT-II-M-1                (1)        1/2 Group II Corresponding Upper            II-M-1
                                          Tier REMIC Regular Interest
                                          initial Class Principal Balance
Class LT-II-M-2                (1)        1/2 Group II Corresponding Upper            II-M-2
                                          Tier REMIC Regular Interest
                                          initial Class Principal Balance
Class LT-II-M-3                (1)        1/2 Group II Corresponding Upper            II-M-3
                                          Tier REMIC Regular Interest
                                          initial Class Principal Balance
Class LT-II-M-4                (1)        1/2 Group II Corresponding Upper            II-M-4
                                          Tier REMIC Regular Interest
                                          initial Class Principal Balance
Class LT-II-M-5                (1)        1/2 Group II Corresponding Upper            II-M-5
                                          Tier REMIC Regular Interest
                                          initial Class Principal Balance
Class LT-II-M-6                (1)        1/2 Group II Corresponding Upper            II-M-6
                                          Tier REMIC Regular Interest
                                          initial Class Principal Balance
Class LT-II-M-7                (1)        1/2 Group II Corresponding Upper            II-M-7
                                          Tier REMIC Regular Interest
                                          initial Class Principal Balance
Class LT-II-M-8                (1)        1/2 Group II Corresponding Upper            II-M-8
                                          Tier REMIC Regular Interest
                                          initial Class Principal Balance
Class II-LT-Accrual            (1)        1/2 Group II Pool Stated Principal           N/A
                                          Balance plus 1/2 Group II
                                          Subordinated Amount
Class II-LT-IO                 (2)                       (2)                         N/A
Class II-LT-R                  (3)                       (3)                         N/A

------------------------------

(1) The interest rate with respect to any Distribution Date for these interests is a per annum variable rate equal to the Group II Lower Tier REMIC Net WAC Rate.

(2) This Group II Lower Tier Regular Interest is an interest-only interest and does not have a Group II Lower Tier REMIC Principal Amount. On each Distribution Date, this Group II Lower Tier Regular Interest shall be entitled to receive all interest distributable on the Group II Pooling Tier REMIC-2 IO Interests.

(3) The Class II-LT-R Interest is the sole Class of residual interest in the Group II Lower Tier REMIC and it does not have a principal amount or an interest rate.

               Each Group II Lower Tier Regular Interest is hereby designated as a regular interest in the Group II Lower Tier REMIC. The Class LT-II-A-1, Class LT-II-A-2, Class LT-II-M-1, Class LT-II-M-2, Class LT-II-M-3, Class LT-II-M-4, Class LT-II-M-5, Class LT-II-M-6, Class LT-II-M-7 and Class LT-II-M-8 Interests are hereby designated the Group II-LT Accretion Directed Classes (the "Group II-LT Accretion Directed Classes").

               On each Distribution Date, 50% of the increase in the Group II Subordinated Amount shall be payable as a reduction of the Group II Lower Tier REMIC Principal Amount of the Group II-LT Accretion Directed Classes (each such Class will be reduced by an amount equal to 50% of any increase in the Group II Subordinated Amount that is attributable to a reduction in the Class Certificate Balance of its Group II Corresponding Class) and shall be accrued and added to the Group II Lower Tier REMIC Principal Amount of the Class II-LT-Accrual Interest. On each Distribution Date, the increase in the Group II Lower Tier REMIC Principal Amount of the Class II-LT-Accrual Interest may not exceed interest accruals for such Distribution Date for the Class II-LT-Accrual Interest. In the event that: (i) 50% of the increase in the Group II Subordinated Amount exceeds (ii) interest accruals on the Class II-LT-Accrual Interest for such Distribution Date, the excess for such Distribution Date (accumulated with all such excesses for all prior Distribution Dates) will be added to any increase in the Group II Subordinated Amount for purposes of determining the amount of interest accrual on the Class II-LT-Accrual Interest payable as principal on the Group II-LT Accretion Directed Classes on the next Distribution Date pursuant to the first sentence of this paragraph. All payments of scheduled principal and prepayments of principal generated by the Group II Mortgage Loans and all Subsequent Recoveries for Loan Group II allocable to principal shall be allocated (i) 50% to the Class I-LT-Accrual Interest and (ii) 50% to the Group II-LT Accretion Directed Classes (such principal payments and Subsequent Recoveries for Loan Group II shall be allocated among such Group II-LT Accretion Directed Classes in an amount equal to 50% of the principal amounts and Subsequent Recoveries for Loan Group II allocated to their respective Group II Corresponding Classes), until paid in full. Notwithstanding the above, principal payments allocated to the Class II-CE Interest that result in the reduction in the Group II Subordinated Amount shall be allocated to the Class II-LT-Accrual Interest (until paid in full).

               Reductions to Group II Lower Tier REMIC Principal Amounts as a result of Realized Losses in Loan Group II and increases in Group II Lower Tier REMIC Principal Amounts as a result of Subsequent Recoveries for Loan Group II shall be applied so that after all distributions have been made on each Distribution Date (i) the Group II Lower Tier REMIC Principal Amount of each Group II-LT Accretion Directed Class is equal to 50% of the Class Certificate Balance of its Group II Corresponding Class and (ii) the Class II-LT-Accrual Interest is equal to 50% of the aggregate Stated Principal Balance of the Group II Mortgage Loans plus 50% of the Group II Subordinated Amount. Any increase in the Class Certificate Balance of a Class of Group II Offered Certificates as a result of a Subsequent Recovery in Loan Group II shall increase the Group II Lower Tier Principal Amount of the Group II Corresponding Class of Group II Lower Tier Regular Interest by 50% of such increase, and the remaining 50% of such increase shall increase the Group II Lower-Tier Principal Amount of the Class II-LT-Accrual Interest.

                            Group I Upper Tier REMIC
                            ------------------------

               The Group I Upper Tier REMIC shall issue the following Classes of Group I Upper Tier REMIC Regular Interests and each such interest, other than the Class I-UT-R Interest, is hereby designated as a regular interest in the Group I Upper Tier REMIC. The Class I-UT-R Interest is hereby designated as the sole Class of residual interests in the Group I Upper Tier REMIC and shall be represented by the Class I-R Certificates.


                                                     Group I Initial
Group I Upper Tier REMIC    Group I Upper Tier      Upper Tier REMIC     Group I Corresponding
    Class Designation       REMIC Interest Rate     Principal Amount     Class of Certificates
------------------------    -------------------     ------------------   ---------------------
Class I-A-1                         (1)                $363,989,000.00     Class I-A-1
Class I-A-2                         (1)                $120,535,000.00     Class I-A-2
Class I-A-3                         (1)                $142,579,000.00     Class I-A-3
Class I-A-4                         (1)                 $69,678,000.00     Class I-A-4
Class I-M-1                         (1)                 $11,829,000.00     Class I-M-1
Class I-M-2                         (1)                  $5,175,000.00     Class I-M-2
Class I-M-3                         (1)                  $3,696,000.00     Class I-M-3
Class I-M-4                         (1)                  $2,957,000.00     Class I-M-4
Class I-M-5                         (1)                  $3,696,000.00     Class I-M-5
Class I-M-6                         (1)                  $2,957,000.00     Class I-M-6
Class I-M-7                         (1)                  $3,696,000.00     Class I-M-7
Class I-M-8                         (1)                  $4,066,000.00     Class I-M-8
Class I-IO                          (2)                    (2)
Class I-CE                          (3)                    (3)             Class I-CE (3)
Class I-UT-R                        (4)                    (4)             Class I-R

--------

(1) For any Distribution Date (and the related Interest Accrual Period), this interest shall bear interest at the lesser of (i) the Pass-Through Rate (determined without regard to the Group I WAC Cap) for the Group I Corresponding Class of Certificates and (ii) the Group I Upper Tier REMIC Net WAC Rate.

(2) This interest is an interest-only interest and does not have a principal balance. On each Distribution Date, the Class I-IO Interest shall be entitled to receive all interest distributable on the Class I-LT-IO Interest. This interest shall be beneficially owned by the holders of the Class I-CE Certificates and shall be held as an asset of the Group I Supplemental Interest Account.

(3) The Class I-CE Interest has an initial principal balance of $4,437,238.16 but it will not accrue interest on such balance but will accrue interest on a notional principal balance. As of any Distribution Date, the Class I-CE Interest shall have a notional principal balance equal to the aggregate of the Group I Lower Tier Principal Amounts of the Group I Lower Tier Regular Interests (other than the Class I-LT-IO Interest) as of the first day of the related Interest Accrual Period. With respect to any Interest Accrual Period, the Class I-CE Interest shall bear interest at a rate equal to the excess, if any, of the Group I Lower Tier REMIC Net WAC Rate over the product of (i) 2 and (ii) the weighted average Group I Lower Tier REMIC Interest Rate of the Group I Lower Tier Regular Interests (other than Class I-LT-IO Interest), where the Group I Lower Tier REMIC Interest Rate on the Group I Class LT-Accrual Interest is subject to a cap equal to zero and each Group I-LT Accretion Directed Class is subject to a cap equal to the Group I Upper Tier Interest Rate on its Group I Corresponding Class of Group I Upper Tier Regular Interest. With respect to any Distribution Date, interest that so accrues on the notional principal balance of the Class I-CE Interest shall be deferred in an amount equal to any increase in the Group I Subordinated Amount on such Distribution Date. Such deferred interest shall not itself bear interest.

(4) The Class I-UT-R Interest does not have an interest rate or a principal balance.

               On each Distribution Date, interest distributable in respect of the Group I Lower Tier Interests for such Distribution Date shall be deemed to be distributed on the interests in the Group I Upper Tier REMIC at the rates shown above, provided that the Class I-IO Interest shall be entitled to receive interest before any other interest in the Group I Upper Tier REMIC.

               On each Distribution Date, all Realized Losses for Loan Group I, Subsequent Recoveries for Loan Group I and all payments of principal shall be allocated to the Group I Upper Tier Interests until the outstanding principal balance of each such interest equals the outstanding Class Certificate Balance of the Group I Corresponding Class of Certificates as of such Distribution Date.

                            Group II Upper Tier REMIC

               The Group II Upper Tier REMIC shall issue the following Classes of Group II Upper Tier REMIC Regular Interests and each such interest, other than the Class II-UT-R Interest, is hereby designated as a regular interest in the Group II Upper Tier REMIC. The Class II-UT-R Interest is hereby designated as the sole Class of residual interests in the Group II Upper Tier REMIC and shall be represented by the Class II-R Certificates.


                                                    Group II Initial
   Group II Upper Tier      Group II Upper Tier     Upper Tier REMIC         Corresponding
 REMIC Class Designation    REMIC Interest Rate     Principal Amount     Class of Certificates
------------------------    -------------------     ------------------   ---------------------
Class II-A-1                        (1)                $475,948,000.00       Class II-A-1
Class II-A-2                        (1)                 $52,883,000.00       Class II-A-2
Class II-M-1                        (1)                  $7,416,000.00       Class II-M-1
Class II-M-2                        (1)                  $6,846,000.00       Class II-M-2
Class II-M-3                        (1)                  $3,993,000.00       Class II-M-3
Class II-M-4                        (1)                  $3,708,000.00       Class II-M-4
Class II-M-5                        (1)                  $3,423,000.00       Class II-M-5
Class II-M-6                        (1)                  $5,990,000.00       Class II-M-6
Class II-M-7                        (1)                  $3,708,000.00       Class II-M-7
Class II-M-8                        (1)                  $3,708,000.00       Class II-M-8
Class II-IO                         (2)                    (2)
Class II-CE                         (3)                    (3)               Class II-CE (3)
Class II-UT-R                       (4)                    (4)               Class II-R

--------


(1) For any Distribution Date (and the related Interest Accrual Period), this interest shall bear interest at the lesser of (i) the Pass-Through Rate (determined without regard to the Group II WAC Cap) for the Group II Corresponding Class of Certificates and (ii) the Group II Upper Tier REMIC Net WAC Rate.

(2) This interest is an interest-only interest and does not have a principal balance. On each Distribution Date, the Class II-IO Interest shall be entitled to receive all interest distributable on the Class II-LT-IO Interest. This interest shall be beneficially owned by the holders of the Class II-CE Certificates and shall be held as an asset of the Group II Supplemental Interest Account.

(3) The Class II-CE Interest has an initial principal balance of $2,852,757.62 but it will not accrue interest on such balance but will accrue interest on a notional principal balance. As of any Distribution Date, the Class II-CE Interest shall have a notional principal balance equal to the aggregate of the Group II Lower Tier Principal Amounts of the Lower Tier Regular Interests (other than the Class II-LT-IO Interest) as of the first day of the related Interest Accrual Period. With respect to any Interest Accrual Period, the Class II-CE Interest shall bear interest at a rate equal to the excess, if any, of the Group II Lower Tier REMIC Net WAC Rate over the product of (i) 2 and (ii) the weighted average Group II Lower Tier REMIC Interest Rate of the Group II Lower Tier Regular Interests (other than Class II-LT-IO Interest), where the Group II Lower Tier REMIC Interest Rate on the Class II-LT-Accrual Interest is subject to a cap equal to zero and each Group II-LT Accretion Directed Class is subject to a cap equal to the Group II Upper Tier Interest Rate on its Group II Corresponding Class of Group II Upper Tier Regular Interest. With respect to any Distribution Date, interest that so accrues on the notional principal balance of the Class II-CE Interest shall be deferred in an amount equal to any increase in the Group II Subordinated Amount on such Distribution Date. Such deferred interest shall not itself bear interest.

(4) The Class II-UT-R Interest does not have an interest rate or a principal balance.

               On each Distribution Date, interest distributable in respect of the Group II Lower Tier Interests for such Distribution Date shall be deemed to be distributed on the interests in the Group II Upper Tier REMIC at the rates shown above, provided that the Class II-IO Interest shall be entitled to receive interest before any other interest in the Group II Upper Tier REMIC.

               On each Distribution Date, all Realized Losses for Loan Group II, Subsequent Recoveries for Loan Group II and all payments of principal shall be allocated to the Group II Upper Tier Interests until the outstanding principal balance of each such interest equals the outstanding Class Certificate Balance of the Group II Corresponding Class of Certificates as of such Distribution Date.

                                  Certificates

                                   Class Pass-Through     Class Certificate
           Class Designation              Rate                Balance
           --------------------   ---------------------   ----------------
           Class I-A-1 (4)                  (1)           $ 363,989,000.00
           Class I-A-2 (4)                  (1)           $ 120,535,000.00
           Class I-A-3(4)                   (1)           $ 142,579,000.00
           Class I-A-4(4)                   (1)           $  69,678,000.00
           Class I-M-1 (4)                  (1)           $  11,829,000.00
           Class I-M-2 (4)                  (1)           $   5,175,000.00
           Class I-M-3 (4)                  (1)           $   3,696,000.00
           Class I-M-4 (4)                  (1)           $   2,957,000.00
           Class I-M-5 (4)                  (1)           $   3,696,000.00
           Class I-M-6 (4)                  (1)           $   2,957,000.00
           Class I-M-7 (4)                  (1)           $   3,696,000.00
           Class I-M-8 (4)                  (1)           $   4,066,000.00
           Class I-CE                       (2)                         (2)
           Class I-R                        (3)                         (2)
           Class II-A-1 (8)                 (5)           $ 475,948,000.00
           Class II-A-2 (8)                 (5)           $  52,883,000.00
           Class II-M-1 (8)                 (5)           $   7,416,000.00
           Class II-M-2 (8)                 (5)           $   6,846,000.00
           Class II-M-3 (8)                 (5)           $   3,993,000.00
           Class II-M-4 (8)                 (5)           $   3,708,000.00
           Class II-M-5 (8)                 (5)           $   3,423,000.00
           Class II-M-6 (8)                 (5)           $   5,990,000.00
           Class II-M-7 (8)                 (5)           $   3,708,000.00
           Class II-M-8 (8)                 (5)           $   3,708,000.00
           Class II-CE                      (6)                         (6)
           Class II-R                       (7)                         (7)
------------------
(1) The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7 and Class I-M-8 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (i) LIBOR plus the applicable Pass-Through Margin and (ii) the Group I WAC Cap.

(2) The Class I-CE Certificates will represent beneficial ownership of the Class I-CE Interest, the Class I-IO Interest, the right to receive Class I-IO Shortfalls, amounts in the Group I Supplemental Interest Account, subject to the obligation to pay Group I Net Swap Payments to the Group I Swap Provider and Group I Basis Risk Carry Forward Amounts to the Group I Offered Certificates and, without duplication, Group I Upper Tier Carry Forward Amounts to the Group I Offered Certificates. For federal income tax purposes, the Trustee will treat a Class I-CE Certificateholder's obligation to make payments to the Group I Offered Certificates of Group I Basis Risk Carry Forward Amounts from the Group I Excess Reserve Fund Account and the Group I Supplemental Interest Account and, without duplication, Group I Upper Tier Carry Forward Amounts from the Group I Supplemental Interest Account and the right to receive Class I-IO Shortfalls as payments made or received pursuant to a notional principal contract between the Class I-CE Certificateholders and the holder and the right to receive Class I-IO Shortfalls of each Class of Group I Offered Certificates. Such rights of the Class I-CE Certificateholders and Group I Offered Certificateholders shall be treated as held in a portion of the Trust Fund that is treated as a grantor trust under subpart E, Part I of subchapter J of the Code. The Class I-CE Certificates do not have a Class Certificate Balance.

(3) The Class I-R Certificates do not have a principal balance or an interest rate. The Class I-R Certificates represent the residual interest in each Group I Trust REMIC.

(4) Each of these Certificates will represent not only the ownership of the Corresponding Class of Group I Upper Tier REMIC Regular Interest but also the right to receive payments from the Group I Excess Reserve Fund Account and Group I Supplemental Interest Account in respect of any Group I Basis Risk Carry Forward Amounts and, without duplication, from the Group I Supplemental Interest Account in respect of Group I Upper Tier Carry Forward Amounts. Each of these Certificates will also be subject to the obligation to pay Class I-IO Shortfalls as described in Section 8.15. For federal income tax purposes, any amount distributed on the Group I Offered Certificates on any such Distribution Date in excess of the amount distributable on their Corresponding Class of Group I Upper Tier Regular Interest on such Distribution Date shall be treated as having been paid from the Group I Excess Reserve Fund Account or the Group I Supplemental Interest Account, as applicable, and any amount distributable on such Group I Corresponding Class of Group I Upper Tier Regular Interest on such Distribution Date in excess of the amount distributable on the Group I Corresponding Class of Certificates on such Distribution Date shall be treated as having been paid to the Group I Supplemental Interest Account, all pursuant to, and as further provided in Section 8.15. For federal income tax purposes, the Trustee will treat a Group I Offered Certificateholder's right to receive payments from the Group I Excess Reserve Fund Account and Group I Supplemental Interest Account subject to the obligation to pay Class I-IO Shortfalls as payments made or received pursuant to a notional principal contract between the Class I-CE Certificateholders and each Class of Group I Offered Certificates.

(5) The Class II-A-1, Class II-A-2, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (i) LIBOR plus the applicable Pass-Through Margin and (ii) the Group II WAC Cap.

(6) The Class II-CE Certificates will represent beneficial ownership of the Class II-CE Interest, the Class II-IO Interest, the right to receive Class II-IO Shortfalls, amounts in the Group II Supplemental Interest Account, subject to the obligation to pay Group II Net Swap Payments to the Group II Swap Provider and Group II Basis Risk Carry Forward Amounts to the Group II Offered Certificates and, without duplication, Group II Upper Tier Carry Forward Amounts to the Group II Offered Certificates. For federal income tax purposes, the Trustee will treat a Class II-CE Certificateholder's obligation to make payments to the Group II Offered Certificates of Group II Basis Risk Carry Forward Amounts from the Group II Excess Reserve Fund Account and the Group II Supplemental Interest Account and, without duplication, Group II Upper Tier Carry Forward Amounts from the Group II Supplemental Interest Account as payments made pursuant to a notional principal contract between the Class II-CE Certificateholders and the holder and the right to receive Class II-IO Shortfalls of each Class of Group II Offered Certificates. Such rights of the Class II-CE Certificateholders and Group II Offered Certificateholders shall be treated as held in a portion of the Trust Fund that is treated as a grantor trust under subpart E, Part I of subchapter J of the Code. The Class II-CE Certificates do not have a Class Certificate Balance.

(7) The Class II-R Certificates do not have a principal balance or an interest rate. The Class II-R Certificates represent the residual interest in each Group II Trust REMIC.

(8) Each of these Certificates will represent not only the ownership of the Group II Corresponding Class of Group II Upper Tier REMIC Regular Interest but also the right to receive payments from the Group II Excess Reserve Fund Account and Group II Supplemental Interest Account in respect of any Group II Basis Risk Carry Forward Amounts and, without duplication, from the Group II Supplemental Interest Account in respect of Group II Upper Tier Carry Forward Amounts. Each of these Certificates will also be subject to the obligation to pay Class II-IO Shortfalls as described in Section
     8.15. For federal income tax purposes, any amount distributed on the Group II Offered Certificates on any such Distribution Date in excess of the amount distributable on their Group II Corresponding Class of Group II Upper Tier Regular Interest on such Distribution Date shall be treated as having been paid from the Group II Excess Reserve Fund Account or the Group II Supplemental Interest Account, as applicable, and any amount distributable on such Group II Corresponding Class of Group II Upper Tier Regular Interest on such Distribution Date in excess of the amount distributable on the Group II Corresponding Class of Certificates on such Distribution Date shall be treated as having been paid to the Group II Supplemental Interest Account, all pursuant to, and as further provided in
     Section 8.15. For federal income tax purposes, the Trustee will treat an Offered Certificateholder's right to receive payments from the Group II Excess Reserve Fund Account and Group II Supplemental Interest Account subject to the obligation to pay Class II-IO Shortfalls as payments made or received pursuant to a notional principal contract between the Class II-CE Certificateholders and each Class of Group II Offered Certificates.

               The minimum denomination for each Class of the Offered Certificates will be $25,000 initial Certificate Balance, with integral multiples of $1 in excess thereof except that one Certificate in each Class may be issued in a different amount. The minimum denomination for (a) the Class I-R Certificates will be a 100% Percentage Interest in such Class, (b) the Class II-R Certificates will be a 100% Percentage Interest in such Class, (c) the Class I-CE Certificates will be a 1% Percentage Interest in such Class and (d) the Class II-CE Certificates will be a 1% Percentage Interest in such Class.

Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates                  All Classes of Certificates other than the Physical
                                         Certificates.

Class I-A Certificates                   Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4
                                         Certificates.

Class I-M Certificates                   Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4,
                                         Class I-M-5, Class I-M-6, Class I-M-7 and Class I-M-8
                                         Certificates.

Class II-A Certificates                  Class II-A-1 and Class II-A-2 Certificates.

Class II-M Certificates                  Class II-M-1, Class II-M-2, Class II-M-3,
                                         Class II-M-4, Class II-M-5, Class
                                         II-M-6, Class II-M-7 and Class II-M-8
                                         Certificates.

Class A Certificates                     Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4,
                                         Class II-A-1 and Class II-A-2 Certificates.

Class M Certificates                     Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4,
                                         Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8,
                                         Class II-M-1, Class II-M-2, Class II-M-3, Class
                                         II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and
                                         Class II-M-8 Certificates.

ERISA-Restricted Certificates            The Physical Certificates and any Certificate with a
                                         rating below the lowest applicable permitted rating
                                         under the Underwriters' Exemption.

Group I Certificates                     Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4,
                                         Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4,
                                         Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8,
                                         Class I-R and Class I-CE Certificates.

Group I Offered Certificates             Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4,
                                         Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4,
                                         Class I-M-5, Class I-M-6, Class I-M-7 and Class I-M-8
                                         Certificates.

Group I Principal Certificates           The Group I Offered Certificates.

Group I Subordinated Certificates        Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4,
                                         Class I-M-5, Class I-M-6, Class I-M-7
                                         and Class I-M-8 Certificates.

Group II Certificates                    Class II-A-1, Class II-A-2, Class II-M-1, Class
                                         II-M-2, Class II-M-3, Class II-M-4, Class II-M-5,
                                         Class II-M-6, Class II-M-7, Class II-M-8, Class II-R
                                         and Class II-CE Certificates.

Group II Offered Certificates            Class II-A-1, Class II-A-2, Class II-M-1,
                                         Class II-M-2, Class II-M-3, Class II-M-4,
                                         Class II-M-5, Class II-M-6, Class II-M-7 and Class
                                         II-M-8 Certificates.

Group II Principal Certificates          The Group II Offered Certificates.

Group II Subordinated Certificates       Class II-M-1, Class II-M-2, Class II-M-3,
                                         Class II-M-4, Class II-M-5, Class
                                         II-M-6, Class II-M-7 and Class II-M-8
                                         Certificates.

Offered Certificates                     The Group I Offered and Group II Offered Certificates.

Physical Certificates                    The Class I-R, Class I-CE, Class II-R and Class II-CE
                                         Certificates.

Principal Certificates                   The Group I Principal Certificates and Group II
                                         Principal Certificates.

Private Certificates                     The Class I-R, Class I-CE, Class II-R and Class II-CE
                                         Certificates.

Rating Agencies                          Moody's, DBRS and S&P.

Regular Certificates                     All Classes of Certificates other than the Class I-R,
                                         Class I-CE, Class II-R and Class II-CE Certificates.

Residual Certificates                    The Class I-R and Class II-R Certificates.

Subordinated Certificates                The Group I Subordinated Certificates and Group II
                                         Subordinated Certificates

                                    ARTICLE I

                                   DEFINITIONS

               Section 1.01 Definitions. Capitalized terms used herein but not defined herein shall have the meanings given them in the related Servicing Agreement or related Sale Agreement, as applicable. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

               10-K Filing Deadline: As defined in Section 8.14(c).

               Account: Any of the Distribution Account, the Collection Account, the Group I Supplemental Interest Account or the Group II Supplemental Interest Account. Each Account shall be an Eligible Account.

               Accrued Certificate Interest Distribution Amount: With respect to any Distribution Date for each Class of Offered Certificates, the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the related Class Certificate Balance immediately prior to such Distribution Date, as reduced by such Class' share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date allocated to such Class pursuant to Section 4.01.

               Additional Disclosure Notification: As defined in Section
8.14(c).

               Additional Form 10-D Disclosure: As defined in Section 8.14(b).

               Additional Form 10-K Disclosure: As defined in Section 8.14(c).

               Adjusted Net Mortgage Interest Rate: As to each Mortgage Loan and at any time, the per annum rate equal to the Mortgage Interest Rate less the applicable Expense Fee Rate.

               Advance: Any Monthly Advance or Servicing Advance.

               Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               Agreement: This Trust Agreement and all amendments or supplements hereto.

               Amendment Reg AB: The Amendment Reg AB to the Master Loan Purchase and Servicing Agreement, dated as of August 30, 2006, among Barclays Bank PLC and Countrywide Home Loans, Inc., a copy of which is attached hereto as Exhibit U.

               Analytics Company: Intex Solutions, Inc., or any other bond analytics service provider identified to the Trustee by the Depositor.

               Applied Realized Loss Amount: With respect to any Group I Certificate, a Group I Applied Realized Loss Amount and with respect to any Group II Certificate, a Group II Applied Realized Loss Amount.

               Assignment Agreements: The Countrywide Assignment Agreement and the IndyMac Assignment Agreement.

               Assignment of Mortgage: An executed assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form (other than the assignee's name and recording information not yet returned from the recording office), reflecting the sale of the Mortgage to the Trustee.

               Book-Entry Certificates: As specified in the Preliminary
Statement.

               Business Day: Any day other than (i) Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions, in (a) the States of New York or California, (b) the State in which each Servicer's servicing operations are located or (c) any State in which the Trustee's Corporate Trust Office is located, are authorized or obligated by law or executive order to be closed.

               Certificate: Any one of the Certificates executed by the Trustee in substantially the forms attached hereto as exhibits.

               Certificate Balance: With respect to any Class of Principal Certificates, at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all distributions of principal previously made with respect thereto and reduced by any Applied Realized Loss Amounts applicable to such Class of Certificates; provided, however, that immediately following the Distribution Date on which a Subsequent Recovery for the related Loan Group is distributed, the Class Certificate Balances of any Class or Classes of Certificates of such Group that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recovery for such Loan Group distributed on such Distribution Date (up to the amount of Applied Realized Loss Amounts allocated to such Class or Classes). The Class I-CE, Class I-R, Class II-CE and Class II-R Certificates have no Certificate Balance.

               Certificate Group: The Group I Certificates or Group II Certificates, as applicable.

               Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

               Certificate Register: The register maintained pursuant to Section 5.02.

               Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any Affiliate of the Depositor in determining which Certificates are registered in the name of an Affiliate of the Depositor.

               Class: All Certificates bearing the same class designation as set forth in this Agreement.

               Class I-A Certificates: As specified in the Preliminary
Statement.

               Class I-A Principal Distribution Amount: With respect to any Distribution Date is the excess of (a) the aggregate Class Certificate Balance of the Class I-A Certificates immediately prior to such Distribution Date over
(b) the lesser of (x) 88.50% of the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date over the Group I Overcollateralization Floor.

               Class I-CE Certificates: All Certificates bearing the Class designation of "Class I-CE."

               Class I-CE Distributable Amount: On any Distribution Date, the sum of (i) as a distribution in respect of interest, the amount of interest that has accrued on the Class I-CE Interest (as set forth in the Preliminary Statement) and not applied as a Group I Extra Principal Distribution Amount on such Distribution Date, plus any such accrued interest remaining undistributed from prior Distribution Dates, plus (without duplication), (ii) as a distribution in respect of principal, any portion of the principal balance of the Class I-CE Interest that is distributable as a Group I Subordination Reduction Amount, minus (iii) any Group I Defaulted Swap Termination Payment payable from Group I Available Funds to the Group I Swap Provider and any amounts paid from the Group I Excess Reserve Fund Account to pay Group I Basis Risk Carry Forward Amounts.

               Class I-CE Interest: The Group I Upper Tier REMIC Regular Interest represented by the Class I-CE Certificates as specified and described in the Preliminary Statement and the related footnote thereto.

               Class I-IO Interest: As specified in the Preliminary Statement.

               Class I-IO Shortfalls: As defined in Section 8.15. For the avoidance of doubt, the Class I-IO Shortfall for any Distribution Date shall equal the amount payable to the Class I-CE Certificates in respect of amounts due to the Group I Swap Provider on such Distribution Date (other than Group I Defaulted Swap Termination Payments) in excess of the amount payable on the Class I-CE Interest (prior to reduction for any Group I Basis Risk Payments or Group I Defaulted Swap Termination Payments) or Class I-IO Interest on such Distribution Date, all as further provided in Section 8.15.

               Class I-LT-R Interest: The sole Class of "residual interest" in the Group I Lower Tier REMIC evidenced by the Class I-R Certificates.

               Class I-M Certificates: As specified in the Preliminary
Statement.

               Class I-M-1 Principal Distribution Amount: With respect to any Distribution Date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class I-A Certificates (after taking into account the distribution of the Class I-A Principal Distribution Amount for such Distribution Date) and (b) the Class Certificate Balance of the Class I-M-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of
(a) 91.70% of the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date over the Group I Overcollateralization Floor.

               Class I-M-2 Principal Distribution Amount: With respect to any Distribution Date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class I-A Certificates (after taking into account the distribution of the Class I-A Principal Distribution Amount for such Distribution Date), (b) the Class Certificate Balance of the Class I-M-1 Certificates (after taking into account the distribution of the Class I-M-1 Principal Distribution Amount for such Distribution Date) and (c) the Class Certificate Balance of the Class I-M-2 Certificates immediately prior to such Distribution Date over (ii) the lesser of (a) 93.10% of the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date and
(b) the excess, if any, of the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date over the Group I Overcollateralization Floor.

               Class I-M-3 Principal Distribution Amount: With respect to any Distribution Date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class I-A Certificates (after taking into account the distribution of the Class I-A Principal Distribution Amount for such Distribution Date), (b) the Class Certificate Balance of the Class I-M-1 Certificates (after taking into account the distribution of the Class I-M-1 Principal Distribution Amount for such Distribution Date), (c) the Class Certificate Balance of the Class I-M-2 Certificates (after taking into account the distribution of the Class I-M-2 Principal Distribution Amount for such Distribution Date) and (d) the Class Certificate Balance of the Class I-M-3 Certificates immediately prior to such Distribution Date over (ii) the lesser of
(a) 94.10% of the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date over the Group I Overcollateralization Floor.

               Class I-M-4 Principal Distribution Amount: With respect to any Distribution Date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class I-A Certificates (after taking into account the distribution of the Class I-A Principal Distribution Amount for such Distribution Date), (b) the Class Certificate Balance of the Class I-M-1 Certificates (after taking into account the distribution of the Class I-M-1 Principal Distribution Amount for such Distribution Date), (c) the Class Certificate Balance of the Class I-M-2 Certificates (after taking into account the distribution of the Class I-M-2 Principal Distribution Amount for such Distribution Date), (d) the Class Certificate Balance of the Class I-M-3 Certificates (after taking into account the distribution of the Class I-M-3 Principal Distribution Amount for such Distribution Date) and (e) the Class Certificate Balance of the Class I-M-4 Certificates immediately prior to such Distribution Date over (ii) the lesser of (a) 94.90% of the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date and
(b) the excess, if any, of the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date over the Group I Overcollateralization Floor.

               Class I-M-5 Principal Distribution Amount: With respect to any Distribution Date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class I-A Certificates (after taking into account the distribution of the Class I-A Principal Distribution Amount for such Distribution Date), (b) the Class Certificate Balance of the Class I-M-1 Certificates (after taking into account the distribution of the Class I-M-1 Principal Distribution Amount for such Distribution Date), (c) the Class Certificate Balance of the Class I-M-2 Certificates (after taking into account the distribution of the Class I-M-2 Principal Distribution Amount for such Distribution Date), (d) the Class Certificate Balance of the Class I-M-3 Certificates (after taking into account the distribution of the Class I-M-3 Principal Distribution Amount for such Distribution Date), (e) the Class Certificate Balance of the Class I-M-4 Certificates (after taking into account the distribution of the Class I-M-4 Principal Distribution Amount for such Distribution Date) and (f) the Class Certificate Balance of the Class I-M-5 Certificates immediately prior to such Distribution Date over (ii) the lesser of
(a) 95.90% of the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date over the Group I Overcollateralization Floor.

               Class I-M-6 Principal Distribution Amount: With respect to any Distribution Date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class I-A Certificates (after taking into account the distribution of the Class I-A Principal Distribution Amount for such Distribution Date), (b) the Class Certificate Balance of the Class I-M-1 Certificates (after taking into account the distribution of the Class I-M-1 Principal Distribution Amount for such Distribution Date), (c) the Class Certificate Balance of the Class I-M-2 Certificates (after taking into account the distribution of the Class I-M-2 Principal Distribution Amount for such Distribution Date), (d) the Class Certificate Balance of the Class I-M-3 Certificates (after taking into account the distribution of the Class I-M-3 Principal Distribution Amount for such Distribution Date), (e) the Class Certificate Balance of the Class I-M-4 Certificates (after taking into account the distribution of the Class I-M-4 Principal Distribution Amount for such Distribution Date), (f) the Class Certificate Balance of the Class I-M-5 Certificates (after taking into account the distribution of the Class I-M-5 Principal Distribution Amount for such Distribution Date) and (g) the Class Certificate Balance of the Class I-M-6 Certificates immediately prior to such Distribution Date over (ii) the lesser of (a) 96.70% of the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date and
(b) the excess, if any, of the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date over the Group I Overcollateralization Floor.

               Class I-M-7 Principal Distribution Amount: With respect to any Distribution Date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class I-A Certificates (after taking into account the distribution of the Class I-A Principal Distribution Amount for such Distribution Date), (b) the Class Certificate Balance of the Class I-M-1 Certificates (after taking into account the distribution of the Class I-M-1 Principal Distribution Amount for such Distribution Date), (c) the Class Certificate Balance of the Class I-M-2 Certificates (after taking into account the distribution of the Class I-M-2 Principal Distribution Amount for such Distribution Date), (d) the Class Certificate Balance of the Class I-M-3 Certificates (after taking into account the distribution of the Class I-M-3 Principal Distribution Amount for such Distribution Date), (e) the Class Certificate Balance of the Class I-M-4 Certificates (after taking into account the distribution of the Class I-M-4 Principal Distribution Amount for such Distribution Date), (f) the Class Certificate Balance of the Class I-M-5 Certificates (after taking into account the distribution of the Class I-M-5 Principal Distribution Amount for such Distribution Date), (g) the Class Certificate Balance of the Class I-M-6 Certificates (after taking into account the distribution of the Class I-M-6 Principal Distribution Amount for such Distribution Date) and (h) the Class Certificate Balance of the Class I-M-7 Certificates immediately prior to such Distribution Date over (ii) the lesser of
(a) 97.70% of the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date over the Group I Overcollateralization Floor.

               Class I-M-8 Principal Distribution Amount: With respect to any Distribution Date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class I-A Certificates (after taking into account the distribution of the Class I-A Principal Distribution Amount for that Distribution Date), (b) the Class Certificate Balance of the Class I-M-1 certificates (after taking into account the distribution of the Class I-M-1 Principal Distribution Amount for that Distribution Date), (c) the Class Certificate Balance of the Class I-M-2 certificates (after taking into account the distribution of the Class I-M-2 Principal Distribution Amount for that Distribution Date), (d) the Class Certificate Balance of the Class I-M-3 certificates (after taking into account the distribution of the Class I-M-3 Principal Distribution Amount for that Distribution Date), (e) the Class Certificate Balance of the Class I-M-4 certificates (after taking into account the distribution of the Class I-M-4 Principal Distribution Amount for that Distribution Date), (f) the Class Certificate Balance of the Class I-M-5 certificates (after taking into account the distribution of the Class I-M-5 Principal Distribution Amount for that Distribution Date), (g) the Class Certificate Balance of the Class I-M-6 certificates (after taking into account the distribution of the Class I-M-6 Principal Distribution Amount for that Distribution Date) (h) the Class Certificate Balance of the Class I-M-7 certificates (after taking into account the distribution of the Class I-M-7 Principal Distribution Amount for that Distribution Date) and (i) the Class Certificate Balance of the Class I-M-8 certificates immediately prior to that Distribution Date over (ii) the lesser of (a) 98.80% of the aggregate Stated Principal Balance of the Group I Mortgage Loans for that Distribution Date and
(b) the excess, if any, of the aggregate Stated Principal Balance of the Group I Mortgage Loans for that Distribution Date over the Group I Overcollateralization Floor.

               Class I-R Certificates: All Certificates bearing the Class designation of "Class I-R".

               Class I-UT-R Interest: The sole Class of "residual interest" in the Group I Upper Tier REMIC evidenced by the Class I-R Certificates.

               Class II-A Certificates: As specified in the Preliminary
Statement.

               Class II-A Principal Distribution Amount: With respect to any Distribution Date is the excess of (a) the aggregate Class Certificate Balance of the Class II-A Certificates immediately prior to such Distribution Date over
(b) the lesser of (x) 85.40% of the aggregate Stated Principal Balance of the Group II Mortgage Loans for such Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the Group II Mortgage Loans for such Distribution Date over the Group II Overcollateralization Floor.

               Class II-CE Certificates: All Certificates bearing the Class designation of "Class II-CE."

               Class II-CE Distributable Amount: On any Distribution Date, the sum of (i) as a distribution in respect of interest, the amount of interest that has accrued on the Class II-CE Interest (as set forth in the Preliminary Statement) and not applied as a Group II Extra Principal Distribution Amount on such Distribution Date, plus any such accrued interest remaining undistributed from prior Distribution Dates, plus (without duplication), (ii) as a distribution in respect of principal, any portion of the principal balance of the Class II-CE Interest that is distributable as a Group II Subordination Reduction Amount, minus (iii) any Group II Defaulted Swap Termination Payment payable from Group II Available Funds to the Group II Swap Provider and any amounts paid from the Group II Excess Reserve Fund Account to pay Group II Basis Risk Carry Forward Amounts.

               Class II-CE Interest: The Group II Upper Tier REMIC Regular Interest represented by the Class II-CE Certificates as specified and described in the Preliminary Statement and the related footnote thereto.

               Class II-IO Interest: As specified in the Preliminary Statement.

               Class II-IO Shortfalls: As defined in Section 8.15. For the avoidance of doubt, the Class II-IO Shortfall for any Distribution Date shall equal the amount payable to the Class II-CE Certificates in respect of amounts due to the Group II Swap Provider on such Distribution Date (other than Group II Defaulted Swap Termination Payments) in excess of the amount payable on the Class II-CE Interest (prior to reduction for any Group II Basis Risk Payments or Group II Defaulted Swap Termination Payments) or Class II-IO Interest on such Distribution Date, all as further provided in Section 8.15.

               Class II-LT-R Interest: The sole Class of "residual interest" in the Group II Lower Tier REMIC evidenced by the Class II-R Certificates.

               Class II-M Certificates: As specified in the Preliminary
Statement.

               Class II-M-1 Principal Distribution Amount: With respect to any Distribution Date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class II-A Certificates (after taking into account the distribution of the Class II-A Principal Distribution Amount for such Distribution Date) and (b) the Class Certificate Balance of the Class II-M-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of
(a) 88.00% of the aggregate Stated Principal Balance of the Group II Mortgage Loans for such Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the Group II Mortgage Loans for such Distribution Date over the Group II Overcollateralization Floor.

               Class II-M-2 Principal Distribution Amount: With respect to any Distribution Date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class II-A Certificates (after taking into account the distribution of the Class II-A Principal Distribution Amount for such Distribution Date), (b) the Class Certificate Balance of the Class II-M-1 Certificates (after taking into account the distribution of the Class II-M-1 Principal Distribution Amount for such Distribution Date) and (c) the Class Certificate Balance of the Class II-M-2 Certificates immediately prior to such Distribution Date over (ii) the lesser of (a) 90.40% of the aggregate Stated Principal Balance of the Group II Mortgage Loans for such Distribution Date and
(b) the excess, if any, of the aggregate Stated Principal Balance of the Group II Mortgage Loans for such Distribution Date over the Group II Overcollateralization Floor.

               Class II-M-3 Principal Distribution Amount: With respect to any Distribution Date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class II-A Certificates (after taking into account the distribution of the Class II-A Principal Distribution Amount for such Distribution Date), (b) the Class Certificate Balance of the Class II-M-1 Certificates (after taking into account the distribution of the Class II-M-1 Principal Distribution Amount for such Distribution Date), (c) the Class Certificate Balance of the Class II-M-2 Certificates (after taking into account the distribution of the Class II-M-2 Principal Distribution Amount for such Distribution Date) and (d) the Class Certificate Balance of the Class II-M-3 Certificates immediately prior to such Distribution Date over (ii) the lesser of
(a) 91.80% of the aggregate Stated Principal Balance of the Group II Mortgage Loans for such Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the Group II Mortgage Loans for such Distribution Date over the Group II Overcollateralization Floor.

               Class II-M-4 Principal Distribution Amount: With respect to any Distribution Date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class II-A Certificates (after taking into account the distribution of the Class II-A Principal Distribution Amount for such Distribution Date), (b) the Class Certificate Balance of the Class II-M-1 Certificates (after taking into account the distribution of the Class II-M-1 Principal Distribution Amount for such Distribution Date), (c) the Class Certificate Balance of the Class II-M-2 Certificates (after taking into account the distribution of the Class II-M-2 Principal Distribution Amount for such Distribution Date), (d) the Class Certificate Balance of the Class II-M-3 Certificates (after taking into account the distribution of the Class II-M-3 Principal Distribution Amount for such Distribution Date) and (e) the Class Certificate Balance of the Class II-M-4 Certificates immediately prior to such Distribution Date over (ii) the lesser of (a) 93.10% of the aggregate Stated Principal Balance of the Group II Mortgage Loans for such Distribution Date and
(b) the excess, if any, of the aggregate Stated Principal Balance of the Group II Mortgage Loans for such Distribution Date over the Group II Overcollateralization Floor.

               Class II-M-5 Principal Distribution Amount: With respect to any Distribution Date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class II-A Certificates (after taking into account the distribution of the Class II-A Principal Distribution Amount for such Distribution Date), (b) the Class Certificate Balance of the Class II-M-1 Certificates (after taking into account the distribution of the Class II-M-1 Principal Distribution Amount for such Distribution Date), (c) the Class Certificate Balance of the Class II-M-2 Certificates (after taking into account the distribution of the Class II-M-2 Principal Distribution Amount for such Distribution Date), (d) the Class Certificate Balance of the Class II-M-3 Certificates (after taking into account the distribution of the Class II-M-3 Principal Distribution Amount for such Distribution Date), (e) the Class Certificate Balance of the Class II-M-4 Certificates (after taking into account the distribution of the Class II-M-4 Principal Distribution Amount for such Distribution Date) and (f) the Class Certificate Balance of the Class II-M-5 Certificates immediately prior to such Distribution Date over (ii) the lesser of
(a) 94.30% of the aggregate Stated Principal Balance of the Group II Mortgage Loans for such Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the Group II Mortgage Loans for such Distribution Date over the Group II Overcollateralization Floor.

               Class II-M-6 Principal Distribution Amount: With respect to any Distribution Date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class II-A Certificates (after taking into account the distribution of the Class II-A Principal Distribution Amount for such Distribution Date), (b) the Class Certificate Balance of the Class II-M-1 Certificates (after taking into account the distribution of the Class II-M-1 Principal Distribution Amount for such Distribution Date), (c) the Class Certificate Balance of the Class II-M-2 Certificates (after taking into account the distribution of the Class II-M-2 Principal Distribution Amount for such Distribution Date), (d) the Class Certificate Balance of the Class II-M-3 Certificates (after taking into account the distribution of the Class II-M-3 Principal Distribution Amount for such Distribution Date), (e) the Class Certificate Balance of the Class II-M-4 Certificates (after taking into account the distribution of the Class II-M-4 Principal Distribution Amount for such Distribution Date), (f) the Class Certificate Balance of the Class II-M-5 Certificates (after taking into account the distribution of the Class II-M-5 Principal Distribution Amount for such Distribution Date) and (g) the Class Certificate Balance of the Class II-M-6 Certificates immediately prior to such Distribution Date over (ii) the lesser of (a) 96.40% of the aggregate Stated Principal Balance of the Group II Mortgage Loans for such Distribution Date and
(b) the excess, if any, of the aggregate Stated Principal Balance of the Group II Mortgage Loans for such Distribution Date over the Group II Overcollateralization Floor.

               Class II-M-7 Principal Distribution Amount: With respect to any Distribution Date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class II-A Certificates (after taking into account the distribution of the Class II-A Principal Distribution Amount for such Distribution Date), (b) the Class Certificate Balance of the Class II-M-1 Certificates (after taking into account the distribution of the Class II-M-1 Principal Distribution Amount for such Distribution Date), (c) the Class Certificate Balance of the Class II-M-2 Certificates (after taking into account the distribution of the Class II-M-2 Principal Distribution Amount for such Distribution Date), (d) the Class Certificate Balance of the Class II-M-3 Certificates (after taking into account the distribution of the Class II-M-3 Principal Distribution Amount for such Distribution Date), (e) the Class Certificate Balance of the Class II-M-4 Certificates (after taking into account the distribution of the Class II-M-4 Principal Distribution Amount for such Distribution Date), (f) the Class Certificate Balance of the Class II-M-5 Certificates (after taking into account the distribution of the Class II-M-5 Principal Distribution Amount for such Distribution Date), (g) the Class Certificate Balance of the Class II-M-6 Certificates (after taking into account the distribution of the Class II-M-6 Principal Distribution Amount for such Distribution Date) and (h) the Class Certificate Balance of the Class II-M-7 Certificates immediately prior to such Distribution Date over (ii) the lesser of
(a) 97.70% of the aggregate Stated Principal Balance of the Group II Mortgage Loans for such Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the Group II Mortgage Loans for such Distribution Date over the Group II Overcollateralization Floor.

               Class II-M-8 Principal Distribution Amount: With respect to any Distribution Date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class II-A Certificates (after taking into account the distribution of the Class II-A Principal Distribution Amount for such Distribution Date), (b) the Class Certificate Balance of the Class II-M-1 Certificates (after taking into account the distribution of the Class II-M-1 Principal Distribution Amount for such Distribution Date), (c) the Class Certificate Balance of the Class II-M-2 Certificates (after taking into account the distribution of the Class II-M-2 Principal Distribution Amount for such Distribution Date), (d) the Class Certificate Balance of the Class II-M-3 Certificates (after taking into account the distribution of the Class II-M-3 Principal Distribution Amount for such Distribution Date), (e) the Class Certificate Balance of the Class II-M-4 Certificates (after taking into account the distribution of the Class II-M-4 Principal Distribution Amount for such Distribution Date), (f) the Class Certificate Balance of the Class II-M-5 Certificates (after taking into account the distribution of the Class II-M-5 Principal Distribution Amount for such Distribution Date), (g) the Class Certificate Balance of the Class II-M-6 Certificates (after taking into account the distribution of the Class II-M-6 Principal Distribution Amount for such Distribution Date), (h) the Class Certificate Balance of the Class II-M-7 Certificates immediately prior to such Distribution Date and (i) the Class Certificate Balance of the Class II-M-8 Certificates immediately prior to such Distribution Date over (ii) the lesser of (a) 99.00% of the aggregate Stated Principal Balance of the Group II Mortgage Loans for such Distribution Date and
(b) the excess, if any, of the aggregate Stated Principal Balance of the Group II Mortgage Loans for such Distribution Date over the Group II Overcollateralization Floor.

               Class II-R Certificates: All Certificates bearing the Class designation of "Class II-R".

               Class II-UT-R Interest: The sole Class of "residual interest" in the Group II Upper Tier REMIC evidenced by the Class II-R Certificates.

               Class A Certificates: As specified in the Preliminary Statement.

               Class Certificate Balance: With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

               Class M Certificates: As specified in the Preliminary Statement.

               Class PTI-1-R Interest: The sole Class of "residual interest" in the Group I Pooling Tier REMIC-1 as described in the Preliminary Statement and the related footnote thereto.

               Class PTI-2-R Interest: The sole Class of "residual interest" in the Group I Pooling Tier REMIC-2 as described in the Preliminary Statement and the related footnote thereto.

               Class PTII-1-R Interest: The sole Class of "residual interest" in the Group II Pooling Tier REMIC-1 as described in the Preliminary Statement and the related footnote thereto.

               Class PTII-2-R Interest: The sole Class of "residual interest" in the Group II Pooling Tier REMIC-2 as described in the Preliminary Statement and the related footnote thereto.

               Closing Date: February 27, 2007.

               Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

               Collection Account: The "Custodial Account" as defined in each Servicing Agreement.

               Commission: The U.S. Securities and Exchange Commission.

               Compensating Interest: For any Distribution Date and Loan Group, the lesser of (a) the Prepayment Interest Shortfall for such Loan Group, if any, for such Distribution Date, with respect to voluntary Principal Prepayments for such Loan Group by the Mortgagor (excluding any payments made upon liquidation of the Mortgage Loan in the related Loan Group), and (b) in the case of Loan Group I and Countrywide Servicing only, one half of the lesser of (1) the Servicing Fee payable to Countrywide Servicing for such Distribution Date and
(2) the Servicing Fee actually received by Countrywide Servicing for such Distribution Date.

               Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

               Corporate Trust Office: The designated office of the Trustee in the State of California at which at any particular time its corporate trust business with respect to this Agreement is administered, which office at the date of the execution of this Agreement is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attn: Trust Administration-BC0701, facsimile no. (714) 247-6285, and which is the address to which notices to and correspondence with the Trustee should be directed.

               Countrywide Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of the Closing Date, among Countrywide Home Loans Servicing LP, Countrywide Home Loans Inc., the Trustee, the Sponsors and the Depositor, relating to the Group I Mortgage Loans, a copy of which is attached hereto as Exhibit N-2.

               Countrywide Home Loans: Countrywide Home Loans, Inc., a New York corporation, and its successors in interest.

               Countrywide Sale Agreement: The Master Mortgage Loan Purchase Agreement, dated August 30, 2006, between Barclays Bank PLC and Countrywide Home Loans, as amended by Amendment Reg AB, a copy of which is attached hereto as Exhibit L-2.

               Countrywide Servicing: Countrywide Home Loans Servicing LP, a Texas limited partnership, and its successors in interest.

               Countrywide Servicing Agreement: The Servicing Agreement, dated August 30, 2006, between Barclays Bank PLC and Countrywide Servicing, as amended by Amendment Reg AB, a copy of which is attached hereto as Exhibit M-2.

               Cumulative Loss Percentages: With respect to any Distribution Date and each Loan Group, the percentages set forth below:


Distribution Date Occurring In                    Cumulative Loss Percentage
--------------------------------    -------------------------------------------------------
March 2009 through February 2010    0.20% for the first month, plus an additional 1/12th of
                                    0.25% for each month thereafter

March 2010 through February 2011    0.45% for the first month, plus an additional 1/12th of
                                    0.30% for each month thereafter

March 2011 through February 2012    0.75% for the first month, plus an additional 1/12th of
                                    0.35% for each month thereafter

March 2012 through February 2013    1.10% for the first month, plus an additional 1/12th of
                                    0.20% for each month thereafter

March 2013 and thereafter           1.30% with respect to March 2013


               Custodial File: With respect to each Mortgage Loan, all Mortgage Loan Documents which are delivered to the Custodian or which at any time comes into the possession of the Custodian.

               Custodian: Wells Fargo Bank, N.A., a national banking association, and its successors in interest and, if any successor custodian is appointed hereunder, such successor.

               Custodian Fee: With respect to any Distribution Date (commencing with the March 2007 Distribution Date), the amount charged by the Custodian to the Trustee for custodial services with respect to the Mortgage Loans performed by the Custodian during the preceding calendar month (commencing with the month of March 2007), based on a custodial fee schedule furnished by the Custodian to the Trustee.

               Cut-off Date: February 1, 2007.

               Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date (after giving effect to payments of principal due on that date, whether or not received).

               DBRS: DBRS, Inc. and its successors, and if such company shall for any reason no longer perform the functions of a securities rating agency, "DBRS" shall be deemed to refer to any other "nationally recognized statistical rating organization" as set forth on the most current list of such organizations released by the Commission. For purposes of Section 10.05(b) the address for notices to DBRS shall be DBRS, Inc., 55 Broadway, 15th Floor, New York, New York 10006, or such other address as DBRS may hereafter furnish to the Depositor, the Custodian and the Trustee.

               Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

               Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

               Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

               Deleted Mortgage Loan: A Mortgage Loan which is purchased or repurchased by the applicable Original Loan Seller, the Purchasers or the Depositor in accordance with the terms of the applicable Sale Agreement, the applicable Assignment Agreement, the Representation Letter or this Agreement, as applicable, or which is, in the case of a substitution pursuant to the applicable Sale Agreement or the applicable Assignment Agreement, replaced or to be replaced with a substitute mortgage loan.

               Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or the Percentage Interest appearing on the face thereof.

               Depositor: BCAP LLC, a Delaware limited liability company, and its successors in interest.

               Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

               Depository Institution: Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated "P-1" by Moody's, "R-1 (high)" by DBRS and "A-1" by Standard & Poor's.

               Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

               Determination Date: With respect to each Remittance Date, the Business Day immediately preceding such Remittance Date.

               Disqualified Non-U.S. Person: With respect to a Residual Certificate, (i) any Non-U.S. Person or agent thereof other than a Non-U.S. Person that holds the Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective IRS Form W-8ECI, or (ii) any domestic entity classified as a partnership under the Code if any of its direct or indirect partners (other than through a U.S. corporation) are (or are permitted to be under the applicable partnership agreement) Disqualified Non-U.S. Persons, unless such Person described in (i) or (ii) above has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificate will not be disregarded for federal income tax purposes.

               Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.01(b) in the name of the Trustee for the benefit of the Certificateholders and designated "Deutsche Bank National Trust Company in trust for registered holders of BCAP LLC Trust 2007-AA1 Mortgage Pass-Through Certificates, Series 2007-AA1". Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

               Distribution Date: The 25th day of each month or, if such day is not a Business Day, the immediately succeeding Business Day, commencing in March 2007.

               Document Certification and Exception Report: The report attached to Exhibit F hereto.

               Due Date: The day of the month on which the Scheduled Payment is due on a Mortgage Loan, exclusive of any days of grace.

               Due Period: With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs.

               Eligible Account: Either (i) an account maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution, (ii) an account maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity or (iii) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee. Each Eligible Account shall be a separate account.

               Eligible Institution: A federal or state-chartered depository institution or trust company the commercial paper, short-term debt obligations, or other short-term deposits of which are rated at least "A-1+" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 365 days (or at least "A-2" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 30 days), or the long-term unsecured debt obligations of which are rated at least "AA-" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 365 days, and the commercial paper, short-term debt obligations, or other short-term deposits of which are rated at least "P-1" by Moody's or "R-1" by DBRS (or a comparable rating if another Rating Agency is specified by the Depositor by written notice to the Trustee) (in each case to the extent they are designated as Rating Agencies in the Preliminary Statement).

               ERISA: The Employee Retirement Income Security Act of 1974, as amended.

               ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption ("PTE") 2002-41, 67 Fed. Reg. 54487 (2002) (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

               ERISA-Restricted Certificate: As specified in the Preliminary Statement.

               Event of Default: With respect to each Servicer, as defined in the related Servicing Agreement.

               Exchange Act: The Securities Exchange Act of 1934, as amended.

               Expense Fee Rate: As to each Mortgage Loan, a per annum rate equal to the sum of the Servicing Fee Rate and any lender paid mortgage insurance premium rate applicable to such Mortgage Loan.

               Expense Fees: As to each Mortgage Loan, the fees calculated by reference to the Expense Fee Rate.

               Fannie Mae: The Federal National Mortgage Association, and its successors in interest.

               Final Scheduled Distribution Date: The Final Scheduled Distribution Date for each Class of Group I Certificates is the Distribution Date occurring in February 2047 and the Final Scheduled Distribution Date for each Class of Group II Certificates is the Distribution Date occurring in March 2037.

               Form 8-K Disclosure Information: As defined in Section 8.14(g).

               Freddie Mac: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, and its successors in interest.

               Gross Margin: The fixed percentage amount set forth in the related Mortgage Note to be added to the applicable Index to determine the Mortgage Rate.

               Group: With respect to the Certificates, the related Certificate Group and with respect to the Mortgage Loans, the related Loan Group.

               Group I: With respect to Certificates, the Group I Certificates and with respect to Mortgage Loans, the Group I Mortgage Loans.

               Group I 60+ Day Delinquent Mortgage Loan: With respect to any Distribution Date and each Group I Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the related Due Period, two months or more delinquent (as calculated in accordance with the MBA method), each Group I Mortgage Loan in foreclosure, each Group I REO Property and each Group I Mortgage Loan for which the Mortgagor has filed for bankruptcy.

               Group I Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the aggregate Class Certificate Balance of the Group I Principal Certificates after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date.

               Group I Available Funds: With respect to any Distribution Date and the Group I Mortgage Loans, to the extent received by the Trustee (x) the sum of (i) all scheduled installments of interest (net of the related Expense
Fees) and principal due on the Due Date on such Group I Mortgage Loans in the related Due Period and received by the related Servicer on or prior to the related Determination Date, together with any Monthly Advances in respect thereof; (ii) all Condemnation Proceeds, Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries received by the related Servicer on the Group II Mortgage Loans during the related Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments on the Group I Mortgage Loans received by the related Servicer during the related Prepayment Period together with all Compensating Interest paid by the related Servicer in connection therewith (excluding any Prepayment Premiums); (iv) all Substitution Adjustment Amounts with respect to substitutions of Group I Mortgage Loans that occur on or prior to the related Determination Date; (v) all amounts received with respect to such Distribution Date as the Repurchase Price in respect of a Group I Mortgage Loan repurchased on or prior to the related Determination Date; and (vi) the proceeds received with respect to the termination of the Loan Group I pursuant to clause (a) of Section 9.01; reduced by (y) amounts in reimbursement for Advances previously made with respect to the Group I Mortgage Loans and other amounts as to which the related Servicer, the Depositor, the Custodian or the Trustee are entitled to be paid or reimbursed pursuant to this Agreement.

               Group I Basic Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the Group I Principal Remittance Amount for such Distribution Date over (ii) the Group I Excess Subordinated Amount, if any, for such Distribution Date.

               Group I Basis Risk Carry Forward Amount: With respect to each Class of Group I Principal Certificates, as of any Distribution Date, the sum of
(A) if on such Distribution Date the Pass-Through Rate for any Class of Group I Principal Certificates is based upon the Group I WAC Cap, the excess, if any, of
(i) the Accrued Certificate Interest Distribution Amount such Class of Certificates would otherwise be entitled to receive on such Distribution Date had such Pass-Through Rate not been subject to the Group I WAC Cap, over (ii) the Accrued Certificate Interest Distribution Amount payable on such Class of Certificates at the Group I WAC Cap for such Distribution Date and (B) the portion of any such excess described in clause (A) for such Class of Certificates from all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the applicable Pass-Through Rate for such Class of Certificates for such Distribution Date, without giving effect to the Group I WAC Cap.

               Group I Basis Risk Payment: For any Distribution Date, an amount equal to the lesser of (i) the aggregate of the Group I Basis Risk Carry Forward Amounts for such Distribution Date and (ii) the Class I-CE Distributable Amount (prior to any reduction for (x) amounts paid from the Group I Excess Reserve Fund Account to pay any Group I Basis Risk Carry Forward Amount or (y) any Group I Defaulted Swap Termination Payment).

               Group I Certificates: As specified in the Preliminary Statement.

               Group I Corresponding Class: The Class of interests in the Group I Lower Tier REMIC or Group I Upper Tier REMIC created under this Agreement that corresponds to the Class of interests in the other such Group I Trust REMIC, as applicable, or to a Class of Certificates in the manner set out below:

     Group I Corresponding   Group I Corresponding
       Lower Tier REMIC        Upper Tier REMIC      Group I Corresponding
       Regular Interest        Regular Interest      Class of Certificates
     ---------------------   ---------------------   ---------------------
        Class LT-I-A-1            Class I-A-1             Class I-A-1
        Class LT-I-A-2            Class I-A-2             Class I-A-2
        Class LT-I-A-3            Class I-A-3             Class I-A-3
        Class LT-I-A-4            Class I-A-4             Class I-A-4
        Class LT-I-M-1            Class I-M-1             Class I-M-1
        Class LT-I-M-2            Class I-M-2             Class I-M-2
        Class LT-I-M-3            Class I-M-3             Class I-M-3
        Class LT-I-M-4            Class I-M-4             Class I-M-4
        Class LT-I-M-5            Class I-M-5             Class I-M-5
        Class LT-I-M-6            Class I-M-6             Class I-M-6
        Class LT-I-M-7            Class I-M-7             Class I-M-7
        Class LT-I-M-8            Class I-M-8             Class I-M-8


               Group I Corresponding Pooling Tier REMIC-1 Regular Interest: As described in the Preliminary Statement.

               Group I Corresponding Pooling Tier REMIC-2 IO Interest: As described in the Preliminary Statement.

               Group I Corresponding Scheduled Crossover Distribution Date: The Distribution Date in the month and year specified in the Preliminary Statement corresponding to a Group I Pooling Tier REMIC-2 IO Interest.

               Group I Cumulative Loss Trigger Event: If, with respect to any Distribution Date, the quotient (expressed as a percentage) of (x) the aggregate amount of Realized Losses in Loan Group I incurred since the Cut-off Date through the last day of the related Due Period, divided by (y) the Group I Cut-off Date Pool Principal Balance, exceeds the applicable Cumulative Loss Percentages for Loan Group I.

               Group I Cut-off Date Pool Principal Balance: The aggregate Stated Principal Balances of all Group I Mortgage Loans as of the Cut-off Date.

               Group I Defaulted Swap Termination Payment: Any Group I Swap Termination Payment required to be paid by the Trust out of the Group I Available Funds to the Group I Swap Provider pursuant to the Group I Interest Rate Swap Agreement as a result of an "Event of Default" (as defined in the Group I Interest Rate Swap Agreement) with respect to which the Group I Swap Provider is the defaulting party or a Termination Event (as defined in the Group I Interest Rate Swap Agreement) (other than Illegality or a Tax Event that is not a Tax Event Upon Merger (each as defined in the Group I Interest Rate Swap Agreement )) with respect to which the Group I Swap Provider is the sole Affected Party (as defined in the Group I Interest Rate Swap Agreement).

               Group I Delinquency Trigger Event: With respect to any Distribution Date, the circumstances in which the quotient (expressed as a percentage) of (x) the rolling three month average of the aggregate unpaid principal balance of Group I 60+ Day Delinquent Mortgage Loans, divided by (y) the aggregate unpaid principal balance of the Group I Mortgage Loans, as of the last day of the related Due Period, equals or exceeds 40.00% of the prior period's Group I Senior Enhancement Percentage.

               Group I Excess Reserve Fund Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.01(a) in the name of the Trustee for the benefit of the Group I Regular Certificateholders and designated "Deutsche Bank National Trust Company in trust for registered holders of BCAP LLC Trust 2007-AA1, Mortgage Pass-Through Certificates, Series 2007-AA1". Funds in the Group I Excess Reserve Fund Account shall be held in trust for the Group I Regular Certificateholders for the uses and purposes set forth in this Agreement. Amounts on deposit in the Group I Excess Reserve Fund Account shall not be invested.

               Group I Excess Subordinated Amount: With respect to any Distribution Date, the excess, if any, of (a) the Group I Subordinated Amount for such Distribution Date over (b) the Group I Specified Subordinated Amount for such Distribution Date.

               Group I Extra Principal Distribution Amount: As of any Distribution Date, the lesser of (x) the related Group I Total Monthly Excess Spread for such Distribution Date and (y) the related Group I
Overcollateralization Deficiency for such Distribution Date.

               Group I Interest Rate Swap Agreement: The interest rate swap agreement, dated as of February 27, 2007, between the Group I Swap Provider and the Trustee, a copy of which is attached hereto as Exhibit O-1.

               Group I Interest Remittance Amount: With respect to any Distribution Date and the Group I Mortgage Loans, that portion of Group I Available Funds attributable to interest received or advanced with respect to the Group I Mortgage Loans, net of the fees payable to the related Servicer, and net of any Group I Net Swap Payments and Group I Swap Termination Payments, other than Group I Defaulted Swap Termination Payments, payable to the Group I Swap Provider with respect to such Distribution Date.

               Group I Lower Tier Regular Interest: Each of the Class LT-I-A-1, Class LT-I-A-2, Class LT-I-A-3, Class LT-I-A-4, Class LT-I-M-1, Class LT-I-M-2, Class LT-I-M-3, Class LT-I-M-4, Class LT-I-M-5, Class LT-I-M-6, Class LT-I-M-7, Class LT-I-M-8, Class LT-I-IO and Class LT-I-Accrual Interests, as described in the Preliminary Statement.

               Group I Lower Tier REMIC: As described in the Preliminary Statement.

               Group I Lower Tier REMIC Interest Rate: As described in the Preliminary Statement.

               Group I Lower Tier REMIC Principal Amount: The principal balance of each Group I Lower Tier Regular Interest, determined as set forth in the Preliminary Statement. The Group I Lower Tier REMIC Principal Amount shall be computed to at least eight (8) decimal places.

               Group I Lower Tier REMIC Net WAC Rate: A per annum variable rate equal to the weighted average of the Group I Pooling Tier REMIC-2 Interest Rates of the Group I Pooling Tier REMIC-2 Regular Interests (other than the Group I Pooling Tier REMIC-2 IO Interests).

               Group I Lower Tier Principal Amount: As described in the Preliminary Statement.

               Group I Mortgage Loan: Each Mortgage Loan listed on the Mortgage Loan Schedule as a Group I Mortgage Loan.

               Group I Net Monthly Excess Cash Flow: For any Distribution Date, the amount remaining for distribution pursuant to Section 4.01(a)(iii) (before giving effect to distributions pursuant to such subsection).

               Group I Net Prepayment Interest Shortfall: For any Distribution Date, the amount by which the sum of the Group I Prepayment Interest Shortfalls for such Distribution Date exceeds the Compensating Interest payments for Loan Group I made with respect to such Distribution Date.

               Group I Net Swap Payment: With respect to any Distribution Date, any net payment (other than a Group I Swap Termination Payment) payable by the Trust to the Group I Swap Provider on the related Fixed Rate Payer Payment Date (as defined in the Group I Interest Rate Swap Agreement).

               Group I Net Swap Receipt: With respect to any Distribution Date, any net payment (other than a Group I Swap Termination Payment) made by the Group I Swap Provider to the Trust on the related Floating Rate Payer Payment Date (as defined in the Group I Interest Rate Swap Agreement), or any amount withdrawn from the applicable reserve account referred to in the fourth full paragraph of Section 4.05 that is required under that paragraph be treated as a Group Net I Swap Receipt for purposes of determining the distributions from the Group I Supplemental Interest Account.

               Group I Offered Certificates: As specified in the Preliminary Statement.

               Group I Optional Termination Date: The Distribution Date on which the aggregate Stated Principal Balance of the Group I Mortgage Loans, as of the last day of the related Due Period, is equal to 10% or less of the Group I Cut-off Date Pool Principal Balance.

               Group I Overcollateralization Floor: An amount equal to 0.50% of the Group I Cut-off Date Pool Principal Balance.

               Group I Pooling Tier REMIC-1: As described in the Preliminary Statement.

               Group I Pooling Tier REMIC-1 Interest Rate: As described in the Preliminary Statement.

               Group I Pooling Tier REMIC-1 Net WAC Rate: With respect to the Group I Mortgage Loans as of any Distribution Date, a per annum rate equal to
(a) the weighted average of the Adjusted Net Mortgage Interest Rates then in effect on the beginning of the related Due Period on the Group I Mortgage Loans multiplied by (b) 30 divided by the actual number of days in the related Interest Accrual Period.

               Group I Pooling Tier REMIC-1 Principal Amount: As described in the Preliminary Statement.

               Group I Pooling Tier REMIC-1 Regular Interest: As described in the Preliminary Statement.

               Group I Pooling Tier REMIC-2: As described in the Preliminary Statement.

               Group I Pooling Tier REMIC-2 Interest Rate: As described in the Preliminary Statement.

               Group I Pooling Tier REMIC-2 IO Interest: Any of the Group I Pooling Tier REMIC-2 Regular Interests with the designation "IO" in its name.

               Group I Pooling Tier REMIC-2 IO Notional Balance: As described in the Preliminary Statement.

               Group I Pooling Tier REMIC-2 Principal Amount: As described in the Preliminary Statement.

               Group I Pooling Tier REMIC-2 Regular Interest: As described in the Preliminary Statement.

               Group I Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of the Group I Mortgage Loans for such Distribution Date that were Outstanding Mortgage Loans on the Due Date in the related Due Period.

               Group I Posted Collateral Account: The separate Account created and maintained by the Trustee pursuant to Section 4.05 in the name of the Trustee for the benefit of the Certificateholders and designated "Deutsche Bank National Trust Company for the benefit of the registered holders of BCAP LLC Trust 2007-AA1 Mortgage Pass-Through Certificates, Series 2007-AA1." Funds in the Group I Posted Collateral Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement and under the Group I Interest Rate Swap Agreement.

               Group I Prepayment Interest Shortfall: With respect to any Remittance Date, the sum of, for each Group I Mortgage Loan that was, during the related Principal Prepayment Period, the subject of a Principal Prepayment that was applied by the applicable Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding the Due Date in the succeeding Principal Prepayment Period, an amount equal to the product of (a) the Mortgage Interest Rate net of the applicable Servicing Fee Rate for such Mortgage Loan,
(b) the amount of the Principal Prepayment for such Mortgage Loan, (c) 1/360 and
(d) the number of days commencing on the date on which such Principal Prepayment was applied and ending on the last day of the related Principal Prepayment Period.

               Group I Principal Certificates: As specified in the Preliminary Statement.

               Group I Principal Distribution Amount: For any Distribution Date, the sum of (i) the Group I Basic Principal Distribution Amount for such Distribution Date and (ii) the Group I Extra Principal Distribution Amount for such Distribution Date.

               Group I Principal Remittance Amount: With respect to any Distribution Date and the Group I Mortgage Loans, the amount equal to the sum of the following amounts (without duplication): (i) all scheduled payments of principal due on the Due Date on such Mortgage Loans in the related Due Period and received on or prior to the related Determination Date, together with any Monthly Advances in respect thereof; (ii) all Condemnation Proceeds, Insurance Proceeds and Liquidation Proceeds allocable to principal and received during the related Principal Prepayment Period with respect to Loan Group I; (iii) all Principal Prepayments allocable to principal and received during the related Principal Prepayment Period for Loan Group I; (iv) all amounts received with respect to such Distribution Date representing the portion of the purchase price allocable to principal in connection with a purchase or repurchase of a Deleted Mortgage Loan in Loan Group I; (v) principal portion of all amounts received with respect to such Distribution Date as a Substitution Adjustment Amount and received in connection with the substitution of a Group I Mortgage Loan; and
(vi) the allocable portion of the proceeds received with respect to the termination of Loan Group I pursuant to clause (a) of Section 9.01 (to the extent such proceeds relate to principal).

               Group I Replacement Swap Provider Payment: As defined in Section 4.05.

               Group I Specified Subordinated Amount: With respect to each Distribution Date (i) prior to the Group I Stepdown Date, an amount equal to 0.60% of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off Date, (ii) on or after the Group I Stepdown Date, if there is no Group I Trigger Event in effect, the greater of (a) 1.20% of the aggregate Stated Principal Balance of the Group I Mortgage Loans for the related Distribution Date (after taking into account all principal received on the Group I Mortgage Loans that is distributed on such Distribution Date) and (b) the Group I Overcollateralization Floor and (iii) on or after the Group I Stepdown Date, if a Group I Trigger Event is in effect, the Group I Specified Subordinated Amount for the prior distribution date. When the Class Certificate Balance of each Class of Group I Offered Certificates has been reduced to zero, the Group I Specified Subordinated Amount will thereafter equal zero.

               Group I Stepdown Date: The later to occur of (i) the earlier to occur of (a) the Distribution Date in March 2010 and (b) the Distribution Date immediately following the Distribution Date on which the aggregate Class Certificate Balances of the Class I-A Certificates have been reduced to zero and
(ii) the first Distribution Date on which the Group I Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Group I Mortgage Loans applied to reduce the Stated Principal Balance of the Group I Mortgage Loans for the applicable Distribution Date but prior to any applications of Group I Principal Distribution Amount to the Group I Certificates on such Distribution Date) is greater than or equal to the Group I Senior Specified Enhancement Percentage.

               Group I Subordinated Amount: As of any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date over (b) the Class Certificate Balances of the Group I Principal Certificates as of such Distribution Date (after giving effect to the payment of the Group I Principal Remittance Amount on such Certificates on that Distribution Date).

               Group I Subordinated Certificates: As specified in the Preliminary Statement.

               Group I Subordination Deficiency: With respect to any Distribution Date, the excess, if any, of (a) the Group I Specified Subordinated Amount applicable to such Distribution Date over (b) the Group I Subordinated Amount applicable to such Distribution Date.

               Group I Subordination Reduction Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the Group I Excess Subordinated Amount and (b) the Group I Net Monthly Excess Cash Flow.

               Group I Supplemental Interest Account: The separate account created pursuant to Section 4.05 of this Agreement consisting of the Group I Interest Rate Swap Agreement, the Class I-IO Interest and the right to receive Class I-IO Shortfalls, subject to the obligation to pay amounts specified in
Section 4.05. The Account is created and maintained by the Trustee for the benefit of the Certificateholders and designated "Deutsche Bank National Trust Company in the name of registered holders of BCAP LLC Trust 2007-AA1 Mortgage Pass-Through Certificates, Series 2007-AA1."

               Group I Swap LIBOR: With respect to any Distribution Date (and the related Interest Accrual Period), the product of (i) USD-LIBOR-BBA (as used in the Group I Interest Rate Swap Agreement), (ii) two, and (iii) the quotient of (a) the actual number of days in the Interest Accrual Period for the Group I Offered Certificates divided by (b) 30.

               Group I Swap Provider: Barclays Bank PLC, a bank authorized and regulated by the United Kingdom's Financial Services Authority and a member of the London Stock Exchange, and its successors in interest.

               Group I Swap Termination Payment: Any payment payable by the Trust or the Group I Swap Provider upon termination of the Group I Interest Rate Swap Agreement as a result of an Event of Default (as defined in the Group I Interest Rate Swap Agreement) or a Termination Event (as defined in the Group I Interest Rate Swap Agreement).

               Group I Total Monthly Excess Spread: As to any Distribution Date, an amount equal to the excess if any, of (i) the interest collected (prior to the Remittance Date) or advanced on the Group I Mortgage Loans for Due Dates during the related Due Period (net of Expense Fees) over (ii) the sum of (A) the interest payable to the Group I Principal Certificates on such Distribution Date pursuant to Section 4.01(a)(i), (B) any Group I Net Swap Payments payable to the Group I Swap Provider and (C) any Group I Swap Termination Payment (other than a Group I Defaulted Swap Termination Payment) payable to the Group I Swap Provider from Group I Available Funds.

               Group I Trigger Event: Either a Group I Cumulative Loss Trigger Event or a Group I Delinquency Trigger Event.

               Group I Trust REMIC: Any of the Group I Pooling Tier REMIC-1, the Group I Pooling Tier REMIC-2, the Group I Lower Tier REMIC or the Group I Upper Tier REMIC, as applicable.

               Group I Upper Tier Carry Forward Amount: With respect to each Class of Group I Offered Certificates, as of any Distribution Date, the sum of
(A) if on such Distribution Date the Group I Upper Tier REMIC Interest Rate for the Group I Corresponding Class of Group I Upper Tier REMIC Regular Interest is based upon the Group I Upper Tier REMIC Net WAC Rate, the excess, if any, of (i) the Accrued Certificate Interest Distribution Amount such Class of Group I Offered Certificates would otherwise be entitled to receive on such Distribution Date taking into account the Group I WAC Cap, over (ii) the Accrued Certificate Interest Distribution Amount such Class of Group I Upper Tier REMIC Regular Interest would otherwise be entitled to receive on such Distribution Date taking into account the Group I Upper Tier REMIC Net WAC Rate and (B) the Group I Upper Tier Carry Forward Amount for such Class of Certificates for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the applicable Group I Upper Tier REMIC Interest Rate for such Class of Certificates for such Distribution Date, without giving effect to the Group I Upper Tier REMIC Net WAC Rate.

               Group I Upper Tier REMIC: As described in the Preliminary Statement.

               Group I Upper Tier REMIC Net WAC Rate: For any Distribution Date, the weighted average of the Group I Lower Tier REMIC Interest Rate of the Group I Lower Tier Regular Interests (other than the Class I-LT-IO Interest), weighted on the basis of the Group I Lower Tier REMIC Principal Amounts.

               Group I Upper Tier REMIC Regular Interest: As described in the Preliminary Statement.

                      Group I WAC Cap: With respect to Loan Group I as of any Distribution Date, a per annum rate equal to: the weighted average of the Adjusted Net Mortgage Interest Rates then in effect on the beginning of the related Due Period on the Group I Mortgage Loans minus the product of (A) the Group I Net Swap Payment plus any Group I Swap Termination Payment (other than a Group I Defaulted Swap Termination Payment), made to the Group I Swap Provider from Group I Available Funds, if any, expressed as a percentage equal to a fraction, the numerator of which is equal to the Group I Net Swap Payment plus any Group I Swap Termination Payment (other than a Group I Defaulted Swap Termination Payment) made to the Group I Swap Provider from Group I Available Funds and the denominator of which is equal to the aggregate Stated Principal Balance of the Group I Mortgage Loans at the beginning of that Due Period and
(B) 12 multiplied by (ii) 30 divided by the actual number of days in the related Interest Accrual Period.

                      Group II: With respect to Certificates, the Group II Certificates and with respect to Mortgage Loans, the Group II Mortgage Loans.

               Group II 60+ Day Delinquent Mortgage Loan: With respect to any Distribution Date and each Group II Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the related Due Period, two months or more delinquent (as calculated in accordance with the MBA method), each Group II Mortgage Loan in foreclosure, each Group II REO Property and each Group II Mortgage Loan for which the Mortgagor has filed for bankruptcy.

                      Group II Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the aggregate Class Certificate Balance of the Group II Principal Certificates after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Group II Mortgage Loans for such Distribution Date.

               Group II Available Funds: With respect to any Distribution Date and the Group II Mortgage Loans, to the extent received by the Trustee (x) the sum of (i) all scheduled installments of interest (net of the related Expense
Fees) and principal due on the Due Date on such Group II Mortgage Loans in the related Due Period and received by the related Servicer on or prior to the related Determination Date, together with any Monthly Advances in respect thereof; (ii) all Condemnation Proceeds, Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries received by the related Servicer on the Group II Mortgage Loans during the related Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments on the Group II Mortgage Loans received by the related Servicer during the related Prepayment Period together with all Compensating Interest paid by the related Servicer in connection therewith (excluding any Prepayment Premiums); (iv) all Substitution Adjustment Amounts with respect to substitutions of Group II Mortgage Loans that occur on or prior to the related Determination Date; (v) all amounts received with respect to such Distribution Date as the Repurchase Price in respect of a Group II Mortgage Loan repurchased on or prior to the related Determination Date; and (vi) the proceeds received with respect to the termination of the Loan Group II pursuant to clause (a) of Section 9.01; reduced by (y) amounts in reimbursement for Advances previously made with respect to the Group II Mortgage Loans and other amounts as to which the related Servicer, the Depositor, the Custodian or the Trustee are entitled to be paid or reimbursed pursuant to this Agreement.

               Group II Basic Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the Group II Principal Remittance Amount for such Distribution Date over (ii) the Group II Excess Subordinated Amount, if any, for such Distribution Date.

               Group II Basis Risk Carry Forward Amount: With respect to each Class of Group II Principal Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for any Class of Group II Principal Certificates is based upon the Group II WAC Cap, the excess, if any, of (i) the Accrued Certificate Interest Distribution Amount such Class of Certificates would otherwise be entitled to receive on such Distribution Date had such Pass-Through Rate not been subject to the Group II WAC Cap, over (ii) the Accrued Certificate Interest Distribution Amount payable on such Class of Certificates at the Group II WAC Cap for such Distribution Date and (B) the portion of any such excess described in clause (A) for such Class of Certificates from all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the applicable Pass-Through Rate for such Class of Certificates for such Distribution Date, without giving effect to the Group II WAC Cap.

               Group II Basis Risk Payment: For any Distribution Date, an amount equal to the lesser of (i) the aggregate of the Group II Basis Risk Carry Forward Amounts for such Distribution Date and (ii) the Class II-CE Distributable Amount (prior to any reduction for (x) amounts paid from the Group II Excess Reserve Fund Account to pay any Group II Basis Risk Carry Forward Amount or (y) any Group II Defaulted Swap Termination Payment).

               Group II Certificates: As specified in the Preliminary Statement.

               Group II Corresponding Class: The Class of interests in the Group II Lower Tier REMIC or Group II Upper Tier REMIC created under this Agreement that corresponds to the Class of interests in the other such Group II Trust REMIC, as applicable, or to a Class of Certificates in the manner set out below:

    Group II Corresponding   Group II Corresponding
       Lower Tier REMIC         Upper Tier REMIC      Group II Corresponding
       Regular Interest         Regular Interest      Class of Certificates
    ----------------------   ----------------------   ----------------------
       Class LT-II-A-1            Class II-A-1             Class II-A-1
       Class LT-II-A-2            Class II-A-2             Class II-A-2
       Class LT-II-M-1            Class II-M-1             Class II-M-1
       Class LT-II-M-2            Class II-M-2             Class II-M-2
       Class LT-II-M-3            Class II-M-3             Class II-M-3
       Class LT-II-M-4            Class II-M-4             Class II-M-4
       Class LT-II-M-5            Class II-M-5             Class II-M-5
       Class LT-II-M-6            Class II-M-6             Class II-M-6
       Class LT-II-M-7            Class II-M-7             Class II-M-7
       Class LT-II-M-8            Class II-M-8             Class II-M-8

               Group II Corresponding Pooling Tier REMIC-1 Regular Interest: As described in the Preliminary Statement.

               Group II Corresponding Pooling Tier REMIC-2 IO Interest: As described in the Preliminary Statement.

               Group II Corresponding Scheduled Crossover Distribution Date: The Distribution Date in the month and year specified in the Preliminary Statement corresponding to a Group II Pooling Tier REMIC-2 IO Interest.

               Group II Cumulative Loss Trigger Event: If, with respect to any Distribution Date, the quotient (expressed as a percentage) of (x) the aggregate amount of Realized Losses in Loan Group II incurred since the Cut-off Date through the last day of the related Due Period, divided by (y) the Group II Cut-off Date Pool Principal Balance, exceeds the applicable Cumulative Loss Percentages for Loan Group II.

               Group II Cut-off Date Pool Principal Balance: The aggregate Stated Principal Balances of all Group II Mortgage Loans as of the Cut-off Date.

               Group II Defaulted Swap Termination Payment: Any Group II Swap Termination Payment required to be paid by the Trust out of the Group II Available Funds to the Group II Swap Provider pursuant to the Group II Interest Rate Swap Agreement as a result of an "Event of Default" (as defined in the Group II Interest Rate Swap Agreement) with respect to which the Group II Swap Provider is the defaulting party or a Termination Event (as defined in the Group II Interest Rate Swap Agreement) (other than Illegality or a Tax Event that is not a Tax Event Upon Merger (each as defined in the Group II Interest Rate Swap Agreement )) with respect to which the Group II Swap Provider is the sole Affected Party (as defined in the Group II Interest Rate Swap Agreement).

               Group II Delinquency Trigger Event: With respect to any Distribution Date, the circumstances in which the quotient (expressed as a percentage) of (x) the rolling three month average of the aggregate unpaid principal balance of Group II 60+ Day Delinquent Mortgage Loans, divided by (y) the aggregate unpaid principal balance of the Group II Mortgage Loans, as of the last day of the related Due Period, equals or exceeds 40.00% of the prior period's Group II Senior Enhancement Percentage.

               Group II Excess Reserve Fund Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.01(a) in the name of the Trustee for the benefit of the Group II Regular Certificateholders and designated "Deutsche Bank National Trust Company in trust for registered holders of BCAP LLC Trust 2007-AA1, Mortgage Pass-Through Certificates, Series 2007-AA1". Funds in the Group II Excess Reserve Fund Account shall be held in trust for the Group II Regular Certificateholders for the uses and purposes set forth in this Agreement. Amounts on deposit in the Group II Excess Reserve Fund Account shall not be invested.

               Group II Excess Subordinated Amount: With respect to any Distribution Date, the excess, if any, of (a) the Group II Subordinated Amount for such Distribution Date over (b) the Group II Specified Subordinated Amount for such Distribution Date.

               Group II Extra Principal Distribution Amount: As of any Distribution Date, the lesser of (x) the related Group II Total Monthly Excess Spread for such Distribution Date and (y) the related Group II
Overcollateralization Deficiency for such Distribution Date.

               Group II Interest Rate Swap Agreement: The interest rate swap agreement, dated as of February 27, 2007, between the Group II Swap Provider and the Trustee, a copy of which is attached hereto as Exhibit O-2.

               Group II Interest Remittance Amount: With respect to any Distribution Date and the Group II Mortgage Loans, that portion of Group II Available Funds attributable to interest received or advanced with respect to the Group II Mortgage Loans, net of the fees payable to the related Servicer, and net of any Group II Net Swap Payments and Group II Swap Termination Payments, other than Group II Defaulted Swap Termination Payments, payable to the Group II Swap Provider with respect to such Distribution Date.

               Group II Lower Tier Regular Interest: Each of the Class LT-II-A-1, Class LT-II-A-2, Class LT-II-M-1, Class LT-II-M-2, Class LT-II-M-3, Class LT-II-M-4, Class LT-II-M-5, Class LT-II-M-6, Class LT-II-M-7, Class LT-II-M-8, Class LT-II-IO and Class LT-II-Accrual Interests, as described in the Preliminary Statement.

               Group II Lower Tier REMIC: As described in the Preliminary Statement.

               Group II Lower Tier REMIC Interest Rate: As described in the Preliminary Statement.

               Group II Lower Tier REMIC Principal Amount: The principal balance of each Group II Lower Tier Regular Interest, determined as set forth in the Preliminary Statement. The Group II Lower Tier REMIC Principal Amount shall be computed to at least eight (8) decimal places.

               Group II Lower Tier REMIC Net WAC Rate: A per annum variable rate equal to the weighted average of the Group II Pooling Tier REMIC-2 Interest Rates of the Group II Pooling Tier REMIC-2 Regular Interests (other than the Group II Pooling Tier REMIC-II-2 IO Interests).

               Group II Lower Tier Principal Amount: As described in the Preliminary Statement.

               Group II Overcollateralization Floor: An amount equal to 0.50% of the Group II Cut-off Date Pool Principal Balance.

               Group II Net Monthly Excess Cash Flow: For any Distribution Date, the amount remaining for distribution pursuant to Section 4.01(b)(iii) (before giving effect to distributions pursuant to such subsection).

               Group II Net Prepayment Interest Shortfall: For any Distribution Date, the amount by which the sum of the Group II Prepayment Interest Shortfalls for such Distribution Date exceeds the Compensating Interest payments for Loan Group II made with respect to such Distribution Date.

               Group II Net Swap Payment: With respect to any Distribution Date, any net payment (other than a Group II Swap Termination Payment) payable by the Trust to the Group II Swap Provider on the related Fixed Rate Payer Payment Date (as defined in the Group II Interest Rate Swap Agreement).

               Group II Net Swap Receipt: With respect to any Distribution Date, any net payment (other than a Group II Swap Termination Payment) made by the Group II Swap Provider to the Trust on the related Floating Rate Payer Payment Date (as defined in the Group II Interest Rate Swap Agreement), or any amount withdrawn from the applicable reserve account referred to in the fifth full paragraph of Section 4.05 that is required under that paragraph be treated as a Group Net I Swap Receipt for purposes of determining the distributions from the Group II Supplemental Interest Account.

               Group II Offered Certificates: As specified in the Preliminary Statement.

               Group II Optional Termination Date: The Distribution Date on which the aggregate Stated Principal Balance of the Group II Mortgage Loans, as of the last day of the related Due Period, is equal to 10% or less of the Group II Cut-off Date Pool Principal Balance.

               Group II Pooling Tier REMIC-1: As described in the Preliminary Statement.

               Group II Pooling Tier REMIC-1 Interest Rate: As described in the Preliminary Statement.

               Group II Pooling Tier REMIC-1 Net WAC Rate: With respect to the Group II Mortgage Loans as of any Distribution Date, a per annum rate equal to
(a) the weighted average of the Adjusted Net Mortgage Interest Rates then in effect on the beginning of the related Due Period on the Group II Mortgage Loans multiplied by (b) 30 divided by the actual number of days in the related Interest Accrual Period.

               Group II Pooling Tier REMIC-1 Principal Amount: As described in the Preliminary Statement.

               Group II Pooling Tier REMIC-1 Regular Interest: As described in the Preliminary Statement.

               Group II Pooling Tier REMIC-2: As described in the Preliminary Statement.

               Group II Pooling Tier REMIC-2 Interest Rate: As described in the Preliminary Statement.

               Group II Pooling Tier REMIC-2 IO Interest: Any of the Group II Pooling Tier REMIC-2 Regular Interests with the designation "IO" in its name.

               Group II Pooling Tier REMIC-2 IO Notional Balance: As described in the Preliminary Statement.

               Group II Pooling Tier REMIC-2 Principal Amount: As described in the Preliminary Statement.

               Group II Pooling Tier REMIC-2 Regular Interest: As described in the Preliminary Statement.

               Group II Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of the Group II Mortgage Loans for such Distribution Date that were Outstanding Mortgage Loans on the Due Date in the related Due Period.

               Group II Posted Collateral Account: The separate Account created and maintained by the Trustee pursuant to Section 4.05 in the name of the Trustee for the benefit of the Certificateholders and designated "Deutsche Bank National Trust Company for the benefit of the registered holders of BCAP LLC Trust 2007-AA1 Mortgage Pass-Through Certificates, Series 2007-AA1." Funds in the Group II Posted Collateral Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement and under the Group II Interest Rate Swap Agreement.

               Group II Prepayment Interest Shortfall: With respect to any Remittance Date, the sum of, for each Group II Mortgage Loan that was, during the related Principal Prepayment Period, the subject of a Principal Prepayment that was applied by the applicable Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding the Due Date in the succeeding Principal Prepayment Period, an amount equal to the product of (a) the Mortgage Interest Rate net of the applicable Servicing Fee Rate for such Mortgage Loan,
(b) the amount of the Principal Prepayment for such Mortgage Loan, (c) 1/360 and
(d) the number of days commencing on the date on which such Principal Prepayment was applied and ending on the last day of the related Principal Prepayment Period.

               Group II Principal Certificates: As specified in the Preliminary Statement.

               Group II Principal Distribution Amount: For any Distribution Date, the sum of (i) the Group II Basic Principal Distribution Amount for such Distribution Date and (ii) the Group II Extra Principal Distribution Amount for such Distribution Date.

               Group II Principal Remittance Amount: With respect to any Distribution Date and the Group II Mortgage Loans, the amount equal to the sum of the following amounts (without duplication): (i) all scheduled payments of principal due on the Due Date on such Mortgage Loans in the related Due Period and received on or prior to the related Determination Date, together with any Monthly Advances in respect thereof; (ii) all Condemnation Proceeds, Insurance Proceeds and Liquidation Proceeds allocable to principal and received during the related Principal Prepayment Period with respect to Loan Group II; (iii) all Principal Prepayments allocable to principal and received during the related Principal Prepayment Period for Loan Group II; (iv) all amounts received with respect to such Distribution Date representing the portion of the purchase price allocable to principal in connection with a purchase or repurchase of a Deleted Mortgage Loan in Loan Group II; (v) principal portion of all amounts received with respect to such Distribution Date as a Substitution Adjustment Amount and received in connection with the substitution of a Group II Mortgage Loan; and
(vi) the allocable portion of the proceeds received with respect to the termination of Loan Group II pursuant to clause (a) of Section 9.01 (to the extent such proceeds relate to principal).

               Group II Replacement Swap Provider Payment: As defined in Section 4.05.

               Group II Specified Subordinated Amount: With respect to each Distribution Date (i) , an amount equal to 0.50% of the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the Cut-off Date. When the Class Certificate Balance of each Class of Group II Offered Certificates has been reduced to zero, the Group II Specified Subordinated Amount will thereafter equal zero.

               Group II Stepdown Date: The later to occur of (i) the earlier to occur of (a) the Distribution Date in March 2010 and (b) the Distribution Date immediately following the Distribution Date on which the aggregate Class Certificate Balances of the Class II-A Certificates have been reduced to zero and (ii) the first Distribution Date on which the Group II Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Group II Mortgage Loans applied to reduce the Stated Principal Balance of the Group II Mortgage Loans for the applicable Distribution Date but prior to any applications of Group II Principal Distribution Amount to the Group II Certificates on such Distribution Date) is greater than or equal to the Group II Senior Specified Enhancement Percentage.

               Group II Swap LIBOR: With respect to any Distribution Date (and the related Interest Accrual Period), the product of (i) USD-LIBOR-BBA (as used in the Group II Interest Rate Swap Agreement), (ii) two, and (iii) the quotient of (a) the actual number of days in the Interest Accrual Period for the Group II Offered Certificates divided by (b) 30.

               Group II Subordinated Amount: As of any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Group II Mortgage Loans for such Distribution Date over (b) the Class Certificate Balances of the Group II Principal Certificates as of such Distribution Date (after giving effect to the payment of the Group II Principal Remittance Amount on such Certificates on that Distribution Date).

               Group II Subordinated Certificates: As specified in the Preliminary Statement.

               Group II Subordination Deficiency: With respect to any Distribution Date, the excess, if any, of (a) the Group II Specified Subordinated Amount applicable to such Distribution Date over (b) the Group II Subordinated Amount applicable to such Distribution Date.

               Group II Subordination Reduction Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the Group II Excess Subordinated Amount and (b) the Group II Net Monthly Excess Cash Flow.

               Group II Supplemental Interest Account: The separate account created pursuant to Section 4.05 of this Agreement consisting of the Group II Interest Rate Swap Agreement, the Class II-IO Interest and the right to receive Class II-IO Shortfalls, subject to the obligation to pay amounts specified in
Section 4.05. The Account is created and maintained by the Trustee for the benefit of the Certificateholders and designated "Deutsche Bank National Trust Company in the name of registered holders of BCAP LLC Trust 2007-AA1 Mortgage Pass-Through Certificates, Series 2007-AA1."

               Group II Swap Provider: Barclays Bank PLC, a bank authorized and regulated by the United Kingdom's Financial Services Authority and a member of the London Stock Exchange, and its successors in interest.

               Group II Swap Termination Payment: Any payment payable by the Trust or the Group II Swap Provider upon termination of the Group II Interest Rate Swap Agreement as a result of an Event of Default (as defined in the Group II Interest Rate Swap Agreement) or a Termination Event (as defined in the Group II Interest Rate Swap Agreement).

               Group II Total Monthly Excess Spread: As to any Distribution Date, an amount equal to the excess if any, of (i) the interest collected (prior to the Remittance Date) or advanced on the Group II Mortgage Loans for Due Dates during the related Due Period (net of Expense Fees) over (ii) the sum of (A) the interest payable to the Group II Principal Certificates on such Distribution Date pursuant to Section 4.01(b)(i), (B) any Group II Net Swap Payments payable to the Group II Swap Provider and (C) any Group II Swap Termination Payment (other than a Group II Defaulted Swap Termination Payment) payable to the Group II Swap Provider from Group II Available Funds.

               Group II Trigger Event: Either a Group II Cumulative Loss Trigger Event or a Group II Delinquency Trigger Event.

               Group II Trust REMIC: Any of the Group II Pooling Tier REMIC-1, the Group II Pooling Tier REMIC-2, the Group II Lower Tier REMIC or the Group II Upper Tier REMIC, as applicable.

               Group II Upper Tier Carry Forward Amount: With respect to each Class of Group II Offered Certificates, as of any Distribution Date, the sum of
(A) if on such Distribution Date the Group II Upper Tier REMIC Interest Rate for the Group II Corresponding Class of Group II Upper Tier REMIC Regular Interest is based upon the Group II Upper Tier REMIC Net WAC Rate, the excess, if any, of
(i) the Accrued Certificate Interest Distribution Amount such Class of Group II Offered Certificates would otherwise be entitled to receive on such Distribution Date taking into account the Group II WAC Cap, over (ii) the Accrued Certificate Interest Distribution Amount such Class of Group II Upper Tier REMIC Regular Interest would otherwise be entitled to receive on such Distribution Date taking into account the Group II Upper Tier REMIC Net WAC Rate and (B) the Group II Upper Tier Carry Forward Amount for such Class of Certificates for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the applicable Group II Upper Tier REMIC Interest Rate for such Class of Certificates for such Distribution Date, without giving effect to the Group II Upper Tier REMIC Net WAC Rate.

               Group II Upper Tier REMIC: As described in the Preliminary Statement.

               Group II Upper Tier REMIC Net WAC Rate: For any Distribution Date, the weighted average of the Group II Lower Tier REMIC Interest Rate of the Group II Lower Tier Regular Interests (other than the Class II-LT-IO Interest), weighted on the basis of the Group II Lower Tier REMIC Principal Amounts.

               Group II Upper Tier REMIC Regular Interest: As described in the Preliminary Statement.

               Group II WAC Cap: With respect to the Group II Mortgage Loans as of any Distribution Date, a per annum rate equal to: the weighted average of the Adjusted Net Mortgage Interest Rates then in effect on the beginning of the related Due Period on the Group II Mortgage Loans minus the product of (A) the Group II Net Swap Payment plus any Group II Swap Termination Payment (other than a Group II Defaulted Swap Termination Payment) made to the Group II Swap Provider from Group II Available Funds, if any, expressed as a percentage equal to a fraction, the numerator of which is equal to the Group II Net Swap Payment plus any Group II Swap Termination Payment (other than a Group II Defaulted Swap Termination Payment) made to the Group II Swap Provider from Group II Available Funds and the denominator of which is equal to the aggregate Stated Principal Balance of the Group II Mortgage Loans at the beginning of that Due Period and
(B) 12 multiplied by (ii) 30 divided by the actual number of days in the related Interest Accrual Period.

               Index: As to each Mortgage Loan, the index from time to time in effect for the adjustment of the Mortgage Rate set forth as such in the related Mortgage Note.

               IndyMac: IndyMac Bank, F.S.B.

               IndyMac Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of the Closing Date, among IndyMac Bank F.S.B., Sutton Funding LLC, the Trustee and the Depositor, relating to the Group II Mortgage Loans, a copy of which is attached hereto as Exhibit N-1.

               IndyMac Sale Agreement: The Mortgage Loan Purchase Agreement, dated as of January 1, 2007, by and between Sutton Funding LLC and IndyMac, a copy of which is attached hereto as Exhibit L-1.

               IndyMac Servicing Agreement: The Servicing Agreement, dated January 1, 2007, between Sutton Funding LLC and IndyMac, a copy of which is attached hereto as Exhibit M-1.

               Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

               Interest Accrual Period: With respect to each Class of Group I Principal Certificates and the Group I Corresponding Class of Group I Lower Tier Regular Interests and any Distribution Date and with respect to each Class of Group II Principal Certificates and the Group II Corresponding Class of Group II Lower Tier Regular Interests and any Distribution Date, the period commencing on the Distribution Date occurring in the month preceding the month in which the current Distribution Date occurs and ending on the day immediately preceding the current Distribution Date (or, in the case of the first Distribution Date, the period from and including the Closing Date to but excluding such first Distribution Date). With respect to the Class I-LT-Accrual Interest, Class I-LT-IO Interest, each Group I Pooling Tier REMIC-1 Regular Interest, Group I Pooling Tier REMIC-2 Regular Interest, Class II-LT-Accrual Interest, Class II-LT-IO Interest, each Group II Pooling Tier REMIC-1 Regular Interest and Group II Pooling Tier REMIC-2 Regular Interest and any Distribution Date, the calendar month preceding such Distribution Date. For purposes of computing interest accruals on each Class of Principal Certificates, each Interest Accrual Period has the actual number of days in such month and each year is assumed to have 360 days.

               Investment Account: As defined in Section 3.02(a).

               LIBOR: With respect to any Interest Accrual Period for the Offered Certificates, the rate determined by the Trustee on the related LIBOR Determination Date on the basis of the offered rate for one month U.S. dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date; provided, that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Trustee shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar deposits of leading European banks.

               LIBOR Determination Date: With respect to any Interest Accrual Period for the Offered Certificates, the second London Business Day preceding the commencement of such Interest Accrual Period.

               Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the Principal Prepayment Period preceding the month of such Distribution Date and as to which the applicable Servicer has certified to the Trustee that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

               Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan, including any Subsequent Recoveries.

               Loan Group: Either of Loan Group I or Loan Group II.

               Loan Group I: The Group I Mortgage Loans.

               Loan Group II: The Group II Mortgage Loans.

               London Business Day: Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

               MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

               MERS Loan: Any Mortgage Loan registered with MERS on the MERS System.

               MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

               Monthly Advance: As defined in the applicable Servicing
Agreement.

               Monthly Statement: The statement made available to the Certificateholders pursuant to Section 4.02.

               Moody's: Moody's Investors Service, Inc. and its successors in interest. If Moody's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Mortgage Pass-Through Group, or such other address as Moody's may hereafter furnish to the Depositor, the Servicers, the Custodian and the Trustee.

               Mortgage: The mortgage, deed of trust or other instrument identified on the Mortgage Loan Schedule as securing a Mortgage Note, including all riders thereto.

               Mortgage File: The items pertaining to a particular Mortgage Loan contained in either the Servicing File or Custodial File.

               Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

               Mortgage Loan: An individual Mortgage Loan which is the subject of the related Sale Agreement and the related Servicing Agreement, each Mortgage Loan originally sold and subject to the Sale Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Custodial File, the Servicing File, the Scheduled Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, Prepayment Premiums and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

               Mortgage Loan Documents: The mortgage loan documents pertaining to each Mortgage Loan.

               Mortgage Loan Schedule: A schedule of Mortgage Loans delivered to the Trustee and Custodian and referred to on Schedule I, such schedule setting forth the following information with respect to each Mortgage Loan as of the Cut-off Date: (1) Original Loan Seller's Mortgage Loan number; (2) the address, city, state and zip code of the Mortgaged Property; (3) a code indicating whether the Mortgagor is self-employed; (4) a code indicating whether the Mortgaged Property is owner-occupied, investment property or a second home; (5) a code indicating whether the Mortgaged Property is a single family residence, two family residence, three-family residence, four family residence, condominium, manufactured housing or planned unit development; (6) the purpose of the Mortgage Loan; (7) the type of Mortgage Loan; (8) the Mortgage Interest Rate at origination; (9) the current Mortgage Interest Rate; (10) the name of the applicable Servicer; (11) the Servicing Fee Rate; (12) the current Scheduled Payment; (13) the original term to maturity; (14) the remaining term to maturity; (15) the principal balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal due on or before the Cut-off Date whether or not collected; (16) the loan-to-value ratio at origination; (17) the actual principal balance of the Mortgage Loan as of the Cut-off Date; (18) social security number of the Mortgagor; (19) a code indicating whether the Mortgaged Property is a leasehold estate; (20) the Due Date of the Mortgage Loan; (21) whether the Mortgage Loan is insured by a Primary Mortgage Insurance Policy and the name of the insurer; (22) the certificate number of the Primary Mortgage Insurance Policy; (23) the amount of coverage of the Primary Mortgage Insurance Policy, and if it is a lender-paid Primary Mortgage Insurance Policy, the premium rate; (24) the type of appraisal; (25) a code indicating whether the Mortgage Loan is a MERS Mortgage Loan; (26) documentation type (including asset and income type); (27) first payment date; (28) the schedule of the payment delinquencies in the prior 12 months; (29) FICO score; (30) the Mortgagor's name; (31) the stated maturity date; (32) the original principal amount of the mortgage; (33) the "pay through" date or the date of the last payment made; (34) the Gross Margin of the Mortgage Loan and (35) the Loan Group of such Mortgage Loan. With respect to the Mortgage Loans in the aggregate: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

               Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

               Mortgage Rate: The annual rate of interest borne on a Mortgage Note.

               Mortgaged Property: The real property (or leasehold estate, if applicable) identified on the Mortgage Loan Schedule as securing repayment of the debt evidenced by a Mortgage Note.

               Mortgagor: The obligor on a Mortgage Note.

               Net Prepayment Interest Shortfalls: With respect to any Group I Certificate, the Group I Net Prepayment Interest Shortfalls and with respect to any Group II Offered Certificate, the Group II Net Prepayment Interest Shortfalls.

               NIM Issuer: The entity established as the issuer of NIM
Securities.

               NIM Securities: Any debt securities secured or otherwise backed by some or all of the Class CE Certificates.

               NIM Trustee: The trustee for the NIM Securities.

               Non-Permitted Transferee: A Person other than a Permitted Transferee.

               Nonrecoverable Monthly Advance: Any Monthly Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the applicable Servicer or any successor Servicer including the Trustee as successor servicer, will not or, in the case of a proposed Monthly Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

               Nonrecoverable Servicing Advance: Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property, which, in the good faith business judgment of the applicable Servicer or any successor Servicer including the Trustee as successor servicer, will not or, in the case of a proposed Servicing Advance, would not, be ultimately recoverable from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise.

               Notice of Final Distribution: The notice to be provided pursuant to Section 9.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

               Offered Certificates: As specified in the Preliminary Statement.

               Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an Assistant Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the related Servicer or the related Original Loan Seller, and delivered to the Trustee, as required by the applicable Servicing Agreement or applicable Sale Agreement.

               Opinion of Counsel: A written opinion of counsel, who may be in-house counsel for the applicable Servicer, reasonably acceptable to the Trustee (and/or such other Persons as may be set forth herein); provided, that any Opinion of Counsel relating to (a) qualification of any Trust REMIC or (b) compliance with the REMIC Provisions, must be (unless otherwise stated in such Opinion of Counsel) an opinion of counsel who (i) is in fact independent of the applicable Servicer or the Trustee of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the applicable Servicer or the Trustee of the Mortgage Loans or in an Affiliate of either and (iii) is not connected with the applicable Servicer or Trustee of the Mortgage Loans as an officer, employee, director or person performing similar functions.

               Original Loan Sellers: Countrywide Home Loans, in its capacity as seller under the Countrywide Sale Agreement and IndyMac, in its capacity as Seller under the IndyMac Sale Agreement.

               Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

                    (i) Certificates theretofore canceled by the Trustee or
               delivered to the Trustee for cancellation; and

                    (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

               Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

               Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

               Pass-Through Margin: With respect to each Class of Regular Certificates, the following percentages:

                      Class I-A-1                       0.100%
                      Class I-A-2                       0.160%
                      Class I-A-3                       0.250%
                      Class I-A-4                       0.210%
                      Class I-M-1                       0.280%
                      Class I-M-2                       0.290%
                      Class I-M-3                       0.310%
                      Class I-M-4                       0.400%
                      Class I-M-5                       0.450%
                      Class I-M-6                       1.450%
                      Class I-M-7                       1.500%
                      Class I-M-8                       1.500%
                      Class II-A-1                      0.180%
                      Class II-A-2                      0.210%
                      Class II-M-1                      0.290%
                      Class II-M-2                      0.300%
                      Class II-M-3                      0.330%
                      Class II-M-4                      0.400%
                      Class II-M-5                      0.450%
                      Class II-M-6                      1.500%
                      Class II-M-7                      1.500%
                      Class II-M-8                      1.500%

               On the first Distribution Date after the Group I Optional Termination Date, the Pass-Through Margins for the Group I Offered Certificates shall increase to the rate set forth below:

                      Class I-A-1                       0.200%
                      Class I-A-2                       0.320%
                      Class I-A-3                       0.500%
                      Class I-A-4                       0.420%
                      Class I-M-1                       0.420%
                      Class I-M-2                       0.435%
                      Class I-M-3                       0.465%
                      Class I-M-4                       0.600%
                      Class I-M-5                       0.675%
                      Class I-M-6                       2.175%
                      Class I-M-7                       2.250%
                      Class I-M-8                       2.250%

               On the first Distribution Date after the Group II Optional Termination Date, the Pass-Through Margins for the Group II Offered Certificates shall increase to the rate set forth below:

                      Class II-A-1                      0.360%
                      Class II-A-2                      0.420%
                      Class II-M-1                      0.435%
                      Class II-M-2                      0.450%
                      Class II-M-3                      0.495%
                      Class II-M-4                      0.600%
                      Class II-M-5                      0.675%
                      Class II-M-6                      2.250%
                      Class II-M-7                      2.250%
                      Class II-M-8                      2.250%

               Pass-Through Rate: For each Class of Certificates, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

               Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

               Permitted Investments: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the applicable Servicer or the Trustee, or any of their respective Affiliates:

                    (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                    (ii) demand and time deposits in, certificates of deposit
               of, or bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by any Depository Institution and rated P-1 by Moody's, R-1 (high) by DBRS and A-1+ by S&P;

                    (iii) repurchase obligations with respect to any security
               described in clause (i) above entered into with a Depository Institution (acting as principal);

                    (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

                    (v) commercial paper (including both non-interest-bearing
               discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

                    (vi) units of money market funds, including money market
               funds advised by the Depositor or the Trustee or an Affiliate thereof, that are rated, if rated by Moody's, at least "Aaa" by Moody's, at least "AAA" by DBRS, and, at least "AAAm" or "AAAm-G" by Standard & Poor's; and

                    (vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing "Aaa" or "AAA" rated securities;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

               Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is a Disqualified Non-U.S. Person or a U.S. Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Person or any other U.S. Person, (vi) an "electing large partnership" within the meaning of Section 775 of the Code and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

               Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

               Physical Certificates: As specified in the Preliminary Statement.

               Posted Collateral Account: Either of the Group I Posted Collateral Account or the Group II Posted Collateral Account.

               Prepayment Interest Shortfall: With respect to Loan Group I, the Group I Prepayment Interest Shortfall and with respect to Loan Group II, the Group II Prepayment Interest Shortfall.

               Prepayment Premium: Any prepayment premium, penalty or charge, if any, required under the terms of the related Mortgage Note to be paid in connection with a Principal Prepayment, to the extent permitted by law.

               Principal Certificates: As specified in the Preliminary
Statement.

               Principal Prepayment: Any full or partial payment or other recovery of principal on a Mortgage Loan (including upon liquidation of a Mortgage Loan) which is received in advance of its scheduled Due Date, including any Prepayment Premium, and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

               Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

               Principal Prepayment Period: With respect to any Distribution Date, the calendar month preceding the month in which that Distribution Date occurs.

               Private Certificates: As specified in the Preliminary Statement.

               Prospectus Supplement: The Prospectus Supplement, dated February 26, 2007, relating to the Offered Certificates.

               PTCE 95-60: As defined in Section 5.02(b).

               PUD: A planned unit development.

               Purchaser: Either Barclays Bank PLC, a public limited company registered in England and Wales, and its successors in interest or Sutton Funding LLC, a Delaware limited liability company, and its successors in interest.

               Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers. For purposes of Section 10.05(b), the addresses for notices to each Rating Agency shall be the address specified therefor in the definition corresponding to the name of such Rating Agency, or such other address as either such Rating Agency may hereafter furnish to the Depositor and the Trustee.

               Realized Losses: With respect to any date of determination and any Liquidated Mortgage Loan, the amount, if any, by which (a) the unpaid principal balance of such Liquidated Mortgage Loan together with accrued and unpaid interest thereon exceeds (b) the Liquidation Proceeds with respect thereto net of the expenses incurred by the applicable Servicer in connection with the liquidation of such Liquidated Mortgage Loan and net of any amount of unreimbursed Servicing Advances with respect to such Liquidated Mortgage Loan.

               Record Date: With respect to any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date; provided, however, that, for any Certificate issued in definitive form, the Record Date shall be the close of business on the last Business Day of the month preceding the month in which such applicable Distribution Date occurs.

               Reference Bank: As defined in Section 4.04.

               Regular Certificates: As specified in the Preliminary Statement.

               Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

               Relief Act Interest Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Servicemembers Civil Relief Act or any similar state statutes.

               REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

               REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

               Remittance Date: With respect to any Distribution Date, the 18th day (or if such 18th day is not a Business Day, the first Business Day immediately succeeding such 18th day) of the month in which such Distribution Date occurs.

               REO Disposition: The final sale by the applicable Servicer of any REO Property.

               REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

               Reportable Event: As defined in Section 8.14(g).

               Representation Letter: The Side Letter, dated as of February 27, 2007, by and between Barclays Bank PLC and the Depositor, a copy of which is attached hereto as Exhibit V.

               Repurchase Price: With respect to any Mortgage Loan, an amount equal to the sum of (i) the unpaid principal balance of such Mortgage Loan as of the date of repurchase, (ii) interest on such unpaid principal balance of such Mortgage Loan at the Mortgage Rate from the last date through which interest has been paid to the date of repurchase, (iii) all unreimbursed Servicing Advances and (iv) all expenses incurred by the Trustee arising out of the Trustee's enforcement of the applicable Person's repurchase obligation under the applicable Sale Agreement or under the Representation Letter.

               Request for Release: The Request for Release submitted by the applicable Servicer to the Custodian, substantially in the form of Exhibit D.

               Residual Certificates: As specified in the Preliminary Statement.

               Responsible Officer: When used with respect to the Trustee, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any associate, or any other officer in the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers with direct responsibility for the administration of this Agreement and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

               Rule 144A Letter: As defined in Section 5.02(b).

               Sale Agreements: The Countrywide Sale Agreement and the IndyMac Sale Agreement.

               Sarbanes Certification: As defined in Section 8.14(c).

               Sarbanes-Oxley Act: means the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff).

               Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

               Securities Act: The Securities Act of 1933, as amended.

               Servicers: Countrywide Servicing in its capacity as servicer under the Countrywide Servicing Agreement and the related Assignment Agreement, or any successor servicer appointed pursuant thereto, and IndyMac in its capacity as servicer under the IndyMac Servicing Agreement and the related Assignment Agreement, or any successor servicer appointed pursuant thereto.

               Servicing Advances: As defined in the applicable Servicing Agreement.

               Servicing Agreements: The Countrywide Servicing Agreement and the IndyMac Servicing Agreement.

               Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, which as of the Closing Date are listed on Exhibit P hereto.

               Servicing Fee: As defined in the applicable Servicing Agreement.

               Servicing Fee Rate: With respect to each Mortgage Loan, the per annum rate for such Mortgage Loan specified on the Mortgage Loan Schedule.

               Servicing File: The "Credit File" as defined in the applicable Servicing Agreement.

               Servicing Function Participant: As defined in Section 8.13(a).

               Similar Law: As defined in Section 5.02(b).

               Sponsor: Either of (i) Barclays Bank PLC, a public limited company registered in England and Wales and regulated by the United Kingdom's Financial Services Authority or (ii) Sutton Funding LLC, a Delaware limited liability company.

               Standard & Poor's or S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest. If Standard & Poor's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Standard & Poor's shall be Standard & Poor's, 55 Water Street, New York, New York 10041,
Attention: Residential Mortgage Surveillance Group - BCAP LLC Trust 2007-AA1, or such other address as Standard & Poor's may hereafter furnish to the Depositor, the Servicers and the Trustee.

               Startup Day: As defined in Section 2.04.

               Stated Principal Balance: As to each Mortgage Loan and as of any Determination Date, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously remitted to the Trustee with respect to the related Mortgage Loan representing payments or recoveries of principal including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any Mortgage Loan will give effect to any scheduled payments of principal received or advanced prior to the related Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Principal Prepayment Period, and the Stated Principal Balance of any Mortgage Loan that has prepaid in full or has become a Liquidated Mortgage Loan during the related Prepayment Period shall be zero.

               Subcontractor: Any third-party or Affiliated vendor, subcontractor or other Person utilized by a Servicer, a Subservicer or the Trustee that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans.

               Subordinated Certificates: As specified in the Preliminary Statement.

               Subservicer: Any Person that services Mortgage Loans on behalf of the applicable Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the applicable Servicer under this Agreement, with respect to some or all of the Mortgage Loans, that are identified in Item 1122(d) of Regulation AB.

               Subsequent Recoveries: Amounts received with respect to any Liquidated Mortgage Loan after it has become a Liquidated Mortgage Loan.

               Substitution Adjustment Amount: With respect to the Sale Agreement or with respect to a Mortgage Loan substituted by the related Purchaser, an amount of cash received from the Original Loan Seller in connection with a substitution for a Deleted Mortgage Loan.

               Supplemental Interest Account: Either of the Group I Supplemental Interest Account or Group II Supplemental Interest Account.

               Swap Provider: Either of the Group I Swap Provider or Group II Swap Provider, as applicable.

               Tax Matters Person: The Holder of the Class I-R Certificate is designated as "tax matters person" of the Group I Pooling Tier REMIC-1, the Group I Pooling Tier REMIC-2, the Group I Lower Tier REMIC and the Group I Upper Tier REMIC, in the manner provided under Treasury Regulations Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1. The Holder of the Class II-R Certificate is designated as "tax matters person" of the Group II Pooling Tier REMIC-1, the Group II Pooling Tier REMIC-2, the Group II Lower Tier REMIC and the Group II Upper Tier REMIC in the manner provided under Treasury Regulations Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1.

               Telerate Page 3750: The display page currently so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for displaying comparable rates or prices).

               Termination Price: As defined in Section 9.01.

               Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

               Transfer Affidavit: As defined in Section 5.02(c).

               Transferor Certificate: As defined in Section 5.02(b).

               Trust: The express trust created hereunder in Section 2.01(c).

               Trust Fund: The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto after the related Cut-off Date, other than such amounts which were due on the Mortgage Loans on or before the related Cut-off Date; (ii) the Excess Reserve Fund Accounts, Supplemental Interest Accounts, Collection Accounts, Posted Collateral Accounts and the Distribution Account, and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; (iv) the rights of the Depositor under the Interest Rate Swap Agreements; (v) the rights of the Trust under the Assignment Agreements, the Countrywide Servicing Agreement, the IndyMac Servicing Agreement, the Countrywide Sale Agreement and the IndyMac Sale Agreement; (vi) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing; and (vii) the Representation Letter.

               Trust REMIC: Any Group I Trust REMIC or Group II Trust REMIC, as applicable.

               Trustee: Deutsche Bank National Trust Company, a national banking association, and its successors in interest and, if a successor trustee is appointed hereunder, such successor.

               Trustee Float Period: With respect to any Distribution Date and the related amounts in the Distribution Account, the period commencing on the Remittance Date and ending on such Distribution Date.

               Underwriters' Exemption: Any exemption listed in footnote 1 of, and amended by, Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487
(2002), or amended by Prohibited Transaction Exemption 2002-19, 67 Fed. Reg. 14979, or any successor exemption.

               Unpaid Interest Amount: As of any Distribution Date and any Class of Certificates, the sum of (a) the portion of the Accrued Certificate Interest Distribution Amount from prior Distribution Dates remaining unpaid immediately prior to the current Distribution Date and (b) interest on the amount in clause
(a) above at the applicable Pass-Through Rate (to the extent permitted by applicable law).

               Unpaid Realized Loss Amount: With respect to any Class of Certificates and as to any Distribution Date, is the excess of (i) the Applied Realized Loss Amounts with respect to such Class over (ii) the sum of (a) all distributions in reduction of such Applied Realized Loss Amounts on all previous Distribution Dates, and (b) the amount by which the Class Certificate Balance of such Class has been increased due to the distribution of any Subsequent Recoveries on all previous Distribution Dates. Any amounts distributed to a Class of Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Class Certificate Balance of such Class.

               U.S. Person: (i) A citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

               Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Class I-CE Certificates, if any (such Voting Rights to be allocated among the holders of Certificates of each such Class in accordance with their respective Percentage Interests), (b) 1% of all Voting Rights shall be allocated to the Class I-R Certificates, if any (such Voting Rights to be allocated among the holders of Certificates of each such Class in accordance with their respective Percentage Interests), (c) 1% of all Voting Rights shall be allocated to the Class II-CE Certificates, if any (such Voting Rights to be allocated among the holders of Certificates of each such Class in accordance with their respective Percentage Interests), (d) 1% of all Voting Rights shall be allocated to the Class II-R Certificates, if any (such Voting Rights to be allocated among the holders of Certificates of each such Class in accordance with their respective Percentage Interests) and (e) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

               Wells Fargo: Wells Fargo Bank, N.A., a national banking association, and its successors in interest.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

               Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund.

               (b) In connection with the transfer and assignment of each Mortgage Loan, the Depositor has delivered or caused to be delivered to the Custodian for the benefit of the Certificateholders the following documents or instruments with respect to each applicable Mortgage Loan so assigned:

               (i) the original Mortgage Note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

               (ii) the original Assignment of Mortgage in blank, unless the Mortgage Loan is a MERS Mortgage Loan;

               (iii) the related original Mortgage and evidence of its recording or, in certain limited circumstances, a certified copy of the mortgage with evidence of recording;

               (iv) except with respect to a MERS Loan, originals of any intervening Mortgage assignment or certified copies in either case evidencing recording; provided, that the assignment may be in the form of a blanket assignment or assignments, a copy of which with evidence of recording shall be acceptable;

               (v) originals of all assumption, modification, agreements or certified copies thereof, in either case with evidence of recording if required to maintain the lien of the mortgage or if otherwise required, or, if recordation is not required, an original or copy of the agreement;

               (vi) an original or copy of a title insurance policy or evidence of title;

               (vii) to the extent applicable, an original power of attorney;
        and

               (viii) a security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage, if any.

               The Depositor shall deliver to the Custodian the applicable recorded document promptly upon receipt from the respective recording office but in no event later than 120 days from the Closing Date.

               From time to time, pursuant to the applicable Sale Agreement, each Original Loan Seller may forward to the Custodian additional original documents, additional documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan, in accordance with the terms of such Sale Agreement. All such mortgage documents held by the Custodian as to each Mortgage Loan shall constitute the "Custodial File."

               On or prior to the Closing Date, the Depositor shall deliver to the Custodian Assignments of Mortgages (except in the case of MERS Loans), in blank, for each applicable Mortgage Loan. On the Closing Date, the Original Loan Seller will submit the Assignments of Mortgage for recordation, at such Original Loan Seller's expense, pursuant to the applicable Sale Agreement.

               In the event that such original or copy of any document submitted for recordation to the appropriate public recording office is not so delivered to the Custodian within the time period and in the manner specified in the related Sale Agreement, the Trustee, upon written notice from the Custodian of such failure, shall take or cause to be taken such remedial actions under such Sale Agreement against the related Original Loan Seller as may be permitted to be taken thereunder, including, without limitation, if applicable, the repurchase by such Original Loan Seller of such Mortgage Loan. The foregoing repurchase remedy shall not apply in the event that an Original Loan Seller cannot deliver such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided, that such Original Loan Seller shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer's certificate of an officer of such Original Loan Seller, confirming that such document has been accepted for recording.

               Notwithstanding anything to the contrary contained in this
Section 2.01, in those instances where the public recording office retains or loses the original Mortgage or assignment after it has been recorded, the obligations of the related Original Loan Seller shall be deemed to have been satisfied upon delivery by such Original Loan Seller to the Custodian prior to the Closing Date of a copy of such Mortgage or assignment, as the case may be, certified (such certification to be an original thereof) by the public recording office to be a true and complete copy of the recorded original thereof.

               (c) The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust (the "Trust") to be known, for convenience, as "BCAP LLC Trust 2007-AA1" and Deutsche Bank National Trust Company is hereby appointed as Trustee in accordance with the provisions of this Agreement.

               (d) The Trust shall have the capacity, power and authority, and the Trustee on behalf of the Trust is hereby authorized, to accept the sale, transfer, assignment, set over and conveyance by the Depositor to the Trust of all the right, title and interest of the Depositor in and to the Trust Fund (including, without limitation, the Mortgage Loans and the Interest Rate Swap Agreements) pursuant to Section 2.01(a). The Trustee on behalf of the Trust is hereby authorized to enter into the Interest Rate Swap Agreements.

               (e) The Trustee shall enforce the rights of the Trust under the Representation Letter.

               Section 2.02 Acceptance by the Custodian of the Mortgage Loans. The Custodian shall acknowledge on the Closing Date receipt by the Custodian of the documents identified in the Initial Certification in the form annexed hereto as Exhibit E, and declares that it holds and will hold such documents and the other documents delivered to it pursuant to Section 2.01, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Custodian acknowledges that it will maintain possession of the related Mortgage Notes in California, Minnesota or Salt Lake City, Utah.

               Prior to and as a condition to the Closing Date, the Custodian shall deliver via facsimile (with original to follow the next Business Day) to the Depositor and the Trustee an Initial Certification, or as the Depositor agrees to, on the Closing Date, certifying receipt of a Mortgage Note and Assignment of Mortgage for each Mortgage Loan. The Custodian shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

               The Custodian shall deliver to the Trustee, the Depositor, the Servicers and the Original Loan Sellers a Document Certification and Exception Report, in the form annexed hereto as Exhibit F, within 90 days after the Closing Date to the effect that, as to each applicable Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as an exception and not covered by such certification): (i) all documents required to be delivered to it are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (1), (2), (8), (32) and (34) of the Mortgage Loan Schedule respecting such Mortgage Loan is correct; and each Mortgage Note has been endorsed as provided in Section 2.01 of this Agreement.

               The Custodian shall retain possession and custody of each applicable Custodial File in accordance with and subject to the terms and conditions set forth herein. The applicable Servicer shall promptly deliver to the Custodian, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Custodial File as come into the possession of such Servicer from time to time.

               The Trustee shall enforce the obligation of each Original Loan Seller to cure or repurchase Mortgage Loans that do not conform to the requirements of Sections 2.01 and 2.02 as determined in the Custodian's review as required herein by notifying the applicable Original Loan Seller to correct or cure such default. If the applicable Original Loan Seller fails or is unable to correct or cure the defect or breach within the period set forth in the applicable agreement, the Trustee shall notify the Depositor of such failure to correct or cure. Unless otherwise directed by the Depositor within five (5) Business Days after notifying the Depositor of such failure by the applicable party to correct or cure, the Trustee, upon receipt of written notice from the Custodian, shall notify the Depositor and the Depositor will cause the applicable Original Loan Seller to repurchase the Mortgage Loan. The Trustee shall enforce the obligation of each Original Loan Seller under the related Sale Agreement to cure or repurchase Mortgage Loans for which there is a defect or a breach of a representation or warranty thereunder of which a Responsible Officer of the Trustee has received written notice, by notifying the applicable party to correct or cure such default. If, within ten (10) Business Days of receipt of such notice by such party, such party fails to repurchase such Mortgage Loan, the Trustee shall notify the Depositor of such failure. The Trustee shall pursue all legal remedies available to the Trustee, on behalf of the Trust, against the applicable Servicer, the applicable Original Loan Seller and the related Purchaser, as applicable, under this Agreement, the applicable Sale Agreement or the applicable Servicing Agreement, as the case may be, if the Trustee has received written notice from the Depositor directing the Trustee to pursue such remedies. The Trustee will be reimbursed by the Trust for all costs and expenses incurred by it in enforcing such legal remedies.

               In the event that a Mortgage Loan shall have been repurchased pursuant to a Sale Agreement or the Representation Letter, a Request for Release in the form of Exhibit D hereto, shall be delivered to the Custodian and the Custodian shall release within two Business Days the related Custodial File held for the benefit of the Certificateholders to such Person as directed by the applicable Servicer or the Depositor.

               Upon the payment in full of any Mortgage Loan, or upon the receipt by the applicable Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the applicable Servicer will notify the Trustee and the Custodian in the manner specified in the related Servicing Agreement and shall request delivery to it of the Custodial File by submitting a Request for Release, which Request for Release may be in an electronic format in a form acceptable to the Custodian. Upon receipt of such certification and Request for Release, the Custodian shall promptly release the related Custodial File to the applicable Servicer within two (2) Business Days.

            From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Custodian shall, upon request of the related Servicer and delivery to the Custodian of a Request for Release in the manner specified in the related Servicing Agreement which Request for Release may be in an electronic format in a form acceptable to the Custodian, release the related Custodial File to the applicable Servicer within three (3) Business Days from the receipt of the applicable Request for Release, and the Trustee shall, at the direction of such Servicer (which may be by a Request for Release), execute such documents as shall be necessary to the prosecution of any such proceedings.

               Section 2.03 Execution and Delivery of Certificates. The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, the Trustee has executed and delivered to or upon the order of the Depositor, the Certificates in authorized Denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates.

               Section 2.04 REMIC Matters. The Preliminary Statement sets forth the designations for federal income tax purposes of all interests created hereby. The "Startup Day" of each Trust REMIC for purposes of the REMIC Provisions shall be the Closing Date. The "latest possible maturity date" of the regular interests in each Group I Trust REMIC is the Distribution Date occurring in January 2047, which is the Distribution Date in the month following the month in which the latest maturity date of any Group I Mortgage Loan occurs. The "latest possible maturity date" of the regular interests in each Group II Trust REMIC is the Distribution Date occurring in February 2037, which is the Distribution Date in the month following the month in which the latest maturity date of any Group II Mortgage Loan occurs.

               Amounts distributable to the Class I-CE Certificates (prior to any reduction for any Group I Basis Risk Payment, Group I Net Swap Payment or Group I Swap Termination Payment), exclusive of any amounts received from the Group I Swap Provider, shall be deemed paid from the Group I Upper Tier REMIC in respect of the Class I-CE Interest and the Class I-IO Interest to the Holders of the Class I-CE Certificates prior to distribution of any Group I Basis Risk Payments to the Group I Offered Certificates or Group I Swap Termination Payment to the Group I Swap Provider.

               Amounts distributable to the Class II-CE Certificates (prior to any reduction for any Group II Basis Risk Payment, Group II Net Swap Payment or Group II Swap Termination Payment), exclusive of any amounts received from the Group II Swap Provider, shall be deemed paid from the Group II Upper Tier REMIC in respect of the Class II-CE Interest and the Class II-IO Interest to the Holders of the Class II-CE Certificates prior to distribution of any Group II Basis Risk Payments to the Group II Offered Certificates or Group II Swap Termination Payment to the Group II Swap Provider.

               For federal income tax purposes, any amount distributed on the Group I Offered Certificates on any Distribution Date in excess of the amount distributable on their Group I Corresponding Class of Group I Upper Tier Regular Interest on such Distribution Date shall be treated as having been paid from the Group I Excess Reserve Fund Account or the Group I Supplemental Interest Account, as applicable, and any amount distributable on such Group I Corresponding Class of Group I Upper Tier Regular Interest on such Distribution Date in excess of the amount distributable on the Group I Corresponding Class of Group I Offered Certificates on such Distribution Date shall be treated as having been paid to the Group I Supplemental Interest Account as a Class I-IO Shortfall, all pursuant to and as further provided in Section 8.15.

               For federal income tax purposes, any amount distributed on the Group II Offered Certificates on any Distribution Date in excess of the amount distributable on their Group II Corresponding Class of Group II Upper Tier Regular Interest on such Distribution Date shall be treated as having been paid from the Group II Excess Reserve Fund Account or the Group II Supplemental Interest Account, as applicable, and any amount distributable on such Group II Corresponding Class of Group II Upper Tier Regular Interest on such Distribution Date in excess of the amount distributable on the Group II Corresponding Class of Group II Offered Certificates on such Distribution Date shall be treated as having been paid to the Group II Supplemental Interest Account as a Class II-IO Shortfall, all pursuant to and as further provided in Section 8.15.

               Section 2.05 Representations and Warranties of the Depositor. The Depositor hereby represents, warrants and covenants to the Custodian and the Trustee that as of the date of this Agreement or as of such date specifically provided herein:

               (a) The Depositor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware;

               (b) The Depositor has the power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate transactions contemplated by, this Agreement;

               (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite company action having been taken, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

               (d) No consent, approval, authorization or order of, or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been received or obtained on or prior to the Closing Date;

               (e) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement,
(i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the certificate of formation or limited liability company agreement of the Depositor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

               (f) There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor's reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement;

               (g) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that would materially and adversely affect its performance hereunder; and

               (h) Immediately prior to the transfer and assignment by the Depositor to the Trustee on the Closing Date, the Depositor had good title to, and was the sole owner of each Mortgage Loan, free of any interest of any other Person, and the Depositor has transferred all right, title and interest in each Mortgage Loan to the Trustee. The transfer of the Mortgage Note and the Mortgage as and in the manner contemplated by this Agreement is sufficient either (i) fully to transfer to the Trustee, for the benefit of the Certificateholders, all right, title, and interest of the Depositor thereto as note holder and mortgagee or (ii) to grant to the Trustee, for the benefit of the Certificateholders, the security interest referred to in Section 10.04.

               It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the respective Custodial Files to the Custodian, and shall inure to the benefit of the Trustee on behalf of the Certificateholders.

               Section 2.06 Representations and Warranties of the Custodian.

               The Custodian hereby represents and warrants to the Depositor and the Trustee, as of the Closing Date:

               (a) The Custodian is duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Custodian or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to perform any of its obligations under this Agreement in accordance with the terms thereof.

               (b) The Custodian has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Custodian the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of the Custodian, enforceable against the Custodian in accordance with its terms, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               (c) The execution and delivery of this Agreement by the Custodian, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of the Custodian and will not result in a material breach of any term or provision of the articles of association or bylaws of the Custodian.

                                  ARTICLE III

                                 TRUST ACCOUNTS

               Section 3.01 Distribution Account and Excess Reserve Fund Accounts. (a) The Trustee shall establish and maintain the Group I Excess Reserve Fund Account, on behalf of the Class I-CE Certificateholders, to receive any Group I Basis Risk Payment and to secure their limited recourse obligation to pay to the Group I Offered Certificateholders any Group I Basis Risk Carry Forward Amounts (prior to using any Group I Net Swap Receipts). For the avoidance of doubt, any Group I Basis Risk Carry Forward Amounts shall be paid to the Group I Principal Certificates first from the Group I Excess Reserve Fund Account and then from the Group I Supplemental Interest Account. On each Distribution Date, the Trustee shall deposit the amount of any Group I Basis Risk Payment received by it for such date into the Group I Excess Reserve Fund Account. The Group I Excess Reserve Fund Account shall be a non-interest bearing account.

               The Trustee shall establish and maintain the Group II Excess Reserve Fund Account, on behalf of the Class II-CE Certificateholders, to receive any Group II Basis Risk Payment and to secure their limited recourse obligation to pay to the Group II Offered Certificateholders any Group II Basis Risk Carry Forward Amounts (prior to using any Group II Net Swap Receipts). For the avoidance of doubt, any Group II Basis Risk Carry Forward Amounts shall be paid to the Group II Principal Certificates first from the Group II Excess Reserve Fund Account and then from the Group II Supplemental Interest Account. On each Distribution Date, the Trustee shall deposit the amount of any Group II Basis Risk Payment received by it for such date into the Group II Excess Reserve Fund Account. The Group II Excess Reserve Fund Account shall be a non-interest bearing account.

               On each Distribution Date on which there exists a Group I Basis Risk Carry Forward Amount on any Class or Classes of Group I Principal Certificates, the Trustee shall (1) withdraw from the Distribution Account, to the extent of funds available therefor in the Distribution Account, and deposit in the Group I Excess Reserve Fund Account, as set forth in Section 4.01(a)(iii)(D), the lesser of (x) the Class I-CE Distributable Amount (without regard to the reduction in clause (iii) of the definition thereof with respect to Group I Basis Risk Carry Forward Amount or any Group I Defaulted Swap Termination Payment) (to the extent remaining after the distributions specified in Sections 4.01(a)(iii)(A)-(C)) and (y) the aggregate Group I Basis Risk Carry Forward Amounts of the Group I Principal Certificates for such Distribution Date and (2) withdraw from the Group I Excess Reserve Fund Account amounts necessary to pay to such Class or Classes of Group I Principal Certificates the related Group I Basis Risk Carry Forward Amount. Such payments shall be allocated to those Classes based upon the amount of Group I Basis Risk Carry Forward Amount owed to each such Class and shall be paid in the priority set forth in Section 4.01(a)(iii)(E).

               On each Distribution Date on which there exists a Group II Basis Risk Carry Forward Amount on any Class or Classes of Group II Principal Certificates, the Trustee shall (1) withdraw from the Distribution Account, to the extent of funds available therefor in the Distribution Account, and deposit in the Group II Excess Reserve Fund Account, as set forth in Section 4.01(b)(iii)(D), the lesser of (x) the Class II-CE Distributable Amount (without regard to the reduction in clause (iii) of the definition thereof with respect to Group II Basis Risk Carry Forward Amount or any Group II Defaulted Swap Termination Payment) (to the extent remaining after the distributions specified in Sections 4.01(b)(iii)(A)-(C)) and (y) the aggregate Group II Basis Risk Carry Forward Amounts of the Group II Principal Certificates for such Distribution Date and (2) withdraw from the Group II Excess Reserve Fund Account amounts necessary to pay to such Class or Classes of Group II Principal Certificates the related Group II Basis Risk Carry Forward Amount. Such payments shall be allocated to those Classes based upon the amount of Group II Basis Risk Carry Forward Amount owed to each such Class and shall be paid in the priority set forth in Section 4.01(b)(iii)(E).

               The Trustee shall account for the Excess Reserve Fund Accounts as assets of a grantor trust under subpart E, Part I of subchapter J of the Code and not as an asset of any Trust REMIC created pursuant to this Agreement. The beneficial owners of the Group I Excess Reserve Fund Account are the Class I-CE Certificateholders. The beneficial owners of the Group II Excess Reserve Fund Account are the Class II-CE Certificateholders. For all federal income tax purposes, amounts transferred by the Group I Upper Tier REMIC to the Group I Excess Reserve Fund Account shall be treated as distributions by the Trustee to the Class I-CE Certificateholders in respect of the Class I-CE Interest and then contributed by the Class I-CE Certificateholders to the Group I Excess Reserve Fund Account. For all federal income tax purposes, amounts transferred by the Group II Upper Tier REMIC to the Group II Excess Reserve Fund Account shall be treated as distributions by the Trustee to the Class II-CE Certificateholders in respect of the Class II-CE Interest and then contributed by the Class II-CE Certificateholders to the Group II Excess Reserve Fund Account.

               Any Group I Basis Risk Carry Forward Amounts distributed by the Trustee to the Group I Principal Certificateholders from the Group I Excess Reserve Fund Account shall be accounted for by the Trustee, for federal income tax purposes, as amounts paid first to the Holders of the Class I-CE Certificates (in respect of the Class I-CE Interest or the Class I-IO Interest, respectively) and then to the respective Class or Classes of Group I Principal Certificates. In addition, the Trustee shall account for the Group I Principal Certificateholders' rights to receive payments of Group I Basis Risk Carry Forward Amounts from the Group I Excess Reserve Fund Account (along with payments of Group I Basis Risk Carry Forward Amounts and, without duplication, Group I Upper Tier Carry Forward Amounts from the Group I Supplemental Interest Account) and obligation to pay Class I-IO Shortfalls to the Group I Supplemental Interest Account as rights and obligations in a limited recourse notional principal contract between the Class I-CE Certificateholders and the Holders of each such Class. Any Group II Basis Risk Carry Forward Amounts distributed by the Trustee to the Group II Principal Certificateholders from the Group II Excess Reserve Fund Account shall be accounted for by the Trustee, for federal income tax purposes, as amounts paid first to the Holders of the Class II-CE Certificates (in respect of the Class II-CE Interest or the Class II-IO Interest, respectively) and then to the respective Class or Classes of Group II Principal Certificates. In addition, the Trustee shall account for the Group II Principal Certificateholders' rights to receive payments of Group II Basis Risk Carry Forward Amounts from the Group II Excess Reserve Fund Account (along with payments of Group II Basis Risk Carry Forward Amounts and, without duplication, Group II Upper Tier Carry Forward Amounts from the Group II Supplemental Interest Account) and obligation to pay Class II-IO Shortfalls to the Group II Supplemental Interest Account as rights and obligations in a limited recourse notional principal contract between the Class II-CE Certificateholders and the Holders of each such Class. Funds in the Excess Reserve Fund Accounts shall remain uninvested.

               Notwithstanding any provision contained in this Agreement, the Trustee shall not be required to make any distributions from the Excess Reserve Fund Accounts except as expressly set forth in this Section 3.01(a).

               (b) The Trustee shall establish and maintain the Distribution Account on behalf of the Certificateholders, which shall be a non-interest bearing trust account. The Trustee shall, promptly upon receipt on the Business Day received, deposit in the Distribution Account and retain therein the following:

               (i) the aggregate amount remitted by the applicable Servicer to the Trustee pursuant to the applicable Servicing Agreement; and

               (ii) any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

               In the event that the applicable Servicer shall remit any amount not required to be remitted pursuant to the applicable Servicing Agreement, and the applicable Servicer pursuant to an Officer's Certificate directs the Trustee in writing to withdraw such amount from the Distribution Account, the Trustee shall return such funds to the applicable Servicer. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 4.01. In no event shall the Trustee incur liability for withdrawals from the Distribution Account at the direction of a Servicer.

               The Trustee may invest the funds in the Distribution Account in one or more Permitted Investments in accordance with Section 3.02. The Trustee may withdraw from the Distribution Account any income or gain earned from the investment of funds deposited therein during the Trustee Float Period for its own benefit.

               Section 3.02 Investment of Funds in the Distribution Account. (a) The Trustee may (but shall not be obligated to) invest funds in the Distribution Account during the Trustee Float Period (for purposes of this Section 3.02, such Account is referred to as an "Investment Account"), in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand or maturing on such Distribution Date, in the case of an investment that is an obligation of the Trustee, no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee. The Trustee shall be entitled to sole possession over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee may:

               (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

               (y) demand payment of all amounts due thereunder that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

               (b) All income and gain realized from the investment of funds deposited in the Distribution Account held by the Trustee during the Trustee Float Period shall be subject to the Trustee's withdrawal in the manner set forth in Section 8.06.

               (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. Notwithstanding the foregoing, the Trustee shall be liable to the Trust for any such loss on any funds it has invested under this Section 3.02 only during the Trustee Float Period, and the Trustee shall deposit funds in the amount of such loss in the Distribution Account promptly after such loss is incurred.

               (d) The Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation is not payable or reimbursable under Section 8.06 of this Agreement.

               (e) In order to comply with its duties under the USA Patriot Act of 2001 and other laws, rules and regulations applicable to banking institutions, including those related to the funding of terrorist activities and money laundering, the Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agrees to provide to the Trustee upon its request from time to time such party's complete name, address, tax identification number and such other identifying information together with copies of such party's constituting documentation, securities disclosure documentation and such other identifying documentation as may be available for such party.

               (f) On or prior to each Distribution Date, the Custodian shall deliver an invoice to the Trustee (which may be provided electronically), setting forth the amount of the Custodian Fee for the related Distribution Date. The Trustee shall remit the Custodian Fee to the Custodian payable out of the compensation payable hereunder to the Trustee.

                                   ARTICLE IV

                                  DISTRIBUTIONS

               Section 4.01 Priorities of Distribution. (a) Distributions on Group I Certificates. On each Distribution Date, the Trustee will make the disbursements and transfers from amounts then on deposit in the Distribution Account in the following order of priority and to the extent of the Group I Available Funds remaining and, on such Distribution Date, shall make distributions on the Group I Certificates in accordance with such allocation:

               (i) holders of each Class of Group I Principal Certificates and to the Group I Supplemental Interest Account in the following order of priority:

                       (A) from the Group I Interest Remittance Amount, to the
               Group I Supplemental Interest Account, the sum of (x) all Group I Net Swap Payments and (y) any Group I Swap Termination Payment owed to the Group I Swap Provider (to the extent not previously received by the Group I Swap Provider as a Group I Replacement Swap Provider Payment) other than a Group I Defaulted Swap Termination Payment, if any;

                       (B) from any remaining Group I Interest Remittance
               Amount, to the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Certificates, the related Accrued Certificate Interest Distribution Amounts and Unpaid Interest Amounts for those Classes for such Distribution Date, allocated pro rata based on their respective entitlements to those amounts;

                       (C) from any remaining Group I Interest Remittance
               Amount, to the Class I-M-1 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                       (D) from any remaining Group I Interest Remittance
               Amount, to the Class I-M-2 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                       (E) from any remaining Group I Interest Remittance
               Amount, to the Class I-M-3 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                       (F) from any remaining Group I Interest Remittance
               Amount, to the Class I-M-4 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                       (G) from any remaining Group I Interest Remittance
               Amount, to the Class I-M-5 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                       (H) from any remaining Group I Interest Remittance
               Amount, to the Class I-M-6 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                       (I) from any remaining Group I Interest Remittance
               Amount, to the Class I-M-7 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date; and

                       (J) from any remaining Group I Interest Remittance
               Amount, to the Class M-8 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

               (ii) (A) on each Distribution Date (1) prior to the Group I Stepdown Date or (2) with respect to which a Group I Trigger Event is in effect, to the Group I Supplemental Interest Account and to the Holders of the related Class or Classes of Group I Principal Certificates then entitled to distributions of principal, from Group I Available Funds remaining after making distributions pursuant to clause (i) above, an amount equal to the Group I Principal Distribution Amount in the following order of priority:

                             (1) to the extent unpaid after the distributions
                     pursuant to clause (i)(A) above, to the Group I Supplemental Interest Account, the sum of (x) all Group I Net Swap Payments and (y) any Group I Swap Termination Payment (to the extent not previously received by the Group I Swap Provider as a Group I Replacement Swap Provider Payment), other than a Group I Defaulted Swap Termination Payment, owed to the Group I Swap Provider, if any;

                             (2) concurrently, as follows:

                                      (A) 90.0000714515%, sequentially, to the
                             Class I-A-1, Class I-A-2 and Class I-A-3
                             Certificates, in that order, based on their respective Class Certificate Balances, until their Class Certificate Balances have been reduced to zero; and

                                      (B) 9.9999285485% to the Class I-A-4
                             Certificates, until their Class Certificate Balance has been reduced to zero.

                             (3) sequentially to the Class I-M-1, Class I-M-2,
                     Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7 and Class I-M-8 Certificates, in that order, until the respective Class Certificate Balances are reduced to zero;

                       (B) on each Distribution Date (1) on and after the Group
               I Stepdown Date and (2) as long as a Group I Trigger Event is not in effect, to the Group I Supplemental Interest Account and to the Holders of the related Class or Classes of Group I Principal Certificates then entitled to distribution of principal, from Group I Available Funds remaining on deposit in the Distribution Account after making distributions pursuant to clause (i) above, an amount equal to the Group I Principal Distribution Amount in the following amounts and order of priority:

                             (1) to the extent unpaid after the distributions
                     pursuant to clause (i)(A) above, to the Group I Supplemental Interest Account, the sum of (x) all Group I Net Swap Payments and (y) any Group I Swap Termination Payment (to the extent not previously received by the Group I Swap Provider as a Group I Replacement Swap Provider Payment), other than a Group I Defaulted Swap Termination Payment, owed to the Group I Swap Provider, if any;

                             (2) to the Class I-A Certificates, the lesser of
                     (x) the excess of (i) the Group I Principal Distribution Amount over (ii) the amounts distributed to the Group I Supplemental Interest Account in clause (ii)(B)(1) above and (y) the Class I-A Principal Distribution Amount, allocated concurrently, as follows:

                                      (A) 90.0000714515%, sequentially, to the
                             Class I-A-1, Class I-A-2 and Class I-A-3
                             Certificates, in that order, until their Class Certificate Balances have been reduced to zero; and

                                      (B) 9.9999285485% to the Class I-A-4
                             Certificates, until their Class Certificate Balance has been reduced to zero.

                             (3) to the Class I-M-1 Certificates, the lesser of
                     (x) the excess of (i) the Group I Principal Distribution Amount over (ii) the amounts distributed to the Group I Supplemental Interest Account in clause (ii)(B)(1) above and the amounts distributed to the Class I-A Certificateholders in clause (ii)(B)(2) above and (y) the Class I-M-1 Principal Distribution Amount until their Class Certificate Balance has been reduced to zero;

                             (4) to the Class I-M-2 Certificates, the lesser of
                     (x) the excess of (i) the Group I Principal Distribution Amount over (ii) the amounts distributed to the Group I Supplemental Interest Account in clause (ii)(B)(1) above and the amounts distributed to the Class I-A Certificateholders in clause (ii)(B)(2) above and to the Class I-M-1 Certificateholders in clause (ii)(B)(3) above and (y) the Class I-M-2 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                             (5) to the Class I-M-3 Certificates, the lesser of
                     (x) the excess of (i) the Group I Principal Distribution Amount over (ii) the amounts distributed to the Group I Supplemental Interest Account in clause (ii)(B)(1) above and the amounts distributed to the Class I-A Certificateholders in clause (ii)(B)(2) above, to the Class I-M-1 Certificateholders in clause (ii)(B)(3) above and to the Class I-M-2 Certificateholders in clause (ii)(B)(4) above and (y) the Class I-M-3 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                             (6) to the Class I-M-4 Certificates, the lesser of
                     (x) the excess of (i) the Group I Principal Distribution Amount over (ii) the amounts distributed to the Group I Supplemental Interest Account in clause (ii)(B)(1) above and the amounts distributed to the Class I-A Certificateholders in clause (ii)(B)(2) above, to the Class I-M-1 Certificateholders in clause (ii)(B)(3) above, to the Class I-M-2 Certificateholders in clause (ii)(B)(4) above and to the Class I-M-3 Certificateholders in clause
                     (ii)(B)(5) above and (y) the Class I-M-4 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                             (7) to the Class I-M-5 Certificates, the lesser of
                     (x) the excess of (i) the Group I Principal Distribution Amount over (ii) the amounts distributed to the Group I Supplemental Interest Account in clause (ii)(B)(1) above and the amounts distributed to the Class I-A Certificateholders in clause (ii)(B)(2) above, to the Class I-M-1 Certificateholders in clause (ii)(B)(3) above, to the Class I-M-2 Certificateholders in clause (ii)(B)(4) above, to the Class I-M-3 Certificateholders in clause (ii)(B)(5) above and to the Class I-M-4 Certificateholders in clause
                     (ii)(B)(6) above and (y) the Class I-M-5 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                             (8) to the Class I-M-6 Certificates, the lesser of
                     (x) the excess of (i) the Group I Principal Distribution Amount over (ii) the amounts distributed to the Group I Supplemental Interest Account in clause (ii)(B)(1) above and the amounts distributed to the Class I-A Certificateholders in clause (ii)(B)(2) above, to the Class I-M-1 Certificateholders in clause (ii)(B)(3) above, to the Class I-M-2 Certificateholders in clause (ii)(B)(4) above, to the Class I-M-3 Certificateholders in clause (ii)(B)(5) above, to the Class I-M-4 Certificateholders in clause
                     (ii)(B)(6) above and to the Class I-M-5 Certificateholders in clause (ii)(B)(7) above and (y) the Class I-M-6 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                             (9) to the Class I-M-7 Certificates, the lesser of
                     (x) the excess of (i) the Group I Principal Distribution Amount over (ii) the amounts distributed to the Group I Supplemental Interest Account in clause (ii)(B)(1) above and the amounts distributed to the Class I-A Certificateholders in clause (ii)(B)(2) above, to the Class I-M-1 Certificateholders in clause (ii)(B)(3) above, to the Class I-M-2 Certificateholders in clause (ii)(B)(4) above, to the Class I-M-3 Certificateholders in clause (ii)(B)(5) above, to the Class I-M-4 Certificateholders in clause
                     (ii)(B)(6) above, to the Class I-M-5 Certificateholders in clause (ii)(B)(7) and to the Class I-M-6 Certificateholders in clause (ii)(B)(8) above and (y) the Class I-M-7 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero; and

                             (10) to the Class I-M-8 Certificates, the lesser of
                     (x) the excess of (i) the Group I Principal Distribution Amount over (ii) the amounts distributed to the Group I Supplemental Interest Account in clause (ii)(B)(1) above and the amounts distributed to the Class I-A Certificateholders in clause (ii)(B)(2) above, to the Class I-M-1 Certificateholders in clause (ii)(B)(3) above, to the Class I-M-2 Certificateholders in clause (ii)(B)(4) above, to the Class I-M-3 Certificateholders in clause (ii)(B)(5) above, to the Class I-M-4 Certificateholders in clause
                     (ii)(B)(6) above, to the Class I-M-5 Certificateholders in clause (ii)(B)(7), to the Class I-M-6 Certificateholders in clause (ii)(B)(8) above and to the Class I-M-7 Certificateholders in clause (ii)(B)(9) above and (y) the Class I-M-8 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

               (iii) any amount remaining after the distributions in clauses (i) and (ii) above, plus as specifically indicated below, amounts on deposit in the Group I Excess Reserve Fund Account, shall be distributed in the following order of priority:

                       (A) sequentially, to the Holders of the Class I-M-1,
               Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7 and Class I-M-8 Certificates, in that order, any Unpaid Interest Amount for each such Class;

                       (B) sequentially, as follows:

                                   (a) concurrently, to the Holders of the Class
                      I-A-1, Class I-A-2 and Class I-A-3 Certificates, any Unpaid Realized Loss Amount for each such Class; and

                                   (b) to the Holders of the Class I-A-4
                      Certificates, any Unpaid Realized Loss Amount for such Class;

                       (C) sequentially, to the Holders of the Class I-M-1,
               Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7 and Class I-M-8 Certificates, in that order, any Unpaid Realized Loss Amount for each such Class;

                       (D) to the Group I Excess Reserve Fund Account, the
               amount of any Group I Basis Risk Payment (without regard to any Group I Net Swap Receipts) for such Distribution Date;

                       (E) from funds on deposit in the Group I Excess Reserve
               Fund Account with respect to that Distribution Date, an amount equal to any remaining unpaid Group I Basis Risk Carry Forward Amount with respect to the Group I Principal Certificates for that Distribution Date, first, concurrently to the Class I-A Certificates, pro rata, based on their respective Class Certificate Balances immediately prior to that Distribution Date, up to their respective unpaid remaining Group I Basis Risk Carry Forward Amounts (provided that, if for any Distribution Date, after the allocation of the remaining unpaid Group I Basis Risk Carry Forward Amounts to the Class I-A Certificates, the remaining unpaid Group I Basis Risk Carry Forward Amounts for any of the Class I-A Certificates is reduced to zero, any amount of remaining unpaid Group I Basis Risk Carry Forward Amounts that would have been allocated to that Class I-A Certificate for that Distribution Date will instead be allocated, pro rata, based on their respective remaining unpaid Group I Basis Risk Carry Forward Amounts, to the other Class I-A Certificates to the extent the other Class I-A Certificates have any remaining unpaid Group I Basis Risk Carry Forward Amounts), and, second, sequentially to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7 and Class I-M-8 Certificates, in that order, in each case up to their respective unpaid remaining Group I Basis Risk Carry Forward Amounts;

                       (F) to the Group I Supplemental Interest Account, the
               amount of any Group I Defaulted Swap Termination Payment owed to the Group I Swap Provider;

                       (G) to the Class I-CE Certificates, the remainder of the
               Class I-CE Distributable Amount not distributed pursuant to Sections 4.02(a)(iii)(A)-(F); and

                       (H) to the Class I-R Certificates, any remaining amount,
               in respect of each Group I Trust REMIC.

               If on any Distribution Date, as a result of the foregoing allocation rules, any Class of Class I-A Certificates does not receive in full the related Accrued Certificate Interest Distribution Amount or the related Unpaid Interest Amount, if any, then such shortfall will be allocated to the Holders of such Classes, with interest thereon, on future Distribution Dates, as an Unpaid Interest Amount, subject to the priorities described above. In the event the Class Certificate Balance of any Class of Group I Principal Certificates has been reduced to zero, that Class of Certificates shall no longer be entitled to receive any related unpaid Group I Basis Risk Carry Forward Amounts except to the extent the Class Certificate Balance is increased as a result of any Subsequent Recovery for Loan Group I.

               (b) Distributions on Group II Certificates. On each Distribution Date, the Trustee will make the disbursements and transfers from amounts then on deposit in the Distribution Account in the following order of priority and to the extent of the Group II Available Funds remaining and, on such Distribution Date, shall make distributions on the Group II Certificates in accordance with such allocation:

               (i) holders of each Class of Group II Principal Certificates and to the Group II Supplemental Interest Account in the following order of priority:

                       (A) from the Group II Interest Remittance Amount, to the
               Group II Supplemental Interest Account, the sum of (x) all Group II Net Swap Payments and (y) any Group II Swap Termination Payment owed to the Group II Swap Provider (to the extent not previously received by the Group II Swap Provider as a Group II Replacement Swap Provider Payment) other than a Group II Defaulted Swap Termination Payment, if any;

                       (B) from any remaining Group II Interest Remittance
               Amount, concurrently to the Class II-A-1 and Class II-A-2 Certificates, the related Accrued Certificate Interest Distribution Amounts and Unpaid Interest Amounts for those Classes for such Distribution Date, allocated pro rata based on their respective entitlements to those amounts;

                       (C) from any remaining Group II Interest Remittance
               Amount, to the Class II-M-1 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                       (D) from any remaining Group II Interest Remittance
               Amount, to the Class II-M-2 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                       (E) from any remaining Group II Interest Remittance
               Amount, to the Class II-M-3 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                       (F) from any remaining Group II Interest Remittance
               Amount, to the Class II-M-4 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                       (G) from any remaining Group II Interest Remittance
               Amount, to the Class II-M-5 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                       (H) from any remaining Group II Interest Remittance
               Amount, to the Class II-M-6 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                       (I) from any remaining Group II Interest Remittance
               Amount, to the Class II-M-7 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date; and

                       (J) from any remaining Group II Interest Remittance
               Amount, to the Class M-8 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

               (ii) (A) on each Distribution Date (1) prior to the Group II Stepdown Date or (2) with respect to which a Group II Trigger Event is in effect, to the Group II Supplemental Interest Account and to the Holders of the related Class or Classes of Group II Principal Certificates then entitled to distributions of principal, from Group II Available Funds remaining after making distributions pursuant to clause
        (i) above, an amount equal to the Group II Principal Distribution Amount in the following order of priority:

                             (1) to the extent unpaid after the distributions
                     pursuant to clause (i)(A) above, to the Group II Supplemental Interest Account, the sum of (x) all Group II Net Swap Payments and (y) any Group II Swap Termination Payment (to the extent not previously received by the Group II Swap Provider as a Group II Replacement Swap Provider Payment), other than a Group II Defaulted Swap Termination Payment, owed to the Group II Swap Provider, if any;

                             (2) concurrently, to the Class II-A-1 and Class
                     II-A-2 Certificates, pro rata, based on their Class Certificate Balances, until their respective Class Certificate Balances are reduced to zero; and

                             (3) sequentially to the Class II-M-1, Class II-M-2,
                     Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates, in that order, until the respective Class Certificate Balances are reduced to zero;

                       (B) on each Distribution Date (1) on and after the Group
               II Stepdown Date and (2) as long as a Group II Trigger Event is not in effect, to the Group II Supplemental Interest Account and to the Holders of the related Class or Classes of Group II Principal Certificates then entitled to distribution of principal, from Group II Available Funds remaining on deposit in the Distribution Account after making distributions pursuant to clause (i) above, an amount equal to the Group II Principal Distribution Amount in the following amounts and order of priority:

                             (1) to the extent unpaid after the distributions
                     pursuant to clause (i)(A) above, to the Group II Supplemental Interest Account, the sum of (x) all Group II Net Swap Payments and (y) any Group II Swap Termination Payment (to the extent not previously received by the Group II Swap Provider as a Group II Replacement Swap Provider Payment), other than a Group II Defaulted Swap Termination Payment, owed to the Group II Swap Provider, if any;

                             (2) to the Class II-A Certificates, the lesser of
                     (x) the excess of (i) the Group II Principal Distribution Amount over (ii) the amounts distributed to the Group II Supplemental Interest Account in clause (ii)(B)(1) above and (y) the Class II-A Principal Distribution Amount, allocated pro rata based on their Class Certificate Balances until their respective Class Certificate Balances are reduced to zero;

                             (3) to the Class II-M-1 Certificates, the lesser of
                     (x) the excess of (i) the Group II Principal Distribution Amount over (ii) the amounts distributed to the Group II Supplemental Interest Account in clause (ii)(B)(1) above and the amounts distributed to the Class II-A Certificateholders in clause (ii)(B)(2) above and (y) the Class II-M-1 Principal Distribution Amount until their Class Certificate Balance has been reduced to zero;

                             (4) to the Class II-M-2 Certificates, the lesser of
                     (x) the excess of (i) the Group II Principal Distribution Amount over (ii) the amounts distributed to the Group II Supplemental Interest Account in clause (ii)(B)(1) above and the amounts distributed to the Class II-A Certificateholders in clause (ii)(B)(2) above and to the Class II-M-1 Certificateholders in clause (ii)(B)(3) above and (y) the Class II-M-2 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                             (5) to the Class II-M-3 Certificates, the lesser of
                     (x) the excess of (i) the Group II Principal Distribution Amount over (ii) the amounts distributed to the Group II Supplemental Interest Account in clause (ii)(B)(1) above and the amounts distributed to the Class II-A Certificateholders in clause (ii)(B)(2) above, to the Class II-M-1 Certificateholders in clause (ii)(B)(3) above and to the Class II-M-2 Certificateholders in clause (ii)(B)(4) above and (y) the Class II-M-3 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                             (6) to the Class II-M-4 Certificates, the lesser of
                     (x) the excess of (i) the Group II Principal Distribution Amount over (ii) the amounts distributed to the Group II Supplemental Interest Account in clause (ii)(B)(1) above and the amounts distributed to the Class II-A Certificateholders in clause (ii)(B)(2) above, to the Class II-M-1 Certificateholders in clause (ii)(B)(3) above, to the Class II-M-2 Certificateholders in clause (ii)(B)(4) above and to the Class II-M-3 Certificateholders in clause
                     (ii)(B)(5) above and (y) the Class II-M-4 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                             (7) to the Class II-M-5 Certificates, the lesser of
                     (x) the excess of (i) the Group II Principal Distribution Amount over (ii) the amounts distributed to the Group II Supplemental Interest Account in clause (ii)(B)(1) above and the amounts distributed to the Class II-A Certificateholders in clause (ii)(B)(2) above, to the Class II-M-1 Certificateholders in clause (ii)(B)(3) above, to the Class II-M-2 Certificateholders in clause (ii)(B)(4) above, to the Class II-M-3 Certificateholders in clause
                     (ii)(B)(5) above and to the Class II-M-4 Certificateholders in clause (ii)(B)(6) above and (y) the Class II-M-5 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                             (8) to the Class II-M-6 Certificates, the lesser of
                     (x) the excess of (i) the Group II Principal Distribution Amount over (ii) the amounts distributed to the Group II Supplemental Interest Account in clause (ii)(B)(1) above and the amounts distributed to the Class II-A Certificateholders in clause (ii)(B)(2) above, to the Class II-M-1 Certificateholders in clause (ii)(B)(3) above, to the Class II-M-2 Certificateholders in clause (ii)(B)(4) above, to the Class II-M-3 Certificateholders in clause
                     (ii)(B)(5) above, to the Class II-M-4 Certificateholders in clause (ii)(B)(6) above and to the Class II-M-5 Certificateholders in clause (ii)(B)(7) above and (y) the Class II-M-6 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                             (9) to the Class II-M-7 Certificates, the lesser of
                     (x) the excess of (i) the Group II Principal Distribution Amount over (ii) the amounts distributed to the Group II Supplemental Interest Account in clause (ii)(B)(1) above and the amounts distributed to the Class II-A Certificateholders in clause (ii)(B)(2) above, to the Class II-M-1 Certificateholders in clause (ii)(B)(3) above, to the Class II-M-2 Certificateholders in clause (ii)(B)(4) above, to the Class II-M-3 Certificateholders in clause
                     (ii)(B)(5) above, to the Class II-M-4 Certificateholders in clause (ii)(B)(6) above, to the Class II-M-5 Certificateholders in clause (ii)(B)(7) and to the Class II-M-6 Certificateholders in clause (ii)(B)(8) above and
                     (y) the Class II-M-7 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero; and

                             (10) to the Class II-M-8 Certificates, the lesser
                     of (x) the excess of (i) the Group II Principal Distribution Amount over (ii) the amounts distributed to the Group II Supplemental Interest Account in clause
                     (ii)(B)(1) above and the amounts distributed to the Class II-A Certificateholders in clause (ii)(B)(2) above, to the Class II-M-1 Certificateholders in clause (ii)(B)(3) above, to the Class II-M-2 Certificateholders in clause (ii)(B)(4) above, to the Class II-M-3 Certificateholders in clause
                     (ii)(B)(5) above, to the Class II-M-4 Certificateholders in clause (ii)(B)(6) above, to the Class II-M-5 Certificateholders in clause (ii)(B)(7), to the Class II-M-6 Certificateholders in clause (ii)(B)(8) above and to the Class II-M-7 Certificateholders in clause (ii)(B)(9) above and (y) the Class II-M-8 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

               (iii) any amount remaining after the distributions in clauses (i) and (ii) above, plus as specifically indicated below, amounts on deposit in the Group II Excess Reserve Fund Account, shall be distributed in the following order of priority:

                       (A) sequentially, to the Holders of the Class II-M-1,
               Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates, in that order, any Unpaid Interest Amount for each such Class;

                       (B) sequentially, to the Holders of the Class II-A-1 and
               Class II-A-2 Certificates, in that order, any Unpaid Realized Loss Amount for each such Class;

                       (C) sequentially, to the Holders of the Class II-M-1,
               Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates, in that order, any Unpaid Realized Loss Amount for each such Class;

                       (D) to the Group II Excess Reserve Fund Account, the
               amount of any Group II Basis Risk Payment (without regard to any Group II Net Swap Receipts) for such Distribution Date;

                       (E) from funds on deposit in the Group II Excess Reserve
               Fund Account with respect to that Distribution Date, an amount equal to any remaining unpaid Group II Basis Risk Carry Forward Amount with respect to the Group II Principal Certificates for that Distribution Date, first, concurrently to the Class II-A Certificates, pro rata, based on their respective Class Certificate Balances immediately prior to that Distribution Date, up to their respective unpaid remaining Group II Basis Risk Carry Forward Amounts (provided that, if for any Distribution Date, after the allocation of the remaining unpaid Group II Basis Risk Carry Forward Amounts to the Class II-A Certificates, the remaining unpaid Group II Basis Risk Carry Forward Amounts for any of the Class II-A Certificates is reduced to zero, any amount of remaining unpaid Group II Basis Risk Carry Forward Amounts that would have been allocated to that Class II-A Certificate for that Distribution Date will instead be allocated, pro rata, based on their respective remaining unpaid Group II Basis Risk Carry Forward Amounts, to the other Class II-A Certificates to the extent the other Class II-A Certificates have any remaining unpaid Group II Basis Risk Carry Forward Amounts), and, second, sequentially to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates, in that order, in each case up to their respective unpaid remaining Group II Basis Risk Carry Forward Amounts;

                       (F) to the Group II Supplemental Interest Account, the
               amount of any Group II Defaulted Swap Termination Payment owed to the Group II Swap Provider;

                       (G) to the Class II-CE Certificates, the remainder of the
               Class II-CE Distributable Amount not distributed pursuant to Sections 4.02(b)(iii)(A)-(F); and

                       (H) to the Class II-R Certificates, any remaining amount,
               in respect of each Group II Trust REMIC.

               If on any Distribution Date, as a result of the foregoing allocation rules, any Class of Class II-A Certificates does not receive in full the related Accrued Certificate Interest Distribution Amount or the related Unpaid Interest Amount, if any, then such shortfall will be allocated to the Holders of such Classes, with interest thereon, on future Distribution Dates, as an Unpaid Interest Amount, subject to the priorities described above. In the event the Class Certificate Balance of any Class of Group II Principal Certificates has been reduced to zero, that Class of Certificates shall no longer be entitled to receive any related unpaid Group II Basis Risk Carry Forward Amounts except to the extent the Class Certificate Balance is increased as a result of any Subsequent Recovery for Loan Group II.

               (c) On any Distribution Date, any Relief Act Interest Shortfalls for Loan Group I for such Distribution Date and Group I Net Prepayment Interest Shortfalls for such Distribution Date shall be allocated by the Trustee as a reduction in the following order:

               (i) First, to the portion of the Class I-CE Distributable Amount allocable to interest; and

               (ii) Second, pro rata, as a reduction of the Accrued Certificate Interest Distribution Amount for the Class I-A and Class I-M Certificates, based on the amount of interest to which such Classes would otherwise be entitled.

               (d) On any Distribution Date, any Relief Act Interest Shortfalls for Loan Group II for such Distribution Date and Group II Net Prepayment Interest Shortfalls for such Distribution Date shall be allocated by the Trustee as a reduction in the following order:

               (i) First, to the portion of the Class II-CE Distributable Amount allocable to interest; and

               (ii) Second, pro rata, as a reduction of the Accrued Certificate Interest Distribution Amount for the Class II-A and Class II-M Certificates, based on the amount of interest to which such Classes would otherwise be entitled.

               Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments made or received under the Interest Rate Swap Agreements and payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders. Such amounts shall be deemed to have been distributed to such Certificateholders for all purposes of this Agreement.

               Section 4.02 Monthly Statements to Certificateholders. (a) Not later than each Distribution Date, the Trustee shall make available to each Certificateholder, the Servicers, the Depositor and each Rating Agency a statement based in part on information provided by the applicable Servicer setting forth with respect to the related distribution:

               (i) the actual Distribution Date, the related Record Date, the Interest Accrual Period(s) for each Class for such Distribution Date and the LIBOR Determination Date for such Interest Accrual Period;

               (ii) the amount of Group I Available Funds and Group II Available Funds;

               (iii) (A) the amount of Group I Available Funds allocable to principal, the Group I Principal Remittance Amount (separately identifying the components thereof) and the Group I Principal Distribution Amount (and the calculation thereof) and (B) the amount of Group II Available Funds allocable to principal, the Group II Principal Remittance Amount (separately identifying the components thereof) and the Group II Principal Distribution Amount (and the calculation thereof);

               (iv) the amount of Group I Available Funds allocable to interest and each Group I Interest Remittance Amount and the amount of Group II Available Funds allocable to interest and each Group II Interest Remittance Amount.

               (v) the amount of any Unpaid Interest Amount for each Class included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Group I Basis Risk Carry Forward Amount for each Class of Group I Certificates, the amount of such Group I Basis Risk Carry Forward Amount covered by withdrawals from the Group I Excess Reserve Fund Accounts on such Distribution Date, any Group II Basis Risk Carry Forward Amount for each Class of Group II Certificates and the amount of such Group II Basis Risk Carry Forward Amount covered by withdrawals from the Group II Excess Reserve Fund Accounts on such Distribution Date;

               (vi) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation of the shortfall as between principal and interest, including any Group I Basis Risk Carry Forward Amount not covered by amounts in the Group I Excess Reserve Fund Account and any Group II Basis Risk Carry Forward Amount not covered by amounts in the Group II Excess Reserve Fund Account;

               (vii) the Class Certificate Balance of each Class of Certificates before and after giving effect to the distribution of principal on such Distribution Date;

               (viii) the Group I Pool Stated Principal Balance and Group II Pool Stated Principal Balance for the related Distribution Date;

               (ix) the amount of the Expense Fees paid to or retained by the Servicers with respect to such Distribution Date;

               (x) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

               (xi) for each Group, the amount of P&I Advances included in the distribution on such Distribution Date reported by the Servicers (and the Trustee as successor servicer and any other successor servicer, if applicable) as of the close of business on the Determination Date immediately preceding such Distribution Date;

               (xii) for each Loan Group, the number and aggregate outstanding principal balances of Mortgage Loans in such Loan Group (1) as to which the Scheduled Payment is delinquent (as calculated in accordance with the MBA method) 30 to 59 days, 60 to 89 days, 90 or more days, and in such other periods and for such times as required by Regulation AB, (2) that have become REO Property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last Business Day of the immediately preceding month;

               (xiii) for each Loan Group, for each of the preceding 12 calendar months, or all calendar months since the related Cut-off Date, whichever is less, the aggregate dollar amount of the Scheduled Payments for such Loan Group (A) due on all outstanding Mortgage Loans in such Loan Group on each of the Due Dates in each such month and (B) delinquent 60 days or more on each of the Due Dates in each such month (as calculated in accordance with the MBA method);

               (xiv) for each Loan Group, with respect to any Mortgage Loans in such Loan Group that became REO Properties during the preceding calendar month, the aggregate number of such Mortgage Loans and the aggregate outstanding principal balance of such Mortgage Loans as of the close of business on the last Business Day of the immediately preceding month and the month and year of acquisition of such REO Properties;

               (xv) for each Loan Group, the total number and outstanding principal balance of any REO Properties in such Loan Group (and market value, if available) as of the close of business on the last Business Day of the immediately preceding month;

               (xvi) whether a Group I Trigger Event has occurred and is continuing (including the calculation demonstrating the existence of the Group I Trigger Event) and whether a Group II Trigger Event has occurred and is continuing (including the calculation demonstrating the existence of the Group II Trigger Event);

               (xvii) the amount on deposit in each Excess Reserve Fund Account (after giving effect to distributions on such Distribution Date);

               (xviii) in the aggregate and for each Class of Certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such Distribution Date;

               (xix) the amount of any Group I Net Monthly Excess Cash Flow and Group II Net Monthly Excess Cash Flow on such Distribution Date and the allocation of it to the related Certificateholders with respect to Unpaid Interest Amounts, Applied Realized Loss Amounts, Group I Basis Risk Carry Forward Amounts and Group II Basis Risk Carry Forward Amounts;

               (xx) the amount of any Group I Net Swap Payments, Group I Net Swap Receipts, Group I Swap Termination Payments or Group I Defaulted Swap Termination Payments and the amount of any Group II Net Swap Payments, Group II Net Swap Receipts, Group II Swap Termination Payments or Group II Defaulted Swap Termination Payments;

               (xxi) LIBOR, Group I Swap LIBOR and Group II Swap LIBOR;

               (xxii) the Group I Subordinated Amount, Group II Subordinated Amount, Group I Specified Subordinated Amount and Group II Specified Subordinated Amount;

               (xxiii) the Group I Cumulative Loss Percentage and the aggregate amount of Realized Losses used to calculate the Group I Cumulative Loss Percentage and Group II Cumulative Loss Percentage and the aggregate amount of Realized Losses used to calculate the Group II Cumulative Loss Percentage;

               (xxiv) the amount distributed on the Class I-CE and Class II-CE Certificates;

               (xxv) the amount of any Subsequent Recoveries for each Loan Group for such Distribution Date; and

               (xxvi) for each Loan Group, the number of Mortgage Loans in such Loan Group at the beginning and end of the applicable reporting period, the pool factor, and the weighted average interest rate, and weighted average remaining term.

               In addition, each Form 10-D prepared and filed by the Trustee pursuant to Section 8.12 shall include the following information with respect to the related distribution:

               (i) material breaches of Mortgage Loan representations and warranties of which the Trustee has actual knowledge or has received written notice; and

               (ii) material breaches of any covenants under this Agreement of which the Trustee has actual knowledge or has received written notice.

               (b) The Trustee's responsibility for providing the above statement to the Certificateholders, each Rating Agency and the Depositor is limited, if applicable, to the availability, timeliness and accuracy of the information derived from the Servicers. The Trustee shall make available the above statement via the Trustee's internet website. The Trustee's website will initially be located at https://www.tss.db.com/invr and assistance in using the website can be obtained by calling the Trustee's investor relations desk at 1-800-735-7777. A paper copy of the above statement will also be made available upon request. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and indicating such. The Trustee may change the way the monthly statements to Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with this Agreement.

               The Trustee shall make available to each Analytics Company via the Trustee's internet website each statement to Certificateholders prepared pursuant to this Section 4.02(b). The Trustee shall cooperate in good faith with the Depositor and the Servicers to reconcile any discrepancies in such statements, and the Trustee shall provide any corrections to such statements to each Analytics Company as soon as reasonably practicable after the related Distribution Date.

               The Trustee will also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly statement to Certificateholders and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

               (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(iii) and (a)(v) of this Section 4.02 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

               (d) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments made or received under the Interest Rate Swap Agreements and payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders. Such amounts shall be deemed to have been distributed to such Certificateholders for all purposes of this Agreement.

               Section 4.03 Allocation of Applied Realized Loss Amounts. Any Applied Realized Loss Amounts relating to Loan Group I shall be allocated by the Trustee to the most junior Class of Group I Subordinated Certificates then Outstanding in reduction of the Class Certificate Balance thereof and after the Class Certificate Balance of each Class of Group I Subordinated Certificates is reduced to zero, first to the Class I-A-4 Certificates and then, on a pro rata basis, to the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates, until the Class Certificate Balance of each such Class is reduced to zero. Any Applied Realized Loss Amounts relating to Loan Group II shall be allocated by the Trustee to the most junior Class of Group II Subordinated Certificates then Outstanding in reduction of the Class Certificate Balance thereof and after the Class Certificate Balance of each Class of Group II Subordinated Certificates is reduced to zero, first to the Class II-A-2 Certificates and then to the Class I-A-1 Certificates, until the Class Certificate Balance of each such Class is reduced to zero.

                In the event, Applied Realized Loss Amounts are allocated to any Class of Certificates, their Class Certificate Balances shall be reduced by the amount so allocated and no funds shall be distributed with respect to the written down amounts or with respect to interest or Group I Basis Risk Carry Forward Amounts or Group II Basis Risk Carry Forward Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available therefor.

               Notwithstanding the foregoing, the Class Certificate Balance of each Class of Certificates of a Group that has been previously reduced by Applied Realized Loss Amounts will be increased, in that order or seniority, by the amount of the Subsequent Recoveries for the related Loan Group (but not in excess of the Applied Realized Loss Amount allocated to the applicable Class of Certificates).

               Section 4.04 Certain Matters Relating to the Determination of LIBOR. LIBOR shall be calculated by the Trustee in accordance with the definition of LIBOR. Until all of the Principal Certificates are paid in full, the Trustee shall at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each LIBOR Determination Date. The Trustee initially shall designate the Reference Banks (after consultation with the Depositor). Each "Reference Bank" shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Trustee and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Trustee should terminate its appointment as Reference Bank, the Trustee shall promptly appoint or cause to be appointed another Reference Bank (after consultation with the Depositor). The Trustee shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

               (i) The Pass-Through Rate for each Class of Principal Certificates for each Interest Accrual Period shall be determined by the Trustee on each LIBOR Determination Date so long as the Principal Certificates are Outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the Principal Certificates in the table relating to the Certificates in the Preliminary Statement. The Trustee shall not have any liability or responsibility to any Person for its inability, following a good-faith reasonable effort, to obtain quotations from the Reference Banks or to determine the arithmetic mean referred to in the definition of LIBOR, all as provided for in this Section 4.04 and the definition of LIBOR. The establishment of LIBOR and each Pass-Through Rate for the Principal Certificates by the Trustee shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Trustee.

               Section 4.05 Supplemental Interest Accounts and Posted Collateral Accounts. On the Closing Date, the Trustee shall establish and maintain in its name, (i) a separate non-interest bearing trust account for the benefit of the holders of the Group I Principal Certificates (the "Group I Supplemental Interest Account") as a part of the Trust Fund and (ii) a separate non-interest bearing trust account for the benefit of the holders of the Group II Principal Certificates (the "Group II Supplemental Interest Account") as a part of the Trust Fund. The Supplemental Interest Accounts shall be Eligible Accounts, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement. Funds in the Supplemental Interest Accounts shall remain uninvested.

               On any Distribution Date, Group I Swap Termination Payments, Group I Net Swap Payments owed to the Group I Swap Provider and Group I Net Swap Receipts for that Distribution Date will be deposited into the Group I Supplemental Interest Account. With respect to any Distribution Date, funds in the Group I Supplemental Interest Account will be distributed in the following order of priority:

               (i) to the Group I Swap Provider, the sum of (x) all Group I Net Swap Payments and (y) any Group I Swap Termination Payment (to the extent not previously received by the Group I Swap Provider as a Group I Replacement Swap Provider Payment), other than a Group I Defaulted Swap Termination Payment, to the Group I Swap Provider, if any, owed for that Distribution Date;

               (ii) concurrently, to the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Certificates, to pay Accrued Certificate Interest Distribution Amounts and, if applicable, any Unpaid Interest Amounts, pro rata, based on their respective entitlements to those amounts to the extent unpaid from Group I Available Funds;

               (iii) sequentially, to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7 and Class I-M-8 Certificates, in that order, to pay Accrued Certificate Interest and, if applicable, Unpaid Interest Amounts for such Classes to the extent unpaid from other Group I Available Funds;

               (iv) to the Group I Principal Certificates, to pay any Group I Basis Risk Carry Forward Amounts as described, and in the same manner and priority as set forth in Section 4.01(a)(iii)(E) above, to the extent unpaid from other Group I Available Funds (including funds on deposit in the Group I Excess Reserve Fund Account);

               (v) first to the Class I-A Certificates, and then sequentially to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7 and Class I-M-8 Certificates, in that order, to pay principal as described, and in the same manner and order of priority as set forth, in Section 4.01(a)(ii)(A) or 4.01(a)(ii)(B) above, as applicable, but only to the extent necessary to restore the Group I Subordinated Amount to the Group I Specified Subordinated Amount as a result of current or prior Realized Losses in Loan Group I not previously reimbursed, after giving effect to payments and distributions from other Group I Available Funds;

               (vi) sequentially, to the Class I-A certificates, as follows:

                      (A) concurrently, to the Class I-A-1, Class I-A-2 and Class I-A-3 certificates, on a pro rata basis, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for such Class, to the extent unpaid from other Group I Available Funds; and

                      (B) to the Class I-A-4 certificates, in an amount equal to the remaining Unpaid Realized Loss Amount for such Class, to the extent unpaid from other Group I Available Funds;

               (vii) sequentially, to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7 and Class I-M-8 Certificates, in that order, to pay any Unpaid Realized Loss Amounts, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for each such Class, to the extent unpaid from other Group I Available Funds;

               (viii) to the Group I Swap Provider, any Group I Defaulted Swap Termination Payment owed to the Group I Swap Provider for that Distribution Date; and

               (ix) to the Holders of the Class I-CE Certificates, any remaining amounts.

               On any Distribution Date, Group II Swap Termination Payments, Group II Net Swap Payments owed to the Group II Swap Provider and Group II Net Swap Receipts for that Distribution Date will be deposited into the Group II Supplemental Interest Account. With respect to any Distribution Date, funds in the Group II Supplemental Interest Account will be distributed in the following order of priority:

               (i) to the Group II Swap Provider, the sum of (x) all Group II Net Swap Payments and (y) any Group II Swap Termination Payment (to the extent not previously received by the Group II Swap Provider as a Group II Replacement Swap Provider Payment), other than a Group II Defaulted Swap Termination Payment, to the Group II Swap Provider, if any, owed for that Distribution Date;

               (ii) concurrently, to the Class II-A-1 and Class II-A-2 Certificates, to pay Accrued Certificate Interest Distribution Amounts and, if applicable, any Unpaid Interest Amounts, pro rata, based on their respective entitlements to those amounts to the extent unpaid from Group II Available Funds;

               (iii) sequentially, to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates, in that order, to pay Accrued Certificate Interest and, if applicable, Unpaid Interest Amounts to the extent unpaid from other Group II Available Funds;

               (iv) to the Group II Principal Certificates, to pay any Group II Basis Risk Carry Forward Amounts as described, and in the same manner and priority as set forth in Section 4.01(b)(iii)(E) above, to the extent unpaid from other Group II Available Funds (including funds on deposit in the Group II Excess Reserve Fund Account);

               (v) to the Class II-A Certificates and then sequentially to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates, in that order, to pay principal as described, and in the same manner and order of priority as set forth, in Section 4.01(b)(ii)(A) or 4.01(b)(ii)(B) above, as applicable, but only to the extent necessary to restore the Group II Subordinated Amount to the Group II Specified Subordinated Amount as a result of current or prior Realized Losses for Loan Group II not previously reimbursed, after giving effect to payments and distributions from other Group II Available Funds;

               (vi) sequentially, to the Class II-A-1 and Class II-A-2 Certificates, pro rata, based upon the remaining Unpaid Realized Loss Amounts for each such Class, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for each such Class, to the extent unpaid from other Group II Available Funds;

               (vii) sequentially, to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates, in that order, to pay any Unpaid Realized Loss Amounts, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for each such Class, to the extent unpaid from other Group II Available Funds;

               (viii) to the Group II Swap Provider, any Group II Defaulted Swap Termination Payment owed to the Group II Swap Provider for that Distribution Date; and

               (ix) to the Holders of the Class II-CE Certificates, any remaining amounts.

               Notwithstanding any other provision in this Agreement, in the event that the Group I Interest Rate Swap Agreement is terminated and the Trust enters into a replacement interest rate swap agreement and the Trust is entitled to receive a payment from a replacement swap provider, the Trustee shall direct the replacement swap provider to make such payment (the "Group I Replacement Swap Provider Payment") to the Group I Supplemental Interest Account. The Group I Swap Provider shall be entitled to receive from the Group I Supplemental Interest Account the lesser of (x) the amount so received from the Group I Replacement Swap Provider and (y) any Group I Swap Termination Payment owed to the Group I Swap Provider (to the extent not already paid by the Trust) that is being replaced immediately upon receipt of the Group I Replacement Swap Provider Payment, regardless of whether the date of receipt thereof is a Distribution Date; provided that to the extent that the Group I Replacement Swap Provider Payment is less than the Group I Swap Termination Payment owed to the Group I Swap Provider, any remaining amounts will be paid to the Group I Swap Provider on the subsequent Distribution Date (unless the Group I Replacement Swap Provider Payment is paid to the Group I Swap Provider on a Distribution Date, in which case such remaining amounts will be paid on such Distribution Date) in accordance with the priority of payments described in Section 4.01 of this Agreement. For the avoidance of doubt, the parties agree that the Group I Swap Provider shall have first priority to any Group I Replacement Swap Provider Payment over the payment by the Trust to Certificateholders, any Servicer, the Custodian, the Trustee or any other Person.

               Notwithstanding any other provision in this Agreement, in the event that the Group II Interest Rate Swap Agreement is terminated and the Trust enters into a replacement interest rate swap agreement and the Trust is entitled to receive a payment from a replacement swap provider, the Trustee shall direct the replacement swap provider to make such payment (the "Group II Replacement Swap Provider Payment") to the Group II Supplemental Interest Account. The Group II Swap Provider shall be entitled to receive from the Group II Supplemental Interest Account the lesser of (x) the amount so received from the Group II Replacement Swap Provider and (y) any Group II Swap Termination Payment owed to the Group II Swap Provider (to the extent not already paid by the Trust) that is being replaced immediately upon receipt of the Group II Replacement Swap Provider Payment, regardless of whether the date of receipt thereof is a Distribution Date; provided that to the extent that the Group II Replacement Swap Provider Payment is less than the Group II Swap Termination Payment owed to the Group II Swap Provider, any remaining amounts will be paid to the Group II Swap Provider on the subsequent Distribution Date (unless the Group II Replacement Swap Provider Payment is paid to the Group II Swap Provider on a Distribution Date, in which case such remaining amounts will be paid on such Distribution Date) in accordance with the priority of payments described in
Section 4.01 of this Agreement. For the avoidance of doubt, the parties agree that the Group II Swap Provider shall have first priority to any Group II Replacement Swap Provider Payment over the payment by the Trust to Certificateholders, any Servicer, the Custodian, the Trustee or any other Person.

               Notwithstanding the foregoing, in the event that the Trust receives a Group I Swap Termination Payment and a successor Group I Swap Provider cannot be obtained, then the Trustee shall deposit the Group I Swap Termination Payment into a separate non-interest bearing reserve account that constitutes a part of the Group I Supplemental Interest Account. On each subsequent Distribution Date (so long as funds are available in the applicable reserve account), the Trustee shall withdraw from such reserve account and deposit into the Group I Supplemental Interest Account an amount equal to the amount of any Group I Net Swap Receipt due the Trust under the Group I Interest Rate Swap Agreement (calculated in accordance with the terms of the original Group I Interest Rate Swap Agreement) and treat such amount as a Group I Net Swap Receipt for purposes of determining the distributions from the Group I Supplemental Interest Account.

               Notwithstanding the foregoing, in the event that the Trust receives a Group II Swap Termination Payment and a successor Group II Swap Provider cannot be obtained, then the Trustee shall deposit the Group II Swap Termination Payment into a separate non-interest bearing reserve account that constitutes part of the Group II Supplemental Interest Account. On each subsequent Distribution Date (so long as funds are available in the applicable reserve account), the Trustee shall withdraw from such reserve account and deposit into the Group II Supplemental Interest Account an amount equal to the amount of any Group II Net Swap Receipt due the Trust under the Group II Interest Rate Swap Agreement (calculated in accordance with the terms of the original Group II Interest Rate Swap Agreement) and treat such amount as a Group II Net Swap Receipt for purposes of determining the distributions from the Group II Supplemental Interest Account.

               Upon termination of the Trust, any amounts remaining in the Supplemental Interest Accounts shall be distributed pursuant to the priorities set forth in this Section 4.05 for the related Group.

               The Trustee shall account for the Supplemental Interest Accounts as assets of a grantor trust under subpart E, Part I of subchapter J of the Code and not as an asset of any Trust REMIC created pursuant to this Agreement. The beneficial owners of the Group I Supplemental Interest Account are the Class I-CE Certificateholders. The beneficial owners of the Group II Supplemental Interest Account are the Class II-CE Certificateholders. For federal income tax purposes, Group I Net Swap Payments and Group I Swap Termination Payments payable to the Group I Swap Provider from Group I Available Funds shall be deemed to be paid to the Group I Supplemental Interest Account from the Group I Upper Tier REMIC, first, by the Holder of the Class I-CE Certificates (in respect of the Class I-IO Interest and, if applicable, Class I-CE Interest) and second, other than any Group I Defaulted Swap Termination Payment, by the Holders of the applicable Class or Classes of Group I Offered Certificates (in respect of Class I-IO Shortfalls) as and to the extent provided in Section 8.15. The beneficial owners of the Group II Supplemental Interest Account are the Class II-CE Certificateholders. For federal income tax purposes, Group II Net Swap Payments and Group II Swap Termination Payments payable to the Group II Swap Provider from Group II Available Funds shall be deemed to be paid to the Group II Supplemental Interest Account from the Group II Upper Tier REMIC, first, by the Holder of the Class II-CE Certificates (in respect of the Class II-IO Interest and, if applicable, Class II-CE Interest) and second, other than any Group II Defaulted Swap Termination Payment, by the Holders of the applicable Class or Classes of Group II Offered Certificates (in respect of Class II-IO Shortfalls) as and to the extent provided in Section 8.15.

               Any Group I Basis Risk Carry Forward Amounts and, without duplication, Group I Upper Tier Carry Forward Amounts distributed by the Trustee to the Group I Offered Certificateholders from the Group I Excess Reserve Fund Account or the Group I Supplemental Interest Account shall be accounted for by the Trustee, for federal income tax purposes, as amounts paid first to the Holders of the Class I-CE Certificates (in respect of the Class I-CE Interest or the Class I-IO Interest, respectively) and then to the respective Class or Classes of Group I Offered Certificates. In addition, the Trustee shall account for the rights of Holders of each Class of Group I Offered Certificates to receive payments of Group I Basis Risk Carry Forward Amounts and, without duplication, Group I Upper Tier Carry Forward Amounts from the Group I Supplemental Interest Account (along with Group I Basis Risk Carry Forward Amounts payable from the Group I Excess Reserve Fund Account) and the obligations to pay Class I-IO Shortfalls to the Group I Supplemental Interest Account as rights and obligations in a separate limited recourse notional principal contract between the Class I-CE Certificateholders and of Holders of each such Class.

               Any Group II Basis Risk Carry Forward Amounts and, without duplication, Group II Upper Tier Carry Forward Amounts distributed by the Trustee to the Group II Offered Certificateholders from the Group II Excess Reserve Fund Account or the Group II Supplemental Interest Account shall be accounted for by the Trustee, for federal income tax purposes, as amounts paid first to the Holders of the Class II-CE Certificates (in respect of the Class II-CE Interest or the Class II-IO Interest, respectively) and then to the respective Class or Classes of Group II Offered Certificates. In addition, the Trustee shall account for the rights of Holders of each Class of Group II Offered Certificates to receive payments of Group II Basis Risk Carry Forward Amounts and, without duplication, Group II Upper Tier Carry Forward Amounts from the Group II Supplemental Interest Account (along with Group II Basis Risk Carry Forward Amounts payable from the Group II Excess Reserve Fund Account) and the obligations to pay Class II-IO Shortfalls to the Group II Supplemental Interest Account as rights and obligations in a separate limited recourse notional principal contract between the Class II-CE Certificateholders and of Holders of each such Class.

               The Group I Supplemental Interest Account shall be an "outside reserve fund" for federal income tax purposes and not an asset of any Group I Trust REMIC. Furthermore, the Holders of the Class I-CE Certificates shall be the beneficial owners of the Group I Supplemental Interest Account for all federal income tax purposes, and shall be taxable on all income earned thereon, and any amounts reimbursed from the Group I Upper Tier REMIC to the Group I Supplemental Interest Account shall be treated as having been distributed to the Holders of the Class I-CE Certificates.

               The Group II Supplemental Interest Account shall be an "outside reserve fund" for federal income tax purposes and not an asset of any Group II Trust REMIC. Furthermore, the Holders of the Class II-CE Certificates shall be the beneficial owners of the Group II Supplemental Interest Account for all federal income tax purposes, and shall be taxable on all income earned thereon, and any amounts reimbursed from the Group II Upper Tier REMIC to the Group II Supplemental Interest Account shall be treated as having been distributed to the Holders of the Class II-CE Certificates.

               In the event a Swap Provider does not deliver the Delivery Amount (as defined in each Interest Rate Swap Agreement) to the Trustee, the Trustee shall provide notice of such failure to Swap Provider within one Business Day of such failure.

               With respect to the failure of a Swap Provider to perform any of its obligations under the related Interest Rate Swap Agreement, the breach by such Swap Provider of any of its representations and warranties made pursuant to such Interest Rate Swap Agreement, or the termination of either of the Interest Rate Swap Agreement, the Trustee shall send any notices and make any demands, on behalf of the Trust as are required under such Interest Rate Swap Agreement.

               The Depositor shall cause any replacement swap provider to provide a copy of the related replacement interest rate swap agreement to the Trustee.

               On the Closing Date, the Trustee pursuant to the Group I Interest Rate Swap Agreement shall open and maintain in its name, a separate non-interest bearing trust account for the benefit of the holders of the Group I Certificates (the "Group I Posted Collateral Account") as a part of the Trust Fund. The Group I Posted Collateral Account shall be an Eligible Account and funds on deposit therein shall be held separate and apart from and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement. Funds in the Group I Posted Collateral Account shall be invested at the direction of the Group I Swap Provider as provided in the Group I Interest Rate Swap Agreement and the Group I Swap Provider shall be responsible for all losses incurred in connection with investments thereof. On the Closing Date, the Trustee pursuant to the Group II Interest Rate Swap Agreement shall open and maintain in its name, a separate non-interest bearing trust account for the benefit of the holders of the Group II Certificates (the "Group II Posted Collateral Account") as a part of the Trust Fund. The Group II Posted Collateral Account shall be an Eligible Account and funds on deposit therein shall be held separate and apart from and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement. Funds in the Group II Posted Collateral Account shall be invested at the direction of the Group II Swap Provider as provided in the Group II Interest Rate Swap Agreement and the Group II Swap Provider shall be responsible for all losses incurred in connection with investments thereof. In no event shall the Trustee have any liability or responsibility for the selection of investments and any losses incurred thereon, and shall have no obligation to invest or reinvest any funds in the absence of timely written direction.

                                   ARTICLE V

                                THE CERTIFICATES

               Section 5.01 The Certificates. The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount) and aggregate denominations per Class set forth in the Preliminary Statement.

               The Depositor hereby directs the Trustee to register the Class I-CE and Class II-CE Certificates in the name of the Depositor or its designee.

               Subject to Section 9.02 respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Trustee at least five Business Days prior to the related Record Date or (y) by check mailed by first class mail to such Certificateholder at the address of such Holder appearing in the Certificate Register.

               The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of any such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless authenticated by the Trustee by manual signature, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Trustee shall authenticate the Certificates to be issued at the direction of the Depositor, or any Affiliate thereof.

               Section 5.02 Certificate Register; Registration of Transfer and Exchange of Certificates. (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections
(b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

               At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.

               No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

               All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

               (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In determining whether a transfer is being made pursuant to an effective registration statement, the Trustee shall be entitled to rely solely upon a written notice to such effect from the Depositor. Except with respect to (i) the transfer of the Class I-CE or Class II-CE Certificates or the Residual Certificates to the Depositor or an Affiliate of the Depositor, (ii) the transfer of the Class I-CE or Class II-CE Certificates to the NIM Issuer or the NIM Trustee, or (iii) a transfer of the Class I-CE or Class II-CE Certificates from the NIM Issuer or the NIM Trustee to the Depositor or an Affiliate of the Depositor, in the event that a transfer of a Private Certificate which is a Physical Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Trustee in writing the facts surrounding the transfer in substantially the form set forth in Exhibit H (the "Transferor Certificate") and either (i) there shall be delivered to the Trustee a letter in substantially the form of Exhibit I (the "Rule 144A Letter") or (ii) there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made without registration under the Securities Act. In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate. As directed by the Depositor, the Trustee shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Depositor shall cooperate with the Trustee and the applicable Servicer in providing the Rule 144A information referenced in the preceding sentence, including providing to the Trustee such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably determine to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the applicable Servicer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

               Except with respect to (i) the transfer of the Class I-CE or Class II-CE Certificates or the Residual Certificates to the Depositor or an Affiliate of the Depositor, (ii) the transfer of the Class I-CE or Class II-CE Certificates to the NIM Issuer or the NIM Trustee, or (iii) a transfer of the Class I-CE or Class II-CE Certificates from the NIM Issuer or the NIM Trustee to the Depositor or an Affiliate of the Depositor, no transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit I), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any Federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor a Person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, or
(ii) in the case of an ERISA-Restricted Certificate other than a Residual Certificate that has been the subject of an ERISA-Qualifying Underwriting, and the purchaser is an insurance company, a representation that the purchaser is an insurance company that is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate other than a Residual Certificate presented for registration in the name of an employee benefit plan subject to Title I of ERISA, a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a plan subject to Similar Law, or a trustee of any such plan or any other Person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee, the Servicers, the Custodian or the Trust Fund, addressed to the Trustee, to the effect that the purchase or holding of such ERISA-Restricted Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Depositor, the Trustee, the Custodian or the Servicers to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Private Certificate, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Trustee by the transferee's (including an initial acquirer's) acceptance of the ERISA-Restricted Certificates. Notwithstanding anything else to the contrary herein, (a) any purported transfer of an ERISA-Restricted Certificate, other than a Residual Certificate, to or on behalf of an employee benefit plan subject to ERISA, the Code or Similar Law without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect and (b) any purported transfer of a Residual Certificate to a transferee that does not make the representation in clause (i) above shall be void and of no effect.

               None of the Residual Certificates may be sold to any employee benefit plan subject to Title I of ERISA, any plan subject to Section 4975 of the Code, or any plan subject to any Similar Law or any Person investing on behalf or with plan assets of such plan.

               To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

               As long as an Interest Rate Swap Agreement for a Group is in effect, each beneficial owner of a Certificate of such Group other than an ERISA Restricted Certificate of such Group, or any interest therein, shall be deemed to have represented that either (i) it is not a Plan or (ii) the acquisition and holding of the Certificate are eligible for the exemptive relief available under at least one of (i) Department of Labor Prohibited Transaction Class Exemption ("PTCE") 84-14 (for transactions by independent "qualified professional asset managers"), (ii) PTCE 91-38 (for transactions by bank collective investment funds), (iii) PTCE 90-1 (for transactions by insurance company pooled separate accounts), (iv) PTCE 95-60 (for transactions by insurance company general accounts) or (v) PTCE 96-23 (for transactions effected by "in-house asset managers") or similar exemption under similar law.

               (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

               (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee;

               (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit G;

               (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is a Non-Permitted Transferee;

               (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by
        Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and the Rule 144A Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact a Non-Permitted Transferee at the time it became a Holder or, at such subsequent time as it became a Non-Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate; and

               (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is a Non-Permitted Transferee.

               The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Custodian or the Servicers, to the effect that the elimination of such restrictions will not cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are Outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is a Non-Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is a Non-Permitted Transferee to a Holder that is a Permitted Transferee.

               (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

               (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and
(vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

               All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

               If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, or (y) the Depositor notifies the Depository of its intent to terminate the book-entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Depository Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. None of the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of Certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided, that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

               (f) Each Private Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Trustee, duly executed by the Certificateholder or his attorney duly authorized in writing (with copies directly (other than with respect to a Residual Certificate) to the applicable Swap Provider). The Trustee shall forward any such IRS Form (other than with respect to a Residual Certificate) received to the applicable Swap Provider. Each Private Certificateholder by its purchase of a Certificate is deemed to consent to any such IRS Form being so forwarded. The Trustee shall be required to forward any tax certification received by it to the applicable Swap Provider at the last known address provided to it, and, subject to Article VIII hereof, shall not be liable for the receipt of such tax certification by the applicable Swap Provider, nor any action taken or not taken by the applicable Swap Provider with respect to such tax certification. Upon the request of a Swap Provider, the Trustee shall forward the name and address and Percentage Interest held in the Private Certificates for each Private Certificateholder to the applicable Swap Provider at the last known address provided to it. The Trustee shall have no duty to take any action to correct any misstatement or omission in any tax certification provided to it and forwarded to the applicable Swap Provider; provided however, if the Trustee has actual knowledge that a tax certificate or name and address information provided to it by a Private Certificateholder contains a misstatement or omission (including by reason of the applicable Swap Provider informing it of the misstatement or omission), it shall notify the applicable Swap Provider of the misstatement or omission, and when it receives a corrected form or name and address information from the Holder of the Private Certificate it shall forward the corrected form and/or name and address information to the applicable Swap Provider.

               (g) Each Private Certificate presented or surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Trustee in accordance with its customary practice. No service charge shall be made for any registration of transfer or exchange of Private Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Private Certificates.

               Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor and the Trustee such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this
Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

               Section 5.04 Persons Deemed Owners. The Trustee, the Depositor and any agent of the Depositor or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and the Trustee, the Depositor, nor any agent of the Depositor or the Trustee shall be affected by any notice to the contrary.

               Section 5.05 Access to List of Certificateholders' Names and Addresses. If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or applicable Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the applicable Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

               Section 5.06 Maintenance of Office or Agency. The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices located at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention:
Transfer Unit. The Trustee shall give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                   ARTICLE VI

                                  THE DEPOSITOR

               Section 6.01 Respective Liabilities of the Depositor. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

               Section 6.02 Merger or Consolidation of the Depositor. The Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

               Any Person into which the Depositor may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor shall be a party, or any Person succeeding to the business of the Depositor, shall be the successor of the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

               Section 6.03 Limitation on Liability of the Depositor and Others. Neither the Depositor nor any of its directors, officers, employees or agents shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such Person against any breach of representations or warranties made by it herein or protect the Depositor or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor and any director, officer, employee, Affiliate or agent of the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates or any other unanticipated or extraordinary expense, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor may in its discretion undertake any such action (or direct the Trustee to undertake such actions for the benefit of the Certificateholders) that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Depositor and the Trustee, if applicable, shall be entitled to be reimbursed therefor out of the Distribution Account.

               Section 6.04 Option to Purchase Defaulted Mortgage Loans. The Depositor shall have the option, but is not obligated, to purchase from the Trust any Mortgage Loan that is 90 days or more delinquent. The purchase price therefor, which shall be deposited in the Distribution Account, shall be 100% of the unpaid principal balance of such Mortgage Loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed Servicing Advances made by the applicable Servicer related to the applicable Mortgage Loan.

                                  ARTICLE VII

                                SERVICER DEFAULT

               Section 7.01 Events of Default. If an Event of Default described in the applicable Servicing Agreement shall occur with respect to the related Servicer then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, or at the direction of Certificateholders entitled to a majority of the Voting Rights the Trustee shall, by notice in writing to such Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of such Servicer under such Servicing Agreement and in and to the Mortgage Loans serviced by such Servicer and the proceeds thereof. The Holders of Certificates evidencing at least 66% of the Voting Rights of Certificates affected by an Event of Default may waive such Event of Default; provided, however, that (a) an Event of Default with respect to a Servicer's obligation to make Monthly Advances may be waived only by all of the holders of the Certificates affected by such Event of Default and (b) no such waiver is permitted that would materially adversely affect any non-consenting Certificateholder. On and after the receipt by a Servicer of such written notice of termination, all authority and power of a Servicer hereunder, whether with respect to the applicable Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of each Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the applicable Mortgage Loans and related documents, or otherwise.

               Section 7.02 Trustee to Act; Appointment of Successor. Within 90 days after the Trustee gives, and a Servicer receives a notice of termination pursuant to Section 7.01, the Trustee shall, subject to and to the extent provided in Section 7.03, and subject to the rights of the Trustee to appoint a successor Servicer pursuant to this Section 7.02, be the successor to such Servicer in its capacity as servicer under the related Servicing Agreement or comparable new agreement with the successor and the transactions set forth or provided for herein and in such Servicing Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Servicer by the terms and provisions thereof and applicable law including the obligation to make Monthly Advances or Servicing Advances pursuant to such Servicing Agreement (it being understood and agreed that if such Servicer fails to make an Advance, the Trustee as successor Servicer shall do so unless a determination has been made that such Advance would constitute a Nonrecoverable Monthly Advance or a Nonrecoverable Servicing Advance). As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans that such Servicer would have been entitled to charge to the Collection Account if such Servicer had continued to act under the related Servicing Agreement including, if such Servicer was receiving the Servicing Fee at the Servicing Fee Rate set forth in such Servicing Agreement (as set forth in the Mortgage Loan Schedule with respect to the related Mortgage Loans), such Servicing Fee and the income on investments or gain related to the Collection Account. It is understood and acknowledged by the parties hereto that there will be a period of transition before the transfer of servicing obligations is fully effective. Notwithstanding the foregoing, the Trustee will have a period (not to exceed 90 days) to complete the transfer of all servicing data and correct or manipulate such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise enable the Trustee to service the Mortgage Loans in accordance with accepted servicing practices.

               Notwithstanding the foregoing, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Monthly Advances and Servicing Advances pursuant to a servicing agreement, or if it is otherwise unable to so act, or, at the written request of Certificateholders entitled to a majority of the Voting Rights, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency, as the successor to related Servicer under such Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of such Servicer. No such appointment of a successor to a Servicer hereunder shall be effective until the Depositor shall have consented thereto. Any successor to a Servicer shall be an institution which is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, which has a net worth of at least $25,000,000, which is willing to service the Mortgage Loans and which executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of such terminated Servicer, (other than liabilities of such terminated Servicer incurred prior to termination of such Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; provided, that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced, as a result of such assignment and delegation. Pending appointment of a successor to a Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to this Section 7.02, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it, the Depositor and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee Rate and amounts paid to such Servicer from investments. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor to a Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the predecessor Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

               Any successor Servicer shall be responsible for giving notice to the related Mortgagors of such change of Servicer, in accordance with applicable federal and state law, and shall, during the term of its service as Servicer, maintain in force the policy or policies that such Servicer is required to maintain pursuant to the related Servicing Agreement. In no event shall the Trustee be responsible for paying the costs and expenses of transferring the servicing of the Mortgage Loans.

               Section 7.03 Notification to Certificateholders. (a) Upon any termination of or appointment of a successor to a Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

               (b) Promptly after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders and each Rating Agency notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

                                  ARTICLE VIII

           CONCERNING THE TRUSTEE, THE CUSTODIAN, VARIOUS TAX MATTERS,
                     SERVICING REPORTS AND PERIODIC FILINGS

               Section 8.01 Duties of the Trustee. The Trustee, before the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

               The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order, or other instrument.

               No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

               Unless an Event of Default known to the Trustee has occurred and is continuing:

               (a) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of the duties and obligations specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believes in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

               (b) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

               (c) the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

               The Trustee shall be permitted to utilize one or more Subcontractors for the performance of certain of its obligations under this Agreement, provided that the Trustee complies with Section 8.16. The Trustee shall indemnify the Depositor and the Sponsors and any director, officer, employee or agent of the Depositor or the Sponsors and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to the failure of the Trustee to perform any of its obligations under Section 8.16, including without limitation any failure by the Trustee to identify pursuant to
Section 8.16 any Subcontractor that is a Servicing Function Participant. This indemnity shall survive the termination of this Agreement or the earlier resignation or removal of the Trustee.

               Section 8.02 [Reserved].

               Section 8.03 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 8.01:

               (a) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, opinions (including an Opinion of Counsel), certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

               (b) the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

               (c) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates;

               (e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agents, accountants or attorneys appointed with due care by it hereunder;

               (f) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

               (g) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security and with respect to the investment of funds in the Distribution Account during the Trustee Float Period).

               (h) unless a Responsible Officer of the Trustee has actual knowledge of the occurrence of a Event of Default, the Trustee shall not be deemed to have knowledge of an Event of Default, until a Responsible Officer of the Trustee shall have received written notice thereof;

               (i) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

               (j) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

               (k) the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder;

               (l) notwithstanding anything to the contrary in the applicable Servicing Agreement, the Trustee shall not consent to the related Servicer's request of assigning the Servicing Agreement or the servicing rights thereunder to any other party; and

               (m) should the Trustee deem the nature of any action required on its part to be unclear, the Trustee may require prior to such action that it be provided by the Depositor with reasonable further instructions.

               Section 8.04 Trustee and Custodian Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. Neither the Trustee nor the Custodian makes any representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Trustee, the Trustee's execution and authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Servicers of any funds paid to the Depositor or the Servicers in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or the Servicers.

               The Trustee shall have no responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become a successor Servicer).

               The Trustee executes the Certificates not in its individual capacity but solely as Trustee of the Trust Fund created by this Agreement, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee on behalf of the Trust Fund in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust Fund.

               Section 8.05 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

               Section 8.06 Trustee's and Custodian's Fees and Expenses. As compensation for its activities under this Agreement, the Trustee may withdraw from the Distribution Account on each Distribution Date any interest or investment income earned on funds deposited in the Distribution Account during the Trustee Float Period. On each Distribution Date, the Trustee shall pay the Custodian the Custodian Fee out of the interest or investment income earned on funds deposited in the Distribution Account during the Trustee Float Period as described in the previous sentence. The obligations of the Trustee under this
Section 8.06 shall survive the resignation, termination or removal of the Custodian for payment of the Custodian Fee accrued prior to such termination, resignation or removal. The Trustee and any director, officer, employee, or agent of the Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability, or expense (including reasonable attorneys' fees) resulting from any error in any tax or information return prepared by the Servicers or incurred in connection with any claim or legal action relating to:

               (a) this Agreement,

               (b) the Certificates, or

               (c) the performance of any of the Trustee's duties under this Agreement,

other than any loss, liability, or expense (i) resulting from any breach of a Servicer's obligations in connection with the related Servicing Agreement for which that Servicer has completed performance of its obligation to indemnify the Trustee pursuant to such Servicing Agreement, (ii) resulting from any breach of an Original Loan Seller's obligations in connection with the related Sale Agreement for which it has completed performance of its obligation to indemnify the Trustee pursuant to such Sale Agreement, or (iii) incurred because of willful misfeasance, bad faith, or negligence in the performance of any of the Trustee's duties under this Agreement. This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee under this Agreement. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any expense, disbursement, or advance arising from the Trustee's negligence, bad faith, or willful misfeasance, the Trust Fund shall pay or reimburse the Trustee, for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with this Agreement with respect to:

        (A) the reasonable compensation, expenses, and disbursements of its counsel not associated with the closing of the issuance of the Certificates, and

        (B) the reasonable compensation, expenses, and disbursements of any accountant, engineer, or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage them to perform services under this Agreement.

               Except as otherwise provided in this Agreement, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Registrar or paying agent under this Agreement or for any other routine expenses incurred by the Trustee; provided, however, no expense shall be reimbursed hereunder if it would not constitute an "unanticipated expense incurred by the REMIC" within the meaning of the REMIC Provisions.

               Section 8.07 Eligibility Requirements for the Trustee. The Trustee hereunder shall at all times be a corporation, banking association or other association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause any of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.07 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this
Section 8.07, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its Affiliates or with the applicable Servicer and its Affiliates; provided, however, that such entity cannot be an Affiliate of the Depositor or of the applicable Servicer other than the Trustee in its role as successor to the applicable Servicer.

               Section 8.08 Resignation and Removal of the Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Servicers, the Custodian and each Rating Agency not less than 60 days before the date specified in such notice, when, subject to Section 8.09, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.09 meeting the qualifications set forth in Section 8.07. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

               If at any time the Trustee shall cease to be eligible in accordance with Section 8.07 and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which shall be delivered to the Trustee and one copy to the successor trustee.

               The Holders of Certificates entitled to a majority of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys in fact duly authorized, one complete set of which shall be delivered to the Trustee so removed and one complete set to the successor so appointed. The successor trustee shall notify each Rating Agency of any removal of the Trustee.

               Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section 8.08 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.09.

               Section 8.09 Successor Trustee. Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

               No successor trustee shall accept appointment as provided in this
Section 8.09 unless at the time of its acceptance, the successor trustee is eligible under Section 8.06 and its appointment does not adversely affect the then current rating of the Certificates.

               Upon acceptance of appointment by a successor trustee as provided in this Section 8.09, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

               Section 8.10 Merger or Consolidation of the Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee shall be the successor of the Trustee hereunder; provided, that such corporation shall be eligible under Section 8.07 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In connection with the succession to the Trustee under this Agreement by any Person
(i) into which the Trustee may be merged or consolidated, or (ii) which may be appointed as a successor to the Trustee, the Trustee shall notify the Depositor of such succession or appointment and shall furnish to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably necessary for the Trustee to accurately and timely report, pursuant to Section 8.15(g), the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

               Section 8.11 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.11, such powers, duties, obligations, rights and trusts as the Trustee may consider appropriate. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.09 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 8.09.

               Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (a) To the extent necessary to effectuate the purposes of this
Section 8.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the applicable Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the applicable Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

               (b) No trustee hereunder shall be held personally liable because of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

               (c) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

               (d) The Trust Fund, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

               Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection and indemnity to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the applicable Servicer and the Depositor.

               Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

               Section 8.12 Tax Matters. It is intended that the assets with respect to which any REMIC election pertaining to the Trust Fund is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a "real estate mortgage investment conduit" as defined in, and in accordance with, the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of each Trust REMIC and that in such capacity it shall:

               (a) prepare, sign and file, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare, sign and file with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each Trust REMIC containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

               (b) within thirty days of the Closing Date, apply for an employer identification number from the Internal Revenue Service via Form SS-4 or any other acceptable method for all Trust REMICs and shall also furnish to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the Holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

               (c) on or prior to the Closing Date, apply for an employer identification number from the Internal Revenue Service via Form SS-4 or any other acceptable method for the grantor trust and shall also furnish to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the Holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

               (d) deliver or cause to be delivered the federal taxpayer identification number of the grantor trust on a correct, complete and duly executed IRS Form W-9 of the grantor trust to the Swap Providers promptly upon receipt of such number after applying for it pursuant to 8.12(c) above and, in any event, no later than the first Payment Date under the Interest Rate Swap Agreements, and, if requested by the Swap Provider, an applicable IRS Form W-8IMY if permitted or required under applicable law;

               (e) make an election that each Trust REMIC be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

               (f) prepare and forward to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including the calculation of any original issue discount using the prepayment assumption (as described in the Prospectus Supplement);

               (g) provide information necessary for the computation of tax imposed on the Transfer of a Residual Certificate to a Person that is a "Non-Permitted Transferee", or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

               (h) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are Outstanding so as to maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions;

               (i) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any Trust REMIC created hereunder;

               (j) pay, from the sources specified in the last paragraph of this
Section 8.12, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on each Trust REMIC before its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

               (k) cause federal, state or local income tax or information returns to be signed by the Trustee or, if required by applicable tax law, such other Person as may be required to sign such returns by the Code or state or local laws, regulations or rules;

               (l) maintain records relating to each of the Trust REMICs, including the income, expenses, assets, and liabilities thereof on a calendar year basis and on the accrual method of accounting and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and

               (m) as and when necessary and appropriate, represent each Trust REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of each Trust REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of either Trust REMIC, and otherwise act on behalf of each Trust REMIC in relation to any tax matter or controversy involving it at the expense of the Trust, which expense shall be paid or reimbursed to the Trustee.

               The Holder of the largest Percentage Interest of the Class I-R Certificates shall act as Tax Matters Person for each Group I Trust REMIC and the Holder of the largest Percentage Interest of the Class II-R Certificates shall act as Tax Matters Person for each Group II Trust REMIC, in each case within the meaning of Treasury Regulations Section 1.860F-4(d), and the Trustee is hereby designated as agent of such Certificateholder for such purpose (or if the Trustee is not so permitted, such Holder shall be the Tax Matters Person in accordance with the REMIC Provisions). In such capacity, the Trustee shall, as and when necessary and appropriate, represent each Trust REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of each Trust REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any Trust REMIC, and otherwise act on behalf of each Trust REMIC in relation to any tax matter or controversy involving it.

               The Trustee shall treat the rights of the Class I-CE Certificateholders to receive amounts in the Group I Excess Reserve Fund Account and the Group I Supplemental Interest Account (subject, other than in the case of the Class I-CE Certificates, to the obligation to pay Group I Basis Risk Carry Forward Amounts and, without duplication, Group I Upper Tier Carry Forward Amounts) and the rights of the Group I Offered Certificateholders to receive Group I Basis Risk Carry Forward Amounts and, without duplication, Group I Upper Tier Carry Forward Amounts as the beneficial ownership of interests in a grantor trust, and not as an obligation of any Group I Trust REMIC created hereunder, for federal income tax purposes.

               The Trustee shall treat the rights of the Class II-CE Certificateholders to receive amounts in the Group II Excess Reserve Fund Account and the Group II Supplemental Interest Account (subject, other than in the case of the Class II-CE Certificates, to the obligation to pay Group II Basis Risk Carry Forward Amounts and, without duplication, Group II Upper Tier Carry Forward Amounts) and the rights of the Group II Offered Certificateholders to receive Group II Basis Risk Carry Forward Amounts and, without duplication, Group II Upper Tier Carry Forward Amounts as the beneficial ownership of interests in a grantor trust, and not as an obligation of any Group II Trust REMIC created hereunder, for federal income tax purposes. The Trustee shall file or cause to be filed with the IRS together with Form 1041 or such other form as may be applicable and shall furnish or cause to be furnished, to the Class I-CE Certificateholders, the Group I Offered Certificateholders, the Class II-CE Certificateholders and the Group II Offered Certificateholders the respective amounts described above that are received, in the time or times and in the manner required by the Code.

               To enable the Trustee to perform its duties under this Agreement, the Depositor shall provide to the Trustee within ten days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including the price, yield, prepayment assumption, and projected cash flows of the Certificates and the Mortgage Loans. Moreover, the Depositor shall provide information to the Trustee concerning (i) the value to each Class of Group I Certificates of the right to receive Group I Basis Risk Carry Forward Amounts from the Group I Excess Reserve Fund Account and Group I Basis Risk Carry Forward Amounts or, without duplication, Group I Upper Tier Carry Forward Amounts from the Group I Supplemental Interest Account and (ii) the value to each Class of Group II Certificates of the right to receive Group II Basis Risk Carry Forward Amounts from the Group II Excess Reserve Fund Account and Group II Basis Risk Carry Forward Amounts or, without duplication, Group II Upper Tier Carry Forward Amounts from the Group II Supplemental Interest Account. Unless otherwise advised by the Depositor, for federal income tax purposes, the Trustee is hereby directed to assign a value of zero to the right of each Holder allocating the purchase price of an initial Offered Certificateholder between such right and the related Upper Tier Regular Interest. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor any additional information or data that the Trustee may, from time to time, reasonably request to enable the Trustee to perform its duties under this Agreement; provided, however, that the Depositor shall not be required to provide any information regarding the Mortgage Loans after the Closing Date or any information that the applicable Servicer is required to provide to the Trustee. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims, or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, pursuant to this paragraph, accurate information or data to the Trustee on a timely basis.

               The Trustee shall not (i) cause the creation of any interests in any Trust REMIC other than the regular and residual interests set forth in the Preliminary Statement, (ii) receive any amount representing a fee or other compensation for services (except as otherwise permitted by this Agreement) or
(iii) otherwise knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon any Trust REMIC or the Trust Fund (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on contributions to a Trust REMIC set forth in Section 860G(d) of the Code, or the tax on "net income from foreclosure property") unless the Trustee receives an Opinion of Counsel (at the expense of the Trust Fund, but in no event at the expense of the Trustee), to the effect that the contemplated action will not, with respect to the Trust Fund, result in the imposition of a tax upon either Trust REMIC created hereunder or endanger the status of any Trust REMIC.

               If any tax is imposed on "prohibited transactions" of any Trust REMIC as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Group I Pooling-Tier REMIC 1 or the Group II Pooling-Tier REMIC 1, as defined in Section 860G(c) of the Code, on any contribution to any Trust REMIC after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including any minimum tax imposed on any Trust REMIC pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, the tax shall be paid by (i) the Trustee if such tax arises out of or results from negligence of the Trustee in the performance of any of its obligations under this Agreement, (ii) the related Servicer, in the case of any such minimum tax, and otherwise if such tax arises out of or results from a breach by such Servicer of any of its obligations under the applicable Servicing Agreement, (iii) the applicable Original Loan Seller if such tax arises out of or results from such Original Loan Seller's obligation to repurchase a Mortgage Loan pursuant to the applicable Sale Agreement or (iv) in all other cases, or if the Trustee, the applicable Servicer or the applicable Original Loan Seller fails to honor its obligations under the preceding clause (i), (ii), or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 4.01(a) and Section 4.01(b).

               For as long as each Trust REMIC shall exist, the Trustee shall act as specifically required herein, and the Trustee shall comply with any directions of the Depositor stating that such directions are being given to assure such continuing treatment. In particular, the Trustee shall not (a) sell or authorize the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a purchase or repurchase of the Mortgage Loans pursuant to this Agreement or (b) accept any contribution to any Trust REMIC after the Startup Day without receipt of an Opinion of Counsel that such action described in clause (a) or (b) will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

               Section 8.13 Annual Reports on Assessment of Compliance with Servicing Criteria; Annual Independent Public Accountants' Attestation Report.

               (a) Not later than March 15th of each calendar year commencing in 2008, the Trustee and Custodian shall deliver, and the Trustee and the Custodian shall cause each Subcontractor utilized by the Trustee or the Custodian, as applicable, and determined by the Trustee or the Custodian, as applicable, pursuant to Section 8.16 to be "participating in a servicing function" within the meaning of Item 1122 of Regulation AB (in each case, a "Servicing Function Participant"), to deliver, each at its own expense, to the Depositor, a report on an assessment of compliance with the Servicing Criteria applicable to it that contains (A) a statement by such party of its responsibility for assessing compliance with the Servicing Criteria applicable to it, (B) a statement that such party used the Servicing Criteria to assess compliance with the applicable Servicing Criteria, (C) such party's assessment of compliance with the applicable Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K required to be filed pursuant to Section 8.14, including, if there has been any material instance of noncompliance with the applicable Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Person's assessment of compliance with the applicable Servicing Criteria as of and for such period. Each such assessment of compliance report shall be addressed to the Depositor and signed by an authorized officer of such Person, and shall address each of the applicable Servicing Criteria set forth on Exhibit P hereto, or as set forth in the notification furnished to the Depositor pursuant to Section 8.14(c). The Trustee and Custodian each hereby acknowledges and agrees that its assessments of compliance will cover the items identified on Exhibit P hereto as being covered by the Trustee and Custodian, as applicable. The parties to this Agreement acknowledge that where a particular Servicing Criteria has multiple components, each party's assessment of compliance and related attestation of compliance) will relate only to those components that are applicable to such party. Promptly after receipt of each such report on assessment of compliance, the Depositor shall review each such report and, if applicable, consult with the Trustee or Custodian, as applicable, as to the nature of any material instance of noncompliance with the Servicing Criteria applicable to it (and each Servicing Function Participant engaged or utilized by the Trustee or Custodian, as applicable), as the case may be. Neither the Trustee nor the Custodian shall be required to cause the delivery of any such assessments by March 15th in any given year so long as Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year, as notified in writing by the Depositor.

               (b) Not later than March 15th of each calendar year commencing in 2008, the Trustee and Custodian shall cause, and the Trustee and Custodian shall cause each Servicing Function Participant utilized by such Person, to cause, each at its own expense, a registered public accounting firm (which may also render other services to such party) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Depositor, with a copy to the Rating Agencies, to the effect that (i) it has obtained a representation regarding certain matters from the management of such Person, which includes an assertion that such Person has complied with the Servicing Criteria applicable to it pursuant to Section 8.13(a) and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, that attests to and reports on such Person's assessment of compliance with the Servicing Criteria applicable to it. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Each such related accountant's attestation report shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. Such report must be available for general use and not contain restricted use language. Neither the Trustee nor the Custodian shall not be required to cause the delivery of any such attestation required by this paragraph in any given year so long as Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year, as notified in writing by the Depositor.

               (c) No later than February 1 of each fiscal year, commencing in 2008, the Trustee and Custodian shall notify the Depositor as to the name of each Servicing Function Participant utilized by it during the preceding calendar year, and each such notice will specify what specific Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant in each case, to the extent of any change from the prior year's notice, if any. When the Trustee or Custodian submits its assessment pursuant to Section 8.13(a), the Trustee or Custodian will also at such time include the assessment (and related attestation pursuant to Section 8.13(b)) of each Servicing Function Participant utilized by it.

               Section 8.14 Periodic Filings. (a) The Trustee and the Custodian shall reasonably cooperate with the Depositor in connection with the reporting requirements of the Trust under the Exchange Act. The Trustee shall prepare for execution by the Depositor any Forms 10-D and 10-K and certain Form 8-K's (not to include any Form 8-K related to the filing of this Agreement and any amendments thereto), required by the Exchange Act and the rules and regulations of the Commission thereunder, in order to permit the timely filing thereof, and the Trustee shall file (via the Commission's Electronic Data Gathering and Retrieval System, or EDGAR) such Forms executed by the Depositor.

               (b) Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Trustee shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Trustee shall file each Form 10-D with a copy of the related Monthly Statement attached thereto. Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall be reported to the Depositor and the Trustee by the parties set forth on Exhibit Q and directed and approved by the Depositor pursuant to the following paragraph. The Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

               As set forth on Exhibit Q hereto, within 5 calendar days after the related Distribution Date, the parties, to the extent described on Exhibit Q, shall be required to provide to the Trustee and the Depositor, to the extent known by such applicable parties, any Additional Form 10-D Disclosure, the form and substance of the Additional Form 10-D Disclosure described on Exhibit T applicable to such party (and shall include with such Additional Form 10-D Disclosure an Additional Disclosure Notification in the form attached hereto as Exhibit T (such form, the "Additional Disclosure Notification")), and the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit Q (other than with respect to the Trustee) of their duties under this paragraph or proactively solicit or procure from such parties any Additional Forma 10-D Disclosure information; provided, however, the Trustee shall cooperate with the Depositor in a reasonable manner in order for the Depositor to comply with its reporting obligations under the Exchange Act as set forth in Section 8.14(a). The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph. The Trustee shall compile all such information provided to it in a Form 10-D prepared by it.

               After preparing the Form 10-D, the Trustee shall forward electronically a copy of the Form 10-D to the Depositor for approval and execution. No later than 2 Business Days prior to the 15th calendar day after the related Distribution Date, an officer of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in Section 8.14(f)(ii). Form 10-D requires the Depositor to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the Depositor was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby instructs the Trustee, with respect to each Form 10-D, to check "yes" for each item unless the Trustee has received timely prior written notice from the Depositor that the answer should be "no" for an item. The Depositor shall notify the Trustee in writing, as soon as reasonably practicable but no later than 5 Business Days prior to the 15th calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D, if the answer to the questions should be "no." The Trustee shall be entitled to rely on such instructions in preparing and/or filing any such Form 10-D. The Depositor acknowledges that the performance by the Trustee of its duties under this
Section 8.14(b) related to the timely preparation and filing of Form 10-D is contingent upon the Servicers (including Subcontractors and Servicing Function Participants), the Depositor and the Custodian observing all applicable deadlines in the performance of their duties under this Section 8.14(b). The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any party hereto (other than the Trustee or any Subcontractor utilized by the Trustee) needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

               (c) On or before 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline"), commencing in March 2008, the Trustee shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trustee within the applicable time frames set forth in this Agreement, (i) an annual compliance statement for each Servicer and each Subservicer engaged by such Servicer, as described under the applicable Servicing Agreement, (ii)(A) the annual reports on assessment of compliance with servicing criteria for the Trustee, each Servicer, the Custodian, each Subservicer engaged by the Servicers and each Servicing Function Participant utilized by the Servicers, the Custodian or the Trustee, as described under Section 8.13 or the applicable Servicing Agreement, as the case may be, and (B) if any such report on assessment of compliance with servicing criteria identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or such report on assessment of compliance with servicing criteria is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the registered public accounting firm attestation report for the Trustee, each Servicer, the Custodian, each Subservicer engaged by the Servicers and each Servicing Function Participant utilized by the Servicers, the Custodian or the Trustee, as described under
Section 8.13, and (B) if any registered public accounting firm attestation report identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a certification in the form attached hereto as Exhibit J, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission (the "Sarbanes Certification"), which shall be signed by the senior officer of the Depositor in charge of securitization. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall be reported to the Depositor and the Trustee by the parties set forth on Exhibit R and directed and approved by the Depositor pursuant to the following paragraph. The Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

               As set forth on Exhibit R hereto, no later than March 1 of each year (or, in the case of applicable Servicer, March 5th of each year) that the Trust is subject to the Exchange Act reporting requirements, commencing in 2008, the parties, to the extent described on Exhibit R, shall be required to provide to the Trustee and the Depositor, to the extent known by such applicable parties, any Additional Form 10-K Disclosure, the form and substance of the Additional Form 10-K Disclosure described on Exhibit R applicable to such party (and shall include with such Additional Form 10-K Disclosure an Additional Disclosure Notification in the form attached hereto as Exhibit T), and the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit R (other than with respect to the Trustee) of their duties under this paragraph or proactively solicit from such parties any Additional Form 10-K Disclosure information; provided, however, the Trustee shall cooperate with the Depositor in a reasonable manner in order for the Depositor to comply with its reporting obligations under the Exchange Act as set forth in Section 8.14(a). The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph. The Trustee shall compile all such information provided to it in a Form 10-K prepared by it.

               After preparing the Form 10-K, the Trustee shall forward electronically a copy of the Form 10-K to the Depositor for approval and execution. Form 10-K requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby instructs the Trustee, with respect to each Form 10-K, to check "yes" for each item unless the Trustee has received timely prior written notice from the Depositor that the answer should be "no" for an item. The Depositor shall notify the Trustee in writing by March 1st if the answer to the questions should be "no." The Trustee shall be entitled to rely on such instructions in preparing and/or filing any such Form 10-K. No later than 5:00 p.m. EST on the 4th Business Day prior to the 10-K Filing Deadline, a senior officer of the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in Section 8.14(f)(ii). The Depositor acknowledges that the performance by the Trustee of its duties under this Section 8.14(c) related to the timely preparation and filing of Form 10-K is contingent upon the Depositor observing all applicable deadlines in the performance of its duties under this Section 8.14(c) and Section 8.14(d) and is contingent upon each Servicer (and any Subservicer or Servicing Function Participant engaged by such Servicer) observing all applicable deadlines in the performance of its duties under the applicable Servicing Agreement. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any party hereto or any Subservicer or Servicing Function Participant engaged by any such party hereto (other than the Trustee or any Servicing Function Participant utilized by the Trustee) needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

               (d) In connection with the execution of a Sarbanes Certification, the Trustee shall sign a certification (in the form attached hereto as Exhibit K, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission) for the benefit of the Depositor and its officers, directors and Affiliates. Each such certification shall be delivered to the Depositor no later than March 10th of each year (or if such day is not a Business Day, the immediately preceding Business Day) and the Depositor shall deliver the Sarbanes Certification no later than the time set forth for the delivery to the Trustee of the signed Form 10-K pursuant to Section 8.14(c) for such year. In the event that prior to the filing date of the Form 10-K in March of each year, the Trustee has actual knowledge of information material to the Sarbanes Certification, that party shall promptly notify the Depositor. In addition, the Trustee shall indemnify and hold harmless the Depositor and the Sponsors and their officers, directors, employees, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any breach of the Trustee's obligations under this
Section 8.14(d) or the Trustee's material misstatement, material omission, negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless any indemnified party, then the Trustee agrees in connection with a breach of the Trustee's obligations under this Section 8.14(d) or the Trustee's material misstatement, material omission, negligence, bad faith or willful misconduct in connection therewith that it shall contribute to the amount paid or payable by the Depositor and the Sponsors as a result of the losses, claims, damages or liabilities of the Depositor and the Sponsors in such proportion as is appropriate to reflect the relative fault of the Depositor and the Sponsor on the one hand and the Trustee on the other. The obligations of the Trustee under this Section 8.14(d) shall apply to the Trustee whether or not such Trustee is acting as Trustee at the time such certification is required to be delivered. The indemnification and contribution obligations set forth in this Section 8.14(d) shall survive the termination of this Agreement or the earlier resignation or removal of the Trustee.

               (e) Upon any filing of Form 10-D, Form 10-K or Form 8-K with the Commission, the Trustee shall promptly deliver to the Depositor a copy of each such executed report, statement or information.

               (f) (i) The obligations set forth in paragraphs (a) through (d) of this Section shall only apply with respect to periods for which reports are required to be filed with respect to the Trust under the Exchange Act. On or prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall prepare and file a Form 15 Suspension Notification with respect to the Trust, with a copy to the Depositor. At the start of any fiscal year, including any fiscal year after the filing of a Form 15 Suspension Notification, if the number of Holders of the Offered Certificates of record exceeds the number set forth in Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Trust to again become subject to the reporting requirements of the Exchange Act, the Trustee shall recommence preparing and filing reports on Form 10-K, 10-D and 8-K as required pursuant to this Section 8.14 and the parties hereto shall again have the obligations set forth in this Section 8.14.

               (ii) In the event that the Trustee is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed pursuant to this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement, the Trustee will promptly notify the Depositor. In the case of Form 10-D and 10-K, the Depositor and Trustee will thereupon prepare and file, and the other parties shall cooperate in connection with such preparation and filing, a Form 12b-25 and a 10-D/A and 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Trustee will, upon receipt of all required Form 8-K Disclosure Information and, upon the approval and direction of the Depositor, include such disclosure information on the next succeeding Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended, in connection with any Additional Form 10-D Disclosure (other than, in the case of Form 10-D, for the purpose of restating any Monthly Statement), Additional Form 10-K Disclosure or Form 8-K Disclosure Information, the Trustee will notify the Depositor and such other parties to the transaction as are affected by such amendment, and the Depositor and the Trustee shall prepare and file, and such other parties will cooperate in connection with such preparation and filing, any necessary Form 8-K/A, 10-D/A or 10-K/A. Any Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by an officer or a senior officer of the Depositor. The Depositor acknowledges that the performance by the Trustee of its duties under this Section 8.14(f) related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon the Depositor observing all applicable deadlines in the performance of its duties under this Section 8.14 and is contingent upon each Servicer observing all applicable deadlines in the performance of its duties under the applicable Servicing Agreement. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Trustee's inability or failure to obtain or receive, on a timely basis, any information from any party hereto or any Subservicer or any Servicing Function Participant engaged by any such party hereto (other than the Trustee or any Servicing Function Participant utilized by the Trustee) needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

               (g) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and also if requested by the Depositor, the Trustee shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (other than the initial Form 8-K) ("Form 8-K Disclosure Information") shall be reported to the Depositor and the Trustee by the parties set forth on Exhibit R and directed and approved by the Depositor pursuant to the following paragraph. The Trustee will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

               As set forth on Exhibit S hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than the end of business (New York City time) on the 2nd Business Day after the occurrence of a Reportable Event the parties, to the extent described on Exhibit S, shall be required to provide to the Trustee and the Depositor, to the extent known by such applicable parties, any Form 8-K Disclosure Information, the form and substance of the Form 8-K Disclosure Information described on Exhibit S applicable to such party (and shall include with such Form 8-K Disclosure Information, an Additional Disclosure Notification in the form attached hereto as Exhibit T, and the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit S (other than with respect to the Trustee) of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information; provided, however, the Trustee shall cooperate with the Depositor in a reasonable manner in order for the Depositor to comply with its reporting obligations under the Exchange Act as set forth in Section 8.14(a). The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph. The Trustee shall compile all such information provided to it in a Form 8-K prepared by it.

               After preparing the Form 8-K, the Trustee shall no later than 12:00 noon (New York City time) on the 3rd Business Day after the Reportable Event but in no case without having had notice for 24 hours forward electronically a draft copy of the Form 8-K to the Depositor for review. No later than 12:00 noon (New York City time) on the 4th Business Day after the Reportable Event, an officer of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in Section 8.14(f)(ii). The Depositor acknowledges that the performance by the Trustee of its duties under this
Section 8.14(g) related to the timely preparation, arrangement for execution and filing of Form 8-K is contingent upon the Depositor observing all applicable deadlines in the performance of its duties under this Section 8.14(g). The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Trustee's inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Trustee or any Subcontractor utilized by the Trustee) needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

               (h) The Trustee shall have no liability for any loss, expense, damage or claim arising out of or resulting from (i) the accuracy or inaccuracy of any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information (excluding any information therein provided by the Trustee or any Subcontractor utilized by the Trustee) provided to the Trustee in connection with the preparation of Forms 10-D, 10-K and 8-K pursuant to this
Section 8.14, or (ii) the failure of the Depositor to approve for filing any Forms 10-D, 10-K and 8-K required to be prepared by the Trustee pursuant to this
Section 8.14, in either case, not resulting from the Trustee's own negligence, bad faith or misconduct.

               (i) Any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information required to be provided to the Trustee shall be sent (by email at DBSec.Notifications@db.com in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trustee, the Depositor and the party providing such information. With respect to any notice required to be delivered by the Trustee to the Depositor pursuant to
Section 8.14 of this Agreement, the Trustee may deliver such notice, notwithstanding any contrary provision in Section 9.05, via facsimile to 212-412-7519 or telephonically by calling the General Counsel at 212-412-4000. The signing party at the Depositor can be contacted at 200 Park Avenue, New York, New York 10166, Attention: General Counsel, Facsimile: (212) 412-7519, or such other address as to which the Depositor has provided prior written notice to the Trustee.

               Section 8.15 Tax Classification of the Excess Reserve Fund Account, the Supplemental Interest Account and the Interest Rate Swap Agreements. For federal income tax purposes, the Trustee shall treat the Group I Excess Reserve Fund Account, the Group I Supplemental Interest Account and the Group I Interest Rate Swap Agreement as beneficially owned by the holders of the Class I-CE Certificates and shall treat such portion of the Trust Fund as part of a grantor trust, within the meaning of subpart E, Part I of subchapter J of the Code. For federal income tax purposes, the Trustee shall treat the Group II Excess Reserve Fund Account, the Group I Supplemental Interest Account and the Group II Interest Rate Swap Agreement as beneficially owned by the holders of the Class II-CE Certificates and shall treat such portion of the Trust Fund as part of a grantor trust, within the meaning of subpart E, Part I of subchapter J of the Code.

               The Trustee shall treat the rights that each Class of Group I Offered Certificates has to receive payments of Basis Risk Carry Forward Amounts from the Group I Excess Reserve Fund Account and, to the extent not paid from the Group I Excess Reserve Fund Account from the Group I Supplemental Interest Account (including, without duplication, Group I Upper Tier Carry Forward Amounts), and the obligation to pay Class I-IO Shortfalls to the Group I Supplemental Interest Account as rights and obligations under a notional principal contract between the Class I-CE Certificateholders and each such Class and beneficially owned by each such Class through the grantor trust. The Trustee shall treat the rights that each Class of Group II Offered Certificates has to receive payments of Basis Risk Carry Forward Amounts from the Group II Excess Reserve Fund Account and, to the extent not paid from the Group II Excess Reserve Fund Account from the Group II Supplemental Interest Account (including, without duplication, Group II Upper Tier Carry Forward Amounts), and the obligation to pay Class II-IO Shortfalls to the Group II Supplemental Interest Account as rights and obligations under a notional principal contract between the Class II-CE Certificateholders and each such Class and beneficially owned by each such Class through the grantor trust. Accordingly, (i) each Class of Group I Offered Certificates will be comprised of two components - a Group I Upper Tier REMIC Regular Interest and an interest in a notional principal contract, subject to the obligation to pay Class I-IO Shortfalls, and (ii) the Class I-CE Certificates will be comprised of the following components: two Group I Upper Tier REMIC Regular Interests (the Class I-CE Interest and the Class I-IO Interest), an interest in the Group I Excess Reserve Fund Account, subject to the obligation to pay Group I Basis Risk Carry Forward Amounts, and ownership of the Group I Supplemental Interest Account, the Group I Interest Rate Swap Agreement and the right to receive Class I-IO Shortfalls, subject to the obligation to pay Group I Basis Risk Carry Forward Amounts (including, without duplication, Group I Upper Tier Carry Forward Amounts), Group I Net Swap Payments and Group I Swap Termination Payment, (iii) each Class of Group II Offered Certificates will be comprised of two components - a Group II Upper Tier REMIC Regular Interest and an interest in an interest rate cap contract, subject to the obligation to pay Class II-IO Shortfalls, and (iv) the Class II-CE Certificates will be comprised of the following components - two Group II Upper Tier REMIC Regular Interests (the Class II-CE Interest and the Class II-IO Interest), an interest in the Group II Excess Reserve Fund Account, subject to the obligation to pay Group II Basis Risk Carry Forward Amounts, and ownership of the Group II Supplemental Interest Account, the Group II Interest Rate Swap Agreement and the right to receive Class II-IO Shortfalls, subject to the obligation to pay Group II Basis Risk Carry Forward Amounts (including, without duplication, Group II Upper Tier Carry Forward Amounts), Group II Net Swap Payments and Group II Swap Termination Payments. The Trustee shall allocate the issue price for a Class of Certificates among the respective components for purposes of determining the issue price of each Group I Upper Tier REMIC Regular Interest or Group II Upper Tier REMIC Regular Interest based on information received from the Depositor. Unless otherwise advised by the Depositor in writing, for federal income tax purposes, the Trustee is hereby directed to assign a value of zero to the right of each Holder of an Offered Certificate to receive the related Group I Basis Risk Carry Forward Amount or Group II Basis Risk Carry Forward Amount, as applicable, for purposes of allocating the purchase price of an initial Offered Certificateholder between such right and the related Group I Upper Tier REMIC Regular Interest or Group II Upper Tier REMIC Regular Interest.

               Holders of Group I Offered Certificates shall also be treated as having agreed to pay, on each Distribution Date, to the Holders of the Class I-CE Certificates an aggregate amount equal to the excess, if any, of (i) Group I Net Swap Payments and Group I Swap Termination Payments (other than Group I Defaulted Swap Termination Payments) over (ii) the sum of amounts payable on the Class I-CE Interest available for such payments and amounts payable on the Class I-IO Interest (such excess, a "Class I-IO Shortfall"), first from interest and then from principal distributable on the Group I Offered Certificates. A Class I-IO Shortfall payable from interest collections shall be allocated pro rata among such Group I Offered Certificates based on the amount of interest otherwise payable to such Class of Group I Offered Certificates, and a Class I-IO Shortfall payable from principal collections shall be allocated in reverse sequential order beginning with the most subordinate Class of Group I Offered Certificates then Outstanding.

               Any payments of Class I-IO Shortfalls shall be treated for tax purposes as having been received by the Holders of such Class of Group I Offered Certificates in respect of the corresponding Group I Upper Tier Regular Interest and as having been paid by such Holders to the Holders of the Class I-CE Certificates through the Group I Supplemental Interest Account.

               Holders of Group II Offered Certificates shall also be treated as having agreed to pay, on each Distribution Date, to the Holders of the Class II-CE Certificates an aggregate amount equal to the excess, if any, of (i) Group II Net Swap Payments and Group II Swap Termination Payments (other than Group II Defaulted Swap Termination Payments) over (ii) the sum of amounts payable on the Class II-CE Interest available for such payments and amounts payable on the Class II-IO Interest (such excess, a "Class II-IO Shortfall"), first from interest and then from principal distributable on the Group II Offered Certificates. A Class II-IO Shortfall payable from interest collections shall be allocated pro rata among such Group II Offered Certificates based on the amount of interest otherwise payable to such Class of Group II Offered Certificates, and a Class II-IO Shortfall payable from principal collections shall be allocated in reverse sequential order beginning with the most subordinate Class of Group II Offered Certificates then Outstanding.

               Any payments of Class II-IO Shortfalls shall be treated for tax purposes as having been received by the Holders of such Class of Group II Offered Certificates in respect of the corresponding Group II Upper Tier Regular Interest and as having been paid by such Holders to the Holders of the Class II-CE Certificates through the Group II Supplemental Interest Account.

               Section 8.16 Subcontractors

               (a) Subject to the conditions set forth in this Section 8.16(a) and Section 8.17(c), each of the Trustee and the Custodian is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder. The Trustee or the Custodian, as applicable, shall promptly upon request provide to the Depositor and the Trustee a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor utilized by the Trustee or the Custodian, specifying, not later than the date specified for delivery of the annual report on assessment of compliance set forth in Section 8.13(a) (i) the identity of each such Subcontractor, if any, that is "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, and (ii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (i) of this paragraph. As a condition to the utilization by the Trustee or the Custodian of any Subcontractor determined to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, the Trustee or the Custodian, as applicable, shall cause any such Subcontractor used by the Trustee or Custodian for the benefit of the Depositor to comply with the provisions of Section 8.14 of this Agreement to the same extent as if such Subcontractor were the Trustee or Custodian, as applicable. The Trustee and Custodian shall be responsible for obtaining from each such Subcontractor and delivering to the applicable Persons any assessment of compliance report and related accountant's attestation required to be delivered by such Subcontractor under Section 8.14, in each case as and when required to be delivered.

               Section 8.17 Custodial Responsibilities.

               (a) The Custodian shall provide access to the Mortgage Loan Documents in possession of the Custodian regarding the related Mortgage Loans and REO Property and the servicing thereof to the Trustee, the Certificateholders, the FDIC and the supervisory agents and examiners of the FDIC, such access being afforded only upon two (2) Business Days' prior written request and during normal business hours at the office of the Custodian. The Custodian shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at the expense of the person requesting such access.

               (b) The Custodian may resign from its obligations hereunder upon 60 days' prior written notice to the Trustee, the Depositor and the Servicers. Such resignation shall take effect upon (i) the appointment of a successor Custodian reasonably acceptable to the Depositor within such 60 day period; and
(ii) delivery of all Mortgage Loan Files to the successor Custodian. The Trustee shall have the right, but not the obligation, to become the successor Custodian. If no successor Custodian is appointed within 60 days after written notice of the Custodian's resignation is received by the Trustee, the Custodian may petition a court of competent jurisdiction to appoint a successor Custodian.

               Upon such resignation and appointment of successor Custodian, the Custodian shall, at the Custodian's expense, promptly transfer to the successor Custodian, as directed in writing by the Trustee, all applicable Mortgage Files being administered under this Agreement. Notwithstanding the foregoing, the Trust Fund, not the Custodian, shall bear the costs relating to the transfer of Mortgage Files if the Custodian shall resign with cause (including the Custodian's resignation due to the failure of the Custodian to be paid all fees and expenses due to the Custodian hereunder).

               (c) For so long as reports are required to be filed with the Commission under the Exchange Act with respect to the Trust, the Custodian shall not utilize any Subcontractor for the performance of its duties hereunder if such Subcontractor would be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB without the prior written consent of the Depositor, in its sole discretion.

               (d) The Custodian and any of its directors, officers, employees or agents shall be indemnified by the Trust Fund and held harmless against any and all loss, claim, damage, fee, fine, penalty, liability, or expense (including reasonable attorneys' fees) incurred in connection with any claim or legal action relating to this Agreement or the performance of any of the Custodian's duties under this Agreement other than any loss, liability, or expense directly resulting from the willful misfeasance, bad faith, or negligence in the performance of any of the Custodian's duties under this Agreement. This indemnity shall survive the termination of this Agreement or the earlier resignation or removal of the Custodian. Except as otherwise provided in this Agreement or a separate letter agreement between the Depositor and the Custodian, the Custodian shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Custodian in the ordinary course of its duties as Custodian under this Agreement or for any other expenses incurred by the Custodian; provided, however, that no expense shall be reimbursed by the Trust Fund under this Agreement if it would not constitute an "unanticipated expense incurred by the REMIC" within the meaning of the REMIC Provisions.

               (e) The Custodian shall indemnify the Depositor, the Sponsors, the Trustee and any director, officer, employee, agent and affiliate of the Depositor, the Sponsors or the Trustee and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonably and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them sustain directly resulting from (i) the failure of the Custodian to deliver when required any assessment of compliance or accountant's attestation report required to be delivered by the Custodian or (ii) any material misstatement or material omission contained in any assessment of compliance or accountant's attestation report provided to be delivered by the Custodian. This indemnity shall survive the termination of this Agreement or the earlier resignation or removal of the Custodian.

               Section 8.18 Limitations on Custodial Responsibilities.

               (a) The Custodian shall be under no duty or obligation to inspect, review or examine the Mortgage Files to determine that the contents thereof are appropriate for the represented purpose or that they have been actually recorded or that they are other than what they purport to be on their face.

               (b) The Custodian shall not be responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than for the Custodian's compensation or for reimbursement of expenses.

               (c) The Custodian shall not be responsible or liable for, and makes no representation or warranty with respect to, the validity, adequacy, perfection or priority of any lien upon or security interest in any Mortgage File.

               (d) The duties and obligations of the Custodian shall only be such as are expressly set forth in this Agreement or as set forth in a written amendment to this Agreement executed by the parties hereto or their successors and assigns. In the event that any provision of this Agreement implies or requires that action or forbearance be taken by a party, but is silent as to which party has the duty to act or refrain from acting, the parties agree that the Custodian shall not be the party required to take the action or refrain from acting. In no event shall the Custodian have any responsibility to ascertain or take action except as expressly provided herein.

               (e) The Custodian makes no representations and shall have no responsibilities (except as expressly set forth herein) as to the validity, sufficiency, value, genuineness, ownership or transferability of any of the Mortgage Loans.

               (f) The Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistake of fact or law, or for anything that it may do or refrain from doing in connection therewith, except in the case of its negligent performance or omission or its bad faith or willful misfeasance.

               (g) The Custodian shall not be responsible to verify (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any document in the Mortgage File or of any Mortgage Loans or
(ii) the collectibility, insurability, effectiveness including the authority or capacity of any Person to execute or issue any document in the Mortgage File, or suitability of any Mortgage Loans.

               (h) The Custodian shall have no obligation to verify the receipt of any such documents the existence of which was not made known to the Custodian by receipt of the Mortgage File.

               (i) The Custodian shall have no obligation to determine whether the recordation of any document is necessary.

               (j) Except as set forth in Section 8.17(e), in no event shall the Custodian or its directors, affiliates, officers, agents, and employees be held liable for any special, indirect or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

               (k) In order to comply with laws, rules and regulations applicable to banking institutions, including those related to the funding of terrorists activities and money laundering, the Custodian is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Custodian. Accordingly, each of the parties agrees to provide to the Custodian upon its request from time to time such party's complete name, address, tax identification number and such other identifying information together with copies of such party's constituting documentation, securities disclosure documentation and such other identifying documentation as may be available for such party.

               (l) The Custodian shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include, but not be limited to, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, governmental or regulatory actions, fire, communication line failures, computer viruses, power failures, or earthquakes (each a "Force Majeure Event"). The Custodian agrees that it will use commercially reasonable efforts to mitigate the effects of the Force Majeure Event. The Custodian further agrees that it shall give notice (including a reasonable description of such Force Majeure Event) to the other parties hereto within a reasonable time but in no event later than two (2) Business Days of the Custodian having notice or knowledge of such Force Majeure Event and use its best efforts to resume performance as promptly as practicable under the circumstances.

               (m) Nothing in this Agreement shall be deemed to impose on the Custodian any duty to qualify to do business in any jurisdiction, other than (i) any jurisdiction where any Mortgage File is or may be held by the Custodian from time to time hereunder, and (ii) any jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to qualify could have a material adverse effect on the Custodian or its property or business or on the ability of the Custodian to perform it duties hereunder.

               (n) The Custodian shall have no responsibility nor duty with respect to any Mortgage File while such Mortgage File is not in its possession. If the Custodian requests instructions from the Trustee with respect to any act, action or failure to act in connection with this Agreement, the Custodian shall be entitled to refrain from taking such action and continue to refrain from acting unless and until the Custodian shall have received written instructions from the Trustee, the Servicers or the Depositor with respect to a Mortgage File without incurring any liability therefore to the Trustee or any other person.

               (o) Any Person into which the Custodian may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Custodian shall be a party, or any person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto anything herein to the contrary notwithstanding.

               (p) The Custodian shall not be liable with respect to any action taken or omitted to be taken in accordance with the written direction, instruction, acknowledgement, consent or any other communication from the Trustee or any agent of the Trustee. In the event the terms of this Agreement and the instructions of the Trustee conflict, the Trustee's instructions shall control.

               (q) In the event that (i) Trustee, any of the Servicers, the Depositor, or the Custodian shall be served by a third party with any type of levy, attachment, writ or court order with respect to any Mortgage File, or (ii) a third party shall institute any court proceeding by which any Mortgage File shall be required to be delivered otherwise than in accordance with the provisions of this Agreement, the party receiving such service shall promptly deliver or cause to be delivered to the other parties to this Agreement copies of all court papers, orders, documents and other materials concerning such proceedings. The Custodian shall, to the extent permitted by applicable law, continue to hold and maintain under the terms of this Agreement all the Mortgage Files that are the subject of such proceedings pending a final, nonappealable order of a court of competent jurisdiction permitting or directing disposition thereof. Upon the final determination of such court, the Custodian shall dispose of such Mortgage File as directed by the Trustee or Depositor in writing, consistent with such determination of such court. Expenses of the Custodian incurred as a result of such proceedings shall be paid by the Trust Fund.

               (r) The Custodian may consult with counsel of its choice and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel.

               (s) Notwithstanding anything to the contrary, the Custodian shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of its duties under this Agreement.

                                   ARTICLE IX

                                   TERMINATION

               Section 9.01 Termination upon Liquidation or Purchase of the Mortgage Loans. Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Custodian and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) (I) the purchase on or after the Group I Optional Termination Date, by the Holder of the Class I-R Certificates, at the price (the "Group I Termination Price") equal to the sum of
(i) 100% of the unpaid principal balance of each Group I Mortgage Loan (other than in respect of REO Property for such Group) plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate, and (ii) the lesser of (x) the appraised value of any REO Property in Group I as determined by the higher of two appraisals completed by two independent appraisers selected by the applicable Servicer at the expense of such Servicer and (y) the unpaid principal balance of each Group I Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Rate, (iii) all unreimbursed Monthly Advances, Servicing Advances and indemnification payments payable to the applicable Servicer for Loan Group I, (iv) any Group I Swap Termination Payment owed to the Group I Swap Provider pursuant to the Group I Interest Rate Swap Agreement, and (v) any unreimbursed indemnification payments payable to the Trustee under this Agreement and (II) the purchase on or after the Group II Optional Termination Date, by the Holder of the Class II-R Certificates, at the price (the "Group II Termination Price") equal to the sum of (i) 100% of the unpaid principal balance of each Group II Mortgage Loan (other than in respect of REO Property for such Group) plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate, and (ii) the lesser of (x) the appraised value of any REO Property in Group II as determined by the higher of two appraisals completed by two independent appraisers selected by the applicable Servicer at the expense of such Servicer and (y) the unpaid principal balance of each Group II Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Rate, (iii) all unreimbursed Monthly Advances, Servicing Advances and indemnification payments payable to the applicable Servicer in Loan Group II, (iv) any Group II Swap Termination Payment owed to the Group II Swap Provider pursuant to the Group II Interest Rate Swap Agreement, and (v) any unreimbursed indemnification payments payable to the Trustee and Custodian under this Agreement; and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof.

               Section 9.02 Final Distribution on the Certificates. If, on any Remittance Date, the applicable Servicer notifies the Trustee that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Trustee shall promptly send a Notice of Final Distribution to the applicable Certificateholders and the Swap Provider. If the electing Person elects to terminate a Loan Group pursuant to clause (a) of Section 9.01, by no later than the 10th day of the month of the final distribution, the Trustee upon request by the electing Person will notify the Depositor of the final Distribution Date for such Loan Group and of the applicable repurchase price of the Mortgage Loans in such Loan Group and the related REO Properties.

               A Notice of Final Distribution, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not later than the 15th day of the month of such final distribution. Any such Notice of Final Distribution shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee will give such Notice of Final Distribution to each Rating Agency at the time such Notice of Final Distribution is given to Certificateholders.

               In the event the electing Person purchases the Mortgage Loans in a Loan Group (and REO Properties) pursuant to Section 9.01(a), such electing Person is required to remit to the Trustee the applicable Termination Price on the Remittance Date immediately preceding the applicable final Distribution Date. Upon such final deposit with respect to the Trust Fund and the receipt by the Custodian (with a copy to the Trustee) of the Request for Release, the Custodian shall promptly release to such electing Person or its designee the Custodial Files for the Mortgage Loans in the related Loan Group.

               Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class (after reimbursement of all amounts due the Depositor and the Trustee hereunder), in each case on the final Distribution Date and in the order set forth in Section
4.01 for the related Group, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount up to an amount equal to (i) as to each Class of Regular Certificates, the Certificate Balance thereof plus for each such Class accrued interest thereon in the case of an interest-bearing Certificate and all other amounts to which such Classes are entitled pursuant to Section 4.01 for the related Group, (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account for the related Loan Group after application pursuant to clause (i) above (other than the amounts retained to meet claims, which retained amounts shall also be released to the Residual Certificates, as applicable, as and to the extent such amounts shall no longer be required to be so retained). The foregoing provisions are intended to distribute to each Class of Regular Certificates any accrued and unpaid interest and principal to which they are entitled based on the Pass-Through Rates and actual Class Certificate Balances or notional principal balances set forth in the Preliminary Statement upon liquidation of the Trust.

               In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class I-R Certificateholders shall be entitled to all unclaimed funds and other assets of Loan Group I which remain subject hereto and the Class II-R Certificateholders shall be entitled to all unclaimed funds and other assets of Loan Group II which remain subject hereto.

               Section 9.03 Additional Termination Requirements. In the event the electing Person elects to purchase the Mortgage Loans in a Loan Group as provided in Section 9.01, the related Trust REMICs shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the electing Person, to the effect that the failure to comply with the requirements of this Section
9.03 will not (i) result in the imposition of taxes on "prohibited transactions" on any Trust REMIC as defined in Section 860F of the Code, or (ii) cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are
Outstanding:

               (a) The Trustee shall sell all of the assets of a Loan Group to the person electing to terminate such Loan Group or its designee, and, by the next Distribution Date after such sale, the Trustee shall distribute to the related Certificateholders the proceeds of such sale in complete liquidation of each of the related Trust REMICs; and

               (b) The Trustee shall attach a statement to the final federal income tax return for each of the terminated Trust REMICs stating that pursuant to Treasury Regulations Section 1.860F-1, the first day of the 90 day liquidation period for each such Trust REMIC was the date on which the Trustee sold the assets of the Trust Fund to the electing Person.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

               Section 10.01 Amendment. This Agreement may be amended from time to time by the Trustee, the Depositor and the Custodian (and the Trustee may request an amendment or consent to any amendment of the Servicing Agreement) without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein, or to supplement any provision in this Agreement which may be inconsistent with any other provision herein or in the Servicing Agreement, (iii) to add to the duties of the Depositor, the Custodian or the Trustee (or with respect to the applicable Servicing Agreement of the related Servicer), (iv) to add any other provisions with respect to matters or questions arising hereunder or under the Servicing Agreement, or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement or in the applicable Servicing Agreement; provided that any action pursuant to clause (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall be an expense of the requesting party, but in any case shall not be an expense of the Trustee, the Custodian or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee, the Custodian and the Depositor also may at any time and from time to time amend this Agreement (and the Trustee shall request the related Servicer to amend the applicable Servicing Agreement), without the consent of the Certificateholders, to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of each Trust REMIC under the REMIC Provisions, (ii) avoid or minimize the risk of the imposition of any tax on any Trust REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code; provided, that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

               This Agreement may also be amended from time to time by the Depositor, the Custodian and the Trustee and the Trustee shall request the related Servicer to amend the applicable Servicing Agreement) with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66-2/3% of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 66-2/3%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then Outstanding.

               Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement or the Servicing Agreement unless (i) it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on any Trust REMIC or the Certificateholders or cause any such Trust REMIC to fail to qualify as a REMIC or the grantor trust to fail to qualify as a grantor trust at any time that any Certificates are Outstanding and (ii) the party seeking such amendment shall have provided written notice to the Rating Agencies and the Swap Provider (with a copy of such notice to the Trustee) of such amendment, stating the provisions of the Agreement to be amended.

               Notwithstanding the foregoing provisions of this Section 10.01, with respect to any amendment that significantly modifies the permitted activities of the Trustee or the related Servicer under the applicable Servicing Agreement, any Certificate beneficially owned by the Depositor or any of its Affiliates or by the Original Loan Sellers or any of its Affiliates shall be deemed not to be Outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this Section 10.01 have been obtained.

               Promptly after the execution of any amendment to this Agreement or the Servicing Agreements requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

               It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

               Nothing in this Agreement shall require the Trustee to enter into an amendment which modifies its obligations or liabilities without its consent and in all cases without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement or the Servicing Agreement and that all requirements for amending this Agreement or the Servicing Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 10.01.

               Notwithstanding the Trustee's consent to, or request for, any amendment of the Servicing Agreement pursuant to the terms of this Section 10.01, the Servicing Agreement cannot be amended without the consent of the applicable Servicer.

               Notwithstanding the foregoing, any amendment to this Agreement shall require the prior written consent of the Swap Providers if such amendment materially and adversely affects the rights or interests of the Swap Providers.

               The Trustee may, but shall not be obligated to, enter into any amendment which negatively affects the Trustee's own rights, duties or immunities under this Agreement.

               Section 10.02 Recordation of Agreement; Counterparts. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation shall be effected by the Depositor at the expense of the Trust, but only if an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders is delivered to the Depositor.

               For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

               Section 10.03 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

               Section 10.04 Intention of Parties. It is the express intent of the parties hereto that the conveyance (i) of the Mortgage Loans by the Depositor and (ii) of the Trust Fund by the Depositor to the Trustee each be, and be construed as, an absolute sale thereof. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, either of such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in either of such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and
(ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

               The Depositor, for the benefit of the Certificateholders, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

               Section 10.05 Notices. (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

               (i) any material change or amendment to this Agreement;

               (ii) the occurrence of any Event of Default that has not been cured;

               (iii) the resignation or termination of the applicable Servicer or the Trustee and the appointment of any successor;

               (iv) the repurchase or substitution of Mortgage Loans pursuant to this Agreement or the Sale Agreement;

               (v) any notice of a repurchase of a Mortgage Loan pursuant to this Agreement or a Sale Agreement; and

               (vi) the final payment to Certificateholders.

               (b) In addition, the Trustee shall promptly make available on its internet website to each Rating Agency copies of the following:

               (i) each report to Certificateholders described in Section 4.02;

               (ii) the related Servicer's annual statement of compliance and the accountant's attestation described in the applicable Servicing Agreement; and

               (c) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, BCAP LLC, 200 Park Avenue, New York, New York 10166,
Attention: General Counsel, Facsimile: (212) 412-7519, or such other address as the Depositor may hereafter furnish to the applicable Servicer and the Trustee;
(b) in the case of the Trustee to 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration-BCAP 2007-AA1. or in each case such other address as the Trustee may hereafter furnish to the Depositor; (c) In the case of the Custodian, to Wells Fargo Bank, National Association, 24 Executive Park, Suite 100, Irvine, California 92614 Attention: Corporate Trust Services or such other addresses as may be hereafter furnished to the Swap Providers and the other parties hereto in writing; (d) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency; (e) in the case of Countrywide, to 4500 Park Granada, Calabasas, California 91302, Attention Darren Bigby and
(f) in the case of IndyMac, 3465 East Foothill Boulevard Pasadena, California 91107, Attention: Secondary Marketing - Transaction Management. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

               Section 10.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

               Section 10.07 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

               No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

               No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.07, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

               Section 10.08 Certificates Nonassessable and Fully Paid. It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

               Section 10.09 Waiver of Jury Trial. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

               Section 10.10 Regulation AB Compliance; Intent of the Parties; Reasonableness. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to comply with all reasonable requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with the Trust, the Trustee shall cooperate fully with the Depositor to deliver to the Depositor (including its assignees or designees), any and all statements, reports, certifications, records and any other information available to such party and reasonably necessary in the good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Trustee, reasonably believed by the Depositor to be necessary in order to effect such compliance.

               Section 10.11 Third Party Rights: Each of the Swap Providers, and each Person entitled to indemnification hereunder who is not a party hereto, shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto and shall have the right to enforce its rights under this Agreement.



                                         * * *

               IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                           BCAP LLC



                           By: /s/ Tom Hamilton
                              -------------------------------------
                              Name:  Tom Hamilton
                              Title: Managing Director


                           WELLS FARGO BANK, N.A., as Custodian



                           By: /s/  Patrick M. Gorrien
                               -----------------------------------
                               Name:   Patrick M. Gorrien
                               Title:  Vice President


                           DEUTSCHE BANK NATIONAL TRUST COMPANY,
                               as Trustee



                           By: /s/  Amy Stoddard
                               -----------------------------------
                               Name:   Amy Stoddard
                               Title:  Authorized Signer



                           By: /s/  Barbara Campbell
                               -----------------------------------
                               Name:   Barbara Campbell
                               Title:  Vice President

                                   SCHEDULE I

                             Mortgage Loan Schedule

                            (Available Upon Request)

                                    EXHIBIT A

FORM OF CLASS I-A-1, CLASS I-A-2, CLASS I-A-3, CLASS I-A-4, CLASS II-A-1, CLASS II-A-2, CLASS I-M-1, CLASS I-M-2, CLASS I-M-3, CLASS I-M-4, CLASS I-M-5, CLASS I-M-6, CLASS I-M-7, CLASS I-M-8, CLASS II-M-1, CLASS II-M-2, CLASS II-M-3, CLASS II-M-4, CLASS II-M-5, CLASS II-M-6, CLASS II-M-7 and CLASS II-M-8 CERTIFICATES.

IF THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE, THE PROPOSED TRANSFEROR WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE TRANSFEROR LETTER AND THE PROPOSED TRANSFEREE WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE RULE 144A LETTER, IN EACH CASE AS IF SUCH CERTIFICATE WERE EVIDENCED BY A PHYSICAL CERTIFICATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND CERTAIN OTHER ASSETS.

AS LONG AS THE [GROUP I][GROUP II] INTEREST RATE SWAP AGREEMENT IS IN EFFECT, EACH BENEFICIAL OWNER OF THIS CERTIFICATE, OR ANY INTEREST THEREIN, SHALL BE DEEMED TO HAVE REPRESENTED THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT OR (II) THE ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER AT LEAST ONE OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 OR PTCE 96-23 OR A COMPARABLE EXEMPTION AVAILABLE UNDER SIMILAR LAW.


Certificate No.                              :

Cut-off Date                                 :    February 1, 2007

First Distribution Date                      :    March 26, 2007

Initial Certificate Balance of
this Certificate
("Denomination")                             :

Initial Certificate Balances of
all Certificates of this Class               :    [I-A-1] [$                   [II-A-1] [$]
                                                  [I-A-2] [$                   [II-A-2] [$]
                                                  [I-A-3] [$
                                                  [I-A-4] [$
                                                  [I-M-1] [$                   [II-M-1] [$]
                                                  [I-M-2] [$                   [II-M-2] [$]
                                                  [I-M-3] [$]                  [II-M-3] [$]
                                                  [I-M-4] [$.                  [II-M-4] [$].
                                                  [I-M-5] [$]                  [II-M-5] [$]
                                                  [I-M-6] [$]                  [II-M-6] [$]
                                                  [I-M-7] [$]                  [II-M-7] [$]
                                                  [I-M-8] [$______]            [II-M-8] [$]

CUSIP                                        :    [I-A-1] [_________]          [II-A-1] [_________]
                                                  [I-A-2] [_________]          [II-A-2] [_________]
                                                  [I-A-3] [_________]
                                                  [I-A-4] [_________]
                                                  [I-M-1] [_________]          [II-M-1] [_________]
                                                  [I-M-2] [_________]          [II-M-2] [_________]
                                                  [I-M-3] [_________]          [II-M-3] [_________]
                                                  [I-M-4] [_________]          [II-M-4] [_________]
                                                  [I-M-5] [_________]          [II-M-5] [_________]
                                                  [I-M-6] [_________]          [II-M-6] [_________]
                                                  [I-M-7] [_________]          [II-M-7] [_________]
                                                  [I-M-8] [_________]          [II-M-8] [_________]

ISIN                                         :    [I-A-1] [_________]          [II-A-1] [_________]
                                                  [I-A-2] [_________]          [II-A-2] [_________]
                                                  [I-A-3] [_________]
                                                  [I-A-4] [_________]
                                                  [I-M-1] [_________]          [II-M-1] [_________]
                                                  [I-M-2] [_________]          [II-M-2] [_________]
                                                  [I-M-3] [_________]          [II-M-3] [_________]
                                                  [I-M-4] [_________]          [II-M-4] [_________]
                                                  [I-M-5] [_________]          [II-M-5] [_________]
                                                  [I-M-6] [_________]          [II-M-6] [_________]
                                                  [I-M-7] [_________]          [II-M-7] [_________]
                                                  [I-M-8] [_________]          [II-M-8] [_________]



                                    BCAP LLC

                             BCAP LLC Trust 2007-AA1
               Mortgage Pass-Through Certificates, Series 2007-AA1
     [Class I-A-1] [Class I-A-2] I[Class I-A-3] [Class I-A-4] [Class II-A-1]
      [Class II-A-2] [Class I-M-1][Class I-M-2] [Class I-M-3][Class I-M-4] [Class I-M-5][Class I-M-6] [Class I-M-7][Class I-M-8] [Class II-M-1][Class
    II-M-2] [Class II-M-3][Class II-M-4] [Class II-M-5][Class II-M-6] [Class
                             II-M-7][Class II-M-8]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

               Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

               This certifies that [__________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Trust Agreement dated as of the Cut-off Date specified above (the "Agreement") between BCAP LLC, as depositor (the "Depositor"), Wells Fargo Bank, N.A., as custodian (the "Custodian"), and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                 *    *    *

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:


                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           not in its individual capacity, but
                                           solely as
                                           Trustee



                                       By: _____________________________________



Authenticated:



By: ___________________________________________
    Authorized Signatory of
    DEUTSCHE BANK NATIONAL TRUST COMPANY,
    not in its individual capacity,
    but solely as Trustee

                                    BCAP LLC
                             BCAP LLC Trust 2007-AA1
               Mortgage Pass-Through Certificates, Series 2007-AA1

               This Certificate is one of a duly authorized issue of Certificates designated as BCAP LLC Trust 2007-AA1 Mortgage Pass Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

               The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

               This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the other parties to the Agreement.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date.

               Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office designated by the Trustee for such purposes, or such other location specified in the notice to Certificateholders of such final distribution.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Trustee and the other parties to the Agreement with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Trustee and the Depositor and any agent of the Trustee or the Depositor may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

               On any Distribution Date on which the aggregate Stated Principal Balance of the [Group I ][Group II] Mortgage Loans is less than or equal to 10% of the [Group I][Group II] Cut-off Date Pool Principal Balance, the Person specified in Section 9.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining [Group I ][Group II] Mortgage Loans in and all property acquired in respect of the [Group I ][Group II] Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

               Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT
                                   ----------

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________.

Dated:



                                     ___________________________________________
                                     Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS
                            -------------------------

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________ ,
______________________________________________________________________________ ,
______________________________________________________________________________ ,
for the account of  ___________________________________________________________,
account number ______, or, if mailed by check, to _____________________________.
Applicable statements should be mailed to _____________________________________.

               This information is provided by ________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                    EXHIBIT B

                  FORM OF [CLASS I-R][CLASS II-R] CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN MULTIPLE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.                                   :       R

Cut-off Date                                      :       February 1, 2007

First Distribution Date                           :       March 26, 2007
                                                  :
CUSIP                                                     R [__________________]

                                                  :
ISIN                                                      R [_________________]

                                    BCAP LLC

                             BCAP LLC Trust 2007-AA1
               Mortgage Pass-Through Certificates, Series 2007-AA1

                             [Class I-R][Class II-R]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

               Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

               This certifies that [____________] is the registered owner of the Percentage Interest specified above of any monthly distributions due to the [Class I-R][Class II-R] Certificates pursuant to a Trust Agreement dated as of the Cut-off Date specified above (the "Agreement") between BCAP LLC, as depositor (the "Depositor"), Wells Fargo Bank, N. A., as custodian (the "Custodian") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this [Class I-R][Class II-R] Certificate at the office designated by the Trustee for such purposes.

               No transfer of a [Class I-R][Class II-R] Certificate shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

               Each Holder of this [Class I-R][Class II-R] Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this [Class I-R][Class II-R] Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this [Class I-R][Class II-R] Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this [Class I-R][Class II-R]Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this [Class I-R][Class II-R] Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Trustee under
Section 5.02(b) of the Agreement, the Trustee shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit H to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class [Class I-R][Class II-R] Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this [Class I-R][Class II-R] Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, Trustee or agent in connection with any Transfer of this [Class I-R][Class II-R] Certificate, (C) not to cause income with respect to the [Class I-R][Class II-R] Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this [Class I-R][Class II-R] Certificate or to cause the Transfer of the Ownership Interest in this [Class I-R][Class II-R] Certificate to any other Person if it has actual knowledge that such Person is a Non-Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this [Class I-R][Class II-R] Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

               Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:


                                     DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                         not in its individual capacity,
                                         but solely as Trustee



                                     By: _______________________________________



Authenticated:



By: _________________________________
    Authorized Signatory of
    DEUTSCHE BANK NATIONAL TRUST COMPANY,
    not in its individual capacity,
    but solely as Trustee

                                    BCAP LLC

                             BCAP LLC Trust 2007-AA1
                       Mortgage Pass-Through Certificates

               This Certificate is one of a duly authorized issue of Certificates designated as BCAP LLC Trust 2007-AA1 Mortgage Pass Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

               The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

               This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the other parties to the Agreement.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the monthly immediately preceding the month in which such Distribution Date occurs.

               Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office designated by the Trustee for such purposes, or such other location specified in the notice to Certificateholders of such final distribution.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Trustee and the other parties to the Agreement with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Trustee, the Depositor, and any agent of the Trustee or the Depositor may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

               On any Distribution Date on which the aggregate Stated Principal Balance of the [Group I][Group II] Mortgage Loans is less than or equal to 10% of the [Group I][Group II] Cut-off Date Pool Principal Balance, the Person specified in Section 9.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the [Group I][Group II] Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
9.01 of the Agreement.

               Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT
                                   ----------

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________.

Dated:



                                     ___________________________________________
                                     Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS
                            -------------------------

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________ ,
______________________________________________________________________________ ,
______________________________________________________________________________ ,

for the account of  ___________________________________________________________,
account number ______, or, if mailed by check, to _____________________________.
Applicable statements should be mailed to _____________________________________,


               This information is provided by ________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                    EXHIBIT C

                  FORM OF [CLASS I-CE][CLASS II-CE] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS TWO "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND CERTAIN OTHER ASSETS

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR CERTIFICATE IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT J TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT-REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR IF THE TRANSFEREE IS AN INSURANCE COMPANY AND THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE SATISFY THE REQUIREMENTS FOR EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA,
SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THIS AGREEMENT OR TO ANY LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

NO TRANSFER OF ANY [CLASS I-CE][ CLASS II-CE] CERTIFICATES SHALL BE MADE UNLESS THE PROPOSED TRANSFEREE OF SUCH [CLASS I-CE][ CLASS II-CE] CERTIFICATE PROVIDES TO THE TRUSTEE THE APPROPRIATE TAX CERTIFICATION FORM (I.E., IRS FORM W-9 OR IRS FORM W-8BEN, W-8IMY, W-8EXP OR W-8EC1, AS APPLICABLE (OR ANY SUCCESSOR FORM THERETO)) AND AGREES TO UPDATE SUCH FORMS (I) UPON EXPIRATION OF ANY SUCH FORM,
(II) AS REQUIRED UNDER THEN APPLICABLE U.S. TREASURY REGULATIONS AND (III) PROMPTLY UPON LEARNING THAT SUCH FORM HAS BECOME OBSOLETE OR INCORRECT, AS A CONDITION TO SUCH TRANSFER. UNDER THE AGREEMENT, UPON RECEIPT OF ANY SUCH TAX CERTIFICATION FORM FROM A TRANSFEREE OF ANY [CLASS I-CE][ CLASS II-CE] CERTIFICATE, THE TRUSTEE SHALL FORWARD SUCH TAX CERTIFICATION FORM PROVIDED TO IT TO THE SWAP PROVIDER. EACH HOLDER OF A [CLASS I-CE][ CLASS II-CE] CERTIFICATE AND EACH TRANSFEREE THEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE TRUSTEE FORWARDING TO THE SWAP PROVIDER ANY SUCH TAX CERTIFICATION FORM IT HAS PROVIDED AND UPDATED IN ACCORDANCE WITH THESE TRANSFER RESTRICTIONS. ANY PURPORTED SALES OR TRANSFERS OF ANY [CLASS I-CE][ CLASS II-CE] CERTIFICATE TO A TRANSFEREE WHICH DOES NOT COMPLY WITH THESE REQUIREMENTS SHALL BE DEEMED NULL AND VOID UNDER THIS AGREEMENT.

Certificate No.                                 :     CE

Cut-off Date                                    :     February 1, 2007

First Distribution Date                         :     March 26, 2007

Percentage Interest of this Certificate
("Denomination")                                :     100%

CUSIP                                           :     [_________________]

ISIN                                            :     [_________________]

                                    BCAP LLC

                             BCAP LLC Trust 2007-AA1
               Mortgage Pass-Through Certificates, Series 2007-AA1

                           [CLASS I-CE][ CLASS II-CE]

               evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

               Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

               This certifies that [_______________________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate of the Denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Trust Agreement dated as of the Cut-off Date specified above (the "Agreement") between BCAP LLC, as depositor (the "Depositor"), Wells Fargo Bank, N.A., as custodian (the "Custodian") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               This Certificate does not have a Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the office designated by the Trustee for such purposes or the office or agency maintained by the Trustee.

               No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor. No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law ("Similar Law") or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Trustee, or (ii) if the transferee is an insurance company and the certificate has been the subject of an ERISA-Qualifying Underwriting, a representation letter that it is purchasing such Certificates with the assets of its general account and that the purchase and holding of such Certificates satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60, or
(iii) in the case of a Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to
Section 4975 of the Code (or comparable provisions of any subsequent enactments) or a plan subject to Similar Law, or a Trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of the Trustee, the Depositor or the Trust Fund, addressed to the Trustee and the Depositor to the effect that the purchase and holding of such Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee to any obligation in addition to those expressly undertaken in this Agreement or to any liability.

               Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                         * * *

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:


                                        DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                            not in its individual capacity,
                                            but solely as Trustee



                                        By: ____________________________________



Authenticated:



By:______________________________________
    Authorized Signatory of
    DEUTSCHE BANK NATIONAL TRUST COMPANY,
    not in its individual capacity,
    but solely as Trustee

                                    BCAP LLC

                             BCAP LLC Trust 2007-AA1
                       Mortgage Pass-Through Certificates

               This Certificate is one of a duly authorized issue of Certificates designated as BCAP LLC Trust 2007-AA1 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

               The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

               This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the other parties to the Agreement.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the month immediately preceding the month of such Distribution Date.

               Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Trustee and the other parties to the Agreement with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Trustee, the Depositor and any agent of the Trustee or the Depositor may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Trustee, the Depositor, nor any such agent shall be affected by any notice to the contrary.

               On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Principal Balance, the Person specified in Section 9.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
9.01 of the Agreement.

               Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT
                                   ----------

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________.

Dated:



                                     ___________________________________________
                                     Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS
                            -------------------------

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________ ,
______________________________________________________________________________ ,
______________________________________________________________________________ ,

for the account of  ___________________________________________________________,
account number ______, or, if mailed by check, to _____________________________.
Applicable statements should be mailed to _____________________________________,


               This information is provided by ________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                    EXHIBIT D


                           FORM OF REQUEST FOR RELEASE
                   (for Wells Fargo Bank, N.A., as custodian)

               In connection with the administration of the Mortgage Loans held by you as trustee, we request the release, and acknowledge receipt, of the (Custodial File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.


Mortgagor's Name, Address & Zip Code:

Mortgage Loan Number:

Send Custodial File to:

Reason for Requesting Documents (check one)


_______     1.  Mortgage Loan Paid in Full. (The requestor hereby certifies that all amounts received in connection therewith have been credited to the Collection Account pursuant to the Trust Agreement.)

_______     2.  Mortgage Loan Repurchased Pursuant to any or all of the Trust
                Agreement, the applicable Servicing Agreements or the Assignment
                Agreements. (The requestor hereby certifies that the Repurchase
                Price (as defined in the applicable agreement) has been credited to the Collection Account pursuant to the Trust Agreement.)

_______     3.  Mortgage Loan Liquidated by _________________. (The requestor hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the Collection Account pursuant to the Trust
                Agreement.)

_______     4.  Mortgage Loan in Foreclosure.

_______     5.  Other (explain).


               If box 1, 2 or 3 above is checked, and if all or part of the Custodial File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.


               Capitalized terms not defined herein shall have the meanings set forth in the Trust Agreement, dated as of February 1, 2007 (the "Trust Agreement"), between BCAP LLC, as depositor, Wells Fargo Bank, N.A., as custodian, and Deutsche Bank National Trust Company, as trustee.

               I, the undersigned, hereby certify that the above statements are true and correct and set my name hereof on this __ day of ___________, 200_.


                                            [REQUESTOR]



                                            By: ______________________________
                                                Name:
                                                Title:

               If box 4 or 5 above is checked, upon our return of all of the above documents to you as the trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form, if requested.



WELLS FARGO BANK, N.A.,
as a Custodian



By: __________________________________
    Name:
    Title

                                    EXHIBIT E

                   FORM OF INITIAL CERTIFICATION OF CUSTODIAN

                                     [date]

[Depositor]

Wells Fargo Bank, National Association
24 Executive Park, Suite 100
Irvine, California  92614

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California  92705

Countrywide Home Loans, Inc.
4500 Park Granada
Calabasas, California 91302
Attn: Mr. Darren Bigby

IndyMac Bank, F.S.B.
3465 East Foothill Boulevard
Pasadena, California 91107
Attention: Secondary Marketing - Transaction

        Re: Trust Agreement, dated as of February 1, 2007, among BCAP LLC, as depositor, Wells Fargo Bank, N.A., as custodian and Deutsche Bank National Trust Company, as trustee

Ladies and Gentlemen:

               In accordance with Section 2.02 of the above-captioned Trust Agreement (the "Trust Agreement"), the undersigned, as Custodian, certifies that it has received:

               (i) the original Mortgage Note, endorsed as provided in the following form: "Pay to the order of ________, without recourse"; and

               (ii) except with respect to a MERS Loan, a duly executed Assignment of the Mortgage (which may be included in a blanket assignment or assignments).

               Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

               The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Trust Agreement. The Custodian makes no representations as to:
(i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the Custodian has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

               Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement.


                                      WELLS FARGO BANK, N.A.




                                      By:_________________________________
                                          Name:
                                          Title:

                                    EXHIBIT F

                         FORM OF DOCUMENT CERTIFICATION
                        AND EXCEPTION REPORT OF CUSTODIAN

                                     [date]

[Depositor]

[Servicer]

[Original Loan Seller]

_____________________

_____________________

        Re: Trust Agreement, dated as of February 1, 2007, among BCAP LLC, as depositor, Wells Fargo Bank, N.A., as custodian and Deutsche Bank National Trust Company, as trustee

Ladies and Gentlemen:

               In accordance with Section 2.02 of the above-captioned Trust Agreement (the "Trust Agreement"), the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

               (a) the original Mortgage Note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

               (b) The original Assignment of Mortgage in blank, unless the Mortgage Loan is a MERS Mortgage Loan;

               (c) the related original Mortgage and evidence of its recording or, in certain limited circumstances, a certified copy of the mortgage with evidence of recording with the standard Fannie Mae/FHLMC Condominium Rider or PUD Rider be attached if the mortgaged property is a condominium or is located in a PUD;

               (d) except with respect to a MERS Loan, originals of any intervening Mortgage assignment or certified copies in either case evidencing recording; provided that the assignment may be in the form of a blanket assignment or assignments, a copy of which with evidence of recording shall be acceptable;

               (e) originals of all assumption, modification, agreements or certified copies thereof, in either case with evidence of recording if required to maintain the lien of the mortgage or if otherwise required, or, if recordation is not required, an original or copy of the agreement;

               (f) an original or copy of a title insurance policy, a certificate of title, or attorney's opinion of title and abstract of title;

               (g) to the extent applicable, (1) an original power of attorney, or a certified copy thereof, in either case with evidence of recordation thereon if necessary to maintain the lien of the Mortgage or if the document to which such power of attorney relates is required to be recorded, or, if recordation is not so required, an original or copy of such power of attorney, and (2) an original or copy of any surety agreement or guaranty agreement;

               (h) for each Mortgage Loan with respect to which the Mortgagor's name as it appears on the note does not match the borrower's name on the mortgage loan schedule, one of the following: the original of the assumption agreement, or a certified copy thereof, in either case with evidence of recording thereon if required to maintain the lien of the mortgage or if otherwise required, or, if recordation is not so required, an original or copy of such assumption agreement;

               (i) a security agreement, chattel mortgage or equivalent document executed in connection with the mortgage, if any.

               Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items 2, 8, 31 and 32 of the Mortgage Loan Schedule accurately reflects information set forth in the Custodial File.

               The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review of the Custodial File specifically required in the Trust Agreement. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the Custodian has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

               Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement.


                                    WELLS FARGO BANK, N.A., not in its
                                        individual capacity, but solely as
                                        Custodian



                                    By: _______________________________________
                                        Name:
                                        Title:

                                    EXHIBIT G

                       FORM OF RESIDUAL TRANSFER AFFIDAVIT

                            BCAP LLC Trust 2007-AA1,
               Mortgage Pass-Through Certificates, Series 2007-AA1

STATE OF              )
                      ) ss.:
COUNTY OF             )

               The undersigned, being first duly sworn, deposes and says as follows:

               1. The undersigned is an officer of ___________________, the proposed Transferee of an Ownership Interest in a [Class I-R][Class II-R] Certificate (the "Certificate") issued pursuant to the Trust Agreement (the "Agreement"), between BCAP LLC, as depositor (the "Depositor"), Wells Fargo Bank, N.A., as custodian (the "Custodian") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor, and the Trustee.

               2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account. The Transferee has no knowledge that any such affidavit is false.

               3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

               4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass through entity an affidavit that such record holder is a Permitted Transferee and the pass through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass through entities as a nominee for another Person.)

               5. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

               6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit H to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

               7. The Transferee has historically paid its debts as they have come due, intends to pay its debts as they come due in the future, and understands that the taxes payable with respect to the Certificate may exceed the cash flow with respect thereto in some or all periods and intends to pay such taxes as they become due. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

               8. The Transferee's taxpayer identification number is __________.

               9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

               10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

               11. The Transferee will not cause income from the Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. person.

               12. Check one of the following:

----------------------

               [_] The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

                       (i) the present value of any consideration given to the
               Transferee to acquire such Certificate;

                       (ii) the present value of the expected future
               distributions on such Certificate; and

                       (iii) the present value of the anticipated tax savings
               associated with holding such Certificate as the related REMIC generates losses.

               For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee:

                       [_] The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly:

                       (i) the Transferee is an "eligible corporation," as
               defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

                       (ii) at the time of the transfer, and at the close of the
               Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

                       (iii) the Transferee will transfer the Certificate only
               to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

                       (iv) the Transferee determined the consideration paid to
               it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

               [_] None of the above.

               13. The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan that is subject to Section 4975 of the Code or a plan subject to any federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code, and the Transferee is not acting on behalf of or investing plan assets of such a plan.

               IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ____ day of _______, 20__.

                                            _________________________________
                                            Print Name of Transferee


                                            By:______________________________
                                               Name:
                                               Title:

[Corporate Seal]

ATTEST:


_______________________________

[Assistant] Secretary

               Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

               Subscribed and sworn before me this ____ day of ________, 20__.


                                            ___________________________
                                                   NOTARY PUBLIC

                                            My Commission expires the __ day
                                            of _________, 20__

                                    EXHIBIT H

                         FORM OF TRANSFEROR CERTIFICATE

                                                                __________, 20__

BCAP LLC
200 Park Avenue
New York, New York  10166
Attention: Ian Sterling

DB Services Tennessee
648 Grassmere Park Road
Nashville, Tennessee 37211-3658
Attention: Transfer Unit



                Re: BCAP LLC Trust 2007-AA1, Mortgage Pass-Through Certificates Series 2007-AA1, Class [_]
                        ---------------------------------------


Ladies and Gentlemen:

               In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and
(c) to the extent we are disposing of a Residual Certificate, (A) we have no knowledge the Transferee is not a Permitted Transferee and (B) after conducting a reasonable investigation of the financial condition of the Transferee, we have no knowledge and no reason to believe that the Transferee will not pay all taxes with respect to the Residual Certificates as they become due and (C) we have no reason to believe that the statements made in paragraphs 7, 10 and 11 of the Transferee's Residual Transfer Affidavit are false.


                                               Very truly yours,



                                               Print Name of Transferor



                                               By:   ___________________________
                                                     Authorized Officer

                                    EXHIBIT I

                            FORM OF RULE 144A LETTER

                                                              ____________, 20__

BCAP LLC
200 Park Avenue
New York, New York  10166
Attention: Ian Sterling

DB Services Tennessee
648 Grassmere Park Road
Nashville, Tennessee 37211
Attn: Transfer Unit

Barclays Bank PLC,
as Swap Provider
200 Park Avenue
New York, New York  10166
Attn: BCAP 2007-AA1

               Re: BCAP LLC Trust 2007-AA1, Mortgage Pass-Through Certificates Series 2007-AA1, Class [ ]
                       ---------------------------------------

Ladies and Gentlemen:

               In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either we are purchasing a Class I-A-1 Certificate, Class I-A-2 Certificate, Class I-A-3 Certificate, Class I-A-4 Certificate, Class II-A-1 Certificate, Class II-A-2 Certificate, Class I-M-1 Certificate, Class I-M-2 Certificate, Class I-M-3 Certificate, Class I-M-4 Certificate, Class I-M-5 Certificate, Class I-M-6 Certificate, Class I-M-7 Certificate, Class I-M-8 Certificate, Class II-M-1 Certificate, Class II-M-2 Certificate, Class II-M-3 Certificate, Class II-M-4 Certificate, Class II-M-5 Certificate, Class II-M-6 Certificate, Class II-M-7 Certificate or Class II-M-8 Certificate, or we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a plan subject to any federal, state or local law materially similar to the foregoing provisions of ERISA or the Code, nor are we acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such acquisition, or, with respect to a Class I-CE or Class II-CE Certificate that has been the subject of an ERISA-Qualifying Underwriting, the purchaser is an insurance company that is purchasing this certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates and (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

               Our taxpayer identification number is [_]. We attach hereto IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9, ass applicable. We hereby consent to the attached Forms being provided to the Swap Providers.

                                                            ANNEX 1 TO EXHIBIT I

               QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
               --------------------------------------------------------

               [For Transferees Other Than Registered Investment Companies]

               The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

               1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

               2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Buyer owned and/or invested on a discretionary basis $___________(1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

____ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

               3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

               4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

               5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

               6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan as provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.



                                               _____________________________
                                               Print Name of Transferee



                                               By: __________________________
                                                   Name:
                                                   Title:

                                                   Date:

----------

1 Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own/ or invest on a discretionary basis at least $10,000,000 in securities.

                                                            ANNEX 2 TO EXHIBIT I

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

           [For Transferees That are Registered Investment Companies]

               The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

               1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

               2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

____ The Buyer owned $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $__________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

               3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

               4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

               5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

               6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                           _________________________________
                                             Print Name of Transferee



                                           By:_______________________________
                                               Name:
                                               Title:



                                           IF AN ADVISER:



                                           __________________________________
                                             Print Name of Buyer



                                           Date:______________________________

                                    EXHIBIT J

                          SARBANES-OXLEY CERTIFICATION

                                     [DATE]

BCAP TRUST LLC 2007-AA1
[                        ]

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705



Re:     BCAP TRUST LLC 2007-AA1

I, [identify the certifying individual], certify that:

               1. I have reviewed the report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of BCAP TRUST LLC 2007-AA1 (the "Exchange Act periodic reports");

               2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

               3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

               4. [I am responsible for reviewing the activities performed by the servicer(s) and based on my knowledge and the compliance review(s) conducted in preparing the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer(s) [has/have] fulfilled [its/their] obligations under the servicing agreement(s) in all material respects and]

               5. All of the reports on assessment of compliance with servicing criteria for ABS and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

               [In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties [name of servicer, sub-servicer, co-servicer, depositor or trustee].]

               Date: _________________________________





                                           _____________________________________
                                           [Signature]
                                           [Title]

                                    EXHIBIT K

                        FORM OF TRUSTEE CERTIFICATION TO
                            BE PROVIDED TO DEPOSITOR

                Re: BCAP LLC Trust 2007-AA1 (the "Trust") Mortgage Pass-Through Certificates Series 2007-AA1, issued pursuant to the Trust Agreement, dated as of February 1, 2007 (the "Trust Agreement"), between BCAP LLC, as depositor (the "Depositor"), Deutsche Bank National Trust Company, as trustee, and Wells Fargo Bank, National Association, as custodian

               The Trustee hereby certifies to the Depositor and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

               1. I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report"), and all reports on Form 10-D required to be filed in respect of the period covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

               2. Based on my knowledge, the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report, it being understood that the Trustee is not responsible for verifying the accuracy or completeness of information in the Reports (a) provided by Persons other than the Trustee or any Subcontractor utilized by the Trustee or (b) relating to Persons other than the Trustee or any Subcontractor utilized by the Trustee as to which a Responsible Officer of the Trustee does not have actual knowledge;

               3. Based on my knowledge, the distribution information required to be provided by the Trustee under the Trust Agreement for inclusion in the Reports is included in the Reports; and

               4. The report on assessment of compliance with servicing criteria applicable to the Trustee for asset-backed securities of the Trustee and each Subcontractor utilized by the Trustee and its related attestation report on assessment of compliance with servicing criteria required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

Date:  __________________________________



By: _____________________________________
    Name:
    Title:

Date:   _________________________________



DEUTSCHE BANK NATIONAL TRUST
    COMPANY



By:
    [Signature]
    [Title]

                                   EXHIBIT L-1

                             INDYMAC SALE AGREEMENT


 ==============================================================================


                               SUTTON FUNDING LLC,

                                    Purchaser

                              INDYMAC BANK, F.S.B.,

                                     Seller


                        MORTGAGE LOAN PURCHASE AGREEMENT


                           Dated as of January 1, 2007


                     Conventional, Fixed and Adjustable Rate
                           Residential Mortgage Loans

 ==============================================================================

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms.................................................

                                   ARTICLE II

                              AGREEMENT TO PURCHASE

Section 2.01  Agreement to Purchase.........................................

                                   ARTICLE III

                               MORTGAGE SCHEDULES

Section 3.01  Preliminary Mortgage Schedule.................................
Section 3.02  Delivery of Mortgage Loan Schedule............................

                                   ARTICLE IV

                                 PURCHASE PRICE

Section 4.01  Purchase Price................................................

                                    ARTICLE V

                          EXAMINATION OF MORTGAGE FILES

Section 5.01  Examination of Mortgage Files.................................

                                   ARTICLE VI

                       CONVEYANCE FROM SELLER TO PURCHASER

Section 6.01  Conveyance of Mortgage Loans..................................
Section 6.02  Books and Records.............................................
Section 6.03  Delivery of Mortgage Loan Documents...........................
Section 6.04  Quality Control Procedures....................................
Section 6.05  MERS Designated Loans.........................................

                                   ARTICLE VII

                         SERVICING OF THE MORTGAGE LOANS

Section 7.01  Servicing.....................................................

                                  ARTICLE VIII

                                   [RESERVED]

                                   ARTICLE IX

                REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
                           SELLER; REMEDIES FOR BREACH

Section 9.01  Representations and Warranties Regarding the Seller...........
Section 9.02  Representations and Warranties Regarding Individual
               Mortgage Loans...............................................
Section 9.03  Remedies for Breach of Representations and Warranties.........
Section 9.04  Repurchase of Mortgage Loans with Early Payment Defaults......
Section 9.05  Premium Recapture.............................................

                                    ARTICLE X

                                     CLOSING

Section 10.01 Conditions to Closing.........................................

                                   ARTICLE XI

                                CLOSING DOCUMENTS

Section 11.01 Required Closing Documents....................................

                                   ARTICLE XII

                                      COSTS

Section 12.01 Costs.........................................................

                                  ARTICLE XIII

                   COOPERATION OF SELLER WITH A RECONSTITUTION

Section 13.01 Reconstitution of Mortgage Loans..............................

                                   ARTICLE XIV

                                   THE SELLER

Section 14.01 Additional Indemnification by the Seller; Third Party
               Claims.......................................................
Section 14.02 Merger or Consolidation of the Seller.........................

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

Section 15.01 Financial Statements..........................................
Section 15.02 Mandatory Delivery............................................
Section 15.03 Notices.......................................................
Section 15.04 Severability Clause...........................................
Section 15.05 Counterparts..................................................
Section 15.06 [Reserved]....................................................
Section 15.07 Intention of the Parties......................................
Section 15.08 Successors and Assigns; Assignment of Purchase Agreement......
Section 15.09 Waivers.......................................................
Section 15.10 Exhibits......................................................
Section 15.11 General Interpretive Principles...............................
Section 15.12 Reproduction of Documents.....................................
Section 15.13 Further Agreements............................................
Section 15.14 [Reserved]....................................................
Section 15.15 No Solicitation...............................................
Section 15.16 Waiver of Trial by Jury.......................................
Section 15.17 Governing Law Jurisdiction; Consent to Service of Process.....
Section 15.18 No Brokers....................................................
Section 15.19 Reasonable Purchase Price.....................................

                                   ARTICLE XVI

                          COMPLIANCE WITH REGULATION AB

Section 16.01 Intent of the Parties; Reasonableness.........................
Section 16.02 Additional Representations and Warranties of the Seller.......
Section 16.03 Information to Be Provided by the Seller......................
Section 16.04 Indemnification; Remedies.....................................

                                    EXHIBITS

EXHIBIT A   CONTENTS OF EACH MORTGAGE FILE
EXHIBIT B   FORM OF INDEMNIFICATION AND CONTRIBUTION AGREEMENT
EXHIBIT C   FORM OF SELLER'S OFFICER'S CERTIFICATE
EXHIBIT D   FORM OF OPINION OF COUNSEL TO THE SELLER
EXHIBIT E   FORM OF SECURITY RELEASE CERTIFICATION
EXHIBIT F   FORM OF SECURITY RELEASE CERTIFICATION
EXHIBIT G   UNDERWRITING GUIDELINES
EXHIBIT H   FORM OF ASSIGNMENT AND CONVEYANCE AGREEMENT
EXHIBIT I   FORM OF ASSIGNMENT AND RECOGNITION AGREEMENT

                        MORTGAGE LOAN PURCHASE AGREEMENT

            This MORTGAGE LOAN PURCHASE AGREEMENT (the "Agreement"), dated as of January 1, 2007, by and between Sutton Funding LLC, a Delaware limited liability company, c/o Global Securitization Services, LLC, having an office at 445 Broad Hollow Road, Suite 239, Melville, New York 11747 (the "Purchaser"), and IndyMac Bank, F.S.B., a federal savings bank, having an office at 3465 East Foothill Boulevard, Pasadena, California 91107 (the "Seller").

                              W I T N E S S E T H:

            WHEREAS, the Seller desires to sell, from time to time, to the Purchaser, and the Purchaser desires to purchase, from time to time, from the Seller, certain conventional fixed and adjustable rate residential first-lien and second lien residential mortgage loans (the "Mortgage Loans") on a servicing retained basis as described herein, and which shall be delivered in pools of whole loans (each, a "Mortgage Loan Package") on various dates as provided herein (each, a "Closing Date");

            WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first lien or second lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule for the related Mortgage Loan Package;

            WHEREAS, the Purchaser and the Seller wish to prescribe the manner of the conveyance, servicing and control of the Mortgage Loans; and

            WHEREAS, following its purchase of the Mortgage Loans from the Seller, the Purchaser desires to sell some or all of the Mortgage Loans to one or more purchasers as a whole loan transfer or a public or private, rated or unrated Securitization Transaction;

            NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms.

            For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

...................Accepted Servicing Practices: With respect to any Mortgage
Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

            Act: The National Housing Act, as amended from time to time.

            Adjustable Rate Mortgage Loan: An adjustable rate Mortgage Loan.

            Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            Agency Transfer: A Fannie Mae Transfer or a Freddie Mac Transfer.

            Agreement: This Mortgage Loan Purchase Agreement and all amendments hereof and supplements hereto.

            ALTA: The American Land Title Association or any successor thereto.

            Ancillary Income: All late charges, assumption fees, escrow account benefits, reinstatement fees, Prepayment Penalties, and similar types of fees arising from or in connection with any Mortgage, to the extent not otherwise payable to the Mortgagor under applicable law or pursuant to the terms of the related Mortgage Note.

            Appraised Value: With respect to any Mortgage Loan, the Appraised Value of the related Mortgaged Property shall be the lesser of (a) the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Mortgage Loan or (b) the sales price of the Mortgaged Property at the time of the origination of such Mortgage Loan.

            Assignment and Conveyance Agreement: As defined in Section 6.01.

            Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

            Balloon Mortgage Loan: Any Mortgage Loan (a) that requires only payments of interest until the stated maturity date of the Mortgage Loan or (b) for which Monthly Payments of principal (not including the payment due on its stated maturity date) are based on an amortization schedule that would be insufficient to fully amortize the principal thereof by the stated maturity date of the Mortgage Loan.

            Business Day: Any day other than (i) a Saturday or Sunday, (ii) a day on which banking and savings and loan institutions, in the State of New York, the State of California or the State in which the Seller's servicing operations are located or (iii) the state in which the Custodian's operations are located, are authorized or obligated by law or executive order to be closed.

            Closing Date: The date or dates on which the Purchaser from time to time shall purchase, and the Seller from time to time shall sell, the Mortgage Loans listed on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

            CLTV: As of any date and as to any Second Lien Loan, the ratio, expressed as a percentage, of the (a) sum of (i) the outstanding Stated Principal Balance of the Second Lien Loan and (ii) the outstanding Stated Principal Balance as of such date of any mortgage loan or mortgage loans that are senior or equal in priority to the Second Lien Loan and which are secured by the same Mortgaged Property to (b) the Appraised Value as determined pursuant to the Underwriting Guidelines of the related Mortgaged Property as of the origination of the Second Lien Loan.

            Code: Internal Revenue Code of 1986, as amended.

            Commission: The United States Securities and Exchange Commission.

            Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

            Convertible Mortgage Loan: Any individual Adjustable Rate Mortgage Loan which contains a provision whereby the Mortgagor is permitted to convert the Adjustable Rate Mortgage Loan to a Fixed Rate Mortgage Loan in accordance with the terms of the related Mortgage Note.

            Co-op: A private, cooperative housing corporation, having only one class of stock outstanding, which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes the sale of stock and the issuance of a Co-op Lease.

            Co-op Lease: With respect to a Co-op Loan, the lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

            Co-op Loan: A Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease. A private, cooperative housing corporation, having only one class of stock outstanding, which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes the sale of stock and the issuance of a Co-op Lease.

            Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor's Glossary.

            Custodial Account: The separate trust account created and maintained pursuant to Section 2.04 of the Servicing Agreement (with respect to each Mortgage Loan, as specified therein).

            Custodial Agreement: The agreement(s) governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents. If more than one Custodial Agreement is in effect at any given time, all of the individual Custodial Agreements shall collectively be referred to as the "Custodial Agreement."

            Custodian: Wells Fargo Bank, N.A., a national banking association, and its successors in interest or permitted assigns or any successor to the Custodian under the Custodial Agreement as therein provided.

            Cut-off Date: The date or dates designated as such on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

            Deemed Material and Adverse Representation: Each representation and warranty identified as such in Section 9.02 of this Agreement.

            Deleted Mortgage Loan: A Mortgage Loan that is repurchased or replaced or to be replaced with a Qualified Substitute Mortgage Loan by the Seller in accordance with the terms of this Agreement.

            Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

            Determination Date: The earlier of two (2) Business Days prior to the related Remittance Date, or the 10th day of the month in which the related Remittance Date occurs.

            Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

            Eligible Account: An account or accounts (i) maintained with a depository institution the short term debt obligations of which are rated by a nationally recognized statistical rating agency in one of its two (2) highest rating categories at the time of any deposit therein, (ii) the deposits of which are insured up to the maximum permitted by the FDIC, or (iii) maintained with an institution and in a manner acceptable to Fannie Mae or Freddie Mac.

            Escrow Account: The separate account created and maintained pursuant to Section 2.06 of the Servicing Agreement (with respect to each Mortgage Loan, as specified therein.

            Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

            Exchange Act: The Securities Exchange Act of 1934, as amended.

            Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

            Fannie Mae Guides: The Fannie Mae Sellers' Guide and the Fannie Mae Servicers' Guide, and all amendments or additions thereto.

            Fannie Mae Transfer: As defined in Section 13.01.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            FHA: The Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

            First Lien Loan: A Mortgage Loan secured by a first lien Mortgage on the related Mortgaged Property.

            Fitch: Fitch, Inc., or its successor in interest.

            Fixed Rate Mortgage Loan: A fixed rate Mortgage Loan.

            Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.

            Freddie Mac Transfer: As defined in Section 13.01.

            Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

            High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994 ("HOEPA"), (b) with an "annual percentage rate" or total "points and fees" payable by the related Mortgagor (as each such term is calculated under HOEPA) that exceed the thresholds set forth by HOEPA and its implementing regulations, including 12 C.F.R. ss. 226.32(a)(1)(i) and
(ii), (c) classified as a "high cost home," "threshold," "covered," (excluding New Jersey "Covered Home Loans" as that term was defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), "high risk home," "predatory" or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or
(d) categorized as High Cost pursuant to Appendix E of Standard & Poor's
Glossary.

            Home Loan: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor's Glossary.

            HUD: The Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA Mortgage Insurance. The term "HUD," for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and Government National Mortgage Association.

            Index: The index indicated in the related Mortgage Note for each Adjustable Rate Mortgage Loan.

            Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

            Interest Rate Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date, specified in the related Mortgage Note and the related Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

            Interim Funder: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the interim funder pursuant to the MERS Procedures Manual.

            Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the investor pursuant to the MERS Procedures Manual.

            Lifetime Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the terms of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the Lifetime Rate Cap set forth as an amount per annum on the related Mortgage Loan Schedule.

            Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

            Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the outstanding Stated Principal Balance of the Mortgage Loan as of the related origination date (unless otherwise indicated), to the lesser of (a) the Appraised Value of the Mortgaged Property at origination and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

            MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, and its successors in interest.

            MERS Designated Mortgage Loan: Mortgage Loans for which (a) the Seller has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Seller, in accordance with MERS Procedures Manual and (b) the Seller has designated or will designate the Purchaser as the Investor on the MERS System.

            MERS Identification Number: The eighteen digit number permanently assigned to each MERS Designated Mortgage Loan.

            MERS Procedures Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

            MERS Report: The report from the MERS System listing MERS Designated Mortgage Loans and other information.

            MERS System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

            Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

            Moody's: Moody's Investors Service, Inc., and any successor thereto.

            Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien, in the case of a First Lien Loan, or a second lien, in the case of a Second Lien Loan, on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create, with respect to a First Lien Loan, a first lien, and with respect to a Second Lien Loan, a second lien, in each case, upon a leasehold estate of the Mortgagor. With respect to a Co-op Loan, the Security Agreement.

            Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit A annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

            Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

            Mortgage Interest Rate Cap: With respect to an Adjustable Rate Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

            Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the applicable Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

            Mortgage Loan Documents: The documents required to be delivered to the Custodian pursuant to Section 6.03 with respect to any Mortgage Loan.

            Mortgage Loan Package: Each pool of Mortgage Loans, which shall be purchased by the Purchaser from the Seller from time to time on each Closing Date.

            Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate minus the Servicing Fee Rate.

            Mortgage Loan Schedule: The schedule of Mortgage Loans setting forth the following information with respect to each Mortgage Loan in the related Mortgage Loan Package: (1) the Seller's Mortgage Loan identifying number; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgagor is self-employed, if available; (5) a code indicating whether the Mortgaged Property is owner-occupied, investment property or a second home; (6) the number and type of residential units constituting the Mortgaged Property (e.g., single family residence, a two- to four-family dwelling, condominium, planned unit development or cooperative); (7) the original months to maturity or the remaining months to maturity from the related Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (8) with respect to each First Lien Loan, the Loan-to-Value Ratio at origination, and with respect to each Second Lien Loan, the CLTV at origination; (9) the Mortgage Interest Rate as of the related Cut-off Date; (10) the date on which the first Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, the Due Date; (11) the stated maturity date; (12) the amount of the Monthly Payment as of the related Cut-off Date;
(13) the last payment date on which a payment was actually applied to the outstanding principal balance; (14) the original Stated Principal Balance of the Mortgage Loan; (15) the Stated Principal Balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal due and collected on or before the related Cut-off Date; (16) with respect to each Adjustable Rate Mortgage Loan, the Interest Rate Adjustment Date; (17) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin;
(18) with respect to each Adjustable Rate Mortgage Loan, the Lifetime Rate Cap under the terms of the Mortgage Note; (19) with respect to each Adjustable Rate Mortgage Loan, a code indicating the type of Index; (20) the type of Mortgage Loan (i.e., Fixed Rate or Adjustable Rate Mortgage Loan, First or Second Lien
Loan); (21) a code indicating the purpose of the loan (i.e., purchase, rate/term refinance, equity take-out refinance); (22) a code indicating the documentation style (i.e. no documents, full, alternative, reduced, no income/no asset, stated income, no ratio, reduced or NIV); (23) [reserved]; (24) the loan credit classification (as described in the Underwriting Guidelines); (25) whether such Mortgage Loan provides for a Prepayment Penalty; (26) the Prepayment Penalty period of such Mortgage Loan, if applicable; (27) a description of the Prepayment Penalty, if applicable; (28) the Mortgage Interest Rate as of origination; (29) the credit risk score (FICO score); (30) the date of origination; (31) with respect to each Adjustable Rate Mortgage Loan, the Mortgage Interest Rate adjustment period; (32) with respect to each Adjustable Rate Mortgage Loan, the Mortgage Interest Rate adjustment percentage; (33) with respect to each Adjustable Rate Mortgage Loan, the Mortgage Interest Rate floor;
(34) [reserved]; (35) with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap as of the first Interest Rate Adjustment Date; (36) a code indicating whether the Mortgage Loan is a Balloon Mortgage Loan; (37) a code indicating whether the Mortgage Loan is a Home Loan; (38) the original Monthly Payment due; (39) the Appraised Value; (40) [reserved]; (41) [reserved]; (42) a code indicating whether the Mortgage Loan is covered by a PMI Policy and, if so, identifying the PMI Policy provider; (43) PMI coverage percentage; (44) in connection with a condominium unit, a code indicating whether the condominium project where such unit is located is low-rise or high-rise; (45) a code indicating whether the Mortgaged Property is a leasehold estate; (46) the MERS Identification Number, if applicable; (47) a code indicating the documentation style, as required by Standard & Poor's criteria; and (48) number of times previously 30+ delinquent (if applicable). With respect to the Mortgage Loans in the aggregate, the related Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date: (1) the number of Mortgage Loans;
(2) the current aggregate outstanding principal balance of the Mortgage Loans;
(3) the weighted average Mortgage Interest Rate of the Mortgage Loans; (4) the weighted average maturity of the Mortgage Loans; (5) the average principal balance of the Mortgage Loans; (6) the applicable Cut-off Date; and (7) the applicable Closing Date.

            Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

            Mortgaged Property: With respect to a Mortgage Loan that is not a Co-op Loan, the Mortgagor's real property (or leasehold estate, if applicable) securing repayment of a related Mortgage Note, consisting of an unsubordinated estate in fee simple or, with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, a leasehold estate, in a single parcel or multiple parcels of real property improved by a Residential Dwelling. With respect to a Co-op Loan, the stock allocated to a dwelling unit in the residential cooperative housing corporation that was pledged to secure such Co-op Loan and the related Co-op Lease.

            Mortgagor: The obligor on the related Mortgage Note.

            OCC: Office of the Comptroller of the Currency, and any successor thereto.

            Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President, a Vice President or an Assistant Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller, and delivered to the Purchaser as required by this Agreement.

            Opinion of Counsel: A written opinion of counsel, who may be counsel for the Seller, reasonably acceptable to the Purchaser.

            Option ARM Mortgage Loan: An Adjustable Rate Mortgage Loan that gives the related Mortgagor different payment options each month, which include:
(i) a minimum monthly payment option, (ii) an interest-only payment option or
(iii) a full principal and interest option which amortizes over 30 years or less.

            OTS: Office of Thrift Supervision, and any successor thereto.

            Periodic Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Rate Adjustment Date above or below the Mortgage Interest Rate previously in effect.

            Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

            PMI Policy: A policy of primary mortgage guaranty insurance issued by an insurer acceptable under the Underwriting Guidelines and qualified to do business in the jurisdiction where the Mortgaged Property is located.

            Preliminary Mortgage Schedule: As defined in Article III.

            Prepayment Penalty: With respect to each Mortgage Loan, the penalty if the Mortgagor prepays such Mortgage Loan as provided in the related Mortgage Note or Mortgage.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, excluding any Prepayment Penalty or premium thereon, if so provided in the related Purchase Price and Terms Agreement, and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller in exchange for the Mortgage Loans purchased on such Closing Date as calculated in Section 4.01 of this Agreement.

            Purchase Price and Terms Agreement: Those certain agreements setting forth the general terms and conditions of the transactions consummated herein and identifying the Mortgage Loans to be purchased from time to time hereunder, by and between the Seller and the Purchaser.

            Purchaser: Sutton Funding LLC, a Delaware limited liability company, and its successors in interest and assigns, or any successor to the Purchaser under this Agreement as herein provided.

            Qualified Appraiser: An appraiser, duly appointed by the Seller, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation was not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfied the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

            Qualified Correspondent: Any Person from which the Seller purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Seller and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Seller, in accordance with underwriting guidelines designated by the Seller ("Designated Guidelines") or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Seller within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Seller in origination of mortgage loans of the same type as the Mortgage Loans for the Seller's own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Seller on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Seller; and (iv) the Seller employed, at the time such Mortgage Loans were acquired by the Seller, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Seller.

            Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall will be deposited in the Custodial Account by the Seller in the month of substitution); (ii) have a Mortgage Interest Rate not less than and not more than 1% greater than the Mortgage Interest Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan; (iv) be of the same type as the Deleted Mortgage Loan (i.e., fixed rate or adjustable rate with same Mortgage Interest Rate Caps); and
(v) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Article IX.

            Rating Agency: Any of Fitch, Moody's or Standard & Poor's, or their respective successors designated by the Purchaser.

            Reconstitution: Any Securitization Transaction or Whole Loan
Transfer.

            Reconstitution Agreements: The agreement or agreements entered into by the Seller and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans sold hereunder, in connection with a Whole Loan Transfer, Agency Transfer or a Securitization Transaction pursuant to Article XIII, including, but not limited to, a seller's warranties and servicing agreement with respect to a Whole Loan Transfer, and a pooling and servicing agreement and/or seller/servicer agreements and related custodial/trust agreement and documents with respect to a Securitization Transaction.

            Reconstitution Date: As defined in Section 13.01.

            Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1506-1631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            Relief Act: The Servicemembers Civil Relief Act.

            Remittance Date: The date specified in the Servicing Agreement (with respect to each Mortgage Loan, as specified therein).

            Repurchase Price: As defined in the related Purchase Price and Terms Agreement.

            Residential Dwelling: Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project, (iv) a one-family dwelling in a planned unit development or (v) a Co-op, none of which is a mobile home or manufactured home.

            RESPA: Real Estate Settlement Procedures Act, as amended from time to time.

            Second Lien Loan: A Mortgage Loan secured by a second lien Mortgage on the related Mortgaged Property.

            Securities Act: The Securities Act of 1933, as amended.

            Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

            Security Agreement: The agreement creating a security interest in the stock allocated to a dwelling unit in the residential cooperative housing corporation that was pledged to secure such Co-op Loan and the related Co-op Lease.

            Seller: As defined in the initial paragraph of the Agreement, together with its successors in interest.

            Seller Information: As defined in Section 16.04(a).

            Servicing Agreement: The agreement to be entered into by the Purchaser and the Seller, as servicer, providing for the Seller to service the Mortgage Loans as specified by the Servicing Agreement.

            Servicing Fee: With respect to each Mortgage Loan subject to the Servicing Agreement, a fee payable monthly equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly and shall be pro-rated for any portion of a month during which the Mortgage Loan is serviced by the Seller, as servicer under the Servicing Agreement. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by this Agreement) of such Monthly Payment collected by the Seller, as servicer or as otherwise provided under this Agreement.

            Servicing Fee Rate: A percentage per annum as set forth in the related Purchase Price and Terms Agreement.

            Servicing File: With respect to each Mortgage Loan, the file retained by the Seller during the period in which the Seller is acting as servicer pursuant to the Servicing Agreement consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser, its designee or the Custodian and copies of the Mortgage Loan Documents set forth in
Section 2 of the Custodial Agreement.

            Servicing Rights: Any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Seller for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Seller thereunder; (e) Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Seller with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

            Sponsor: The sponsor, as such term is defined in Item 1101(l) of Regulation AB, with respect to any Securitization Transaction.

            Standard & Poor's: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc., and any successor thereto.

            Standard & Poor's Glossary: The Standard & Poor's LEVELS(R) Glossary, as may be in effect on a particular Closing Date.

            Stated Principal Balance: As to each Mortgage Loan (i) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus
(ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

            Static Pool Information: Static pool information as described in
Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

            Successor Servicer: Any servicer of one or more Mortgage Loans designated by the Purchaser as being entitled to the benefits of the indemnifications set forth in Sections 9.03 and 14.01.

            Tax Service Contract: A paid-in-full, life-of-loan tax service contract with First American Real Estate Tax Service, as described in Section
2.08 of the Servicing Agreement.

            Third-Party Originator: Each Person, other than a Qualified Correspondent or the Seller, that originated Mortgage Loans acquired by the Seller.

            Underwriting Guidelines: The underwriting guidelines of the Seller in effect at the origination of each Mortgage Loan Package, a copy of which is attached as an exhibit to the related Assignment and Conveyance.

            Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

                                   ARTICLE II

                              AGREEMENT TO PURCHASE

            Section 2.01 Agreement to Purchase.

            The Seller agrees to sell from time to time, and the Purchaser agrees to purchase from time to time, Mortgage Loans having an aggregate Stated Principal Balance on the related Cut-off Date in an amount as set forth in the related Purchase Price and Terms Agreement, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on each Closing Date.

                                  ARTICLE III

                               MORTGAGE SCHEDULES

            Section 3.01 Preliminary Mortgage Schedule.

            The Seller from time to time shall provide the Purchaser with certain information constituting a preliminary listing of the Mortgage Loans to be purchased on each Closing Date in accordance with the related Purchase Price and Terms Agreement and this Agreement (each, a "Preliminary Mortgage Schedule").

            Section 3.02 Delivery of Mortgage Loan Schedule.

            The Seller shall deliver the related Mortgage Loan Schedule for the Mortgage Loans to be purchased on a particular Closing Date to the Purchaser at least two (2) Business Days prior to the related Closing Date.

                                   ARTICLE IV

                                 PURCHASE PRICE

            Section 4.01 Purchase Price.

            The Purchase Price for each Mortgage Loan shall be the percentage of par as stated in the related Purchase Price and Terms Agreement (subject to adjustment as provided therein), multiplied by the aggregate Stated Principal Balance, as of the related Cut-off Date, of the Mortgage Loans listed on the related Mortgage Loan Schedule. If so provided in the related Purchase Price and Terms Agreement, portions of the Mortgage Loans shall be priced separately.

            In addition to the Purchase Price as described above, the Purchaser shall pay to the Seller, at closing, accrued interest on the Stated Principal Balance of the related Mortgage Loans as of the related Cut-off Date at the weighted average Mortgage Loan Remittance Rate of the Mortgage Loans from the related Cut-off Date through the day prior to the related Closing Date, inclusive. The Purchase Price plus accrued interest as set forth in the preceding paragraph shall be paid to the Seller by wire transfer of immediately available funds to an account designated by the Seller in writing.

            The Purchaser shall be entitled to (1) all scheduled principal due after the related Cut-off Date, (2) all other recoveries of principal collected after the related Cut-off Date, (provided, however, that all scheduled payments of principal due on or before the Cut-off Date and collected by the Seller or any successor servicer after the related Cut-off Date shall belong to the Seller), and (3) all payments of interest on the Mortgage Loans net of applicable Servicing Fees (minus that portion of any such payment which is allocable to the period prior to the related Cut-off Date) and any amounts collected from the Mortgagor in connection with the origination of the Mortgage Loan. Payments of scheduled principal and interest prepaid for a Due Date beyond the related Cut-off Date shall not be applied to the principal balance as of the related Cut-off Date. Such prepaid amounts shall be the property of the Purchaser. The Seller shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser for subsequent remittance by the Seller to the Purchaser.

                                   ARTICLE V

                          EXAMINATION OF MORTGAGE FILES

            Section 5.01 Examination of Mortgage Files.

            At least five (5) Business Days prior to the related Closing Date, the Seller shall make the Mortgage File with respect to each Mortgage Loan to be purchased, including a copy of the Assignment of Mortgage, available for examination at a location acceptable to the Purchaser. Such examination may be made by the Purchaser or its designee at any reasonable time before or after the related Closing Date. If the Purchaser makes such examination prior to the related Closing Date and determines, in its sole discretion, that any Mortgage Loans are unacceptable to the Purchaser for any reason, such Mortgage Loans shall be deleted from the related Mortgage Loan Schedule, and may be replaced by a Qualified Substitute Mortgage Loan (or Loans) acceptable to the Purchaser. The Purchaser may, at its option and without notice to the Seller, purchase some or all of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or its designee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser's (or any of its successor's) rights to demand repurchase, substitution or other relief as provided herein.

                                   ARTICLE VI

                       CONVEYANCE FROM SELLER TO PURCHASER

            Section 6.01 Conveyance of Mortgage Loans.

            The Seller, simultaneously with the delivery of the Mortgage Loan Schedule with respect to the related Mortgage Loan Package to be purchased on each Closing Date, shall execute and deliver an Assignment and Conveyance Agreement in the form attached hereto as Exhibit H (the "Assignment and Conveyance Agreement"). The Seller shall cause the Servicing File retained by the Seller, as servicer, pursuant to this Agreement to be appropriately identified in the Seller's computer system and/or books and records, as appropriate, to clearly reflect the sale of the related Mortgage Loan to the Purchaser. The Seller shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement or the Servicing Agreement, except when such release is required in connection with a repurchase of any such Mortgage Loan pursuant to Section 9.03.

            Section 6.02 Books and Records.

            Record title to each Mortgage as of the related Closing Date shall be in the name of the Seller, an Affiliate of the Seller, the Purchaser or one or more designees of the Purchaser, as the Purchaser shall select. Notwithstanding the foregoing, each Mortgage and related Mortgage Note shall be possessed solely by the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Seller after the related Cut-off Date on or in connection with a Mortgage Loan shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all funds received on or in connection with a Mortgage Loan shall be received and held by the Seller in trust for the benefit of the Purchaser or the appropriate designee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

            The Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Seller shall maintain in its possession, available for inspection by the Purchaser, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, including but not limited to documentation as to the method used in determining the applicability of the provisions of the National Flood Insurance Act of 1968, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and periodic inspection reports, as required by the Fannie Mae Guides. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Seller may be in the form of microfilm or microfiche so long as the Seller complies with the requirements of the Fannie Mae Guides.

            The sale of each Mortgage Loan shall be reflected on the Seller's balance sheet and other financial statements as a sale of assets by the Seller.

            Section 6.03 Delivery of Mortgage Loan Documents.

            The Seller shall deliver and release to the Custodian no later than two (2) Business Days prior to the related Closing Date those Mortgage Loan Documents set forth on Exhibit A hereto as required by the Custodial Agreement with respect to each Mortgage Loan set forth on the related Mortgage Loan Schedule.

            The Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement for the related Closing Date, as evidenced by the Initial Certification of the Custodian in the form annexed to the Custodial Agreement. The Seller shall comply with the terms of the Custodial Agreement and the Purchaser shall pay all fees and expenses of the Custodian.

            The Seller shall forward to the Custodian, or to such other Person as the Purchaser shall designate in writing, original documents evidencing an assumption, modification, consolidation, conversion or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution, provided, however, that the Seller shall provide the Custodian, or to such other Person as the Purchaser shall designate in writing, with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall promptly provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ninety days of its submission for recordation.

            In the event any document required to be delivered to the Custodian in the Custodial Agreement, including an original or copy of any document submitted for recordation to the appropriate public recording office, is not so delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, within 90 days following the related Closing Date (other than with respect to the Assignments of Mortgage which shall be delivered to the Custodian in blank and recorded subsequently by the Purchaser or its designee), and in the event that the Seller does not cure such failure within 30 days of discovery or receipt of written notification of such failure from the Purchaser, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Seller at the price and in the manner specified in Section
9.03. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver an original document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided that the Seller shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer's certificate of a servicing officer of the Seller, confirming that such documents have been accepted for recording; provided that, upon request of the Purchaser and delivery by the Purchaser to the Seller of a schedule of the related Mortgage Loans, the Seller shall reissue and deliver to the Purchaser or its designee said officer's certificate.

            Except with respect to the MERS Designated Mortgage Loans, the Seller shall pay all initial recording fees, if any, for the Assignments of Mortgage and any other fees or costs in transferring all original documents to the Custodian or, upon written request of the Purchaser, to the Purchaser or the Purchaser's designee. The Seller shall be responsible for recording the Assignments of Mortgage, if requested.

            Section 6.04 Quality Control Procedures.

            The Seller must have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program must be capable of evaluating and monitoring the overall quality of the it's loan production and servicing activities. The program is to ensure that the Mortgage Loans are originated and serviced in accordance with prudent mortgage banking practices and accounting principles; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

            Section 6.05 MERS Designated Loans.

            With respect to each MERS Designated Mortgage Loan, the Seller shall, on or prior to the related Closing Date, designate the Purchaser as the Investor and the Custodian as custodian, and no Person shall be listed as Interim Funder on the MERS System. In addition, on or prior to the related Closing Date, Seller shall provide the Custodian and the Purchaser with a MERS Report listing the Purchaser as the Investor, the Custodian as custodian and no Person as Interim Funder with respect to each MERS Designated Mortgage Loan.

                                  ARTICLE VII

                         SERVICING OF THE MORTGAGE LOANS

            Section 7.01 Servicing.

            The Mortgage Loans have been sold by the Seller to the Purchaser on a servicing retained basis.

            The Purchaser shall retain the Seller as independent contract servicer of the Mortgage Loans pursuant to and in accordance with the terms and conditions contained in the Servicing Agreement. The Purchaser and Seller shall execute the Servicing Agreement on the initial Closing Date.

            Pursuant to the Servicing Agreement, the Seller shall begin servicing the Mortgage Loans on behalf of the Purchaser and shall be entitled to the Servicing Fee and any Ancillary Income with respect to such Mortgage Loans from the related Closing Date until the termination of the Servicing Agreement with respect to any of the Mortgage Loans as set forth in the Servicing Agreement. The Seller shall conduct such servicing in accordance with the terms of the Servicing Agreement.

                                  ARTICLE VIII

                                   [RESERVED]

                                   ARTICLE IX

                REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
                           SELLER; REMEDIES FOR BREACH

            Section 9.01 Representations and Warranties Regarding the Seller.

            The Seller represents, warrants and covenants to the Purchaser that as of the date hereof and as of each Closing Date:

            (a) Due Organization and Authority. The Seller is a federal savings bank duly organized, validly existing, and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where each Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller. The Seller has power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement has been duly executed and delivered and constitutes the valid, legal, binding and enforceable obligation of the Seller, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite action has been taken by the Seller to make this Agreement valid and binding upon the Seller in accordance with its terms;

            (b) No Consent Required. No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the Seller is required or, if required, such consent, approval, authorization or order has been or will, prior to the related Closing Date, be obtained;

            (c) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

            (d) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition or origination of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller's charter, by-laws or other organizational documents or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or impair the ability of the Purchaser to realize on the Mortgage Loans, impair the value of the Mortgage Loans, or impair the ability of the Purchaser to realize the full amount of any insurance benefits accruing pursuant to this Agreement;

            (e) No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Seller, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement;

            (f) Ability to Perform; Solvency. The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Seller's creditors;

            (g) [Reserved];

            (h) Anti-Money Laundering Laws. The Seller has complied with all applicable anti-money laundering laws, regulations and executive orders, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"); the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws. Additionally, no Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the "Executive Order") or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of Treasury (the "OFAC Regulations") or in violation of the Executive Order or the OFAC Regulations; and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a "blocked person" for purposes of the OFAC Regulations;

            (i) [Reserved];

            (j) Selection Process. The Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the Seller's portfolio at the related Closing Date as to which the representations and warranties set forth in Section 9.02 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

            (k) No Untrue Information. Neither this Agreement nor any information, statement, tape, diskette, report, form, or other document furnished or to be furnished pursuant to this Agreement or any Reconstitution Agreement or in connection with the transactions contemplated hereby (including any Securitization Transaction or Whole Loan Transfer) contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading;

            (l) Insured Depository Institution Representations. The Seller is an "insured depository institution" as that term is defined in Section 1813(c)(2) of Title 12 of the United States Code, as amended, and accordingly, the Seller makes the following additional representations and warranties:

                        (i) This Agreement between the Purchaser and the Seller
                  conforms to all applicable statutory and regulatory requirements; and

                        (ii) This Agreement is (1) executed contemporaneously
                  with the agreement reached by the Purchaser and the Seller,
                  (2) approved by a specific corporate or banking association resolution by the Seller's board of directors, which approval shall be reflected in the minutes of said board, and (3) an official record of the Seller. A copy of such resolution, certified by a vice president or higher officer of the Seller has been provided to the Purchaser; and

                        (m) Nonpetition. The Seller shall not institute against,
                  or join any other Person in instituting against, the Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and a day after the related Closing Date.

            Section 9.02 Representations and Warranties Regarding Individual Mortgage Loans.

            The Seller hereby represents and warrants to the Purchaser that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan:

            (a) Mortgage Loans as Described. The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

            (b) Payments Current. All payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note, other than payments not yet thirty (30) days delinquent, have been made and credited. No payment required under the Mortgage Loan is thirty (30) days or more delinquent nor has any payment under the Mortgage Loan been thirty (30) days or more delinquent at any time since the origination of the Mortgage Loan, other than as set forth on the related Mortgage Loan Schedule;

            (c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the related Due Date of the first installment of principal and interest;

            (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Custodian or to such other Person as the Purchaser shall designate in writing, and the terms of which are reflected in the related Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, if any, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian or to such other Person as the Purchaser shall designate in writing and the terms of which are reflected in the related Mortgage Loan Schedule;

            (e) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

            (f) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides or by Freddie Mac, as well as all additional requirements set forth in Section 2.10 of the Servicing Agreement. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration as in effect which policy conforms to Fannie Mae and Freddie Mac requirements, as well as all additional requirements set forth in Section 2.10 of the Servicing Agreement. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

            (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure and all predatory, abusive and fair lending laws applicable to the Mortgage Loan, including, without limitation, any provisions relating to the Illinois Interest Act and Prepayment Penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Seller shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements. This representation and warranty is a Deemed Material and Adverse Representation;

            (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

            (i) Type of Mortgaged Property. With respect to a Mortgage Loan that is not a Co-op Loan, the Mortgaged Property is a fee simple estate or a leasehold estate located in a jurisdiction in which the use of a leasehold estate for residential properties is a widely accepted practice that consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual residential condominium unit in a condominium project, or an individual unit in a planned unit development, or an individual unit in a residential cooperative housing corporation; provided, however, that any condominium unit, planned unit development or residential cooperative housing corporation shall conform with the Underwriting Guidelines. No portion of the Mortgaged Property (or underlying Mortgaged Property, in the case of a Co-op Loan) is used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes (as described under the Fannie Mae Guides); provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes. None of the Mortgaged Properties are manufactured homes, log homes, mobile homes, geodesic domes or other unique property types;

            (j) Valid First or Second Lien. The Mortgage is a valid, subsisting, enforceable and perfected, first lien (with respect to a First Lien Loan) or second lien (with respect to a Second Lien Loan) on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

                  (i) with respect to a Second Lien Loan only, the lien of the first mortgage on the Mortgaged Property;

                  (ii) the lien of current real property taxes and assessments not yet due and payable;

                  (iii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

                  (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

            Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien (with respect to a First Lien Loan) or second lien (with respect to a Second Lien Loan) and first priority (with respect to a First Lien Loan) or second priority (with respect to a Second Lien Loan) security interest on the property described therein and the Seller has full right to sell and assign the same to the Purchaser.

            (k) Valid First or Second Priority Security Interest. With respect to any Co-op Loan, the related Mortgage is a valid, subsisting, enforceable and perfected, first priority security interest (with respect to a First Lien Loan) or second priority security interest (with respect to a Second Lien Loan) on the related cooperative shares securing the Mortgage Note, subject only to (a) liens of the related residential cooperative housing corporation for unpaid assessments representing the Mortgagor's pro rata share of the related residential cooperative housing corporation's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security interest intended to be provided by the related Security Agreement;

            (l) Request for Notice; No Consent Required. With respect to any Second Lien Loan, where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the related senior lienholder, and the Seller has notified such senior lienholder in writing of the existence of the Second Lien Loan and requested notification of any action to be taken against the Mortgagor by such senior lienholder. Either (a) no consent for the Second Lien Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File. This representation and warranty is a Deemed Material and Adverse Representation;

            (m) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to Prepayment Penalties). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. To the knowledge of the Seller, no fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Seller in connection with the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any other Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application for any insurance in relation to such Mortgage Loan.

            (n) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

            (o) Ownership. The Seller is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note and upon the sale of the Mortgage Loans to the Purchaser, the Seller will retain the Mortgage Files or any part thereof with respect thereto not delivered to the Custodian, the Purchaser or the Purchaser's designee, in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan. The Mortgage Loan is not assigned or pledged, and the Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan.

            (p) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or
(iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

            (q) CLTV, LTV and PMI Policy. No Mortgage Loan that is a Second Lien Loan has a CLTV greater than 100%. No Mortgage Loan has an LTV greater than 100%. Any Mortgage Loan that had at the time of origination an LTV in excess of 80% is insured as to payment defaults by a PMI Policy. Any PMI Policy in effect covers the related Mortgage Loan for the life of such Mortgage Loan. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith or is lender-paid. The Mortgage Interest Rate for the Mortgage Loan as set forth on the related Mortgage Loan Schedule is net of any such insurance premium if the related PMI Policy is lender-paid;

            (r) Title Insurance. With respect to a Mortgage Loan which is not a Co-op Loan, the Mortgage Loan is covered by an ALTA lender's title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender's title insurance policy, or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first (with respect to a First Lien Loan) or second (with respect to a Second Lien Loan) priority lien of the Mortgage in the original principal amount of the Mortgage Loan (or to the extent a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (i), (ii) and (iii) of paragraph (j) of this Section 9.02, and in the case of Adjustable Rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller, its successor and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

            (s) No Defaults. Other than payments due but not yet 30 days or more delinquent, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Seller nor any of its Affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration;

            (t) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

            (u) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

            (v) Origination; Payment Terms. The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. Principal payments on the Mortgage Loan commenced no more than seventy days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate as well as, in the case of an Adjustable Rate Mortgage Loan, the Lifetime Rate Cap and the Periodic Cap are as set forth on the related Mortgage Loan Schedule. The Mortgage Note is payable in monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization (other than with respect to Option ARM Mortgage Loans and Balloon Mortgage Loans). Unless otherwise specified on the related Mortgage Loan Schedule, the Mortgage Loan is payable on the first day of each month. Except for Balloon Mortgage Loans, the Mortgage Loan does not require a balloon payment on its stated maturity date;

            (w) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

            (x) Conformance with Agency and Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines subject to such exceptions as the Seller shall have approved; provided the Purchaser is notified of the Seller's exception policies. The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae and the Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

            (y) Occupancy of the Mortgaged Property. As of the related Closing Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Unless otherwise specified on the related Mortgage Loan Schedule, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence;

            (z) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above;

            (aa) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

            (bb) [Reserved];

            (cc) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under the Custodial Agreement for each Mortgage Loan have been delivered to the Custodian. The Seller is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit A hereto, except for such documents the originals of which have been delivered to the Custodian;

            (dd) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project such Mortgage Loan was originated in accordance with, and the Mortgaged Property meets the guidelines set forth in the Underwriting Guidelines;

            (ee) Transfer of Mortgage Loans. The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee) with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

            (ff) Due-On-Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

            (gg) Assumability. With respect to each Adjustable Rate Mortgage Loan, the Mortgage Loan Documents provide that after the related first Interest Rate Adjustment Date, a related Mortgage Loan may only be assumed if the party assuming such Mortgage Loan meets certain credit requirements stated in the Mortgage Loan Documents;

            (hh) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

            (ii) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the applicable Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first (with respect to a First Lien Loan) or second (with respect to a Second Lien Loan) lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

            (jj) Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property;

            (kk) Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination, servicing and collection practices used by the Seller and with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. If, pursuant to the terms of the Mortgage Note, another index was selected for determining the Mortgage Interest Rate, the same index was used with respect to each Mortgage Note which required a new index to be selected, and such selection did not conflict with the terms of the related Mortgage Note. The Seller executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

            (ll) Conversion to Fixed Interest Rate. The Mortgage Loan does not contain a provision whereby the Mortgagor is permitted to convert the Mortgage Interest Rate from an adjustable rate to a fixed rate;

            (mm) Other Insurance Policies; No Defense to Coverage. No action, inaction or event has occurred and no state of facts exists or has existed on or prior to the Closing Date that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable hazard insurance policy, PMI Policy or bankruptcy bond (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured), irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or by any officer, director, or employee of the Seller or any designee of the Seller or any corporation in which the Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance;

            (nn) No Violation of Environmental Laws. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

            (oo) Servicemembers' Civil Relief Act. The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Relief Act, or other similar state statute;

            (pp) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a Qualified Appraiser;

            (qq) Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by, and the Seller has complied with, all applicable law with respect to the making of the Mortgage Loans. The Seller shall maintain such statement in the Mortgage File;

            (rr) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction (other than a "construct-to-perm" loan) or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

            (ss) Escrow Analysis. If applicable, with respect to each Mortgage, the Seller has within the last twelve months (unless such Mortgage was originated within such twelve month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

            (tt) Prior Servicing. Each Mortgage Loan has been serviced in all material respects in strict compliance with Accepted Servicing Practices;

            (uu) No Default Under First Lien. With respect to each Second Lien Loan, the related First Lien Loan is in full force and effect, and there is no default, lien, breach, violation or event which would permit acceleration existing under such first lien Mortgage or Mortgage Note, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration under such First Lien Loan. This representation and warranty is a Deemed Material and Adverse Representation;

            (vv) Right to Cure First Lien. With respect to each Second Lien Loan, the related first lien Mortgage contains a provision which provides for giving notice of default or breach to the mortgagee under the Mortgage Loan and allows such mortgagee to cure any default under the related first lien Mortgage. This representation and warranty is a Deemed Material and Adverse Representation;

            (ww) No Failure to Cure Default. The Seller has not received a written notice of default of any senior mortgage loan related to the Mortgaged Property which has not been cured;

            (xx) Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Seller to the Purchaser, that Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded from furnishing the same to any subsequent or prospective purchaser of such Mortgage;

            (yy) Leaseholds. If the Mortgage Loan is secured by a leasehold estate, (1) the ground lease is assignable or transferable; (2) the ground lease will not terminate earlier than five years after the maturity date of the Mortgage Loan; (3) the ground lease does not provide for termination of the lease in the event of lessee's default without the mortgagee being entitled to receive written notice of, and a reasonable opportunity to cure the default; (4) the ground lease permits the mortgaging of the related Mortgaged Property; (5) the ground lease protects the mortgagee's interests in the event of a property condemnation; (6) all ground lease rents, other payments, or assessments that have become due have been paid; and (7) the use of leasehold estates for residential properties is a widely accepted practice in the jurisdiction in which the Mortgaged Property is located;

            (zz) Prepayment Penalty. Each Mortgage Loan that is subject to a Prepayment Penalty as provided in the related Mortgage Note is identified on the related Mortgage Loan Schedule. With respect to each Mortgage Loan that has a Prepayment Penalty feature, each such Prepayment Penalty is enforceable and each Prepayment Penalty is permitted pursuant to federal, state and local law. Each such Prepayment Penalty is in an amount not more than the maximum amount permitted under applicable law and no such Prepayment Penalty may provide for a term in excess of five (5) years with respect to Mortgage Loans originated prior to October 1, 2002. With respect to Mortgage Loans originated on or after October 1, 2002, except as set forth on the related Mortgage Loan Schedule, the duration of the Prepayment Penalty period shall not exceed three (3) years from the date of the Mortgage Note unless the Mortgage Loan was modified to reduce the Prepayment Penalty period to no more than three (3) years from the date of the related Mortgage Note and the Mortgagor was notified in writing of such reduction in Prepayment Penalty period. With respect to any Mortgage Loan that contains a provision permitting imposition of a Prepayment Penalty upon a prepayment prior to maturity: (i) the Mortgage Loan provides some benefit to the Mortgagor (e.g., a rate or fee reduction) in exchange for accepting such Prepayment Penalty, (ii) prior to the Mortgage Loan's origination, the Mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a penalty, (iii) the Prepayment Penalty was adequately disclosed to the Mortgagor in the mortgage loan documents pursuant to applicable state, local and federal law, and (iv) notwithstanding any state, local or federal law to the contrary, the Seller shall not impose such Prepayment Penalty in any instance when the mortgage debt is accelerated or paid off in connection with the workout of a delinquent Mortgage Loan or as a result of the Mortgagor's default in making the Mortgage Loan payments. This representation and warranty is a Deemed Material and Adverse Representation;

            (aaa) Predatory Lending Regulations. No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. This representation and warranty is a Deemed Material and Adverse Representation;

            (bbb) Qualified Mortgage. The Mortgage Loan is a "qualified mortgage under Section 860G(a)(3) of the Code;

            (ccc) Tax Service Contract. Each Mortgage Loan is covered by a paid in full, life of loan, tax service contract issued by a provider reasonably acceptable to the Purchaser and such contract is transferable at no cost to the Purchaser or any Successor Servicer;

            (ddd) Origination. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan;

            (eee) Recordation. Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded;

            (fff) Co-op Loans. With respect to a Mortgage Loan that is a Co-op Loan, (i) a search for filings of financing statements has been made by a company competent to make the same, which company is acceptable to Fannie Mae and qualified to do business in the jurisdiction where the cooperative unit is located, and such search has not found anything which would materially and adversely affect the Co-op Loan, (ii) the stock that is pledged as security for the Mortgage Loan is held by a person as a "tenant-stockholder" and the related cooperative corporation that owns title to the related cooperative apartment building is a "cooperative housing corporation," each within the meaning of
Section 216 of the Code and (iii) there is no prohibition against pledging the shares of the cooperative corporation or assigning the Co-op Lease;

            (ggg) Mortgagor Bankruptcy. On or prior to the Closing Date, the Mortgagor has not filed and a bankruptcy petition or has not become the subject of involuntary bankruptcy proceedings or has not consented to the filing of a bankruptcy proceeding against it or to a receiver being appointed in respect of the related Mortgaged Property;

            (hhh) [Reserved].

            (iii) [Reserved].

            (jjj) Fannie Mae Guides Anti-Predatory Lending Eligibility. Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae Guides. This representation and warranty is a Deemed Material and Adverse Representation;

            (kkk) Mortgagor Selection. The Mortgagor was not encouraged or required to select a Mortgage Loan product offered by the Seller which is a higher cost product designed for less creditworthy mortgagors, unless at the time of the Mortgage Loan's origination, such Mortgagor did not qualify taking into account such facts as, without limitation, the Mortgage Loan's requirements and the Mortgagor's credit history, income, assets and liabilities and debt-to-income ratios for a lower-cost credit product then offered by the Seller or any Affiliate of the Seller. If, at the time of loan application, the Mortgagor may have qualified for a lower-cost credit product then offered by any mortgage lending Affiliate of the Seller, the Seller referred the related Mortgagor's application to such Affiliate for underwriting consideration. For a Mortgagor who seeks financing through a Mortgage Loan originator's higher-priced subprime lending channel, the Mortgagor was directed towards or offered the Mortgage Loan originator's standard mortgage line if the Mortgagor was able to qualify for one of the standard products. This representation and warranty is a Deemed Material and Adverse Representation;

            (lll) Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan does not rely solely on the extent of the related Mortgagor's equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria such as the Mortgagor's income, assets and liabilities, to the proposed mortgage payment and, based on such methodology, the Mortgage Loan's originator made a reasonable determination that at the time of origination the Mortgagor had the ability to make timely payments on the Mortgage Loan. Such underwriting methodology confirmed that at the time of origination (application/approval) the related Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan. This representation and warranty is a Deemed Material and Adverse Representation;

            (mmm) Purchase of Insurance. No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, mortgage, disability, property, accident, unemployment or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, mortgage, disability, property, accident, unemployment, or health insurance) in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan. This representation and warranty is a Deemed Material and Adverse Representation;

            (nnn) Points and Fees. No Mortgagor was charged "points and fees" (whether or not financed) in an amount greater than (i) $1,000, or (ii) 5% of the principal amount of such Mortgage Loan, whichever is greater. For purposes of this representation, such 5% limitation is calculated in accordance with Fannie Mae's anti-predatory lending requirements as set forth in the Fannie Mae Guides and "points and fees" (x) include origination, underwriting, broker and finder fees and charges that the mortgagee imposed as a condition of making the Mortgage Loan, whether they are paid to the mortgagee or a third party, and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the Mortgage Loan (such as attorneys' fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections), the cost of mortgage insurance or credit-risk price adjustments, the costs of title, hazard, and flood insurance policies, state and local transfer taxes or fees, escrow deposits for the future payment of taxes and insurance premiums, and other miscellaneous fees and charges, which miscellaneous fees and charges, in total, do not exceed 0.25% of the principal amount of such Mortgage Loan. This representation and warranty is a Deemed Material and Adverse Representation;

            (ooo) Disclosure of Fees and Charges. All fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan, have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. This representation and warranty is a Deemed Material and Adverse Representation;

            (ppp) Balloon Mortgage Loans. No Balloon Mortgage Loan has an original stated maturity of less than seven (7) years;

            (qqq) No Arbitration. No Mortgage Loan originated on or after August 1, 2004 requires the related Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction. This representation and warranty is a Deemed Material and Adverse
Representation;

            (rrr) No Negative Amortization of Related First Lien Loan. With respect to each Second Lien Loan, the related First Lien Loan does not permit negative amortization. This representation and warranty is a Deemed Material and Adverse Representation;

            (sss) [Reserved].

            (ttt) Simple Interest Mortgage Loans. With respect to each Mortgage Loan that is a simple interest Mortgage Loan, the Mortgage Loan is identified on the related Mortgage Loan Schedule as a simple interest Mortgage Loan, the Mortgage Loan is required to be serviced as a simple interest Mortgage Loan pursuant to the terms of the related Mortgage Note, and the servicing and collection practices used in connection therewith have been in accordance with legal, proper, prudent and customary practices for servicing simple interest Mortgage Loans; and

            (uuu) Option ARM Mortgage Loans. With respect to each Option ARM Mortgage Loan, (a) the Seller (or a servicer on its behalf) either did not provide different payment options after a "teaser period" or, if different payment options were provided, applied each payment received under the Option ARM Mortgage Loan correctly in accordance with Accepted Servicing Practices, (b) unless otherwise set forth on the related Mortgage Loan Schedule, the Option ARM Mortgage Loan has no negative amortization as of the related Closing Date and
(c) such Option ARM Mortgage Loans were serviced in accordance with Accepted Servicing Practices and all payment histories are set forth on the related Mortgage Loan Schedule that would be required to service the Option ARM Mortgage Loans after the related Closing Date in accordance with Accepted Servicing Practices.

            Section 9.03 Remedies for Breach of Representations and Warranties.

            It is understood and agreed that the representations and warranties set forth in Sections 9.01 and 9.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.

            Within 60 days of the earlier of either discovery by or notice to the Seller of any such breach of a representation or warranty, which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser therein (or which materially and adversely affects the value of the applicable Mortgage Loan or the interest of the Purchaser therein in the case of a representation and warranty relating to a particular Mortgage Loan), the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser's option, exercised no later than sixty (60) days following such discovery by or notice to the Seller of any such breach, repurchase such Mortgage Loan at the Repurchase Price. Notwithstanding the above sentence, (i) within sixty (60) days after the earlier of either discovery by, or written notice to, the Seller of any breach of the representation and warranty set forth in clause (bbb) of Section 9.02, the Seller shall repurchase such Mortgage Loan at the Repurchase Price and (ii) any breach of a Deemed Material and Adverse Representation shall automatically be deemed to materially and adversely affect the value of the Mortgage Loans or the interest of the Purchaser therein. In the event that a breach shall involve any representation or warranty set forth in
Section 9.01, and such breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Seller of such breach, all of the Mortgage Loans affected by such breach shall, at the Purchaser's option, exercised no later than sixty (60) days following such discovery by or notice to the Seller of any such breach, be repurchased by the Seller at the Repurchase Price. However, if the breach shall involve a representation or warranty set forth in
Section 9.02 (other than the representation and warranty set forth in clause
(bbb) of such Section or any Deemed Material Breach Representation) and the Seller discovers or receives notice of any such breach within 120 days of the related Closing Date, the Seller may, at the Purchaser's option and provided that the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than 120 days after the related Closing Date. If the Seller has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan at the Repurchase Price. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 9.03 shall be accomplished by either (a) if the Servicing Agreement has been entered into and is in effect, deposit in the Custodial Account of the amount of the Repurchase Price for distribution to the Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution or (b) if the Servicing Agreement has not been entered into or is no longer in effect, by direct remittance of the Repurchase Price to the Purchaser or its designee in accordance with the Purchaser's instructions.

            At the time of repurchase or substitution, the Purchaser and the Seller shall arrange for the reassignment of the Deleted Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the Seller shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Seller shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Seller shall effect such substitution by delivering to the Custodian or to such other party as the Purchaser may designate in writing for such Qualified Substitute Mortgage Loan the documents required by Section
6.03 and the Custodial Agreement, with the Mortgage Note endorsed as required by
Section 6.03 and the Custodial Agreement. No substitution will be made in any calendar month after the Determination Date for such month. The Seller shall remit directly to the Purchaser, or its designee in accordance with the Purchaser's instructions the Monthly Payment less the Servicing Fee due, if any, on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Seller. For the month of substitution, distributions to the Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan.

            For any month in which the Seller substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Seller shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Seller directly to the Purchaser or its designee in accordance with the Purchaser's instructions within two (2) Business Days of such substitution. Accordingly, on the date of such substitution, the Seller will deposit from its own funds into the Custodial Account an amount equal to the amount of such shortfall at the Mortgage Loan Remittance Rate.

            In addition to such repurchase or substitution obligation, the Seller shall indemnify the Purchaser and its present and former directors, officers, employees and agents and any Successor Servicer and its present and former directors, officers, employees and agents and hold such parties harmless against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of any representation or warranty contained in this Agreement or any Reconstitution Agreement. It is understood and agreed that the obligations of the Seller set forth in this Section 9.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser and Successor Servicer as provided in this Section 9.03 and in Section 14.01 constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties. For purposes of this paragraph "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement and "Successor Servicer" shall mean any Person designated as the Successor Servicer pursuant to this Agreement and any and all Persons who previously were "Successor Servicers" pursuant to this Agreement.

            Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Sections 9.01 and 9.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with this Agreement.

            Section 9.04 Repurchase of Mortgage Loans with Early Payment Defaults. If the related Mortgagor is thirty (30) or more days delinquent with respect to (i) the Mortgage Loan's first Monthly Payment after origination or
(ii) either of the Mortgage Loan's first two (2) Monthly Payments after the related Closing Date, the Seller, at the Purchaser's option, shall repurchase such Mortgage Loan from the Purchaser at a price equal to the Repurchase Price. The Purchaser shall notify the Seller and request a repurchase within sixty (60) days after the related Mortgagor's failure to make such payment and the Seller shall repurchase such delinquent Mortgage Loan within thirty (30) days of such request.

            Section 9.05 Premium Recapture. With respect to any Mortgage Loan that prepays in full during the first sixty (60) days following the related Closing Date, the Seller shall pay the Purchaser, within twenty (20) days after such prepayment in full or repurchase, an amount equal to the excess of (i) the Purchase Price Percentage for such Mortgage Loan over par, multiplied by the outstanding principal balance of such Mortgage Loan as of the related Cut-off Date over (ii) any Prepayment Penalties collected on such prepaid Mortgage Loans.

                                   ARTICLE X

                                     CLOSING

            Section 10.01 Conditions to Closing.

            The closing for the purchase and sale of each Mortgage Loan Package shall take place on the related Closing Date. At the Purchaser's option, each Closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

            The closing for the Mortgage Loans to be purchased on each Closing Date shall be subject to each of the following conditions:

            i. at least two Business Days prior to the related Closing Date, the Seller shall deliver to the Purchaser a magnetic diskette, or transmit by modem or email, a listing on a loan-level basis of the necessary information to compute the Purchase Price of the Mortgage Loans delivered on such Closing Date (including accrued interest), and prepare a Mortgage Loan Schedule;

            ii. all of the representations and warranties of the Seller under this Agreement and under the Servicing Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement or an Event of Default under the Servicing Agreement;

            iii. the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all closing documents as specified in Article XI of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

            iv. the Seller shall have delivered and released to the Custodian all documents required pursuant to the Custodial Agreement; and

            v. all other terms and conditions of this Agreement and the related Purchase Price and Terms Agreement shall have been complied with.

            Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the related Closing Date the Purchase Price, plus accrued interest pursuant to Article IV of this Agreement, by wire transfer of immediately available funds to the account designated by the Seller.

                                   ARTICLE XI

                                CLOSING DOCUMENTS

            Section 11.01 Required Closing Documents.

            The Closing Documents for the Mortgage Loans to be purchased on each Closing Date shall consist of fully executed originals of the following documents:

                        (1) this Agreement (to be executed and delivered only
                  for the initial Closing Date);

                        (2) the Servicing Agreement, dated as of the initial
                  Cut-off Date (to be executed and delivered only for the initial Closing Date);

                        (3) with respect to the initial Closing Date, the
                  Custodial Agreement, dated as of the initial Cut-off Date;

                        (4) the related Mortgage Loan Schedule (one copy to be
                  attached to the Custodian's counterpart of the Custodial Agreement in connection with the initial Closing Date, and one copy to be attached to the related Assignment and Conveyance as the Mortgage Loan Schedule thereto);

                        (5) a Custodian's Certification, as required under the
                  Custodial Agreement, in the form of Exhibit 2 to the Custodial Agreement;

                        (6) a Custodial Account Letter Agreement or a Custodial
                  Account Certification, as applicable, as required under the Servicing Agreement;

                        (7) an Escrow Letter Agreement or an Escrow Account
                  Certification, as applicable, as required under the Servicing Agreement;

                        (8) with respect to the initial Closing Date, an
                  Officer's Certificate, in the form of Exhibit C hereto with respect to each of the Seller, including all attachments thereto; with respect to subsequent Closing Dates, an Officer's Certificate upon request of the Purchaser;

                        (9) with respect to the initial Closing Date, an Opinion
                  of Counsel of the Seller (who may be an employee of the Seller), in the form of Exhibit D hereto ("Opinion of Counsel of the Seller"); with respect to subsequent Closing Dates, an Opinion of Counsel of the Seller upon request of the Purchaser;

                        (10) with respect to the initial Closing Date, an
                  Opinion of Counsel of the Custodian (who may be an employee of the Custodian), in the form of an exhibit to the Custodial Agreement(s);

                        (11) a Security Release Certification, in the form of
                  Exhibit E or F, as applicable, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

                        (12) a certificate or other evidence of merger or change
                  of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable;

                        (13) with respect to the initial Closing Date, the
                  Underwriting Guidelines to be attached hereto as Exhibit G and with respect to each subsequent Closing Date, the Underwriting Guidelines to be attached to the related Assignment and Conveyance;

                        (14) Assignment and Conveyance Agreement in the form of
                  Exhibit H hereto, and all exhibits thereto; and

                        (15) a MERS Report reflecting the Purchaser as Investor,
                  the Custodian as custodian and no Person as Interim Funder for each MERS Designated Mortgage Loan.

            The Seller shall bear the risk of loss of the closing documents until such time as they are received by the Purchaser or its attorneys.

                                  ARTICLE XII

                                      COSTS

            Section 12.01 Costs.

            The Purchaser shall pay any commissions due its salesmen and the legal fees and expenses of its attorneys and custodial fees. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans and the Servicing Rights including recording fees, fees for title policy endorsements and continuations, fees for recording Assignments of Mortgage for a single recordation with respect to each Assignment of Mortgage, and the Seller's attorney's fees, shall be paid by the Seller.

                                  ARTICLE XIII

                   COOPERATION OF SELLER WITH A RECONSTITUTION

            Section 13.01 Reconstitution of Mortgage Loans.

            The Seller and the Purchaser agree that with respect to some or all of the Mortgage Loans, after the related Closing Date, on one or more dates (each, a "Reconstitution Date") at the Purchaser's sole option, the Purchaser may effect a sale (each, a "Reconstitution") of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

                  (i) Fannie Mae under its Cash Purchase Program or MBS Program (Special Servicing Option) (each, a "Fannie Mae Transfer"); or

                  (ii)  Freddie Mac (the "Freddie Mac Transfer"); or

                  (iii) one or more third party purchasers in one or more Whole
                        Loan Transfers; or

                  (iv) one or more trusts or other entities to be formed as part of one or more Securitization Transactions.

            The Seller agrees to execute in connection with any Agency Transfer, any and all pool purchase contracts, and/or agreements reasonably acceptable to the Seller among the Purchaser, the Seller, Fannie Mae or Freddie Mac (as the case may be) and any servicer in connection with a Whole Loan Transfer, a seller's warranties and servicing agreement or a participation and servicing agreement in form and substance reasonably acceptable to the parties, and in connection with a Securitization Transaction, a pooling and servicing agreement in form and substance reasonably acceptable to the parties or an Assignment and Recognition Agreement substantially in the form attached hereto as Exhibit I (collectively, the agreements referred to herein are designated, the "Reconstitution Agreements"), together with an opinion of counsel with respect to such Reconstitution Agreements.

            With respect to each Whole Loan Transfer and each Securitization Transaction entered into by the Purchaser, the Seller agrees (1) to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to execute, deliver and perform all Reconstitution Agreements required by the Purchaser; and (3) (3) to restate the representations and warranties set forth in Section 9.01 of this Agreement and the Servicing Agreement as of the Reconstitution Date, or make such representations or warranties as may be required by any Rating Agency in connection with such Reconstitution. The Seller shall provide to such servicer or issuer, as the case may be, and any other participants or purchasers in such
Reconstitution: (i) any and all information and appropriate verification of information which may be reasonably available to the Seller or its Affiliates, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request; (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as are reasonably believed necessary by the Purchaser or any such other participant; and (iii) to execute, deliver and satisfy all conditions set forth in any indemnity agreement required by the Purchaser or any such participant, including, without limitation, an Indemnification and Contribution Agreement in substantially the form attached hereto as Exhibit B. Moreover, the Seller agrees to cooperate with all reasonable requests made by the Purchaser to effect such Reconstitution Agreements. The Seller shall indemnify the Purchaser, each Affiliate of the Purchaser participating in the Reconstitution and each Person who controls the Purchaser or such Affiliate and their respective present and former directors, officers, employees and agents, and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that each of them may sustain arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the information provided by or on behalf of the Seller regarding the Seller, the Seller's or other originator's static pool information, the Mortgage Loans or the Underwriting Guidelines set forth in any offering document prepared in connection with any Reconstitution. For purposes of the previous sentence, "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement.

            In the event the Purchaser has elected to have the Seller hold record title to the Mortgages, prior to the Reconstitution Date, the Seller shall prepare an assignment of mortgage in blank or to the prospective purchaser or trustee, as applicable, from the Seller, acceptable to the prospective purchaser or trustee, as applicable, for each Mortgage Loan that is part of the Reconstitution and shall pay all preparation and recording costs associated therewith. In connection with the Reconstitution, the Seller shall execute each assignment of mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the prospective purchaser or trustee, as applicable, upon the Seller's receipt thereof. Additionally, the Seller shall prepare and execute, at the direction of the Purchaser, any note endorsement in connection with any and all seller/servicer agreements.

            All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to this Agreement and, if the Servicing Agreement shall remain in effect with respect to the related Mortgage Loan Package, shall continue to be serviced in accordance with the terms of this Agreement and the Servicing Agreement and with respect thereto this Agreement shall remain in full force and effect.

                                  ARTICLE XIV

                                   THE SELLER

            Section 14.01 Additional Indemnification by the Seller; Third Party Claims.

            (a) The Seller shall indemnify the Purchaser and its present and former directors, officers, employees and agents and any Successor Servicer and its present and former directors, officers, employees and agents, and hold such parties harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses (including legal fees and expenses incurred in connection with the enforcement of the Seller's indemnification obligation under this Section 14.01) and related costs, judgments, and any other costs, fees and expenses that such parties may sustain in any way related to the failure of the Seller to perform its duties in strict compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to
Article XIII or any breach of any of Seller's representation, warranties and covenants set forth in this Agreement. For purposes of this paragraph "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement and "Successor Servicer" shall mean any Person designated as the Successor Servicer pursuant to this Agreement and any and all Persons who previously were "Successor Servicers" pursuant to this Agreement.

            (b) Promptly after receipt by an indemnified party under this
Section 14.01 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 14.01, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party under this Section 14.01, except to the extent that it has been prejudiced in any material respect, or from any liability which it may have, otherwise than under this Section 14.01. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party for expenses incurred by the indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with one local counsel, if applicable)), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

            Section 14.02 Merger or Consolidation of the Seller.

            The Seller will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

            Any Person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall have a net worth of at least $25,000,000.

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

            Section 15.01 Financial Statements.

            The Seller understands that in connection with the Purchaser's marketing of the Mortgage Loans, the Purchaser shall make available to prospective purchasers audited financial statements of the Seller for the most recently completed three fiscal years respecting which such statements are available, as well as a Consolidated Statement of Condition of the Seller at the end of the last two fiscal years covered by such Consolidated Statement of Operations. The Seller shall also make available any comparable interim statements to the extent any such statements have been prepared by the Seller (and are available upon request to members or stockholders of the Seller or the public at large). The Seller, if it has not already done so, agrees to furnish promptly to the Purchaser copies of the statements specified above; provided, however, any statements referenced above shall be only required to be provided by the Seller to the Purchaser if the Seller is no longer a public company whose financial statements are readily available to the Purchaser without the Seller's assistance. The Seller shall also make available information on its servicing performance with respect to loans serviced for others, including delinquency ratios.

            The Seller also agrees to allow reasonable access to a knowledgeable financial or accounting officer for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller or the financial statements of the Seller.

            Section 15.02 Mandatory Delivery.

            The sale and delivery on the related Closing Date of the Mortgage Loans described on the related Mortgage Loan Schedule is mandatory from and after the date of the execution of the related Purchase Price and Terms Agreement, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Seller's failure to deliver (i) each of the related Mortgage Loans or (ii) one or more Qualified Substitute Mortgage Loans or (iii) one or more Mortgage Loans otherwise acceptable to the Purchaser on or before the related Closing Date.

            Section 15.03 Notices.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

            i.    if to the Seller:
                  IndyMac Bank, F.S.B.
                  3465 East Foothill Boulevard
                  Pasadena, CA 91107
                  Attention: Secondary Marketing - Transaction Management
                  Tel: (626) 535-2300
                  Fax: (626) 568-2385

            ii.   if to the Purchaser:
                  Sutton Funding LLC
                  c/o Global Securitization Services, LLC
                  445 Broad Hollow Road, Suite 239
                  Melville, New York 11747
                  Attention: Vice President

                  With a copy to:

                  Barclays Bank PLC, as administrator
                  200 Park Avenue
                  New York, New York 10166
                  Attention: Mary Logan
                  Fax: (212) 412-3266
                  E mail: mary.logan@barclayscapital.com

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

            Section 15.04 Severability Clause.

            Any part, provision representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

            Section 15.05 Counterparts.

            This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

            Section 15.06 [Reserved].

            Section 15.07 Intention of the Parties.

            It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. Moreover, the arrangement under which the Mortgage Loans are held shall be consistent with classification of such arrangement as a grantor trust in the event it is not found to represent direct ownership of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the Federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review. The Seller intends to reflect the transfer of the Mortgage Loans as a sale on the books and records of the Seller and the Seller has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for tax and accounting purposes;

            Section 15.08 Successors and Assigns; Assignment of Purchase Agreement.

            This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective permitted successors and assigns of the Seller and the successors and assigns of the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the prior written consent of the Purchaser, which consent may be withheld by the Purchaser in its sole discretion. This Agreement may be assigned, pledged or hypothecated by the Purchaser in whole or in part, and with respect to one or more of the Mortgage Loans, without the consent of the Seller. There shall be no limitation on the number of assignments or transfers allowable by the Purchaser with respect to the Mortgage Loans and this Agreement except that the Purchaser may not assign Mortgage Loans in any Mortgage Loan Package to more than four (4) assignees. In the event the Purchaser assigns this Agreement, and the assignee assumes any of the Purchaser's obligations hereunder, the Seller acknowledges and agrees to look solely to such assignee, and not to the Purchaser, for performance of the obligations so assumed and the Purchaser shall be relieved from any liability to the Seller with respect thereto.

            Section 15.09 Waivers.

            No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

            Section 15.10 Exhibits.

            The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

            Section 15.11 General Interpretive Principles.

            For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

            (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

            (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

            (d) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

            (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

            (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

            Section 15.12 Reproduction of Documents.

            This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

            Section 15.13 Further Agreements.

            The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

            Section 15.14 [Reserved].

            Section 15.15 No Solicitation.

            From and after the related Closing Date, the Seller agrees that it will not take any action or permit or cause any action to be taken by any of its agents or Affiliates, or by any independent contractors on the Seller's behalf, to personally, by telephone or mail (via electronic means or otherwise), solicit a Mortgagor under any Mortgage Loan for the purpose of refinancing a Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser. Notwithstanding the foregoing, it is understood and agreed that the Seller, or any of its respective Affiliates:

                  (i) may advertise its availability for handling refinancings of mortgages in its portfolio, including the promotion of terms it has available for such refinancings, through the sending of letters or promotional material, so long as it does not specifically target Mortgagors and so long as such promotional material either is sent to the mortgagors for all of the mortgages in the servicing portfolio of the Seller and any of its Affiliates (those it owns as well as those serviced for others); and

                  (ii) may provide pay-off information and otherwise cooperate with individual mortgagors who contact it about prepaying their mortgages by advising them of refinancing terms and streamlined origination arrangements that are available.

            Promotions undertaken by the Seller or by any Affiliate of the Seller which are directed to the general public at large (including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements), shall not constitute solicitation under this Section 15.15.

            Section 15.16 Waiver of Trial by Jury.

            THE SELLER AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            Section 15.17 Governing Law Jurisdiction; Consent to Service of Process.

            THIS AGREEMENT SHALL BE DEEMED IN EFFECT WHEN A FULLY EXECUTED COUNTERPART THEREOF IS RECEIVED BY THE PURCHASER IN THE STATE OF NEW YORK AND SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW RULES AND PRINCIPLES. EACH OF THE PURCHASER AND THE SELLER IRREVOCABLY (I) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER.

            Section 15.18 No Brokers.

             The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans

            Section 15.19 Reasonable Purchase Price.

            The consideration received by the Seller upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans;

                                  ARTICLE XVI

                          COMPLIANCE WITH REGULATION AB

            Section 16.01 Intent of the Parties; Reasonableness.

            The Purchaser and the Seller acknowledge and agree that the purpose of Section 16 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Seller acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

            Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Seller acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with reasonable requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Seller shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information reasonably necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Seller, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans provided that the Seller is servicing the Mortgage Loans of the related Securitization, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

            The Purchaser (including any of its assignees or designees) shall cooperate with the Seller by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser's reasonable judgment, to comply with Regulation AB.

            Section 16.02 Additional Representations and Warranties of the
Seller.

            (a) The Seller shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Section 16.03 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Seller or any Third-Party Originator; and (ii) there are no affiliations, relationships or transactions relating to the Seller or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

            (b) If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Section 16.03, the Seller shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

            Section 16.03 Information to Be Provided by the Seller.

            In connection with any Securitization Transaction the Seller shall
(i) within five Business Days but in no event later than ten (10) Business Days following written request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a) and (b) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Seller, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Section.

            (a) If so requested in writing by the Purchaser or any Depositor, the Seller shall provide such information regarding (i) the Seller, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, as is reasonably requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum so long as required by Regulation AB:

                  (A) the originator's form of organization;

                  (B) a description of the originator's origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator's experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator's origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators' credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with
            Item 1110(b)(2) of Regulation AB;

                  (C) a description of any legal or governmental proceedings pending (or known to be contemplated) against the Seller and each Third-Party Originator that would be material to securityholders; and

                  (D) a description of any affiliation or relationship between the Seller, each Third-Party Originator and any of the following parties to a Securitization Transaction, as such parties are identified to the Seller by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

                        (1)   the sponsor;
                        (2)   the depositor;
                        (3)   the issuing entity;
                        (4)   any servicer;
                        (5)   any trustee;
                        (6)   any originator;
                        (7)   any significant obligor;
                        (8)   any enhancement or support provider; and
                        (9)   any other material transaction party.

            (b) If so requested in writing by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the Seller, if the Seller is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator. Such Static Pool Information shall be prepared by the Seller (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Seller (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Seller, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

            Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Seller shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Seller, subject to mutually agreed time limits.

            If so requested in writing by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Seller's or Third-Party Originator's originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

            (c) [Reserved].

            (d) If so requested in writing by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Seller shall (or shall cause each Third-Party Originator to) (i) notify the Purchaser and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Seller or any Third-Party Originator and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Seller or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

            Section 16.04 Indemnification; Remedies.

            (a) The Seller shall indemnify the Purchaser, each affiliate of the Purchaser, the Depositor and each of the following parties participating in a Securitization Transaction: each sponsor and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

            (i)(A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants' letter or other material provided in written or electronic form under this
      Section 16 by or on behalf of the Seller, or provided under this Section 16 by or on behalf of any Third-Party Originator (collectively, the "Seller Information"), or (B) the omission or alleged omission to state in the Seller Information a material fact required to be stated in the Seller Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Seller Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Seller Information or any portion thereof is presented together with or separately from such other information;

            (ii) any failure by the Seller or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under this Section 16; or

            (iii) any breach by the Seller of a representation or warranty set forth in Section 16.02(a) or in a writing furnished pursuant to Section 16.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Section 16.02(b) to the extent made as of a date subsequent to such closing date.

            In the case of any failure of performance described in clause
(a)(iii) of this Section, the Seller shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Seller or any Third-Party Originator.

            (b) Any failure by the Seller or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under this Section 16, or any breach by the Seller of a representation or warranty set forth in Section 16.02(a) or in a writing furnished pursuant to Section 16.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Section 16.02(b) to the extent made as of a date subsequent to such closing date, shall immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Seller under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Seller as servicer under the Servicing Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Seller, as servicer; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Seller as servicer, such provision shall be given effect.

                           [Signature Page Follows]

            IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                       SUTTON FUNDING LLC
                                           (Purchaser)



                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

                                       INDYMAC BANK, F.S.B.
                                            (Seller)



                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

                                    EXHIBIT A

                         CONTENTS OF EACH MORTGAGE FILE

            With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, pursuant to Article VI of the Mortgage Loan Purchase Agreement to which this
Exhibit is attached (the "Agreement"):

            (a) the original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of _________, without recourse" and signed in the name of the last endorsee (the "Last Endorsee") by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Custodian is so advised by the Seller that state law so allows. If the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by "[Last Endorsee], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the Last Endorsee while doing business under another name, the endorsement must be by "[Last Endorsee], formerly known as [previous name]";

            (b) the original of any guarantee executed in connection with the Mortgage Note;

            (c) with respect to Mortgage Loans that are not Co-op Loans, the original Mortgage with evidence of recording thereon. With respect to any Co-op Loan, an original or copy of the Security Agreement. If in connection with any Mortgage Loan, the Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

            (d) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

            (e) with respect to Mortgage Loans that are not Co-op Loans, the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording (except with respect to MERS Designated Loans). The Assignment of Mortgage must be duly recorded only if recordation is either necessary under applicable law or commonly required by private institutional mortgage investors in the area where the Mortgaged Property is located or on direction of the Purchaser as provided in this Agreement. If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Purchaser. If the Assignment of Mortgage is not to be recorded, the Assignment of Mortgage shall be delivered in blank. If the Mortgage Loan was acquired by the Seller in a merger, the Assignment of Mortgage must be made by "[Seller], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the Assignment of Mortgage must be by "[Seller], formerly known as [previous name]";

            (f) with respect to Mortgage Loans that are not Co-op Loans, the originals of all intervening assignments of mortgage (if any) evidencing a complete chain of assignment from the Seller to the Last Endorsee (or, in the case of a MERS Designated Loan, MERS) with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

            (g) with respect to Mortgage Loans that are not Co-op Loans, the original mortgagee policy of title insurance or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company;

            (h) the original or, if unavailable, a copy of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage;

            (i) with respect to any Co-op Loan: (i) a copy of the Co-op Lease and the assignment of such Co-op Lease, with all intervening assignments showing a complete chain of title and an assignment thereof by Seller; (ii) the stock certificate together with an undated stock power relating to such stock certificate executed in blank; (iii) the recognition agreement of the interests of the mortgagee with respect to the Co-op Loan by the residential cooperative housing corporation, the stock of which was pledged by the related Mortgagor to the originator of such Co-op Loan; and (iv) copies of the financing statement filed by the originator as secured party and, if applicable, a filed UCC-3 assignment of the subject security interest showing a complete chain of title, together with an executed UCC-3 assignment of such security interest by the Seller in a form sufficient for filing; and

            (j) if any of the above documents has been executed by a person holding a power of attorney, an original or photocopy of such power certified by the Seller to be a true and correct copy of the original.

            In the event an Officer's Certificate of the Seller is delivered to the Purchaser because of a delay caused by the public recording office in returning any recorded document, the Seller shall deliver to the Purchaser, within 90 days of the related Closing Date, an Officer's Certificate which shall
(i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian; provided, however, that any recorded document shall in no event be delivered later than one year following the related Closing Date. An extension of the date specified in clause (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

                                    EXHIBIT B

                             FORM OF INDEMNIFICATION
                                       AND
                             CONTRIBUTION AGREEMENT

            THIS INDEMNIFICATION AND CONTRIBUTION AGREEMENT dated _________, 200_ ("Agreement") among Securitized Asset Backed Receivables LLC, a Delaware limited liability company (the "Depositor"), [______________], a [______________] (the "Underwriter"), and IndyMac Bank, F.S.B., a
[______________] (the "Indemnifying Party").

                              W I T N E S S E T H:

            WHEREAS, the Indemnifying Party and the Depositor are parties to the Pooling and Servicing Agreement (as defined herein);

            WHEREAS, the Indemnifying Party originated or acquired the Mortgage Loans and subsequently sold the Mortgage Loans to Sutton Funding LLC (the "Purchaser"), an affiliate of the Depositor, in anticipation of the securitization transaction;

            WHEREAS, the Indemnifying Party also stands to receive substantial financial benefits in its capacity as servicer under the Pooling and Servicing Agreement;

            WHEREAS, as an inducement to the Depositor to enter into the Pooling and Servicing Agreement and the Underwriter to enter into the Underwriting Agreement (as defined herein), the Indemnifying Party wishes to provide for indemnification and contribution on the terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            1.1 Certain Defined Terms. The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

            1933 Act: The Securities Act of 1933, as amended.

            1934 Act: The Securities Exchange Act of 1934, as amended.

            ABS Informational and Computational Material means any written communication as defined in Item 1101(a) of Regulation AB under the 1933 Act and the 1934 Act, as may be amended from time to time.

            Agreement: This Indemnification and Contribution Agreement, as the same may be amended in accordance with the terms hereof.

            Free Writing Prospectus: Any written communication that constitutes a "free writing prospectus," as defined in Rule 405 under the 1933 Act.

            Indemnified Parties: As defined in Section 3.1.

            Indemnifying Party Information: (A) All information in the Prospectus Supplement, the Offering Circular, any Free Writing Prospectus or any amendment or supplement thereto (i) contained under the headings "Summary--Relevant Parties--Responsible Party [and Servicer,"] "The Mortgage Loan Pool--Underwriting Guidelines" [and "The Servicer"] and (ii) regarding the Mortgage Loans, the related mortgagors and/or the related Mortgaged Properties (but in the case of this clause (ii), only to the extent any untrue statement or omission arose from or is based upon errors or omissions in the information concerning the Mortgage Loans, the related mortgagors and/or the related Mortgaged Properties, as applicable, provided to the Depositor or any affiliate by or on behalf of the Indemnifying Party)[, and
(B) any static pool information regarding mortgage loans originated or acquired by the Seller [and included in the Prospectus Supplement, the Offering Circular, the ABS Informational and Computational Materials or the Free Writing Prospectus or any amendment or supplement thereto] [incorporated by reference from the Seller's website located at ______________]].

            Offering Circular: The offering circular, dated [________________], 200_, relating to the private offering of the Privately Offered Certificates, including any structural term sheets, collateral terms sheets and computational materials used in connection with such offering.

            Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Pooling and Servicing Agreement: The Pooling and Servicing Agreement, dated as of ___________, 200_, among the Depositor, the Indemnifying Party, as responsible party and servicer, and [______________].

            Privately Offered Certificates: BCAP LLC Trust [_______], Mortgage Pass-Through Certificates, Series [_______], Class [__] issued pursuant to the Pooling and Servicing Agreement.

            Prospectus Supplement: The preliminary prospectus supplement, dated ___________, 200_, together with the final prospectus supplement, dated
___________, 200_, relating to the offering of the Publicly Offered
Certificates.

            Publicly Offered Certificates: BCAP LLC Trust [_______], Mortgage Pass-Through Certificates, Series [_______], Class [__], Class [__],
Class [__], Class [__], Class [__], Class [__] and Class [__] issued pursuant to the Pooling and Servicing Agreement.

            Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1506-1631 (Jan.
7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            Underwriting Agreement: The Underwriting Agreement, dated ___________, 200_, among the Depositor and the Underwriter, relating to the sale of the Publicly Offered Certificates.

            1.2 Other Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

            (a) Each party hereto represents and warrants that it has all requisite power and authority to execute, deliver and perform its obligations under this Agreement;

            (b) Each party hereto represents and warrants that this Agreement has been duly authorized, executed and delivered by such party;

            (c) Each party hereto represents and warrants that assuming the due authorization, execution and delivery by each other party hereto, this Agreement constitutes the legal, valid and binding obligation of such party and

            (d) The Indemnifying Party hereto represents and warrants that the Indemnifying Party Information satisfies the requirements of the applicable provisions of Regulation AB.

                                   ARTICLE III

                                 INDEMNIFICATION

            3.1 Indemnification by the Indemnifying Party of the Depositor and the Underwriter. (a) The Indemnifying Party shall indemnify and hold harmless the Depositor and the Underwriter and their respective affiliates, and their respective present and former directors, officers, employees, agents and each Person, if any, that controls the Depositor, the Underwriter or such affiliate, within the meaning of either the 1933 Act or the 1934 Act (collectively, the "Indemnified Parties"), against any and all losses, claims, damages, penalties, fines, forfeitures or liabilities, joint or several, to which each such Indemnified Party may become subject, under the 1933 Act, the 1934 Act or otherwise, to the extent that such losses, claims, damages, penalties, fines, forfeitures or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement, the Offering Circular, the ABS Informational and Computational Materials, any Free Writing Prospectus or any amendment or supplement thereto, or arise out of or are based upon (i) any breach of the representation and warranty set forth in Article II(d) above or
(ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to information set forth in the Indemnifying Party Information, and the Indemnifying Party shall in each case reimburse each Indemnified Party for any legal or other costs, fees, or expenses reasonably incurred and as incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, penalty, fine, forfeiture, liability or action. The Indemnifying Party's liability under this Section 3.1 shall be in addition to any other liability that the Indemnifying Party may otherwise have.

            (b) If the indemnification provided for in this Section 3.1 shall for any reason be unavailable to an Indemnified Party under this Section 3.1 (other than due to indemnification not being applicable under Section 3.1(a)), then the party which would otherwise be obligated to indemnify with respect thereto, on the one hand, and the parties which would otherwise be entitled to be indemnified, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages, penalty, fine, forfeiture, costs, fees and expenses of the nature contemplated herein and incurred by the parties hereto in such proportions that are appropriate to reflect the relative fault of the Depositor or the Underwriter, on the one hand, and the Indemnifying Party, on the other hand, in connection with the applicable misstatements or omissions as well as any other relevant equitable considerations. Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. For purposes of this Section 3.1, each director of a party to this Agreement and each Person, if any, that controls a party to this Agreement within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such party.

            3.2 Notification; Procedural Matters. Promptly after receipt by an Indemnified Party under Section 3.1 of notice of any claim or the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the Indemnifying Party (or if a claim for contribution is to be made against another party) under Section 3.1, notify the Indemnifying Party (or other contributing party) in writing of the claim or the commencement of such action; provided, however, that the failure to notify the Indemnifying Party (or other contributing party) shall not relieve it from any liability which it may have under Section 3.1 except to the extent it has been materially prejudiced by such failure; and provided, further, however, that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to any Indemnified Party (or to the party requesting contribution) otherwise than under Section 3.1. In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that, by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, the Indemnifying Party elects to assume the defense thereof, it may participate with counsel reasonably satisfactory to such Indemnified Party; provided, however, that if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party or parties shall reasonably have concluded that there may be legal defenses available to it or them and/or other Indemnified Parties that are different from or additional to those available to the Indemnifying Party, or if the use of counsel chosen by the Indemnifying Party to represent the Indemnified Parties would present such counsel with a conflict of interest, the Indemnified Party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or parties. Upon receipt of notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense of such action and approval by the Indemnified Party of such counsel, the Indemnifying Party shall not be liable to such Indemnified Party under this paragraph for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, unless (i) the Indemnified Party shall have employed separate counsel (plus any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence,
(ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action or (iii) the Indemnifying Party shall have authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party. No party shall be liable for contribution with respect to any action or claim settled without its consent, which consent shall not be unreasonably withheld. In no event shall the Indemnifying Party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

                                   ARTICLE IV

                                     GENERAL

            4.1 Survival. This Agreement and the obligations of the parties hereunder shall survive the purchase and sale of the Publicly Offered Certificates and Privately Offered Certificates.

            4.2 Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, each Indemnified Party and their respective successors and assigns, and no other Person shall have any right or obligation hereunder.

            4.3 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

            4.4 Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

            4.5 Notices. All communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to:
            In the case of the Depositor:

                  Sutton Funding LLC
                  c/o Global Securitization Services, LLC
                  445 Broad Hollow Road, Suite 239
                  Melville, New York 11747
                  Attention: Vice President
                  Telephone: (631) 587-4700

            with a copy to:

                  c/o Barclays Bank PLC, as administrator
                  200 Park Avenue, 5th Floor
                  New York, New York 10166
                  Attention: Mary Logan
                  Telephone: (212) 412-6846

            In the case of the Underwriter:

                  [______________]
                  [______________]
                  [______________]
                  Attention:
                  Telephone:

            In the case of the Indemnifying Party:

                  IndyMac Bank, F.S.B.
                  3465 East Foothill Boulevard
                  Pasadena, California 91107
                  Attention: Secondary Marketing - Transaction Management

                            [Signature Page Follows]

            IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date first above written.

                                       SECURITIZED ASSET BACKED RECEIVABLES
                                          LLC

                                       By:____________________________________
                                          Name:
                                          Title:



                                       [UNDERWRITER]

                                       By:____________________________________
                                          Name:
                                          Title:



                                       INDYMAC BANK, F.S.B.



                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT C

                         SELLER'S OFFICER'S CERTIFICATE

            I, ____________________, hereby certify that I am the duly elected [Vice] President of IndyMac Bank, F.S.B., a federally chartered institution organized under the laws of the [state of ____________] [United States] (the "Company") and further as follows:

            1. Attached hereto as Exhibit 1 is a true, correct and complete copy of the charter of the Company which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification since ___________.

            2. Attached hereto as Exhibit 2 is a true, correct and complete copy of the bylaws of the Company which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification since ___________.

            3. Attached hereto as Exhibit 3 is an original certificate of good standing of the Company issued within ten days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

            4. Attached hereto as Exhibit 4 is a true, correct and complete copy of the corporate resolutions of the Board of Directors of the Company authorizing the Company to execute and deliver (a) the Mortgage Loan Purchase Agreement, dated as of January 1, 2007 (the "Purchase Agreement"), by and between Sutton Funding LLC (the "Purchaser") and the Company (b) the Servicing Agreement, by and between the Purchaser and the Company, as servicer (the "Servicing Agreement") and (c) the Custodial Agreement, dated as of _______ __, 200_ (the "Custodial Agreement"), by and among the Purchaser, the Company and [CUSTODIAN] (the "Custodian"), [and to endorse the Mortgage Notes and execute the Assignments of Mortgages by original [or facsimile] signature], and such resolutions are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification since ____________. The Purchase Agreement, the Servicing Agreement and the Custodial Agreement may be referred to herein as the "Agreements."

            5. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Agreements, [the sale of the mortgage loans] or the consummation of the transactions contemplated by the agreements; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

            6. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Agreements conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company or, to the best of my knowledge, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

            7. To the best of my knowledge, there is no action, suit, proceeding or investigation pending or threatened against the Company which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreements, or the mortgage loans or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreements.

            8. Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Company, signed (a) the Agreements, and
      (b) any other document delivered or on the date hereof in connection with any purchase described in the agreements set forth above was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Company, who holds the office set forth opposite his or her name on
      Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

            9. The Company is duly authorized to engage in the transactions described and contemplated in the Purchase Agreement.

            IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Date:__________________________________  By:____________________________________
                                            Name:
[Seal]                                      Title: [Vice] President

            I, ________________________, an [Assistant] Secretary of IndyMac Bank, F.S.B., hereby certify that ____________ is the duly elected, qualified and acting [Vice] President of the Company and that the signature appearing above is [her] [his] genuine signature.

            IN WITNESS WHEREOF, I have hereunto signed my name.

Date:__________________________________  By:____________________________________
                                            Name:
[Seal]                                      Title: [Assistant] Secretary

                                  EXHIBIT 5 to
                         Company's Officer's Certificate

           NAME                       TITLE                  SIGNATURE
           ----                       -----                  ---------

________________________ _____________________________ _________________________

________________________ _____________________________ _________________________

________________________ _____________________________ _________________________

________________________ _____________________________ _________________________

________________________ _____________________________ _________________________

________________________ _____________________________ _________________________

________________________ _____________________________ _________________________

                                    EXHIBIT D

                    FORM OF OPINION OF COUNSEL TO THE SELLER

                          [INDYMAC FORM TO BE INSERTED]

                                    EXHIBIT E

                     FORM OF SECURITY RELEASE CERTIFICATION

                                                    ___________________, 200__

[Federal Home Loan Bank of
______(the "Association")]
________________________
________________________
________________________


Attention: ___________________________
           ___________________________

      Re: Notice of Sale and Release of Collateral

Dear Sirs:

            This letter serves as notice that IndyMac Bank, F.S.B. a [type of entity], organized pursuant to the laws of [the State of incorporation] (the "Company") has committed to sell certain mortgage loans to Sutton Funding LLC under a Mortgage Loan Purchase Agreement, dated as of January 1, 2007. The Company warrants that the mortgage loans to be sold to Sutton Funding LLC are in addition to and beyond any collateral required to secure advances made by the Association to the Company.

            The Company acknowledges that the mortgage loans to be sold to Sutton Funding LLC shall not be used as additional or substitute collateral for advances made by the Association. Sutton Funding LLC understands that the balance of the Company's mortgage loan portfolio may be used as collateral or additional collateral for advances made by the Association, and confirms that it has no interest therein.

            Execution of this letter by the Association shall constitute a full and complete release of any security interest, claim, or lien which the Association may have against the mortgage loans to be sold to Sutton Funding LLC.

                           [Signature Page Follows]

           Very truly yours,

     ____________________________



     By:____________________________
     Name:__________________________
     Title:_________________________
     Date:__________________________

Acknowledged and approved:

[FEDERAL HOME LOAN BANK OF]


__________________________

By:_______________________________
Name:_____________________________
Title:____________________________
Date:_____________________________

                                    EXHIBIT F

                     FORM OF SECURITY RELEASE CERTIFICATION

                         I. Release of Security Interest

            The financial institution named below hereby relinquishes any and all right, title, interest, lien or claim of any kind it may have in all mortgage loans described on the attached Schedule A (the "Mortgage Loans"), to be purchased by Sutton Funding LLC from the company named on the next page (the "Company") pursuant to that certain Mortgage Loan Purchase Agreement, dated as of January 1, 2007, and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Company or its designees, as of the date and time of the sale of such Mortgage Loans to Sutton Funding LLC. Such release shall be effective automatically without any further action by any party upon payment in one or more installments, in immediately available funds, of $_____________, in accordance with the wire instructions set forth below.

Name, Address and Wire Instructions of Financial Institution

           IndyMac Bank, F.S.B.
      --------------------------------
                (Name)

      ________________________________
               (Address)

      ________________________________
      ________________________________
      ________________________________

      By:_____________________________

                          II. Certification of Release

            The Company named below hereby certifies to Sutton Funding LLC that, as of the date and time of the sale of the above-mentioned Mortgage Loans to Sutton Funding LLC the security interests in the Mortgage Loans released by the above-named financial institution comprise all security interests relating to or affecting any and all such Mortgage Loans. The Company warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

                                                INDYMAC BANK, F.S.B.


                                                By:____________________________
                                                Title:_________________________
                                                Date:__________________________

                                    EXHIBIT G

                             UNDERWRITING GUIDELINES

                                    EXHIBIT H

                   FORM OF ASSIGNMENT AND CONVEYANCE AGREEMENT

            On this ___ day of ____________, 200_, IndyMac Bank, F.S.B. ("Seller"), as the Seller under (i) that certain Purchase Price and Terms Agreement, dated as of _________, 200_ (the "PPTA"), and (ii) that certain Mortgage Loan Purchase Agreement, dated as of January 1, 2007 (the "Purchase Agreement"), does hereby sell, transfer, assign, set over and convey to Sutton Funding LLC ("Purchaser") as the Purchaser under the Agreements (as defined below) without recourse, but subject to the terms of the Agreements, all right, title and interest of, in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as Exhibit A (the "Mortgage Loans"), together with the Mortgage Files and all rights and obligations arising under the documents contained therein. Each Mortgage Loan subject to the Agreements was underwritten in accordance with, and conforms to, the Underwriting Guidelines attached hereto as Exhibit C. Pursuant to Article VI of the Purchase Agreement, the Seller has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Purchase Agreement. The contents of each Servicing File required to be retained by [_______________] ("Seller" or "Servicer") under that certain Servicing Agreement, dated as of [_________], 200_ (the "Servicing Agreement") to service the Mortgage Loans pursuant to the Servicing Agreement and thus not delivered to the Purchaser are and shall be held in trust by the Servicer for the benefit of the Purchaser as the owner thereof. The Servicer's possession of any portion of the Servicing File is at the will of the Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to the Servicing Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage and the contents of the Mortgage File and Servicing File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Seller at the will of the Purchaser in a custodial capacity only. The PPTA, the Purchase Agreement and the Servicing Agreement shall collectively be referred to as the "Agreements" herein.

            The Mortgage Loan Package characteristics of the Mortgage Loans subject hereto are set forth on Exhibit B attached hereto.

            In accordance with Article VI of the Purchase Agreement, the Purchaser accepts the Mortgage Loans listed on Exhibit A attached hereto. Notwithstanding the foregoing the Purchaser does not waive any rights or remedies it may have under the Agreements.

            Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

                            [SIGNATURE PAGE FOLLOWS]

                                       INDYMAC BANK, F.S.B.



                                       By:______________________________________
                                          Name:_________________________________
                                          Title:________________________________



Accepted and Agreed:

SUTTON FUNDING LLC

By:____________________________________
   Name:
   Title:

                                    EXHIBIT A
                     TO ASSIGNMENT AND CONVEYANCE AGREEMENT

                               THE MORTGAGE LOANS

                                    EXHIBIT B
                     TO ASSIGNMENT AND CONVEYANCE AGREEMENT

[Pool Characteristics of the Mortgage Loan Package as delivered on the related Closing Date:]

                                    EXHIBIT C
                     TO ASSIGNMENT AND CONVEYANCE AGREEMENT

                             UNDERWRITING GUIDELINES

                                    EXHIBIT I

                  FORM OF ASSIGNMENT AND RECOGNITION AGREEMENT

            THIS ASSIGNMENT AND RECOGNITION AGREEMENT, dated [____________ __, 20__] ("Agreement"), among Sutton Funding LLC ("Assignor"),
[____________________] ("Assignee") and IndyMac Bank, F.S.B. (the "Company"):

            For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

Assignment and Conveyance

            1. The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee all of the right, title and interest of the Assignor, as purchaser, in, to and under (a) those certain Mortgage Loans listed on the schedule (the "Mortgage Loan Schedule") attached hereto as Exhibit A (the "Mortgage Loans") and (b) except as described below, that certain Mortgage Loan Purchase Agreement (the "Purchase Agreement"), dated as of January 1, 2007, between the Assignor, as purchaser (the "Purchaser"), and the Company, as seller, solely insofar as the Purchase Agreement relates to the Mortgage Loans.

            The Assignor specifically reserves and does not assign to the Assignee hereunder (i) any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement which are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement or (ii) the rights of the Purchaser under Section 9.04 of the Purchase Agreement.

Recognition of the Company

            2. From and after the date hereof (the "Securitization Closing Date"), the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Purchase Agreement (solely to the extent set forth herein) and this Agreement to [__________________] (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of [______], 200_ (the "Pooling Agreement"), among the Assignee, the Assignor, [___________________], as trustee (including its successors in interest and any successor trustees under the Pooling Agreement, the "Trustee"), [____________________], as servicer (including its successors in interest and any successor servicer under the Pooling Agreement, the "Servicer"). The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans, (ii) the Company shall look solely to the Trust for performance of any obligations of the Assignor insofar as they relate to the Mortgage Loans, (iii) the Trust (including the Trustee and the Servicer acting on the Trust's behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreement, including, without limitation, the enforcement of the document delivery requirements set forth in Section 6 of the Purchase Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, and (iv) all references to the Purchaser, the Custodian or the Bailee under the Purchase Agreement insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Trust (including the Trustee and the Servicer acting on the Trust's behalf). Neither the Company nor the Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company's performance under the Purchase Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee.

Representations and Warranties of the Company

            3. The Company warrants and represents to the Assignor, the Assignee and the Trust as of the date hereof that:

            (a) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

            (b) The Company has full power and authority to execute, deliver and perform its obligations under this Agreement and has full power and authority to perform its obligations under the Purchase Agreement. The execution by the Company of this Agreement is in the ordinary course of the Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company's charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

            (c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement; and

            (d) There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Purchase Agreement, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Purchase Agreement, and the Company is solvent.

            4. Pursuant to Section 13 of the Purchase Agreement, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trust, that the representations and warranties set forth in Section 9.02 of the Purchase Agreement are true and correct as of the date hereof as if such representations and warranties were made on the date hereof unless otherwise specifically stated in such representations and warranties.

Remedies for Breach of Representations and Warranties

            5. The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee and the Servicer acting on the Trust's behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Section 9.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

Miscellaneous

            6. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            7. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

            8. [Reserved]

            9. Each of this Agreement and the Purchase Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement (to the extent assigned hereunder) by Assignor to Assignee and by Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Purchase Agreement.

            10. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

            11. In the event that any provision of this Agreement conflicts with any provision of the Purchase Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

            12. Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                       [_______________]



                                       By:  __________________________________
                                          Name:_______________________________
                                          Its:________________________________



                                       SUTTON FUNDING LLC



                                       By:____________________________________
                                          Name:_______________________________
                                          Its:________________________________



                                       By:____________________________________
                                          Name:_______________________________
                                          Its:________________________________



                                       INDYMAC BANK, F.S.B.



                                       By:____________________________________
                                          Name:_______________________________
                                          Its:________________________________

                EXHIBIT A TO ASSIGNMENT AND RECOGNITION AGREEMENT

                             Mortgage Loan Schedule

                                   EXHIBIT L-2

                           COUNTRYWIDE SALE AGREEMENT


                          COUNTRYWIDE HOME LOANS, INC.,
                                 as Countrywide

                                       and

                               BARCLAYS BANK PLC,
                                  as Purchaser

                    ----------------------------------------

                     MASTER MORTGAGE LOAN PURCHASE AGREEMENT

                           dated as of August 30, 2006

                    ----------------------------------------


                     Conventional Residential Mortgage Loans
                              (SERVICING RETAINED)

ARTICLE I. DEFINITIONS..........................................................

ARTICLE II. PRE-CLOSING AND CLOSING PROCEDURES

     Section 2.01     Due Diligence by the Purchaser............................
     Section 2.02     Identification of Mortgage Loan Package...................
     Section 2.03     Post-Closing Due Diligence................................
     Section 2.04     Credit Document Deficiencies Identified During
                        Due Diligence...........................................
     Section 2.05     Delivery of Collateral Files..............................
     Section 2.06     Purchase Confirmation.....................................
     Section 2.07     Closing...................................................
     Section 2.08     Payment of the Purchase Proceeds..........................
     Section 2.09     Entitlement to Payments on the Mortgage Loans.............
     Section 2.10     Payment of Costs and Expenses.............................
     Section 2.11     MERS Mortgage Loans and the MERS System...................
     Section 2.12     Required Closing Documents................................

ARTICLE III. REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

     Section 3.01     Representations and Warranties Respecting Countrywide.....
     Section 3.02     Representations and Warranties Regarding
                        Individual Mortgage Loans...............................
     Section 3.03     Remedies for Breach of Representations and Warranties.....
     Section 3.04     Repurchase of Convertible Mortgage Loans..................
     Section 3.05     Representations and Warranties Respecting the Purchaser...
     Section 3.06     Indemnification by the Purchaser..........................

ARTICLE IV. MISCELLANEOUS

     Section 4.01     Notices...................................................
     Section 4.02     Sale Treatment............................................
     Section 4.03     Exhibits..................................................
     Section 4.04     General Interpretive Principles...........................
     Section 4.05     Reproduction of Documents.................................
     Section 4.06     Further Agreements........................................
     Section 4.07     Assignment of Mortgage Loans by the Purchaser.............
     Section 4.08     Conflicts between Transaction Documents...................
     Section 4.09     Governing Law.............................................
     Section 4.10     Severability Clause.......................................
     Section 4.11     Successors and Assigns....................................
     Section 4.12     Confidentiality...........................................
     Section 4.13     Entire Agreement..........................................
     Section 4.14     Counterparts..............................................
     Section 4.15     Waivers...................................................
     Section 4.16     No Solicitation...........................................
     Section 4.17     Consent to Service of Process.............................

   Exhibit A   Schedule of Collateral Documents............................A-1
   Exhibit B   Form of Purchase Confirmation...............................B-1
   Exhibit C   Form of Custodial Agreement.................................C-1
   Exhibit D   Form of Trade Confirmation..................................D-1
   Exhibit E   Form of Countrywide's Officer's Certification...............E-1
   Exhibit F   Form of Security Release Certification......................F-1

                     MASTER MORTGAGE LOAN PURCHASE AGREEMENT

            This Master Mortgage Loan Purchase Agreement is made and entered into as of August 30, 2006 (the "Agreement"), between Countrywide Home Loans, Inc., having an address at 4500 Park Granada, Calabasas, California 91302 ("Countrywide"), and Barclays Bank PLC, having an address at 200 Park Avenue New York, New York 10166 the ("Purchaser").

                                 R E C I T A L S

            The Purchaser has agreed to purchase from Countrywide and Countrywide has agreed to sell from time to time to the Purchaser all of Countrywide's right, title and interest, excluding servicing rights, in and to those certain mortgage loans identified in a Purchase Confirmation (as defined below) executed by Countrywide and the Purchaser. This Agreement is intended to set forth the terms and conditions by which Countrywide shall transfer and the Purchaser shall acquire such mortgage loans.

            In consideration of the promises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Countrywide and the Purchaser agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

            Unless the context requires otherwise, all capitalized terms used herein shall have the meanings assigned to such terms in this Article I unless defined elsewhere herein. Any capitalized term used or defined in a Purchase Confirmation that conflicts with the corresponding definition set forth herein shall supersede such term.

            Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of a similar type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

            Adjustable Rate Mortgage Loan: Any Mortgage Loan in which the related Mortgage Note contains a provision whereby the Mortgage Interest Rate is adjusted from time to time in accordance with the terms of such Mortgage Note.

            Agency: Either Fannie Mae or Freddie Mac.

            Agency Transfer: A Fannie Mae Transfer or a Freddie Mac Transfer.

            Agreement: This Master Mortgage Loan Purchase Agreement, including all exhibits and supplements hereto, and all amendments hereof.

            Appraised Value: The value of the related Mortgaged Property as set forth in an appraisal made in connection with the origination of a Mortgage Loan or the sale price of the related Mortgaged Property if the proceeds of such Mortgage Loan were used to purchase such Mortgaged Property, whichever is less.

            Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

            Balloon Mortgage Loan: Any Mortgage Loan wherein the Mortgage Note matures prior to full amortization and requires a final and accelerated payment of principal.

            Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in either the State of California, the State of New York, or the State of Texas are authorized or obligated by law or executive order to be closed.

            Closing: The consummation of the sale and purchase of each Mortgage Loan Package.

            Closing Documents: The documents required to be delivered on each Closing Date pursuant to Section 2.12.

            Code: The Internal Revenue Code of 1986, as amended, or any successor statute thereto.

            Closing Date: The date on which the purchase and sale of the Mortgage Loans constituting a Mortgage Loan Package is consummated, as set forth in the Trade Confirmation or Purchase Confirmation.

            Collateral Documents: The collateral documents pertaining to each Mortgage Loan as set forth in Exhibit A hereto.

            Collateral File: With respect to each Mortgage Loan, a file containing each of the Collateral Documents.

            Combined Loan-to-Value Ratio: As of any date and as to any Mortgage Loan, the ratio, expressed as a percentage, of the (a) sum of (i) the Stated Principal Balance (or the original principal balance, if so indicated) of such Mortgage Loan and (ii) the Stated Principal Balance (or the original principal balance, if so indicated) as of such date of any mortgage loan or mortgage loans that are senior or equal in priority to the Mortgage Loan and which are secured by the same Mortgaged Property to (b) the Appraised Value of the related Mortgaged Property.

            Condemnation Proceeds: All awards or settlements in respect of a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation.

            Conventional Mortgage Loan: A Mortgage Loan that is not insured by the FHA or guaranteed by the VA.

            Convertible Mortgage Loan: Any Adjustable Rate Mortgage Loan that contains a provision whereby the Mortgagor is permitted to convert the Mortgage Loan to a fixed-rate mortgage loan in accordance with the terms of the related Mortgage Note.

            Countrywide: Countrywide Home Loans, Inc., or any successor or assign to Countrywide under this Agreement as provided herein.

            Credit File: The file retained by Countrywide that includes the mortgage loan documents pertaining to a Mortgage Loan including copies of the Collateral Documents together with the credit documentation relating to the origination of such Mortgage Loan, which Credit File may be maintained by Countrywide on microfilm or any other comparable medium.

            Custodial Account: The account or accounts created and maintained pursuant to Section 3.04 of the Servicing Agreement, each of which shall be an Eligible Account.

            Custodial Agreement: The agreement governing the retention of the Collateral Files by the Custodian.

            Custodian: Wells Fargo Bank, N.A., its successor in interest or assign, or such other custodian that may be designated by Purchaser from time to time.

            Cut-off Date: The first day of the month in which the related Closing Date occurs or such other date as may be set forth in the related Trade Confirmation or Purchase Confirmation.

            Cut-off Date Balance: The aggregate scheduled unpaid principal balance of the Mortgage Loans in a Mortgage Loan Package as of the Cut-off Date, after application of (i) scheduled payments of principal due on such Mortgage Loans on or before such Cut-off Date, whether or not collected, and (ii) any Principal Prepayments received from the Mortgagor prior to the Cut-off Date.

            Deleted Mortgage Loan: A Mortgage Loan that is repurchased or replaced or to be replaced with a Qualified Substitute Mortgage Loan by the Seller in accordance with the terms of this Agreement.

            Determination Date: The Business Day immediately preceding the related Remittance Date.

            Due Date: The first day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

            Eligible Account: An account or accounts (i) maintained with a depository institution the short term debt obligations of which are rated by a nationally recognized statistical rating agency in one of its two (2) highest rating categories at the time of any deposit therein, (ii) the deposits of which are insured up to the maximum permitted by the FDIC, or (iii) maintained with an institution and in a manner acceptable to an Agency.

            Escrow Payments: The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums, flood insurance premiums, and other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to any Mortgage Loan.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            Fannie Mae: The Federal National Mortgage Association or any successor organization.

            Fannie Mae Transfer: Any sale or transfer of some or all of the Mortgage Loans to Fannie Mae.

            First Lien Mortgage Loan: Any Mortgage Loan secured by a first lien on the related Mortgaged Property.

            Fixed Rate Mortgage Loan: Any Mortgage Loan wherein the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

            Freddie Mac: The Federal Home Loan Mortgage Corporation or any successor organization.

            Freddie Mac Transfer: Any sale or transfer of some or all of the Mortgage Loans to Freddie Mac under its Cash Purchase Program or MBS Program (Special Servicing Option).

            Funding Deadline: With respect to each Closing Date, one o'clock (1:00) p.m. New York time.

            Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note, which amount is added to the index in accordance with the terms of the related Mortgage Note to determine on each Interest Adjustment Date, the Mortgage Interest Rate for such Mortgage Loan.

            High Cost Loan: A Mortgage Loan (a) that is a Section 32 Mortgage Loan under the Home Ownership and Equity Protection Act of 1994 ("HOEPA"), (b) (classified as a "high cost" or similarly defined loan under any other applicable state, federal or local law or (c) categorized as High Cost pursuant to Appendix E of Standard & Poor's Glossary, as applicable at the time of origination of the Mortgage Loan.

            HUD: The Department of Housing and Urban Development or any federal agency or official thereof which may from time to time succeed to the functions thereof.

            Index: With respect to any Adjustable Rate Mortgage Loan on each Interest Adjustment Date the applicable index as set forth in the related Mortgage Note.

            Interim Funder: With respect to each MERS Mortgage Loan, the Person named on the MERS System as the interim funder pursuant to the MERS Procedures Manual.

            Interest Adjustment Date: With respect to an Adjustable Rate Mortgage Loan, the date on which an adjustment to the Mortgage Interest Rate on a Mortgage Note becomes effective.

            Investor: With respect to each MERS Mortgage Loan, the Person named on the MERS System as the investor pursuant to the MERS Procedures Manual.

            Lifetime Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the absolute maximum Mortgage Interest Rate payable, above which the Mortgage Interest Rate shall not be adjusted, as set forth in the related Mortgage Note and Mortgage Loan Schedule.

            Liquidation Proceeds: Amounts, other than PMI Proceeds, Condemnation Proceeds and Other Insurance Proceeds, received by Countrywide in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property pursuant to Section 3.13 of the Servicing Agreement.

            LPMI Fee: The portion of the Mortgage Interest Rate relating to an LPMI Loan, which is set forth on the related Mortgage Loan Schedule, to be retained by Countrywide to pay the premium due on the PMI Policy with respect to such LPMI Loan.

            LPMI Loan: Any Mortgage Loan with respect to which Countrywide is responsible for paying the premium due on the related PMI Policy with the proceeds generated by the LPMI Fee relating to such Mortgage Loan, as set forth on the related Mortgage Loan Schedule.

            LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the Stated Principal Balance (or the original principal balance, if so indicated) of such Mortgage Loan as of the date of determination to the Appraised Value of the related Mortgaged Property.

            MERS: Mortgage Electronic Registration Systems, Inc. or any successor or assign thereto.

            MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

            MERS Procedures Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

            MERS System: The electronic system of recording transfers of mortgages maintained by MERS.

            MIC: A mortgage insurance certificate issued by HUD.

            Missing Credit Documents: As defined in Section 2.04 hereof.

            Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

            Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien, in the case of a First Lien Mortgage Loan, or a second lien, in the case of a Second Lien Mortgage Loan, on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first lien, in the case of a First Lien Mortgage Loan, or a second lien, in the case of a Second Lien Mortgage Loan, upon a leasehold estate of the Mortgagor, as the case may be.

            Mortgage Interest Rate: The annual rate at which interest accrues on any Mortgage Loan and, with respect to an Adjustable Rate Mortgage Loan, as adjusted from time to time in accordance with the provisions of the related Mortgage Note.

            Mortgage Loan: Any mortgage loan that is sold pursuant to this Agreement, as evidenced by such mortgage loan's inclusion on the related Mortgage Loan Schedule, which mortgage loan includes the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, PMI Proceeds (if applicable), Government Insurance Proceeds (if applicable), Other Insurance Proceeds, REO Disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding the servicing rights relating thereto. Unless the context requires otherwise, any reference to the Mortgage Loans in this Agreement shall refer to the Mortgage Loans constituting a Mortgage Loan Package.

            Mortgage Loan Package: The Mortgage Loans sold to the Purchaser pursuant to a Purchase Confirmation.

            Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the interest rate payable to the Purchaser on each Remittance Date which shall equal the Mortgage Interest Rate less the Servicing Fee and the LPMI Fee, if applicable.

            Mortgage Loan Schedule: With respect to each Mortgage Loan Package, the schedule of Mortgage Loans included therein and made a part of the related Purchase Confirmation, which schedule shall include, the following information with respect to each Mortgage Loan: (i) Countrywide's loan number identifying such Mortgage Loan; (ii) the Mortgage Interest Rate, less any LPMI Fee, as of the Cut-off Date; (iii) with respect to any Adjustable Rate Mortgage Loan, the Gross Margin, the Periodic Rate Cap, the Lifetime Rate Cap, the next Interest Adjustment Date and whether such Adjustable Rate Mortgage Loan is a Convertible Mortgage Loan, (iv) with respect to a LPMI Loan, the LPMI Fee, (v) with respect to each First Lien Mortgage Loan, the LTV at origination and, with respect to each Second Lien Mortgage Loan, the Combined LTV at origination; (vi) the remaining term as of the Cut-off Date and the original term of such Mortgage Loan, (vii) whether such Mortgage Loan is a First Lien Mortgage Loan or a Second Lien Mortgage Loan (viii) any other information pertaining to such Mortgage Loan as may be reasonably requested by the Purchaser, (ix) with respect to each Option ARM Mortgage Loan, (a) the maximum negative amortization percentage, and
(b) the recast period, (x) name, address, city and zipcode of Mortgagor, (xi) the Stated Principal Balance, (xii) appraisal amount, (xiii) purchase amount,
(xiv) loan amount, (xv) first Monthly Payment Due Date, (xvi) credit score,
(xvii) document type, (xviii) occupancy type, (xix) payment current through date, (xx) Prepayment Penalty window - flag/term, and (xxi) interest-only term. The information set forth in the Mortgage Loan Schedule relating to the Mortgage Interest Rate, Periodic Rate Cap and Lifetime Rate Cap with respect to any LPMI Loan, as applicable, is exclusive of the LPMI Fee.

            Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

            Mortgaged Property: The real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.

            Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

            Mortgagor: The obligor on a Mortgage Note.

            Officer's Certificate: A certificate signed by (a) an assistant Vice President or higher ranking officer and (b) by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of Countrywide, and delivered to the Purchaser as required by this Agreement.

            Opinion of Counsel: A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given.

            Option ARM Mortgage Loan: An Adjustable Rate Mortgage Loan that gives the related Mortgagor three different payment options each month, which include: (i) a minimum monthly payment option, (ii) an interest-only payment option or (iii) a full principal and interest option which amortizes over 30 years or less.

            Other Insurance Proceeds: Proceeds of any title policy, hazard policy, pool policy or other insurance policy covering a Mortgage Loan, other than the PMI Policy, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that Countrywide would follow in servicing mortgage loans held for its own account.

            Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans by the Purchaser to a trust to be formed as part of a publicly issued or privately placed mortgaged-backed securities transaction.

            Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Adjustment Date above or below the Mortgage Interest Rate previously in effect, equal to the rate set forth on the Mortgage Loan Schedule per adjustment.

            Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability corporation, unincorporated organization or government or any agency or political subdivision thereof.

            PMI Policy: A policy of private mortgage guaranty insurance relating to a Mortgage Loan and issued by a Qualified Insurer.

            PMI Proceeds: Proceeds of any PMI Policy.

            Preliminary Mortgage Loan Package: The mortgage loans identified or described in a Trade Confirmation, which, subject to the Purchaser's due diligence as contemplated in Section 2.02 of this Agreement, are intended to be sold under this Agreement as a Mortgage Loan Package.

            Preliminary Mortgage Loans: The mortgage loans constituting a Preliminary Mortgage Loan Package.

            Prepayment Penalty:__With respect to each Mortgage Loan, a prepayment penalty, charge, premium or fee, if any, payable upon the Principal Prepayment in full or part of such Mortgage Loan, as set forth in the related Mortgage Note or Mortgage.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, excluding any prepayment penalty or premium thereon (unless the Purchase Confirmation provides otherwise), which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Principal Prepayment Period: As to any Remittance Date, the second day of the calendar month preceding the month of such Remittance Date, through the first day of the calendar month of such Remittance Date.

            Purchase Confirmation: A letter agreement, substantially in the form of Exhibit B hereto, executed by Countrywide and the Purchaser in connection with the purchase and sale of each Mortgage Loan Package, which sets forth the terms relating thereto including a description of the related Mortgage Loans (including the Mortgage Loan Schedule), the purchase price for such Mortgage Loans, the Closing Date and the Servicing Fee Rate.

            Purchase Proceeds: The amount paid on the related Closing Date by the Purchaser to Countrywide in exchange for the Mortgage Loan Package purchased on such Closing Date as set forth in the applicable Purchase Confirmation.

            Purchaser: The Person identified as the "Purchaser" in the preamble to this Agreement or its successor in interest or any successor or assign to the Purchaser under this Agreement as herein provided. Any reference to "Purchaser" as used herein shall be deemed to include any designee of the Purchaser, so long as such designation was made in accordance with the limitations set forth in
Section 4.07 hereof.

            Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

            Qualified Substitute Mortgage Loan: A mortgage loan that must, on the date of such substitution, (i) have an unpaid principal balance, after deduction of all scheduled payments due in the month of substitution (or if more than one (1) mortgage loan is being substituted, an aggregate principal balance), not in excess of the unpaid principal balance of the repurchased Mortgage Loan (the amount of any shortfall will be deposited in the Custodial Account by Countrywide in the month of substitution); (ii) have a Mortgage Interest Rate not less than, and not more than 1% greater than, the Mortgage Interest Rate of the repurchased Mortgage Loan; (iii) have a remaining term to maturity not greater than, and not more than one year less than, the maturity date of the repurchased Mortgage Loan; (iv) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 3.02 hereof; (v) shall be the same type of Mortgage Loan (i.e., a Convertible Mortgage Loan or a Fixed Rate Mortgage Loan).

            Relief Act: The Servicemembers' Civil Relief Act.

            REMIC: A "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

            REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Subchapter M of Chapter 1, Subtitle A, of the Code, and related provisions, and proposed, temporary and final Treasury Regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

            Remittance Date: The eighteenth (18th) day of any month, beginning with the month next following the month in which the related Cut-off Date occurs, or if such eighteenth (18th) day is not a Business Day, the first Business Day immediately following.

            REO Disposition: The final sale by Countrywide of any REO Property or the transfer of the management of such REO Property to the Purchaser as set forth in Section 3.13 of the Servicing Agreement.

            REO Property: A Mortgaged Property acquired by Countrywide on behalf of the Purchaser as described in Section 3.13 of the Servicing Agreement.

            RESPA: Real Estate Settlement Procedures Act, as amended from time to time.

            Repurchase Price: With respect to any Mortgage Loan, a price equal to (i) the Stated Principal Balance of the Mortgage Loan plus (ii) interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate from the last date through which interest has been paid and distributed to the Purchaser to the date of repurchase, less amounts received or advanced in respect of such repurchased Mortgage Loan which such amounts are being held in the Custodial Account for distribution in the month of repurchase.

            Second Lien Mortgage Loan: A Mortgage Loan secured by a second lien on the related Mortgaged Property.

            Servicing Agreement: The agreement dated as of August 30, 2006 and signed by the Purchaser and Servicing LP with respect to the administration and servicing of the Mortgage Loans.

            Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to Countrywide, which shall, for a period of one full month, be equal to one-twelfth of the product of (i) the Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed, and shall be prorated (based upon the number of days of the related month Countrywide so acted as servicer relative to the total number of days in that month) for each part thereof. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion of such Monthly Payment collected by Countrywide, or as otherwise provided herein. Subject to the foregoing, and with respect to each Mortgage Loan, Countrywide shall be entitled to receive its Servicing Fee through the disposition of any related REO Property and the Servicing Fee payable with respect to any REO Property shall be based on the Stated Principal Balance of the related Mortgage Loan at the time of foreclosure.

            Servicing Fee Rate: With respect to any Mortgage Loan, the rate per annum set forth in the applicable Trade Confirmation or Purchase Confirmation.

            Servicing LP: Countrywide Home Loans Servicing LP, a Texas limited partnership, and its successors and assigns, in its capacity as servicer hereunder.

            Standard & Poor's Glossary: The Standard & Poor's LEVELS(R) Glossary applicable at the time of origination of the Mortgage Loan.

            Stated Principal Balance: With respect to each Mortgage Loan as of any date of determination: (i) the unpaid principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

            Trade Confirmation: A letter agreement substantially in the form of Exhibit D hereto executed by Countrywide and the Purchaser prior to the applicable Closing Date confirming the terms of a prospective purchase and sale of a Mortgage Loan Package.

            Transaction Documents: With respect to any Mortgage Loan, the related Trade Confirmation, the related Purchase Confirmation, this Agreement and the Servicing Agreement.

            Underwriting Guidelines: The applicable underwriting guidelines of the Seller, a copy of which is attached as an exhibit to the related Trade Confirmation.

            Updated LTV: With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the date of determination divided by the value of the related Mortgaged Property as determined by a recent appraisal of the Mortgaged Property.

            VA: The Department of Veterans Affairs.

            Whole Loan Transfer: The sale or transfer by the Purchaser of some or all of the Mortgage Loans in a whole loan format.

                                  ARTICLE II.
                       PRE-CLOSING AND CLOSING PROCEDURES

            Section 2.01 Due Diligence by the Purchaser.

            (a) Review of Credit File. At least five (5) Business Days prior to the Closing Date, Countrywide shall make available to the Purchaser the Credit File for each Preliminary Mortgage Loan in the related Preliminary Mortgage Loan Package. The Purchaser shall have the right to review the Credit File for each such Preliminary Mortgage Loan, at Countrywide's offices or such other location agreed upon by the Purchaser and Countrywide, for the purpose of determining whether each Preliminary Mortgage Loan conforms in all material respects to the applicable terms contained in the Transaction Documents, which determination shall be made in the Purchaser's reasonable and good faith discretion. In the event that the Purchaser rejects any Preliminary Mortgage Loan based on such review, reasonable discretion that any Mortgage Loan is not in compliance in all material respects with the applicable terms of the Transaction Documents, such Mortgage Loan shall be deleted from the related Mortgage Loan Schedule and Countrywide shall have the right to substitute replacement Preliminary Mortgage Loans satisfying the requirements set forth above, and the Purchaser shall have the right to review any such replacement Preliminary Mortgage Loan(s) in the manner contemplated above. The Purchaser shall use its reasonable best efforts to conduct its due diligence, and to convey the results thereof to Countrywide, within the time and in the manner necessary to permit Countrywide to rebut or cure any Preliminary Mortgage Loan or to substitute replacement Preliminary Mortgage Loans as permitted herein.

            (b) Rejection of Preliminary Mortgage Loans. Without limiting the generality of the foregoing, in the event that the Purchaser rejects Preliminary Mortgage Loans (i) comprising more than ten percent (10%) of the related Preliminary Mortgage Loan Package (as measured by unpaid principal balance), or
(ii) for reasons other than as permitted under this Agreement or the Trade Confirmation, Countrywide may, in its sole discretion, rescind its offer to sell any of the Preliminary Mortgage Loans relating thereto to the Purchaser and Countrywide shall have no liability therefor.

            Section 2.02 Identification of Mortgage Loan Package.

            At least three (3) Business Days prior to the Closing Date, the Purchaser shall identify those Preliminary Mortgage Loans that the Purchaser intends to be included in the Mortgage Loan Package.

            Section 2.03 Post-Closing Due Diligence.

            In the event that the Purchaser fails to complete its due diligence, as contemplated in Section 2.01 of this Agreement, with respect to any Preliminary Mortgage Loan, the Purchaser and Countrywide may nonetheless mutually agree to the purchase and sale of such Mortgage Loan as contemplated hereunder, and upon such mutual agreement, if the Purchaser provides notice to Countrywide of such Mortgage Loan and such Mortgage Loan is identified as such in the Purchase Confirmation (as used therein, the "Pending Mortgage Loans"), the Purchaser shall have the right to review the related Credit File for such Mortgage Loan within ten (10) Business Days after the Closing Date and, based on such review and within such ten (10) Business Days period, request that Countrywide repurchase any Pending Mortgage Loan that the Purchaser reasonably and in good faith contends does not conform in all material respects to the applicable terms of the Transaction Documents. Countrywide shall have ten (10) Business Days from the date of its receipt of such request to either (a) repurchase such Mortgage Loan at the purchase price for such Mortgage Loan (as calculated under the related Transaction Documents, as applicable) plus accrued and unpaid interest, or (b) provide evidence reasonably satisfactory to the Purchaser that such Mortgage Loan does in fact conform to the terms of the Transaction Documents, as applicable. In the event that Countrywide must repurchase any Mortgage Loan in accordance with this Section 2.03 or pursuant to any other applicable term contained in the Transaction Documents, Countrywide may, at its option, substitute replacement Mortgage Loans conforming in all material respects to the applicable terms contained in the related Transaction Documents. The rights and remedies set forth in this Section 2.03 are in addition to those set forth in Section 3.03 hereof.

            Section 2.04 Credit Document Deficiencies Identified During Due Diligence.

            If, with respect to a Mortgage Loan Package, the related Purchase Confirmation identifies any Mortgage Loan for which the related Credit File is missing material documentation (as used therein, the "Missing Credit Documents"), Countrywide agrees to use its best efforts to procure each such Missing Credit Document within sixty (60) days following the related Closing Date. In the event of a default by a Mortgagor or any material impairment of the Mortgaged Property, in either case directly arising from a breach of Countrywide's obligation to deliver the Missing Credit Document within the time specified above, Countrywide shall repurchase such Mortgage Loan at the Repurchase Price.

            Section 2.05 Delivery of Collateral Files.

            (a) Custodial Agreement. Countrywide shall, on or before the Business Day prior to the related Closing Date, deliver to the Custodian the Collateral File for each Mortgage Loan in the Mortgage Loan Package. The parties hereto shall execute the Custodial Agreement on or prior to the initial Closing Date as required under Section 2.12. Countrywide shall comply with its obligations under the Custodial Agreement and the Purchaser shall pay all fees and expenses of the Custodian.

            (b) Missing Collateral Documents. In the event that any of the original Collateral Documents set forth in clauses (3) through (9) of Exhibit A hereto are not delivered to the Custodian on or before the Closing Date (each, a "Missing Collateral Document"), then Countrywide shall have (i) with respect to any Missing Collateral Document sent for recording, twelve (12) months from the related Closing Date, or (ii) with respect to all other Missing Collateral Documents, one-hundred twenty (120) days from the Closing Date, to deliver to the Purchaser such Missing Collateral Documents; provided, however, that with respect to any Government Mortgage Loan, Countrywide agrees to procure each such Missing Collateral Document within sixty (60) days following the FHA's or the VA's, as applicable, deadline for procuring such documents. Notwithstanding the foregoing, Countrywide shall not be deemed to be in breach of this Agreement if its failure to deliver to the Purchaser any Missing Collateral Document within the time specified above is due solely to (i) the failure of the applicable recorder's office to return a Missing Collateral Document that was sent for recording or (ii) the failure of the title insurer to issue and deliver the original mortgagee title policy, except where such refusal to issue the policy is based on a claim that the title insurer is under no obligation to issue such policy.

            (c) Other Documents. Countrywide shall forward to the Purchaser in a timely manner any original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement upon execution and, if applicable, recordation thereof.

            Section 2.06 Purchase Confirmation.

            Upon confirmation with the Purchaser of a Mortgage Loan Package, Countrywide shall prepare and deliver to the Purchaser for execution the related Purchase Confirmation, executed by an authorized signatory of Countrywide.

            Section 2.07 Closing.

            The Closing of each Mortgage Loan Package shall take place on the related Closing Date and shall be subject to the satisfaction of each of the following conditions, unless otherwise waived by the prejudiced party(ies):

            (a) All of the representations and warranties of Countrywide under this Agreement shall be true and correct in all material respects as of the Closing Date and no event shall have occurred that, with notice or the passage of time, would constitute a default under this Agreement;

            (b) All of the representations and warranties of the Purchaser under this Agreement shall be true and correct in all material respects as of the Closing Date and no event shall have occurred that, with notice or the passage of time, would constitute a default under this Agreement;

            (c) Both parties shall have executed the related Trade Confirmation and Purchase Confirmation;

            (d) at least two Business Days prior to the related Closing Date, Countrywide shall deliver to the Purchaser a a listing on a loan level basis of the necessary information to compute the Purchase Proceeds of the Mortgage Loans delivered on such Closing Date (including accrued interest) in a format as mutually agreed upon by Countrywide and the Purchaser, and prepare a Mortgage Loan Schedule;

            (e) the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all closing documents as specified in Section
2.12 of this Agreement, in such forms as are agreed upon by the parties, duly executed by all signatories as required pursuant to the terms hereof; and

            (f) Countrywide shall have delivered to the Custodian all Collateral Documents required pursuant to Section 2.05 of this Agreement.

            Section 2.08 Payment of the Purchase Proceeds.

            Subject to the conditions set forth in Section 2.07 hereof, and in consideration for the Mortgage Loan Package to be purchased by the Purchaser on the related Closing Date, the Purchaser shall pay to Countrywide on such Closing Date the Purchase Proceeds by wire transfer of immediately available funds to the account designated by Countrywide on or before the Funding Deadline.

            Section 2.09 Entitlement to Payments on the Mortgage Loans.

            With respect to any Mortgage Loan purchased hereunder, the Purchaser shall be entitled to (a) all scheduled principal due after the related Cut-off Date; (b) all other recoveries of principal collected after the related Cut-off Date, except for (i) recoveries of principal collected after the Cut-off Date and prior to the Closing Date that are reflected in the Mortgage Loan Schedule, and (ii) all scheduled payments of principal due on or before the related Cut-off Date; and (c) all payments of interest on such Mortgage Loan net of interest at the Servicing Fee Rate and the LPMI Fee, if applicable (minus that portion of any such payment that is allocable to the period prior to the related Cut-off Date).

            Section 2.10 Payment of Costs and Expenses.

            The Purchaser and Countrywide shall each bear its own costs and expenses in connection with the purchase and sale of the Mortgage Loans including any commissions due its sales personnel, the legal fees and expenses of its attorneys and any due diligence expenses. To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or their comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, only the first of such recordation to be effected shall be at Countrywide's expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option and all subsequent recordations shall be at the expense of the Purchaser.

            Section 2.11 MERS Mortgage Loans and the MERS System.

            (a) Notwithstanding anything contained in this Agreement to the contrary, with respect to any MERS Mortgage Loan sold to the Purchaser by Countrywide pursuant to this Agreement, Countrywide shall cause the registration of such MERS Mortgage Loan to be changed on the MERS System to reflect the Purchaser as the beneficial owner of such MERS Mortgage Loan. The foregoing obligation of Countrywide shall be in lieu of Countrywide delivering to the Purchaser an Assignment of Mortgage for such MERS Mortgage Loan. With respect to the Mortgage and intervening assignments related to any MERS Mortgage Loan, Countrywide shall, in accordance with Section 2.05 of this Agreement, provide the Purchaser with the original Mortgage with evidence of registration with MERS and, as applicable, the originals of all intervening assignments of the Mortgage with evidence of recording thereon prior to the registration of the Mortgage Loan with the MERS System.

            With respect to each MERS Mortgage Loan, Countrywide shall designate the Purchaser as the Investor and the Custodian as custodian, and no Person shall be listed as Interim Funder on the MERS System.

            In connection with the MERS System, Countrywide is hereby authorized and empowered, in its own name, to register, or change the registration of any MERS Mortgage Loan to effectuate such registration. Further, Countrywide is authorized to cause the removal of any MERS Mortgage Loan from such registration, and to execute and deliver on behalf of itself and the Purchaser, any and all instruments of assignment and comparable instruments with respect to any registration and/or removal of such MERS Mortgage Loan on or from the MERS System.

            Section 2.12 Required Closing Documents.

            The Closing Documents for the Mortgage Loans to be purchased on each Closing Date shall consist of fully executed originals of the following documents:

            (a) this Agreement (to be executed and delivered only for the initial Closing Date);

            (b) with respect to the initial Closing Date, the Custodial Agreement, dated as of the initial Cut-off Date;

            (c) the related Mortgage Loan Schedule attached to the related Purchase Confirmation as the Mortgage Loan Schedule thereto;

            (d) with respect to the initial Closing Date, an Officer's Certificate, in the form of Exhibit E hereto with respect to Countrywide, including all attachments thereto;

            (e) a Security Release Certification, in the form of Exhibit F, as applicable, hereto executed by any person, if any of the Mortgage Loans are subject to a security interest, pledge or hypothecation for the benefit of such person; and

            Countrywide shall bear the risk of loss of the closing documents until such time as they are received by the Purchaser or its attorneys.

                                  ARTICLE III.
               REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

            Section 3.01 Representations and Warranties Respecting Countrywide.

            Countrywide represents, warrants and covenants to the Purchaser that, as of each Closing Date:

            (a) Organization and Standing. Countrywide is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and is qualified and licensed to transact business in and is in good standing under the laws of each state where each Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

            (b) Due Authority. Countrywide has the full power and authority to
(i) perform and enter into and consummate all transactions contemplated by this Agreement and (ii) to sell each Mortgage Loan. This Agreement has been duly executed and delivered and constitutes the valid, legal, binding and enforceable obligation of Countrywide, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by Countrywide to make this Agreement valid and binding upon Countrywide in accordance with its terms;

            (c) No Conflict. Neither the execution and delivery of this Agreement, the acquisition or origination of the Mortgage Loans by Countrywide, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of Countrywide's certificate of incorporation or by-laws or result in a material breach of any legal restriction or any material agreement or instrument to which Countrywide is now a party or by which it is bound, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any material law, rule, regulation, order, judgment or decree to which Countrywide or its property is subject;

            (d) Approved Seller. Countrywide is an approved seller/servicer for each Agency in good standing and is a mortgagee approved by the Secretary of HUD pursuant to Sections 203 and 211 of the National Housing Act. No event has occurred, including a change in insurance coverage, which would make Countrywide unable to comply with Fannie Mae, Freddie Mac or HUD eligibility requirements;

            (e) No Pending Litigation. There is no action, suit, proceeding, investigation or litigation pending or, to Countrywide's knowledge, threatened, which either in any one instance or in the aggregate, if determined adversely to Countrywide would materially and adversely affect the sale of the Mortgage Loans to the Purchaser, the ability of Countrywide to service the Mortgage Loans hereunder in accordance with the terms hereof, or Countrywide's ability to perform its obligations under this Agreement, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of Countrywide contemplated herein;

            (f) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Countrywide, of or compliance by Countrywide with, this Agreement or the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date.

            (g) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of Countrywide, , and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by Countrywide pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

            (h) Ability to Perform; Solvency. Countrywide does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. Countrywide is solvent and the sale of the Mortgage Loans will not cause Countrywide to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Countrywide's creditors;

            (i) No Untrue Information. Neither this Agreement nor any information, statement, tape, diskette, report, form or other document furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

            (j) No Brokers. Countrywide has not dealt with any third party broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

            (k) Sale Treatment. Countrywide intends to reflect the transfer of the Mortgage Loans as a sale on the books and records of Countrywide and Countrywide has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for tax and accounting purposes; and

            (l) Reasonable Purchase Price. The consideration received by Countrywide upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans.

            Section 3.02 Representations and Warranties Regarding Individual Mortgage Loans.

            With respect to each Mortgage Loan (unless otherwise specified below), Countrywide represents and warrants to the Purchaser as of the related Closing Date that:

            (a) Mortgage Loan Schedule. The information contained in the Mortgage Loan Schedule is complete, true and correct in all material respects;

            (b) No Delinquencies or Advances. All payments required to be made prior to the related Cut-off Date for such Mortgage Loan under the terms of the Mortgage Note have been made; Countrywide has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan; and there has been no delinquency of more than thirty (30) days in any payment by the Mortgagor thereunder during the last twelve (12) months;

            (c) Taxes, Assessments, Insurance Premiums and Other Charges. With respect to each Mortgage Loan, there is no delinquent taxes and insurance premiums and, to the best of Countrywide's knowledge, there is no delinquent ground rents, water charges, sewer rents, assessments, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

            (d) No Modifications. The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments that have been or will be recorded, if necessary to protect the interests of the Purchaser, and that have been or will be delivered to the Purchaser or its designee, all in accordance with this Agreement. The substance of any such waiver, alteration or modification has been approved by the primary mortgage guaranty insurer, if any, and by the title insurer, to the extent required by the related policy and its terms are reflected on the related Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the primary mortgage insurer, if any, and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Collateral File and the terms of which are reflected in the Mortgage Loan Schedule if executed prior to the Closing Date;

            (e) No Defenses. The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto and no Mortgagor was a debtor in any state or Federal bankruptcy or insolvency proceedings at the time the Mortgage Loan was originated;

            (f) Hazard and Flood Insurance. All buildings or other improvements upon the Mortgaged Property are insured by an insurer acceptable to an Agency against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, and such insurer is licensed to do business in the state where the Mortgaged Property is located. All such insurance policies contain a standard mortgagee clause naming Countrywide, its successors and assigns as mortgagee, and all premiums thereon have been paid. If, upon the origination of the Mortgage Loan, the Mortgaged Property was, or was subsequently deemed to be, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy that meets the requirements of the current guidelines of the Federal Insurance Administration (or any successor thereto) and conforms to the requirements of an Agency is in effect. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's expense and, upon the failure of the Mortgagor to do so, the holder of the Mortgage is authorized to maintain such insurance at the Mortgagor's expense and to seek reimbursement therefor from the Mortgagor;

            (g) Compliance with Applicable Law. Any and all requirements of any applicable federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure and all anti-predatory and abusive laws applicable to the Mortgage Loan including, without limitation, any applicable law governing Prepayment Penalties, have been complied with;

            (h) No Release of Mortgage. The Mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

            (i) Enforceability of Mortgage Documents. The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws. All parties to the Mortgage Note, and the Mortgage had legal capacity to enter into the Mortgage Note and to execute and deliver the Mortgage Note and the Mortgage. The Mortgage Note and the Mortgage have been duly and properly executed by such parties;

            (j) Valid First or Second Lien. Each related Mortgage is a valid, subsisting enforceable and perfected first lien (with respect to a First Lien Mortgage Loan) or second lien (with respect to a Second Lien Mortgage Loan) on the related Mortgaged Property, including all improvements on the Mortgaged Property. The lien of the Mortgage is subject only to:

                  (i) the lien of current real property taxes and assessments not yet due and payable;

                  (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording that are acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and that do not adversely affect the Appraised Value (as evidenced by an appraisal referred to in such definition) of the Mortgaged Property set forth in such appraisal;

                  (iii) with respect to a Second Lien Mortgage Loan only, the lien of the first mortgage on the Mortgaged Property; and

                  (iv) other matters to which like properties are commonly
            subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien (with respect to a First Lien Mortgage Loan) or second lien (with respect to a Second Lien Mortgage Loan) and first priority (with respect to a First Lien Mortgage Loan) or second priority (with respect to a Second Lien Mortgage Loan) security interest on the property described therein and Countrywide has full right to sell and assign the same to the Purchaser (subject to (i)-(iv) above).

            (k) Disbursements of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and recording the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

            (l) Sole Owner. Countrywide is the sole owner and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged, and Countrywide has good and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest not specifically set forth in the related Mortgage Loan Schedule and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to the terms of this Agreement;

            (m) Title Insurance. Each Mortgage Loan that is a First Lien Mortgage Loan and each Mortgage Loan that is a Second Lien Mortgage Loan with an original principal balance greater than $100,000, in either case, is covered by a lender's title insurance policy acceptable to an Agency, issued by a title insurer acceptable to an Agency and qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring (subject to the exceptions contained in Section 3.02(j)(i), (i) and (iv) above) Countrywide, its successors and assigns as to the first or second priority lien of the Mortgage, as applicable. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. Countrywide is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including Countrywide, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

            (n) No Default. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and Countrywide has not waived any default, breach, violation or event of acceleration, and with respect to any Second Lien Mortgage Loan, Countrywide has not received a written notice of default of any senior mortgage loan related to the Mortgaged Property which has not been cured;

            (o) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

            (p) Origination and Collection Practices. The origination, servicing and collection practices used by Countrywide with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, Countrywide and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due Countrywide have been capitalized under any Mortgage or the related Mortgage Note. With respect to Adjustable Rate Mortgage Loans, all Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to applicable state, federal and local law has been properly paid and credited;

            (q) No Condemnation or Damage. To the best of Countrywide's knowledge, the Mortgaged Property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

            (r) Customary and Enforceable Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby including (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure. There is no homestead available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

            (s) Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage;

            (t) Appraisal. Unless the Mortgage Loan was underwritten pursuant to one of Countrywide's streamline documentation programs, the Credit File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by an appraiser who meets the minimum requisite qualifications of an Agency and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder for appraisers, duly appointed by the originator, that had no interest, direct or indirect in the Mortgaged Property, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; the appraisal is in a form acceptable to an Agency, with such riders as are acceptable to such Agency;

            (u) Trustee for Deed of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

            (v) CLTV and LTV, Private Mortgage Insurance, FHA Insurance and VA Guarantees. No Mortgage Loan that is a Second Lien Mortgage Loan has a CLTV greater than 100%. No Mortgage Loan has an LTV greater than 100%. Each Conventional Mortgage Loan, except a Second Lien Mortgage Loan or a Mortgage Loan underwritten in accordance with sub-prime credit underwriting guidelines, with an LTV at origination in excess of eighty percent (80%) is and will be subject to a PMI Policy, which insures that portion of the Mortgage Loan over seventy-five percent (75%) of the Appraised Value of the related Mortgaged Property. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such PMI Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith or, in the case of a lender paid mortgage insurance policy, the premiums and charges are included in the Mortgage Interest Rate for the Mortgage Loan. Each Government Mortgage Loan either has, or will have in due course, a valid and enforceable MIC or LGC, as applicable and, in each case, all premiums due thereunder have been paid. []Any Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loan as set forth on the related Mortgage Note is net of any such insurance premium if the related PMI Policy is lender-paid;

            (w) Lawfully Occupied. The Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same including certificates of occupancy, have been made or obtained from the appropriate authorities;

            (x) Assignment of Mortgage. Except for the absence of recording information, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

            (y) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the applicable Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

            (z) Form of Mortgage Note and Mortgage. The Mortgage Note and Mortgage are on forms acceptable to an Agency;

            (aa) Predatory Lending Regulations. No Mortgage Loan is a High Cost Loan and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act;

            (bb) Type of Mortgaged Property. The Mortgaged Property is a fee simple estate or a leasehold estate located in a jurisdiction in which the use of a leasehold estate for residential properties is an accepted practice that consists of a single parcel of real property with a detached single family residence erected thereon, or a two to four residential dwelling, or an individual residential condominium unit in a condominium project, or an individual unit in a planned unit development, or an individual unit in a residential cooperative housing corporation; provided, however, that any condominium unit, planned unit development or residential cooperative housing corporation shall conform in all material respects with the Underwriting Guidelines. At the time of origination, no portion of the Mortgaged Property was used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes. None of the Mortgaged Properties are log homes, mobile homes, geodesic domes or any other properties not eligible for financing pursuant to the applicable Underwriting Guidelines;

            (cc) Conformance with Agency and Underwriting Guidelines. The Mortgage Loan was underwritten generally in accordance with the Underwriting Guidelines;

            (dd) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

            (ee) Due On Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

            (ff) Conversion to Fixed Interest Rate. The Mortgage Loan does not contain a provision whereby the Mortgagor is permitted to convert the Mortgage Interest Rate from an adjustable rate to a fixed rate;

            (hh) No Violation of Environmental Laws. There is no pending action or proceeding directly involving any Mortgaged Property of which Countrywide is aware in which compliance with any environmental law, rule or regulation is an issue;

            (ii) Servicemembers' Civil Relief Act. The Mortgagor has not notified Countrywide, and Countrywide has no knowledge of any relief requested to the Mortgagor under the Relief Act;

            (jj) Disclosure Materials. The Mortgagor has received all disclosure materials required by applicable law with respect to the making of the Mortgage Loans;

            (kk) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction (other than a "construct to perm" loan) or rehabilitation of a Mortgaged Property or facilitating the trade in or exchange of a Mortgaged Property;

            (ll) Credit Information. For each Mortgage Loan, Countrywide or its designee has furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and requisite information on its borrower credit files to each of the following credit repositories: Equifax Credit Information Services, Inc., Trans Union, LLC and Experian Information Solution, Inc., on a monthly basis;

            (mm) Leaseholds. If the Mortgage Loan is secured by a leasehold estate, (1) the ground lease is assignable or transferable; (2) the ground lease will not terminate earlier than five years after the maturity date of the Mortgage Loan; (3) the ground lease does not provide for termination of the lease in the event of lessee's default without the mortgagee being entitled to receive written notice of, and a reasonable opportunity to cure the default; (4) the ground lease permits the mortgaging of the related Mortgaged Property; (5) the ground lease protects the mortgagee's interests in the event of a property condemnation; and (6) the use of leasehold estates for residential properties is an accepted practice in the jurisdiction in which the Mortgaged Property is located;

            (nn) Prepayment Penalty. With respect to each Mortgage Loan that has a Prepayment Penalty, each such Prepayment Penalty is enforceable and is permitted pursuant to applicable federal, state and local law. With respect to Mortgage Loans originated prior to October 1, 2002, no such Prepayment Penalty may be imposed for a term in excess of five (5) years following origination;

            (oo) Payment Terms. Principal payments on the Mortgage Loan commenced no more than seventy days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate as well as, in the case of an Adjustable Rate Mortgage Loan, the Lifetime Rate Cap and the Periodic Cap are as set forth on the related Mortgage Note. Except with respect to any Option ARM Mortgage Loan, the Mortgage Note is payable in monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than fourty years from commencement of amortization. Unless otherwise specified on the related Mortgage Loan Schedule, the Mortgage Loan is payable on the first day of each month. Except for Balloon Mortgage Loans, the Mortgage Loan does not require a balloon payment on its stated maturity date;

            (pp) Simple Interest Mortgage Loans. With respect to each Mortgage Loan that is a simple interest Mortgage Loan, the Mortgage Loan is identified on the related Mortgage Loan Schedule as a simple interest Mortgage Loan, the Mortgage Loan is required to be serviced as a simple interest Mortgage Loan pursuant to the terms of the related Mortgage Note, and the servicing and collection practices used in connection therewith have been in accordance with legal, proper, prudent and customary practices for servicing simple interest Mortgage Loans;

            (qq) Compliance with Anti-Money Laundering Laws. Countrywide has established an anti-money laundering compliance program to the extent required by applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2003, and the laws and regulations administered by the U.S. Department of Treasury's Office of Foreign Assets Control ("OFAC"), which prohibit dealings with certain countries, territories, entities and individuals named in OFAC's Sanction Programs and on the Specially Designated Nationals and Blocked Persons List. The Mortgage Loans have been originated, and documentation related thereto shall be maintained, in material compliance with such program; and

            (rr) Fraud. No fraud, error, omission, misrepresentation or similar occurrence, with respect to a Mortgage Loan has taken place on the part of Countrywide or, to the best of Countrywide's knowledge, any other Person, including without limitation, the Mortgagor, any appraiser, or any builder or developer involved in connection with the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan.

            Section 3.03 Remedies for Breach of Representations and Warranties.

            (a) Notice of Breach. The representations and warranties set forth in Sections 3.01 and 3.02 of this Agreement shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Collateral Documents or Credit File. Upon discovery by either Countrywide or the Purchaser of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of one or more of the related Mortgage Loans, the party discovering such breach shall give prompt written notice to the other.

            (b) Cure or Repurchase. Within sixty (60) days from the earlier of either discovery by or notice to Countrywide of a breach of a representation or warranty that materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans, or the Purchaser's interests therein, Countrywide shall use its best efforts to promptly cure such breach in all material respects, and, if such breach cannot be cured, Countrywide shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in Section 3.01 hereof and such breach cannot be cured within sixty (60) days of the earlier of either discovery by or notice to Countrywide of such breach, all of the Mortgage Loans affected by such breach shall, at the Purchaser's option, be repurchased by Countrywide at the Repurchase Price.

            (c) Substitution or Repurchase. However, if the breach shall involve a representation or warranty set forth in Section 3.02, (Countrywide shall, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Loans. If Countrywide has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan(s) pursuant to the provisions of this Section 3.03 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to the Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution. At the time of repurchase or substitution, the Purchaser and Countrywide shall arrange for the reassignment of the Deleted Mortgage Loan and release of the related Collateral File to Countrywide and the delivery to Countrywide of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event Countrywide determines to substitute a Qualified Substitute Mortgage Loan for a repurchased Mortgage Loan, Countrywide shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place and amend the Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify the Qualified Substitute Mortgage Loan(s) and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, Countrywide shall be deemed to have made as to such Qualified Substitute Mortgage Loan(s) the representations and warranties except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. Countrywide shall effect such substitution by delivering to the Custodian or to such other party as the Purchaser may designate in writing the Collateral Documents for such Qualified Substitute Mortgage Loan(s). Countrywide shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan(s) in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by Countrywide. For the month of substitution, distributions to the Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and Countrywide shall thereafter be entitled to retain all amounts subsequently received by Countrywide in respect of such Deleted Mortgage Loan.

            For any month in which Countrywide substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, Countrywide shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by Countrywide in the month of substitution pursuant to Section 4.01 of the Servicing Agreement. Accordingly, on the date of such substitution, Countrywide shall deposit from its own funds into the Custodial Account an amount equal to the amount of such shortfall.

            In addition to such repurchase or substitution obligation, Countrywide shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and expenses resulting from, a breach of any representation or warranty contained in Sections 3.01 and 3.02 of this Agreement that materially and adversely affects the value of one or more Mortgage Loans or the Purchaser's interest therein.

            (d) Sole Remedy. With respect to the breach of a representation and warranty set forth in Section 3.01 and Section 3.02 hereof with respect to a Mortgage Loan, the obligation under this Section 3.03 of Countrywide to cure, repurchase, indemnify or replace such Mortgage Loan shall constitute the sole remedy against Countrywide respecting such breach available to the Purchaser.

            (e) Accrual of Cause of Action. Any cause of action against Countrywide relating to or arising out of the breach of any representations and warranties made in Sections 3.01 or 3.02 hereof shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by Countrywide to the Purchaser, (ii) failure by Countrywide to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon Countrywide by the Purchaser for compliance with the relevant provisions of this Agreement.

            Section 3.04 Repurchase of Convertible Mortgage Loans.

            In the event a Mortgagor exercises the option to convert a Convertible Mortgage Loan to a Fixed Rate Mortgage Loan in accordance with the terms of the related Mortgage Note, Countrywide shall repurchase such Convertible Mortgage Loan within thirty (30) days of such conversion taking effect at a price equal to on hundred percent (100%) of the unpaid principal balance of such Convertible Mortgage Loan at the time of such conversion plus accrued interest thereon through the last day of the month of repurchase at the Mortgage Loan Remittance Rate; provided, however, no interest shall be due and payable if a Convertible Mortgage Loan is repurchased on the first day of a month. Any repurchase of a Convertible Mortgage Loan(s) pursuant to the foregoing provisions of this Section 3.04 shall be accomplished by deposit in the Custodial Account of the amount of said repurchase price for distribution to the Purchaser on the next scheduled Remittance Date.

            Section 3.05 Representations and Warranties Respecting the
Purchaser.

            The Purchaser represents, warrants and covenants to Countrywide that, as of each Closing Date:

            (a) Organization and Standing. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and is qualified to transact business in and is in good standing under the laws of each state in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such qualification;

            (b) Due Authority. The Purchaser has the full power and authority to perform, and to enter into and consummate, all transactions contemplated by this Agreement; the Purchaser has the full power and authority to purchase and hold each Mortgage Loan;

            (c) No Conflict. Neither the acquisition of the Mortgage Loans by the Purchaser pursuant to this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Purchaser's charter or by-laws or result in a material breach of any legal restriction or any material agreement or instrument to which the Purchaser is now a party or by which it is bound, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any material law, rule, regulation, order, judgment or decree to which the Purchaser or its property is subject;

            (d) No Pending Litigation. There is no action, suit, proceeding, investigation or litigation pending or, to the Purchaser's knowledge, threatened, which either in any one instance or in the aggregate, if determined adversely to the Purchaser would adversely affect the purchase of the Mortgage Loans by the Purchaser hereunder, or the Purchaser's ability to perform its obligations under this Agreement; and

            (e) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement or the consummation of the transactions contemplated by this Agreement (including, but not limited to, any approval from HUD), or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date.

            Section 3.06 Indemnification by the Purchaser.

            The Purchaser shall indemnify Countrywide and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and expenses resulting from, a breach of any representation or warranty contained in Sections 3.05. With respect to the breach of a representation and warranty set forth in Section 3.05 hereof, the obligation under this Section 3.06 of the Purchaser to indemnify Countrywide shall constitute the sole remedy against the Purchaser respecting such breach available to Countrywide.

                                  ARTICLE IV.

                                  MISCELLANEOUS

            Section 4.01 Notices.

            All demands, notices and communications required to be provided hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, postage prepaid, and return receipt requested, or, if by other means, when received by the other party at the address as follows:

            (i)   to Countrywide:

                  Countrywide Home Loans, Inc.
                  4500 Park Granada
                  Calabasas, California 91302
                  Attn: Mr. Josh Adler

                  With copy to: General Counsel

            (ii)  the Purchaser:

                  Barclays Bank PLC
                  200 Park Avenue
                  New York, New York 10166
                  Attention: Mary Logan

                  With a copy to:
                  Barclays Bank PLC, as administrator
                  200 Park Avenue
                  New York, New York  10166
                  Attention: Mary Logan
                  Fax: (212) 412-3266
                  E mail: mary.logan@barclayscapital.com

            To the address and contact set forth in the related Purchase Confirmation or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

            Section 4.02 Sale Treatment.

            It is the express intention of the parties that the transactions contemplated by this Agreement be, and be construed as, a sale of the Mortgage Loans by Countrywide and not a pledge of the Mortgage Loans by Countrywide to the Purchaser to secure a debt or other obligation of Countrywide. Consequently, the sale of each Mortgage Loan shall be reflected as a sale on Countrywide's business records, tax returns and financial statements. Accordingly, Countrywide and the Purchaser shall each treat the transaction for federal income tax purposes as a sale by Countrywide, and a purchase by the Purchaser, of the Mortgage Loans.

            Section 4.03 Exhibits.

            The Exhibits to this Agreement and each Trade Confirmation and Purchase Confirmation executed by Countrywide and the Purchaser are hereby incorporated and made a part hereof and are an integral part of this Agreement.

            Section 4.04 General Interpretive Principles.

            For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

            (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

            (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other Subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

            (d) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

            (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

            (f) the term "include" or "including" shall mean without limitation by reason of enumeration; and

            (g) reference to the Transaction Documents or any other document referenced herein shall include all exhibits, schedules or other supplements thereto.

            Section 4.05 Reproduction of Documents.

            This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

            Section 4.06 Further Agreements.

            Countrywide shall execute and deliver to the Purchaser and the Purchaser shall be required to execute and deliver to Countrywide such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

            Section 4.07 Assignment of Mortgage Loans by the Purchaser.

            (a) The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans in a Whole Loan Transfer; provided, however, that the transferee will not be deemed to be the Purchaser hereunder unless such transferee shall agree in writing to be bound by the terms of this Agreement in the form of an assignment, assumption and recognition agreement ("AAR") reasonably acceptable to the Purchaser and Countrywide and an original counterpart of the AAR shall have been executed by the Purchaser and the transferee and delivered to Countrywide. Notwithstanding the foregoing, no transfer shall be effective if such transfer would result in there being more than three (3) "Purchasers" outstanding hereunder with respect to any Mortgage Loan Package.

            Section 4.08 Conflicts between Transaction Documents.

            In the event of any conflict, inconsistency or ambiguity between the terms and conditions of this Agreement and either the related Trade Confirmation or the related Purchase Confirmation, the terms of the related Purchase Confirmation shall control. In the event of any conflict, inconsistency or ambiguity between the terms and conditions of the Trade Confirmation and the Purchase Confirmation, the terms of the Purchase Confirmation shall control. In the event of any conflict, inconsistency or ambiguity between the terms and conditions of this Agreement and the Servicing Agreement, the terms of this Agreement shall control.

            Section 4.09 Governing Law.

            This Agreement shall be deemed in effect when fully executed and shall be deemed to have been made in the State of New York. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the substantive laws of the State of New York (without regard to conflicts of laws principles), except to the extent preempted by applicable federal law.

            Section 4.10 Severability Clause.

            Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to an amendment to this Agreement which places each party in the same or as economic position as each party would have been in except for such invalidity.

            Section 4.11 Successors and Assigns.

            This Agreement shall bind and inure to the benefit of and be enforceable by Countrywide and the Purchaser and the respective permitted successors and assigns of Countrywide and the Purchaser. Except as specifically set forth in Section 4.07 above, the Purchaser may not assign, pledge or hypothecate this Agreement to any Person without Countrywide's prior written consent.

            Section 4.12 Confidentiality.

            Countrywide and the Purchaser acknowledge and agree that the terms of the Transaction Documents shall be kept confidential and their contents will not be divulged to any party without the other party's consent, except to the extent that it is appropriate for Countrywide and the Purchaser to do so in working with legal counsel, auditors, taxing authorities, or other governmental agencies.

            Section 4.13 Entire Agreement.

            This Agreement and the related Trade Confirmation and Purchase Confirmation constitute the entire understanding between the parties hereto with respect to the sale of each Mortgage Loan Package and supersede all prior or contemporaneous oral or written communications regarding same. Countrywide and the Purchaser understand and agree that no employee, agent or other representative of Countrywide or the Purchaser has any authority to bind such party with regard to any statement, representation, warranty or other expression unless said statement, representation, warranty or other expression is specifically included within the express terms of this Agreement or the related Trade Confirmation or Purchase Confirmation. Neither this Agreement nor the related Trade Confirmation or Purchase Confirmation shall be modified, amended or in any way altered except by an instrument in writing signed by both parties.

            Section 4.14 Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

            Section 4.15 Waivers.

            No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

            Section 4.16 No Solicitation

            The Purchaser shall not take any action or cause any action to be taken by any of its employees, agents or affiliates, or by any independent contractors acting on the Purchaser's behalf, to solicit any borrower in any manner whatsoever, including but not limited to, soliciting a borrower to prepay or refinance a Mortgage Loan. Furthermore, neither the Purchaser nor any of its affiliates shall directly or indirectly provide information to any third party for purposes of soliciting the borrowers related to the Mortgage Loans. It is understood that promotions undertaken by the Purchaser or its affiliates which are directed to the general public at large (i.e., newspaper advertisements, radio or T.V. ads, etc.) and not specifically directed to the borrowers related to the Mortgage Loans shall not constitute a breach of this section. Countrywide will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors or independent mortgage brokerage companies on Countrywide's behalf, to personally, by telephone or mail, solicit the borrower under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; provided, that Countrywide may solicit any borrower for whom Countrywide has received a request for verification of mortgage, a request for demand for payoff, a borrower initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, or the borrower initiates a title search, provided further, it is understood and agreed that promotions undertaken by Countrywide or any of its affiliates which concern optional insurance products or other additional products shall not constitute solicitation nor is Countrywide prohibited from responding to unsolicited requests or inquiries made by a borrower or an agent of a borrower. Notwithstanding the foregoing, the following solicitations, if undertaken by Countrywide or any affiliate of Countrywide, shall not be prohibited: (i) solicitations or promotions that are directed to the general public at large, including, without limitation, mass mailings based on mailing lists and newspaper, radio, television and other mass media advertisements and (ii) borrower messages included on, and statement inserts provided with, the monthly statements sent to borrowers; provided, however, that similar messages and inserts are sent to all other borrowers of similar type mortgage loans serviced by Countrywide and such affiliates, including, but not limited to, those mortgage loans serviced for the Countrywide's and/or such affiliates own account; and (iii) solicitations made as a part of a campaign directed to borrowers with mortgage loans meeting certain defined parameters (other than parameters relating to the borrowers or Mortgage Loans specifically), provided, that such solicitations are made to all borrowers of mortgage loans serviced by Countrywide and such affiliates with respect to mortgage loans meeting such defined parameters, including, but not limited to, those mortgage loans serviced for the Countrywide's and/or such affiliates own account.

            Section 4.17 Consent to Service of Process.

            EACH OF THE PURCHASER AND THE SELLER IRREVOCABLY (I) SUBMITS TO THE NON EXCLUSIVE JURISDICTION OF THE COURTS OF THE SATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER.

                           [SIGNATURE PAGE TO FOLLOW]

      IN WITNESS WHEREOF, Countrywide and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                       COUNTRYWIDE HOME LOANS, INC.,

                                       Countrywide

                                       By:______________________________________
                                          Name: Darren Bigby
                                          Title:

                                       BARCLAYS BANK PLC,
                                       the Purchaser

                                       By:______________________________________
                                          Name
                                          Title:

                                    EXHIBIT A

                              COLLATERAL DOCUMENTS

1. Mortgage Note: The original Mortgage Note (or a lost note affidavit in a form acceptable to an Agency) bearing all intervening endorsements, endorsed "Pay to the order of _____________, without recourse" and signed in the name of Countrywide by an authorized officer.

2.    Assignment of Mortgage: The original Assignment of Mortgage in blank.

3. Guarantee: The original of any guarantee executed in connection with the Mortgage Note.

4. Mortgage: The original Mortgage with evidence of recording thereon or, if such original Mortgage has not been returned to Countrywide on or prior to the Closing Date by the public recording office where such Mortgage has been delivered for recordation, a copy of such Mortgage certified by Countrywide to be a true and complete copy of the original Mortgage sent for recordation.

5. Modifications: The originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, if any.

6. Intervening Assignments: The originals of all intervening assignments of Mortgage with evidence of recording thereon, provided that such originals have been returned to Countrywide by the public recording office where such intervening assignment of Mortgage has been delivered for recordation.

7. Title Policy: If applicable, the original mortgagee title insurance policy (or the equivalent thereof with respect to any Mortgage Loan in which the related Mortgaged Property is located in a jurisdiction where such title insurance is not customarily provided) if such title insurance policy has been issued by the related title company on or prior to the Closing Date.

8. Loan Guaranty Certificate: The original Loan Guaranty Certificate, if applicable.

9. Mortgage Insurance Certificate: The original Mortgage Insurance Certificate, if applicable.

                                    EXHIBIT B

                          FORM OF PURCHASE CONFIRMATION

                            [COUNTRYWIDE LETTERHEAD]

                                                                          [DATE]

            Barclays Bank PLC
            200 Park Avenue
            New York, New York 10166
            Attn: [CONTACT, TITLE]

            Re:   Purchase Confirmation ($x.xmm) (Deal No. xxxx-xxx)
            Ladies and Gentlemen:

            This purchase confirmation (the "Purchase Confirmation") between Countrywide Home Loans, Inc. ("Countrywide") and Barclays Bank PLC ("Purchaser") sets forth our agreement pursuant to which Purchaser is purchasing, and Countrywide is selling those certain mortgage loans identified in Exhibit A hereto and more particularly described herein, excluding the servicing rights related thereto (the "Mortgage Loans").

            The purchase, sale and servicing of the Mortgage Loans as contemplated herein shall be governed by that certain Master Mortgage Loan Purchase Agreement dated as of [DATE], between Countrywide and Purchaser (as amended herein and otherwise, the "Purchase Agreement") and that certain Servicing Agreement dated as of [DATE] between Countrywide and Purchaser (both the Purchase Agreement and the Servicing Agreement shall be referred to herein, as applicable, as the "Agreement"). By executing this Purchase Confirmation, each of Countrywide and Purchaser again makes, with respect to itself and each Mortgage Loan, as applicable, all of the covenants, representations and warranties made by each such party in the Agreement, except as the same may be amended by this Purchase Confirmation.

            All exhibits hereto are incorporated herein in their entirety. In the event there exists any inconsistency between the Agreement and this Purchase Confirmation, the latter shall be controlling notwithstanding anything contained in the Agreement to the contrary. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

            1. Assignment and Conveyance of Mortgage Loans. Upon Purchaser's payment of the Purchase Proceeds in accordance with Section 2.08 of the Purchase Agreement, Countrywide shall sell, transfer, assign and convey to Purchaser, without recourse, but subject to the terms of the Purchase Confirmation and the Purchase Agreement, all of the right, title and interest of Countrywide in and to the Mortgage Loans, excluding the servicing rights relating thereto. Each Mortgage Loan shall be serviced by Countrywide pursuant to the terms of the Servicing Agreement.

            2. Defined Terms. As used in the Agreement, the following defined terms shall have meanings set forth below with respect to the related Mortgage Loan Package.

            a. Closing Date: [DATE].

            b. Cut-off Date: [DATE].

            c. Cut-off Date Balance:

            [d. Index: On each Interest Adjustment Date, the applicable index rate shall be a rate per annum equal to [the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year, as published by the Board of Governors of the Federal Reserve System in Statistical Release No. H.15] [the average of interbank offered rates for six-month U.S. dollar denominated deposits in the London market (LIBOR), as published [in the Wall Street Journal] [by Fannie Mae] [the 11th District Cost of Funds as made available by the Federal Home Loan Bank] [the weekly average yield on certificates of deposit adjusted to a constant maturity of six months as published by the Board of Governors of the Federal Reserve System in Statistical Release No. H.15 or a similar publication.]]

            e. Missing Credit Documents: As set forth in Exhibit [C] hereto.

Notwithstanding anything contained in Section 2.04 of the Purchase Agreement to the contrary, Countrywide's obligation to repurchase from the Purchaser the Mortgage Loan related to a Missing Credit Document shall occur only in the event of a default by a Mortgagor or any material impairment of the Mortgaged Property directly arising a breach of Countrywide's obligation to deliver the Missing Credit Document within the time specified in Section 2.04 of the Purchase Agreement.

            [f. Pending Mortgage Loans: As set forth in Exhibit [C] hereto.]

            g. Purchase Proceeds: With respect to [the Mortgage Loans] [each Mortgage Loan], and as set forth in Exhibit [A] and Exhibit [B] hereto, the sum of (a) the product of (i) the Cut-off Date Balance of [such Mortgage Loan] [such Mortgage Loans], and (ii) the purchase price percentage set forth in Exhibit [A] hereto for such [Mortgage Loan] [Mortgage Loans], and (b) accrued interest from the Cut-off Date through the day prior to the Closing Date, inclusive.

            h. Servicing Fee Rate: [0.25%] [0.375%] [With respect to the period prior to the initial Interest Adjustment Date, [0.25]% and, thereafter, [0.375]%].

            3. Description of Mortgage Loans. Each Mortgage Loan complies with the specifications set forth below in all material respects.

            a. Loan Type: Each Mortgage Loan is a [Conventional] [Government] Mortgage Loan and a [Adjustable Rate] [Balloon] [Convertible] [Fixed Rate] Mortgage Loan.

            b. Lien Position: Each Mortgage Loan is secured by a perfected [first] [second] lien Mortgage.

            c. Underwriting Criteria: Each Mortgage Loan [was underwritten generally in accordance with Countrywide's credit underwriting guidelines in effect at the time such Mortgage Loan was originated] [conforms to the Fannie Mae or Freddie Mac mortgage eligibility criteria (as such criteria applies to Countrywide) and is eligible for sale to, and securitization by, Fannie Mae or Freddie Mac] [conforms in all material respects to the GNMA mortgage eligibility criteria and is eligible for sale and securitization into a GNMA mortgage-backed security] [at the time of origination was underwritten to guidelines which are consistent with an institutional investor-quality mortgage loan].

            Kindly acknowledge your agreement to the terms of this Purchase Confirmation by signing in the appropriate space below and returning this Purchase Confirmation to the undersigned. Telecopy signatures shall be deemed valid and binding to the same extent as the original.

Sincerely,                               Agreed to and Accepted by:

COUNTRYWIDE HOME LOANS, INC.             BARCLAYS BANK PLC

By:_______________________________       By:_____________________________
    Name: Darren Bigby                       Name:
    Title:                                   Title:

                                    EXHIBIT A

                                       to

                              PURCHASE CONFIRMATION

                             MORTGAGE LOAN SCHEDULE

                                   (attached)

                                    EXHIBIT B

                                       to

                              PURCHASE CONFIRMATION

                        CALCULATION OF PURCHASE PROCEEDS

                                   (attached)

                                    EXHIBIT C

                                       to

                              PURCHASE CONFIRMATION

                            MISSING CREDIT DOCUMENTS

         LOAN COUNT                  LOAN NUMBER                DOCUMENT
         ----------                  -----------                --------

                                    EXHIBIT D

                                       to

                              PURCHASE CONFIRMATION

                             PENDING MORTGAGE LOANS

         LOAN COUNT                  LOAN NUMBER                DOCUMENT
         ----------                  -----------                --------

                                    EXHIBIT C

                                   [RESERVED]

                                    EXHIBIT D

                           FORM OF TRADE CONFIRMATION

                            [COUNTRYWIDE LETTERHEAD]

                                                                          [DATE]

            Barclays Bank PLC
            200 Park Avenue
            New York, New York 10166
            Attn: [CONTACT, TITLE]

            Re: Sale of $[AMOUNT] Million of Mortgage Loans to Barclays Bank PLC (Deal No. yrmm-xxx)

            Ladies and Gentlemen:

            This Trade Confirmation confirms the agreement between Barclays Bank PLC ("Purchaser") and Countrywide Home Loans, Inc. ("Countrywide") pursuant to which Purchaser has agreed to purchase, and Countrywide has agreed to sell, those certain mortgage loans [identified][summarized] in Exhibit A hereto (the "Mortgage Loans"), subject to the terms set forth herein.

            Closing Date: _________ __, [year][, provided, however, that the parties shall use their best efforts to consummate the transaction prior to [DATE].

            Commitment Amount: $______________.

            Purchase Price: $______________.

            Percentage: ____%, subject to adjustment as set forth in Exhibit A. [Loan-level pricing as set forth in Exhibit A.]

            Product: [Jumbo]["A"][A-"]["Alt A"] [Sub-prime] [Conforming] [Conventional] [Government] [Second Lien/HELOC] [[fixed][(x/1) Index adjustable] rate mortgage loans]. (undefined terms should not be capitalized)

            Underwriting Criteria:

            Servicing Rights: RETAINED: Retained by Countrywide and serviced on a [scheduled/scheduled] [actual/actual] [scheduled][actual] basis for the servicing fee rate [equal to FEE% per annum][set forth in Exhibit A [for each Mortgage Loan]]. [ With respect to the period prior to the initial Interest Adjustment Date, 0.25% and, thereafter, 0.375%].

            Prepayment Penalties: Barclays Bank PLC shall be entitled to any penalties resulting from the prepayment of any Mortgage Loans by the related mortgagor(s).

            Documentation: [Assignment of a [type of agreement]] [Industry standard purchase and servicing agreement.]

            Conditions: [Review of Mortgage Loans by Purchaser to confirm conformance with this Trade Confirmation. Countrywide may, at its option, elect to substitute comparable mortgage loans for any Mortgage Loans rejected by Purchaser pursuant to the preceding sentence.]

            [Countrywide's sale of the Mortgage Loans is expressly subject to
(a) the review of the Mortgage Loans by Purchaser to confirm conformance with the Trade Confirmation, and (b) purchase of the Mortgage Loans by Countrywide on or before the Closing Date from the current owner of the Mortgage Loans (the "Current Owner"). If either of the foregoing conditions are not satisfied, Countrywide shall have no liability to Purchaser.]

            Non-Circumvent: Countrywide and Purchaser understand and agree that Countrywide may introduce the owner of the Mortgage Loans to Purchaser, that the Current Owner is a customer of Countrywide and that such relationship of Countrywide is confidential. Purchaser agrees, with respect to the Current Owner, Purchaser will not, for the purpose of purchasing other mortgage loans [for a period of one year from the Closing Date], communicate with or purchase such other mortgage loans from the Current Owner unless the Current Owner has had previous business dealings (other than any transactions involving Countrywide) with the Current Owner in a similar context.

            Please acknowledge your agreement to the terms and conditions of this Trade Confirmation by signing in the appropriate space below and returning a copy of the same to the undersigned. Telecopy signatures shall be deemed valid and binding to the same extent as the original.

Sincerely,                               Agreed to and Accepted by:

COUNTRYWIDE HOME LOANS, INC.             BARCLAYS BANK PLC

By:_________________________________     By:_______________________________
    Name: Darren Bigby                       Name:
    Title:                                   Title:

                                    EXHIBIT A

                                       to

                               TRADE CONFIRMATION

                 MORTGAGE LOAN SCHEDULE AND PRICING INFORMATION

                                   (attached)

                                    EXHIBIT B

                                       to

                               TRADE CONFIRMATION

                             UNDERWRITING GUIDELINES

                                   (attached)

                                    EXHIBIT E

                          COUNTRYWIDE HOME LOANS, INC.

                              OFFICER'S CERTIFICATE

            I, [NAME], hereby certify that I am the duly elected [TITLE] of Countrywide Home Loans, Inc., a corporation organized under the laws of the State of New York ( "Countrywide") and further as follows:

            1. Attached hereto as Exhibit 1 is a true, correct and complete copy of the Certificate of Incorporation of Countrywide which is in full force and effect on the date hereof.

            2. Attached hereto as Exhibit 2 is a true, correct and complete copy of the By-laws of Countrywide which are in effect on the date hereof.

            3. Attached hereto as Exhibit 3 is a Certificate of Good Standing of Countrywide issued within ten days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

            4. Attached hereto as Exhibit 4 is a true, correct and complete copy of the corporate resolutions of the Board of Directors of Countrywide authorizing Countrywide to execute and deliver each of the [Master Mortgage Loan Purchase Agreement and Servicing Agreement], dated as of [DATE], by and among [PARTY] (the "Purchaser"), and Countrywide (the "Sale and Servicing Agreement")] and to endorse the [Mortgage Notes and execute the Assignments of Mortgages by facsimile signature], and such resolutions are in effect on the date hereof.

            5. Each person listed on Exhibit 5 attached hereto who, as an officer or representative of Countrywide, signed (a) the [Sale and Servicing Agreement], and (b) any other document delivered or on the date hereof in connection with any purchase described in the agreements set forth above was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of Countrywide, who holds the office set forth opposite his or her name on Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

                  [Remainder of page intentionally left blank]

            IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of Countrywide.

Dated:      [DATE]



By:     ______________________________________

Name:   [NAME]

Title:  [TITLE]



[SEAL]

            I, [NAME OF ASSISTANT SECRETARY], an Assistant Secretary of Countrywide, hereby certify that [NAME] is the duly elected, qualified and acting [TITLE] of Countrywide and that the signature appearing above is her genuine signature.

            IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:      [DATE]



By:     ______________________________________

Name:   [NAME]

Title:  Assistant Secretary

[SEAL]

                                    EXHIBIT 1

                                       to

                              OFFICER'S CERTIFICATE

                                    EXHIBIT 2

                                       to

                              OFFICER'S CERTIFICATE

                                    EXHIBIT 3

                                       to

                              OFFICER'S CERTIFICATE

                                    EXHIBIT 4

                                       to

                              OFFICER'S CERTIFICATE

                             RESOLUTIONS ADOPTED BY
                            THE BOARD OF DIRECTORS OF
                          COUNTRYWIDE HOME LOANS, INC.
                                  AS OF [DATE]

                                    EXHIBIT 5

                                       to

                              OFFICER'S CERTIFICATE

         NAME                     TITLE                      SIGNATURE
---------------------- -------------------------- ------------------------------

---------------------- -------------------------- ------------------------------

---------------------- -------------------------- ------------------------------

---------------------- -------------------------- ------------------------------

---------------------- -------------------------- ------------------------------

---------------------- -------------------------- ------------------------------

---------------------- -------------------------- ------------------------------

                                    EXHIBIT F

                     FORM OF SECURITY RELEASE CERTIFICATION

                         I. Release of Security Interest

            The financial institution named below hereby relinquishes any and all right, title, interest, lien or claim of any kind it may have in all mortgage loans described on the attached Schedule A (the "Mortgage Loans"), to be purchased by Barclays Bank PLC from the company named on the next page (the "Company") pursuant to that certain Mortgage Loan Purchase Agreement, dated as of ______ __, 200_, and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Company or its designees, as of the date and time of the sale of such Mortgage Loans to Barclays Bank PLC. Such release shall be effective automatically without any further action by any party upon payment in one or more installments, in immediately available funds, of $_____________, in accordance with the wire instructions set forth below.

Name, Address and Wire Instructions of Financial Institution



_______________________________________
                (Name)



_______________________________________
               (Address)



_______________________________________
_______________________________________
_______________________________________



By:____________________________________

                          II. Certification of Release

            The Company named below hereby certifies to Barclays Bank PLC that, as of the date and time of the sale of the above-mentioned Mortgage Loans to Barclays Bank PLC the security interests in the Mortgage Loans released by the above-named financial institution comprise all security interests relating to or affecting any and all such Mortgage Loans. The Company warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.



By:
Title:
Date:

                                   EXHIBIT M-1

                           INDYMAC SERVICING AGREEMENT


================================================================================

                                    SERVICING
                                    AGREEMENT

                                     between

                               SUTTON FUNDING LLC

                                    Purchaser

                                       and

                              INDYMAC BANK, F.S.B.

                                 Seller/Servicer

                           Dated as of January 1, 2007

================================================================================

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Definitions...................................................

                                   ARTICLE II

                                    SERVICING

Section 2.01  Seller to Act as Servicer.....................................
Section 2.02  Liquidation of Mortgage Loans.................................
Section 2.03  Collection of Mortgage Loan Payments..........................
Section 2.04  Establishment of and Deposits to Custodial Account............
Section 2.05  Permitted Withdrawals from Custodial Account..................
Section 2.06  Establishment of and Deposits to Escrow Account...............
Section 2.07  Permitted Withdrawals from Escrow Account.....................
Section 2.08  Payment of Taxes, Insurance and Other Charges.................
Section 2.09  Protection of Accounts........................................
Section 2.10  Maintenance of Hazard Insurance...............................
Section 2.11  Maintenance of Mortgage Impairment Insurance..................
Section 2.12  Maintenance of Fidelity Bond and Errors and Omissions
               Insurance....................................................
Section 2.13  Inspections...................................................
Section 2.14  Restoration of Mortgaged Property.............................
Section 2.15  Title, Management and Disposition of REO Property.............
Section 2.16  Permitted Withdrawals with Respect to REO Property............
Section 2.17  Real Estate Owned Reports.....................................
Section 2.18  Liquidation Reports...........................................
Section 2.19  Reports of Foreclosures and Abandonments of Mortgaged
               Property.....................................................
Section 2.20  Notification of Adjustments...................................
Section 2.21  Maintenance of PMI Policy; Claims.............................

                                   ARTICLE III

                              PAYMENTS TO PURCHASER

Section 3.01  Remittances...................................................
Section 3.02  Statements to Purchaser.......................................
Section 3.03  Advances by Seller............................................

                                   ARTICLE IV

                          GENERAL SERVICING PROCEDURES

Section 4.01  Transfers of Mortgaged Property...............................
Section 4.02  Satisfaction of Mortgages and Release of Mortgage Files.......
Section 4.03  Servicing Compensation........................................
Section 4.04  Annual Statement as to Compliance.............................
Section 4.05  Annual Independent Public Accountants' Servicing Report.......
Section 4.06  Right to Examine Seller Records...............................
Section 4.07  Compliance with Gramm-Leach-Bliley Act of 1999................
Section 4.08  Credit Reporting..............................................
Section 4.09  Subservicing..................................................

                                    ARTICLE V

                               SELLER TO COOPERATE

Section 5.01  Provision of Information......................................
Section 5.02  Financial Statements; Servicing Facilities....................

                                   ARTICLE VI

                                   TERMINATION

Section 6.01  Agency Suspension.............................................
Section 6.02  Damages.......................................................
Section 6.03  Termination...................................................
Section 6.04  Termination without Cause.....................................

                                   ARTICLE VII

                                BOOKS AND RECORDS

Section 7.01  Possession of Servicing Files.................................

                                  ARTICLE VIII

                         INDEMNIFICATION AND ASSIGNMENT

Section 8.01  Indemnification...............................................
Section 8.02  Limitation on Liability of Seller and Others..................
Section 8.03  Limitation on Resignation and Assignment by Seller............
Section 8.04  Assignment by Purchaser.......................................
Section 8.05  Merger or Consolidation of the Seller.........................

                                   ARTICLE IX

             REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

Section 9.01  Authority and Capacity........................................

                                    ARTICLE X

                    REPRESENTATIONS AND WARRANTIES OF SELLER

Section 10.01 Due Organization and Authority................................
Section 10.02 Ordinary Course of Business...................................
Section 10.03 No Conflicts..................................................
Section 10.04 Ability to Service............................................
Section 10.05 Ability to Perform............................................
Section 10.06 No Litigation Pending.........................................
Section 10.07 No Consent Required...........................................
Section 10.08 No Untrue Information.........................................
Section 10.09 Reasonable Servicing Fee......................................
Section 10.10 Credit Reporting..............................................
Section 10.11 Mortgage Loans with Prepayment Premiums.......................
Section 10.12 Ability to Service............................................
Section 10.13 Reasonable Servicing Fee......................................

                                   ARTICLE XI

                                     DEFAULT

Section 11.01 Events of Default.............................................
Section 11.02 Waiver of Defaults............................................

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

Section 12.01 Notices.......................................................
Section 12.02 Waivers.......................................................
Section 12.03 Entire Agreement; Amendment...................................
Section 12.04 Execution; Binding Effect.....................................
Section 12.05 Headings......................................................
Section 12.06 Relationship of Parties.......................................
Section 12.07 Severability of Provisions....................................
Section 12.08 Recordation of Assignments of Mortgage........................
Section 12.09 Exhibits......................................................
Section 12.10 Counterparts..................................................
Section 12.11 No Solicitation...............................................
Section 12.12 Cooperation of Seller with a Reconstitution...................
Section 12.13 Governing Law Jurisdiction; Consent to Service of Process.....
Section 12.14 Waiver of Trial by Jury.......................................

                                  ARTICLE XIII

                    COMPLIANCE WITH REGULATION AB PROVISIONS

Section 13.01 Intent of the Parties; Reasonableness.........................
Section 13.02 Additional Representations and Warranties of the Seller.......
Section 13.03 Information to Be Provided by the Seller......................
Section 13.04 Servicer Compliance Statement.................................
Section 13.05 Report on Assessment of Compliance and Attestation............
Section 13.06 Use of Subservicers and Subcontractors........................
Section 13.07 Indemnification; Remedies.....................................



EXHIBITS

EXHIBIT 1         FORM OF TRIAL BALANCE
EXHIBIT 2         FORM OF CUSTODIAL ACCOUNT CERTIFICATION
EXHIBIT 3         FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT
EXHIBIT 4         FORM OF ESCROW ACCOUNT CERTIFICATION
EXHIBIT 5         FORM OF ESCROW ACCOUNT LETTER AGREEMENT
EXHIBIT 6         FORM OF MONTHLY REO PROPERTY STATEMENT
EXHIBIT 7         FORM OF LIQUIDATION REPORT
EXHIBIT 8         FORM OF MONTHLY REMITTANCE ADVICE
EXHIBIT 9         FORM OF INDEMNIFICATION AND CONTRIBUTION AGREEMENT
EXHIBIT 10        [RESERVED]
EXHIBIT 11        FORM OF ANNUAL CERTIFICATION
EXHIBIT 12        SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF
                  COMPLIANCE

                               SERVICING AGREEMENT

            This Servicing Agreement (the "Servicing Agreement" or the "Agreement") is entered into as of January 1, 2007, by and between INDYMAC BANK, F.S.B., a federal savings bank (the "Seller"), and SUTTON FUNDING LLC, a Delaware limited liability company (the "Purchaser").

            WHEREAS, the Purchaser and the Seller entered into a Mortgage Loan Purchase Agreement dated as of January 1, 2007 (the "Purchase Agreement") pursuant to which the Purchaser has agreed to purchase, from time to time, from the Seller, certain first and second lien, adjustable-rate and fixed-rate residential mortgage loans (the "Mortgage Loans") to be delivered as whole loans (each, a "Mortgage Loan Package") on a servicing retained basis; and

            WHEREAS, the Purchaser desires to have the Seller service and administer the Mortgage Loans on behalf of the Purchaser, and the parties desire to provide the terms and conditions of such servicing by the Seller.

            NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein and for other good and valuable consideration, the receipt and the sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

            Section 1.01 Definitions.

            All capitalized terms not otherwise defined herein have the respective meanings set forth in the Purchase Agreement. The following terms are defined as follows:

            Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

            Ancillary Income: All late charges, assumption fees, escrow account benefits, reinstatement fees, Prepayment Penalties, and similar types of fees arising from or in connection with any Mortgage, to the extent not otherwise payable to the Mortgagor under applicable law or pursuant to the terms of the related Mortgage Note.

            Best's: Best's Key Rating Guide.

            Closing Date: The date or dates on which the Purchaser from time to time shall purchase and the Seller from time to time shall sell the Mortgage Loans listed on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

            Commission: The United States Securities and Exchange Commission.

            Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

            Custodial Account: The separate account or accounts created and maintained pursuant to Section 2.04.

            Cut-off Date: The date or dates designated as such on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

            Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

            Determination Date: The earlier of two (2) Business Days prior to the related Remittance Date, or the 10th day of the month in which the related Remittance Date occurs.

            Due Period: With respect to each Remittance Date, the period commencing on the first day of the month preceding the month of the Remittance Date and ending on the last day of the month preceding the month of the Remittance Date.

            Eligible Account: An account or accounts (i) maintained with a depository institution the short term debt obligations of which are rated by a nationally recognized statistical rating agency in one of its two (2) highest rating categories at the time of any deposit therein, (ii) the deposits of which are insured up to the maximum permitted by the FDIC, or (iii) maintained with an institution and in a manner acceptable to Fannie Mae or Freddie Mac.

            Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by the Seller pursuant to Section 2.12.

            Escrow Account: The separate account or accounts created and maintained pursuant to Section 2.06.

            Escrow Payment: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

            Event of Default: Any one of the conditions or circumstances enumerated in Section 11.01.

            Exchange Act: The Securities Exchange Act of 1934, as amended.

            Fannie Mae Guides: The Fannie Mae Sellers' Guide and the Fannie Mae Servicers' Guide, and all amendments or additions thereto.

            Fidelity Bond: A fidelity bond to be maintained by the Seller pursuant to Section 2.12.

            Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

            Interest Rate Adjustment Date: With respect to each adjustable rate Mortgage Loan, the date, specified in the related Mortgage Note and the related Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

            Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

            Monthly Remittance Advice: As defined in Section 3.02.

            Mortgage Impairment Insurance: A mortgage impairment or blanket hazard insurance policy as described in Section 2.11.

            Mortgaged Property: With respect to a Mortgage Loan that is not a Co-op Loan, the Mortgagor's real property (or leasehold estate, if applicable) securing repayment of a related Mortgage Note, consisting of an unsubordinated estate in fee simple or, with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely accepted practice, a leasehold estate, in a single parcel or multiple parcels of real property improved by a Residential Dwelling. With respect to a Co-op Loan, the stock allocated to a dwelling unit in the residential cooperative housing corporation that was pledged to secure such Co-op Loan and the related Co-op Lease.

            Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President, Vice President or an Assistant Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller, and delivered to the Purchaser.

            PMI Policy or Primary Insurance Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer.

            Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal (Northeast edition).

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, excluding any Prepayment Penalty or premium thereon, if so provided in the related Purchase Price and Terms Agreement, and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Principal Prepayment Period: The period beginning on the second day of the month preceding the month in which the related Remittance Date occurs and ending on the first day of the month in which the related Remittance Date occurs.

            Purchase Agreement: The Mortgage Loan Purchase Agreement between the Purchaser and the Seller related to the purchase of the Mortgage Loans dated as of the initial Cut-off Date.

            Qualified Depository: A commercial bank, a savings bank or a savings and loan association (which may be a depository affiliate of the Servicer) which meets the guidelines set forth by Fannie Mae or Freddie Mac as an eligible depository institution for custodial accounts. In any case, the Custodial Account shall be insured by the FDIC in a manner which shall provide maximum available insurance thereunder and which may be drawn on by the Servicer.

            Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, approved as an insurer by Fannie Mae and Freddie Mac and whose claims paying ability is rated in the highest category by any of the Rating Agencies with respect to primary mortgage insurance and, in addition, in the two highest rating categories by Best's with respect to hazard and flood insurance or such other rating as may be required by a Rating Agency in connection with a Securitization Transaction in order to achieve the desired ratings for the securities to be issued in connection with such Securitization Transaction.

            Reconstitution: Any Securitization Transaction or Whole Loan
Transfer.

            Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1506-1631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            REMIC: A "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

            REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Subchapter M of Chapter 1, of the Code, and related provisions, and proposed, temporary and final Treasury Regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

            Remittance Date: The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following) of any month, beginning with the first Remittance Date on February 18, 2007.

            REO Property: A Mortgaged Property acquired by the Purchaser or its designee or the Seller on behalf of the Purchaser through foreclosure or by deed in lieu of foreclosure, as described in Section 2.15.

            Regulation AB: Regulation AB under the Securities Act and the Securities Exchange Act, as such regulation may be amended from time to time.

            Securities Act: The federal Securities Act of 1933, as amended.

            Securities Exchange Act: The federal Securities Exchange Act of 1934, as amended.

            Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

            Seller: As defined in the recitals to this Agreement.

            Servicer: As defined in Section 13.03(c).

            Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance by the Seller of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage and (d) compliance with the obligations under Section 2.08 (except with respect to any expenses incurred in connection with procuring or transferring Tax Service Contracts as provided therein).

            Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

            Servicing Fee: With respect to each Mortgage Loan subject to this Agreement, the amount of the annual fee the Purchaser shall pay to the Seller, which shall, for each month, be equal to one-twelfth of (i) the product of the Servicing Fee Rate and (ii) the unpaid principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed, and shall be pro rated (based upon the number of days of the related month the Seller so acted as Seller relative to the total number of days in that month) for each part thereof.

            Servicing Fee Rate: With respect to each Mortgage Loan, an amount per annum as set forth in the related Purchase Price and Terms Agreement.

            Servicing File: With respect to each Mortgage Loan, the file retained by the Seller, during the period in which the Seller is acting as servicer pursuant to this Agreement, consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser, its designee or the Custodian and copies of the Mortgage Loan Documents listed on Exhibit A to the Purchase Agreement.

            Servicer Information: As defined in Section 13.07(a).

            Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer.

            Subservicer: Any Person that services Mortgage Loans on behalf of the Seller or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Seller under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

            Tax Service Contract: A paid-in-full, life-of-loan tax service contract with First American Real Estate Tax Service, as described in Section
2.08 hereof.

            Termination Fee: The amount paid by the Purchaser to the Seller in the event of the Seller's termination, without cause, as servicer. Such fee shall equal the percentage amount set forth in Section 6.04 hereof of the then current aggregate unpaid principal balance of the related Mortgage Loans.

            Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

                                   ARTICLE II

                                    SERVICING

            Section 2.01 Seller to Act as Servicer.

            (a) From and after the related Closing Date, the Seller, as an independent contractor, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone or through subservicers or agents, to do any and all things in connection with such servicing and administration which the Seller may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices. Except as set forth in this Agreement, the Seller shall service the Mortgage Loans in strict compliance with the servicing provisions related to the Fannie Mae MBS Program (Special Servicing Option) of the Fannie Mae Guides. In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of this Agreement and any of the servicing provisions of the Fannie Mae Guides, the provisions of this Agreement shall control and be binding upon the Purchaser and the Seller.

            Consistent with the terms of this Agreement, the Seller may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Seller's reasonable and prudent determination such waiver, modification, postponement or indulgence is not individually or in the aggregate materially adverse to the Purchaser, provided, however, that unless the Seller has obtained the prior written consent of the Purchaser, the Seller shall not (unless the Mortgagor is in default with respect to the Mortgage Loan, or such default is, in the judgment of the Servicer, imminent) permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest or any penalty or premium on the prepayment of principal, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. Without limiting the generality of the foregoing, the Seller shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Seller, the Purchaser shall furnish the Seller with any powers of attorney and other documents necessary or appropriate to enable the Seller to carry out its servicing and administrative duties under this Agreement.

            In servicing and administering the Mortgage Loans, the Seller shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Purchaser's reliance on the Seller. In addition, the Seller shall retain adequate personnel to effect such servicing and administration of the Mortgage Loans.

            The Seller shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Seller shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, Seller shall be under no obligation to deal with any Person with respect to this Agreement or the Mortgage Loans unless the Seller has been notified of such transfers as provided in this Section 2.01. The Purchaser may sell and transfer, in whole or in part, the Mortgage Loans, provided that no such sale and transfer shall be binding upon Seller unless such transferee shall agree in writing to be bound by the terms of this Agreement and the Purchase Agreement. Upon the execution of such writing, the Seller shall mark its books and records to reflect the ownership of the Mortgage Loans by such assignee, and the previous Purchaser shall be released from its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the Purchaser and the Seller and their permitted successors, assignees and designees.

            The Servicing File retained by the Seller pursuant to this Agreement shall be appropriately marked and identified in the Seller's computer system to clearly reflect the sale of the related Mortgage Loan to the Purchaser. The Seller shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement, except when such release is required in connection with a repurchase of any such Mortgage Loan pursuant to Section 9 of the Purchase Agreement.

            The Seller shall forward to the Custodian or, at the request of the Purchaser, to the Purchaser or its designee, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution; provided, however, that the Seller shall provide the Custodian with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ninety days of its submission for recordation.

            In the event that such original or copy of any document submitted for recordation to the appropriate public recording office is not so delivered to the Custodian within 90 days of the related Closing Date, and in the event that the Seller does not cure such failure within 30 days of discovery or receipt of written notification of such failure from the Purchaser, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Seller at the price and in the manner specified in Section 9 of the Purchase Agreement. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction, provided that (i) the Seller shall deliver a recording receipt of such recording office or, if such recording receipt is not available, an Officer's Certificate of the Seller, which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian; provided, however, that any recorded document shall in no event be delivered later than one year following the related Closing Date.

            The Seller must have an internal quality control program that verifies in a manner consistent with accepted industry procedures, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program must be capable of evaluating and monitoring the overall quality of it's loan production and servicing activities. The program is to ensure that the Mortgage Loans are originated and serviced in accordance with prudent mortgage banking practices and accounting principles; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

            If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Seller shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action, that under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860(a)(2) of the Code and the tax on "contributions" to a REMIC set forth in Section 860D of the Code) unless the Seller has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any tax on the REMIC.

            (b) In addition to the Seller's servicing obligations as set forth herein, the Seller shall not consent to the placement of a lien on the Mortgaged Property senior to that of the related Mortgage.

            Section 2.02 Liquidation of Mortgage Loans.

            In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 2.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Seller shall take such action as (1) the Seller would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices, (3) the Seller shall determine prudently to be in the best interest of Purchaser and (4) is consistent with any related PMI Policy. In the event that any payment due under any Mortgage Loan is not postponed pursuant to
Section 2.01 and remains delinquent for a period of 60 days or any other default continues for a period of 60 days beyond the expiration of any grace or cure period (or such other period as is required by law in the jurisdiction where the related Mortgaged Property is located), the Seller shall commence foreclosure proceedings in accordance with the Fannie Mae Guides, provided that, prior to commencing foreclosure proceedings, the Seller shall notify the Purchaser in writing of the Seller's intention to do so, and the Seller shall not commence foreclosure proceedings if the Purchaser objects to such action within ten (10) Business Days of receiving such notice. In such connection, the Seller shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Seller shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Purchaser after reimbursement to itself for such expenses and
(b) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 2.05) or through Insurance Proceeds (respecting which it shall have similar priority).

            Notwithstanding anything to the contrary contained herein, in connection with a foreclosure, in the event the Seller has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector the Seller shall cause the Mortgaged Property to be so inspected at the Purchaser's expense. Upon completion of the inspection, the Seller shall promptly provide the Purchaser with a written report of the environmental inspection.

            After reviewing the environmental inspection report, the Purchaser shall determine how the Seller shall proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser directs the Seller to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Seller shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Seller, the Seller shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 2.05 hereof. In the event the Purchaser directs the Seller not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Seller shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 2.05 hereof.

            Section 2.03 Collection of Mortgage Loan Payments.

            Continuously from the related Closing Date, the Seller shall proceed diligently to collect all payments due under each of the related Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

            Section 2.04 Establishment of and Deposits to Custodial Account.

            The Seller shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall establish one or more Custodial Accounts, in the form of time deposit or demand accounts, to be maintained in trust for the Purchaser and titled "IndyMac Bank, F.S.B., in trust for Sutton Funding LLC as Purchaser of Mortgage Loans." The Custodial Account shall be established with a Qualified Depository acceptable to the Purchaser. The Seller and the Purchaser intend that the Custodial Account be a special deposit account. Any funds deposited in the Custodial Account shall at all times be fully insured to the full extent permitted under applicable law. The creation of any Custodial Account shall be evidenced by a certification in the form of Exhibit 2 hereto, in the case of an account established with the Seller, or by a letter agreement in the form of
Exhibit 3 hereto, in the case of an account held by a depository other than the Seller. A copy of such certification or letter agreement shall be furnished to the Purchaser and, upon request, to any subsequent purchaser.

            The Seller shall deposit in the Custodial Account on a daily basis and retain therein, the following collections received by the Seller and payments made by the Seller after the related Cut-off Date, other than payments of principal and interest due on or before the related Cut-off Date or received by the Seller prior to the related Cut-off Date but allocable to a period subsequent thereto:

            (i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

            (ii) all payments on account of interest on the Mortgage;

            (iii) all Liquidation Proceeds and any amount received with respect to REO Property;

            (iv) all Insurance Proceeds including amounts required to be deposited pursuant to Section 2.10 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 2.14),
      Section 2.11 and 2.15;

            (v) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 2.14;

            (vi) any amount required to be deposited in the Custodial Account pursuant to Section 2.01, 2.09, 2.16, 3.01, 4.01 or 4.02;

            (vii) any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 9 of the Purchase Agreement; and

            (viii) any amounts required to be deposited by the Seller pursuant to Section 2.11 in connection with the deductible clause in any blanket hazard insurance policy.

            The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, unless otherwise provided herein, Ancillary Income need not be deposited by the Seller into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Seller and the Seller shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 2.05.

            Section 2.05 Permitted Withdrawals from Custodial Account.

            Subject to Section 3.01, on each Remittance Date, the Seller shall be entitled to funds from the Custodial Account for the following purposes:

            (i) to pay to itself the Servicing Fee;

            (ii) to reimburse the Seller for unreimbursed Servicing Advances (except to the extent reimbursed pursuant to Section 2.07), any accrued but unpaid Servicing Fees and for unreimbursed advances of Seller funds made pursuant to Sections 2.16 or 3.03, the Seller's right to reimburse itself pursuant to this subclause (ii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Seller from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Seller's right thereto shall be prior to the rights of the Purchaser, except that where the Seller is required to purchase a Mortgage Loan pursuant to
      Section 4.02 of this Agreement, the Seller's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

            (iii) to pay the Seller any interest earned on funds deposited in the Custodial Account (all such interest to be paid monthly not later than each Remittance Date);

            (iv) to clear and terminate the Custodial Account upon the termination of this Agreement; and

            (v) to reimburse itself for advances of the Seller's funds made pursuant to Section 3.03, the Seller's right to reimburse itself pursuant to this subclause (v) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Seller's right thereto shall be prior to the rights of Purchaser, except that, where the Seller is required to repurchase a Mortgage Loan pursuant to Section 9 of the Purchase Agreement or Section 4.02 of this Agreement, the Seller's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan.

            Section 2.06 Establishment of and Deposits to Escrow Account.

            The Seller shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, "IndyMac Bank, F.S.B., in trust for Sutton Funding LLC as Purchaser of Mortgage Loans." The Seller and the Purchaser intend that the Escrow Account be a special deposit account. The Escrow Account shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder. Funds deposited in the Escrow Accounts may be drawn on by the Seller in accordance with Section 2.07. The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit 4 hereto, in the case of an account established with the Seller, or by a letter agreement in the form of
Exhibit 5 hereto, in the case of an account held by a depository other than the Seller. A copy of such certification shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

            The Seller shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

            (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

            (ii) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

            The Seller shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in
Section 2.07. The Seller shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law or the applicable mortgage loan documents to be paid to the Mortgagor. To the extent required by law, the Seller shall pay from its own funds interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

            Section 2.07 Permitted Withdrawals from Escrow Account.

            Withdrawals from the Escrow Account or Accounts may be made by the Seller only:

            (i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

            (ii) to reimburse the Seller for any Servicing Advance made by the Seller pursuant to Section 2.08 (except with respect to any expenses incurred in procuring or transferring Tax Service Contracts) with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

            (iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan or applicable federal or state law or judicial or administrative ruling;

            (iv) for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

            (v) for application to restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 2.14;

            (vi) to pay to the Seller, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account; and

            (vii) to clear and terminate the Escrow Account on the termination of this Agreement.

            Section 2.08 Payment of Taxes, Insurance and Other Charges.

            With respect to each Mortgage Loan, the Seller shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Seller in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Seller shall determine whether any such payments are made by the Mortgagor at the time they first become due. The Seller assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments, and the Seller shall make Servicing Advances to effect such payments within such time period as will avoid the loss of the related Mortgaged Property by foreclosure of a tax or other lien.

            Section 2.09 Protection of Accounts.

            The Seller may transfer the Escrow Account to a different Qualified Depository from time to time. Such transfer shall be made only upon obtaining the prior written consent of the Purchaser, which consent shall not be withheld unreasonably.

            The Seller shall bear any expenses, losses or damages sustained by the Purchaser because the Escrow Account are not demand deposit accounts.

            Section 2.10 Maintenance of Hazard Insurance.

            The Seller shall cause to be maintained for each Mortgage Loan, hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer rated A:VI or better in the current Best's against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located that conforms to the requirements of Fannie Mae or Freddie Mac.

            If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is, and shall continue to be, covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration as in effect with a generally acceptable insurance carrier rated A:VI or better in Best's in an amount representing coverage not less than the lesser of (i) the aggregate unpaid Stated Principal Balance of the related Mortgage Loan and of any mortgage loan senior to such Mortgage Loan,
(ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended (regardless of whether the area in which such Mortgaged Property is located is participating in such program), and (iii) the full replacement value of the improvements which are part of such Mortgaged Property. If a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the National Flood Insurance Act of 1968, as amended, the Seller shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty five (45) days after such notification, the Seller shall immediately force place the required flood insurance on the Mortgagor's behalf.

            If a Mortgage is secured by a unit in a condominium project, the Seller shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae requirements, and secure from the owner's association its agreement to notify the Seller promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

            The Seller shall cause to be maintained on each Mortgaged Property such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with Accepted Servicing Practices.

            In the event that the Purchaser or the Seller shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Seller shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor's attention the desirability of protection of the Mortgaged Property.

            All policies required hereunder shall name the Seller and its successors and assigns as a mortgagee and loss payee and shall be endorsed with non contributory standard or New York mortgagee clauses which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

            The Seller shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Seller shall not accept any such insurance policies from insurance companies unless such companies are rated A:VI or better in Best's and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Seller shall determine that such policies provide sufficient risk coverage and amounts as required pursuant to the Fannie Mae Guides, that they insure the property owner and that they properly describe the property address. The Seller shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date; provided, however, that in the event that no such notice is furnished by the Seller, the Seller shall ensure that replacement insurance policies are in place in the required coverages and the Seller shall be solely liable for any losses in the event coverage is not provided.

            Pursuant to Section 2.04, any amounts collected by the Seller under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Seller's normal servicing procedures as specified in Section 2.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 2.05.

            Section 2.11 Maintenance of Mortgage Impairment Insurance.

            In the event that the Seller shall obtain and maintain, at its own expense, a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 2.10 and otherwise complies with all other requirements of
Section 2.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 2.10. Any amounts collected by the Seller under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 2.05. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 2.10, and there shall have been a loss which would have been covered by such policy, the Seller shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Seller's funds, without reimbursement therefor. Upon request of the Purchaser, the Seller shall cause to be delivered to the Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Purchaser.

            Section 2.12 Maintenance of Fidelity Bond and Errors and Omissions
                         Insurance.

            The Seller shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans. These policies shall insure the Seller against losses resulting from dishonest or fraudulent acts committed by the Seller's personnel, any employees of outside firms that provide data processing services for the Seller, and temporary contract employees or student interns. The Fidelity Bond shall also protect and insure the Seller against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 2.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Seller from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Servicing Guide or by Freddie Mac in the Freddie Mac Servicers' Guide or in an amount as may be permitted to the Seller by express waiver of Fannie Mae or Freddie Mac. Upon the request of the Purchaser, the Seller shall cause to be delivered to the Purchaser a certified true copy of such Fidelity Bond and Errors and Omissions Insurance Policy and a statement from the surety and the insurer that such Fidelity Bond and Errors and Omissions Insurance Policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Purchaser.

            Section 2.13 Inspections.

            The Seller shall inspect the Mortgaged Property as often as is deemed necessary by the Seller to assure itself that the value of the Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than 60 days delinquent, the Seller shall immediately inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices. The Seller shall keep a written report of each such inspection.

            Section 2.14 Restoration of Mortgaged Property.

            The Seller need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices and the terms of this Agreement. At a minimum, the Seller shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation
Proceeds:

            (i) the Seller shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

            (ii) the Seller shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens;

            (iii) the Seller shall verify that the Mortgage Loan is not in default; and

            (iv) pending repairs or restoration, the Seller shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

            If the Purchaser is named as an additional loss payee, the Seller is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

            Section 2.15 Title, Management and Disposition of REO Property.

            In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued in the name of the Seller or its designee, on behalf of the Purchaser, or in the event the Purchaser or its designee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be issued in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Seller from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Seller shall acknowledge in writing that such title is being held as nominee for the Seller, on behalf of the Purchaser.

            The Seller shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale. The Seller, either itself or through an agent selected by the Seller, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Seller shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Seller deems to be in the best interest of the Purchaser. The Seller shall notify the Purchaser from time to time as to the status of each REO Property.

            If a REMIC election is or is to be made with respect to the arrangement under which the Mortgage Loans and any REO Property are held, the Seller shall manage, conserve, protect and operate each REO Property in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by such REMIC of any "income from non permitted assets" within the meaning of Section 860(a)(2)(B) of the Code or any "net income from foreclosure property" within the meaning of Section 860(a)(2)(B) of the Code.

            The Seller shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within two years after title has been taken to such REO Property, unless the Seller determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than two years is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Seller shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Seller as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement among the Seller and Purchaser shall be entered into with respect to such purchase money mortgage.

            The Seller shall also maintain on each REO Property fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, flood insurance in the amount required in Section 2.10 hereof.

            Each REO disposition shall be carried out by the Seller at such price and upon such terms and conditions as the Seller reasonably determines to be in the best interest of the Purchaser and provided the sales price and the related terms and conditions are results of arm's-length negotiation. No REO disposition shall be effected without the prior written consent of the Purchaser. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Seller shall reimburse itself pursuant to Section
2.05 (ii) hereof, for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to this Section, and on the Remittance Date immediately following the Principal Prepayment Period in which such sale proceeds are received, the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Purchaser; provided that such distribution shall, in any event, be made within ninety (90) days from and after the closing of the sale of such REO Property.

            In addition to the Seller's obligations set forth in this Section 2.15, the Seller shall deliver written notice to the Purchaser whenever title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure together with a copy of the drive-by appraisal of the related Mortgaged Property obtained by the Seller on or prior to the date of such acquisition.

            With respect to each REO Property, the Seller shall hold all funds collected and received in connection with the operation of the REO Property in the Custodial Account. The Seller shall cause to be deposited on a daily basis upon the receipt thereof in each Custodial Account all revenues received with respect to the conservation and disposition of the related REO Property.

            Section 2.16 Permitted Withdrawals with Respect to REO Property.

            For so long as the Seller is acting as servicer of any Mortgage Loan relating to any REO Property, the Seller shall withdraw funds on deposit in the Custodial Account with respect to each related REO Property necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 2.10 and the fees of any managing agent acting on behalf of the Seller. The Seller shall make monthly distributions on each Remittance Date to the Purchaser of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in Section 2.15 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

            Section 2.17 Real Estate Owned Reports.

            For so long as the Seller is acting as servicer of any Mortgage Loan relating to any REO Property, the Seller shall furnish to the Purchaser on or before the 15th Business Day of each month a statement in the form of Exhibit 6 hereto with respect to any REO Property covering the operation of such REO Property for the previous month and the Seller's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

            Section 2.18 Liquidation Reports.

            For so long as the Seller is acting as servicer of any Mortgage Loan relating to any REO Property, upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Seller shall submit to the Purchaser a liquidation report in the form of Exhibit 7 hereto with respect to such Mortgaged Property.

            Section 2.19 Reports of Foreclosures and Abandonments of Mortgaged
                         Property.

            For so long as the Seller is acting as servicer of any Mortgage Loan relating to any REO Property, following the foreclosure sale or abandonment of any Mortgaged Property, the Seller shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code or any successor provision thereof.

            Section 2.20 Notification of Adjustments.

            With respect to each Adjustable Rate Mortgage Loan, the Seller shall adjust the Mortgage Interest Rate on the related Interest Rate Adjustment Date and shall adjust the Monthly Payment accordingly in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. If, pursuant to the terms of the Mortgage Note, another index is selected for determining the Mortgage Interest Rate, the same index will be used with respect to each Mortgage Note which requires a new index to be selected, provided that such selection does not conflict with the terms of the related Mortgage Note. The Seller shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. The Seller shall promptly upon written request thereof, deliver to the Purchaser such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Seller, or any Purchaser that the Seller has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Seller shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused the Purchaser thereby.

            Section 2.21 Maintenance of PMI Policy; Claims.

            With respect to each Mortgage Loan with a LTV in excess of 80%, the Seller shall, without any cost to the Purchaser, maintain or cause the Mortgagor to maintain in full force and effect a PMI Policy insuring that portion of the Mortgage Loan in excess of 75% of value, and shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to 80%. In the event that such PMI Policy shall be terminated, the Seller shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy. If the insurer shall cease to be a Qualified Insurer, the Seller shall determine whether recoveries under the PMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Seller shall in no event have any responsibility or liability for any failure to recover under the PMI Policy for such reason. If the Seller determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Seller shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Seller, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 4.01, the Seller shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Seller shall obtain a replacement PMI Policy as provided above.

            In connection with its activities as servicer, the Seller agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any PMI Policy in a timely fashion in accordance with the terms of such PMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy respecting a defaulted Mortgage Loan. Pursuant to Section 2.04, any amounts collected by the Seller under any PMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 2.05.

                                  ARTICLE III

                              PAYMENTS TO PURCHASER

            Section 3.01 Remittances.

            On each Remittance Date the Seller shall remit by wire transfer of immediately available funds to the Purchaser (a) all amounts deposited in the Custodial Account as of the close of business on the 10th day of the month in which the Remittance Date occurs, except Principal Prepayments received on or after the second day of the month in which the Remittance Date occurs which shall be remitted to the Purchaser on the next following Remittance Date, together with an amount representing compensating interest which, when added to all amounts allocable to interest received in connection with such partial Principal Prepayment equals thirty (30) days' interest at the Mortgage Interest Rate net of the Servicing Fee on the amount of principal so prepaid (net of charges against or withdrawals from the Custodial Account pursuant to Section 2.05), plus (b) all amounts, if any, which the Seller is obligated to distribute pursuant to Section 3.03 and minus (c) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month of the Remittance Date, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts

            With respect to any remittance received by the Purchaser after the second Business Day following the Business Day on which such payment was due, the Seller shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Seller on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Seller of any such interest shall not be deemed an extension of time for payment or a waiver by the Purchaser of any Event of Default.

            Section 3.02 Statements to Purchaser.

            Not later than on the tenth (10th) day of the month in which the Remittance Date occurs, the Seller shall furnish to the Purchaser a monthly remittance advice in hard copy or electronic format acceptable to the Purchaser, in the form set forth as Exhibit 8 hereto (the "Monthly Remittance Advice"), as to the accompanying remittance and the period ending on the tenth (10th) day of the month in which the Remittance Date occurs and a copy of the bank statement for the Custodial Account for the immediately preceding month.

            In addition, the Seller shall furnish to Purchaser an individual loan accounting report in hard copy or electronic format, as of the last Business Day of each month, in the Purchaser's assigned loan number order to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, the corresponding individual loan accounting report shall be received by the Purchaser no later than the fifth Business Day of the following month, which report shall contain the following:

            (i) with respect to each Monthly Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 3.01);

            (ii) with respect to each Monthly Payment, the amount of such remittance allocable to interest and assumption fees;

            (iii) the amount of servicing compensation received by the Seller during the prior distribution period;

            (iv) the aggregate Stated Principal Balance of the Mortgage Loans;

            (v) the aggregate of any expenses reimbursed to the Servicer during the prior distribution period pursuant to Section 2.05 or 2.07; and

            (vi) the number and aggregate outstanding principal balances of Mortgage Loans (a) delinquent (1) 30 to 59 days, (2) 60 to 89 days, (3) 90 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired.

            The Seller shall also provide a trial balance, sorted in Purchaser's assigned loan number order, in the form of Exhibit 1 hereto, with each such report.

            In addition, not more than 60 days after the end of each calendar year, commencing in 2007, the Seller shall furnish to each Person who was a Purchaser of the Mortgage Loans at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year. Such obligation of the Seller shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Seller pursuant to any requirements of the Internal Revenue Code as from time to time are in force.

            The Seller shall prepare and file any and all tax returns, information statements or other filings for the previous tax year and subsequent tax years required to be delivered to any governmental taxing authority or to the Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Seller shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as the Purchaser may reasonably request from time to time and which may be reasonably available to the Seller.

            Section 3.03 Advances by Seller.

            On the Business Day immediately preceding each Remittance Date, the Seller shall deposit in the Custodial Account from its own funds an amount equal to all Monthly Payments which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date or which were deferred pursuant to
Section 2.01. The Seller's obligation to make such advances as to any Mortgage Loan will continue through the date of foreclosure sale or sale of any property acquired through foreclosure or by deed in lieu of foreclosure, whichever is later with respect to each of the Mortgage Loans or until the Seller deems such an advance to be nonrecoverable. Except as otherwise provided herein, the Seller shall be entitled to first priority reimbursement pursuant to Section 2.05 hereof for principal and interest advances and for Servicing Advances from recoveries from the related Mortgagor or from all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loan.

                                   ARTICLE IV

                          GENERAL SERVICING PROCEDURES

            Section 4.01 Transfers of Mortgaged Property.

            Except as otherwise set forth herein, the Seller shall be required to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage or the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Seller shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, that the Seller shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy, if any.

            If the Seller reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Seller will enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Section 4.01, the Seller, with the prior written consent of the primary mortgage insurer, if any, and to the extent required by the applicable insurance agreement, is authorized to prepare substitution of liability agreement and any other document required in connection therewith to be entered into by the Purchaser and the person to whom the Mortgaged Property has been conveyed or is to be proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement. If an assumption fee is collected by the Seller for entering into an assumption agreement, a portion of such fee, up to an amount equal to one-half of one percent (0.5%) of the outstanding principal balance of the related Mortgage Loan, will be retained by the Seller as additional servicing compensation, and any portion thereof in excess of one-half of one percent (0.5%) shall be deposited in the Custodial Account for the benefit of the Purchaser. In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed.

            To the extent that any Mortgage Loan is assumable, the Seller shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the Underwriting Guidelines for approving the credit of the proposed transferee which are used by the Seller with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such Underwriting Guidelines, the Seller diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

            Section 4.02 Satisfaction of Mortgages and Release of Mortgage
Files.

            Upon the payment in full of any Mortgage Loan, or the receipt by the Seller of a notification that payment in full will be escrowed in a manner customary for such purposes, the Seller shall notify the Purchaser in the Monthly Remittance Advice as provided in Section 3.02, and may request the release of any Mortgage Loan Documents from the Purchaser in accordance with this Section 4.02 hereof. Such Mortgage Note shall be held by the Seller, in trust, for the purpose of canceling such Mortgage Note and delivering the cancelled Mortgage Note to the Mortgagor in a timely manner as and to the extent provided under applicable state law. If the Mortgage has been recorded in the name of MERS or its designee, the Seller shall take all necessary action to effect the release of the Mortgage Loan on the records of MERS.

            If the Seller satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Seller otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Seller shall purchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within 2 Business Days of receipt of such demand by the Purchaser. The Seller shall maintain a Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 2.12 insuring the Seller against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

            Section 4.03 Servicing Compensation.

            As consideration for servicing the Mortgage Loans hereunder, the Seller shall withdraw the Servicing Fee with respect to each Mortgage Loan from the Custodial Account pursuant to Section 2.05 hereof. Such Servicing Fee shall be payable monthly, computed on the basis of the number of Mortgage Loans subject to this Agreement. The Servicing Fee shall be pro-rated when servicing is for less than one month. The obligation of the Purchaser to pay, and the Seller's right to withdraw, the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion of such Monthly Payment collected by the Seller, or as otherwise provided under Section 2.05. The Seller recognizes that to the extent it does not recover all accrued but unpaid Servicing Fees under Section 4.03, the Purchaser shall not have any liability with respect to such shortfalls.

            Additional servicing compensation in the form of Ancillary Income shall be retained by the Seller to the extent not required to be deposited in the Custodial Account. The Seller shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

            Section 4.04 Annual Statement as to Compliance.

            To the extent not required by Section 13.04 hereof, the Seller shall deliver to the Purchaser, (a) on or before March 10th each year beginning March 10, 2007, an Officer's Certificate, stating that (i) a review of the activities of the Seller during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision, and (ii) the Seller has complied fully with the provisions of Article II and Article IV and to the best of such officer's knowledge, based on such review, the Seller has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Seller to cure such default.

            Section 4.05 Annual Independent Public Accountants' Servicing
Report.

            To the extent not required by Section 13.05 hereof, as long as any Mortgage Loans are being serviced hereunder, or were serviced during the prior calendar year on or before March 10th of each year beginning March 10, 2007, the Seller, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans and this Agreement and that such firm is of the opinion that the provisions of
Article II and Article III have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for such exceptions as such firm shall believe to be immaterial.

            Section 4.06 Right to Examine Seller Records.

            The Purchaser shall have the right to examine and audit any and all of the books, records, or other information of the Seller, whether held by the Seller or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice.

            Section 4.07 Compliance with Gramm-Leach-Bliley Act of 1999.

            With respect to each Mortgage Loan and the related Mortgagor, the Seller shall comply with Title V of the Gramm-Leach-Bliley Act of 1999 and all applicable regulations promulgated thereunder, and shall provide all notices required thereunder.

            Section 4.08 Credit Reporting.

            The Seller shall fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis. Additionally, the Seller will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan, the Seller agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.

            Section 4.09 Subservicing. The Seller shall not hire or otherwise utilize a subservicer hereunder without the prior written consent of the Purchaser and its designee. Any such subservicer must agree in writing to comply with Sections 4.04, 4.05 and 12.12 (regarding the provision of Servicer Information).

                                   ARTICLE V

                               SELLER TO COOPERATE

            Section 5.01 Provision of Information.

            During the term of this Agreement, the Seller shall furnish to the Purchaser such periodic, special, or other reports or information, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Purchaser or the purposes of this Agreement. All such reports or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give.

            The Seller shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

            Section 5.02 Financial Statements; Servicing Facilities.

            In connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective purchaser audited financial statements of the corporate group that includes the Seller for the most recently completed five fiscal years for which such statements are available, as well as a Consolidated Statement of Condition at the end of the last two fiscal years covered by any Consolidated Statement of Operations. The Seller also shall make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the corporate group that includes the Seller (and are available upon request to members or stockholders of the corporate group that includes the Seller or to the public at large). The Seller shall furnish promptly to the Purchaser or a prospective purchaser copies of the statements specified above.

            The Seller shall make available to the Purchaser or any prospective Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Seller or the financial statements of the corporate group that includes the Seller, and to permit any prospective purchaser to inspect the Seller's servicing facilities for the purpose of satisfying such prospective purchaser that the Seller has the ability to service the Mortgage Loans as provided in this Agreement.

                                   ARTICLE VI

                                   TERMINATION

            Section 6.01 Agency Suspension.

            Should the Seller at any time during the term of this Agreement have its right to service temporarily or permanently suspended by Fannie Mae or Freddie Mac or otherwise cease to be an approved servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, then the Purchaser may immediately terminate this Agreement and accelerate performance of the provisions of the Purchase Agreement to require immediate transfer of the Servicing Rights.

            Section 6.02 Damages.

            The Purchaser shall have the right at any time to seek and recover from the Seller any damages or losses suffered by it as a result of any failure by the Seller to observe or perform any duties, obligations, covenants or agreements herein contained, or as a result of a party's failure to remain an approved Fannie Mae mortgage servicer.

            Section 6.03 Termination.

            The respective obligations and responsibilities of the Seller shall terminate upon: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan serviced by the Seller or the disposition of all REO Property serviced by the Seller and the remittance of all funds due hereunder; or (ii) by mutual consent of the Seller and the Purchaser in writing, unless earlier terminated pursuant to this Agreement.

            Section 6.04 Termination without Cause.

            The Purchaser may, at its sole option, terminate any rights the Seller may have hereunder with respect to any or all of the Mortgage Loans, without cause, upon written notice, provided that the Seller shall have an additional period of not more than sixty (60) days from and after the date of said notice from the Purchaser within which to effect the related transfer of servicing. Any such notice of termination shall be in writing and delivered to the Seller as provided in Section 12.01 of this Agreement. In the event of such termination, the Seller shall be entitled to a termination fee, equal to 2% of the then current aggregate unpaid principal balance of the related Mortgage Loans.

                                  ARTICLE VII

                                BOOKS AND RECORDS

            Section 7.01 Possession of Servicing Files.

            The contents of each Servicing File are and shall be held in trust by the Seller for the benefit of the Purchaser as the owner thereof. The Seller shall maintain in the Servicing File a copy of the contents of each Mortgage File and the originals of the documents in each Mortgage File not delivered to the Purchaser. The possession of the Servicing File by the Seller is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, pursuant to this Agreement, and such retention and possession by the Seller is in its capacity as Servicer only and at the election of the Purchaser. The Seller shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Purchaser, unless such release is required as incidental to the Seller's servicing of the Mortgage Loans pursuant to this Agreement, or is in connection with a repurchase of any Mortgage Loan pursuant to Section 9 of the Purchase Agreement.

            The Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Seller shall maintain in its possession, available for inspection by the Purchaser or its designee, and shall deliver to the Purchaser or its designee upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, including but not limited to documentation as to the method used in determining the applicability of the provisions of the National Flood Insurance Act of 1968, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae and periodic inspection reports as required by Section 2.13.

                                  ARTICLE VIII

                         INDEMNIFICATION AND ASSIGNMENT

            Section 8.01 Indemnification.

            The Seller agrees to indemnify and hold the Purchaser and any successor servicer and their respective present and former directors, officers, employees and agents harmless from any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses (including, without limitation, any legal fees and expenses, judgments or expenses relating to such liability, claim, loss or damage) and related costs, judgments, and any other costs, fees and expenses that such parties may sustain in any way related to the Seller's failure:

            (a) to observe and perform any or all of Seller's duties, obligations, covenants, agreements, warranties or representations contained in this Agreement; including without limitation, Sections 4.04, 4.05 and 4.09; or

            (b) to comply with all applicable requirements contained in this Agreement with respect to the servicing of the Mortgage Loan and the transfer of Servicing Rights.

            The indemnification rights set forth in this Section 8.01 shall survive the termination of this Agreement for any reason.

            The Seller immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement. For purposes of this Section, "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement.

            Promptly after receipt by an indemnified party under this Section
8.01 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8.01, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party under this Section 8.01, except to the extent that it has been prejudiced in any material respect, or from any liability which it may have, otherwise than under this Section 8.01. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party for expenses incurred by the indemnified party in connection with the defense thereof unless
(i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with one local counsel, if applicable)), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

            Section 8.02 Limitation on Liability of Seller and Others.

            Neither the Seller nor any of the directors, officers, employees or agents of the Seller shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Seller or any such person against any breach of warranties or representations made herein, its own negligent actions, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Seller may, with the prior written consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Seller shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action.

            Section 8.03 Limitation on Resignation and Assignment by Seller.

            The Purchaser has entered into this Agreement with the Seller and subsequent purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Seller, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Seller shall not assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof or sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld by the Purchaser.

            The Seller shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Seller and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Seller. Any such determination permitting the resignation of the Seller shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Seller's responsibilities and obligations hereunder in the manner provided in
Section 8.06.

            Without in any way limiting the generality of this Section 8.03, in the event that the Seller either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder, except as provided for herein, or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement upon notice given as set forth in Section 6.04, without any payment of any penalty or damages and without any liability whatsoever to the Seller or any third party.

            Section 8.04 Assignment by Purchaser.

            The Purchaser shall have the right, without the consent of the Seller, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder. There shall be no limitation on the number of assignments or transfers allowable by the Purchaser with respect to the Mortgage Loans and this Agreement. In the event the Purchaser assigns this Agreement, and the assignee assumes any of the Purchaser's obligations hereunder, the Seller acknowledges and agrees to look solely to such assignee, and not to the Purchaser, for performance of the obligations so assumed and the Purchaser shall be relieved from any liability to the Seller with respect thereto. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee with respect to such Mortgage Loans.

            Section 8.05 Merger or Consolidation of the Seller.

            The Seller will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement. Any Person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution whose deposits are insured by FDIC or a company whose business includes the servicing of mortgage loans and shall have a tangible net worth not less than $30,000,000.

            Section 8.06. Successor to the Seller.

            Prior to termination of Seller's responsibilities and duties under this Agreement pursuant to Sections 2.15, 6.04, 8.03 or 11.01, the Purchaser shall (i) succeed to and assume all of the Seller's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having a tangible net worth of not less than $30,000,000 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Seller under this Agreement prior to the termination of Seller's responsibilities, duties and liabilities under this Agreement. Any successor to the Seller shall be a Fannie Mae- or Freddie Mac-approved servicer in good standing. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Seller's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Seller shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of Seller pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to Article X hereof this Section and shall in no event relieve the Seller of the representations, warranties and covenants made pursuant to and the remedies available to the Purchaser with respect thereto, it being understood and agreed that the provisions of such
Article X shall be applicable to the Seller notwithstanding any such resignation or termination of the Seller, or the termination of this Agreement.

            Any successor appointed as provided herein shall execute, acknowledge and deliver to the Seller and to the Purchaser, an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Seller, with like effect as if originally named as a party to this Agreement and the Custodial Agreement. Any termination of this Agreement pursuant to Section 2.15, 6.04, 8.03 or 11.01 shall not affect any claims that the Purchaser may have against the Seller arising prior to any such termination or resignation.

            The Seller shall timely deliver to the successor the funds in the Custodial Account and the Escrow Account and the Mortgage Files and related documents and statements held by it hereunder and the Seller shall account for all funds. The Seller shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Seller. The successor shall make arrangements as it may deem appropriate to reimburse the Seller for amounts the Seller actually expended pursuant to this Agreement which the successor is entitled to retain hereunder and which would otherwise have been recovered by the Seller pursuant to this Agreement but for the appointment of the successor servicer.

                                   ARTICLE IX

             REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

            As of each Closing Date, the Purchaser warrants and represents to, and covenants and agrees with, the Seller as follows:

            Section 9.01 Authority and Capacity.

            The execution, delivery and performance by the Purchaser of this Agreement has been duly and validly authorized by all necessary corporate action. This Agreement constitutes a legal, valid and enforceable obligation of the Purchaser.

                                   ARTICLE X

                    REPRESENTATIONS AND WARRANTIES OF SELLER

            As of each Closing Date, the Seller warrants and represents to, and covenants and agrees with, the Purchaser as follows:

            Section 10.01 Due Organization and Authority.

            The Seller is a federal savings bank, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller, and in any event the Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement; the Seller has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments or transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Seller; and all requisite corporate action has been taken by the Seller to make this Agreement valid and binding upon the Seller in accordance with its terms;

            Section 10.02 Ordinary Course of Business.

            The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller.

            Section 10.03 No Conflicts.

            Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller's charter, by-laws or other organizational documents or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans.

            Section 10.04 Ability to Service.

            The Seller is an approved servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Seller is in good standing to enforce and sell mortgage loans to and service mortgage loans in the jurisdiction wherein the Mortgaged Properties are located and for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Seller unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac.

            Section 10.05 Ability to Perform.

            The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

            Section 10.06 No Litigation Pending.

            There is no action, suit, proceeding or investigation pending or threatened against the Seller, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement.

            Section 10.07 No Consent Required.

            No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the servicing of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date.

            Section 10.08 No Untrue Information.

            Neither this Agreement nor any statement, report or other document furnished or to be furnished by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

            Section 10.09 Reasonable Servicing Fee.

            The Seller acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Seller, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement and the Purchase Agreement.

            Section 10.10 Credit Reporting.

            The Seller has caused to be fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis. This representation and warranty is a Deemed Material and Adverse Representation.

            Section 10.11 Mortgage Loans with Prepayment Premiums.

            With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity, notwithstanding any state or federal law to the contrary, the Seller shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the related Mortgagor's default in making the Mortgage Loan payments.

            Section 10.12 Ability to Service.

            The Seller is an approved seller/servicer of conventional residential adjustable and fixed rate Mortgage Loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Seller is duly qualified, licensed, registered and otherwise authorized under all applicable federal, state and local laws, and regulations, if applicable, meets the minimum capital requirements set forth by the OTS, the OCC or the FDIC, and is in good standing to enforce, originate, sell mortgage loans to, and service mortgage loans in the jurisdiction wherein the Mortgaged Properties are located for either Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Seller unable to comply with either Fannie Mae or Freddie Mac eligibility requirements or which would require notification to Fannie Mae or Freddie Mac.

            Section 10.13 Reasonable Servicing Fee.

            The Seller acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Seller, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement and the Servicing Agreement.

                                   ARTICLE XI

                                     DEFAULT

            Section 11.01 Events of Default.

            The following shall constitute an Event of Default under this Agreement on the part of the Seller:

            (a) any failure by the Seller to remit to the Purchaser any payment required to be made under the terms of this Agreement; or

            (b) the failure by the Seller duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Seller set forth in this Agreement or in the Custodial Agreement which continues unremedied for a period of 30 days (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement and such number of days shall be five in the case of a failure to deliver any reports required to be delivered to the Purchaser hereunder); or

            (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

            (d) the Seller shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Seller or of or relating to all or substantially all of its property; or

            (e) the Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (f) the Seller ceases to meet the qualifications of a Fannie Mae or Freddie Mac servicer; or

            (g) the Seller attempts to assign its right to servicing compensation hereunder or the Seller attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof, except as provided for herein; or

            (h) the Seller fails to maintain its license to do business or service residential mortgage loans in any jurisdiction where the Mortgaged Properties are located.

            In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatsoever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Seller, may terminate without compensation all the rights and obligations of the Seller under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

            Upon receipt by the Seller of such written notice, all authority and power of the Seller under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 8.06. Upon written request from the Purchaser, the Seller shall prepare, execute and deliver any and all documents and other instruments, place in such successor's possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Seller's sole expense. The Seller agrees to cooperate with the Purchaser and such successor in effecting the termination of the Seller's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Seller to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

            Section 11.02 Waiver of Defaults.

            The Purchaser may waive any default by the Seller in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

            Section 12.01 Notices.

            All demands, notices and communications hereunder shall be in writing and shall be given via e-mail, facsimile transmission or registered or certified mail to the person at the address set forth below:

            i.    if to the Seller:

                  IndyMac Bank, F.S.B.
                  3465 East Foothill Boulevard
                  Pasadena, California 91107
                  Attention: Secondary Marketing - Transaction Management
                  Fax: (626) 568-2385
                  E-mail:

            ii.   if to the Purchaser:
                  Sutton Funding LLC
                  c/o Global Securitization Services, LLC
                  445 Broad Hollow Road, Suite 239
                  Melville, New York 11747
                  Attention: Vice President

                  With a copy to:

                  Barclays Bank PLC, as administrator
                  200 Park Avenue
                  New York, New York 10166
                  Attention: Mary Logan
                  Fax: (212) 412-3266
                  E mail: mary.logan@barclayscapital.com

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

            Section 12.02 Waivers.

            Either the Seller or the Purchaser may upon consent of all parties, by written notice to the others:

            (a) Waive compliance with any of the terms, conditions or covenants required to be complied with by the others hereunder; and

            (b) Waive or modify performance of any of the obligations of the others hereunder.

            The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

            Section 12.03 Entire Agreement; Amendment.

            This Agreement constitutes the entire agreement between the parties with respect to servicing of the Mortgage Loans. This Agreement may be amended and any provision hereof waived, but, only in writing signed by the party against whom such enforcement is sought.

            Section 12.04 Execution; Binding Effect.

            This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Sections 8.03 and 8.04, this Agreement shall inure to the benefit of and be binding upon the Seller and the Purchaser and their respective successors and assigns.

            Section 12.05 Headings.

            Headings of the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

            Section 12.06 Relationship of Parties.

            Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties. The duties and responsibilities of the Seller shall be rendered by it as an independent contractor and not as an agent of the Purchaser. The Seller shall have full control of all of its acts, doings, proceedings, relating to or requisite in connection with the discharge of its duties and responsibilities under this Agreement.

            Section 12.07 Severability of Provisions.

            Any part, provision representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

            Section 12.08 Recordation of Assignments of Mortgage.

            To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Purchaser or the Purchaser's designee, but in any event, at the Seller's expense for a single recordation relating to each Assignment of Mortgage in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

            Section 12.09 Exhibits.

            The exhibits to this Agreement are hereby incorporated and made a part hereof and are integral parts of this Agreement.

            Section 12.10 Counterparts.

            This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

            Section 12.11 No Solicitation.

            From and after the Closing Date, the Seller agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Seller's behalf, to personally, by telephone or mail, solicit the borrower or obligor under any Mortgage Loan for any purpose whatsoever, including to refinance a Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on the Closing Date and the Seller shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Seller or any affiliate of the Seller which are directed to the general public at large, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section 12.11.

            Section 12.12 Cooperation of Seller with a Reconstitution.

            The Seller and the Purchaser agree that with respect to some or all of the Mortgage Loans, after the related Closing Date, on one or more dates (each, a "Reconstitution Date") at the Purchaser's sole option, the Purchaser may effect a sale (each, a "Reconstitution") of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

            (a) Fannie Mae under its Cash Purchase Program or MBS Program (Special Servicing Option) (each, a "Fannie Mae Transfer"); or

            (b) Freddie Mac (the "Freddie Mac Transfer"); or

            (c) one or more third party purchasers in one or more Whole Loan Transfers; or

            (d) one or more trusts or other entities to be formed as part of one or more Securitization Transactions.

            The Seller agrees to execute (i) in connection with any Agency Transfer, any and all pool purchase contracts, and/or agreements reasonably acceptable to the Seller among the Purchaser, the Seller, Fannie Mae or Freddie Mac (as the case may be) and any servicer, (ii) in connection with a Whole Loan Transfer, a seller's warranties and servicing agreement or a participation and servicing agreement in form and substance reasonably acceptable to the parties, and (iii) in connection with a Securitization Transaction, a pooling and servicing agreement in form and substance reasonably acceptable to the parties (collectively, the agreements referred to herein are designated, the "Reconstitution Agreements").

            With respect to each Whole Loan Transfer and each Securitization Transaction entered into by the Purchaser, the Seller agrees (1) to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to execute, deliver and perform all Reconstitution Agreements required by the Purchaser; (3) to restate the representations and warranties set forth in Article X as of the Reconstitution Date or make the representations and warranties set forth in the related selling/servicing guide of the master servicer or issuer, as the case may be, or such representations or warranties as may be required by any rating agency or prospective purchaser of the related securities or such Mortgage Loans in connection with such Reconstitution; (4) to service the Mortgage Loans on a "scheduled/scheduled" basis; (5) to pay compensating interest on any Principal Prepayment in an amount necessary to provide for thirty (30) days of interest on the related Principal Prepayment; and (6) to make principal and interest advances on the Mortgage Loans through the termination of foreclosure. In that connection, the Seller shall provide to such master servicer or issuer, as the case may be, and any other participants or purchasers in such Reconstitution:
(i) any and all information and appropriate verification of information which may be reasonably available to the Seller or its affiliates, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request; (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as are reasonably believed necessary by the Purchaser or any such other participant; and (iii) to execute, deliver and satisfy all conditions set forth in any indemnity agreement required by the Purchaser or any such participant, including, without limitation, an Indemnification and Contribution Agreement in substantially the form attached hereto as Exhibit 9. Moreover, the Seller agrees to cooperate with all reasonable requests made by the Purchaser to effect such Reconstitution Agreements. The Seller shall indemnify the Purchaser, each affiliate of the Purchaser and each underwriter as placement agent participating in the Reconstitution and each Person who controls the Purchaser or such affiliate and their respective present and former directors, officers, employees and agents, and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that each of them may sustain arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the information provided by or on behalf of the Seller regarding the Seller, the Seller's servicing practices or performance or the Mortgage Loans set forth in any offering document prepared in connection with any Reconstitution. For purposes of the previous sentence, "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement.

            In the event the Purchaser has elected to have the Seller hold record title to the Mortgages, prior to the Reconstitution Date, the Seller shall prepare an assignment of mortgage in blank or to the prospective purchaser or trustee, as applicable, from the Seller acceptable to the prospective purchaser or trustee, as applicable, for each Mortgage Loan that is part of the Reconstitution and shall pay all preparation and recording costs associated therewith. In connection with the Reconstitution, the Seller shall execute or shall cause the Seller to execute each Assignment of Mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the prospective purchaser or trustee, as applicable, upon the Seller's receipt thereof. Additionally, the Seller shall prepare and execute or shall cause the Seller to execute, at the direction of the Purchaser, any note endorsement in connection with any and all seller/servicer agreements.

            To the extent not required by Section 13.05 hereof, with respect to any Mortgage Loans sold in a Securitization Transaction where the Seller is the servicer, the Seller agrees that on or before March 10th of each year beginning March 10, 2007, the Servicer shall deliver to the depositor, the master servicer (if any) and the trustee for the securitization trust in the Securitization Transaction, and their officers, directors and affiliates, a certification in the form attached as Exhibit 11 hereto, executed by the senior officer in charge of servicing at the Seller for use in connection with any Form 10-K to be filed with the Securities and Exchange Commission with respect to the securitization trust. The Seller shall indemnify and hold harmless the depositor, the master servicer (if any) and the trustee, and their respective officers, directors and affiliates, from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses arising out of or based upon any breach of the Seller's obligations under this paragraph or any material misstatement or omission, negligence, bad faith or willful misconduct of the Seller in connection therewith. If the indemnification provided for in the preceding sentence is unavailable or insufficient to hold harmless any indemnified party, then the Seller agrees that it shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities of such indemnified party in such proportion as is appropriate to reflect the relative fault of such indemnified party, on the one hand, and the Seller, on the other, in connection with a breach of the Seller's obligations under this paragraph or any material misstatement or omission, negligence, bad faith or willful misconduct of the Seller in connection therewith.

            All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to this Agreement and, if this Agreement shall remain in effect with respect to the related Mortgage Loan Package, shall continue to be serviced in accordance with the terms of this Agreement and the Purchase Agreement and with respect thereto this Agreement shall remain in full force and effect.

            Section 12.13 Governing Law Jurisdiction; Consent to Service of Process.

            THIS AGREEMENT SHALL BE DEEMED IN EFFECT WHEN A FULLY EXECUTED COUNTERPART THEREOF IS RECEIVED BY THE PURCHASER IN THE STATE OF NEW YORK AND SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW RULES AND PRINCIPLES. EACH OF THE PURCHASER AND THE SELLER IRREVOCABLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER.

            Section 12.14 Waiver of Trial by Jury.

            THE SELLER AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                                  ARTICLE XIII

                    COMPLIANCE WITH REGULATION AB PROVISIONS

            Section 13.01 Intent of the Parties; Reasonableness. The Purchaser and the Seller acknowledge and agree that the purpose of Article XIII of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Seller acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

            Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Seller acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset backed securities markets, advice of counsel, or otherwise, and agrees to comply with reasonable requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Seller shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Seller any Subservicer and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

            Section 13.02 Additional Representations and Warranties of the Seller. (a) The Seller shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Section 13.03 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) the Seller is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Seller; (ii) the Seller has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Seller as servicer has been disclosed or reported by the Seller; (iv) no material changes to the Seller's policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Seller's financial condition that could have a material adverse effect on the performance by the Seller of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Seller or any Subservicer; and (vii) there are no affiliations, relationships or transactions relating to the Seller or any Subservicer with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

            (b) If so requested in writing by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Section 13.03, the Seller shall, within five Business Days but in no event later than ten Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

            Section 13.03 Information to Be Provided by the Seller. In connection with any Securitization Transaction the Seller shall (i) within five Business Days but in no event later than ten Business Days following written request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or cause each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a), (c) and (f) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Seller, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Section.

            (a) If so requested in writing by the Purchaser or any Depositor, the Seller shall provide such information regarding each Subservicer, as is reasonably requested for the purpose of compliance with Items 1103(a)(1), 1117 and 1119 of Regulation AB. Such information shall include, at a minimum so long as required by Regulation AB:

                  (A) [Reserved];

                  (B) [Reserved];

                  (C) a description of any legal or governmental proceedings pending (or known to be contemplated) against the Seller and each Subservicer that would be material to securityholders; and

                  (D) a description of any affiliation or relationship between the Seller, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Seller by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

                        (1) the sponsor;

                        (2) the depositor;

                        (3) the issuing entity;

                        (4) any servicer;

                        (5) any trustee;

                        (6) any originator;

                        (7) any significant obligor (as defined in Item 1101(k)
                  of Regulation AB);

                        (8) any enhancement or support provider; and

                        (9) any other material transaction party.

            (b) [Reserved].

            (c) If so requested in writing by the Purchaser or any Depositor, the Seller shall provide such information regarding the Seller, as servicer of the Mortgage Loans, and each Subservicer (each of the Seller and each Subservicer, for purposes of this paragraph, a "Servicer"), as is requested for the purpose of compliance with Item 1108 of Regulation AB. Such information shall include, at a minimum:

                  (A) the Servicer's form of organization;

                  (B) a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer's experience in servicing assets of any type as well as a more detailed discussion of the Servicer's experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer's portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith judgment of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset backed securities, as applicable, including, without limitation:

                        (1) whether any prior securitizations of mortgage loans
                  of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three year period immediately preceding the related Securitization Transaction;

                        (2) the extent of outsourcing the Servicer utilizes;

                        (3) whether there has been previous disclosure of
                  material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three year period immediately preceding the related Securitization Transaction;

                        (4) whether the Servicer has been terminated as servicer
                  in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

                        (5) such other information as the Purchaser or any
                  Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

                  (C) a description of any material changes during the three year period immediately preceding the related Securitization Transaction to the Servicer's policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

                  (D) information regarding the Servicer's financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Seller of its servicing obligations under this Agreement or any Reconstitution Agreement;

                  (E) information regarding advances made by the Servicer on the
            Mortgage Loans and the Servicer's overall servicing portfolio of residential mortgage loans for the three year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

                  (F) a description of the Servicer's processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

                  (G) a description of the Servicer's processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

                  (H) information as to how the Servicer defines or determines delinquencies and charge offs, including the effect of any grace period, re aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

            (d) If so requested in writing by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset backed securities, the Seller shall (or shall cause each Subservicer to) (i) notify the Purchaser and any Depositor in writing of (A) any litigation or governmental proceedings pending against the Seller or any Subservicer that would be material to securityholders and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Seller or any Subservicer and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, but only to the extent that such affiliations or relationships do not include the Purchaser, Depositor or any of the respective affiliates of a party and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

            (e) As a condition to the succession to the Seller or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Seller or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Seller or any Subservicer, the Seller shall provide to the Purchaser and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, all information reasonably requested in writing by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8 K with respect to any class of asset backed securities.

            (f) In addition to such information as the Seller, as servicer, is obligated to provide pursuant to other provisions of this Agreement, if so requested in writing by the Purchaser or any Depositor, the Seller shall provide such information regarding the performance or servicing of the Mortgage Loans as is reasonably required by the Purchaser or any Depositor to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB and to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB relating to Static Pool Information regarding the performance of the Mortgage Loans on the basis of the Purchaser's or such Depositor's reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB (including without limitation as to the format and content of such Static Pool Information). Such information shall be provided concurrently with the monthly reports otherwise required to be delivered by the Servicer under this Agreement commencing with the first such report due in connection with the applicable Securitization Transaction).

            Section 13.04 Servicer Compliance Statement. On or before March 10 of each calendar year, commencing in 2007, the Seller shall deliver to the Purchaser and any Depositor a statement of compliance addressed to the Purchaser and such Depositor and signed by an authorized officer of the Seller, to the effect that (i) a review of the Seller's activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer's supervision, and (ii) to the best of such officers' knowledge, based on such review, the Seller has fulfilled all of its obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

            Section 13.05 Report on Assessment of Compliance and Attestation.
(a) On or before March 10 of each calendar year, commencing in 2007, the Seller shall:

            (i) deliver to the Purchaser and any Depositor a report (in form and substance reasonably satisfactory to the Purchaser and such Depositor; provided, however, that such report may be in the form customarily provided by the Seller, and need not be customized for the Purchaser, such master servicer or such Depositor) regarding the Seller's assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a 18 and 15d 18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Purchaser and such Depositor and signed by an authorized officer of the Seller, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit 12 hereto delivered to the Purchaser concurrently with the execution of this Agreement;

            (ii) deliver to the Purchaser and any Depositor a report of a registered public accounting firm reasonably acceptable to the Purchaser and such Depositor that attests to, and reports on, the assessment of compliance made by the Seller and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1 02(a)(3) and 2 02(g) of Regulation S X under the Securities Act and the Exchange Act;

            (iii) cause each Subservicer, and each Subcontractor determined by the Company pursuant to Section 13.06(b) to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, to deliver to the Purchaser and any Depositor an assessment of compliance and accountants' attestation as and when provided in paragraphs (a) and (b) of this Section; and

            (iv) deliver to the Purchaser, any Depositor and any other Person that will be responsible for signing the certification (a "Sarbanes Certification") required by Rules 13a 14(d) and 15d 14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes Oxley Act of 2002) on behalf of an asset backed issuer with respect to a Securitization Transaction a certification in the form attached hereto as Exhibit 11.

            The Seller acknowledges that the parties identified in clause
(a)(iv) above may rely on the certification provided by the Seller pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission. Neither the Purchaser nor any Depositor will request delivery of a certification under clause (a)(iv) above unless a Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes Mortgage Loans.

            (b) Each assessment of compliance provided by a Subservicer pursuant to Section 13.05(a)(i) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit 10 hereto delivered to the Purchaser concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to
Section 13.05(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Seller pursuant to Section 13.06.

            Section 13.06 Use of Subservicers and Subcontractors. The Seller shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Seller as servicer under this Agreement or any Reconstitution Agreement unless the Seller complies with the provisions of paragraph (a) of this Section. The Seller shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Seller as servicer under this Agreement or any Reconstitution Agreement unless the Seller complies with the provisions of paragraph (b) of this Section.

            (a) The Seller shall not hire or otherwise utilize the services of any Subservicer with respect to the Mortgage Loans without giving the Purchaser or its designee fifteen (15) calendar days' advance written notice of the effective date of such hiring or utilization of a Subservicer, followed by written confirmation of such hiring or utilization of a Subservicer on the effective date of such engagement and indicating the circumstances surrounding such hiring or utilization. Any notices required by this Section 13.06(a) shall be sent via telecopier or certified or registered mail to the addresses set forth below: Vice President, Sutton Funding LLC, c/o Global Securitization Services, LLC, 445 Broad Hollow Road, Suite 239, Melville, New York, 11747, with copies to Mary Logan, Barclays Bank PLC, 200 Park Avenue, 5th Floor, New York, New York, 10166, Telecopy: 212-412-3266 and emailed to: mary.logan@barclayscapital.com and Michael Gambro, Cadwalader, Wickersham & Taft, LLP, One World Financial Center, New York, New York, 10281, Telecopy:
212-504-6666, Email: michael.gambro cwt.com (or such other address as such Person may otherwise specify to Seller) to seek the consent of the Purchaser or any Depositor to the utilization of any Subservicer. The Seller shall cause any Subservicer used by the Seller (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections 13.02, 13.03(c) and (e), 13.04, 13.05 and 13.07 of this Agreement to the same extent as if such Subservicer were the Seller, and to provide the information required with respect to such Subservicer under Section 13.03(d) of this Agreement. The Seller shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 13.04, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 13.05 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 13.05 as and when required to be delivered.

            (b) It shall not be necessary for the Seller to seek the consent of the Purchaser or any Depositor to the utilization of any Subcontractor. The Seller shall promptly upon request provide to the Purchaser and any Depositor (or any designee of the Depositor, such as a master servicer or administrator) a written description (in form and substance satisfactory to the Purchaser and such Depositor) of the role and function of each Subcontractor utilized by the Seller or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, and
(iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

            As a condition to the utilization of any Subcontractor determined to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, the Seller shall cause any such Subcontractor used by the Seller (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Sections 13.05 and 13.07 of this Agreement to the same extent as if such Subcontractor were the Seller. The Seller shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 13.05, in each case as and when required to be delivered.

            Section 13.07 Indemnification; Remedies. (a) The Seller shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a 14(d) or Rule 15d 14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

            (i) (A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants' letter or other material provided in written or electronic form under this
      Article XIII by or on behalf of the Seller, or provided under this Article XIII by or on behalf of any Subservicer or Subcontractor (collectively, the "Servicer Information"), or (B) the omission or alleged omission to state in the Servicer Information a material fact required to be stated in the Servicer Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Servicer Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Servicer Information or any portion thereof is presented together with or separately from such other information;

            (ii) any failure by the Seller, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants' letter or other material when and as required under this Article XIII, including any failure by the Seller to identify pursuant to Section 13.06(b) any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB; or

            (iii) any breach by the Seller of a representation or warranty set forth in Section 13.02(a) or in a writing furnished pursuant to Section 13.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Section 13.02(b) to the extent made as of a date subsequent to such closing date.

            In the case of any failure of performance described in clause
(a)(ii) of this Section, the Seller shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a 14(d) or Rule 15d 14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Interim Service, any Subservicer or any Subcontractor.

            (b) (i) Any failure by the Seller, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants' letter or other material when and as required under this Article XIII or under
Section 34 of the Purchase Agreement, or any breach by the Seller of a representation or warranty set forth in Section 13.02(a) or in a writing furnished pursuant to Section 13.02(b) or any breach by the Seller of a representation or warranty set forth in Section 34.02(a) of the Purchase Agreement or in a writing furnished pursuant to Section 34.02(b) of the Purchase Agreement and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Section 13.02(b) or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Section 34.02(b) of the Purchase Agreement to the extent made as of a date subsequent to such closing date, shall, except as provided in clause (ii) of this paragraph, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Seller under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Seller as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Seller; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Seller as servicer, such provision shall be given effect.

            (ii) Any failure by the Seller, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants' letter when and as required under Section 13.04 or 13.05, including (except as provided below) any failure by the Seller to identify pursuant to Section 13.06(b) any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants' letter was required to be delivered shall constitute an Event of Default with respect to the Seller under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Seller as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Seller; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Seller as servicer, such provision shall be given effect.

            Neither the Purchaser nor any Depositor shall be entitled to terminate the rights and obligations of the Seller pursuant to this subparagraph
(b)(ii) if a failure of the Seller to identify a Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

            (iii) The Seller shall promptly reimburse the Purchaser (or any designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Seller as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date and year first above written.

                                       SUTTON FUNDING LLC



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                       INDYMAC BANK, F.S.B.



                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT 1

                                  TRIAL BALANCE

                                    EXHIBIT 2

                         CUSTODIAL ACCOUNT CERTIFICATION

                                          _______ __, ____

            The Seller hereby certifies that it has established the account described below as a Custodial Account pursuant to Section 2.04 of the Servicing Agreement, dated as of January 1, 2007, between the Seller and Sutton Funding LLC.

            All initially capitalized terms used herein shall have the meanings ascribed to them in the above-referenced Servicing Agreement.

Title of Account:           "IndyMac Bank, F.S.B., in trust for Sutton Funding
                            LLC as Purchaser of Mortgage Loans."

Account Number:             ____________________________________________________

Address of office or
branch of the Seller at
which Account is
maintained:                 ____________________________________________________



                                       _______________________________________
                                                       Seller

                                       By:____________________________________

                                       Name:__________________________________

                                       Title:_________________________________

                                       Date:__________________________________

                                    EXHIBIT 3

                       CUSTODIAL ACCOUNT LETTER AGREEMENT

                                                             _______ __, _____

To:______________________________

_________________________________

_________________________________
(the "Depository")

            As Seller under the Servicing Agreement, dated as of January 1, 2007, (the "Agreement"), between the Seller and Sutton Funding LLC we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 2.04 of the Agreement, to be designated "IndyMac Bank, F.S.B., in trust for Sutton Funding LLC as Purchaser of Mortgage Loans." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

            All initially capitalized terms used herein shall have the meanings ascribed to them in the above-referenced Agreement.

                                       _______________________________________
                                                       Seller

                                       By:____________________________________

                                       Name:__________________________________

                                       Title:_________________________________

                                       Date:__________________________________

            The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation.

                                       _______________________________________
                                                     Depository

                                       By:____________________________________

                                       Name:__________________________________

                                       Title:_________________________________

                                       Date:__________________________________

                                    EXHIBIT 4

                          ESCROW ACCOUNT CERTIFICATION

                                                           _________ ___, ____

            IndyMac Bank, F.S.B. hereby certifies that it has established the account described below as an Escrow Account pursuant to Section 2.06 of the Servicing Agreement, dated as of January 1, 2007, between the Seller and Sutton Funding LLC.

            All initially capitalized terms used herein shall have the meanings ascribed to them in the above-referenced Servicing Agreement.

Title of Account:           "IndyMac Bank, F.S.B., in trust for Sutton Funding
                            LLC as Purchaser of Mortgage Loans."

Account Number:             ____________________________________________________

Address of office or
branch of the Seller at
which Account is
maintained:                 ____________________________________________________


                                       _______________________________________
                                                       Seller

                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT 5

                         ESCROW ACCOUNT LETTER AGREEMENT

                                                             _______ ___, ____

To:________________________________
   ________________________________
   ________________________________
   (the "Depository")

            As Seller under the Servicing Agreement, dated as of January 1, 2007, (the "Agreement"), between the Seller and Sutton Funding LLC, we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 2.06 of the Agreement, to be designated as "IndyMac Bank, F.S.B, in trust for Sutton Funding LLC as Purchaser of Mortgage Loans." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

            All initially capitalized terms used herein shall have the meanings ascribed to tem in the above-referenced Agreement.

                                       _______________________________________
                                                       Seller

                                       By:____________________________________

                                       Name:__________________________________

                                       Title:_________________________________

                                       Date:__________________________________

            The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ______, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation.

                                       _______________________________________
                                                     Depository

                                       By:____________________________________

                                       Name:__________________________________

                                       Title:_________________________________

                                       Date:__________________________________

                                    EXHIBIT 6

                     FORM OF MONTHLY REO PROPERTY STATEMENT

                                   EXHIBIT 7

                           FORM OF LIQUIDATION REPORT

                                    EXHIBIT 8

                        FORM OF MONTHLY REMITTANCE ADVICE

                                    EXHIBIT 9

               FORM OF INDEMNIFICATION AND CONTRIBUTION AGREEMENT

            This INDEMNIFICATION AND CONTRIBUTION AGREEMENT ("Agreement"), dated as of [_______], 200_, among [________________] (the "Depositor"), a
[______________] corporation (the "Depositor"), Sutton Funding LLC, a limited liability company incorporated in Delaware ("Sutton") and IndyMac Bank, F.S.B., a federal savings bank (the "Servicer" or the "Seller").

                              W I T N E S S E T H:

            WHEREAS, the Depositor is acting as depositor and registrant with respect to the Prospectus, dated [________________], and the Prospectus Supplement to the Prospectus, [________________] (the "Prospectus Supplement"), relating to [________________] Certificates (the "Certificates") to be issued pursuant to a Pooling and Servicing Agreement, dated as of [________________] (the "P&S"), among the Depositor, as depositor, [________________], as master servicer (the "Master Servicer"), and [________________], as trustee (the "Trustee");

            WHEREAS, as an inducement to the Depositor to enter into the P&S, and [____________________] (the "Underwriter[s]") to enter into the Underwriting Agreement, dated [____________________] (the "Underwriting Agreement") between the Depositor and the Underwriter[s], Seller has agreed to provide for indemnification and contribution on the terms and conditions hereinafter set forth;

            WHEREAS, Sutton purchased from Seller certain of the Mortgage Loans underlying the Certificates (the "Mortgage Loans") pursuant to a Mortgage Loan Purchase Agreement, dated as of January 1, 2007 (the "Purchase Agreement"), by and between Sutton and the Seller; and

            WHEREAS, pursuant to Section 13 of the Purchase Agreement, the Seller has agreed to provide indemnification for certain information.

__________________NOW THEREFORE, in consideration of the agreements contained herein, and other valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Depositor, Sutton and the Servicer agree as follows:

            1. Indemnification and Contribution.

            (a) The Servicer agrees to indemnify and hold harmless the Depositor, Sutton, the Underwriter[s] and their respective affiliates and their respective present and former directors, officers, employees and agents and each person, if any, who controls the Depositor, Sutton, the Underwriter[s] or such affiliates within the meaning of either Section 15 of the Securities Act of 1933, as amended (the "1933 Act"), or Section 20 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based in whole or in part upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus Supplement, ABS Computational and Informational Materials, or in the Free Writing Prospectus, or any omission or alleged omission to state in the Prospectus Supplement, ABS Computational and Informational Materials or in the Free Writing Prospectus a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any such untrue statement or omission or alleged untrue statement or alleged omission made in any amendment of or supplement to the Prospectus Supplement, ABS Computational and Informational Materials or the Free Writing Prospectus and agrees to reimburse the Depositor, Sutton, the Underwriter[s] or such affiliates and each such officer, director, employee, agent and controlling person promptly upon demand for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that Servicer shall be liable in any such case only to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with the Servicer Information. The foregoing indemnity agreement is

            (b) in addition to any liability which Servicer may otherwise have to the Depositor, Sutton, the Underwriter[s], their affiliates or any such director, officer, employee, agent or controlling person of the Depositor, Sutton, the Underwriter[s] or their respective affiliates.

            As used herein:

            "Servicer Information" means any information relating to Servicer, the Mortgage Loans and/or the servicing guidelines relating to the Mortgage Loans set forth in the Prospectus Supplement, the Offering Circular, ABS Computational and Informational Materials or the Free Writing Prospectus [and static pool information regarding mortgage loans originated or acquired by the Servicer and included in the Prospectus Supplement, the Offering Circular or the ABS Computational and Informational Materials or the Free Writing Prospectus [incorporated by reference from the Servicer's website located at ______________].

            "ABS Informational and Computational Material" means any written communication as defined in Item 1101(a) of Regulation AB under the 1933 Act and the 1934 Act, as amended from time to time.

            "Free Writing Prospectus" means any written communication that constitutes a "free writing prospectus," as defined in Rule 405 under the 1933 Act.

            (c) Promptly after receipt by any indemnified party under this
Section 1 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 1, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 1 except to the extent it has been materially prejudiced by such failure; and provided, further, however, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 1.

            If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, except as provided in the following paragraph, the indemnifying party shall not be liable to the indemnified party under this Section 1 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

            Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is necessary or appropriate for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties.

            Each indemnified party, as a condition of the indemnity agreements contained in this Section 1, shall cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

            Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

            (d) If the indemnification provided for in this Section 1 is unavailable to an indemnified party, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, respectively, in connection with the statements or omissions that result in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnified party and indemnifying party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and any other equitable considerations.

            (e) The indemnity and contribution agreements contained in this
Section 1 and the representations and warranties set forth in Section 2 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Depositor, Sutton, the Underwriter[s], their respective affiliates, directors, officers, employees or agents or any person controlling the Depositor, Sutton, the Underwriter[s] or any such affiliate, and (iii) acceptance of and payment for any of the Offered Certificates.

            2. Representations and Warranties. Servicer represents and warrants that:

            (i) Servicer is validly existing and in good standing under the laws of its jurisdiction of formation or incorporation, as applicable, and has full power and authority to own its assets and to transact the business in which it is currently engaged. Servicer is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of Servicer;

            (ii) Servicer is not required to obtain the consent of any other person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

            (iii) the execution, delivery and performance of this Agreement by Servicer will not violate any provision of any existing law or regulation or any order decree of any court applicable to Servicer or any provision of the charter or bylaws of Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which Servicer is a party or by which it may be bound;

            (iv) (a) no proceeding of or before any court, tribunal or governmental body is currently pending or, (b) to the knowledge of Servicer, threatened against Servicer or any of its properties or with respect to this Agreement or the Offered Certificates, in either case, which would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of Servicer;

            (v) Servicer has full power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated hereunder, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of each of Servicer enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, by the availability of equitable remedies, and by limitations of public policy under applicable securities law as to rights of indemnity and contribution thereunder; and

            (vi) this Agreement has been duly executed and delivered by Servicer.

            3. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to Servicer, will be mailed, delivered or telegraphed and confirmed to IndyMac Bank, F.S.B., 3465 East Foothill Boulevard, Pasadena, California 91107, Attention Secondary Marketing-Transaction Management; if sent to Sutton, will be mailed, delivered or telegraphed and confirmed to Sutton Funding LLC, 200 Park Avenue, New York, New York 10166, Attention: Mary Logan; if to the Depositor, will be mailed, delivered or telegraphed and confirmed to [____________________]; or if to the Underwriter[s], will be mailed, delivered or telegraphed and confirmed to [_____________________].

            4. Miscellaneous. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflict of laws provisions thereof. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns and the controlling persons referred to herein, and no other person shall have any right or obligation hereunder. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. This Agreement may be executed in counterparts, each of which when so executed and delivered shall be considered an original, and all such counterparts shall constitute one and the same instrument. Capitalized terms used but not defined herein shall have the meanings provided in the P&S.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, this __th day of [_____________].



                                       [DEPOSITOR]

                                          By:___________________________________
                                          Name:
                                          Title:



                                       SUTTON FUNDING LLC

                                       By:______________________________________
                                          Name:
                                          Title:



                                       INDYMAC BANK, F.S.B.

                                          By:___________________________________
                                          Name:
                                          Title:

                                   EXHIBIT 10

                                   [RESERVED]

                                   EXHIBIT 11

                              ANNUAL CERTIFICATION

      Re: The [__] agreement dated as of [__], 200[_] (the "Agreement"), among [IDENTIFY PARTIES]

            I, ________________________________, the _______________________ of
IndyMac Bank, F.S.B. (the "Company"), certify to Sutton Funding LLC, [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

            First, I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the "Compliance Statement"), the report on assessment of the Company's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (the "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[_] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the "Company Servicing Information");

            Second, Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

            Third, Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

            Fourth, I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement, in all material respects; and

            Fifth, The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

                                   EXHIBIT 12

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

            The assessment of compliance to be delivered by [the Seller] [Subservicer] shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria":

                                                                                               Applicable
                                                                                                Servicing
                               Servicing Criteria                                               Criteria

   Reference                        Criteria

                        General Servicing Considerations
----------------------------------------------------------------------------------------------------------------------
1122(d)(1)(i)    Policies and procedures are instituted to monitor any
                 performance or other triggers and events of default in
                 accordance with the transaction agreements.

1122(d)(1)(ii)   If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.

1122(d)(1)(iii)  Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

1122(d)(1)(iv)   A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction
                 agreements.

                       Cash Collection and Administration

1122(d)(2)(i)    Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)   Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.

1122(d)(2)(iii)  Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)   The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of
                 overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)    Each custodial account is maintained at a federally insured depository institution as set forth in the transaction
                 agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange
                 Act.

1122(d)(2)(vi)   Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)  Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

                       Investor Remittances and Reporting

1122(d)(3)(i)    Reports to investors, including those to be filed with the
                 Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.
                 Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction
                 agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and
                 regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

1122(d)(3)(ii)   Amounts due to investors are allocated and remitted in
                 accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)  Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days specified in the transaction agreements.

1122(d)(3)(iv)   Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

                           Pool Asset Administration

1122(d)(4)(i)    Collateral or security on mortgage loans is maintained as
                 required by the transaction agreements or related mortgage loan documents.

1122(d)(4)(ii)   Mortgage loan and related documents are safeguarded as required by the transaction agreements

1122(d)(4)(iii)  Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)   Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days
                 specified in the transaction agreements, and allocated to
                 principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)    The Servicer's records regarding the mortgage loans agree with the Servicer's records with respect to an obligor's unpaid principal balance.

1122(d)(4)(vi)   Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in
                 accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)  Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii) Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)   Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.

1122(d)(4)(x)    Regarding any funds held in trust for an obligor (such as
                 escrow accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related
                 mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)   Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or
                 expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)  Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

1122(d)(4)(xiii) Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)  Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)   Any external enhancement or other support, identified in Item
                 1114(a)(1) through (3) or Item 1115 of Regulation AB, is
                 maintained as set forth in the transaction agreements.

                                   EXHIBIT M-2

                         COUNTRYWIDE SERVICING AGREEMENT


                               SERVICING AGREEMENT

                                     between

                           COUNTRYWIDE HOME LOANS INC.
                                  (Countrywide)

                                       and

                                BARCLAYS BANK PLC
                                   (Purchaser)

                          Dated as of August 30th, 2006

                     Conventional Residential Mortgage Loans

PRELIMINARY STATEMENT

ARTICLE I. DEFINITIONS

ARTICLE II.

     Section 2.01     Representations and Warranties Respecting Countrywide.....

ARTICLE III. ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

     Section 3.01     Countrywide to Act as Servicer............................
     Section 3.02     Collection of Mortgage Loan Payments......................
     Section 3.03     Realization Upon Defaulted Mortgage Loans.................
     Section 3.04     Establishment of Custodial Accounts; Deposits in
                        Custodial Accounts......................................
     Section 3.05     Permitted Withdrawals From the Custodial Account..........
     Section 3.06     Establishment of Escrow Accounts; Deposits in Escrow
                        Accounts..............................17
     Section 3.07     Permitted Withdrawals From Escrow Account.................
     Section 3.08     Transfer of Accounts......................................
     Section 3.09     Payment of Taxes, Insurance and Other Charges;
                        Maintenance of PMI Policies; Collections Thereunder.....
     Section 3.10     Maintenance of Hazard Insurance...........................
     Section 3.11     [Reserved]................................................
     Section 3.12     Fidelity Bond; Errors and Omissions Insurance.............
     Section 3.13     Title, Management and Disposition of REO Property.........
     Section 3.14     Notification of Adjustments...............................
     Section 3.15     Notification of Maturity Date.............................
     Section 3.16     Assumption Agreements.....................................
     Section 3.17     Satisfaction of Mortgages and Release of Collateral
                        Files...................................................
     Section 3.18     Servicing Compensation....................................
     Section 3.19     Restoration of Mortgaged Property.........................
     Section 3.20     Compliance with Gramm-Leach-Bliley Act of 1999............

ARTICLE IV. PROVISIONS OF PAYMENTS AND REPORTS TO PURCHASER

     Section 4.01     Distributions.............................................
     Section 4.02     Periodic Reports to the Purchaser.........................
     Section 4.03     Monthly Advances by Countrywide...........................
     Section 4.04     Annual Statement as to Compliance.........................
     Section 4.05     Annual Independent Certified Public Accountants'
                        Servicing Report........................................
     Section 4.06     Purchaser's Access to Countrywide's Records...............

ARTICLE V.

     Section 5.01     Indemnification by Countrywide............................
     Section 5.02     Merger or Consolidation of Countrywide....................
     Section 5.03     Limitation on Liability of Countrywide and Others.........
     Section 5.04     No Transfer of Servicing..................................
     Section 5.05     Subservicing..............................................

ARTICLE VI. TERMINATION OF COUNTRYWIDE AS SERVICER

     Section 6.01     Termination Due to an Event of Default....................
     Section 6.02     Termination by Other Means................................

ARTICLE VII. MISCELLANEOUS

     Section 7.01     Notices...................................................
     Section 7.02     Exhibits..................................................
     Section 7.03     General Interpretive Principles...........................
     Section 7.04     Reproduction of Documents.................................
     Section 7.05     Further Agreements........................................
     Section 7.06     Assignment of Mortgage Loans by the Purchaser;
                        Pass-Through Transfers..................................
     Section 7.07     Conflicts between Transaction Documents...................
     Section 7.08     Governing Law.............................................
     Section 7.09     Severability Clause.......................................
     Section 7.10     Successors and Assigns....................................
     Section 7.11     Confidentiality...........................................
     Section 7.12     Entire Agreement..........................................
     Section 7.13     Counterparts..............................................
     Section 7.14     Waivers...................................................
     Section 7.15     Waiver of Trial by Jury...................................

                               SERVICING AGREEMENT

THIS SERVICING AGREEMENT (this "Agreement") dated as of August 30th, 2006, is by and between COUNTRYWIDE HOME LOANS INC., in its capacity as servicer ("Countrywide"), and Barclays Bank PLC, and its permitted successors and assigns, as Purchaser (the "Purchaser").

                              PRELIMINARY STATEMENT

      WHEREAS, the Purchaser and Countrywide have entered into that certain Master Mortgage Loan Purchase Agreement dated as of August 30th, 2006 between the Purchaser and Countrywide, as seller (the "Purchase Agreement"), pursuant to which the Purchaser will purchase and Countrywide will sell from time to time, certain Mortgage Loans (as hereinafter defined) identified in a Purchase Confirmation;

      WHEREAS, Countrywide is in the business of providing primary servicing of mortgage loans and owns the right to service the Mortgage Loans listed on the Mortgage Loan Schedule (as hereinafter defined);

      WHEREAS, Countrywide has agreed to service the Mortgage Loans for the Purchaser on the terms and conditions set forth herein; and

      WHEREAS, Countrywide and the Purchaser desire to prescribe the terms and conditions regarding the management, servicing, and control of such Mortgage Loans.

      NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Countrywide and the Purchaser agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

            Unless the context requires otherwise, all capitalized terms used herein shall have the meanings assigned to such terms in this Article I unless defined elsewhere herein. Any capitalized term used or defined in a Purchase Confirmation that conflicts with the corresponding definition set forth herein shall supersede such term.

            Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of a similar type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

            Adjustable Rate Mortgage Loan: Any Mortgage Loan in which the related Mortgage Note contains a provision whereby the Mortgage Interest Rate is adjusted from time to time in accordance with the terms of such Mortgage Note.

            Agency: Either Fannie Mae or Freddie Mac.

            Agency Transfer: A Fannie Mae Transfer or a Freddie Mac Transfer.

            Agreement: This Servicing Agreement, including all exhibits and supplements hereto, and all amendments hereof.

            Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

            Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in either the State of California or the State of Texas are authorized or obligated by law or executive order to be closed.

            Cash Liquidation: Recovery of all cash proceeds by Countrywide with respect to the termination of any defaulted Mortgage Loan other than a Mortgage Loan which became an REO Property, including all PMI Proceeds, Government Insurance Proceeds, Other Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds and other payments or recoveries whether made at one time or over a period of time which Countrywide deems to be finally recoverable, in connection with the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise.

            Closing Date: The date on which the purchase and sale of the Mortgage Loans constituting a Mortgage Loan Package is consummated, as set forth in the Trade Confirmation or Purchase Confirmation.

            Code: The Internal Revenue Code of 1986, as amended, or any successor statute thereto.

            Collateral Documents: The collateral documents pertaining to each Mortgage Loan as set forth in Exhibit A of the Purchase Agreement.

            Collateral File: With respect to each Mortgage Loan, a file containing each of the Collateral Documents.

            Condemnation Proceeds: All awards or settlements in respect of a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation.

            Countrywide: Countrywide Home Loans, Inc., or any successor or assign to Countrywide under this Agreement as provided herein.

            Credit File: The file retained by Countrywide that includes the mortgage loan documents pertaining to a Mortgage Loan including copies of the Collateral Documents together with the credit documentation relating to the origination of such Mortgage Loan, which Credit File may be maintained by Countrywide on microfilm or any other comparable medium.

            Custodial Account: The account or accounts created and maintained pursuant to Section 3.04 herein, each of which shall be an Eligible Account.

            Custodial Agreement: The agreement governing the retention of the Collateral Files by the Custodian.

            Custodian: Wells Fargo Bank, N.A., its successor in interest or assign, or such other custodian that may be designated by Purchaser from time to time.

            Cut-off Date: The first day of the month in which the related Closing Date occurs or such other date as may be set forth in the related Trade Confirmation or Purchase Confirmation.

            Determination Date: The Business Day immediately preceding the related Remittance Date.

            Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

            Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

            Eligible Account: An account or accounts (i) maintained with a depository institution the short term debt obligations of which are rated by a nationally recognized statistical rating agency in one of its two (2) highest rating categories at the time of any deposit therein, (ii) the deposits of which are insured up to the maximum permitted by the FDIC, or (iii) maintained with an institution and in a manner acceptable to an Agency.

            Escrow Account: The separate trust account or accounts created and maintained pursuant to Section 3.06 herein, each of which shall be an Eligible Account.

            Escrow Payments: The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to any Mortgage Loan.

            Event of Default: Any one of the conditions or circumstances enumerated in Section 6.01 of this Agreement.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            FHA: The Federal Housing Administration.

            Fannie Mae: The Federal National Mortgage Association or any successor organization.

            Fannie Mae Transfer: Any sale or transfer of some or all of the Mortgage Loans to Fannie Mae.

            Fidelity Bond: A fidelity bond to be maintained by Countrywide pursuant to Section 3.12 of this Agreement.

            First Lien Mortgage Loan: Any Mortgage Loan secured by a first lien on the related Mortgaged Property.

            Fixed Rate Mortgage Loan: Any Mortgage Loan wherein the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

            Freddie Mac: The Federal Home Loan Mortgage Corporation or any successor organization.

            Freddie Mac Transfer: Any sale or transfer of some or all of the Mortgage Loans to Freddie Mac under its Cash Purchase Program or MBS Program (Special Servicing Option).

            GNMA: The Government National Mortgage Association or any successor organization.

            Government Insurance Proceeds: With respect to each Government Mortgage Loan, payments made pursuant to a MIC or LGC.

            Government Mortgage Loan: A Mortgage Loan insured by the FHA or guaranteed by the VA.

            Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note, which amount is added to the index in accordance with the terms of the related Mortgage Note to determine on each Interest Adjustment Date, the Mortgage Interest Rate for such Mortgage Loan.

            HUD: The Department of Housing and Urban Development or any federal agency or official thereof which may from time to time succeed to the functions thereof.

            Interest Adjustment Date: With respect to an Adjustable Rate Mortgage Loan, the date on which an adjustment to the Mortgage Interest Rate on a Mortgage Note becomes effective.

            LGC: A loan guarantee certificate issued by the VA.

            LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the Stated Principal Balance (or the original principal balance, if so indicated) of such Mortgage Loan as of the date of determination to the Appraised Value of the related Mortgaged Property.

            Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Liquidation Proceeds, Condemnation Proceeds, PMI Proceeds, Government Insurance Proceeds, Other Insurance Proceeds, proceeds of any REO Disposition or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

            Lifetime Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the absolute maximum Mortgage Interest Rate payable, above which the Mortgage Interest Rate shall not be adjusted, as set forth in the related Mortgage Note and Mortgage Loan Schedule.

            Liquidation Proceeds: Amounts, other than PMI Proceeds, Government Insurance Proceeds, Condemnation Proceeds and Other Insurance Proceeds, received by Countrywide in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property pursuant to Section 3.13 of this Agreement.

            LPMI Fee: The portion of the Mortgage Interest Rate relating to an LPMI Loan, which is set forth on the related Mortgage Loan Schedule, to be retained by Countrywide to pay the premium due on the PMI Policy with respect to such LPMI Loan.

            LPMI Loan: Any Mortgage Loan with respect to which Countrywide is responsible for paying the premium due on the related PMI Policy with the proceeds generated by the LPMI Fee relating to such Mortgage Loan, as set forth on the related Mortgage Loan Schedule.

            MERS: Mortgage Electronic Registration Systems, Inc. or any successor or assign thereto.

            MIC: A mortgage insurance certificate issued by HUD.

            Monthly Advance: The advances made or required to be made by Countrywide on any Remittance Date pursuant to this Agreement.

            Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

            Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien, in the case of a First Lien Mortgage Loan, or a second lien, in the case of a Second Lien Mortgage Loan, on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first lien, in the case of a First Lien Mortgage Loan, or a second lien, in the case of a Second Lien Mortgage Loan, upon a leasehold estate of the Mortgagor, as the case may be.

            Mortgage Interest Rate: The annual rate at which interest accrues on any Mortgage Loan and, with respect to an Adjustable Rate Mortgage Loan, as adjusted from time to time in accordance with the provisions of the related Mortgage Note.

            Mortgage Loan: Any mortgage loan that is sold pursuant to this Agreement, as evidenced by such mortgage loan's inclusion on the related Mortgage Loan Schedule, which mortgage loan includes the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, PMI Proceeds (if applicable), Government Insurance Proceeds (if applicable), Other Insurance Proceeds, REO Disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding the servicing rights relating thereto. Unless the context requires otherwise, any reference to the Mortgage Loans in this Agreement shall refer to the Mortgage Loans constituting a Mortgage Loan Package.

            Mortgage Loan Package: The Mortgage Loans sold to the Purchaser pursuant to a Purchase Confirmation.

            Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the interest rate payable to the Purchaser on each Remittance Date which shall equal the Mortgage Interest Rate less the Servicing Fee and the LPMI Fee, if applicable.

            Mortgage Loan Schedule: With respect to each Mortgage Loan Package, the schedule of Mortgage Loans included therein and made a part of the related Purchase Confirmation, which schedule shall include, the following information with respect to each Mortgage Loan: (i) Countrywide's loan number identifying such Mortgage Loan; (ii) the Mortgage Interest Rate, less any LPMI Fee, as of the Cut-off Date; (iii) with respect to any Adjustable Rate Mortgage Loan, the Gross Margin, the Periodic Rate Cap, the Lifetime Rate Cap, the next Interest Adjustment Date and whether such Adjustable Rate Mortgage Loan is a Convertible Mortgage Loan, (iv) with respect to a LPMI Loan, the LPMI Fee, (v) with respect to each First Lien Mortgage Loan, the LTV at origination and, with respect to each Second Lien Mortgage Loan, the Combined LTV at origination; (vi) the remaining term as of the Cut-off Date and the original term of such Mortgage Loan, (vii) whether such Mortgage Loan is a First Lien Mortgage Loan or a Second Lien Mortgage Loan (viii) any other information pertaining to such Mortgage Loan as may be reasonably requested by the Purchaser, (ix) with respect to each Option ARM Mortgage Loan, (a) the maximum negative amortization percentage, and
(b) the recast period, (x) name, address, city and ZIP Code of Mortgagor, (xi) the Stated Principal Balance, (xii) appraisal amount, (xiii) purchase amount,
(xiv) loan amount, (xv) first Monthly Payment Due Date, (xvi) credit score,
(xvii) document type, (xviii) occupancy type, (xix) payment current through date, (xx) Prepayment Penalty flag and term, and (xxi) interest-only term, if applicable. The information set forth in the Mortgage Loan Schedule relating to the Mortgage Interest Rate, Periodic Rate Cap and Lifetime Rate Cap with respect to any LPMI Loan, as applicable, is exclusive of the LPMI Fee.

            Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

            Mortgaged Property: The real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.

            Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

            Mortgagor: The obligor on a Mortgage Note.

            Opinion of Counsel: A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given.

            Option ARM Mortgage Loan: An Adjustable Rate Mortgage Loan that gives the related Mortgagor three different payment options each month, which include: (i) a minimum monthly payment option, (ii) an interest-only payment option or (iii) a full principal and interest option which amortizes over 30 years or less.

            Other Insurance Proceeds: Proceeds of any title policy, hazard policy, pool policy or other insurance policy covering a Mortgage Loan, other than the PMI Policy, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that Countrywide would follow in servicing mortgage loans held for its own account.

            Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans by the Purchaser to a trust to be formed as part of a publicly issued or privately placed mortgage backed securities transaction.

            Payment Adjustment Date: As to each Mortgage Loan, the date on which an adjustment to the Monthly Payment on a Mortgage Note becomes effective.

            Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Adjustment Date above or below the Mortgage Interest Rate previously in effect, equal to the rate set forth on the Mortgage Loan Schedule per adjustment.

            Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability corporation, unincorporated organization or government or any agency or political subdivision thereof.

            PMI Policy: A policy of private mortgage guaranty insurance relating to a Mortgage Loan and issued by a Qualified Insurer.

            PMI Proceeds: Proceeds of any PMI Policy.

            Prepayment Interest Shortfall Amount: With respect to any Remittance Date and Mortgage Loan that was subject to a Principal Prepayment in full or in part during the related Principal Prepayment Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such calendar month, the amount of interest (at the Mortgage Loan Remittance Rate) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

            Prepayment Penalty: With respect to each Mortgage Loan, a prepayment penalty, charge, premium or fee, if any, payable upon the Principal Prepayment in full of such Mortgage Loan, as set forth in the related Mortgage Note or Mortgage.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, excluding any Prepayment Penalty or premium thereon (unless the Purchase Confirmation provides otherwise), which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Principal Prepayment Period: As to any Remittance Date, the calendar month preceding the month of distribution.

            Purchase Confirmation: A letter agreement, substantially in the form of an exhibit to the Purchase Agreement, executed by Countrywide and the Purchaser in connection with the purchase and sale of each Mortgage Loan Package, which sets forth the terms relating thereto including a description of the related Mortgage Loans (including the Mortgage Loan Schedule), the purchase price for such Mortgage Loans, the Closing Date and the Servicing Fee Rate.

            Purchaser: The Person identified as the "Purchaser" in the preamble to this Agreement or its successor in interest or any successor or assign to the Purchaser under this Agreement as herein provided. Any reference to "Purchaser" as used herein shall be deemed to include any designee of the Purchaser, so long as such designation was made in accordance with the limitations set forth in
Section 7.06 of this Agreement.

            Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, which insurer is approved in such capacity by an Agency.

            Qualified Substitute Mortgage Loan: A mortgage loan that must, on the date of such substitution, (i) have an unpaid principal balance, after deduction of all scheduled payments due in the month of substitution (or if more than one (1) mortgage loan is being substituted, an aggregate principal balance), not in excess of the unpaid principal balance of the repurchased Mortgage Loan (the amount of any shortfall will be deposited in the Custodial Account by Countrywide in the month of substitution); (ii) have a Mortgage Interest Rate not less than, and not more than 1% greater than, the Mortgage Interest Rate of the repurchased Mortgage Loan; (iii) have a remaining term to maturity not greater than, and not more than one year less than, the maturity date of the repurchased Mortgage Loan; (iv) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in the related mortgage loan purchase agreement; (v) shall be the same type of Mortgage Loan (i.e., a Convertible Mortgage Loan or a Fixed Rate Mortgage Loan).

            Reconstitution Agreements: The agreement or agreements entered into by the Seller and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans sold hereunder, in connection with a Pass-Through Transfer or an Agency Transfer pursuant to Section 7.06.

            Reconstitution Date: The date on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Pass-Through Transfer pursuant to Section 7.06 hereof. The Reconstitution Date shall be such date which the Purchaser shall designate. On such date, the Mortgage Loans transferred shall cease to be covered by this Agreement and Countrywide's servicing responsibilities shall cease under this Agreement with respect to the related transferred Mortgage Loans.

            Relief Act: The Servicemembers' Civil Relief Act.

            REMIC: A "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

            REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Subchapter M of Chapter 1, Subtitle A, of the Code, and related provisions, and proposed, temporary and final Treasury Regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

            Remittance Date: The eighteenth (18th) day of any month, beginning with the month next following the month in which the related Cut-off Date occurs, or if such eighteenth (18th) day is not a Business Day, the first Business Day immediately following.

            REO Disposition: The final sale by Countrywide of any REO Property or the transfer of the management of such REO Property to the Purchaser as set forth in Section 3.13 of this Agreement.

            REO Property: A Mortgaged Property acquired by Countrywide on behalf of the Purchaser as described in Section 3.13 of this Agreement.

            Repurchase Price: With respect to any Mortgage Loan, a price equal to (i) the Stated Principal Balance of the Mortgage Loan plus (ii) interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate from the last date through which interest has been paid and distributed to the Purchaser to the date of repurchase, less amounts received or advanced in respect of such repurchased Mortgage Loan which such amounts are being held in the Custodial Account for distribution in the month of repurchase.

            Second Lien Mortgage Loan: A Mortgage Loan secured by a second lien on the related Mortgaged Property.

            Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by Countrywide of its servicing obligations, including the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property, (iv) with respect to Government Mortgage Loans, amounts advanced to the Purchaser for which Countrywide may be entitled to receive reimbursement from a government agency and (v) compliance with the obligations under this Agreement including Section 3.09 hereof.

            Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to Countrywide, which shall, for a period of one full month, be equal to one-twelfth of the product of (i) the Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. Solely in the event Countrywide is terminated as servicer of the Mortgage Loans, the Servicing Fee shall be prorated (based upon the number of days of the related month Countrywide so acted as servicer relative to the total number of days in that month) for each part thereof. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion of such Monthly Payment collected by Countrywide, or as otherwise provided herein. Subject to the foregoing, and with respect to each Mortgage Loan, Countrywide shall be entitled to receive its Servicing Fee through the disposition of any related REO Property and the Servicing Fee payable with respect to any REO Property shall be based on the Stated Principal Balance of the related Mortgage Loan at the time of foreclosure.

            Servicing Fee Rate: With respect to any Mortgage Loan, the rate per annum set forth in the applicable Trade Confirmation or Purchase Confirmation.

            Servicing LP: Countrywide Home Loans Servicing LP, a Texas limited partnership, and its successors and assigns, in its capacity as servicer hereunder.

            Servicing Officer: Any officer of Countrywide involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by Countrywide to Purchaser upon request, as such list may from time to time be amended.

            Stated Principal Balance: With respect to each Mortgage Loan as of any date of determination: (i) the unpaid principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

            Trade Confirmation: A letter agreement substantially in the form of an exhibit attached to the Purchase Agreement executed by Countrywide and the Purchaser prior to the applicable Closing Date confirming the terms of a prospective purchase and sale of a Mortgage Loan Package.

            Transaction Documents: With respect to any Mortgage Loan, the related Trade Confirmation, the related Purchase Confirmation, this Agreement and the Purchase Agreement.

            Updated LTV: With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the date of determination divided by the value of the related Mortgaged Property as determined by a recent appraisal of the Mortgaged Property.

            VA: The Department of Veterans Affairs.

            Whole Loan Transfer: The sale or transfer by the Purchaser of some or all of the Mortgage Loans in a whole loan format.

                                  ARTICLE II.
                         REPRESENTATIONS AND WARRANTIES

            Section 2.01 Representations and Warranties Respecting Countrywide.

            Countrywide represents, warrants and covenants to the Purchaser that, as of each Closing Date:

            (a) Organization and Standing. Countrywide is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and is qualified and licensed to transact business in and is in good standing under the laws of each state where each Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement;

            (b) Due Authority. Countrywide has the full power and authority to
(i) perform and enter into and consummate all transactions contemplated by this Agreement and (ii) to service each Mortgage Loan. This Agreement has been duly executed and delivered and constitutes the valid, legal, binding and enforceable obligation of Countrywide, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by Countrywide to make this Agreement valid and binding upon Countrywide in accordance with its terms;

            (c) No Conflict. Neither the servicing of the Mortgage Loans for the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of Countrywide's organizational documents or result in a material breach of any legal restriction or any material agreement or instrument to which Countrywide is now a party or by which it is bound, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any material law, rule, regulation, order, judgment or decree to which Countrywide or its property is subject;

            (d) Approved Servicer. Countrywide is an approved servicer for each Agency in good standing. No event has occurred, including a change in insurance coverage, which would make Countrywide unable to comply with Fannie Mae, Freddie Mac eligibility requirements;

            (e) No Pending Litigation. There is no action, suit, proceeding, investigation or litigation pending or, to Countrywide's knowledge, threatened, which either in any one instance or in the aggregate, if determined adversely to Countrywide would materially and adversely affect the servicing of the Mortgage Loans to the Purchaser or Countrywide's ability to perform its obligations under this Agreement;

            (f) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Countrywide, of or compliance by Countrywide with, this Agreement or the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date; and

            (g) Reasonable Servicing Fee. Countrywide acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by Countrywide, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.

                                  ARTICLE III.
                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

            Section 3.01 Countrywide to Act as Servicer.

            Countrywide shall service and administer Mortgage Loans sold pursuant to this Agreement in accordance with the terms of this Agreement and shall have full power and authority, acting alone, to do or cause to be done any and all things, in connection with such servicing and administration, that Countrywide may deem necessary or desirable and consistent with the terms of this Agreement. In servicing and administering the Mortgage Loans, Countrywide shall employ procedures in accordance with the customary and usual standards of practice of prudent mortgage servicers. Notwithstanding anything to the contrary contained herein, in servicing and administering Government Mortgage Loans, Countrywide shall not take, or fail to take, any action that would result in the denial of coverage under any LGC or MIC, as applicable. Without limiting the generality of the foregoing, with respect to any Government Mortgage Loan, Countrywide shall be permitted to deviate from the servicing practices set forth herein if such deviation would be consistent with the servicing practices employed in connection with any similar mortgage loan constituting a part of a GNMA mortgage-backed security.

            In accordance with the terms of the related mortgage loan purchase agreement, Countrywide may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in Countrywide's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser; provided, however, that Countrywide shall not permit any modification with respect to any Mortgage Loan that would decrease the Mortgage Interest Rate (other than by adjustments required by the terms of the Mortgage Note), result in the denial of coverage under a PMI Policy, LGC or MIC, reduce the outstanding principal amount (except for actual payments of principal) forgive the payment of principal or interest, or extend the final maturity date on such Mortgage Loan without the Purchaser's consent. Countrywide may permit forbearance or allow for suspension of Monthly Payments for up to one hundred and eighty (180) days if the Mortgagor is in default or Countrywide determines in its reasonable discretion, that default is imminent and if Countrywide determines that granting such forbearance or suspension is in the best interest of the Purchaser. If any modification, forbearance or suspension permitted hereunder allows the deferral of interest or principal payments on any Mortgage Loan, Countrywide shall include in each remittance for any month in which any such principal or interest payment has been deferred (without giving effect to such modification, forbearance or suspension) an amount equal to such month's principal and one (1) month's interest at the Mortgage Loan Remittance Rate on the then unpaid principal balance of the Mortgage Loan and shall be entitled to reimbursement for such advances only to the same extent as for Monthly Advances made pursuant to Section 4.03 of this Agreement. Without limiting the generality of the foregoing, Countrywide shall continue, and is hereby authorized and empowered to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. If reasonably required by Countrywide, the Purchaser shall furnish Countrywide with any powers of attorney and other documents necessary or appropriate to enable Countrywide to carry out its servicing and administrative duties under this Agreement.

            If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, Countrywide shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action, that under the REMIC Provisions, if taken or not taken, as the case may be, could (i) materially and adversely affect the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860(a)(2) of the Code and the tax on "contributions" to a REMIC set forth in Section 860D of the Code) unless Countrywide has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not materially and adversely affect such REMIC status or result in the imposition of any tax on the REMIC.

            Section 3.02 Collection of Mortgage Loan Payments.

            Countrywide shall make reasonable efforts, in accordance with the customary and usual standards of practice of prudent mortgage servicers, to collect all payments due under each Mortgage Loan to the extent such procedures shall be consistent with this Agreement, the terms and provisions of any related PMI Policy, MIC or LGC, and applicable law. Countrywide shall take special care in ascertaining and estimating Escrow Payments in accordance with Accepted Servicing Practices.

            Section 3.03 Realization Upon Defaulted Mortgage Loans.

            (a) Foreclosure. Countrywide shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Countrywide shall use reasonable efforts to realize upon defaulted Mortgage Loans, in such manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, Countrywide shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by Countrywide through PMI Proceeds, Government Insurance Proceeds, Other Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property. Countrywide shall notify the Purchaser in writing of the commencement of foreclosure proceedings. Such notice may be contained in the reports prepared by Countrywide and delivered to the Purchaser pursuant to the terms and conditions of this Agreement. Countrywide shall be responsible for all costs and expenses incurred by it in any foreclosure proceedings; provided, however, that it shall be entitled to reimbursement thereof from proceeds from the related Mortgaged Property.

            Section 3.04 Establishment of Custodial Accounts; Deposits in Custodial Accounts.

            Countrywide shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one (1) or more Custodial Accounts, in the form of time deposit or demand accounts and shall be titled "[Countrywide] in trust for Barclays Bank PLC as Purchaser of Mortgage Loans and various Mortgagors." Countrywide shall provide the Purchaser with written evidence of the creation of such Custodial Account(s) within thirty (30) days of the Initial Closing Date.

            Countrywide shall deposit in the Custodial Account within two (2) Business Days following receipt thereof, and retain therein, the following payments and collections received or made by it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:

            (a) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

            (b) all payments on account of interest on the Mortgage Loans, adjusted to the Mortgage Loan Remittance Rate;

            (c) all proceeds from a Cash Liquidation;

            (d) all PMI Proceeds, Government Insurance Proceeds and Other Insurance Proceeds, including amounts required to be deposited pursuant to Sections 3.08 and 3.10 of this Agreement, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Countrywide's normal servicing procedures, the loan documents or applicable law;

            (e) all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with Countrywide's normal servicing procedures, the loan documents or applicable law;

            (f) all Monthly Advances;

            (g) all proceeds of any Mortgage Loan repurchased in accordance with
Section 3.03 or 3.04 of the Purchase Agreement, and any amount required to be deposited by Countrywide in connection with any shortfall in principal amount of the Qualified Substitute Mortgage Loans and the repurchased Mortgage Loans as required pursuant to Section 3.03 of the Purchase Agreement;

            (h) any amounts required to be deposited by Countrywide pursuant to
Section 3.10 of this Agreement in connection with the deductible clause in any blanket hazard insurance policy (such deposit shall be made from Countrywide's own funds, without reimbursement therefor);

            (i) the Prepayment Interest Shortfall Amount, if any, for the month of distribution (such deposit shall be made from Countrywide's own funds, without reimbursement therefor up to a maximum amount per month equal to the lesser of one half of (a) one-twelfth of the product of (i) the Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loans, or (b) the aggregate Servicing Fee actually received for such month for the Mortgage Loans); and

            (j) any amounts required to be deposited by Countrywide in connection with any REO Property pursuant to Section 3.13 of this Agreement.

            The foregoing requirements for deposit in the Custodial Account are exclusive. The Purchaser understands and agrees that, without limiting the generality of the foregoing, payments in the nature of late payment charges, Prepayment Penalties and assumption fees (to the extent permitted by Section
3.16 of this Agreement) need not be deposited by Countrywide in the Custodial Account. Any interest paid by the depository institution on funds deposited in the Custodial Account shall accrue to the benefit of Countrywide and Countrywide shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 3.05(d) of this Agreement.

            Section 3.05 Permitted Withdrawals From the Custodial Account.

            Countrywide may, from time to time, withdraw funds from the Custodial Account for the following purposes:

            (a) to make payments to the Purchaser in the amounts and in the manner provided for in Sections 4.01 and 4.03 of this Agreement;

            (b) to reimburse itself for Monthly Advances (Countrywide's reimbursement for Monthly Advances shall be limited to amounts received on the related Mortgage Loan (or to amounts received on the Mortgage Loans as a whole if the Monthly Advance is made due to a shortfall in a Monthly Payment made by a Mortgagor entitled to relief under the Relief Act) which represent Late Collections, net of the related Servicing Fee and LPMI Fee, if applicable. Countrywide's right to reimbursement hereunder shall be prior to the rights of the Purchaser, except that, where Countrywide is required to repurchase a Mortgage Loan pursuant to Section 3.03 or 3.04 of the Purchase Agreement, Countrywide's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loans. Notwithstanding the foregoing, Countrywide may reimburse itself for Monthly Advances from any funds in the Custodial Account if it has determined that such funds are nonrecoverable advances or if all funds, with respect to the related Mortgage Loan, have previously been remitted to the Purchaser);

            (c) to reimburse itself for unreimbursed Servicing Advances and any unpaid Servicing Fees (Countrywide's reimbursement for Servicing Advances and/or Servicing Fees hereunder with respect to any Mortgage Loan shall be limited to proceeds from Cash Liquidation, Liquidation Proceeds, Condemnation Proceeds, PMI Proceeds, Government Insurance Proceeds and Other Insurance Proceeds; provided, however, that Countrywide may reimburse itself for Servicing Advances and Servicing Fees from any funds in the Custodial Account if all funds, with respect to the related Mortgage Loan, have previously been remitted to the Purchaser. Notwithstanding the foregoing, with respect to each Government Mortgage Loan, Countrywide shall not be entitled to reimbursement of any Servicing Advances that constitute losses and expenses for which an issuer of GNMA securities would be responsible, pursuant to Chapter 4 of the GNMA Handbook 5500.2, if such Government Mortgage Loan had been included in a GNMA security);

            (d) to pay to itself as servicing compensation (i) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date), and (ii) the Servicing Fee and the LPMI Fee, if applicable, from that portion of any payment or recovery of interest on a particular Mortgage Loan;

            (e) to pay to itself, with respect to each Mortgage Loan that has been repurchased pursuant to Section 3.03 or 3.04 of the Purchase Agreement, all amounts received but not distributed as of the date on which the related Repurchase Price is determined;

            (f) to reimburse itself for any amounts deposited in the Custodial Account in error; and

            (g) to clear and terminate the Custodial Account upon the termination of this Agreement.

            Section 3.06 Establishment of Escrow Accounts; Deposits in Escrow Accounts.

            Countrywide shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one (1) or more Escrow Accounts in the form of time deposit or demand accounts, which accounts shall be Eligible Accounts. Countrywide shall provide the Purchaser with written evidence of the creation of such Escrow Account(s) within thirty (30) days of the Initial Closing Date.

            Countrywide shall deposit in the Escrow Account(s) within two (2) Business Days following receipt thereof, and retain therein, (a) all Escrow Payments collected on account of the Mortgage Loans, and (b) all Other Insurance Proceeds that are to be applied to the restoration or repair of any Mortgaged Property. Countrywide shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes in accordance with Section 3.07 of this Agreement. Countrywide shall be entitled to retain any interest paid by the depository institution on funds deposited in the Escrow Account except interest on escrowed funds required by law to be paid to the Mortgagor or the related Mortgage. Countrywide shall pay Mortgagor interest on the escrowed funds at the rate required by law notwithstanding that the Escrow Account is non-interest bearing or the interest paid by the depository institution thereon is insufficient to pay the Mortgagor interest at the rate required by law.

            Section 3.07 Permitted Withdrawals From Escrow Account.

            Countrywide may, from time to time, withdraw funds from the Escrow Account(s) for the following purposes: (a) to effect timely payments of the following items, if applicable, ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums, PMI Policy premiums, if applicable, and comparable items constituting Escrow Payments for the related Mortgage; (b) to reimburse Countrywide for any Servicing Advance made by Countrywide with respect to a related Mortgage Loan; provided, however, that such reimbursement shall only be made from amounts received on the related Mortgage Loan that represent late payments or collections of Escrow Payments thereunder; (c) to refund to the Mortgagor any funds as may be determined to be overages; (d) for transfer to the Custodial Account in accordance with the terms of this Agreement; (e) for application to restoration or repair of the Mortgaged Property; (f) to pay to Countrywide, or to the Mortgagors to the extent required by law, any interest paid on the funds deposited in the Escrow Account; (g) to reimburse itself for any amounts deposited in the Escrow Account in error; or
(h) to clear and terminate the Escrow Account on the termination of this Agreement.

            Section 3.08 Transfer of Accounts.

            Countrywide may transfer the Custodial Account or the Escrow Account to a different depository institution from time to time provided that such Custodial Account and Escrow Account shall at all times be Eligible Accounts.

            Section 3.09 Payment of Taxes, Insurance and Other Charges; Maintenance of PMI Policies; Collections Thereunder.

            With respect to each Mortgage Loan, Countrywide shall maintain accurate records reflecting the status of (a) ground rents, taxes, assessments, water rates and other charges that are or may become a lien upon the Mortgaged Property; (b) primary mortgage insurance premiums; (c) with respect to Mortgage Loans insured by the FHA, mortgage insurance premiums, and (d) fire and hazard insurance premiums. Countrywide shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums, and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable using Escrow Payments which shall have been estimated and accumulated by Countrywide in amounts sufficient for such purposes. To the extent that the Mortgage does not provide for Escrow Payments, Countrywide shall determine that any such payments are made by the Mortgagor at the time they first become due. Countrywide assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills, irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments, and shall make advances from its own funds to effect such payments.

            Countrywide will maintain in full force and effect, a PMI Policy conforming in all respects to the description set forth in Section 3.02(v) of the Purchase Agreement, issued by an insurer described in that Section, with respect to each Mortgage Loan for which such coverage is herein required. Such coverage will be maintained until the LTV or the Updated LTV of the related Mortgage Loan is reduced to 80% or less in the case of a Mortgage Loan having a LTV at origination in excess of 80%. or Countrywide, as applicable, will not cancel or refuse to renew any PMI Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement PMI Policy is obtained from and maintained with an insurer that is approved by an Agency. Countrywide shall not take any action that would result in non-coverage under any applicable PMI Policy of any loss that, but for the actions of Countrywide would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 3.16 herein, Countrywide shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions that may be required by such insurer as a condition to the continuation of coverage under the PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, Countrywide shall obtain a replacement PMI Policy as provided above.

            Unless otherwise provided in the related Purchase Confirmation, no Mortgage Loan has in effect as of the Closing Date any mortgage pool insurance policy or other credit enhancement, except for any PMI Policy, MIC or LGC and the insurance or guarantee relating thereto, as applicable (excluding such exception, the "Credit Enhancement"), and Countrywide shall not be required to take into consideration the existence of any such Credit Enhancement for the purposes of performing its servicing obligations hereunder. If the Purchaser shall at any time after the related Closing Date notify Countrywide in writing of its desire to obtain any such Credit Enhancement, the Purchaser and Countrywide shall thereafter negotiate in good faith for the procurement and servicing of such Credit Enhancement.

            Section 3.10 Maintenance of Hazard Insurance.

            Countrywide shall cause to be maintained, for each Mortgage Loan, fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount that is equal to the lesser of (a) the maximum insurable value of the improvements securing such Mortgage Loan or (b) the greater of (i) the unpaid principal balance of the Mortgage Loan, and (ii) the percentage such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards and such flood insurance has been made available, Countrywide shall cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the National Flood Insurance Administration program (or any successor thereto) with a generally acceptable insurance carrier and with coverage in an amount not less than the lesser of (x) the unpaid principal balance of the Mortgage Loan; (y) the maximum insurable value of the improvements securing such Mortgage Loan; or
(z) the maximum amount of insurance which is available under the National Flood Insurance Reform Act of 1994. Countrywide shall also maintain on REO Property,
(1) fire and hazard insurance with extended coverage in an amount that is not less than the maximum insurable value of the improvements that are a part of such property; (2) liability insurance; and (3) to the extent required and available under the National Flood Insurance Reform Act of 1994, flood insurance in an amount as provided above. Countrywide shall deposit in the Custodial Account all amounts collected under any such policies except (A) amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property and (B) amounts to be released to the Mortgagor in accordance with Countrywide's normal servicing procedures. The Purchaser understands and agrees that no earthquake or other additional insurance on property acquired in respect of the Mortgage Loan shall be maintained by Countrywide or Mortgagor. All such policies shall be endorsed with standard mortgagee clauses with loss payable to Countrywide and shall provide for at least thirty (30) days prior written notice to Countrywide of any cancellation, reduction in the amount of coverage or material change in coverage. Countrywide shall not interfere with the Mortgagor's freedom of choice in selecting either the insurance carrier or agent; provided, however, that Countrywide shall only accept insurance policies from insurance companies acceptable to an Agency and licensed to do business in the state wherein the property subject to the policy is located.

            Section 3.11 [Reserved].

            Section 3.12 Fidelity Bond; Errors and Omissions Insurance.

            Countrywide shall cause to be maintained a blanket Fidelity Bond and an errors and omissions insurance policy with responsible companies, with broad coverage of all officers, employees or other persons acting in any capacity with regard to the Mortgage Loan who handle funds, money, documents or papers relating to the Mortgage Loans. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure Countrywide against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of its officers, employees and agents. Such Fidelity Bond shall also protect and insure Countrywide against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.12 shall diminish or relieve Countrywide from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and errors and omissions insurance policy shall be at least equal to the corresponding amounts required by an Agency for an approved seller/servicer. Upon the request of the Purchaser, Countrywide shall provide to the Purchaser a certificate of insurance which certifies coverage of such Fidelity Bond and errors and omissions insurance policy under this Section 3.12. .

            Section 3.13 Title, Management and Disposition of REO Property.

            (a) Title. In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of Countrywide for the benefit of the Purchaser, or in the event the Purchaser is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person(s) as shall be consistent with an Opinion of Counsel obtained by Countrywide from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person(s) holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

            (b) Management. Countrywide shall either itself or through an agent selected by Countrywide, manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account. Countrywide shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter or more frequently as required by the circumstances. Countrywide shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Credit File and copies thereof shall be forwarded by Countrywide to the Purchaser within five (5) days of the Purchaser's request therefor. Countrywide shall attempt to sell the REO Property (and may temporarily rent the same for a period not greater than one year except as otherwise provided below) on such terms and conditions as Countrywide deems to be in the best interest of the Purchaser. Countrywide shall deposit, or cause to be deposited, within two
(2) Business Days of following receipt receipt thereof, in the Custodial Account all revenues received with respect to each REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of each REO Property, including the cost of maintaining any hazard insurance pursuant to Section 3.10 hereof and the fees of any managing agent acting on behalf of Countrywide. Notwithstanding anything contained in this Agreement to the contrary, upon written notice to Countrywide, the Purchaser may elect to assume the management and control of any REO Property; provided, however, that prior to giving effect to such election, the Purchaser shall reimburse Countrywide for all previously unreimbursed or unpaid Monthly Advances, Servicing Advances and Servicing Fees related to such REO Property.

            If a REMIC election is or is to be made with respect to the arrangement under which the Mortgage Loans and any REO Property are held, Countrywide shall manage, conserve, protect and operate each REO Property in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by such REMIC of any "income from non permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code.

            (c) Disposition. Subject to the following paragraph, Countrywide shall use best efforts to dispose of each REO Property as soon as possible and shall sell each REO Property no later than one (1) year after title to such REO Property has been obtained, unless Countrywide determines, and gives an appropriate notice to the Purchaser, that a longer period is necessary for the orderly disposition of any REO Property. If a period longer than one (1) year is necessary to sell any REO Property, Countrywide shall, if requested by the Purchaser, report monthly to the Purchaser as to the progress being made in selling such REO Property. Countrywide shall also maintain, on each REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, flood insurance in the amount required in Section3.10 hereof.

            Each REO Disposition shall be carried out by Countrywide at such price and upon such terms and conditions as Countrywide deems to be in a manner that maximizes the net present value of the recovery to the Purchaser. If, as of the date title to any REO Property was acquired by Countrywide there were outstanding unreimbursed Servicing Advances, Monthly Advances or Servicing Fees with respect to the REO Property or the related Mortgage Loan, Countrywide upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances, Monthly Advances and Servicing Fees from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to Countrywide as provided above, shall be promptly deposited in the Custodial Account and distributed to the Purchaser in accordance with Section 4.01 of this Agreement.

            Section 3.14 Notification of Adjustments.

            With respect to each Adjustable Rate Mortgage Loan, Countrywide shall adjust the Mortgage Interest Rate on the related Interest Adjustment Date and shall adjust the Monthly Payment on the related Payment Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. If, pursuant to the terms of the Mortgage Note, another index is selected for determining the Mortgage Interest Rate because the original index is no longer available, the same index will be used with respect to each Mortgage Note which requires a new index to be selected, provided that such selection does not conflict with the terms of the related Mortgage Note. Countrywide shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Countrywide shall promptly, upon written request therefor, deliver to the Purchaser such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by Countrywide or the Purchaser that Countrywide has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, Countrywide shall immediately deposit in the Custodial Account, from its own funds, the amount of any interest loss caused the Purchaser thereby without reimbursement therefor.

            Section 3.15 Notification of Maturity Date.

            With respect to each Balloon Mortgage Loan, Countrywide shall execute and deliver to the Mortgagor any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the maturity date and final balloon payment.

            Section 3.16 Assumption Agreements.

            Countrywide shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause to the extent permitted by law; provided, however, that Countrywide shall not exercise any such right if prohibited from doing so by law or the terms of the Mortgage Note or if the exercise of such right would impair or threaten to impair any recovery under the related PMI Policy, if any. If Countrywide reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, Countrywide shall enter into an assumption agreement with the Person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Section 3.16, the Purchaser authorizes Countrywide, with the prior written consent of the primary mortgage insurer, if any, to enter into a substitution of liability agreement with the Person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

            In connection with any such assumption or substitution of liability, Countrywide shall follow the underwriting practices and procedures employed by Countrywide for mortgage loans originated by Countrywide for its own account in effect at the time such assumption or substitution is made. With respect to an assumption or substitution of liability, the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan and the outstanding principal amount of the Mortgage Loan shall not be changed. Countrywide shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser or its designee the original of any such substitution of liability or assumption agreement, which document shall be added to the related Collateral File and shall, for all purposes, be considered a part of such Collateral File to the same extent as all other documents and instruments constituting a part thereof.

            Notwithstanding anything to the contrary contained herein, Countrywide shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption that Countrywide may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.16, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

            Section 3.17 Satisfaction of Mortgages and Release of Collateral Files.

            Upon the payment in full of any Mortgage Loan, or the receipt by Countrywide of a notification that payment in full will be escrowed in a manner customary for such purposes, Countrywide shall immediately notify the Purchaser after the Monthly Remittance Advice (as defined in Section 4.02) has been provided in accordance with Section 4.02 and Countrywide may request the release of any Mortgage Loan documents from the Purchaser in accordance with Section
3.17 hereof. Such notice shall include a statement to the effect that all amounts received or to be received in connection with such payment, which are required to be deposited in the Custodial Account pursuant to Section 3.04 of this Agreement, have been or will be so deposited and shall request delivery to it of the portion of the Collateral File held by the Purchaser. Upon receipt of such notice and request, the Purchaser shall within five (5) Business Days release or cause to be released to Countrywide the related Collateral Documents and Countrywide shall prepare and process any satisfaction or release. In the event that the Purchaser fails to release or cause to be released to Countrywide the related Collateral Documents within five (5) Business Days of Countrywide's request therefor, the Purchaser shall be liable to Countrywide for any additional expenses or costs, including, but not limited to, outsourcing fees and penalties, incurred by Countrywide resulting from such failure. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

            With respect to a Mortgage Loan paid in full as set forth in the above paragraph, if the Mortgage has been recorded in the name of MERS or its designee, Countrywide shall take all necessary action to effect the release of the Mortgage Loan on the records of MERS.

            In the event Countrywide satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, Countrywide, upon written demand of the Purchaser, shall promptly remit to the Purchaser the then unpaid principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. Countrywide shall maintain the Fidelity Bond and errors and omissions insurance policy as provided for in Section 3.12 insuring Countrywide against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

            From time to time and as appropriate for the service or foreclosure of a Mortgage Loan, including for the purpose of collection under any PMI Policy, the Purchaser shall, within five (5) Business Days of Countrywide's request and delivery to the Purchaser, or the Purchaser's designee, of a servicing receipt signed by a Servicing Officer, release or cause to be released to Countrywide the portion of the Collateral File held by the Purchaser or its designee. Pursuant to the servicing receipt, Countrywide shall be obligated to return to the Purchaser the related Collateral File when Countrywide no longer needs such file, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Collateral File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially. In the event that the Purchaser fails to release or cause to be released to Countrywide the portion of the Collateral File held by the Purchaser or its designee within five (5) Business Days of Countrywide's request therefor, the Purchaser shall be liable to Countrywide for any additional expenses or costs, including, but not limited to, outsourcing fees and penalties, incurred by Countrywide resulting from such failure. Upon receipt of notice from Countrywide stating that such Mortgage Loan was liquidated, the Purchaser shall release Countrywide from its obligations under the related servicing receipt.

            Section 3.18 Servicing Compensation.

            As compensation for its services hereunder, Countrywide shall be entitled to withdraw from the Custodial Account, or to retain from interest payments on the Mortgage Loans, the amounts provided for as Servicing Fees. Additional servicing compensation in the form of assumption fees (as provided in Section 3.16 of this Agreement), late payment charges, prepayment penalties or otherwise shall be retained by Countrywide e to the extent not required to be deposited in the Custodial Account. Countrywide shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided herein.

            Section 3.19 Restoration of Mortgaged Property

            Countrywide need not obtain the approval of the Purchaser prior to releasing any Other Insurance Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices and the terms of this Agreement. At a minimum, Countrywide shall comply with the following conditions in connection with any such release of Other Insurance Proceeds.

            (a) Countrywide shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

            (b) Countrywide shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics'and materialmen's liens; and

            (c) Pending repairs and restoration, Countrywide shall place Other Insurance Proceeds in the Escrow Account.

            If the Purchaser is named as an additional loss payee, Countrywide is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

            Section 3.20 Compliance with Gramm-Leach-Bliley Act of 1999.

            With respect to each Mortgage Loan, Countrywide and the Purchaser shall comply with Title V of the Gramm-Leach-Bliley Act of 1999, as amended and as applicable, and all applicable regulations promulgated thereunder, and shall provide all notices required thereunder.

                                  ARTICLE IV.
                 PROVISIONS OF PAYMENTS AND REPORTS TO PURCHASER

            Section 4.01 Distributions.

            On each Remittance Date, Countrywide shall distribute to the Purchaser (a) all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 3.05 hereof; plus (b) all Monthly Advances, if any, that Countrywide is obligated to distribute pursuant to Section 4.03 of this Agreement; minus (c) any amounts attributable to Principal Prepayments received after the related Principal Prepayment Period; minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date. It is understood that, by operation of Section 3.04 hereof, the remittance on the first Remittance Date is to include principal collected after the Cut-off Date through the preceding Determination Date plus interest, adjusted to the Mortgage Loan Remittance Rate, collected through such Determination Date exclusive of any portion thereof allocable to the period prior to the Cut-off Date, with the adjustments specified in (b), (c) and (d) above.

            Section 4.02 Periodic Reports to the Purchaser.

            (a) Monthly Reports. Not later than each Remittance Date, Countrywide shall furnish to the Purchaser via an electronic medium mutually acceptable to the parties, a monthly report in a form reasonably acceptable to the parties ("a Monthly Remittance Advice"), which report shall include with respect to each Mortgage Loan the following loan-level information: (i) the scheduled balance as of the last day of the related Due Period, (ii) all Principal Prepayments applied to the Mortgagor's account during the related Principal Prepayment Period, and (iii) the delinquency and bankruptcy status of the Mortgage Loan, if applicable.

            (b) Miscellaneous Reports. Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed-in-lieu of foreclosure, Countrywide shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property, which report may be included with any other reports prepared by Countrywide and delivered to the Purchaser pursuant to the terms and conditions of this Agreement. With respect to any REO Property, and upon the request of the Purchaser, Countrywide shall furnish to the Purchaser a statement describing Countrywide's efforts during the previous month in connection with the sale of such REO Property, including any rental of such REO Property incidental to the sale thereof and an operating statement. Following the foreclosure sale or abandonment of any Mortgaged Property, Countrywide shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code or any successor provision thereof. Countrywide shall also provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as the Purchaser may reasonably request from time to time. The Purchaser agrees to pay for all reasonable out-of-pocket expenses incurred by Countrywide in connection with complying with any request made by the Purchaser hereunder if such information is not customarily provided by Countrywide in the ordinary course of servicing mortgage loans similar to the Mortgage Loans.

            Section 4.03 Monthly Advances by Countrywide.

            Not later than the close of business on the Determination Date preceding each Remittance Date, Countrywide shall deposit in the Custodial Account an amount equal to all payments not previously advanced by Countrywide, whether or not deferred pursuant to Section 4.01 of this Agreement, of principal (due after the Cut-off Date) and interest not allocable to the period prior to the Cut-off Date, adjusted to the Mortgage Loan Remittance Rate, which were due on a Mortgage Loan and delinquent as of the close of business on the Business Day prior to the related Determination Date. Notwithstanding anything to the contrary herein, Countrywide may use amounts on deposit in the Custodial Account for future distribution to the Purchaser to satisfy its obligation, if any, to deposit delinquent amounts pursuant to the preceding sentence. To the extent Countrywide uses any funds being held for future distribution to the Purchaser to satisfy its obligations under this Section 4.03 hereof, Countrywide shall deposit in the Custodial Account an amount equal to such used funds no later than the Determination Date prior to the following Remittance Date to the extent that funds in the Custodial Account on such Remittance Date are less than the amounts to be remitted to the Purchaser pursuant to Section 4.01 of this Agreement.

            Countrywide's obligation to make such advances as to any Mortgage Loan will continue through the earliest of: (a) the last Monthly Payment due prior to the payment in full of the Mortgage Loan; (b) the Remittance Date prior to the Remittance Date for the distribution of any Liquidation Proceeds, Other Insurance Proceeds or Condemnation Proceeds which, in the case of Other Insurance Proceeds and Condemnation Proceeds, satisfy in full the indebtedness of such Mortgage Loan; or (c) the Remittance Date prior to the date the Mortgage Loan is converted to REO Property; provided, however, with respect to any Government Mortgage Loan that is converted to REO Property, Countrywide's obligation to make such advances will continue in accordance with the applicable governmental agency's guidelines. In no event shall Countrywide be obligated to make an advance under this Section 4.03 of this Agreement if at the time of such advance it reasonably determines that such advance will be unrecoverable.

            Section 4.04 Annual Statement as to Compliance.

            Countrywide shall deliver to the Purchaser on or before March 5th of each calendar year, beginning in the year following the Closing Date, signed by a senior officer of Countrywide stating that (a) a review of the activities of Countrywide during the preceding fiscal year and of performance under this Agreement have been made under such officer's supervision, (b) based on such review, Countrywide has fulfilled all of its obligations under this Agreement throughout such fiscal year, or, if there has been a default in the fulfillment of any obligation, specifying each such default known to such officer and the nature and status thereof and the actions being taken by Countrywide to cure such default, and (iii) all reports and information provided to Purchaser by Countrywide, pursuant to Countrywide's reporting requirements under the Agreement, are accurate and complete in all material respects. Copies of such statement may be provided by Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans.

            Section 4.05 Annual Independent Certified Public Accountants' Servicing Report.

            Countrywide shall, on or before March 5th of each year, beginning in the year following the Closing Date, cause, at its sole cost and expense, a firm of independent public accountants, which is a member of the American Institute of Certified Public Accountants, to furnish a statement to the Purchaser to the effect that such firm has examined certain documents and records and performed certain other procedures relating to the servicing of the Mortgage Loans during the immediately preceding fiscal year of Countrywide and that such firm is of the opinion that, on the basis of such examination conducted substantially in accordance with the Uniform Single Attestation Program for Mortgage Bankers, such servicing has been conducted in compliance therewith, except for such exceptions as shall be set forth in such statement.

            Section 4.06 Purchaser's Access to Countrywide's Records.

            The Purchaser shall have access upon reasonable notice to Countrywide, during regular business hours or at such other times as might be reasonable under applicable circumstances, to any and all of the books and records of Countrywide that relate to the performance or observance by Countrywide of the terms, covenants or conditions of this Agreement. Further, Countrywide hereby authorizes the Purchaser, in connection with a sale of the Mortgage Loans, to make available to prospective purchasers a Consolidated Statement of Operations of Countrywide, or its parent company, prepared by or at the request of Countrywide for the most recently completed three (3) fiscal years for which such a statement is available as well as a Consolidated Statement of Condition at the end of the last two (2) fiscal years covered by such Consolidated Statement of Operations. Se also agrees to make available to any prospective purchaser, upon reasonable notice and during normal business hours, a knowledgeable financial or accounting officer for the purpose of answering questions respecting Countrywide's ability to perform under this Agreement. The Purchaser agrees to reimburse Countrywide for any out-of-pocket costs incurred by Countrywide in connection with its obligations under this
Section 4.06.

                                   ARTICLE V.
                            COVENANTS BY COUNTRYWIDE

            Section 5.01 Indemnification by Countrywide.

            Countrywide shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary attorneys' fees and expenses and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to (a) a material breach of any of the representations or warranties made by Countrywide in Section 2.01 of this Agreement, or (b) the failure of Countrywide to perform its obligations hereunder including its obligations to service and administer the Mortgage Loans in compliance with the terms of this Agreement. Notwithstanding the foregoing, the Purchaser shall indemnify Countrywide and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that Countrywide may sustain in any way related to (a) actions or inactions of Countrywide which were taken or omitted upon the instruction or direction of the Purchaser, (b) the failure of the Purchaser to perform its obligations hereunder, including subsections (i) and (ii) in Section 5.03 of this Agreement, or (c) failure of the Purchaser to comply with Section 3.20 of this Agreement.

            The indemnification rights set forth in this Section 5.01 shall survive the termination of this Agreement or the resignation or removal of Countrywide for any reason.

            Section 5.02 Merger or Consolidation of Countrywide.

            Countrywide shall keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans, and to perform its duties under this Agreement.

            Notwithstanding anything to the contrary contained herein, any Person into which Countrywide may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which Countrywide shall be a party, or any Person succeeding to the business of Countrywide, shall be the successor of Countrywide hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that the successor or surviving Person shall be an institution whose deposits are insured by FDIC or a company whose business is the servicing of mortgage loans, unless otherwise consented to by the Purchaser, which consent shall not be unreasonably withheld, and shall be qualified to service mortgage loans on behalf of an Agency.

            Section 5.03 Limitation on Liability of Countrywide and Others.

            Neither Countrywide nor any of the officers, employees or agents of Countrywide shall be under any liability to the Purchaser for any action taken, or for refraining from taking any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect Countrywide or any such person against any breach of warranties or representations made herein, or the failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. Countrywide and any officer, employee or agent of Countrywide may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Notwithstanding anything to the contrary contained in this Agreement, unless one or more Event(s) of Default by Countrywide shall occur and shall not have been remedied within the time limits set forth in Section 6.01(a) of this Agreement, the Purchaser shall not record or cause to be recorded an Assignment of Mortgage with the recording office. To the extent the Purchaser records with the recording office as permitted herein an Assignment of Mortgage which designates the Purchaser as the holder of record of the Mortgage, the Purchaser agrees that it shall (i) provide Countrywide with immediate notice of any action with respect to the Mortgage or the related Mortgaged Property and ensure that the proper department or person at Countrywide receives such notice; and (ii) immediately complete, sign and return to Countrywide any document reasonably requested by Countrywide to comply with its servicing obligations, including without limitation, any instrument required to release the Mortgage upon payment in full of the obligation or take any other action reasonably required by Countrywide. The Purchaser further agrees that Countrywide shall have no liability for the Purchaser's failure to comply with the subsections (i) or (ii) in the foregoing sentence. Countrywide shall have no liability to the Purchaser and shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that Countrywide may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable to protect the Purchaser's interests in the Mortgage Loans. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser will be liable, and Countrywide shall be entitled to be reimbursed therefor from the Purchaser upon written demand except when such expenses, costs and liabilities are subject to Countrywide's indemnification under Section 5.01 of this Agreement.

            Section 5.04 No Transfer of Servicing.

            Countrywide acknowledges that the Purchaser acts in reliance upon Countrywide's independent status, the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, Countrywide shall not assign this Agreement or the servicing rights hereunder, without the prior written approval of the Purchaser, which consent may not be unreasonably withheld; provided, however, that nothing in this Agreement shall limit the right of Countrywide to assign the servicing rights hereunder to Servicing LP. In the event Countrywide assigns the servicing rights to Servicing LP as contemplated in this Section 5.04, the Servicing LP shall assume all obligations of Countrywide, as servicer, under this Agreement from and after the date of such assignment.

            Section 5.05 Subservicing.

            Countrywide may enter into subservicing agreements or arrangements for the servicing and administration of any or all of the Mortgage Loans. Countrywide will remain obligated and primarily liable to the Purchaser for the servicing of the Mortgage Loans in accordance with the provisions of this Agreement, without diminution of such obligation or liability by virtue of the subservicing agreements or arrangements or by virtue of indemnification from the subservicer, and to the same extent and under the same terms and conditions as if Countrywide alone were servicing the Mortgage Loans. Countrywide will be solely liable for all fees owed by it to any subservicer.

                                   ARTICLE VI.
                     TERMINATION OF COUNTRYWIDE AS SERVICER

            Section 6.01 Termination Due to an Event of Default.

            (a) Each of the following shall be an Event of Default by Countrywide if it shall occur and, if applicable, be continuing for the period of time set forth therein:

                  (i) any failure by Countrywide to remit to the Purchaser any payment required to be made under the terms of this Agreement which such failure continues unremedied for a period of three (3) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall be given to Countrywide by the Purchaser; or

                  (ii) any failure on the part of Countrywide to duly observe or perform in any material respect any of the covenants or agreements on the part of Countrywide set forth in this Agreement which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Countrywide by the Purchaser (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement; a failure on the part of Countrywide to deliver the statement or report, as applicable, required to be delivered under Section 4.04 or 4.05 of this Agreement, which continues unremedied for nine calendar days after receipt by Countrywide of written notice of such failure from the Purchaser (which failure shall continue no later than March 15th of each year ("Due Date") with respect to Section 4.04 or 4.05 of this Agreement; provided, however, Countrywide shall have received such written notice of such failure at least 5 Business Days prior to such Due Date); or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Countrywide and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

                  (iv) Countrywide shall consent to the appointment of a
            conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to Countrywide or of or relating to all or substantially all of its property; or

                  (v) Countrywide shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi) Countrywide ceases to meet the servicer eligibility
            qualifications of a Fannie Mae and Freddie Mac; or

                  (vii) Countrywide fails to maintain its license to do business or service residential mortgage loans in any jurisdiction where the Mortgaged Properties are located if such license is required, which failure continues unremedied for a period of sixty-five (65) days, or such other additional time as mutually agreed upon by the Purchaser and Countrywide; provided, however, that it is understood by the Purchaser that the failure to cure within the timeframe provided for herein (or such additional time as mutually agreed upon by the Purchaser and the Servicer) shall constitute an Event of Default solely for the affected Mortgage Loan.

            In case one or more Events of Default by Countrywide shall occur and shall not have been remedied, the Purchaser, by notice in writing to Countrywide may, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, terminate without compensation (however, Countrywide shall be reimbursed for all outstanding and unreimbursed Servicing Advances and Monthly Advances), all the rights and obligations of Countrywide under this Agreement, the Purchase Agreement and in and to the Mortgage Loans and the proceeds thereof. Upon the receipt by Countrywide of such written notice, all authority and power of Countrywide under this Agreement and the Purchase Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Purchaser. Upon written request from the Purchaser, Countrywide shall prepare, execute and deliver, any and all documents and other instruments and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at Countrywide's sole expense. Countrywide agrees to cooperate with the Purchaser in effecting the termination of Countrywide's responsibilities and rights hereunder, including without limitation, the transfer to the Purchaser, for administration by it, of all cash amounts which shall at the time be credited by Countrywide to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

            (b) Waiver of Event of Default. The Purchaser may waive any default by Countrywide in the performance of Countrywide's obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Events of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

            Section 6.02 Termination by Other Means.

            The respective obligations and responsibilities of Countrywide shall terminate with respect to any Mortgage Loan Package upon the first to occur of:
(a) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property in such Mortgage Loan Package and the remittance of all funds due hereunder; (b) by mutual consent of Countrywide and the Purchaser in writing;
(c) the purchase by Countrywide of all outstanding Mortgage Loans and REO Property in a Mortgage Loan Package at a price mutually agreed upon by the parties; or (d) the Pass-Through Transfer of the last Mortgage Loan in such Mortgage Loan Package.

                                  ARTICLE VII.

                                  MISCELLANEOUS

            Section 7.01 Notices.

            All demands, notices and communications required to be provided hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, postage prepaid, and return receipt requested, or, if by other means, when received by the other party at the address as follows:

            (i)   to Countrywide:

                  Countrywide Home Loans Inc.
                  4500 Park Granada
                  Calabasas, California 91302
                  Attn: Darren Bigby

                  With a copy to: General Counsel

            (ii)  the Purchaser:

                  Barclays Bank PLC
                  200 Cedar Knolls Road
                  Whippany, New Jersey  07981
                  Attn: Glenn Pearson
                  Facsimile: (973) 576-3736
                  E-Mail: glenn.pearson@barclayscapital.com

                  With a copy to: Barclays Bank PLC

                  200 Park Avenue
                  New York, New York  10166
                  Attn: Michael Dryden
                  Facsimile: (212) 412-6846
                  E-Mail: Michael.dryden@barclayscapital.com

            To the address and contact set forth in the related Purchase Confirmation or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

            Section 7.02 Exhibits.

            The Exhibits to this Agreement and each Trade Confirmation and Purchase Confirmation executed by Countrywide and the Purchaser are hereby incorporated and made a part hereof and are an integral part of this Agreement.

            Section 7.03 General Interpretive Principles.

            For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (a). the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

            (b). accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

            (c). references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other Subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

            (d). reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

            (e). the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

            (f). the term "include" or "including" shall mean without limitation by reason of enumeration; and

            (g). reference to the Transaction Documents or any other document referenced herein shall include all exhibits, schedules or other supplements thereto.

            Section 7.04 Reproduction of Documents.

            This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

            Section 7.05 Further Agreements.

            Countrywide shall execute and deliver to the Purchaser and the Purchaser shall be required to execute and deliver to Countrywide such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

            Section 7.06 Assignment of Mortgage Loans by the Purchaser; Pass-Through Transfers.

            (a) The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans in a Whole Loan Transfer or Pass-Through Transfer and may assign this Agreement; provided, however, that the transferee will not be deemed to be the Purchaser hereunder unless such transferee shall agree in writing to be bound by the terms of this Agreement in the form of an assignment, assumption and recognition agreement ("AAR") reasonably acceptable to the Purchaser and Countrywide and an original counterpart of the AAR shall have been executed by the Purchaser and the transferee and delivered to Countrywide. Notwithstanding the foregoing, no transfer shall be effective if such transfer would result in there being more than three (3) "Purchasers" outstanding hereunder with respect to any Mortgage Loan Package. Any Person or trust to which Mortgage Loans may be transferred pursuant to this Section 7.06(a) or Section 7.06(b) hereunder shall constitute a single Purchaser for the purposes of the preceding sentence.

            (b) The Purchaser and Countrywide agree that with respect to some or all of the Mortgage Loans, the Purchaser, at its sole option, but subject to the limitations set forth in Section 7.06(a) hereof, may effect Pass-Through Transfers, retaining Countrywide, as the servicer thereof or subservicer if a master servicer is employed, or as applicable the "seller/servicer." On the related Reconstitution Date, the Mortgage Loans transferred shall cease to be covered by this Agreement; provided, however, that, in the event that any Mortgage Loan transferred pursuant to this Section 7.06 is rejected by the related transferee, Countrywide shall continue to service such rejected Mortgage Loan on behalf of the Purchaser in accordance with the terms and provisions of this Agreement. Countrywide shall cooperate with the Purchaser in connection with each Pass-Through Transfer in accordance with this Section 7.06. In connection therewith Countrywide shall:

                  (i) negotiate in good faith an AAR required to effectuate the
            Pass-Through Transfer, provided such AAR creates no greater obligation or cost on the part of Countrywide than otherwise set forth in this Agreement, and provided further that Countrywide shall be entitled to a servicing fee under that agreement at a rate per annum no less than the Servicing Fee Rate; and

                  (ii) provide as applicable:

                        (A) information pertaining to Countrywide of the type
                  and scope customarily included in offering documents for residential mortgage-backed securities transactions involving multiple loan originators; and

                        (B) such opinions of counsel, letters from auditors, and
                  certificates of public officials or officers of Countrywide as are reasonably believed necessary by the trustee, any rating agency or the Purchaser, as the case may be, in connection with such Pass-Through Transfer. The Purchaser shall pay all third party costs associated with the preparation of the information described in clause (ii)(A) above and the delivery of any opinions, letters or certificates described in this clause (ii)(B). Countrywide shall not be required to execute any AAR unless a draft of such AAR is provided to Countrywide at least 10 days before the Reconstitution Date, or such longer period as may reasonably be required for Countrywide and its counsel to review and comment on the agreement.

            (c) In connection with any Pass-Through Transfer, Countrywide shall not be required to "bring down" any of the representations and warranties in this Agreement (i.e., the representations and warranties only speak as of the applicable date set forth in the Purchase Agreement), or, except as provided in the following sentence, to make any other representations or warranties whatsoever. Upon request, Countrywide will bring down the representations and warranties in Section 2.01 of this Agreement to a date no later than the related Reconstitution Date.

            (d) Countrywide shall: (i) provide to the Purchaser any and all necessary information and appropriate verification of information which may be reasonably available to Countrywide, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request; and (ii) execute an indemnity agreement agreed upon by the Purchaser and Countrywide such as an Indemnification and Contribution Agreement in a form to be mutually agreed upon by the parties. Moreover, Countrywide agrees to cooperate with all reasonable requests made by the Purchaser to effect such Reconstitution Agreements.

            (e) All Mortgage Loans not sold or transferred pursuant to Pass-Through Transfers shall remain subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

            Section 7.07 Conflicts between Transaction Documents.

            In the event of any conflict, inconsistency or ambiguity between the terms and conditions of this Agreement, the Purchase Agreement and either the related Trade Confirmation or the related Purchase Confirmation, the terms of the related Purchase Confirmation shall control. In the event of any conflict, inconsistency or ambiguity between the terms and conditions of the Trade Confirmation and the Purchase Confirmation, the terms of the Purchase Confirmation shall control. In the event of any conflict, inconsistency or ambiguity between the terms and conditions of this Agreement and the Purchase Agreement, the terms of this Agreement shall control.

            Section 7.08 Governing Law.

            This Agreement shall be deemed in effect when fully executed counterpart and shall be deemed to have been made in the State of New York. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be deemed in accordance with the substantive laws of the State of New York (without regard to conflict of laws principles), except to the extent preempted by applicable federal Law.

            Section 7.09 Severability Clause.

            Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to an amendment to this Agreement which places each party in the same or as economic position as each party would have been in except for such invalidity.

            Section 7.10 Successors and Assigns.

            This Agreement shall bind and inure to the benefit of and be enforceable by Countrywide, the Purchaser and the respective permitted successors and assigns of Countrywide and the Purchaser. Except as specifically set forth in Section 7.06 above, the Purchaser may not assign, pledge or hypothecate this Agreement to any Person without Countrywide's prior written consent.

            Section 7.11 Confidentiality.

            Countrywide and the Purchaser acknowledge and agree that the terms of the Transaction Documents shall be kept confidential and their contents will not be divulged to any party without the other party's consent, except to the extent that it is appropriate for Countrywide and the Purchaser to do so in working with legal counsel, auditors, taxing authorities, or other governmental agencies.

            Section 7.12 Entire Agreement.

            This Agreement and Purchase Confirmation constitute the entire understanding between the Countrywide and the Purchaser with respect to each Mortgage Loan Package and supersede all prior or contemporaneous oral or written communications regarding same. Countrywide and the Purchaser understand and agree that no employee, agent or other representative of Countrywide or the Purchaser has any authority to bind such party with regard to any statement, representation, warranty or other expression unless said statement, representation, warranty or other expression is specifically included within the express terms of this Agreement or the related Purchase Confirmation. Neither this Agreement nor the related Purchase Confirmation shall be modified, amended or in any way altered except by an instrument in writing signed by both parties.

            Section 7.13 Counterparts.

            This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

            Section 7.14 Waivers.

            No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

            Section 7.15 Waiver of Trial by Jury.

            COUNTRYWIDE AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            Section 7.16 Consent to Service of Process.

            EACH OF THE PURCHASER AND COUNTRYWIDE IRREVOCABLY (I) SUBMITS TO THE NON EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT;
(II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER

                           (SIGNATURE PAGE TO FOLLOW)

            IN WITNESS WHEREOF, Countrywide and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                       COUNTRYWIDE HOME LOANS INC.,

                                       Countrywide

                                       By:______________________________________
                                       Name: Darren Bigby
                                       Title:

                                       BARCLAYS BANK PLC,
                                       the Purchaser

                                       By:______________________________________
                                          Name
                                          Title:

                                                                    EXHIBIT 10.5

                                   EXHIBIT N-1

                          INDYMAC ASSIGNMENT AGREEMENT

                      ASSIGNMENT AND RECOGNITION AGREEMENT


            THIS ASSIGNMENT AND RECOGNITION AGREEMENT, dated February 27, 2007 ("Agreement"), among Sutton Funding LLC (the "Assignor"), Barclays Bank PLC, BCAP LLC ("Assignee"), IndyMac Bank F.S.B. (the "Servicer"), IndyMac Bank F.S.B. (the "Company") and Deutsche Bank National Trust Company , as trustee (the "Trustee"):

            For and in consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            THIS ASSIGNMENT AND RECOGNITION AGREEMENT, dated February 27, 2007 ("Agreement"), among Sutton Funding LLC ( the "Assignor"), Barclays Bank PLC, BCAP LLC ("Assignee"), IndyMac Bank F.S.B. (the "Servicer"), IndyMac Bank F.S.B. (the "Company") and Deutsche Bank National Trust Company , as trustee (the "Trustee"):

            For and in consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Assignment and Conveyance
-------------------------

            1. The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee all of the right, title, interest and obligations of the Assignor, as purchaser, in, to and under (a) those certain Mortgage Loans listed on the schedule (the "Mortgage Loan Schedule") attached hereto as Exhibit A (the "Mortgage Loans") and (b) except as described below, that certain Mortgage Loan Purchase Agreement (the "Sale Agreement"), dated as of January 1, 2007, between Sutton, as purchaser (the "Purchaser"), and the Company, as seller, and the Servicing Agreement (the "Servicing Agreement"), dated as of January 1, 2007 (together with the Sale Agreement, the "Sale and Servicing Agreements"), between the Purchaser and the Company, as seller/servicer, solely insofar as the Sale and Servicing Agreements relate to the Mortgage Loans.

            From and after the date hereof, the Servicer shall service the Mortgage Loans in accordance with the Servicing Agreement as modified by this Agreement.

            The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Sale and Servicing Agreements that are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement.

Recognition of the Company

            2. From and after the date hereof (the "Securitization Closing Date"), each of the Company and the Servicer shall and does hereby recognize that the Assignee, in connection with a securitization of the Mortgage Loans (the "Securitization"), will transfer the Mortgage Loans and assign its rights under the Sale and Servicing Agreements (solely to the extent set forth herein) and this Agreement to BCAP LLC Trust 2007-AA1 (the "Trust") created pursuant to a Trust Agreement, dated as of February 1, 2007 (the "Trust Agreement"), among the Assignee, Wells Fargo Bank, National Association, as custodian, and Deutsche Bank National Trust Company, as trustee (including its successors in interest and any successor trustees under the Trust Agreement, the "Trustee"). Each of the Company, the Servicer and the Trustee on behalf of the Trust hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans, (ii) the Company and the Servicer shall look solely to the Trust for performance of any obligations of the Assignor insofar as they relate to the Mortgage Loans, (iii) the Trust shall have and assume all the rights, remedies and obligations available to the Assignor, insofar as they relate to the Mortgage Loans, under the Sale and Servicing Agreements, including, without limitation, the enforcement of the document delivery requirements set forth in Section 9.03 of the Sale Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, (iv) all references to the Purchaser under the Sale and Servicing Agreements insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Trust and (v) the Mortgage Loans will be part of a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code (a "REMIC"), and the Servicer shall service the Mortgage Loans and any real property acquired upon default thereof (including, without limitation, making or permitting any modification, waiver or amendment of any term of any Mortgage Loan) in accordance with the Sale and Servicing Agreement but in no event in a manner that would (A) cause the REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon the REMIC, and all custodial accounts and escrow accounts maintained under the Servicing Agreement with respect to the Mortgage Loans shall be Eligible Accounts as set forth in this Agreement.

Representations and Warranties of the Company and the Servicer

            3. Each of the Company and the Servicer warrants and represents to the Assignor, the Assignee, the Trustee and the Trust as of the date hereof that:

            (a) It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable;

            (b) It has full power and authority to execute, deliver and perform its obligations under this Agreement and has full power and authority to perform its obligations under the Sale and Servicing Agreements to which it is a party. The execution by it of this Agreement is in the ordinary course of its business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of its charter or bylaws or organization documents, as applicable, or any legal restriction, or any material agreement or instrument to which it is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which its or its property is subject. The execution, delivery and performance by it of this Agreement have been duly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by it, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute its valid and legally binding obligation, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

            (c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by it in connection with the execution, delivery or performance by it of this Agreement; and

            (d) There is no action, suit, proceeding or investigation pending or to the best of its knowledge threatened against it, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Sale and Servicing Agreements, or which, either in any one instance or in the aggregate, would result in any material adverse change in its ability to perform its obligations under this Agreement or the Sale and Servicing Agreements, and it is solvent.

Amendments to the Servicing Agreement:

            4. Notwithstanding anything to the contrary contained herein or in the Servicing Agreement, and solely with respect to mortgage loans being serviced under the BCAP 2007-AA1 transaction, the following amendments to the Servicing Agreement shall be effected:

            (a) The following definition set forth in the Servicing Agreement is amended and restated in its entirety as follows:

Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in either the State of California, the State of Maryland, the State of Minnesota or the State of Texas are authorized or obligated by law or executive order to be closed.

            (b) The following definition is hereby added to the Servicing
Agreement:

Repurchase Price: with respect to any Loan in Breach shall be with respect to any Mortgage Loan that becomes a Loan in Breach (a) during the first year immediately following the Closing Date, an amount equal to the Purchase Price Percentage multiplied by the then outstanding principal balance of such Loan in Breach as of the date of such repurchase, plus accrued interest on such Loan in Breach at the mortgage interest rate from the date to which interest had last been paid through the date of such repurchase, plus the amount of any outstanding advances owed to any servicer, plus all costs and expenses reasonably incurred by the Purchaser arising out of or based upon such breach, including without limitation costs and expenses incurred in the enforcement of the Seller's repurchase obligation thereunder, (b) during the second year following the Closing Date, an amount equal to the product of (i) 100% plus an amount equal to (A) a fraction, whose numerator is equal to 12 less the number of months since the first anniversary of the Closing Date and whose denominator is equal to 12, multiplied by (B) the Purchase Price Percentage less 100%, multiplied by (ii) the then outstanding principal balance of such Loan in Breach as of the date of such repurchase, plus accrued interest on such Loan in Breach at the mortgage interest rate from the date to which interest had last been paid through the date of such repurchase, plus the amount of any outstanding advances owed to any servicer, plus all costs and expenses incurred by the Purchaser arising out of or based upon such breach, including without limitation costs and expenses incurred in the enforcement of the Seller's repurchase obligation thereunder, and (c) thereafter, an amount equal to the then outstanding principal balance of such Loan in Breach as of the date of such repurchase plus accrued interest thereon at the mortgage interest rate from the date to which interest had last been paid through the date of such repurchase, plus the amount of any outstanding advances owed to any servicer, plus all costs and expenses incurred by the Purchaser arising out of or based upon such breach, including without limitation costs and expenses incurred in the enforcement of the Seller's repurchase obligation thereunder. In the event of a securitization of any of the Mortgage Loans by the Purchaser or any of its affiliates, the Repurchase Price for such a Loan in Breach shall be as set forth in clause (c) above.

            (c) the first sentence of the second paragraph of Section 3.01 of the Servicing Agreement is amended by deleting the reference to "second" immediately prior to the phrase "Business Day following".

            (d) the second sentence of the second paragraph of Section 3.01 of the Servicing Agreement is amended by deleting the reference to "following such second Business Day" and substituting in its place "on which such payment was due."

            (e) the first paragraph of Section 3.02 of the Servicing Agreement is deleted and replaced in its entirety with the following:

                  "No later than the tenth (10th) calendar day of each month (or if such tenth day is not a Business Day, the Business Day immediately preceding such tenth day), the Company shall furnish to the Purchaser a report in the format set forth in Attachment 3, Attachment 4 and Attachment 5 to the Assignment and Recognition Agreement, dated as of February 27, 2007, among Barclays Bank PLC, BCAP LLC, IndyMac Bank F.S.B. and Deutsche Bank National Trust Company, as trustee, with respect to monthly remittance advice, defaulted Mortgage Loans and realized loss calculations."

            (f) Sections 4.04 and 4.05 of the Servicing Agreement are hereby deleted.

            (g) subsection (d) of Section 13.03 of the Servicing Agreement is deleted and replaced in its entirety with the following: "(d) For the purpose of satisfying the Depositor's reporting obligation under the Exchange Act with respect to any class of asset backed securities, the Seller shall (or shall cause each Subservicer to) (i) notify the Purchaser and the Depositor in writing of (A) any litigation or governmental proceedings pending against the Seller or any Subservicer that would be material to securityholders and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Seller or any Subservicer and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, but only to the extent that such affiliations or relationships do not include the Purchaser, Depositor or any of the respective affiliates of a party (C) any Event of Default under the terms of this Agreement and the Servicing Agreement, (D) any merger, consolidation or sale of substantially all of the assets of the Company, and (E) the Company's entry into an agreement with a Subservicer to perform or assist in the performance of any of the Company's obligations under this Agreement or the Servicing Agreement and
(ii) provide to the Purchaser and the Depositor a description of such proceedings, affiliations or relationships."

            (h) Section 13.03(f) of the Servicing Agreement is deleted and replaced in its entirety with the following:

         "In addition to such information as the Seller, as servicer, is obligated to provide pursuant to other provisions of this Agreement, not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Seller or any Subservicer, the Seller or such Subservicer, as applicable, shall, to the extent the Seller or such Subservicer has knowledge, provide to the party responsible for filing such report notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

                  (i) any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

                  (ii) material breaches of pool asset representations or
            warranties or transaction covenants (Item 1121(a)(12) of Regulation
            AB); and

                  (iii) information regarding new asset-backed securities
            issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB).

      (g) The Seller shall provide to the Purchaser and the Depositor, evidence of the authorization of the person signing any certification or statement, copies or other evidence of Fidelity Bond Insurance and Errors and Omission Insurance policy, financial information and reports, and such other information related to the Seller or any Subservicer or the Seller or such Subservicer's performance hereunder."

            (i) subsection (a)(iv) of Section 13.05 of the Servicing Agreement is amended by deleting the reference to "deliver to the Purchaser," and substituting in its place "deliver and cause each Subservicer and Subcontractor described in clause (iii) to provide to the Purchaser,".

            (j) subsection (b) of Section 13.05 of the Servicing Agreement is amended by deleting the reference to "Section 13.05(a)(i)" and substituting in its place "Section 13.05(a)(iii)" and deleting the phrase "Exhibit 10" and substituting in its place "Exhibit 12".

            (k) the reference to Sections "13.03(c) and (e)" in the third sentence of subsection (a) of Section 13.06 of the Servicing Agreement is deleted and substituted with "Section 13.03(c), (e), (f) and (g)".

            (l) the following language is hereby added as the paragraph immediately after paragraph (iii) of Section 13.07 of the Servicing Agreement:
"(iv) the negligence bad faith or willful misconduct of the Seller in connection with its performance under this Article XIII. If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Seller agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Seller on the other."

            (m) the last sentence of the last paragraph of Section 13.06 of the Servicing Agreement is deleted and replaced in its entirety with the following:
"The Seller shall be responsible for obtaining from each Subcontractor and Subservicer and delivering to the Purchaser and the Depositor any assessment of compliance and attestation and the other certifications required to be delivered by such Subservicer and such Subcontractor under Section 13.05, in each case as and when required to be delivered."

            (n) the phrase "(each, an "Indemnified Party")" shall be added immediately following the reference to "present and former directors, officers, employees and agents of each of the foregoing and of the Depositor" and the word "claims" shall be added immediately preceding the phrase "losses, damages, penalties," in subsection (a) of Section 13.07 of the Servicing Agreement.

            (o) the phrase "any breach by the Seller of its obligations under this Article XIII, including particularly" is added to the beginning of subsection (a)(ii) of Section 13.07 of the Servicing Agreement.

            (p) the phrase "Interim Service" in the last paragraph of subsection
(a) of Section 13.07 of the Servicing Agreement is deleted and substituted with "the Seller".

            (q) subsection (b)(ii) of Section 13.07 of the Servicing Agreement is amended by deleting the phrase "ten calendar days" and substituting in its place "five calendar days"."

            (r) Exhibit 12 of the Servicing Agreement is amended by adding "X"s in each box of the "Applicable Servicing Criteria" column.

Remedies for Breach of Representations and Warranties

            5. Each of the Company and the Servicer hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust in connection with any breach of the representations and warranties made by it set forth in Section 9 hereof shall be as set forth in Subsection 9.03 of the Sale Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

Miscellaneous

            6. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            7. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

            8. For all purposes of the Company's obligations in connection with Regulation AB compliance and filings pursuant to Article XIII of the Servicing Agreement (including indemnifications in favor of the Purchaser under Section 13.07), the term "Purchaser" shall include the Trust and the Trustee.

            9. This Agreement shall inure to the benefit of (i) the parties hereto and their respective successors and assigns and (ii) the Trust. Any entity into which the Assignor, Assignee, the Servicer or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee, the Servicer or Company, respectively, hereunder.

            10. Each of this Agreement and the Sale and Servicing Agreements shall survive the conveyance of the Mortgage Loans and the assignment of the Sale and Servicing Agreements (to the extent assigned hereunder) by the Assignor to Assignee and by Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Sale and Servicing Agreements.

            11. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

            12. In the event that any provision of this Agreement conflicts with any provision of any Sale and Servicing Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

            13. Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Sale and Servicing Agreements

            14. All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to:

                  In the case of Barclays:

                  Barclays Bank PLC
                  200 Park Avenue, 5th Floor
                  New York, New York  10166
                  Attention: Michael Wade
                  Telephone: (212) 412-2812

                  In the case of the Depositor:

                  BCAP LLC
                  200 Park Avenue
                  New York, New York  10166
                  Attention: General Counsel
                  Telephone: (212) 412-5271

                  with a copy to:

                  Barclays Bank PLC
                  200 Park Avenue, 5th Floor
                  New York, New York  10166
                  Attention: Michael Wade
                  Telephone: (212) 412-2812

                  In the case of the Trustee

                  for the purposes of notices and delivery of reports:
                  Deutsche Bank Trust Company Americas
                  1761 East St. Andrew Place
                  Santa Ana, California 92705
                  Trust Administration - BC0701

                  for the purposes of remittance:
                  Deutsche Bank Trust Company Americas
                  ABA #: 021 001 033
                  Acct. #: 01419663
                  Acct. Name: NYLTD Funds Control-Stars West
                  Ref: Trust Administration - BCAP 2007-AA1

                  In the case of the Company and Servicer:

                  IndyMac Bank, F.S.B.
                  3465 East Foothill Boulevard
                  Pasadena, California 91107
                  Attention: Secondary Marketing - Transaction Management
                  Fax: (626) 568-2385

            Trustee Capacity. It is expressly understood and agreed by the parties hereto that insofar as this Agreement is executed by the Trustee (i) it is acknowledge and agreed to by Deutsche Bank National Trust Company in the exercise of the powers and authority conferred and vested in it as Trustee under the Trust Agreement, (ii) each of the representations, undertakings and agreements herein made is intended not as personal representations of the Trustee but is made and intended for the purpose of binding only the Trust, and
(iii) Deutsche Bank National Trust Company in its individual capacity shall not be personally liable under any circumstance for the payment of any indebtedness or expenses or be personally liable for the breach of failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                        INDYMAC BANK F.S.B.



                                        By: /s/  Jill Jacobson
                                            ------------------------------------
                                            Name:   Jill Jacobson
                                            Its:    Vice President



                                        INDYMAC BANK F.S.B.



                                        By: /s/  Jill Jacobson
                                            ------------------------------------
                                            Name:   Jill Jacobson
                                            Its:    Vice President



                                        BARCLAYS BANK PLC



                                        By: /s/  Jay Kim
                                            ------------------------------------
                                            Name: Jay Kim
                                            Its:   Managing Director



                                        BCAP LLC



                                        By: /s/  Tom Hamilton
                                            ------------------------------------
                                            Name:  Tom Hamilton
                                            Its:   Managing Director



                                        SUTTON FUNDING LLC



                                        By: /s/  David Mira
                                            ------------------------------------
                                            Name:   David Mira
                                            Title:  Associate Director

ACKNOWLEDGED AND AGREED:

DEUTSCHE BANK NATIONAL TRUST COMPANY,
     solely as Trustee and not in its individual capacity



By:  /s/  Amy Stoddard
   ------------------------
     Name:  Amy Stoddard
     Title: Authorized Signer

                EXHIBIT A TO ASSIGNMENT AND RECOGNITION AGREEMENT

                             Mortgage Loan Schedule

                   (Delivered to Trustee on the Closing Date)

                                    EXHIBIT B

                              Standard File Layout

                                                                                                                  Max
Column Name                       Description                                Decimal   Format Comment             Size
---------------------------------------------------------------------------------------------------------------------------
SER_INVESTOR_NBR                  A value assigned by the Servicer to                  Text up to 10 digits          20
                                  define a group of loans.

LOAN_NBR                          A unique identifier assigned to each                 Text up to 10 digits          10
                                  loan by the investor.

SERVICER_LOAN_NBR                 A unique number assigned to a loan by                Text up to 10 digits          10
                                  the Servicer. This may be different than
                                  the LOAN_NBR.

BORROWER_NAME                     The borrower name as received in the                 Maximum length of 30          30
                                  file. It is not separated by first and               (Last, First)
                                  last name.

SCHED_PAY_AMT                     Scheduled monthly principal and               2      No commas(,) or dollar        11
                                  scheduled interest payment that a                    signs ($)
                                  borrower is expected to pay, P&I
                                  constant.

NOTE_INT_RATE                     The loan interest rate as reported by         4      Max length of 6                6
                                  the Servicer.

NET_INT_RATE                      The loan gross interest rate less the         4      Max length of 6                6
                                  service fee rate as reported by the
                                  Servicer.

SERV_FEE_RATE                     The servicer's fee rate for a loan as         4      Max length of 6                6
                                  reported by the Servicer.

SERV_FEE_AMT                      The servicer's fee amount for a loan as       2      No commas(,) or dollar        11
                                  reported by the Servicer.                            signs ($)

NEW_PAY_AMT                       The new loan payment amount as reported       2      No commas(,) or dollar        11
                                  by the Servicer.                                     signs ($)

NEW_LOAN_RATE                     The new loan rate as reported by the          4      Max length of 6                6
                                  Servicer.

ARM_INDEX_RATE                    The index the Servicer is using to            4      Max length of 6                6
                                  calculate a forecasted rate.

ACTL_BEG_PRIN_BAL                 The borrower's actual principal balance       2      No commas(,) or dollar        11
                                  at the beginning of the processing cycle.            signs ($)

ACTL_END_PRIN_BAL                 The borrower's actual principal balance       2      No commas(,) or dollar        11
                                  at the end of the processing cycle.                  signs ($)

BORR_NEXT_PAY_DUE_DATE            The date at the end of processing cycle              MM/DD/YYYY                    10
                                  that the borrower's next payment is due
                                  to the Servicer, as reported by Servicer.

SERV_CURT_AMT_1                   The first curtailment amount to be            2      No commas(,) or dollar        11
                                  applied.                                             signs ($)

SERV_CURT_DATE_1                  The curtailment date associated with the             MM/DD/YYYY                    10
                                  first curtailment amount.

CURT_ADJ_ AMT_1                   The curtailment interest on the first         2      No commas(,) or dollar        11
                                  curtailment amount, if applicable.                   signs ($)

SERV_CURT_AMT_2                   The second curtailment amount to be           2      No commas(,) or dollar        11
                                  applied.                                             signs ($)

SERV_CURT_DATE_2                  The curtailment date associated with the             MM/DD/YYYY                    10
                                  second curtailment amount.

CURT_ADJ_ AMT_2                   The curtailment interest on the second        2      No commas(,) or dollar        11
                                  curtailment amount, if applicable.                   signs ($)

SERV_CURT_AMT_3                   The third curtailment amount to be            2      No commas(,) or dollar        11
                                  applied.                                             signs ($)

SERV_CURT_DATE_3                  The curtailment date associated with the             MM/DD/YYYY                    10
                                  third curtailment amount.

CURT_ADJ_AMT_3                    The curtailment interest on the third         2      No commas(,) or dollar        11
                                  curtailment amount, if applicable.                   signs ($)

PIF_AMT                           The loan "paid in full" amount as             2      No commas(,) or dollar        11
                                  reported by the Servicer.                            signs ($)

PIF_DATE                          The paid in full date as reported by the             MM/DD/YYYY                    10
                                  Servicer.
                                                                                       Action Code Key:               2
                                                                                       15=Bankruptcy,
ACTION_CODE                       The standard FNMA numeric code used to               30=Foreclosure, ,
                                  indicate the default/delinquent status of a          60=PIF, 63=Substitution,
                                  particular loan.                                     65=Repurchase,70=REO

INT_ADJ_AMT                       The amount of the interest adjustment as      2      No commas(,) or dollar        11
                                  reported by the Servicer.                            signs ($)

SOLDIER_SAILOR_ADJ_AMT            The Soldier and Sailor Adjustment             2      No commas(,) or dollar        11
                                  amount, if applicable.                               signs ($)

NON_ADV_LOAN_AMT                  The Non Recoverable Loan Amount, if           2      No commas(,) or dollar        11
                                  applicable.                                          signs ($)

LOAN_LOSS_AMT                     The amount the Servicer is passing as a       2      No commas(,) or dollar        11
                                  loss, if applicable.                                 signs ($)

SCHED_BEG_PRIN_BAL                The scheduled outstanding principal           2      No commas(,) or dollar        11
                                  amount due at the beginning of the cycle             signs ($)
                                  date to be passed through to investors.

SCHED_END_PRIN_BAL                The scheduled principal balance due to        2      No commas(,) or dollar        11
                                  investors at the end of a processing                 signs ($)
                                  cycle.

SCHED_PRIN_AMT                    The scheduled principal amount as             2      No commas(,) or dollar        11
                                  reported by the Servicer for the current             signs ($)
                                  cycle -- only applicable for
                                  Scheduled/Scheduled Loans.

SCHED_NET_INT                     The scheduled gross interest amount less      2      No commas(,) or dollar        11
                                  the service fee amount for the current               signs ($)
                                  cycle as reported by the Servicer --
                                  only applicable for Scheduled/Scheduled
                                  Loans.

ACTL_PRIN_AMT                     The actual principal amount collected by      2      No commas(,) or dollar        11
                                  the Servicer for the current reporting               signs ($)
                                  cycle -- only applicable for
                                  Actual/Actual Loans.

ACTL_NET_INT                      The actual gross interest amount less         2      No commas(,) or dollar        11
                                  the service fee amount for the current               signs ($)
                                  reporting cycle as reported by the
                                  Servicer -- only applicable for
                                  Actual/Actual Loans.

PREPAY_PENALTY_ AMT               The penalty amount received when a            2      No commas(,) or dollar        11
                                  borrower prepays on his loan as reported             signs ($)
                                  by the Servicer.

PREPAY_PENALTY_ WAIVED            The prepayment penalty amount for the         2      No commas(,) or dollar        11
                                  loan waived by the servicer.                         signs ($)


MOD_DATE                          The Effective Payment Date of the                    MM/DD/YYYY                    10
                                  Modification for the loan.

MOD_TYPE                          The Modification Type.                               Varchar - value can be        30
                                                                                       alpha or numeric

DELINQ_P&I_ADVANCE_AMT            The current outstanding principal and         2      No commas(,) or dollar        11
                                  interest advances made by Servicer.                  signs ($)

            Exhibit C: Standard File Layout - Delinquency Reporting

                                                                                                             Format
Column/Header Name                                         Description                            Decimal    Comment
------------------------------------------------------------------------------------------------------------------------------------
SERVICER_LOAN_NBR                 A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR

LOAN_NBR                          A unique identifier assigned to each loan by the originator.

CLIENT_NBR                        Servicer Client Number

SERV_INVESTOR_NBR                 Contains a unique number as
                                  assigned by an external servicer
                                  to identify a group of loans in
                                  their system.

BORROWER_FIRST_NAME               First Name of the Borrower.

BORROWER_LAST_NAME                Last name of the borrower.

PROP_ADDRESS                      Street Name and Number of Property

PROP_STATE                        The state where the  property located.

PROP_ZIP                          Zip code where the property is located.

BORR_NEXT_PAY_DUE_DATE            The date that the borrower's next
                                  payment is due to the MM/DD/YYYY
                                  servicer at the end of processing
                                  cycle, as reported by Servicer.

LOAN_TYPE                         Loan Type (i.e. FHA, VA, Conv)

BANKRUPTCY_FILED_DATE             The date a particular bankruptcy claim was filed.                          MM/DD/YYYY

BANKRUPTCY_CHAPTER_CODE           The chapter under which the bankruptcy was filed.

BANKRUPTCY_CASE_NBR               The case number assigned by the court to the bankruptcy
                                  filing.

POST_PETITION_DUE_DATE            The payment due date once the bankruptcy has been approved                 MM/DD/YYYY
                                  by the courts

BANKRUPTCY_DCHRG_DISM_DATE        The Date The Loan Is Removed From Bankruptcy. Either by                    MM/DD/YYYY
                                  Dismissal, Discharged and/or a Motion For Relief Was
                                  Granted.

LOSS_MIT_APPR_DATE                The Date The Loss Mitigation Was Approved By The Servicer                  MM/DD/YYYY

LOSS_MIT_TYPE                     The Type Of Loss Mitigation Approved For A Loan Such As;

LOSS_MIT_EST_COMP_DATE            The Date The Loss Mitigation /Plan Is Scheduled To End/Close               MM/DD/YYYY

LOSS_MIT_ACT_COMP_DATE            The Date The Loss Mitigation Is Actually Completed                         MM/DD/YYYY

FRCLSR_APPROVED_DATE              The date DA Admin sends a letter to the servicer with                      MM/DD/YYYY
                                  instructions to begin foreclosure proceedings.

ATTORNEY_REFERRAL_DATE            Date File Was Referred To Attorney to Pursue Foreclosure                   MM/DD/YYYY

FIRST_LEGAL_DATE                  Notice of 1st legal filed by an Attorney in a Foreclosure                  MM/DD/YYYY
                                  Action

FRCLSR_SALE_EXPECTED_DATE         The date by which a foreclosure sale is expected to occur.                 MM/DD/YYYY

FRCLSR_SALE_DATE                  The actual date of the foreclosure sale.                                   MM/DD/YYYY

FRCLSR_SALE_AMT                   The amount a property sold for at the foreclosure sale.            2       No commas(,)
                                                                                                             or dollar
                                                                                                             signs ($)

EVICTION_START_DATE               The date the servicer initiates eviction of the borrower.                  MM/DD/YYYY

EVICTION_COMPLETED_DATE           The date the court revokes legal possession of the property                MM/DD/YYYY
                                  from the borrower.

LIST_PRICE                        The price at which an REO property is marketed.                    2       No commas(,)
                                                                                                             or dollar
                                                                                                             signs ($)

LIST_DATE                         The date an REO property is listed at a particular price.                  MM/DD/YYYY

OFFER_AMT                         The dollar value of an offer for an REO property.                  2       No commas(,)
                                                                                                             or dollar
                                                                                                             signs ($)

OFFER_DATE_TIME                   The date an offer is received by DA Admin or by the Servicer.              MM/DD/YYYY

REO_CLOSING_DATE                  The date the REO sale of the property is scheduled to close.               MM/DD/YYYY

REO_ACTUAL_CLOSING_DATE           Actual Date Of REO Sale                                                    MM/DD/YYYY

OCCUPANT_CODE                     Classification of how the property is occupied.

PROP_CONDITION_CODE               A code that indicates the condition of the property.

PROP_INSPECTION_DATE              The date a  property inspection is performed.                              MM/DD/YYYY

APPRAISAL_DATE                    The date the appraisal was done.                                           MM/DD/YYYY

CURR_PROP_VAL                     The current "as is" value of the property based on brokers         2
                                  price opinion or appraisal.
REPAIRED_PROP_VAL                 The amount the property would be worth if repairs are              2
                                  completed pursuant to a broker's price opinion or appraisal.

If applicable:

DELINQ_STATUS_CODE                FNMA Code Describing Status of Loan

DELINQ_REASON_CODE                The circumstances which caused a
                                  borrower to stop paying on a loan.
                                  Code indicates the reason why the
                                  loan is in default for this cycle.

MI_CLAIM_FILED_DATE               Date Mortgage Insurance Claim Was Filed With Mortgage                      MM/DD/YYYY
                                  Insurance Company.

MI_CLAIM_AMT                      Amount of Mortgage Insurance Claim Filed                                   No commas(,)
                                                                                                             or dollar
                                                                                                             signs ($)

MI_CLAIM_PAID_DATE                Date Mortgage Insurance Company Disbursed Claim Payment                    MM/DD/YYYY

MI_CLAIM_AMT_PAID                 Amount Mortgage Insurance Company Paid On Claim                    2       No commas(,)
                                                                                                             or dollar
                                                                                                             signs ($)

POOL_CLAIM_FILED_DATE             Date Claim Was Filed With Pool Insurance Company                           MM/DD/YYYY

POOL_CLAIM_AMT                    Amount of Claim Filed With Pool Insurance Company                  2       No commas(,)
                                                                                                             or dollar
                                                                                                             signs ($)

POOL_CLAIM_PAID_DATE              Date Claim Was Settled and The Check Was Issued By The Pool                MM/DD/YYYY
                                  Insurer

POOL_CLAIM_AMT_PAID               Amount Paid On Claim By Pool Insurance Company                     2       No commas(,)
                                                                                                             or dollar
                                                                                                             signs ($)

FHA_PART_A_CLAIM_FILED_DATE       Date FHA Part A Claim Was Filed With HUD                                   MM/DD/YYYY

FHA_PART_A_CLAIM_AMT              Amount of FHA Part A Claim Filed                                   2       No commas(,)
                                                                                                             or dollar
                                                                                                             signs ($)

FHA_PART_A_CLAIM_PAID_DATE        Date HUD Disbursed Part A Claim Payment                                    MM/DD/YYYY

FHA_PART_A_CLAIM_PAID_AMT         Amount HUD Paid on Part A Claim                                    2       No commas(,)
                                                                                                             or dollar
                                                                                                             signs ($)

FHA_PART_B_CLAIM_FILED_DATE       Date FHA Part B Claim Was Filed With HUD                                   MM/DD/YYYY

FHA_PART_B_CLAIM_AMT              Amount of FHA Part B Claim Filed                                   2       No commas(,)
                                                                                                             or dollar
                                                                                                             signs ($)

FHA_PART_B_CLAIM_PAID_DATE        Date HUD Disbursed Part B Claim Payment                                    MM/DD/YYYY

FHA_PART_B_CLAIM_PAID_AMT         Amount HUD Paid on Part B Claim                                    2       No commas(,)
                                                                                                             or dollar
                                                                                                             signs ($)

VA_CLAIM_FILED_DATE               Date VA Claim Was Filed With the Veterans Admin                            MM/DD/YYYY

VA_CLAIM_PAID_DATE                Date Veterans Admin. Disbursed VA Claim Payment                            MM/DD/YYYY

VA_CLAIM_PAID_AMT                 Amount Veterans Admin. Paid on VA Claim                            2       No commas(,)
                                                                                                             or dollar
                                                                                                             signs ($)

                                    EXHIBIT D

                                                                   EXHIBIT 10.6

                                   EXHIBIT N-2

                        COUNTRYWIDE ASSIGNMENT AGREEMENT

                      ASSIGNMENT AND RECOGNITION AGREEMENT


            THIS ASSIGNMENT AND RECOGNITION AGREEMENT, dated February 27, 2007 (the "Agreement"), among Barclays Bank PLC ("Barclays"), Sutton Funding LLC (together with Barclays, the "Assignors"), BCAP LLC ("Assignee"), Countrywide Home Loans Servicing LP (the "Servicer"), Countrywide Home Loans, Inc. (the "Company") and Deutsche Bank National Trust Company, as trustee (the "Trustee"):

            For and in consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Assignment and Conveyance

            1. The Assignors hereby conveys, sell, grant, transfer and assign to the Assignee all of the rights, titles, interest and obligations of the Assignors, as purchasers, in, to and under (a) those certain Mortgage Loans listed on the schedule (the "Mortgage Loan Schedule") attached hereto as Exhibit A (the "Mortgage Loans") and (b) except as described below, that certain Master Mortgage Loan Purchase Agreement (the "Sale Agreement"), dated as of August 30, 2006, between Barclays, as purchaser (the "Purchaser"), and the Company, as seller, and the Servicing Agreement (the "Servicing Agreement"), dated as of August 30, 2006, between the Purchaser, and the Company, as servicer, each as amended by Amendment Reg AB to the Master Loan Purchase and Servicing Agreement, dated as of August 30, 2006 (together with the Sale Agreement and Servicing Agreement, the "Sale and Servicing Agreements"), among the Purchaser and the Company, solely insofar as the Sale and Servicing Agreements relate to the Mortgage Loans.

            From and after the date hereof, the Servicer shall service the Mortgage Loans in accordance with the Servicing Agreement as modified by this Agreement.

            The Assignors specifically reserve and do not assign to the Assignee hereunder any and all right, title and interest in, to and under and any obligations of the Assignors with respect to any mortgage loans subject to the Sale and Servicing Agreements that are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement. Recognition of the Company

Recognition of the Company

            2. From and after the date hereof (the "Securitization Closing Date"), each of the Company and the Servicer shall and does hereby recognize that the Assignee, in connection with a securitization of the Mortgage Loans (the "Securitization"), will transfer the Mortgage Loans and assign its rights under the Sale and Servicing Agreements (solely to the extent set forth herein) and this Agreement to BCAP LLC Trust 2007-AA1 (the "Trust") created pursuant to a Trust Agreement, dated as of February 1, 2007 (the "Trust Agreement"), among the Assignee, Wells Fargo Bank, National Association, as custodian, and Deutsche Bank National Trust Company, as trustee (including its successors in interest and any successor trustees under the Trust Agreement, the "Trustee"). Each of the Company, the Servicer and the Trustee on behalf of the Trust hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans, (ii) the Company and the Servicer shall look solely to the Trust for performance of any obligations of the Assignors insofar as they relate to the Mortgage Loans, (iii) the Trust shall have and assume all the rights, remedies and obligations available to the Assignors, insofar as they relate to the Mortgage Loans, under the Sale and Servicing Agreements, including, without limitation, the enforcement of the document delivery requirements set forth in Section 2 of the Sale Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, (iv) all references to the Purchaser under the Sale and Servicing Agreements insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Trust and (v) the Mortgage Loans will be part of a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code (a "REMIC"), and the Servicer shall service the Mortgage Loans and any real property acquired upon default thereof (including, without limitation, making or permitting any modification, waiver or amendment of any term of any Mortgage Loan) in accordance with the Sale and Servicing Agreement but in no event in a manner that would (A) cause the REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon the REMIC, and all custodial accounts and escrow accounts maintained under the Servicing Agreement with respect to the Mortgage Loans shall be Eligible Accounts as set forth in this Agreement.

Representations and Warranties of the Company and the Servicer

            3. Each of the Company and the Servicer warrants and represents to the Assignors, the Assignee, and the Trust as of the date hereof that:

            (a) It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable;

            (b) It has full power and authority to execute, deliver and perform its obligations under this Agreement and has full power and authority to perform its obligations under the Sale and Servicing Agreements to which it is a party. The execution by it of this Agreement is in the ordinary course of its business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of its charter or bylaws or organization documents, as applicable, or any legal restriction, or any material agreement or instrument to which it is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which its or its property is subject. The execution, delivery and performance by it of this Agreement have been duly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by it, and, upon the due authorization, execution and delivery by the Assignors and the Assignee, will constitute its valid and legally binding obligation, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

            (c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by it in connection with the execution, delivery or performance by it of this Agreement; and

            (d) There is no action, suit, proceeding or investigation pending or to the best of its knowledge threatened against it, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Sale and Servicing Agreements, or which, either in any one instance or in the aggregate, would result in any material adverse change in its ability to perform its obligations under this Agreement or the Sale and Servicing Agreements, and it is solvent.

Remedies for Breach of Representations and Warranties

            4. Each of the Company and the Servicer hereby acknowledges and agrees that the remedies available to the Assignors, the Assignee and the Trust in connection with any breach of the representations and warranties made by it set forth in Section 3 hereof shall be as set forth in Subsection 3.03 of the Sale Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

Amendments to Sale and Servicing Agreements for the Securitization

            5. Solely with respect to the Mortgage Loans, the following amendments are hereby made to the Servicing Agreement:

            (a) The following definitions set forth in the Servicing Agreement are amended and restated in their entirety as follows:

Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in either the State of California, the State of Maryland, the State of Minnesota or the State of Texas are authorized or obligated by law or executive order to be closed.

Eligible Account: Either (i) an account maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution, (ii) an account maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity or (iii) any other account at an institution acceptable to each Rating Agency. Each Eligible Account shall be a separate account.

Eligible Institution: A federal or state-chartered depository institution or trust company the commercial paper, short-term debt obligations, or other short-term deposits of which are rated "A-1+" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 365 days (or at least "A-2" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 30 days), or the long-term unsecured debt obligations of which are rated at least "AA-" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 365 days, and the commercial paper, short-term debt obligations or other short-term deposits of which are rated at least "P-1" by Moody's and "F1+" by Fitch (or a comparable rating if another Rating Agency is specified by the Purchaser by written notice to the Servicers).

Permitted Investments: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Servicer, the Company, or any of their respective affiliates:

                     (1) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                     (2) (A) such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of the Rating Agency and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

                     (3) repurchase obligations with respect to any security
            described in clause (1) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by the Rating Agency;

                     (4) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America, the District of Columbia or any state thereof and that are rated by the Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

                     (5) commercial paper (including both non-interest-bearing
            discount obligations and interest-bearing obligations) that is rated by the Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

                     (6) units of money market funds, including money market
            funds (which may be 12b-1 funds, as contemplated by the Commission under the Investment Company Act of 1940) registered under the Investment Company Act of 1940 including funds managed or advised by the Servicer, the Company having the highest applicable rating from the Rating Agency; and

                     (7) if previously confirmed in writing to the Assignee or
            its designee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agency in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial ratings of the senior certificates;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

Rating Agency: Any nationally recognized statistical rating agency rating the securities issued in the applicable Pass-Through Transfer.

Reconstitution Date: The date on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Pass-Through Transfer pursuant to Section 7.06 hereof. The Reconstitution Date shall be February 27, 2007.

            (b) The first paragraph of Section 3.04 of the Servicing Agreement is amended and restated in its entirety as follows:

Countrywide shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one (1) or more Custodial Accounts, in the form of time deposit or demand accounts and shall be titled "Countrywide in trust for BCAP LLC Trust 2007-AA1 as Purchaser of Mortgage Loans and various Mortgagors." Countrywide shall provide the Purchaser with written evidence of the creation of such Custodial Account(s) upon the request of the Purchaser.

            (c) The first paragraph of Section 3.13(c) of the Servicing Agreement is amended and restated in its entirety as follows:

Disposition. Subject to the following paragraph, Countrywide shall use best efforts to dispose of each REO Property as soon as possible and shall sell each REO Property no later than three (3) years after title to such REO Property has been obtained, unless Countrywide determines, and gives an appropriate notice to the Purchaser, that a longer period is necessary for the orderly disposition of any REO Property. If a period longer than one (1) year is necessary to sell any REO Property, Countrywide shall, if requested by the Purchaser, report monthly to the Purchaser as to the progress being made in selling such REO Property. Countrywide shall also maintain, on each REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, flood insurance in the amount required in
Section 3.10 hereof.

            (d) The first paragraph of Section 4.02(a) of the Servicing Agreement is amended and restated in its entirety as follows:

Monthly Reports. Not later than no later than the fifteenth (15th) calendar day of each month (or if such fifteenth day is not a Business Day, the Business Day immediately preceding such fifteenth day), Countrywide shall furnish to the Purchaser via an electronic medium mutually acceptable to the parties, monthly reports in form and substance reasonably acceptable to the parties ("Monthly Remittance Advice") with respect to monthly remittance advices, defaulted Mortgage Loans and realized loss calculations, respectively, attached hereto as Exhibits B and C which reports shall include with respect to each Mortgage Loan the following loan-level information: (i) the scheduled balance as of the last day of the related Due Period, (ii) all Principal Prepayments applied to the Mortgagor's account during the related Principal Prepayment Period, and (iii) the delinquency and bankruptcy status of the Mortgage Loan, if applicable; provided, however, it is understood that Countrywide shall not be obligated to report on any prepayment penalties or charges.

            (e) Exhibits B and C attached hereto, are hereby added to the Servicing Agreement as Exhibits B and C.

            (f) Sections 4.04 and 4.05 of the Servicing Agreement are hereby deleted.

            (g) Section 3.04 of the Servicing Agreement is hereby amended by adding the following paragraph to the end thereof:

      Funds in the Custodial Account shall, if invested, be invested in Permitted Investments; provided, however, that the Servicer shall be under no obligation or duty to invest (or otherwise pay interest on) amounts held in the Custodial Account. All Permitted Investments shall mature or be subject to redemption or withdrawal no later than one Business Day prior to the next succeeding Remittance Date (except that if such Permitted Investment is an obligation of the Servicer, then such Permitted Investment shall mature not later than such applicable Remittance Date). Any and all investment earnings from any such Permitted Investment shall be for the benefit of the Servicer and shall be subject to its withdrawal or order from time to time, and shall not be part of the Trust. The risk of loss of moneys required to be remitted to the Master Servicer resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer shall promptly deposit the amount of any such loss in the Custodial Account, but in no event later than the related Remittance Date.

Miscellaneous

            6. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            7. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee on behalf of the Trust.

            8. [Reserved]

            9. This Agreement shall inure to the benefit of (i) the parties hereto and their respective successors and assigns and (ii) the Trust. Any entity into which the Assignors, Assignee, the Servicer or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignors, Assignee, the Servicer or Company, respectively, hereunder.

            10. Each of this Agreement and the Sale and Servicing Agreements shall survive the conveyance of the Mortgage Loans and the assignment of the Sale and Servicing Agreements (to the extent assigned hereunder) by the Assignors to Assignee and by Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Sale and Servicing Agreements.

            11. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

            12. In the event that any provision of this Agreement conflicts with any provision of any Sale and Servicing Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

            13. Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Sale and Servicing Agreements

            14. All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to:

                  In the case of Barclays:

                  Barclays Bank PLC
                  200 Park Avenue, 5th Floor
                  New York, New York  10166
                  Attention: Michael Wade
                  Telephone: (212) 412-2812

                  In the case of the Depositor:

                  BCAP LLC
                  200 Park Avenue
                  New York, New York  10166
                  Attention: General Counsel
                  Telephone: (212) 412-5271

                  In the case of the Trustee

                  for the purpose of notices:
                  Deutsche Bank Trust Company Americas
                  1761 East St. Andrew Place
                  Santa Ana, California 92705
                  Trust Administration - BC0701

                  for the purpose of remittance:

                  Deutsche Bank Trust Company Americas
                  ABA #: 021 001 033
                  Acct. #: 01419663
                  Acct. Name: NYLTD Funds Control-Stars West
                  Ref: Trust Administration - BCAP 2007-AA1

                  In the case of the Company and Servicer:

                  Countrywide Home Loans, Inc.
                  4500 Park Granada
                  Calabasas, California 91302
                  Attention: Darren Bigby

            Trustee Capacity. It is expressly understood and agreed by the parties hereto that insofar as this Agreement is executed by the Trustee (i) it is acknowledge and agreed to by Deutsche Bank National Trust Company in the exercise of the powers and authority conferred and vested in it as Trustee under the Trust Agreement, (ii) each of the representations, undertakings and agreements herein made is intended not as personal representations of the Trustee but is made and intended for the purpose of binding only the Trust, and
(iii) Deutsche Bank National Trust Company in its individual capacity shall not be personally liable under any circumstance for the payment of any indebtedness or expenses or be personally liable for the breach of failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                       COUNTRYWIDE HOME LOANS, INC.

                                       By:  /s/  Kushal Bhakta
                                          --------------------------------------
                                          Name:  Kushal Bhakta
                                          Its:   First Vice President



                                       COUNTRYWIDE HOME LOANS SERVICING LP



                                       By: Countrywide GP, Inc., its General
                                          Partner

                                       By:  /s/  Kushal Bhakta
                                          --------------------------------------
                                          Name:  Kushal Bhakta
                                          Its:   First Vice President



                                       BARCLAYS BANK PLC

                                       By:  /s/  Jay Kim
                                          --------------------------------------
                                          Name:  Jay Kim
                                          Its:   Managing Director



                                       BCAP LLC

                                       By:  /s/  Tom Hamilton
                                          --------------------------------------
                                          Name:  Tom Hamilton
                                          Its:   Managing Director



                                       SUTTON FUNDING LLC

                                       By:  /s/  David Mira
                                          --------------------------------------
                                          Name:  David Mira
                                          Title: Associate Director

ACKNOWLEDGED AND AGREED:


DEUTSCHE BANK NATIONAL TRUST COMPANY,
   solely as Trustee and not in its individual capacity



By: /s/  Amy Stoddard
   -------------------------
   Name:   Amy Stoddard
   Title:  Authorized Signer

                EXHIBIT A TO ASSIGNMENT AND RECOGNITION AGREEMENT

                             Mortgage Loan Schedule

                   (Delivered to Trustee on the Closing Date)

                                    EXHIBIT B

                              Standard File Layout

                                                                                                                  Max
Column Name                       Description                                Decimal   Format Comment             Size
---------------------------------------------------------------------------------------------------------------------------
SER_INVESTOR_NBR                  A value assigned by the Servicer to                  Text up to 10 digits          20
                                  define a group of loans.

LOAN_NBR                          A unique identifier assigned to each                 Text up to 10 digits          10
                                  loan by the investor.

SERVICER_LOAN_NBR                 A unique number assigned to a loan by                Text up to 10 digits          10
                                  the Servicer. This may be different than
                                  the LOAN_NBR.

BORROWER_NAME                     The borrower name as received in the                 Maximum length of 30          30
                                  file. It is not separated by first and               (Last, First)
                                  last name.

SCHED_PAY_AMT                     Scheduled monthly principal and               2      No commas(,) or dollar        11
                                  scheduled interest payment that a                    signs ($)
                                  borrower is expected to pay, P&I
                                  constant.

NOTE_INT_RATE                     The loan interest rate as reported by         4      Max length of 6                6
                                  the Servicer.

NET_INT_RATE                      The loan gross interest rate less the         4      Max length of 6                6
                                  service fee rate as reported by the
                                  Servicer.

SERV_FEE_RATE                     The servicer's fee rate for a loan as         4      Max length of 6                6
                                  reported by the Servicer.

SERV_FEE_AMT                      The servicer's fee amount for a loan as       2      No commas(,) or dollar        11
                                  reported by the Servicer.                            signs ($)

NEW_PAY_AMT                       The new loan payment amount as reported       2      No commas(,) or dollar        11
                                  by the Servicer.                                     signs ($)

NEW_LOAN_RATE                     The new loan rate as reported by the          4      Max length of 6                6
                                  Servicer.

ARM_INDEX_RATE                    The index the Servicer is using to            4      Max length of 6                6
                                  calculate a forecasted rate.

ACTL_BEG_PRIN_BAL                 The borrower's actual principal balance       2      No commas(,) or dollar        11
                                  at the beginning of the processing cycle.            signs ($)

ACTL_END_PRIN_BAL                 The borrower's actual principal balance       2      No commas(,) or dollar        11
                                  at the end of the processing cycle.                  signs ($)

BORR_NEXT_PAY_DUE_DATE            The date at the end of processing cycle              MM/DD/YYYY                    10
                                  that the borrower's next payment is due
                                  to the Servicer, as reported by Servicer.

SERV_CURT_AMT_1                   The first curtailment amount to be            2      No commas(,) or dollar        11
                                  applied.                                             signs ($)

SERV_CURT_DATE_1                  The curtailment date associated with the             MM/DD/YYYY                    10
                                  first curtailment amount.

CURT_ADJ_ AMT_1                   The curtailment interest on the first         2      No commas(,) or dollar        11
                                  curtailment amount, if applicable.                   signs ($)

SERV_CURT_AMT_2                   The second curtailment amount to be           2      No commas(,) or dollar        11
                                  applied.                                             signs ($)

SERV_CURT_DATE_2                  The curtailment date associated with the             MM/DD/YYYY                    10
                                  second curtailment amount.

CURT_ADJ_ AMT_2                   The curtailment interest on the second        2      No commas(,) or dollar        11
                                  curtailment amount, if applicable.                   signs ($)

SERV_CURT_AMT_3                   The third curtailment amount to be            2      No commas(,) or dollar        11
                                  applied.                                             signs ($)

SERV_CURT_DATE_3                  The curtailment date associated with the             MM/DD/YYYY                    10
                                  third curtailment amount.

CURT_ADJ_AMT_3                    The curtailment interest on the third         2      No commas(,) or dollar        11
                                  curtailment amount, if applicable.                   signs ($)

PIF_AMT                           The loan "paid in full" amount as             2      No commas(,) or dollar        11
                                  reported by the Servicer.                            signs ($)

PIF_DATE                          The paid in full date as reported by the             MM/DD/YYYY                    10
                                  Servicer.
                                                                                       Action Code Key:               2
                                                                                       15=Bankruptcy,
ACTION_CODE                       The standard FNMA numeric code used to               30=Foreclosure, ,
                                  indicate the default/delinquent status of a          60=PIF, 63=Substitution,
                                  particular loan.                                     65=Repurchase,70=REO

INT_ADJ_AMT                       The amount of the interest adjustment as      2      No commas(,) or dollar        11
                                  reported by the Servicer.                            signs ($)

SOLDIER_SAILOR_ADJ_AMT            The Soldier and Sailor Adjustment             2      No commas(,) or dollar        11
                                  amount, if applicable.                               signs ($)

NON_ADV_LOAN_AMT                  The Non Recoverable Loan Amount, if           2      No commas(,) or dollar        11
                                  applicable.                                          signs ($)

LOAN_LOSS_AMT                     The amount the Servicer is passing as a       2      No commas(,) or dollar        11
                                  loss, if applicable.                                 signs ($)

SCHED_BEG_PRIN_BAL                The scheduled outstanding principal           2      No commas(,) or dollar        11
                                  amount due at the beginning of the cycle             signs ($)
                                  date to be passed through to investors.

SCHED_END_PRIN_BAL                The scheduled principal balance due to        2      No commas(,) or dollar        11
                                  investors at the end of a processing                 signs ($)
                                  cycle.

SCHED_PRIN_AMT                    The scheduled principal amount as             2      No commas(,) or dollar        11
                                  reported by the Servicer for the current             signs ($)
                                  cycle -- only applicable for
                                  Scheduled/Scheduled Loans.

SCHED_NET_INT                     The scheduled gross interest amount less      2      No commas(,) or dollar        11
                                  the service fee amount for the current               signs ($)
                                  cycle as reported by the Servicer --
                                  only applicable for Scheduled/Scheduled
                                  Loans.

ACTL_PRIN_AMT                     The actual principal amount collected by      2      No commas(,) or dollar        11
                                  the Servicer for the current reporting               signs ($)
                                  cycle -- only applicable for
                                  Actual/Actual Loans.

ACTL_NET_INT                      The actual gross interest amount less         2      No commas(,) or dollar        11
                                  the service fee amount for the current               signs ($)
                                  reporting cycle as reported by the
                                  Servicer -- only applicable for
                                  Actual/Actual Loans.

PREPAY_PENALTY_ AMT               The penalty amount received when a            2      No commas(,) or dollar        11
                                  borrower prepays on his loan as reported             signs ($)
                                  by the Servicer.

PREPAY_PENALTY_ WAIVED            The prepayment penalty amount for the         2      No commas(,) or dollar        11
                                  loan waived by the servicer.                         signs ($)


MOD_DATE                          The Effective Payment Date of the                    MM/DD/YYYY                    10
                                  Modification for the loan.

MOD_TYPE                          The Modification Type.                               Varchar - value can be        30
                                                                                       alpha or numeric

DELINQ_P&I_ADVANCE_AMT            The current outstanding principal and         2      No commas(,) or dollar        11
                                  interest advances made by Servicer.                  signs ($)

            Exhibit C: Standard File Layout - Delinquency Reporting

                                                                                                             Format
Column/Header Name                                         Description                            Decimal    Comment
------------------------------------------------------------------------------------------------------------------------------------
SERVICER_LOAN_NBR                 A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR

LOAN_NBR                          A unique identifier assigned to each loan by the originator.

CLIENT_NBR                        Servicer Client Number

SERV_INVESTOR_NBR                 Contains a unique number as
                                  assigned by an external servicer
                                  to identify a group of loans in
                                  their system.

BORROWER_FIRST_NAME               First Name of the Borrower.

BORROWER_LAST_NAME                Last name of the borrower.

PROP_ADDRESS                      Street Name and Number of Property

PROP_STATE                        The state where the  property located.

PROP_ZIP                          Zip code where the property is located.

BORR_NEXT_PAY_DUE_DATE            The date that the borrower's next
                                  payment is due to the MM/DD/YYYY
                                  servicer at the end of processing
                                  cycle, as reported by Servicer.

LOAN_TYPE                         Loan Type (i.e. FHA, VA, Conv)

BANKRUPTCY_FILED_DATE             The date a particular bankruptcy claim was filed.                          MM/DD/YYYY

BANKRUPTCY_CHAPTER_CODE           The chapter under which the bankruptcy was filed.

BANKRUPTCY_CASE_NBR               The case number assigned by the court to the bankruptcy
                                  filing.

POST_PETITION_DUE_DATE            The payment due date once the bankruptcy has been approved                 MM/DD/YYYY
                                  by the courts

BANKRUPTCY_DCHRG_DISM_DATE        The Date The Loan Is Removed From Bankruptcy. Either by                    MM/DD/YYYY
                                  Dismissal, Discharged and/or a Motion For Relief Was
                                  Granted.

LOSS_MIT_APPR_DATE                The Date The Loss Mitigation Was Approved By The Servicer                  MM/DD/YYYY

LOSS_MIT_TYPE                     The Type Of Loss Mitigation Approved For A Loan Such As;

LOSS_MIT_EST_COMP_DATE            The Date The Loss Mitigation /Plan Is Scheduled To End/Close               MM/DD/YYYY

LOSS_MIT_ACT_COMP_DATE            The Date The Loss Mitigation Is Actually Completed                         MM/DD/YYYY

FRCLSR_APPROVED_DATE              The date DA Admin sends a letter to the servicer with                      MM/DD/YYYY
                                  instructions to begin foreclosure proceedings.

ATTORNEY_REFERRAL_DATE            Date File Was Referred To Attorney to Pursue Foreclosure                   MM/DD/YYYY

FIRST_LEGAL_DATE                  Notice of 1st legal filed by an Attorney in a Foreclosure                  MM/DD/YYYY
                                  Action

FRCLSR_SALE_EXPECTED_DATE         The date by which a foreclosure sale is expected to occur.                 MM/DD/YYYY

FRCLSR_SALE_DATE                  The actual date of the foreclosure sale.                                   MM/DD/YYYY

FRCLSR_SALE_AMT                   The amount a property sold for at the foreclosure sale.            2       No commas(,)
                                                                                                             or dollar
                                                                                                             signs ($)

EVICTION_START_DATE               The date the servicer initiates eviction of the borrower.                  MM/DD/YYYY

EVICTION_COMPLETED_DATE           The date the court revokes legal possession of the property                MM/DD/YYYY
                                  from the borrower.

LIST_PRICE                        The price at which an REO property is marketed.                    2       No commas(,)
                                                                                                             or dollar
                                                                                                             signs ($)

LIST_DATE                         The date an REO property is listed at a particular price.                  MM/DD/YYYY

OFFER_AMT                         The dollar value of an offer for an REO property.                  2       No commas(,)
                                                                                                             or dollar
                                                                                                             signs ($)

OFFER_DATE_TIME                   The date an offer is received by DA Admin or by the Servicer.              MM/DD/YYYY

REO_CLOSING_DATE                  The date the REO sale of the property is scheduled to close.               MM/DD/YYYY

REO_ACTUAL_CLOSING_DATE           Actual Date Of REO Sale                                                    MM/DD/YYYY

OCCUPANT_CODE                     Classification of how the property is occupied.

PROP_CONDITION_CODE               A code that indicates the condition of the property.

PROP_INSPECTION_DATE              The date a  property inspection is performed.                              MM/DD/YYYY

APPRAISAL_DATE                    The date the appraisal was done.                                           MM/DD/YYYY

CURR_PROP_VAL                     The current "as is" value of the property based on brokers         2
                                  price opinion or appraisal.

REPAIRED_PROP_VAL                 The amount the property would be worth if repairs are              2
                                  completed pursuant to a broker's price opinion or appraisal.

If applicable:

DELINQ_STATUS_CODE                FNMA Code Describing Status of Loan

DELINQ_REASON_CODE                The circumstances which caused a
                                  borrower to stop paying on a loan.
                                  Code indicates the reason why the
                                  loan is in default for this cycle.

MI_CLAIM_FILED_DATE               Date Mortgage Insurance Claim Was Filed With Mortgage                      MM/DD/YYYY
                                  Insurance Company.

MI_CLAIM_AMT                      Amount of Mortgage Insurance Claim Filed                                   No commas(,)
                                                                                                             or dollar
                                                                                                             signs ($)

MI_CLAIM_PAID_DATE                Date Mortgage Insurance Company Disbursed Claim Payment                    MM/DD/YYYY

MI_CLAIM_AMT_PAID                 Amount Mortgage Insurance Company Paid On Claim                    2       No commas(,)
                                                                                                             or dollar
                                                                                                             signs ($)

POOL_CLAIM_FILED_DATE             Date Claim Was Filed With Pool Insurance Company                           MM/DD/YYYY

POOL_CLAIM_AMT                    Amount of Claim Filed With Pool Insurance Company                  2       No commas(,)
                                                                                                             or dollar
                                                                                                             signs ($)

POOL_CLAIM_PAID_DATE              Date Claim Was Settled and The Check Was Issued By The Pool                MM/DD/YYYY
                                  Insurer

POOL_CLAIM_AMT_PAID               Amount Paid On Claim By Pool Insurance Company                     2       No commas(,)
                                                                                                             or dollar
                                                                                                             signs ($)

FHA_PART_A_CLAIM_FILED_DATE       Date FHA Part A Claim Was Filed With HUD                                   MM/DD/YYYY

FHA_PART_A_CLAIM_AMT              Amount of FHA Part A Claim Filed                                   2       No commas(,)
                                                                                                             or dollar
                                                                                                             signs ($)

FHA_PART_A_CLAIM_PAID_DATE        Date HUD Disbursed Part A Claim Payment                                    MM/DD/YYYY

FHA_PART_A_CLAIM_PAID_AMT         Amount HUD Paid on Part A Claim                                    2       No commas(,)
                                                                                                             or dollar
                                                                                                             signs ($)

FHA_PART_B_CLAIM_FILED_DATE       Date FHA Part B Claim Was Filed With HUD                                   MM/DD/YYYY

FHA_PART_B_CLAIM_AMT              Amount of FHA Part B Claim Filed                                   2       No commas(,)
                                                                                                             or dollar
                                                                                                             signs ($)

FHA_PART_B_CLAIM_PAID_DATE        Date HUD Disbursed Part B Claim Payment                                    MM/DD/YYYY

FHA_PART_B_CLAIM_PAID_AMT         Amount HUD Paid on Part B Claim                                    2       No commas(,)
                                                                                                             or dollar
                                                                                                             signs ($)

VA_CLAIM_FILED_DATE               Date VA Claim Was Filed With the Veterans Admin                            MM/DD/YYYY

VA_CLAIM_PAID_DATE                Date Veterans Admin. Disbursed VA Claim Payment                            MM/DD/YYYY

VA_CLAIM_PAID_AMT                 Amount Veterans Admin. Paid on VA Claim                            2       No commas(,)
                                                                                                             or dollar
                                                                                                             signs ($)

                                   EXHIBIT O-1

                      GROUP I INTEREST RATE SWAP AGREEMENT


                                                                         ANNEX A

                                     ISDA(R)

                              CREDIT SUPPORT ANNEX
                             to the Schedule to the
                              ISDA Master Agreement
                      dated as of February 27, 2007 between
      Barclays Bank PLC (hereinafter referred to as "Party A" or "Pledgor")
                                       and
 BCAP LLC Trust 2007-AA1, Mortgage Pass-Through Certificates, Series 2007-AA1, Group I Offered Certificates (the "Trust") (hereinafter referred to as "Party
       B" or "Secured Party") by Deutsche Bank National Trust Company, not individually, but solely as trustee (the "Trustee")

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Paragraph 13. Elections and Variables.

(a) Security Interest for "Obligations". The term "Obligations" as used in this Annex includes the following additional obligations:

      With respect to Party A: not applicable.

      With respect to Party B: not applicable.

(b)   Credit Support Obligations.

      (i)   Delivery Amount, Return Amount and Credit Support Amount.

            (A) "Delivery Amount" has the meaning specified in Paragraph 3(a) as amended (I) by deleting the words "upon a demand made by the Secured Party on or promptly following a Valuation Date" and inserting in lieu thereof the words "not later than the close of business on the next Local Business Day following a Valuation Date" and (II) by deleting in its entirety the sentence beginning "Unless otherwise specified in Paragraph 13" and ending "(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party." and inserting in lieu thereof the following:

                  The "Delivery Amount" applicable to the Pledgor for any Valuation Date will equal the greatest of

                  (1) the amount by which (a) the S&P Credit Support Amount for such Valuation Date exceeds (b) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party,

                  (2) the amount by which (a) the Moody's First Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody's First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party, and

                  (3) the amount by which (a) the Moody's Second Trigger Credit Support Amount for such Valuation Date exceeds
                        (b) the Moody's Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party.

            (B) "Return Amount" has the meaning specified in Paragraph 3(b) as amended by deleting in its entirety the sentence beginning "Unless otherwise specified in Paragraph 13" and ending "(ii) the Credit Support Amount." and inserting in lieu thereof the following:

                  The "Return Amount" applicable to the Secured Party for any Valuation Date will equal the least of

                  (1) the amount by which (a) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the S&P Credit Support Amount for such Valuation Date,

                  (2) the amount by which (a) the Moody's First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody's First Trigger Credit Support Amount for such Valuation Date, and

                  (3) the amount by which (a) the Moody's Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody's Second Trigger Credit Support Amount for such Valuation Date.

            (C) "Credit Support Amount" shall not apply. For purposes of calculating any Delivery Amount or Return Amount for any Valuation Date, reference shall be made to the S&P Credit Support Amount, the Moody's First Trigger Credit Support Amount, or the Moody's Second Trigger Credit Support Amount, in each case for such Valuation Date, as provided in Paragraphs 13(b)(i)(A) and 13(b)(i)(B), above.

      (ii)  Eligible Collateral.

            On any date, the following items will qualify as "Eligible Collateral" (for the avoidance of doubt, all Eligible Collateral to be denominated in USD):

                                                         Moody's                Moody's
                                     S&P              First Trigger         Second Trigger
                                     Valuation          Valuation              Valuation
    Collateral                       Percentage         Percentage            Percentage
    ----------                       ----------       --------------        --------------
(A)   Cash                             100%                100%                  100%
(B)   Fixed-rate negotiable
      debt obligations issued
      by the U.S. Treasury
      Department having a                98.9%               100%                  100%
      remaining maturity on
      such date of not more
      than one year
(C)   Fixed-rate negotiable
      debt obligations issued
      by the U.S. Treasury
      Department having a
      remaining maturity on              92.5%               100%                   94%
      such date of more than
      one year but not more
      than ten years
(D)   Fixed-rate negotiable
      debt obligations issued
      by the U.S. Treasury
      Department having a                88.6%               100%                   88%
      remaining maturity on
      such date of more than
      ten years

      Notwithstanding the Valuation Percentages set forth in the preceding table, upon the first Transfer of Eligible Collateral under this Annex, the Pledgor may, at the Pledgor's expense, agree the Valuation Percentages in relation to (B) through (D) above with the relevant rating agency (to the extent such rating agency is providing a rating for the Certificates), and upon such agreement as evidenced in writing, such Valuation Percentages shall supersede those set forth in the preceding table.

      (iii) Other Eligible Support.

            The following items will qualify as "Other Eligible Support" for the party specified:

            Such Other Eligible Support as the Pledgor may designate; provided, at the expense of the Pledgor, the prior written consent of the relevant rating agency (to the extent such rating agency is providing a rating for the Certificates) shall have been obtained. For the avoidance of doubt, there are no items that qualify as Other Eligible Support as of the date of this Annex.

      (iv)  Threshold.

            (A) "Independent Amount" means zero with respect to Party A and Party B.

            (B) "Threshold" means, with respect to Party A and any Valuation Date, zero if (i) no Relevant Entity has credit ratings from S&P at least equal to the S&P Required Ratings Threshold or
                  (ii) a Collateral Event has occurred and has been continuing
                  (x) for at least 30 days or (y) since this Annex was executed; otherwise, infinity.

                  "Threshold" means, with respect to Party B and any Valuation Date, infinity.

            (C) "Minimum Transfer Amount" means USD 100,000 with respect to Party A and Party B; provided, however, that if the aggregate Class Certificate Balance of the Certificates rated by S&P ceases to be more than USD 50,000,000, "Minimum Transfer Amount" means USD 50,000, and provided further, with respect to the Secured Party at any time when the Secured Party is a Defaulting Party, "Minimum Transfer Amount" means zero.

            (D) Rounding: The Delivery Amount will be rounded up and the Return Amount will be rounded down to the nearest multiple of USD 1,000, respectively.

(c)   Valuation and Timing.

      (i) "Valuation Agent" means Party A. The Valuation Agent's calculations shall be made in accordance with standard market practices using commonly accepted third party sources such as Bloomberg or Reuters.

      (ii)  "Valuation Date" means each Local Business Day.

      (iii) "Valuation Time" means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

      (iv) "Notification Time" means 11:00 a.m., New York time, on a Local Business Day.

      (v) External Verification. Notwithstanding anything to the contrary in the definitions of Valuation Agent or Valuation Date, at any time at which neither Party A nor, to the extent applicable, its Credit Support Provider has a long-term unsubordinated and unsecured debt rating of at least "BBB+" from S&P, the Valuation Agent shall (A) calculate the Secured Party's Exposure and the S&P Value of Posted Credit Suppport on each Valuation Date based on internal marks and
            (B) verify such calculations with external marks monthly by obtaining on the last Local Business Day of each calendar month two external marks for each Transaction to which this Annex relates and for all Posted Credit Support; such verification of the Secured Party's Exposure shall be based on the higher of the two external marks. Each external mark in respect of a Transaction shall be obtained from an independent Reference Market-maker that would be eligible and willing to enter into such Transaction in the absence of the current derivative provider, provided that an external mark may not be obtained from the same Reference Market-maker more than four times in any 12-month period. The Valuation Agent shall obtain these external marks directly or through an independent third party, in either case at no cost to Party B. The Valuation Agent shall calculate on each Valuation Date (for purposes of this paragraph, the last Local Business Day in each calendar month referred to above shall be considered a Valuation Date) the Secured Party's Exposure based on the greater of the Valuation Agent's internal marks and the external marks received. If the S&P Value on any such Valuation Date of all Posted Credit Support then held by the Secured Party is less than the S&P Credit Support Amount on such Valuation Date (in each case as determined pursuant to this paragraph), Party A shall, within three Local Business Days of such Valuation Date, Transfer to the Secured Party Eligible Credit Support having an S&P Value as of the date of Transfer at least equal to such deficiency.

      (vi) Notice to S&P. At any time at which neither Party A nor, to the extent applicable, its Credit Support Provider has a long-term unsubordinated and unsecured debt rating of at least "BBB+" from S&P, the Valuation Agent shall provide to S&P not later than the Notification Time on the Local Business Day following each Valuation Date its calculations of the Secured Party's Exposure and the S&P Value of any Eligible Credit Support or Posted Credit Support for that Valuation Date. The Valuation Agent shall also provide to S&P any external marks received pursuant to the preceding paragraph.

(d) Conditions Precedent and Secured Party's Rights and Remedies. The following Termination Events will be a "Specified Condition" for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): None.

(e)   Substitution.

      (i)   "Substitution Date" has the meaning specified in Paragraph 4(d)(ii).

      (ii) Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party's consent for any substitution pursuant to Paragraph 4(d): Inapplicable.

(f)   Dispute Resolution.

      (i) "Resolution Time" means 1:00 p.m. New York time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

      (ii) Value. Notwithstanding anything to the contrary in Paragraph 12, for the purpose of Paragraphs 5(i)(C) and 5(ii), the S&P Value, Moody's First Trigger Value, and Moody's Second Trigger Value, on any date, of Eligible Collateral will be calculated as follows:

            For Eligible Collateral comprised of Cash, the amount of such Cash.

            For Eligible Collateral comprising securities, the sum of (A) the product of (1)(x) the bid price at the Valuation Time for such securities on the principal national securities exchange on which such securities are listed, or (y) if such securities are not listed on a national securities exchange, the bid price for such securities quoted at the Valuation Time by any principal market maker for such securities selected by the Valuation Agent, or (z) if no such bid price is listed or quoted for such date, the bid price listed or quoted (as the case may be) at the Valuation Time for the day next preceding such date on which such prices were available and (2) the applicable Valuation Percentage for such Eligible Collateral, and
            (B) the accrued interest on such securities (except to the extent Transferred to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in the immediately preceding clause (A)) as of such date.

      (iii) Alternative. The provisions of Paragraph 5 will apply; provided, that the obligation of the appropriate party to deliver the undisputed amount to the other party will not arise prior to the time that would otherwise have applied to the Transfer pursuant to, or deemed made, under Paragraph 3 if no dispute had arisen.

(g)   Holding and Using Posted Collateral.

      (i)   Eligibility to Hold Posted Collateral; Custodians.

            Party B is not and will not be entitled to hold Posted Collateral. Party B's Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the Custodian for Party B shall be the same banking institution that acts as Trustee for the Certificates. The Custodian or its parent shall have a short-term unsecured and unsubordinated debt rating from S&P of at least "A-1."

            Initially, the Custodian for Party B is: the Trustee.

      (ii) Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Party B; therefore, Party B will not have any of the rights specified in Paragraph 6(c)(i) or 6 (c)(ii); provided, however, that the Trustee shall invest Cash Posted Credit Support in such investments as designated by Party A, with losses (net of gains) incurred in respect of such investments to be for the account of Party A; provided further, that such investments designated by Party A shall be limited to money market funds rated "AAAm" or "AAAm-G" by S&P and from which such invested Cash Posted Credit Support may be withdrawn upon no more than 2 Local Business Day's notice of a request for withdrawal.

(h)   Distributions and Interest Amount.

      (i) Interest Rate. The "Interest Rate" will be the actual interest rate earned on Posted Collateral in the form of Cash pursuant to Paragraph 13(g)(ii).

      (ii) Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the second Local Business Day following the end of each calendar month and on any other Local Business Day on which Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b); provided, however, that the obligation of Party B to Transfer any Interest Amount to Party A shall be limited to the extent that Party B has earned and received such funds and such funds are available to Party B.

      (iii) Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i) Additional Representation(s). There are no additional representations by either party.

(j)   Other Eligible Support and Other Posted Support.

      (i) "Value" with respect to Other Eligible Support and Other Posted Support shall have such meaning as the parties shall agree in writing from time to time pursuant to Paragraph 13(b)(iii).

      (ii) "Transfer" with respect to Other Eligible Support and Other Posted Support shall have such meaning as the parties shall agree in writing from time to time pursuant to Paragraph 13(b)(iii).

(k) Demands and Notices.All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, except that any demand, specification or notice shall be given to or made at the following addresses, or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party:

      If to Party A:

            5 The North Colonnade
            Canary Wharf
            London  E14 4BB, England
            Attention:  Swaps Documentation
            Facsimile No.:    0207-773-6857/6858
            Telephone No.:    0207-773-6915/6904

            with a copy to:

            General Counsel's Office
            200 Park Avenue
            New York, NY  10166

            Notices to Party A shall not be deemed effective unless delivered to the London address set forth above.

      If to Party B or Custodian:

            BCAP LLC Trust 2007-AA1
            c/o Deutsche Bank National Trust Company
            1761 East St. Andrew Place
            Santa Ana, California 92705
            Trust Administration - BC0701

(l) Address for Transfers. Each Transfer hereunder shall be made to the address specified below or to an address specified in writing from time to time by the party to which such Transfer will be made.

      If to Party A:

      For Cash:

      Barclays Bank PLC, NY
      ABA #026-002-574
      F/O Barclays Swaps & Options Group NY
      A/C #: 050019228
      REF: Collateral

      For Treasury Securities:

      Bank of NYC/BBPLCLDN
      ABA #021-000-018

      If to Party B:

      Deutsche Bank National Trust Company
      ABA #: 021 001 033
      Acct #: 01419663
      Acct. Name: NYLTD Funds Control - Stars West Ref: Trust Administration - BCAP 2007-AA1

(m)   Other Provisions.

      (i) Collateral Account. The Secured Party shall cause any Custodian appointed hereunder to open and maintain a segregated trust account and to hold, record and identify all the Posted Collateral in such segregated trust account and, subject to Paragraph 8(a), such Posted Collateral shall at all times be and remain the property of the Pledgor and shall at no time constitute the property of, or be commingled with the property of, the Secured Party or the Custodian.

      (ii) Agreement as to Single Secured Party and Single Pledgor. Party A and Party B hereby agree that, notwithstanding anything to the contrary in this Annex, (a) the term "Secured Party" as used in this Annex means only Party B, (b) the term "Pledgor" as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

      (iii) Calculation of Value. Paragraph 4(c) is hereby amended by deleting the word "Value" and inserting in lieu thereof "S&P Value, Moody's First Trigger Value, Moody's Second Trigger Value". Paragraph 4(d)(ii) is hereby amended by (A) deleting the words "a Value" and inserting in lieu thereof "an S&P Value, Moody's First Trigger Value, and Moody's Second Trigger Value" and (B) deleting the words "the Value" and inserting in lieu thereof "S&P Value, Moody's First Trigger Value, and Moody's Second Trigger Value". Paragraph 5 (flush language) is hereby amended by deleting the word "Value" and inserting in lieu thereof "S&P Value, Moody's First Trigger Value, or Moody's Second Trigger Value". Paragraph 5(i) (flush language) is hereby amended by deleting the word "Value" and inserting in lieu thereof "S&P Value, Moody's First Trigger Value, and Moody's Second Trigger Value". Paragraph 5(i)(C) is hereby amended by deleting the word "the Value, if" and inserting in lieu thereof "any one or more of the S&P Value, Moody's First Trigger Value, or Moody's Second Trigger Value, as may be". Paragraph 5(ii) is hereby amended by (1) deleting the first instance of the words "the Value" and inserting in lieu thereof "any one or more of the S&P Value, Moody's First Trigger Value, or Moody's Second Trigger Value" and (2) deleting the second instance of the words "the Value" and inserting in lieu thereof "such disputed S&P Value, Moody's First Trigger Value, or Moody's Second Trigger Value". Each of Paragraph 8(b)(iv)(B) and Paragraph 11(a) is hereby amended by deleting the word "Value" and inserting in lieu thereof "least of the S&P Value, Moody's First Trigger Value, and Moody's Second Trigger Value".

      (iv) Form of Annex. Party A and Party B hereby agree that the text of Paragraphs 1 through 12, inclusive, of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc.

      (v) Events of Default. Paragraph 7 will not apply to cause any Event of Default to exist with respect to Party B except that Paragraph 7(i) will apply to Party B solely in respect of Party B's obligations under Paragraph 3(b) of the Credit Support Annex. Notwithstanding anything to the contrary in Paragraph 7, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall only be an Event of Default if (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and
            (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

      (vi) Expenses. Notwithstanding anything to the contrary in Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in any Transfer of Eligible Collateral.

      (vii) Withholding. Paragraph 6(d)(ii) is hereby amended by inserting immediately after "the Interest Amount" in the fourth line thereof the words "less any applicable withholding taxes."

      (viii) Additional Definitions. As used in this Annex:

            "Collateral Event" means that no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold.

            "Exposure" has the meaning specified in Paragraph 12, except that after the word "Agreement" the words "(assuming, for this purpose only, that Part 1(f) of the Schedule is deleted)" shall be inserted.

            "Local Business Day" means: any day on which (A) commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, New York and the location of the Custodian, and (B) in relation to a Transfer of Eligible Collateral, any day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign deposits) in New York and such other places as the parties shall agree.

            "Moody's First Trigger Additional Collateralized Amount" means, with respect to any Transaction and any Valuation Date, the product of the applicable Moody's First Trigger Factor set forth in Table 1 and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date.

            "Moody's First Trigger Event" means that no Relevant Entity has credit ratings from Moody's at least equal to the Moody's First Trigger Ratings Threshold.

            "Moody's First Trigger Credit Support Amount" means, for any Valuation Date, the excess, if any, of

            (I)   (A)   for any Valuation Date on which (I) a Moody's First
                        Trigger Event has occurred and has been continuing
                        (x) for at least 30 Local Business Days or (y) since this Annex was executed and (II) it is not the case that a Moody's Second Trigger Ratings Event has occurred and been continuing for at least 30 Local
                        Business Days, an amount equal to the greater of (a) zero and (b) sum of (i) the Secured Party's Exposure for such Valuation Date and (ii) the aggregate of Moody's First Trigger Additional Collateralized
                        Amounts for all Transactions; or

                  (B) for any other Valuation Date, zero, over

            (II) the Threshold for Party A for such Valuation Date.

            "Moody's First Trigger Value" means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody's First Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

            "Moody's Second Trigger Additional Collateralized Amount" means, with respect to any Transaction and any Valuation Date, (A) if such Transaction is not a Transaction-Specific Hedge, the product of the applicable Moody's Second Trigger Factor set forth in Table 2 and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date and (B) if such Transaction is a Transaction-Specific Hedge, the product of the applicable Moody's Second Trigger Factor set forth in Table 3 and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date.

            "Moody's Second Trigger Ratings Event" means that no Relevant Entity has credit ratings from Moody's at least equal to the Moody's Second Trigger Ratings Threshold.

            "Moody's Second Trigger Credit Support Amount" means, for any Valuation Date, the excess, if any, of

            (I)   (A)   for any Valuation Date on which it is the case that a
                        Moody's Second Trigger Ratings Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greatest of (a) zero, (b) the sum of the amounts of the next payment due to be paid by Party A under each Transaction to which this Annex relates, and (c) the sum of (x) the Secured Party's
                        Exposure for such Valuation Date and (y) the aggregate of Moody's Second Trigger Additional
                        Collateralized Amounts for all Transactions; or

                  (B) for any other Valuation Date, zero, over

            (II) the Threshold for Party A for such Valuation Date.

            "Moody's Second Trigger Value" means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody's Second Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

            "S&P Credit Support Amount" means, for any Valuation Date, the excess, if any, of

            (I)   (A)   for any Valuation Date on which (i) no Relevant
                        Entity has credit ratings from S&P at least equal to the S&P Required Ratings Threshold or (ii) an S&P
                        Rating Threshold Event has occurred and been continuing for at least 30 days, an amount equal to the sum of (1) 100.0% of the Secured Party's Exposure for such Valuation Date and (2) the product of the S&P Volatility Buffer for each Transaction to which this Annex relates and the Notional Amount of each such Transaction for the Calculation Period which includes such Valuation Date, or

                  (B) for any other Valuation Date, zero, over

            (II) the Threshold for Party A for such Valuation Date.

            "S&P Rating Threshold Event" means, on any date, no Relevant Entity has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold.

            "S&P Value" means, on any date and with respect to any Eligible Collateral other than Cash, the product of (A) the bid price obtained by the Valuation Agent for such Eligible Collateral and (B) the S&P Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii).

            "S&P Volatility Buffer" means, for any Transaction, the related percentage set forth in the following table.

The higher of the
S&P credit rating    Remaining   Remaining   Remaining   Remaining
of (i) Party A and   Weighted    Weighted    Weighted    Weighted
(ii) the Credit       Average     Average     Average     Average
Support Provider     Maturity    Maturity    Maturity    Maturity
of Party A, if        up to 3     up to 5    up to 10    up to 30
applicable             years       years       years       years
------------------   ---------   ---------   ---------   ---------
At least "A-2"            2.75%       3.25%       4.00%       4.75%
"A-3"                     3.25%       4.00%       5.00%       6.25%
"BB+" or lower            3.50%       4.50%       6.75%       7.50%

            "Transaction-Specific Hedge" means any Transaction that is a cap, floor or swaption, or a Transaction in respect of which (x) the notional amount is "balance guaranteed" or (y) the notional amount for any Calculation Period otherwise is not a specific dollar amount that is fixed at the inception of the Transaction.

            "Valuation Percentage" shall mean, for purposes of determining the S&P Value, Moody's First Trigger Value, or Moody's Second Trigger Value with respect to any Eligible Collateral or Posted Collateral, the applicable S&P Valuation Percentage, Moody's First Trigger Valuation Percentage, or Moody's Second Trigger Valuation Percentage for such Eligible Collateral or Posted Collateral, respectively, in each case as set forth in Paragraph 13(b)(ii).

            "Value" shall mean, in respect of any date, the related S&P Value, the related Moody's First Trigger Value, and the related Moody's Second Trigger Value.

                [Remainder of this page intentionally left blank]

                                     Table 1

            Remaining
            Weighted Average Life
            of Hedge in Years          Moody's First Trigger Factor
            ------------------------   ----------------------------
            Equal to or less than 1                            0.15%
            Greater than 1 but less
            than or equal to 2                                 0.30%
            Greater than 2 but less
            than or equal to 3                                 0.40%
            Greater than 3 but less
            than or equal to 4                                 0.60%
            Greater than 4 but less
            than or equal to 5                                 0.70%
            Greater than 5 but less
            than or equal to 6                                 0.80%
            Greater than 6 but less
            than or equal to 7                                 1.00%
            Greater than 7 but less
            than or equal to 8                                 1.10%
            Greater than 8 but less
            than or equal to 9                                 1.20%
            Greater than 9 but less
            than or equal to 10                                1.30%
            Greater than 10 but less
            than or equal to 11                                1.40%
            Greater than 11 but less
            than or equal to 12                                1.50%
            Greater than 12 but less
            than or equal to 13                                1.60%
            Greater than 13 but less
            than or equal to 14                                1.70%
            Greater than 14 but less
            than or equal to 15                                1.80%
            Greater than 15 but less
            than or equal to 16                                1.90%
            Greater than 16 but less
            than or equal to 17                                2.00%
            Greater than 17 but less
            than or equal to 18                                2.00%
            Greater than 18 but less
            than or equal to 19                                2.00%
            Greater than 19 but less
            than or equal to 20                                2.00%
            Greater than 20 but less
            than or equal to 21                                2.00%
            Greater than 21 but less
            than or equal to 22                                2.00%
            Greater than 22 but less
            than or equal to 23                                2.00%
            Greater than 23 but less
            than or equal to 24                                2.00%
            Greater than 24 but less
            than or equal to 25                                2.00%
            Greater than 25 but less
            than or equal to 26                                2.00%
            Greater than 26 but less
            than or equal to 27                                2.00%
            Greater than 27 but less
            than or equal to 28                                2.00%
            Greater than 28 but less
            than or equal to 29                                2.00%
            Greater than 29                                    2.00%

                                     Table 2

            Remaining
            Weighted Average Life
            of Hedge in Years          Moody's Second Trigger Factor
            ------------------------   ----------------------------
            Equal to or less than 1                            0.50%
            Greater than 1 but less                            1.00%
            than or equal to 2
            Greater than 2 but less                            1.50%
            than or equal to 3
            Greater than 3 but less                            1.90%
            than or equal to 4
            Greater than 4 but less                            2.40%
            than or equal to 5
            Greater than 5 but less                            2.80%
            than or equal to 6
            Greater than 6 but less                            3.20%
            than or equal to 7
            Greater than 7 but less                            3.60%
            than or equal to 8
            Greater than 8 but less                            4.00%
            than or equal to 9
            Greater than 9 but less                            4.40%
            than or equal to 10
            Greater than 10 but less                           4.70%
            than or equal to 11
            Greater than 11 but less                           5.00%
            than or equal to 12
            Greater than 12 but less                           5.40%
            than or equal to 13
            Greater than 13 but less                           5.70%
            than or equal to 14
            Greater than 14 but less                           6.00%
            than or equal to 15
            Greater than 15 but less                           6.30%
            than or equal to 16
            Greater than 16 but less                           6.60%
            than or equal to 17
            Greater than 17 but less                           6.90%
            than or equal to 18
            Greater than 18 but less                           7.20%
            than or equal to 19
            Greater than 19 but less                           7.50%
            than or equal to 20
            Greater than 20 but less                           7.80%
            than or equal to 21
            Greater than 21 but less                           8.00%
            than or equal to 22
            Greater than 22 but less                           8.00%
            than or equal to 23
            Greater than 23 but less                           8.00%
            than or equal to 24
            Greater than 24 but less                           8.00%
            than or equal to 25
            Greater than 25 but less                           8.00%
            than or equal to 26
            Greater than 26 but less                           8.00%
            than or equal to 27
            Greater than 27 but less                           8.00%
            than or equal to 28
            Greater than 28 but less                           8.00%
            than or equal to 29
            Greater than 29                                    8.00%

                                     Table 3

            Remaining
            Weighted Average Life             Moody's Second
            of Hedge in Years                 Trigger Factor
            ------------------------   ----------------------------
            Equal to or less than 1                            0.65%
            Greater than 1 but less                            1.30%
            than or equal to 2
            Greater than 2 but less                            1.90%
            than or equal to 3
            Greater than 3 but less                            2.50%
            than or equal to 4
            Greater than 4 but less                            3.10%
            than or equal to 5
            Greater than 5 but less                            3.60%
            than or equal to 6
            Greater than 6 but less                            4.20%
            than or equal to 7
            Greater than 7 but less                            4.70%
            than or equal to 8
            Greater than 8 but less                            5.20%
            than or equal to 9
            Greater than 9 but less                            5.70%
            than or equal to 10
            Greater than 10 but less                           6.10%
            than or equal to 11
            Greater than 11 but less                           6.50%
            than or equal to 12
            Greater than 12 but less                           7.00%
            than or equal to 13
            Greater than 13 but less                           7.40%
            than or equal to 14
            Greater than 14 but less                           7.80%
            than or equal to 15
            Greater than 15 but less                           8.20%
            than or equal to 16
            Greater than 16 but less                           8.60%
            than or equal to 17
            Greater than 17 but less                           9.00%
            than or equal to 18
            Greater than 18 but less                           9.40%
            than or equal to 19
            Greater than 19 but less                           9.70%
            than or equal to 20
            Greater than 20 but less                          10.00%
            than or equal to 21
            Greater than 21 but less                          10.00%
            than or equal to 22
            Greater than 22 but less                          10.00%
            than or equal to 23
            Greater than 23 but less                          10.00%
            than or equal to 24
            Greater than 24 but less                          10.00%
            than or equal to 25
            Greater than 25 but less                          10.00%
            than or equal to 26
            Greater than 26 but less                          10.00%
            than or equal to 27
            Greater than 27 but less                          10.00%
            than or equal to 28
            Greater than 28 but less                          10.00%
            than or equal to 29
            Greater than 29                                   10.00%

[BARCLAYS CAPITAL LOGO]

                                                Barclays Bank PLC
                                                5 The North Colonnade
                                                Canary Wharf
                                                London E14 4BB
                                                Tel +44 (0)20 7623 2323

DATE:                   February 27, 2007

TO:                     BCAP LLC Trust 2007-AA1, Mortgage Pass-Through
                        Certificates, Series 2007-AA1, Group I Offered
                        Certificates (the "Trust"),
                        Deutsche Bank National Trust Company, not
                        individually, but solely as Trustee
                        1761 East St. Andrew Place
                        Santa Ana, California 92705
ATTENTION:              Trust Administration - BC0701
TELEPHONE:              714-247-6000
FACSIMILE:              714-656-2622

FROM:                   Barclays Bank PLC

SUBJECT:                Fixed Income Derivatives Confirmation

REFERENCE NUMBER:       1608697B/Group I Interest Rate Swap Agreement

The purpose of this long-form confirmation ("Confirmation") is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the "Transaction") between Barclays Bank PLC ("Party A") and Deutsche Bank National Trust Company, not individually, but solely as trustee (the "Trustee") on behalf of the trust with respect to the BCAP LLC Trust 2007-AA1, Mortgage Pass-Through Certificates, Series 2007-AA1, Group I Offered Certificates (the "Trust") ("Party B") created under the Trust Agreement, dated as of February 1, 2007, among BCAP LLC, as Depositor, Deutsche Bank National Trust Company, as Trustee, and Wells Fargo Bank, N.A., as Custodian (the "Base Agreement"). This Confirmation evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below and replaces any previous agreement between us with respect to the subject matter hereof. This Confirmation constitutes a "Confirmation" and also constitutes a "Schedule" as referred to in the ISDA Master Agreement, and Paragraph 13 of a Credit Support Annex to the Schedule.

1. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency - Cross Border) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc. (the "ISDA Master Agreement"), as if Party A and Party B had executed an agreement in such form on the date hereof, with a Schedule as set forth in Item 3 of this Confirmation, and an ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc., with Paragraph 13 thereof as set forth in Annex A hereto (the "Credit Support Annex"). For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Master Agreement. In the event of any inconsistency among any of the following documents, the relevant document first listed shall govern: (i) this Confirmation, exclusive of the provisions set forth in
      Item 3 hereof and Annex A hereto; (ii) the provisions set forth in Item 3 hereof, which are incorporated by reference into the Schedule; (iii) the Credit Support Annex; (iv) the Definitions; and (v) the ISDA Master Agreement.

      Each reference herein to a "Section" (unless specifically referencing the Base Agreement) or to a "Section of this Agreement" will be construed as a reference to a Section of the ISDA Master Agreement; each reference herein to a "Part" will be construed as a reference to the provisions herein deemed incorporated in a Schedule to the ISDA Master Agreement; each reference herein to a "Paragraph" will be construed as a reference to a Paragraph of the Credit Support Annex.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

      Notional Amount:              With respect to any Calculation Period,
                                    the amount set forth for such period on
                                    Schedule I attached hereto.

      Trade Date:                   February 27, 2007

      Effective Date:               February 27, 2007

      Termination Date:             January 25, 2017, which for the purpose
                                    of the final Fixed Rate Payer
                                    Calculation Period is subject to No
                                    Adjustment, and for the purpose of the
                                    final Floating Rate Payer Calculation
                                    Period is subject to adjustment in
                                    accordance with the Business Day
                                    Convention.

      Fixed Amounts:

            Fixed Rate Payer:       Party B

            Fixed Rate Payer
            Period End Dates:       The 25th calendar day of each month
                                    during the Term of this Transaction,
                                    commencing March 25, 2007, subject to No
                                    Adjustment.

            Fixed Rate Payer
            Payment Dates:          Early Payment shall be applicable. For
                                    each Calculation Period, the Fixed Rate
                                    Payer Payment Date shall be the second
                                    Business Day prior to the related Fixed
                                    Rate Payer Period End Date.

            Fixed Rate:             5.280%

            Fixed Rate Day
            Count Fraction:         30/360

      Floating Amounts:

            Floating Rate Payer:          Party A

            Floating Rate Payer
            Period End Dates: The 25th calendar day of each month during the Term of this Transaction, commencing March 25, 2007, subject to adjustment in accordance with the Business Day Convention.

            Floating Rate Payer
            Payment Dates:          Early Payment shall be applicable. For
                                    each Calculation Period, the Floating
                                    Rate Payer Payment Date shall be the
                                    second Business Day prior to the related
                                    Floating Rate Payer Period End Date.

            Floating Rate Option:   USD-LIBOR-BBA

            Designated Maturity:    One month

            Floating Rate Day
            Count Fraction:         Actual/360

            Reset Dates:            The first day of each Calculation Period.

            Compounding:            Inapplicable

            Business Days:          New York

            Business Day
            Convention:             Modified Following

            Calculation Agent:      Party A

      Upfront Payment: USD 2,958,000 to be paid by Party A to Barclays Capital Inc. on February 27, 2007.

      Account Details and Settlement Information:

            Payments to Party A:    Correspondent: BARCLAYS BANK PLC NEW YORK
                                    FEED: 026002574
                                    Beneficiary: BARCLAYS SWAPS
                                    Beneficiary Account: 050-01922-8

            Payments to Party B:    Deutsche Bank National Trust Company
                                    ABA #: 021 001 033
                                    Acct #: 01419663
                                    Acct. Name: NYLTD Funds Control - Stars West
                                    Ref: Trust Administration - BCAP 2007-AA1

3.    Provisions Deemed Incorporated in a Schedule to the ISDA Master Agreement:

Part 1.     Termination Provisions.

For the purposes of this Agreement:-

(a)   "Specified Entity" will not apply to Party A or Party B for any purpose.

(b) "Specified Transaction" will not apply to Party A or Party B for any purpose.

(c)   Events of Default.

      The statement below that an Event of Default will apply to a specific party means that upon the occurrence of such an Event of Default with respect to such party, the other party shall have the rights of a Non-defaulting Party under Section 6 of this Agreement; conversely, the statement below that such event will not apply to a specific party means that the other party shall not have such rights.

      (i) The "Failure to Pay or Deliver" provisions of Section 5(a)(i) will apply to Party A and will apply to Party B.

      (ii) The "Breach of Agreement" provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B; provided, however, that notwithstanding anything to the contrary in Section 5(a)(ii), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(ii) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

      (iii) The "Credit Support Default" provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B except that Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B's obligations under Paragraph 3(b) of the Credit Support Annex; provided, however, that notwithstanding anything to the contrary in
            Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

      (iv) The "Misrepresentation" provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

      (v) The "Default under Specified Transaction" provisions of Section 5(a)(v) will not apply to Party A and will not apply to Party B.

      (vi) The "Cross Default" provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B. For purposes of Section 5(a)(vi), solely with respect to Party A:

            "Specified Indebtedness" will have the meaning specified in Section 14, except that such term shall not include obligations in respect of deposits received in the ordinary course of Party A's banking business.

            "Threshold Amount" means with respect to Party A an amount equal to 3% of Party A's shareholders' equity (on a consolidated basis) determined in accordance with generally accepted accounting principles in Party A's jurisdiction of incorporation or organization as at the end of Party A's most recently completed fiscal year.

      (vii) The "Bankruptcy" provisions of Section 5(a)(vii) will apply to Party A and Party B; provided that clauses (2), (7) and (9) thereof shall not apply to Party B; provided further that clause (4) thereof shall not apply to Party B with respect to proceedings or petitions instituted or presented by Party A or any Affiliate of Party A; provided further that clause (6) shall not apply to Party B to the extent that it refers to (i) any appointment that is effected by or contemplated in connection with the Base Agreement (as defined above) or (ii) any appointment to which Party B has not become subject; and provided further that clause (8) shall not apply to Party B to the extent that clause (8) relates to clauses of Section 5(a)(vii) that are not applicable to Party B.

      (viii) The "Merger Without Assumption" provisions of Section 5(a)(viii) will apply to Party A and will apply to Party B.

(d)   Termination Events.

      The statement below that a Termination Event will apply to a specific party means that upon the occurrence of such a Termination Event, if such specific party is the Affected Party with respect to a Tax Event, the Burdened Party with respect to a Tax Event Upon Merger (except as noted below) or the non-Affected Party with respect to a Credit Event Upon Merger, as the case may be, such specific party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement; conversely, the statement below that such an event will not apply to a specific party means that such party shall not have such right; provided, however, with respect to "Illegality" the statement that such event will apply to a specific party means that upon the occurrence of such a Termination Event with respect to such party, either party shall have the right to designate an Early Termination Date in accordance with
      Section 6 of this Agreement.

      (i) The "Illegality" provisions of Section 5(b)(i) will apply to Party A and will apply to Party B.

      (ii) The "Tax Event" provisions of Section 5(b)(ii) will apply to Party A and will apply to Party B.

      (iii) The "Tax Event Upon Merger" provisions of Section 5(b)(iii) will apply to Party A and will apply to Party B, provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

      (iv) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e) The "Automatic Early Termination" provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)   Payments on Early Termination. For the purpose of Section 6(e) of this
      Agreement:

      (i) Market Quotation will apply, provided, however, that, in the event of a Derivative Provider Trigger Event, the following provisions will apply:

            (A) The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

                  "Market Quotation" means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a Replacement Transaction, and (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.

            (B) The definition of Settlement Amount shall be deleted in its entirety and replaced with the following:

                  "Settlement Amount" means, with respect to any Early Termination Date, an amount equal to:

                  (a) If a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding on or before the day falling ten Local Business Days after the day on which the Early Termination Date is designated, or such later day as Party B may specify in writing to Party A, but in either case no later than one Local Business Day prior to the Early Termination Date (such day, the "Latest Settlement Amount Determination Day"), the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

                  (b) If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations from Approved Replacements have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value); or

                  (c) If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotation from an Approved Replacement remains capable of becoming legally binding upon acceptance, the Settlement Amount shall equal Party B's Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

            (C) Party A may obtain Market Quotations, and if Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

            (D) If the Settlement Amount is a negative number, Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

                  "(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (III) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with
                  Section 2(c) of this Agreement and (y) notwithstanding any other provision of this Agreement, any amount payable by Party A under the immediately preceding clause (III) shall not be netted-off against any amount payable by Party B under the immediately preceding clause (I)."

            (E) At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations from Approved Replacements remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value).

      (ii)  The Second Method will apply.

(g) "Termination Currency" means USD.

(h) Additional Termination Events. Additional Termination Events will apply as provided in Part 5(c).

Part 2. Tax Matters.

(a)   Tax Representations.

      (i)   Payer Representations. For the purpose of Section 3(e) of this
            Agreement:

            (A)   Party A makes the following representation(s):

                  None.

            (B)   Party B makes the following representation(s):

                  None.

      (ii)  Payee Representations. For the purpose of Section 3(f) of this
            Agreement:

            (A)   Party A makes the following representation(s):

                  None.

            (B)   Party B makes the following representation(s):

                  None.

(b)   Tax Provisions.

      (i) Indemnifiable Tax. Notwithstanding the definition of "Indemnifiable Tax" in Section 14 of this Agreement, all Taxes in relation to payments by Party A shall be Indemnifiable Taxes unless (i) such Taxes are assessed directly against Party B and not by deduction or withholding by Party A or (ii) arise as a result of a Change in Tax Law (in which case such Tax shall be an Indemnifiable Tax only if such Tax satisfies the definition of Indemnifiable Tax provided in Section 14). In relation to payments by Party B, no Tax shall be an Indemnifiable Tax, unless the Tax is due to a Change in Tax Law and otherwise satisfies the definition of Indemnifiable Tax provided in Section 14.

Part 3. Agreement to Deliver Documents.

(a) For the purpose of Section 4(a)(i), tax forms, documents, or certificates to be delivered are:

Party required
to deliver      Form/Document/                    Date by which to
document        Certificate                       be delivered

Party A         Any form or document required or  Promptly upon reasonable demand
                reasonably requested to allow     by Party B.
                Party B to make payments under
                the Agreement without any
                deduction or withholding for or
                on account of any Tax, or with
                such deduction or withholding at
                a reduced rate.

Party B         (i) A correct, complete and duly  In each case (i) upon entering
                executed IRS Form W-9 (or any     into this Agreement, (ii) in
                successor thereto) of the Trust   the case of a W-8ECI, W-8IMY,
                that eliminates U.S. federal      and W-8BEN that does not
                withholding and backup            include a U.S. taxpayer
                withholding tax on payments       identification number in line
                under this Agreement, (ii) if     6, before December 31 of each
                requested by Party A, a correct,  third succeeding calendar year,
                complete and executed Form        (iii) promptly upon reasonable
                W-8IMY of the Trust, and (iii) a  demand by Party A, and (iv)
                complete and executed IRS Form    promptly upon actual knowledge
                W-9, W-8BEN, W-8ECI, or W-8IMY    that any such Form previously
                (with attachments) (as            provided by Party B has become
                appropriate) from each            obsolete or incorrect.
                Certificateholder that is not an
                "exempt recipient" as that term
                is defined in Treasury
                regulations section
                1.6049-4(c)(1)(ii), that
                eliminates U.S. federal
                withholding and backup
                withholding tax on payments
                under this Agreement.

(b) For the purpose of Section 4(a)(ii), other documents to be delivered are:

Party required                                                         Covered by
to deliver      Form/Document/              Date by which to           Section 3(d)
document        Certificate                 be delivered               Representation

Party A and     Any documents reasonably    Upon the execution and     Yes
Party B         required by the receiving   delivery of this
                party to evidence the       Agreement
                authority of the
                delivering party or its
                Credit Support Provider,
                if any, for it to execute
                and deliver the
                Agreement, this
                Confirmation, and any
                Credit Support Documents
                to which it is a party,
                and to evidence the
                authority of the
                delivering party or its
                Credit Support Provider
                to perform its
                obligations under the
                Agreement, this
                Confirmation and any
                Credit Support Document,
                as the case may be

Party A and     A certificate of an         Upon the execution and     Yes
Party B         authorized officer of the   delivery of this
                party (except, with         Agreement
                respect to Party B, of the
                Trustee), as to the
                incumbency and authority
                of the respective
                officers of the party
                signing the Agreement,
                this Confirmation,
                and any relevant Credit
                Support Document, as the
                case may be

Party A         An opinion of counsel to    Upon the execution and     No
                Party A reasonably          delivery of this
                satisfactory to Party B.    Agreement

Party B         An opinion of counsel to    Upon the execution and     No
                Party B reasonably          delivery of this
                satisfactory to Party A.    Agreement

Party B         An executed copy of the     Within 30 days after the   No
                Base Agreement              date of this Agreement.

Part 4. Miscellaneous.

(a)   Address for Notices: For the purposes of Section 12(a) of this Agreement:

      Address for notices or communications to Party A:

      Address:    5 The North Colonnade
                  Canary Wharf
                  London E14 4BB
      Facsimile:  44(20) 777 36461
      Phone:      44(20) 777 36810

      (For all purposes)

      Address for notices or communications to Party B:

      Address:    1761 East St. Andrew Place
                  Santa Ana, California 92705
      Attention:  Trust Administration - BC0701
      Facsimile:  (714) 656-2622
      Phone:            (714) 247 6000

      (For all purposes)

(b)   Process Agent. For the purpose of Section 13(c):

      Party A appoints as its Process Agent: Not applicable.

      Party B appoints as its Process Agent: Not applicable.

(c)   Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)   Multibranch Party. For the purpose of Section 10(c) of this Agreement:

      Party A is not a Multibranch Party.

      Party B is not a Multibranch Party.

(e)   Calculation Agent. The Calculation Agent is Party A.

(f)   Credit Support Document.

      Party A: The Credit Support Annex, and any guarantee in support of Party A's obligations under this Agreement.

      Party B: The Credit Support Annex, solely in respect of Party B's obligations under Paragraph 3(b) of the Credit Support Annex.

(g)   Credit Support Provider.

      Party A: The guarantor under any guarantee in support of Party A's obligations under this Agreement.

      Party B:    None.

(h) Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole (including any claim or controversy arising out of or relating to this Agreement), without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i) Netting of Payments. The parties agree that subparagraph (ii) of Section 2(c) will apply to each Transaction hereunder.

(j) Affiliate. "Affiliate" shall have the meaning assigned thereto in Section 14; provided, however, that Party B shall be deemed to have no Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

Part 5. Others Provisions.

(a) Definitions. Unless otherwise specified in a Confirmation, this Agreement and each Transaction under this Agreement are subject to the 2000 ISDA Definitions as published and copyrighted in 2000 by the International Swaps and Derivatives Association, Inc. (the "Definitions"), and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof. The provisions of the Definitions are hereby incorporated by reference in and shall be deemed a part of this Agreement, except that (i) references in the Definitions to a "Swap Transaction" shall be deemed references to a "Transaction" for purposes of this Agreement, and (ii) references to a "Transaction" in this Agreement shall be deemed references to a "Swap Transaction" for purposes of the Definitions. Each term capitalized but not defined in this Agreement shall have the meaning assigned thereto in the Base Agreement.

(b)   Amendments to ISDA Master Agreement.

      (i) Single Agreement. Section 1(c) is hereby amended by the adding the words "including, for the avoidance of doubt, the Credit Support Annex" after the words "Master Agreement".

      (ii) Change of Account. Section 2(b) is hereby amended by the addition of the following after the word "delivery" in the first line thereof:

            "to another account in the same legal and tax jurisdiction as the original account".

      (iv) Representations. Section 3 is hereby amended by adding at the end thereof the following subsection (g):

            "(g) Relationship Between Parties.

                  (1) Non-Reliance. Party A is acting for its own account, and with respect to Party B, the Trustee is executing this Agreement on behalf of Party B in its capacity as trustee of the Trust. Each party has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction, it being understood that information and explanations related to the terms and conditions of a Transaction will not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of that Transaction.

                  (2) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

                  (3) Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

                  (4) Status of Parties. The other party is not acting as fiduciary for or advisor to it in respect of the Transaction.

                  (5) Eligible Contract Participant. It is an "eligible contract participant" as defined in Section 1(a)(12) of the Commodity Exchange Act, as amended."

      (v) Transfer to Avoid Termination Event. Section 6(b)(ii) is hereby amended by deleting the words "or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party."

      (vi) Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-" and (ii) deleting the final paragraph thereof.

(c) Additional Termination Events. The following Additional Termination Events will apply:

      (i) First Rating Trigger Collateral. If (A) it is not the case that a Moody's Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days and (B) Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

      (ii) Second Rating Trigger Replacement. If (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) (i) at least one Eligible Replacement has made a Firm Offer to be the transferee of all of Party A's rights and obligations under this Agreement (and such Firm Offer remains an offer that will become legally binding upon such Eligible Replacement upon acceptance by the offeree) and/or (ii) an Eligible Guarantor has made a Firm Offer to provide an Eligible Guarantee (and such Firm Offer remains an offer that will become legally binding upon such Eligible Guarantor immediately upon acceptance by the offeree), then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

      (iii) Amendment of Base Agreement. If, without the prior written consent of Party A where such consent is required under the Base Agreement, an amendment is made to the Base Agreement which amendment could reasonably be expected to have a material adverse effect on the interests of Party A (excluding, for the avoidance of doubt, any amendment to the Base Agreement that is entered into solely for the purpose of appointing a successor servicer, master servicer, securities administrator, trustee or other service provider) under this Agreement, an Additional Termination Event shall have occurred with respect to Party B and Party B shall be the sole Affected Party with respect to such Additional Termination Event.

      (iv) Termination of Trust. If, the Trust is terminated pursuant to the Base Agreement and all rated certificates or notes, as applicable, have been paid in accordance with the terms of the Base Agreement, an Additional Termination Event shall have occurred with respect to Party B and Party B shall be the sole Affected Party with respect to such Additional Termination Event.

      (v) Securitization Unwind. If a Securitization Unwind (as hereinafter defined) occurs, an Additional Termination Event shall have occurred with respect to Party B and Party B shall be the sole Affected Party with respect to such Additional Termination Event. The Early Termination Date in respect of such Additional Termination Event shall not be earlier than the 10th day of the month of the Distribution Date upon which final distribution on the Certificates will be made. As used herein, "Securitization Unwind" means notice of the requisite amount of a party's intention to exercise its option to purchase the underlying mortgage loans pursuant the Base Agreement is given by the Trustee to certificateholders or noteholders, as applicable, pursuant to the Base Agreement.

(d) Required Ratings Downgrade Event. In the event that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold of each relevant Swap Rating Agency (such event, a "Required Ratings Downgrade Event"), then Party A shall, as soon as reasonably practicable and so long as a Required Ratings Downgrade Event is in effect, at its own expense, use commercially reasonable efforts to procure either (A) a Permitted Transfer or (B) an Eligible Guarantee from an Eligible Guarantor.

(e)   Transfers.

      (i) Section 7 is hereby amended to read in its entirety as follows:

            "Subject to Section 6(b)(ii), neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under the Agreement or any Transaction without (a) the prior written consent of the other party and (b) satisfaction of the Rating Agency Condition, except that:

            (a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement);

            (b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e); and

            (c) Party A may transfer or assign this Agreement to any Person, including, without limitation, another of Party A's offices, branches or affiliates (any such Person, office, branch or affiliate, a "Transferee") on at least five Business Days' prior written notice to Party B and the Trustee; provided that, with respect to this clause (c), (A) as of the date of such transfer the Transferee will not be required to withhold or deduct on account of a Tax from any payments under this Agreement unless the Transferee will be required to make payments of additional amounts pursuant to Section 2(d)(i)(4) of this Agreement in respect of such Tax (B) a Termination Event or Event of Default does not occur under this Agreement as a result of such transfer; (C) such notice is accompanied by a written instrument pursuant to which the Transferee acquires and assumes the rights and obligations of Party A so transferred; (D) Party A will be responsible for any costs or expenses incurred in connection with such transfer and (E) Party A obtains in respect of such transfer a written acknowledgement of satisfaction of the Rating Agency Condition (except for Moody's). Party B will execute such documentation provided to it as is reasonably deemed necessary by Party A for the effectuation of any such transfer."

      (ii) If an Eligible Replacement has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Party B) to be the transferee pursuant to a Permitted Transfer, Party B shall, at Party A's written request and at Party A's expense, execute such documentation provided to it as is reasonably deemed necessary by Party A to effect such transfer.

      (iii) Upon any transfer of this Agreement by Party A, each of the transferee and the transferor must be a "dealer in notional principal contracts" for purposes of Treasury regulations section 1.1001-4(a). For the avoidance of doubt, the Trustee is not obligated to determine whether each of the transferee and the transferor are such "dealers in notional principal contracts."

(f) Non-Recourse. Party A acknowledges and agree that, notwithstanding any provision in this Agreement to the contrary, the obligations of Party B hereunder are limited recourse obligations of Party B, payable solely from the Trust and the proceeds thereof, in accordance with the priority of payments and other terms of the Base Agreement and that Party A will not have any recourse to any of the directors, officers, employees, shareholders or affiliates of Party B with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. In the event that the Trust and the proceeds thereof, should be insufficient to satisfy all claims outstanding and following the realization of the account held by the Trust and the proceeds thereof, any claims against or obligations of Party B under the ISDA Master Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive. The Trustee shall not have liability for any failure or delay in making a payment hereunder to Party A due to any failure or delay in receiving amounts in the account held by the Trust from the Trust created pursuant to the Base Agreement. This provision will survive the termination of this Agreement.

(g) Rating Agency Notifications. Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated hereunder by Party B and no transfer of any rights or obligations under this Agreement shall be made by either party unless each Swap Rating Agency has been given prior written notice of such designation or transfer.

(h) No Set-off. Except as expressly provided for in Section 2(c), Section 6 or Part 1(f)(i)(D) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. Section 6(e) shall be amended by deleting the following sentence: "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.".

(i) Amendment. Notwithstanding any provision to the contrary in this Agreement, no amendment of either this Agreement or any Transaction under this Agreement shall be permitted by either party unless each of the Swap Rating Agencies has been provided prior written notice of the same and each relevant Swap Rating Agency (other than Moody's) confirms in writing (including by facsimile transmission) that it will not downgrade, withdraw or otherwise modify its then-current ratings of the Certificates or the Notes.

(j) Notice of Certain Events or Circumstances. Each Party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other Party and to each Swap Rating Agency notice of such event or condition; provided that failure to provide notice of such event or condition pursuant to this Part 5(j) shall not constitute an Event of Default or a Termination Event.

(k) Proceedings. No Relevant Entity shall institute against, or cause any other person to institute against, or join any other person in instituting against Party B, the Trust, or the trust formed pursuant to the Base Agreement, in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law for a period of one year (or, if longer, the applicable preference period) and one day following payment in full of the Certificates and any Notes; provided, however, that nothing will preclude, or be deemed to stop, Party A (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by Party B or (B) any involuntary insolvency proceeding filed or commenced by a Person other than Party A, or (ii) from commencing against Party B or any of the Collateral any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding. This provision will survive the termination of this Agreement.

(l) Trustee Liability Limitations. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed by Deutsche Bank National Trust Company ("DBNTC") not in its individual capacity, but solely as Trustee under the Base Agreement in the exercise of the powers and authority conferred and invested in it thereunder; (b) DBNTC has been directed pursuant to the Base Agreement to enter into this Agreement and to perform its obligations hereunder; (c) each of the representations, undertakings and agreements herein made on behalf of the Trust is made and intended not as personal representations of DBNTC but is made and intended for the purpose of binding only the Trust; and
      (d) under no circumstances shall DBNTC in its individual capacity be personally liable for any payments hereunder or for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement.

(m) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) in any respect, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

      The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(n) Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between trading, marketing, and operations personnel of the parties and their Affiliates, waives any further notice of such monitoring or recording, and agrees to notify such personnel of such monitoring or recording.

(o) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document.

(p) Regarding Party A. Party B acknowledges and agrees that Party A, in its capacity as swap provider, has had and will have no involvement in and, accordingly Party A accepts no responsibility for: (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the Counterparty; (iv) the terms of the Certificates; (v) the preparation of or passing on the disclosure and other information (other than disclosure and information furnished by Party A) contained in any offering circular for the Certificates, the Base Agreement, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Certificates; (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement; or (vii) any other aspect of Party B's existence.

(q)   Additional Definitions.

      Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Base Agreement. In addition, as used in this Agreement, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:

            "Approved Ratings Threshold" means each of the S&P Approved Ratings Threshold and the Moody's First Trigger Ratings Threshold.

            "Approved Replacement" means, with respect to a Market Quotation, an entity making such Market Quotation, which entity would satisfy conditions (a), (b), and (c) of the definition of Permitted Transfer if such entity were a Transferee, as defined in the definition of Permitted Transfer.

            "Derivative Provider Trigger Event" means (i) an Event of Default with respect to which Party A is a Defaulting Party, (ii) a Termination Event (other than Illegality or Tax Event) with respect to which Party A is the sole Affected Party or (iii) an Additional Termination Event with respect to which Party A is the sole Affected Party.

            "Eligible Guarantee" means an unconditional and irrevocable guarantee of all present and future obligations (for the avoidance of doubt, not limited to payment obligations) of Party A or an Eligible Replacement to Party B under this Agreement that is provided by an Eligible Guarantor as principal debtor rather than surety and that is directly enforceable by Party B, the form and substance of which guarantee are subject to the Rating Agency Condition, and either (A) a law firm has given a legal opinion confirming that none of the guarantor's payments to Party B under such guarantee will be subject to Tax collected by withholding or
            (B) such guarantee provides that, in the event that any of such guarantor's payments to Party B are subject to Tax collected by withholding, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any Tax collected by withholding) will equal the full amount Party B would have received had no such withholding been required.

            "Eligible Guarantor" means an entity that (A) has credit ratings at least equal to the Approved Ratings Threshold or (B) has credit ratings at least equal to the Required Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Guarantee of an Eligible Guarantor with credit ratings below the Approved Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue.

            "Eligible Replacement" means an entity (A) that has credit ratings at least equal to the Approved Ratings Threshold, (B) has credit ratings at least equal to the Required Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Guarantee of an Eligible Guarantor with credit ratings below the Approved Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue, or (C) the present and future obligations (for the avoidance of doubt, not limited to payment obligations) of which entity to Party B under this Agreement (or any replacement agreement, as applicable) are guaranteed pursuant to an Eligible Guarantee provided by an Eligible Guarantor.

            "Firm Offer" means (A) with respect to an Eligible Replacement, a quotation from such Eligible Replacement (i) in an amount equal to the actual amount payable by or to Party B in consideration of an agreement between Party B and such Eligible Replacement to replace Party A as the counterparty to this Agreement by way of novation or, if such novation is not possible, an agreement between Party B and such Eligible Replacement to enter into a Replacement Transaction (assuming that all Transactions hereunder become Terminated Transactions), and (ii) that constitutes an offer by such Eligible Replacement to replace Party A as the counterparty to this Agreement or enter a Replacement Transaction that will become legally binding upon such Eligible Replacement upon acceptance by Party B, and (B) with respect to an Eligible Guarantor, an offer by such Eligible Guarantor to provide an Eligible Guarantee that will become legally binding upon such Eligible Guarantor upon acceptance by the offeree.

            "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

            "Moody's First Trigger Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A2" and a short-term unsecured and unsubordinated debt rating from Moody's of "Prime-1", or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A1".

            "Moody's Second Trigger Ratings Event" means that no Relevant Entity has credit ratings from Moody's at least equal to the Moody's Second Trigger Rating Threshold.

            "Moody's Second Trigger Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A3" and a short-term unsecured and unsubordinated debt rating from Moody's of "Prime-2", or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A3".

            "Permitted Transfer" means a transfer by novation by Party A to a transferee (the "Transferee") of all, but not less than all, of Party A's rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement that is a recognized dealer in interest rate swaps, (b) as of the date of such transfer the Transferee would not be required to withhold or deduct on account of Tax from any payments under this Agreement or would be required to gross up for such Tax under
            Section 2(d)(i)(4), (c) an Event of Default or Termination Event would not occur as a result of such transfer, (d) pursuant to a written instrument (the "Transfer Agreement"), the Transferee acquires and assumes all rights and obligations of Party A under the Agreement and the relevant Transaction, (e) such Transfer Agreement is effective to transfer to the Transferee all, but not less than all, of Party A's rights and obligations under the Agreement and all relevant Transactions; (f) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (g) Moody's has been given prior written notice of such transfer and the Rating Agency Condition (except for Moody's) is satisfied; and (h) such transfer otherwise complies with the terms of the Base Agreement.

            "Rating Agency Condition" means, with respect to any particular proposed act or omission to act hereunder that the party acting or failing to act must consult with each of the relevant Swap Rating Agencies and receive from each such Swap Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Certificates or Notes; provided, however, with respect to Moody's, the Rating Agency Condition will be satisfied upon the delivery of written notice to Moody's of such proposed act or omission to act where consultation with each of the relevant Swap Rating Agencies is required.

            "Relevant Entity" means Party A and, to the extent applicable, a guarantor under an Eligible Guarantee.

            "Replacement Transaction" means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (i) would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, and (ii) has terms which are substantially the same as this Agreement, including, without limitation, rating triggers, Regulation AB compliance, and credit support documentation, save for the exclusion of provisions relating to Transactions that are not Terminated Transaction.

            "Required Ratings Downgrade Event" shall have the meaning assigned thereto in Part 5(d).

            "Required Ratings Threshold" means each of the S&P Required Ratings Threshold and the Moody's Second Trigger Ratings Threshold.

            "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

            "S&P Approved Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a short-term unsecured and unsubordinated debt rating from S&P of "A-1", or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating from S&P of "A+".

            "S&P Required Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from S&P of "BBB+".

            "Swap Rating Agencies" means, with respect to any date of determination, each of S&P and Moody's, but only to the extent that each such rating agency is then providing a rating for any of the certificates or notes issued under the Base Agreement.

               [Remainder of this page intentionally left blank.]

The time of dealing will be confirmed by Party A upon written request. Barclays is regulated by the Financial Services Authority. Barclays is acting for its own account in respect of this Transaction.

Please confirm that the foregoing correctly sets forth all the terms and conditions of our agreement with respect to the Transaction by responding within three (3) Business Days by promptly signing in the space provided below and both
(i) faxing the signed copy to Incoming Transaction Documentation, Barclays Capital Global OTC Transaction Documentation & Management, Global Operations, Fax +(44) 20-7773-6810/6857, Tel +(44) 20-7773-6901/6904/6965, and (ii) mailing the signed copy to Barclays Bank PLC, 5 The North Colonnade, Canary Wharf, London E14 4BB, Attention of Incoming Transaction Documentation, Barclays Capital Global OTC Transaction Documentation & Management, Global Operation. Your failure to respond within such period shall not affect the validity or enforceability of the Transaction against you. This facsimile shall be the only documentation in respect of the Transaction and accordingly no hard copy versions of this Confirmation for this Transaction shall be provided unless Party B requests such a copy.

For and on behalf of                  For and on behalf of
BARCLAYS BANK PLC                     BCAP LLC Trust 2007-AA1
/s/ Shain Kalmanowitz                 By: Deutsche Bank National Trust
---------------------------           Company,  not individually, but solely
                                      as trustee of the Trust
                                            /s/  Amy Stoddard
                                      --------------------------------------
Name:  Shain Kalmanowitz              Name:  Amy Stoddard
Title: Authorized Signatory           Title: Authorized Signatory
Date:  February 27, 2007              Date:  February 27, 2007

Barclays Bank PLC and its Affiliates, including Barclays Capital Inc., may share with each other information, including non-public credit information, concerning its clients and prospective clients. If you do not want such information to be shared, you must write to the Director of Compliance, Barclays Bank PLC, 200 Park Avenue, New York, NY 10166.

                                   SCHEDULE I

         From and including   To but excluding   Notional Amount (USD)
         ------------------   ----------------   ---------------------
         27-Feb-07            25-Mar-07                 739,290,238.16
         25-Mar-07            25-Apr-07                 717,602,229.11
         25-Apr-07            25-May-07                 696,550,263.89
         25-May-07            25-Jun-07                 676,115,694.05
         25-Jun-07            25-Jul-07                 656,280,417.81
         25-Jul-07            25-Aug-07                 637,026,864.02
         25-Aug-07            25-Sep-07                 618,337,976.58
         25-Sep-07            25-Oct-07                 600,197,199.39
         25-Oct-07            25-Nov-07                 582,588,461.64
         25-Nov-07            25-Dec-07                 565,496,163.67
         25-Dec-07            25-Jan-08                 548,905,163.06
         25-Jan-08            25-Feb-08                 532,800,761.31
         25-Feb-08            25-Mar-08                 517,168,690.80
         25-Mar-08            25-Apr-08                 501,995,102.14
         25-Apr-08            25-May-08                 487,266,551.94
         25-May-08            25-Jun-08                 472,969,990.92
         25-Jun-08            25-Jul-08                 459,092,752.32
         25-Jul-08            25-Aug-08                 445,622,540.72
         25-Aug-08            25-Sep-08                 432,547,421.14
         25-Sep-08            25-Oct-08                 419,855,808.48
         25-Oct-08            25-Nov-08                 407,536,457.28
         25-Nov-08            25-Dec-08                 395,578,451.74
         25-Dec-08            25-Jan-09                 383,971,196.06
         25-Jan-09            25-Feb-09                 372,704,405.08
         25-Feb-09            25-Mar-09                 361,768,095.18
         25-Mar-09            25-Apr-09                 351,152,575.40
         25-Apr-09            25-May-09                 340,848,438.89
         25-May-09            25-Jun-09                 330,846,554.60
         25-Jun-09            25-Jul-09                 321,138,059.17
         25-Jul-09            25-Aug-09                 311,714,349.06
         25-Aug-09            25-Sep-09                 302,567,073.02
         25-Sep-09            25-Oct-09                 293,688,124.58
         25-Oct-09            25-Nov-09                 285,069,634.97
         25-Nov-09            25-Dec-09                 276,703,966.12
         25-Dec-09            25-Jan-10                 268,583,703.87
         25-Jan-10            25-Feb-10                 260,701,651.45
         25-Feb-10            25-Mar-10                 253,050,823.08
         25-Mar-10            25-Apr-10                 245,624,437.80
         25-Apr-10            25-May-10                 238,415,913.46
         25-May-10            25-Jun-10                 231,418,860.88
         25-Jun-10            25-Jul-10                 224,627,078.22
         25-Jul-10            25-Aug-10                 218,034,545.48
         25-Aug-10            25-Sep-10                 211,635,419.15
         25-Sep-10            25-Oct-10                 205,424,027.05
         25-Oct-10            25-Nov-10                 199,394,863.33
         25-Nov-10            25-Dec-10                 193,542,583.54
         25-Dec-10            25-Jan-11                 187,861,999.96
         25-Jan-11            25-Feb-11                 182,348,076.96
         25-Feb-11            25-Mar-11                 176,995,926.57
         25-Mar-11            25-Apr-11                 171,800,804.13
         25-Apr-11            25-May-11                 166,758,104.11
         25-May-11            25-Jun-11                 161,863,356.02
         25-Jun-11            25-Jul-11                 157,112,220.43
         25-Jul-11            25-Aug-11                 152,500,485.18
         25-Aug-11            25-Sep-11                 148,024,061.60
         25-Sep-11            25-Oct-11                 143,581,481.35
         25-Oct-11            25-Nov-11                 139,248,630.47
         25-Nov-11            25-Dec-11                 134,451,321.71
         25-Dec-11            25-Jan-12                 124,072,656.01
         25-Jan-12            25-Feb-12                  75,052,540.60
         25-Feb-12            25-Mar-12                  72,849,625.62
         25-Mar-12            25-Apr-12                  70,711,343.14
         25-Apr-12            25-May-12                  68,635,797.52
         25-May-12            25-Jun-12                  66,621,148.67
         25-Jun-12            25-Jul-12                  64,665,610.50
         25-Jul-12            25-Aug-12                  62,767,449.26
         25-Aug-12            25-Sep-12                  60,924,982.05
         25-Sep-12            25-Oct-12                  59,136,575.31
         25-Oct-12            25-Nov-12                  57,400,643.40
         25-Nov-12            25-Dec-12                  55,715,647.14
         25-Dec-12            25-Jan-13                  54,080,092.51
         25-Jan-13            25-Feb-13                  52,492,529.30
         25-Feb-13            25-Mar-13                  50,951,549.80
         25-Mar-13            25-Apr-13                  49,455,787.62
         25-Apr-13            25-May-13                  48,003,916.40
         25-May-13            25-Jun-13                  46,594,648.70
         25-Jun-13            25-Jul-13                  45,226,734.81
         25-Jul-13            25-Aug-13                  43,898,961.69
         25-Aug-13            25-Sep-13                  42,610,151.85
         25-Sep-13            25-Oct-13                  41,359,162.36
         25-Oct-13            25-Nov-13                  39,603,295.71
         25-Nov-13            25-Dec-13                  35,008,499.71
         25-Dec-13            25-Jan-14                   6,356,446.29
         25-Jan-14            25-Feb-14                   6,110,630.69
         25-Feb-14            25-Mar-14                   5,931,076.60
         25-Mar-14            25-Apr-14                   5,756,795.32
         25-Apr-14            25-May-14                   5,587,632.07
         25-May-14            25-Jun-14                   5,423,436.65
         25-Jun-14            25-Jul-14                   5,264,063.22
         25-Jul-14            25-Aug-14                   5,109,370.25
         25-Aug-14            25-Sep-14                   4,959,220.35
         25-Sep-14            25-Oct-14                   4,813,480.18
         25-Oct-14            25-Nov-14                   4,672,020.28
         25-Nov-14            25-Dec-14                   4,534,715.02
         25-Dec-14            25-Jan-15                   4,401,442.44
         25-Jan-15            25-Feb-15                   4,272,084.15
         25-Feb-15            25-Mar-15                   4,146,525.25
         25-Mar-15            25-Apr-15                   4,024,654.22
         25-Apr-15            25-May-15                   3,906,362.78
         25-May-15            25-Jun-15                   3,791,545.86
         25-Jun-15            25-Jul-15                   3,680,101.45
         25-Jul-15            25-Aug-15                   3,571,930.54
         25-Aug-15            25-Sep-15                   3,466,937.04
         25-Sep-15            25-Oct-15                   3,365,027.66
         25-Oct-15            25-Nov-15                   3,266,111.86
         25-Nov-15            25-Dec-15                   3,170,101.75
         25-Dec-15            25-Jan-16                   3,076,912.01
         25-Jan-16            25-Feb-16                   2,986,459.85
         25-Feb-16            25-Mar-16                   2,898,664.89
         25-Mar-16            25-Apr-16                   2,813,449.12
         25-Apr-16            25-May-16                   2,730,736.80
         25-May-16            25-Jun-16                   2,650,454.44
         25-Jun-16            25-Jul-16                   2,572,530.68
         25-Jul-16            25-Aug-16                   2,496,896.27
         25-Aug-16            25-Sep-16                   2,423,483.99
         25-Sep-16            25-Oct-16                   2,352,228.60
         25-Oct-16            25-Nov-16                   2,283,066.75
         25-Nov-16            25-Dec-16                   2,215,936.98
         25-Dec-16            25-Jan-17                     395,982.86

                                     Annex A

                    Paragraph 13 of the Credit Support Annex

                                   EXHIBIT O-2

                      GROUP II INTEREST RATE SWAP AGREEMENT


                                                                         ANNEX A

                                     ISDA(R)

                              CREDIT SUPPORT ANNEX
                             to the Schedule to the
                              ISDA Master Agreement
                      dated as of February 27, 2007 between
      Barclays Bank PLC (hereinafter referred to as "Party A" or "Pledgor")
                                       and
 BCAP LLC Trust 2007-AA1, Mortgage Pass-Through Certificates, Series 2007-AA1, Group II Offered Certificates (the "Trust") (hereinafter referred to as "Party
       B" or "Secured Party") by Deutsche Bank National Trust Company, not individually, but solely as trustee (the "Trustee")

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Paragraph 13. Elections and Variables.

(a) Security Interest for "Obligations". The term "Obligations" as used in this Annex includes the following additional obligations:

      With respect to Party A: not applicable.

      With respect to Party B: not applicable.

(b)   Credit Support Obligations.

      (i)   Delivery Amount, Return Amount and Credit Support Amount.

            (A) "Delivery Amount" has the meaning specified in Paragraph 3(a) as amended (I) by deleting the words "upon a demand made by the Secured Party on or promptly following a Valuation Date" and inserting in lieu thereof the words "not later than the close of business on the next Local Business Day following a Valuation Date" and (II) by deleting in its entirety the sentence beginning "Unless otherwise specified in Paragraph 13" and ending "(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party." and inserting in lieu thereof the following:

                  The "Delivery Amount" applicable to the Pledgor for any Valuation Date will equal the greatest of

                  (1) the amount by which (a) the S&P Credit Support Amount for such Valuation Date exceeds (b) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party,

                  (2) the amount by which (a) the Moody's First Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody's First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party, and

                  (3) the amount by which (a) the Moody's Second Trigger Credit Support Amount for such Valuation Date exceeds
                        (b) the Moody's Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party.

            (B) "Return Amount" has the meaning specified in Paragraph 3(b) as amended by deleting in its entirety the sentence beginning "Unless otherwise specified in Paragraph 13" and ending "(ii) the Credit Support Amount." and inserting in lieu thereof the following:

                  The "Return Amount" applicable to the Secured Party for any Valuation Date will equal the least of

                  (1) the amount by which (a) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the S&P Credit Support Amount for such Valuation Date,

                  (2) the amount by which (a) the Moody's First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody's First Trigger Credit Support Amount for such Valuation Date, and

                  (3) the amount by which (a) the Moody's Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody's Second Trigger Credit Support Amount for such Valuation Date.

            (C) "Credit Support Amount" shall not apply. For purposes of calculating any Delivery Amount or Return Amount for any Valuation Date, reference shall be made to the S&P Credit Support Amount, the Moody's First Trigger Credit Support Amount, or the Moody's Second Trigger Credit Support Amount, in each case for such Valuation Date, as provided in Paragraphs 13(b)(i)(A) and 13(b)(i)(B), above.

      (ii)  Eligible Collateral.

            On any date, the following items will qualify as "Eligible Collateral" (for the avoidance of doubt, all Eligible Collateral to be denominated in USD):

                                                         Moody's                Moody's
                                     S&P              First Trigger         Second Trigger
                                     Valuation          Valuation              Valuation
    Collateral                       Percentage         Percentage            Percentage
    ----------                       ----------       --------------        --------------
(A)   Cash                             100%                100%                  100%
(B)   Fixed-rate negotiable
      debt obligations issued
      by the U.S. Treasury
      Department having a                98.9%               100%                  100%
      remaining maturity on
      such date of not more
      than one year
(C)   Fixed-rate negotiable
      debt obligations issued
      by the U.S. Treasury
      Department having a
      remaining maturity on              92.5%               100%                   94%
      such date of more than
      one year but not more
      than ten years
(D)   Fixed-rate negotiable
      debt obligations issued
      by the U.S. Treasury
      Department having a                88.6%               100%                   88%
      remaining maturity on
      such date of more than
      ten years

      Notwithstanding the Valuation Percentages set forth in the preceding table, upon the first Transfer of Eligible Collateral under this Annex, the Pledgor may, at the Pledgor's expense, agree the Valuation Percentages in relation to (B) through (D) above with the relevant rating agency (to the extent such rating agency is providing a rating for the Certificates), and upon such agreement as evidenced in writing, such Valuation Percentages shall supersede those set forth in the preceding table.

      (iii) Other Eligible Support.

            The following items will qualify as "Other Eligible Support" for the party specified:

            Such Other Eligible Support as the Pledgor may designate; provided, at the expense of the Pledgor, the prior written consent of the relevant rating agency (to the extent such rating agency is providing a rating for the Certificates) shall have been obtained. For the avoidance of doubt, there are no items that qualify as Other Eligible Support as of the date of this Annex.

      (iv)  Threshold.

            (A) "Independent Amount" means zero with respect to Party A and Party B.

            (B) "Threshold" means, with respect to Party A and any Valuation Date, zero if (i) no Relevant Entity has credit ratings from S&P at least equal to the S&P Required Ratings Threshold or
                  (ii) a Collateral Event has occurred and has been continuing
                  (x) for at least 30 days or (y) since this Annex was executed; otherwise, infinity.

                  "Threshold" means, with respect to Party B and any Valuation Date, infinity.

            (C) "Minimum Transfer Amount" means USD 100,000 with respect to Party A and Party B; provided, however, that if the aggregate Class Certificate Balance of the Certificates rated by S&P ceases to be more than USD 50,000,000, "Minimum Transfer Amount" means USD 50,000, and provided further, with respect to the Secured Party at any time when the Secured Party is a Defaulting Party, "Minimum Transfer Amount" means zero.

            (D) Rounding: The Delivery Amount will be rounded up and the Return Amount will be rounded down to the nearest multiple of USD 1,000, respectively.

(c)   Valuation and Timing.

      (i) "Valuation Agent" means Party A. The Valuation Agent's calculations shall be made in accordance with standard market practices using commonly accepted third party sources such as Bloomberg or Reuters.

      (ii)  "Valuation Date" means each Local Business Day.

      (iii) "Valuation Time" means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

      (iv) "Notification Time" means 11:00 a.m., New York time, on a Local Business Day.

      (v) External Verification. Notwithstanding anything to the contrary in the definitions of Valuation Agent or Valuation Date, at any time at which neither Party A nor, to the extent applicable, its Credit Support Provider has a long-term unsubordinated and unsecured debt rating of at least "BBB+" from S&P, the Valuation Agent shall (A) calculate the Secured Party's Exposure and the S&P Value of Posted Credit Suppport on each Valuation Date based on internal marks and
            (B) verify such calculations with external marks monthly by obtaining on the last Local Business Day of each calendar month two external marks for each Transaction to which this Annex relates and for all Posted Credit Support; such verification of the Secured Party's Exposure shall be based on the higher of the two external marks. Each external mark in respect of a Transaction shall be obtained from an independent Reference Market-maker that would be eligible and willing to enter into such Transaction in the absence of the current derivative provider, provided that an external mark may not be obtained from the same Reference Market-maker more than four times in any 12-month period. The Valuation Agent shall obtain these external marks directly or through an independent third party, in either case at no cost to Party B. The Valuation Agent shall calculate on each Valuation Date (for purposes of this paragraph, the last Local Business Day in each calendar month referred to above shall be considered a Valuation Date) the Secured Party's Exposure based on the greater of the Valuation Agent's internal marks and the external marks received. If the S&P Value on any such Valuation Date of all Posted Credit Support then held by the Secured Party is less than the S&P Credit Support Amount on such Valuation Date (in each case as determined pursuant to this paragraph), Party A shall, within three Local Business Days of such Valuation Date, Transfer to the Secured Party Eligible Credit Support having an S&P Value as of the date of Transfer at least equal to such deficiency.

      (vi) Notice to S&P. At any time at which neither Party A nor, to the extent applicable, its Credit Support Provider has a long-term unsubordinated and unsecured debt rating of at least "BBB+" from S&P, the Valuation Agent shall provide to S&P not later than the Notification Time on the Local Business Day following each Valuation Date its calculations of the Secured Party's Exposure and the S&P Value of any Eligible Credit Support or Posted Credit Support for that Valuation Date. The Valuation Agent shall also provide to S&P any external marks received pursuant to the preceding paragraph.

(d) Conditions Precedent and Secured Party's Rights and Remedies. The following Termination Events will be a "Specified Condition" for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): None.

(e)   Substitution.

      (i)   "Substitution Date" has the meaning specified in Paragraph 4(d)(ii).

      (ii) Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party's consent for any substitution pursuant to Paragraph 4(d): Inapplicable.

(f)   Dispute Resolution.

      (i) "Resolution Time" means 1:00 p.m. New York time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

      (ii) Value. Notwithstanding anything to the contrary in Paragraph 12, for the purpose of Paragraphs 5(i)(C) and 5(ii), the S&P Value, Moody's First Trigger Value, and Moody's Second Trigger Value, on any date, of Eligible Collateral will be calculated as follows:

            For Eligible Collateral comprised of Cash, the amount of such Cash.

            For Eligible Collateral comprising securities, the sum of (A) the product of (1)(x) the bid price at the Valuation Time for such securities on the principal national securities exchange on which such securities are listed, or (y) if such securities are not listed on a national securities exchange, the bid price for such securities quoted at the Valuation Time by any principal market maker for such securities selected by the Valuation Agent, or (z) if no such bid price is listed or quoted for such date, the bid price listed or quoted (as the case may be) at the Valuation Time for the day next preceding such date on which such prices were available and (2) the applicable Valuation Percentage for such Eligible Collateral, and
            (B) the accrued interest on such securities (except to the extent Transferred to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in the immediately preceding clause (A)) as of such date.

      (iii) Alternative. The provisions of Paragraph 5 will apply; provided, that the obligation of the appropriate party to deliver the undisputed amount to the other party will not arise prior to the time that would otherwise have applied to the Transfer pursuant to, or deemed made, under Paragraph 3 if no dispute had arisen.

(g)   Holding and Using Posted Collateral.

      (i)   Eligibility to Hold Posted Collateral; Custodians.

            Party B is not and will not be entitled to hold Posted Collateral. Party B's Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the Custodian for Party B shall be the same banking institution that acts as Trustee for the Certificates. The Custodian or its parent shall have a short-term unsecured and unsubordinated debt rating from S&P of at least "A-1."

            Initially, the Custodian for Party B is: the Trustee.

      (ii) Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Party B; therefore, Party B will not have any of the rights specified in Paragraph 6(c)(i) or 6 (c)(ii); provided, however, that the Trustee shall invest Cash Posted Credit Support in such investments as designated by Party A, with losses (net of gains) incurred in respect of such investments to be for the account of Party A; provided further, that such investments designated by Party A shall be limited to money market funds rated "AAAm" or "AAAm-G" by S&P and from which such invested Cash Posted Credit Support may be withdrawn upon no more than 2 Local Business Day's notice of a request for withdrawal.

(h)   Distributions and Interest Amount.

      (i) Interest Rate. The "Interest Rate" will be the actual interest rate earned on Posted Collateral in the form of Cash pursuant to Paragraph 13(g)(ii).

      (ii) Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the second Local Business Day following the end of each calendar month and on any other Local Business Day on which Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b); provided, however, that the obligation of Party B to Transfer any Interest Amount to Party A shall be limited to the extent that Party B has earned and received such funds and such funds are available to Party B.

      (iii) Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i) Additional Representation(s). There are no additional representations by either party.

(j)   Other Eligible Support and Other Posted Support.

      (i) "Value" with respect to Other Eligible Support and Other Posted Support shall have such meaning as the parties shall agree in writing from time to time pursuant to Paragraph 13(b)(iii).

      (ii) "Transfer" with respect to Other Eligible Support and Other Posted Support shall have such meaning as the parties shall agree in writing from time to time pursuant to Paragraph 13(b)(iii).

(k) Demands and Notices.All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, except that any demand, specification or notice shall be given to or made at the following addresses, or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party:

      If to Party A:

            5 The North Colonnade
            Canary Wharf
            London  E14 4BB, England
            Attention:  Swaps Documentation
            Facsimile No.:    0207-773-6857/6858
            Telephone No.:    0207-773-6915/6904

            with a copy to:

            General Counsel's Office
            200 Park Avenue
            New York, NY  10166

            Notices to Party A shall not be deemed effective unless delivered to the London address set forth above.

      If to Party B or Custodian:

            BCAP LLC Trust 2007-AA1
            c/o Deutsche Bank National Trust Company
            1761 East St. Andrew Place
            Santa Ana, California 92705
            Trust Administration - BC0701

(l) Address for Transfers. Each Transfer hereunder shall be made to the address specified below or to an address specified in writing from time to time by the party to which such Transfer will be made.

      If to Party A:

      For Cash:

      Barclays Bank PLC, NY
      ABA #026-002-574
      F/O Barclays Swaps & Options Group NY
      A/C #: 050019228
      REF: Collateral

      For Treasury Securities:

      Bank of NYC/BBPLCLDN
      ABA #021-000-018

      If to Party B:

      Deutsche Bank National Trust Company
      ABA #: 021 001 033
      Acct #: 01419663
      Acct. Name: NYLTD Funds Control - Stars West Ref: Trust Administration - BCAP 2007-AA1

(m)   Other Provisions.

      (i) Collateral Account. The Secured Party shall cause any Custodian appointed hereunder to open and maintain a segregated trust account and to hold, record and identify all the Posted Collateral in such segregated trust account and, subject to Paragraph 8(a), such Posted Collateral shall at all times be and remain the property of the Pledgor and shall at no time constitute the property of, or be commingled with the property of, the Secured Party or the Custodian.

      (ii) Agreement as to Single Secured Party and Single Pledgor. Party A and Party B hereby agree that, notwithstanding anything to the contrary in this Annex, (a) the term "Secured Party" as used in this Annex means only Party B, (b) the term "Pledgor" as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

      (iii) Calculation of Value. Paragraph 4(c) is hereby amended by deleting the word "Value" and inserting in lieu thereof "S&P Value, Moody's First Trigger Value, Moody's Second Trigger Value". Paragraph 4(d)(ii) is hereby amended by (A) deleting the words "a Value" and inserting in lieu thereof "an S&P Value, Moody's First Trigger Value, and Moody's Second Trigger Value" and (B) deleting the words "the Value" and inserting in lieu thereof "S&P Value, Moody's First Trigger Value, and Moody's Second Trigger Value". Paragraph 5 (flush language) is hereby amended by deleting the word "Value" and inserting in lieu thereof "S&P Value, Moody's First Trigger Value, or Moody's Second Trigger Value". Paragraph 5(i) (flush language) is hereby amended by deleting the word "Value" and inserting in lieu thereof "S&P Value, Moody's First Trigger Value, and Moody's Second Trigger Value". Paragraph 5(i)(C) is hereby amended by deleting the word "the Value, if" and inserting in lieu thereof "any one or more of the S&P Value, Moody's First Trigger Value, or Moody's Second Trigger Value, as may be". Paragraph 5(ii) is hereby amended by (1) deleting the first instance of the words "the Value" and inserting in lieu thereof "any one or more of the S&P Value, Moody's First Trigger Value, or Moody's Second Trigger Value" and (2) deleting the second instance of the words "the Value" and inserting in lieu thereof "such disputed S&P Value, Moody's First Trigger Value, or Moody's Second Trigger Value". Each of Paragraph 8(b)(iv)(B) and Paragraph 11(a) is hereby amended by deleting the word "Value" and inserting in lieu thereof "least of the S&P Value, Moody's First Trigger Value, and Moody's Second Trigger Value".

      (iv) Form of Annex. Party A and Party B hereby agree that the text of Paragraphs 1 through 12, inclusive, of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc.

      (v) Events of Default. Paragraph 7 will not apply to cause any Event of Default to exist with respect to Party B except that Paragraph 7(i) will apply to Party B solely in respect of Party B's obligations under Paragraph 3(b) of the Credit Support Annex. Notwithstanding anything to the contrary in Paragraph 7, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall only be an Event of Default if (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and
            (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

      (vi) Expenses. Notwithstanding anything to the contrary in Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in any Transfer of Eligible Collateral.

      (vii) Withholding. Paragraph 6(d)(ii) is hereby amended by inserting immediately after "the Interest Amount" in the fourth line thereof the words "less any applicable withholding taxes."

      (viii) Additional Definitions. As used in this Annex:

            "Collateral Event" means that no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold.

            "Exposure" has the meaning specified in Paragraph 12, except that after the word "Agreement" the words "(assuming, for this purpose only, that Part 1(f) of the Schedule is deleted)" shall be inserted.

            "Local Business Day" means: any day on which (A) commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, New York and the location of the Custodian, and (B) in relation to a Transfer of Eligible Collateral, any day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign deposits) in New York and such other places as the parties shall agree.

            "Moody's First Trigger Additional Collateralized Amount" means, with respect to any Transaction and any Valuation Date, the product of the applicable Moody's First Trigger Factor set forth in Table 1 and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date.

            "Moody's First Trigger Event" means that no Relevant Entity has credit ratings from Moody's at least equal to the Moody's First Trigger Ratings Threshold.

            "Moody's First Trigger Credit Support Amount" means, for any Valuation Date, the excess, if any, of

            (I)   (A)   for any Valuation Date on which (I) a Moody's First
                        Trigger Event has occurred and has been continuing
                        (x) for at least 30 Local Business Days or (y) since this Annex was executed and (II) it is not the case that a Moody's Second Trigger Ratings Event has occurred and been continuing for at least 30 Local
                        Business Days, an amount equal to the greater of (a) zero and (b) sum of (i) the Secured Party's Exposure for such Valuation Date and (ii) the aggregate of Moody's First Trigger Additional Collateralized
                        Amounts for all Transactions; or

                  (B) for any other Valuation Date, zero, over

            (II) the Threshold for Party A for such Valuation Date.

            "Moody's First Trigger Value" means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody's First Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

            "Moody's Second Trigger Additional Collateralized Amount" means, with respect to any Transaction and any Valuation Date, (A) if such Transaction is not a Transaction-Specific Hedge, the product of the applicable Moody's Second Trigger Factor set forth in Table 2 and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date and (B) if such Transaction is a Transaction-Specific Hedge, the product of the applicable Moody's Second Trigger Factor set forth in Table 3 and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date.

            "Moody's Second Trigger Ratings Event" means that no Relevant Entity has credit ratings from Moody's at least equal to the Moody's Second Trigger Ratings Threshold.

            "Moody's Second Trigger Credit Support Amount" means, for any Valuation Date, the excess, if any, of

            (I)   (A)   for any Valuation Date on which it is the case that a
                        Moody's Second Trigger Ratings Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greatest of (a) zero, (b) the sum of the amounts of the next payment due to be paid by Party A under each Transaction to which this Annex relates, and (c) the sum of (x) the Secured Party's
                        Exposure for such Valuation Date and (y) the aggregate of Moody's Second Trigger Additional
                        Collateralized Amounts for all Transactions; or

                  (B) for any other Valuation Date, zero, over

            (II) the Threshold for Party A for such Valuation Date.

            "Moody's Second Trigger Value" means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody's Second Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

            "S&P Credit Support Amount" means, for any Valuation Date, the excess, if any, of

            (I)   (A)   for any Valuation Date on which (i) no Relevant
                        Entity has credit ratings from S&P at least equal to the S&P Required Ratings Threshold or (ii) an S&P
                        Rating Threshold Event has occurred and been continuing for at least 30 days, an amount equal to the sum of (1) 100.0% of the Secured Party's Exposure for such Valuation Date and (2) the product of the S&P Volatility Buffer for each Transaction to which this Annex relates and the Notional Amount of each such Transaction for the Calculation Period which includes such Valuation Date, or

                  (B) for any other Valuation Date, zero, over

            (II) the Threshold for Party A for such Valuation Date.

            "S&P Rating Threshold Event" means, on any date, no Relevant Entity has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold.

            "S&P Value" means, on any date and with respect to any Eligible Collateral other than Cash, the product of (A) the bid price obtained by the Valuation Agent for such Eligible Collateral and (B) the S&P Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii).

            "S&P Volatility Buffer" means, for any Transaction, the related percentage set forth in the following table.

The higher of the
S&P credit rating    Remaining   Remaining   Remaining   Remaining
of (i) Party A and   Weighted    Weighted    Weighted    Weighted
(ii) the Credit       Average     Average     Average     Average
Support Provider     Maturity    Maturity    Maturity    Maturity
of Party A, if        up to 3     up to 5    up to 10    up to 30
applicable             years       years       years       years
------------------   ---------   ---------   ---------   ---------
At least "A-2"            2.75%       3.25%       4.00%       4.75%
"A-3"                     3.25%       4.00%       5.00%       6.25%
"BB+" or lower            3.50%       4.50%       6.75%       7.50%

            "Transaction-Specific Hedge" means any Transaction that is a cap, floor or swaption, or a Transaction in respect of which (x) the notional amount is "balance guaranteed" or (y) the notional amount for any Calculation Period otherwise is not a specific dollar amount that is fixed at the inception of the Transaction.

            "Valuation Percentage" shall mean, for purposes of determining the S&P Value, Moody's First Trigger Value, or Moody's Second Trigger Value with respect to any Eligible Collateral or Posted Collateral, the applicable S&P Valuation Percentage, Moody's First Trigger Valuation Percentage, or Moody's Second Trigger Valuation Percentage for such Eligible Collateral or Posted Collateral, respectively, in each case as set forth in Paragraph 13(b)(ii).

            "Value" shall mean, in respect of any date, the related S&P Value, the related Moody's First Trigger Value, and the related Moody's Second Trigger Value.

                [Remainder of this page intentionally left blank]

                                     Table 1

            Remaining
            Weighted Average Life
            of Hedge in Years          Moody's First Trigger Factor
            ------------------------   ----------------------------
            Equal to or less than 1                            0.15%
            Greater than 1 but less
            than or equal to 2                                 0.30%
            Greater than 2 but less
            than or equal to 3                                 0.40%
            Greater than 3 but less
            than or equal to 4                                 0.60%
            Greater than 4 but less
            than or equal to 5                                 0.70%
            Greater than 5 but less
            than or equal to 6                                 0.80%
            Greater than 6 but less
            than or equal to 7                                 1.00%
            Greater than 7 but less
            than or equal to 8                                 1.10%
            Greater than 8 but less
            than or equal to 9                                 1.20%
            Greater than 9 but less
            than or equal to 10                                1.30%
            Greater than 10 but less
            than or equal to 11                                1.40%
            Greater than 11 but less
            than or equal to 12                                1.50%
            Greater than 12 but less
            than or equal to 13                                1.60%
            Greater than 13 but less
            than or equal to 14                                1.70%
            Greater than 14 but less
            than or equal to 15                                1.80%
            Greater than 15 but less
            than or equal to 16                                1.90%
            Greater than 16 but less
            than or equal to 17                                2.00%
            Greater than 17 but less
            than or equal to 18                                2.00%
            Greater than 18 but less
            than or equal to 19                                2.00%
            Greater than 19 but less
            than or equal to 20                                2.00%
            Greater than 20 but less
            than or equal to 21                                2.00%
            Greater than 21 but less
            than or equal to 22                                2.00%
            Greater than 22 but less
            than or equal to 23                                2.00%
            Greater than 23 but less
            than or equal to 24                                2.00%
            Greater than 24 but less
            than or equal to 25                                2.00%
            Greater than 25 but less
            than or equal to 26                                2.00%
            Greater than 26 but less
            than or equal to 27                                2.00%
            Greater than 27 but less
            than or equal to 28                                2.00%
            Greater than 28 but less
            than or equal to 29                                2.00%
            Greater than 29                                    2.00%

                                     Table 2

            Remaining
            Weighted Average Life
            of Hedge in Years          Moody's Second Trigger Factor
            ------------------------   ----------------------------
            Equal to or less than 1                            0.50%
            Greater than 1 but less                            1.00%
            than or equal to 2
            Greater than 2 but less                            1.50%
            than or equal to 3
            Greater than 3 but less                            1.90%
            than or equal to 4
            Greater than 4 but less                            2.40%
            than or equal to 5
            Greater than 5 but less                            2.80%
            than or equal to 6
            Greater than 6 but less                            3.20%
            than or equal to 7
            Greater than 7 but less                            3.60%
            than or equal to 8
            Greater than 8 but less                            4.00%
            than or equal to 9
            Greater than 9 but less                            4.40%
            than or equal to 10
            Greater than 10 but less                           4.70%
            than or equal to 11
            Greater than 11 but less                           5.00%
            than or equal to 12
            Greater than 12 but less                           5.40%
            than or equal to 13
            Greater than 13 but less                           5.70%
            than or equal to 14
            Greater than 14 but less                           6.00%
            than or equal to 15
            Greater than 15 but less                           6.30%
            than or equal to 16
            Greater than 16 but less                           6.60%
            than or equal to 17
            Greater than 17 but less                           6.90%
            than or equal to 18
            Greater than 18 but less                           7.20%
            than or equal to 19
            Greater than 19 but less                           7.50%
            than or equal to 20
            Greater than 20 but less                           7.80%
            than or equal to 21
            Greater than 21 but less                           8.00%
            than or equal to 22
            Greater than 22 but less                           8.00%
            than or equal to 23
            Greater than 23 but less                           8.00%
            than or equal to 24
            Greater than 24 but less                           8.00%
            than or equal to 25
            Greater than 25 but less                           8.00%
            than or equal to 26
            Greater than 26 but less                           8.00%
            than or equal to 27
            Greater than 27 but less                           8.00%
            than or equal to 28
            Greater than 28 but less                           8.00%
            than or equal to 29
            Greater than 29                                    8.00%

                                     Table 3

            Remaining
            Weighted Average Life             Moody's Second
            of Hedge in Years                 Trigger Factor
            ------------------------   ----------------------------
            Equal to or less than 1                            0.65%
            Greater than 1 but less                            1.30%
            than or equal to 2
            Greater than 2 but less                            1.90%
            than or equal to 3
            Greater than 3 but less                            2.50%
            than or equal to 4
            Greater than 4 but less                            3.10%
            than or equal to 5
            Greater than 5 but less                            3.60%
            than or equal to 6
            Greater than 6 but less                            4.20%
            than or equal to 7
            Greater than 7 but less                            4.70%
            than or equal to 8
            Greater than 8 but less                            5.20%
            than or equal to 9
            Greater than 9 but less                            5.70%
            than or equal to 10
            Greater than 10 but less                           6.10%
            than or equal to 11
            Greater than 11 but less                           6.50%
            than or equal to 12
            Greater than 12 but less                           7.00%
            than or equal to 13
            Greater than 13 but less                           7.40%
            than or equal to 14
            Greater than 14 but less                           7.80%
            than or equal to 15
            Greater than 15 but less                           8.20%
            than or equal to 16
            Greater than 16 but less                           8.60%
            than or equal to 17
            Greater than 17 but less                           9.00%
            than or equal to 18
            Greater than 18 but less                           9.40%
            than or equal to 19
            Greater than 19 but less                           9.70%
            than or equal to 20
            Greater than 20 but less                          10.00%
            than or equal to 21
            Greater than 21 but less                          10.00%
            than or equal to 22
            Greater than 22 but less                          10.00%
            than or equal to 23
            Greater than 23 but less                          10.00%
            than or equal to 24
            Greater than 24 but less                          10.00%
            than or equal to 25
            Greater than 25 but less                          10.00%
            than or equal to 26
            Greater than 26 but less                          10.00%
            than or equal to 27
            Greater than 27 but less                          10.00%
            than or equal to 28
            Greater than 28 but less                          10.00%
            than or equal to 29
            Greater than 29                                   10.00%

[BARCLAYS CAPITAL LOGO]

                                                Barclays Bank PLC
                                                5 The North Colonnade
                                                Canary Wharf
                                                London E14 4BB
                                                Tel +44 (0)20 7623 2323

DATE:                   February 27, 2007

TO:                     BCAP LLC Trust 2007-AA1, Mortgage Pass-Through
                        Certificates, Series 2007-AA1, Group I Offered
                        Certificates (the "Trust"),
                        Deutsche Bank National Trust Company, not
                        individually, but solely as Trustee
                        1761 East St. Andrew Place
                        Santa Ana, California 92705
ATTENTION:              Trust Administration - BC0701
TELEPHONE:              714-247-6000
FACSIMILE:              714-656-2622

FROM:                   Barclays Bank PLC

SUBJECT:                Fixed Income Derivatives Confirmation

REFERENCE NUMBER:       1608739B/Group II Interest Rate Swap Agreement

The purpose of this long-form confirmation ("Confirmation") is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the "Transaction") between Barclays Bank PLC ("Party A") and Deutsche Bank National Trust Company, not individually, but solely as trustee (the "Trustee") on behalf of the trust with respect to the BCAP LLC Trust 2007-AA1, Mortgage Pass-Through Certificates, Series 2007-AA1, Group II Offered Certificates (the "Trust") ("Party B") created under the Trust Agreement, dated as of February 1, 2007, among BCAP LLC, as Depositor, Deutsche Bank National Trust Company, as Trustee, and Wells Fargo Bank, N.A., as Custodian (the "Base Agreement"). This Confirmation evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below and replaces any previous agreement between us with respect to the subject matter hereof. This Confirmation constitutes a "Confirmation" and also constitutes a "Schedule" as referred to in the ISDA Master Agreement, and Paragraph 13 of a Credit Support Annex to the Schedule.

1. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency - Cross Border) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc. (the "ISDA Master Agreement"), as if Party A and Party B had executed an agreement in such form on the date hereof, with a Schedule as set forth in Item 3 of this Confirmation, and an ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc., with Paragraph 13 thereof as set forth in Annex A hereto (the "Credit Support Annex"). For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Master Agreement. In the event of any inconsistency among any of the following documents, the relevant document first listed shall govern: (i) this Confirmation, exclusive of the provisions set forth in
      Item 3 hereof and Annex A hereto; (ii) the provisions set forth in Item 3 hereof, which are incorporated by reference into the Schedule; (iii) the Credit Support Annex; (iv) the Definitions; and (v) the ISDA Master Agreement.

      Each reference herein to a "Section" (unless specifically referencing the Base Agreement) or to a "Section of this Agreement" will be construed as a reference to a Section of the ISDA Master Agreement; each reference herein to a "Part" will be construed as a reference to the provisions herein deemed incorporated in a Schedule to the ISDA Master Agreement; each reference herein to a "Paragraph" will be construed as a reference to a Paragraph of the Credit Support Annex.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

      Notional Amount:              With respect to any Calculation Period,
                                    the amount set forth for such period on
                                    Schedule I attached hereto.

      Trade Date:                   February 27, 2007

      Effective Date:               February 27, 2007

      Termination Date:             January 25, 2014, which for the purpose
                                    of the final Fixed Rate Payer
                                    Calculation Period is subject to No
                                    Adjustment, and for the purpose of the
                                    final Floating Rate Payer Calculation
                                    Period is subject to adjustment in
                                    accordance with the Business Day
                                    Convention.

      Fixed Amounts:

            Fixed Rate Payer:       Party B

            Fixed Rate Payer
            Period End Dates:       The 25th calendar day of each month
                                    during the Term of this Transaction,
                                    commencing March 25, 2007, subject to No
                                    Adjustment.

            Fixed Rate Payer
            Payment Dates:          Early Payment shall be applicable. For
                                    each Calculation Period, the Fixed Rate
                                    Payer Payment Date shall be the second
                                    Business Day prior to the related Fixed
                                    Rate Payer Period End Date.

            Fixed Rate:             5.240%

            Fixed Rate Day
            Count Fraction:         30/360

      Floating Amounts:

            Floating Rate Payer:    Party A

            Floating Rate Payer
            Period End Dates: The 25th calendar day of each month during the Term of this Transaction, commencing March 25, 2007, subject to adjustment in accordance with the Business Day Convention.

            Floating Rate Payer
            Payment Dates:          Early Payment shall be applicable. For
                                    each Calculation Period, the Floating
                                    Rate Payer Payment Date shall be the
                                    second Business Day prior to the related
                                    Floating Rate Payer Period End Date.

            Floating Rate Option:   USD-LIBOR-BBA

            Designated Maturity:    One month

            Floating Rate Day
            Count Fraction:         Actual/360

            Reset Dates:            The first day of each Calculation Period.

            Compounding:            Inapplicable

            Business Days:          New York

            Business Day
            Convention:             Modified Following

            Calculation Agent:      Party A

      Upfront Payment: USD 2,154,000 to be paid by Party A to Barclays Capital Inc. on February 27, 2007.

      Account Details and Settlement Information:

            Payments to Party A:    Correspondent: BARCLAYS BANK PLC NEW YORK
                                    FEED: 026002574
                                    Beneficiary: BARCLAYS SWAPS
                                    Beneficiary Account: 050-01922-8

            Payments to Party B:    Deutsche Bank National Trust Company
                                    ABA #: 021 001 033
                                    Acct #: 01419663
                                    Acct. Name: NYLTD Funds Control - Stars West
                                    Ref: Trust Administration - BCAP 2007-AA1

3.    Provisions Deemed Incorporated in a Schedule to the ISDA Master Agreement:

Part 1.     Termination Provisions.

For the purposes of this Agreement:-

(a)   "Specified Entity" will not apply to Party A or Party B for any purpose.

(b) "Specified Transaction" will not apply to Party A or Party B for any purpose.

(c)   Events of Default.

      The statement below that an Event of Default will apply to a specific party means that upon the occurrence of such an Event of Default with respect to such party, the other party shall have the rights of a Non-defaulting Party under Section 6 of this Agreement; conversely, the statement below that such event will not apply to a specific party means that the other party shall not have such rights.

      (i) The "Failure to Pay or Deliver" provisions of Section 5(a)(i) will apply to Party A and will apply to Party B.

      (ii) The "Breach of Agreement" provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B; provided, however, that notwithstanding anything to the contrary in Section 5(a)(ii), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(ii) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

      (iii) The "Credit Support Default" provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B except that Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B's obligations under Paragraph 3(b) of the Credit Support Annex; provided, however, that notwithstanding anything to the contrary in
            Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

      (iv) The "Misrepresentation" provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

      (v) The "Default under Specified Transaction" provisions of Section 5(a)(v) will not apply to Party A and will not apply to Party B.

      (vi) The "Cross Default" provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B. For purposes of Section 5(a)(vi), solely with respect to Party A:

            "Specified Indebtedness" will have the meaning specified in Section 14, except that such term shall not include obligations in respect of deposits received in the ordinary course of Party A's banking business.

            "Threshold Amount" means with respect to Party A an amount equal to 3% of Party A's shareholders' equity (on a consolidated basis) determined in accordance with generally accepted accounting principles in Party A's jurisdiction of incorporation or organization as at the end of Party A's most recently completed fiscal year.

      (vii) The "Bankruptcy" provisions of Section 5(a)(vii) will apply to Party A and Party B; provided that clauses (2), (7) and (9) thereof shall not apply to Party B; provided further that clause (4) thereof shall not apply to Party B with respect to proceedings or petitions instituted or presented by Party A or any Affiliate of Party A; provided further that clause (6) shall not apply to Party B to the extent that it refers to (i) any appointment that is effected by or contemplated in connection with the Base Agreement (as defined above) or (ii) any appointment to which Party B has not become subject; and provided further that clause (8) shall not apply to Party B to the extent that clause (8) relates to clauses of Section 5(a)(vii) that are not applicable to Party B.

      (viii) The "Merger Without Assumption" provisions of Section 5(a)(viii) will apply to Party A and will apply to Party B.

(d)   Termination Events.

      The statement below that a Termination Event will apply to a specific party means that upon the occurrence of such a Termination Event, if such specific party is the Affected Party with respect to a Tax Event, the Burdened Party with respect to a Tax Event Upon Merger (except as noted below) or the non-Affected Party with respect to a Credit Event Upon Merger, as the case may be, such specific party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement; conversely, the statement below that such an event will not apply to a specific party means that such party shall not have such right; provided, however, with respect to "Illegality" the statement that such event will apply to a specific party means that upon the occurrence of such a Termination Event with respect to such party, either party shall have the right to designate an Early Termination Date in accordance with
      Section 6 of this Agreement.

      (i) The "Illegality" provisions of Section 5(b)(i) will apply to Party A and will apply to Party B.

      (ii) The "Tax Event" provisions of Section 5(b)(ii) will apply to Party A and will apply to Party B.

      (iii) The "Tax Event Upon Merger" provisions of Section 5(b)(iii) will apply to Party A and will apply to Party B, provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

      (iv) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e) The "Automatic Early Termination" provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)   Payments on Early Termination. For the purpose of Section 6(e) of this
      Agreement:

      (i) Market Quotation will apply, provided, however, that, in the event of a Derivative Provider Trigger Event, the following provisions will apply:

            (A) The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

                  "Market Quotation" means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a Replacement Transaction, and (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.

            (B) The definition of Settlement Amount shall be deleted in its entirety and replaced with the following:

                  "Settlement Amount" means, with respect to any Early Termination Date, an amount equal to:

                  (a) If a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding on or before the day falling ten Local Business Days after the day on which the Early Termination Date is designated, or such later day as Party B may specify in writing to Party A, but in either case no later than one Local Business Day prior to the Early Termination Date (such day, the "Latest Settlement Amount Determination Day"), the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

                  (b) If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations from Approved Replacements have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value); or

                  (c) If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotation from an Approved Replacement remains capable of becoming legally binding upon acceptance, the Settlement Amount shall equal Party B's Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

            (C) Party A may obtain Market Quotations, and if Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

            (D) If the Settlement Amount is a negative number, Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

                  "(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (III) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with
                  Section 2(c) of this Agreement and (y) notwithstanding any other provision of this Agreement, any amount payable by Party A under the immediately preceding clause (III) shall not be netted-off against any amount payable by Party B under the immediately preceding clause (I)."

            (E) At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations from Approved Replacements remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value).

      (ii)  The Second Method will apply.

(g) "Termination Currency" means USD.

(h) Additional Termination Events. Additional Termination Events will apply as provided in Part 5(c).

Part 2. Tax Matters.

(a)   Tax Representations.

      (i)   Payer Representations. For the purpose of Section 3(e) of this
            Agreement:

            (A)   Party A makes the following representation(s):

                  None.

            (B)   Party B makes the following representation(s):

                  None.

      (ii)  Payee Representations. For the purpose of Section 3(f) of this
            Agreement:

            (A)   Party A makes the following representation(s):

                  None.

            (B)   Party B makes the following representation(s):

                  None.

(b)   Tax Provisions.

      (i) Indemnifiable Tax. Notwithstanding the definition of "Indemnifiable Tax" in Section 14 of this Agreement, all Taxes in relation to payments by Party A shall be Indemnifiable Taxes unless (i) such Taxes are assessed directly against Party B and not by deduction or withholding by Party A or (ii) arise as a result of a Change in Tax Law (in which case such Tax shall be an Indemnifiable Tax only if such Tax satisfies the definition of Indemnifiable Tax provided in Section 14). In relation to payments by Party B, no Tax shall be an Indemnifiable Tax, unless the Tax is due to a Change in Tax Law and otherwise satisfies the definition of Indemnifiable Tax provided in Section 14.

Part 3. Agreement to Deliver Documents.

(a) For the purpose of Section 4(a)(i), tax forms, documents, or certificates to be delivered are:

Party required
to deliver      Form/Document/                    Date by which to
document        Certificate                       be delivered

Party A         Any form or document required or  Promptly upon reasonable demand
                reasonably requested to allow     by Party B.
                Party B to make payments under
                the Agreement without any
                deduction or withholding for or
                on account of any Tax, or with
                such deduction or withholding at
                a reduced rate.

Party B         (i) A correct, complete and duly  In each case (i) upon entering
                executed IRS Form W-9 (or any     into this Agreement, (ii) in
                successor thereto) of the Trust   the case of a W-8ECI, W-8IMY,
                that eliminates U.S. federal      and W-8BEN that does not
                withholding and backup            include a U.S. taxpayer
                withholding tax on payments       identification number in line
                under this Agreement, (ii) if     6, before December 31 of each
                requested by Party A, a correct,  third succeeding calendar year,
                complete and executed Form        (iii) promptly upon reasonable
                W-8IMY of the Trust, and (iii) a  demand by Party A, and (iv)
                complete and executed IRS Form    promptly upon actual knowledge
                W-9, W-8BEN, W-8ECI, or W-8IMY    that any such Form previously
                (with attachments) (as            provided by Party B has become
                appropriate) from each            obsolete or incorrect.
                Certificateholder that is not an
                "exempt recipient" as that term
                is defined in Treasury
                regulations section
                1.6049-4(c)(1)(ii), that
                eliminates U.S. federal
                withholding and backup
                withholding tax on payments
                under this Agreement.

(b) For the purpose of Section 4(a)(ii), other documents to be delivered are:

Party required                                                         Covered by
to deliver      Form/Document/              Date by which to           Section 3(d)
document        Certificate                 be delivered               Representation

Party A and     Any documents reasonably    Upon the execution and     Yes
Party B         required by the receiving   delivery of this
                party to evidence the       Agreement
                authority of the
                delivering party or its
                Credit Support Provider,
                if any, for it to execute
                and deliver the
                Agreement, this
                Confirmation, and any
                Credit Support Documents
                to which it is a party,
                and to evidence the
                authority of the
                delivering party or its
                Credit Support Provider
                to perform its
                obligations under the
                Agreement, this
                Confirmation and any
                Credit Support Document,
                as the case may be

Party A and     A certificate of an         Upon the execution and     Yes
Party B         authorized officer of the   delivery of this
                party (except, with         Agreement
                respect to Party B, of the
                Trustee), as to the
                incumbency and authority
                of the respective
                officers of the party
                signing the Agreement,
                this Confirmation,
                and any relevant Credit
                Support Document, as the
                case may be

Party A         An opinion of counsel to    Upon the execution and     No
                Party A reasonably          delivery of this
                satisfactory to Party B.    Agreement

Party B         An opinion of counsel to    Upon the execution and     No
                Party B reasonably          delivery of this
                satisfactory to Party A.    Agreement

Party B         An executed copy of the     Within 30 days after the   No
                Base Agreement              date of this Agreement.

Part 4. Miscellaneous.

(a)   Address for Notices: For the purposes of Section 12(a) of this Agreement:

      Address for notices or communications to Party A:

      Address:    5 The North Colonnade
                  Canary Wharf
                  London E14 4BB
      Facsimile:  44(20) 777 36461
      Phone:      44(20) 777 36810

      (For all purposes)

      Address for notices or communications to Party B:

      Address:    1761 East St. Andrew Place
                  Santa Ana, California 92705
      Attention:  Trust Administration - BC0701
      Facsimile:  (714) 656-2622
      Phone:      (714) 247 6000

      (For all purposes)

(b)   Process Agent. For the purpose of Section 13(c):

      Party A appoints as its Process Agent: Not applicable.

      Party B appoints as its Process Agent: Not applicable.

(c)   Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)   Multibranch Party. For the purpose of Section 10(c) of this Agreement:

      Party A is not a Multibranch Party.

      Party B is not a Multibranch Party.

(e)   Calculation Agent. The Calculation Agent is Party A.

(f)   Credit Support Document.

      Party A: The Credit Support Annex, and any guarantee in support of Party A's obligations under this Agreement.

      Party B: The Credit Support Annex, solely in respect of Party B's obligations under Paragraph 3(b) of the Credit Support Annex.

(g)   Credit Support Provider.

      Party A: The guarantor under any guarantee in support of Party A's obligations under this Agreement.

      Party B:    None.

(h) Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole (including any claim or controversy arising out of or relating to this Agreement), without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i) Netting of Payments. The parties agree that subparagraph (ii) of Section 2(c) will apply to each Transaction hereunder.

(j) Affiliate. "Affiliate" shall have the meaning assigned thereto in Section 14; provided, however, that Party B shall be deemed to have no Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

Part 5. Others Provisions.

(a) Definitions. Unless otherwise specified in a Confirmation, this Agreement and each Transaction under this Agreement are subject to the 2000 ISDA Definitions as published and copyrighted in 2000 by the International Swaps and Derivatives Association, Inc. (the "Definitions"), and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof. The provisions of the Definitions are hereby incorporated by reference in and shall be deemed a part of this Agreement, except that (i) references in the Definitions to a "Swap Transaction" shall be deemed references to a "Transaction" for purposes of this Agreement, and (ii) references to a "Transaction" in this Agreement shall be deemed references to a "Swap Transaction" for purposes of the Definitions. Each term capitalized but not defined in this Agreement shall have the meaning assigned thereto in the Base Agreement.

(b)   Amendments to ISDA Master Agreement.

      (i) Single Agreement. Section 1(c) is hereby amended by the adding the words "including, for the avoidance of doubt, the Credit Support Annex" after the words "Master Agreement".

      (ii) Change of Account. Section 2(b) is hereby amended by the addition of the following after the word "delivery" in the first line thereof:

            "to another account in the same legal and tax jurisdiction as the original account".

      (iv) Representations. Section 3 is hereby amended by adding at the end thereof the following subsection (g):

            "(g) Relationship Between Parties.

                  (1) Non-Reliance. Party A is acting for its own account, and with respect to Party B, the Trustee is executing this Agreement on behalf of Party B in its capacity as trustee of the Trust. Each party has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction, it being understood that information and explanations related to the terms and conditions of a Transaction will not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of that Transaction.

                  (2) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

                  (3) Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

                  (4) Status of Parties. The other party is not acting as fiduciary for or advisor to it in respect of the Transaction.

                  (5) Eligible Contract Participant. It is an "eligible contract participant" as defined in Section 1(a)(12) of the Commodity Exchange Act, as amended."

      (v) Transfer to Avoid Termination Event. Section 6(b)(ii) is hereby amended by deleting the words "or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party."

      (vi) Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-" and (ii) deleting the final paragraph thereof.

(c) Additional Termination Events. The following Additional Termination Events will apply:

      (i) First Rating Trigger Collateral. If (A) it is not the case that a Moody's Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days and (B) Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

      (ii) Second Rating Trigger Replacement. If (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) (i) at least one Eligible Replacement has made a Firm Offer to be the transferee of all of Party A's rights and obligations under this Agreement (and such Firm Offer remains an offer that will become legally binding upon such Eligible Replacement upon acceptance by the offeree) and/or (ii) an Eligible Guarantor has made a Firm Offer to provide an Eligible Guarantee (and such Firm Offer remains an offer that will become legally binding upon such Eligible Guarantor immediately upon acceptance by the offeree), then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

      (iii) Amendment of Base Agreement. If, without the prior written consent of Party A where such consent is required under the Base Agreement, an amendment is made to the Base Agreement which amendment could reasonably be expected to have a material adverse effect on the interests of Party A (excluding, for the avoidance of doubt, any amendment to the Base Agreement that is entered into solely for the purpose of appointing a successor servicer, master servicer, securities administrator, trustee or other service provider) under this Agreement, an Additional Termination Event shall have occurred with respect to Party B and Party B shall be the sole Affected Party with respect to such Additional Termination Event.

      (iv) Termination of Trust. If, the Trust is terminated pursuant to the Base Agreement and all rated certificates or notes, as applicable, have been paid in accordance with the terms of the Base Agreement, an Additional Termination Event shall have occurred with respect to Party B and Party B shall be the sole Affected Party with respect to such Additional Termination Event.

      (v) Securitization Unwind. If a Securitization Unwind (as hereinafter defined) occurs, an Additional Termination Event shall have occurred with respect to Party B and Party B shall be the sole Affected Party with respect to such Additional Termination Event. The Early Termination Date in respect of such Additional Termination Event shall not be earlier than the 10th day of the month of the Distribution Date upon which final distribution on the Certificates will be made. As used herein, "Securitization Unwind" means notice of the requisite amount of a party's intention to exercise its option to purchase the underlying mortgage loans pursuant the Base Agreement is given by the Trustee to certificateholders or noteholders, as applicable, pursuant to the Base Agreement.

(d) Required Ratings Downgrade Event. In the event that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold of each relevant Swap Rating Agency (such event, a "Required Ratings Downgrade Event"), then Party A shall, as soon as reasonably practicable and so long as a Required Ratings Downgrade Event is in effect, at its own expense, use commercially reasonable efforts to procure either (A) a Permitted Transfer or (B) an Eligible Guarantee from an Eligible Guarantor.

(e)   Transfers.

      (i) Section 7 is hereby amended to read in its entirety as follows:

            "Subject to Section 6(b)(ii), neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under the Agreement or any Transaction without (a) the prior written consent of the other party and (b) satisfaction of the Rating Agency Condition, except that:

            (a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement);

            (b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e); and

            (c) Party A may transfer or assign this Agreement to any Person, including, without limitation, another of Party A's offices, branches or affiliates (any such Person, office, branch or affiliate, a "Transferee") on at least five Business Days' prior written notice to Party B and the Trustee; provided that, with respect to this clause (c), (A) as of the date of such transfer the Transferee will not be required to withhold or deduct on account of a Tax from any payments under this Agreement unless the Transferee will be required to make payments of additional amounts pursuant to Section 2(d)(i)(4) of this Agreement in respect of such Tax (B) a Termination Event or Event of Default does not occur under this Agreement as a result of such transfer; (C) such notice is accompanied by a written instrument pursuant to which the Transferee acquires and assumes the rights and obligations of Party A so transferred; (D) Party A will be responsible for any costs or expenses incurred in connection with such transfer and (E) Party A obtains in respect of such transfer a written acknowledgement of satisfaction of the Rating Agency Condition (except for Moody's). Party B will execute such documentation provided to it as is reasonably deemed necessary by Party A for the effectuation of any such transfer."

      (ii) If an Eligible Replacement has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Party B) to be the transferee pursuant to a Permitted Transfer, Party B shall, at Party A's written request and at Party A's expense, execute such documentation provided to it as is reasonably deemed necessary by Party A to effect such transfer.

      (iii) Upon any transfer of this Agreement by Party A, each of the transferee and the transferor must be a "dealer in notional principal contracts" for purposes of Treasury regulations section 1.1001-4(a). For the avoidance of doubt, the Trustee is not obligated to determine whether each of the transferee and the transferor are such "dealers in notional principal contracts."

(f) Non-Recourse. Party A acknowledges and agree that, notwithstanding any provision in this Agreement to the contrary, the obligations of Party B hereunder are limited recourse obligations of Party B, payable solely from the Trust and the proceeds thereof, in accordance with the priority of payments and other terms of the Base Agreement and that Party A will not have any recourse to any of the directors, officers, employees, shareholders or affiliates of Party B with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. In the event that the Trust and the proceeds thereof, should be insufficient to satisfy all claims outstanding and following the realization of the account held by the Trust and the proceeds thereof, any claims against or obligations of Party B under the ISDA Master Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive. The Trustee shall not have liability for any failure or delay in making a payment hereunder to Party A due to any failure or delay in receiving amounts in the account held by the Trust from the Trust created pursuant to the Base Agreement. This provision will survive the termination of this Agreement.

(g) Rating Agency Notifications. Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated hereunder by Party B and no transfer of any rights or obligations under this Agreement shall be made by either party unless each Swap Rating Agency has been given prior written notice of such designation or transfer.

(h) No Set-off. Except as expressly provided for in Section 2(c), Section 6 or Part 1(f)(i)(D) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. Section 6(e) shall be amended by deleting the following sentence: "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.".

(i) Amendment. Notwithstanding any provision to the contrary in this Agreement, no amendment of either this Agreement or any Transaction under this Agreement shall be permitted by either party unless each of the Swap Rating Agencies has been provided prior written notice of the same and each relevant Swap Rating Agency (other than Moody's) confirms in writing (including by facsimile transmission) that it will not downgrade, withdraw or otherwise modify its then-current ratings of the Certificates or the Notes.

(j) Notice of Certain Events or Circumstances. Each Party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other Party and to each Swap Rating Agency notice of such event or condition; provided that failure to provide notice of such event or condition pursuant to this Part 5(j) shall not constitute an Event of Default or a Termination Event.

(k) Proceedings. No Relevant Entity shall institute against, or cause any other person to institute against, or join any other person in instituting against Party B, the Trust, or the trust formed pursuant to the Base Agreement, in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law for a period of one year (or, if longer, the applicable preference period) and one day following payment in full of the Certificates and any Notes; provided, however, that nothing will preclude, or be deemed to stop, Party A (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by Party B or (B) any involuntary insolvency proceeding filed or commenced by a Person other than Party A, or (ii) from commencing against Party B or any of the Collateral any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding. This provision will survive the termination of this Agreement.

(l) Trustee Liability Limitations. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed by Deutsche Bank National Trust Company ("DBNTC") not in its individual capacity, but solely as Trustee under the Base Agreement in the exercise of the powers and authority conferred and invested in it thereunder; (b) DBNTC has been directed pursuant to the Base Agreement to enter into this Agreement and to perform its obligations hereunder; (c) each of the representations, undertakings and agreements herein made on behalf of the Trust is made and intended not as personal representations of DBNTC but is made and intended for the purpose of binding only the Trust; and
      (d) under no circumstances shall DBNTC in its individual capacity be personally liable for any payments hereunder or for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement.

(m) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) in any respect, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

      The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(n) Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between trading, marketing, and operations personnel of the parties and their Affiliates, waives any further notice of such monitoring or recording, and agrees to notify such personnel of such monitoring or recording.

(o) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document.

(p) Regarding Party A. Party B acknowledges and agrees that Party A, in its capacity as swap provider, has had and will have no involvement in and, accordingly Party A accepts no responsibility for: (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the Counterparty; (iv) the terms of the Certificates; (v) the preparation of or passing on the disclosure and other information (other than disclosure and information furnished by Party A) contained in any offering circular for the Certificates, the Base Agreement, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Certificates; (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement; or (vii) any other aspect of Party B's existence.

(q)   Additional Definitions.

      Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Base Agreement. In addition, as used in this Agreement, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:

            "Approved Ratings Threshold" means each of the S&P Approved Ratings Threshold and the Moody's First Trigger Ratings Threshold.

            "Approved Replacement" means, with respect to a Market Quotation, an entity making such Market Quotation, which entity would satisfy conditions (a), (b), and (c) of the definition of Permitted Transfer if such entity were a Transferee, as defined in the definition of Permitted Transfer.

            "Derivative Provider Trigger Event" means (i) an Event of Default with respect to which Party A is a Defaulting Party, (ii) a Termination Event (other than Illegality or Tax Event) with respect to which Party A is the sole Affected Party or (iii) an Additional Termination Event with respect to which Party A is the sole Affected Party.

            "Eligible Guarantee" means an unconditional and irrevocable guarantee of all present and future obligations (for the avoidance of doubt, not limited to payment obligations) of Party A or an Eligible Replacement to Party B under this Agreement that is provided by an Eligible Guarantor as principal debtor rather than surety and that is directly enforceable by Party B, the form and substance of which guarantee are subject to the Rating Agency Condition, and either (A) a law firm has given a legal opinion confirming that none of the guarantor's payments to Party B under such guarantee will be subject to Tax collected by withholding or
            (B) such guarantee provides that, in the event that any of such guarantor's payments to Party B are subject to Tax collected by withholding, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any Tax collected by withholding) will equal the full amount Party B would have received had no such withholding been required.

            "Eligible Guarantor" means an entity that (A) has credit ratings at least equal to the Approved Ratings Threshold or (B) has credit ratings at least equal to the Required Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Guarantee of an Eligible Guarantor with credit ratings below the Approved Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue.

            "Eligible Replacement" means an entity (A) that has credit ratings at least equal to the Approved Ratings Threshold, (B) has credit ratings at least equal to the Required Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Guarantee of an Eligible Guarantor with credit ratings below the Approved Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue, or (C) the present and future obligations (for the avoidance of doubt, not limited to payment obligations) of which entity to Party B under this Agreement (or any replacement agreement, as applicable) are guaranteed pursuant to an Eligible Guarantee provided by an Eligible Guarantor.

            "Firm Offer" means (A) with respect to an Eligible Replacement, a quotation from such Eligible Replacement (i) in an amount equal to the actual amount payable by or to Party B in consideration of an agreement between Party B and such Eligible Replacement to replace Party A as the counterparty to this Agreement by way of novation or, if such novation is not possible, an agreement between Party B and such Eligible Replacement to enter into a Replacement Transaction (assuming that all Transactions hereunder become Terminated Transactions), and (ii) that constitutes an offer by such Eligible Replacement to replace Party A as the counterparty to this Agreement or enter a Replacement Transaction that will become legally binding upon such Eligible Replacement upon acceptance by Party B, and (B) with respect to an Eligible Guarantor, an offer by such Eligible Guarantor to provide an Eligible Guarantee that will become legally binding upon such Eligible Guarantor upon acceptance by the offeree.

            "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

            "Moody's First Trigger Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A2" and a short-term unsecured and unsubordinated debt rating from Moody's of "Prime-1", or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A1".

            "Moody's Second Trigger Ratings Event" means that no Relevant Entity has credit ratings from Moody's at least equal to the Moody's Second Trigger Rating Threshold.

            "Moody's Second Trigger Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A3" and a short-term unsecured and unsubordinated debt rating from Moody's of "Prime-2", or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A3".

            "Permitted Transfer" means a transfer by novation by Party A to a transferee (the "Transferee") of all, but not less than all, of Party A's rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement that is a recognized dealer in interest rate swaps, (b) as of the date of such transfer the Transferee would not be required to withhold or deduct on account of Tax from any payments under this Agreement or would be required to gross up for such Tax under
            Section 2(d)(i)(4), (c) an Event of Default or Termination Event would not occur as a result of such transfer, (d) pursuant to a written instrument (the "Transfer Agreement"), the Transferee acquires and assumes all rights and obligations of Party A under the Agreement and the relevant Transaction, (e) such Transfer Agreement is effective to transfer to the Transferee all, but not less than all, of Party A's rights and obligations under the Agreement and all relevant Transactions; (f) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (g) Moody's has been given prior written notice of such transfer and the Rating Agency Condition (except for Moody's) is satisfied; and (h) such transfer otherwise complies with the terms of the Base Agreement.

            "Rating Agency Condition" means, with respect to any particular proposed act or omission to act hereunder that the party acting or failing to act must consult with each of the relevant Swap Rating Agencies and receive from each such Swap Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Certificates or Notes; provided, however, with respect to Moody's, the Rating Agency Condition will be satisfied upon the delivery of written notice to Moody's of such proposed act or omission to act where consultation with each of the relevant Swap Rating Agencies is required.

            "Relevant Entity" means Party A and, to the extent applicable, a guarantor under an Eligible Guarantee.

            "Replacement Transaction" means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (i) would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, and (ii) has terms which are substantially the same as this Agreement, including, without limitation, rating triggers, Regulation AB compliance, and credit support documentation, save for the exclusion of provisions relating to Transactions that are not Terminated Transaction.

            "Required Ratings Downgrade Event" shall have the meaning assigned thereto in Part 5(d).

            "Required Ratings Threshold" means each of the S&P Required Ratings Threshold and the Moody's Second Trigger Ratings Threshold

            "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

            "S&P Approved Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a short-term unsecured and unsubordinated debt rating from S&P of "A-1", or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating from S&P of "A+".

            "S&P Required Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from S&P of "BBB+".

            "Swap Rating Agencies" means, with respect to any date of determination, each of S&P and Moody's, but only to the extent that each such rating agency is then providing a rating for any of the certificates or notes issued under the Base Agreement.

               [Remainder of this page intentionally left blank.]

The time of dealing will be confirmed by Party A upon written request. Barclays is regulated by the Financial Services Authority. Barclays is acting for its own account in respect of this Transaction.

Please confirm that the foregoing correctly sets forth all the terms and conditions of our agreement with respect to the Transaction by responding within three (3) Business Days by promptly signing in the space provided below and both
(i) faxing the signed copy to Incoming Transaction Documentation, Barclays Capital Global OTC Transaction Documentation & Management, Global Operations, Fax +(44) 20-7773-6810/6857, Tel +(44) 20-7773-6901/6904/6965, and (ii) mailing the signed copy to Barclays Bank PLC, 5 The North Colonnade, Canary Wharf, London E14 4BB, Attention of Incoming Transaction Documentation, Barclays Capital Global OTC Transaction Documentation & Management, Global Operation. Your failure to respond within such period shall not affect the validity or enforceability of the Transaction against you. This facsimile shall be the only documentation in respect of the Transaction and accordingly no hard copy versions of this Confirmation for this Transaction shall be provided unless Party B requests such a copy.

For and on behalf of                  For and on behalf of
BARCLAYS BANK PLC                     BCAP LLC Trust 2007-AA1
/s/  Shain Kalmanowitz                By: Deutsche Bank National Trust
---------------------------           Company,  not individually, but solely
                                      as trustee of the Trust

                                            /s/  Amy Stoddard
                                      --------------------------------------
Name:  Shain Kalmanowitz              Name:  Amy Stoddard
Title: Authorized Signatory           Title: Authorized Signatory
Date:  February 27, 2007              Date:  February 27, 2007


Barclays Bank PLC and its Affiliates, including Barclays Capital Inc., may share with each other information, including non-public credit information, concerning its clients and prospective clients. If you do not want such information to be shared, you must write to the Director of Compliance, Barclays Bank PLC, 200 Park Avenue, New York, NY 10166.

                                   SCHEDULE I

         From and including   To but excluding   Notional Amount (USD)
         ------------------   ----------------   ---------------------
         27-Feb-07            25-Mar-07                 570,475,757.62
         25-Mar-07            25-Apr-07                 556,916,533.89
         25-Apr-07            25-May-07                 543,679,347.53
         25-May-07            25-Jun-07                 530,756,554.47
         25-Jun-07            25-Jul-07                 518,140,691.99
         25-Jul-07            25-Aug-07                 505,824,474.43
         25-Aug-07            25-Sep-07                 493,800,789.02
         25-Sep-07            25-Oct-07                 482,062,691.71
         25-Oct-07            25-Nov-07                 470,603,403.25
         25-Nov-07            25-Dec-07                 459,416,305.20
         25-Dec-07            25-Jan-08                 448,494,936.19
         25-Jan-08            25-Feb-08                 437,832,988.14
         25-Feb-08            25-Mar-08                 427,424,302.67
         25-Mar-08            25-Apr-08                 417,262,867.49
         25-Apr-08            25-May-08                 407,342,813.00
         25-May-08            25-Jun-08                 397,658,408.86
         25-Jun-08            25-Jul-08                 388,204,060.70
         25-Jul-08            25-Aug-08                 378,974,306.90
         25-Aug-08            25-Sep-08                 369,963,815.45
         25-Sep-08            25-Oct-08                 361,167,380.84
         25-Oct-08            25-Nov-08                 352,579,921.10
         25-Nov-08            25-Dec-08                 344,196,474.86
         25-Dec-08            25-Jan-09                 336,012,198.45
         25-Jan-09            25-Feb-09                 328,022,363.17
         25-Feb-09            25-Mar-09                 320,222,352.52
         25-Mar-09            25-Apr-09                 312,607,659.56
         25-Apr-09            25-May-09                 305,173,884.29
         25-May-09            25-Jun-09                 297,916,731.13
         25-Jun-09            25-Jul-09                 290,832,006.45
         25-Jul-09            25-Aug-09                 283,915,616.12
         25-Aug-09            25-Sep-09                 277,163,563.19
         25-Sep-09            25-Oct-09                 270,571,945.55
         25-Oct-09            25-Nov-09                 264,136,953.70
         25-Nov-09            25-Dec-09                 257,854,868.56
         25-Dec-09            25-Jan-10                 251,722,059.29
         25-Jan-10            25-Feb-10                 245,734,981.23
         25-Feb-10            25-Mar-10                 239,890,173.85
         25-Mar-10            25-Apr-10                 234,184,258.75
         25-Apr-10            25-May-10                 228,613,937.70
         25-May-10            25-Jun-10                 223,175,990.75
         25-Jun-10            25-Jul-10                 217,867,274.39
         25-Jul-10            25-Aug-10                 212,684,719.71
         25-Aug-10            25-Sep-10                 207,625,330.62
         25-Sep-10            25-Oct-10                 202,686,182.16
         25-Oct-10            25-Nov-10                 197,864,418.80
         25-Nov-10            25-Dec-10                 193,157,252.76
         25-Dec-10            25-Jan-11                 188,561,962.46
         25-Jan-11            25-Feb-11                 184,075,890.90
         25-Feb-11            25-Mar-11                 179,696,444.14
         25-Mar-11            25-Apr-11                 175,421,089.84
         25-Apr-11            25-May-11                 171,247,355.73
         25-May-11            25-Jun-11                 167,172,828.25
         25-Jun-11            25-Jul-11                 163,195,151.13
         25-Jul-11            25-Aug-11                 159,312,024.01
         25-Aug-11            25-Sep-11                 155,521,201.16
         25-Sep-11            25-Oct-11                 151,786,931.85
         25-Oct-11            25-Nov-11                 142,577,760.28
         25-Nov-11            25-Dec-11                 129,989,528.80
         25-Dec-11            25-Jan-12                 121,582,908.26
         25-Jan-12            25-Feb-12                  33,506,973.89
         25-Feb-12            25-Mar-12                  32,708,403.95
         25-Mar-12            25-Apr-12                  31,928,839.50
         25-Apr-12            25-May-12                  31,167,828.70
         25-May-12            25-Jun-12                  30,424,930.45
         25-Jun-12            25-Jul-12                  29,699,714.13
         25-Jul-12            25-Aug-12                  28,991,759.35
         25-Aug-12            25-Sep-12                  28,300,655.70
         25-Sep-12            25-Oct-12                  27,626,002.53
         25-Oct-12            25-Nov-12                  26,967,408.71
         25-Nov-12            25-Dec-12                  26,324,492.38
         25-Dec-12            25-Jan-13                  25,696,880.77
         25-Jan-13            25-Feb-13                  25,084,209.96
         25-Feb-13            25-Mar-13                  24,486,124.68
         25-Mar-13            25-Apr-13                  23,902,278.11
         25-Apr-13            25-May-13                  23,332,331.64
         25-May-13            25-Jun-13                  22,775,954.73
         25-Jun-13            25-Jul-13                  22,232,824.69
         25-Jul-13            25-Aug-13                  21,702,626.48
         25-Aug-13            25-Sep-13                  21,185,052.58
         25-Sep-13            25-Oct-13                  20,679,802.74
         25-Oct-13            25-Nov-13                  19,914,589.04
         25-Nov-13            25-Dec-13                  18,653,229.90
         25-Dec-13            25-Jan-14                   3,060,581.88

                                     Annex A

                    Paragraph 13 of the Credit Support Annex

                                    EXHIBIT P

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [each Custodian], [each Servicer], [each Subservicer] and [each Subcontractor] shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria." The responsibilities set forth herein may be amended without amending the Trust Agreement upon mutual agreement among the applicable party requesting such amendment and the other parties to the Agreement.



----------------------------------------------------------------------------------------------
                                                                                APPLICABLE
                                                                                SERVICING
                                                                                 CRITERIA
----------------------------------------------------------------------------------------------
                                    SERVICING CRITERIA
----------------------------------------------------------------------------------------------
   Reference                             Criteria
----------------------------------------------------------------------------------------------
                             General Servicing Considerations
----------------------------------------------------------------------------------------------
                  Policies and procedures are instituted to monitor any
                  performance or other triggers and events of default in
1122(d)(1)(i)     accordance with the transaction agreements.                   Trustee
----------------------------------------------------------------------------------------------
                  If any material servicing activities are outsourced to
                  third parties, policies and procedures are instituted
                  to monitor the third party`s performance and
1122(d)(1)(ii)    compliance with such servicing activities.                    Trustee
----------------------------------------------------------------------------------------------
                  Any requirements in the transaction agreements to
                  maintain a back-up servicer for the mortgage loans are
1122(d)(1)(iii)   maintained.                                                     N/A
----------------------------------------------------------------------------------------------
                  A fidelity bond and errors and omissions policy is in
                  effect on the party participating in the servicing
                  function throughout the reporting period in the amount
                  of coverage required by and otherwise in accordance             N/A
1122(d)(1)(iv)    with the terms of the transaction agreements.
----------------------------------------------------------------------------------------------
                            Cash Collection and Administration
----------------------------------------------------------------------------------------------
                  Payments on pool assets are deposited into the
                  appropriate custodial bank accounts and related bank
                  clearing accounts no more than two business days
                  following receipt, or such other number of days               Trustee
1122(d)(2)(i)     specified in the transaction agreements.
----------------------------------------------------------------------------------------------
                  Disbursements made via wire transfer on behalf of an
                  obligor or to an investor are made only by authorized
1122(d)(2)(ii)    personnel.                                                    Trustee
----------------------------------------------------------------------------------------------
                  Advances of funds or guarantees regarding collections,
                  cash flows or distributions, and any interest or other
                  fees charged for such advances, are made, reviewed and
1122(d)(2)(iii)   approved as specified in the transaction agreements.            N/A
----------------------------------------------------------------------------------------------
                  The related accounts for the transaction, such as cash
                  reserve accounts or accounts established as a form of
                  overcollateralization, are separately maintained              Trustee
                  (e.g., with respect to commingling of cash) as set
1122(d)(2)(iv)    forth in the transaction agreements.
----------------------------------------------------------------------------------------------
                  Each custodial account is maintained at a federally
                  insured depository institution as set forth in the
                  transaction agreements. For purposes of this
                  criterion, "federally insured depository institution"
                  with respect to a foreign financial institution means
                  a foreign financial institution that meets the
                  requirements of Rule 13k-1(b)(1) of the Securities            Trustee
1122(d)(2)(v)     Exchange Act.
----------------------------------------------------------------------------------------------
                  Unissued checks are safeguarded so as to prevent              Trustee
1122(d)(2)(vi)    unauthorized access.
----------------------------------------------------------------------------------------------
                  Reconciliations are prepared on a monthly basis for
                  all asset-backed securities related bank accounts,
                  including custodial accounts and related bank clearing
                  accounts. These reconciliations are (A) mathematically
                  accurate; (B) prepared within 30 calendar days after
                  the bank statement cutoff date, or such other number
                  of days specified in the transaction agreements; (C)
                  reviewed and approved by someone other than the person
                  who prepared the reconciliation; and (D) contain
                  explanations for reconciling items. These reconciling         Trustee
                  items are resolved within 90 calendar days of their
                  original identification, or such other number of days
1122(d)(2)(vii)   specified in the transaction agreements.
----------------------------------------------------------------------------------------------
                            Investor Remittances and Reporting
----------------------------------------------------------------------------------------------
                  Reports to investors, including those to be filed with
                  the Commission, are maintained in accordance with the
                  transaction agreements and applicable Commission
                  requirements. Specifically, such reports (A) are
                  prepared in accordance with timeframes and other terms
                  set forth in the transaction agreements; (B) provide
                  information calculated in accordance with the terms
                  specified in the transaction agreements; (C) are filed
                  with the Commission as required by its rules and
                  regulations; and (D) agree with investors` or the             Trustee
                  trustee`s records as to the total unpaid principal
                  balance and number of mortgage loans serviced by the
1122(d)(3)(i)     Servicer.
----------------------------------------------------------------------------------------------
                  Amounts due to investors are allocated and remitted in
                  accordance with timeframes, distribution priority and
1122(d)(3)(ii)    other terms set forth in the transaction agreements.          Trustee
----------------------------------------------------------------------------------------------
                  Disbursements made to an investor are posted within
                  two business days to the Servicer`s investor records,
                  or such other number of days specified in the                 Trustee
1122(d)(3)(iii)   transaction agreements.
----------------------------------------------------------------------------------------------
                  Amounts remitted to investors per the investor reports
                  agree with cancelled checks, or other form of payment,        Trustee
1122(d)(3)(iv)    or custodial bank statements.
----------------------------------------------------------------------------------------------
                                 Pool Asset Administration
----------------------------------------------------------------------------------------------
                   Collateral or security on pool assets is maintained
                  as required by the transaction agreements or related
1122(d)(4)(i)     mortgage loan documents.                                     Custodian
----------------------------------------------------------------------------------------------
                  Mortgage loan and related documents are safeguarded as       Custodian
1122(d)(4)(ii)    required by the transaction agreements
----------------------------------------------------------------------------------------------
                  Any additions, removals or substitutions to the asset
                  pool are made, reviewed and approved in accordance
                  with any conditions or requirements in the transaction
1122(d)(4)(iii)   agreements.                                                   Trustee
----------------------------------------------------------------------------------------------
                  Payments on mortgage loans, including any payoffs,
                  made in accordance with the related mortgage loan
                  documents are posted to the Servicer`s obligor records
                  maintained no more than two business days after
                  receipt, or such other number of days specified in the
                  transaction agreements, and allocated to principal,
                  interest or other items (e.g., escrow) in accordance            N/A
1122(d)(4)(iv)    with the related mortgage loan documents.
----------------------------------------------------------------------------------------------
                  The Servicer`s records regarding the mortgage loans
                  agree with the Servicer`s records with respect to an
1122(d)(4)(v)     obligor`s unpaid principal balance.                             N/A
----------------------------------------------------------------------------------------------
                  Changes with respect to the terms or status of an
                  obligor's mortgage loans (e.g., loan modifications or
                  re-agings) are made, reviewed and approved by
                  authorized personnel in accordance with the
                  transaction agreements and related pool asset                   N/A
1122(d)(4)(vi)    documents.
----------------------------------------------------------------------------------------------
                  Loss mitigation or recovery actions (e.g., forbearance
                  plans, modifications and deeds in lieu of foreclosure,
                  foreclosures and repossessions, as applicable) are
                  initiated, conducted and concluded in accordance with
                  the timeframes or other requirements established by             N/A
1122(d)(4)(vii)   the transaction agreements.
----------------------------------------------------------------------------------------------
                  Records documenting collection efforts are maintained
                  during the period a mortgage loan is delinquent in
                  accordance with the transaction agreements. Such
                  records are maintained on at least a monthly basis, or
                  such other period specified in the transaction
                  agreements, and describe the entity`s activities in
                  monitoring delinquent mortgage loans including, for
                  example, phone calls, letters and payment rescheduling          N/A
                  plans in cases where delinquency is deemed temporary
1122(d)(4)(viii)  (e.g., illness or unemployment).
----------------------------------------------------------------------------------------------
                  Adjustments to interest rates or rates of return for
                  mortgage loans with variable rates are computed based
1122(d)(4)(ix)    on the related mortgage loan documents.                         N/A
----------------------------------------------------------------------------------------------
                  Regarding any funds held in trust for an obligor (such
                  as escrow accounts): (A) such funds are analyzed, in
                  accordance with the obligor`s mortgage loan documents,
                  on at least an annual basis, or such other period
                  specified in the transaction agreements; (B) interest
                  on such funds is paid, or credited, to obligors in
                  accordance with applicable mortgage loan documents and
                  state laws; and (C) such funds are returned to the
                  obligor within 30 calendar days of full repayment of            N/A
                  the related mortgage loans, or such other number of
1122(d)(4)(x)     days specified in the transaction agreements.
----------------------------------------------------------------------------------------------
                  Payments made on behalf of an obligor (such as tax or
                  insurance payments) are made on or before the related
                  penalty or expiration dates, as indicated on the
                  appropriate bills or notices for such payments,
                  provided that such support has been received by the
                  servicer at least 30 calendar days prior to these
                  dates, or such other number of days specified in the            N/A
1122(d)(4)(xi)    transaction agreements.
----------------------------------------------------------------------------------------------
                  Any late payment penalties in connection with any
                  payment to be made on behalf of an obligor are paid
                  from the servicer`s funds and not charged to the
                  obligor, unless the late payment was due to the                 N/A
1122(d)(4)(xii)   obligor`s error or omission.
----------------------------------------------------------------------------------------------
                  Disbursements made on behalf of an obligor are posted
                  within two business days to the obligor`s records
                  maintained by the servicer, or such other number of             N/A
1122(d)(4)(xiii)  days specified in the transaction agreements.
----------------------------------------------------------------------------------------------
                   Delinquencies, charge-offs and uncollectible accounts
                  are recognized and recorded in accordance with the
1122(d)(4)(xiv)   transaction agreements.                                         N/A
----------------------------------------------------------------------------------------------
                  Any external enhancement or other support, identified
                  in Item 1114(a)(1) through (3) or Item 1115 of              Trustee, if
                  Regulation AB, is maintained as set forth in the            applicable.
1122(d)(4)(xv)    transaction agreements.
----------------------------------------------------------------------------------------------


                                    EXHIBIT Q
                        ADDITIONAL FORM 10-D DISCLOSURE

---------------------------------------------------------------------------------------------
                Item on Form 10-D                              Party Responsible
   Item 1: Distribution and Pool Performance
                  Information
---------------------------------------------------------------------------------------------

    Information included in the Distribution                       Trustee
                    Statement
---------------------------------------------------------------------------------------------
 Any information required by 1121 which is NOT                    Depositor
     included on the Distribution Statement
---------------------------------------------------------------------------------------------
           Item 2: Legal Proceedings

Any legal proceeding pending against the
following entities or their respective
property, that is material to
Certificateholders, including any proceeding
known to be contemplated by governmental
authorities:
---------------------------------------------------------------------------------------------
Issuing Entity                                                     Trustee
---------------------------------------------------------------------------------------------
                                                                  Depositor
---------------------------------------------------------------------------------------------
Depositor                                                         Depositor
---------------------------------------------------------------------------------------------
Trustee                                                            Trustee
---------------------------------------------------------------------------------------------
Custodian                                                         Custodian
---------------------------------------------------------------------------------------------
Sponsors                                                          Depositor
---------------------------------------------------------------------------------------------
1110(b) Originator                                                   N/A
---------------------------------------------------------------------------------------------
Any 1108(a)(2) Servicer (other than the Trustee)                     N/A
---------------------------------------------------------------------------------------------
Any other party contemplated by 1100(d)(1)                        Depositor
---------------------------------------------------------------------------------------------
Item 3: Sale of Securities and Use of Proceeds                    Depositor
Information from Item 2(a) of Part II of Form
10-Q:

With respect to any sale of securities by the
sponsors, depositor or issuing entity, that
are backed by the same asset pool or are
otherwise issued by the issuing entity,
whether or not registered, provide the sales
and use of proceeds information in Item 701 of
Regulation S-K. Pricing information can be
omitted if securities were not registered.
---------------------------------------------------------------------------------------------
    Item 4: Defaults Upon Senior Securities                        Trustee

Information from Item 3 of Part II of Form
10-Q:

Report the occurrence of any Event of Default
(after expiration of any grace period and
provision of any required notice)
---------------------------------------------------------------------------------------------
  Item 5: Submission of Matters to a Vote of                       Trustee
               Security Holders

Information from Item 4 of Part II of Form 10-Q
  Item 6: Significant Obligors of Pool Assets                        N/A

Item 1112(b) -- Significant Obligor Financial
Information*
*This information need only be reported on the
Form 10-D for the distribution period in which
updated information is required pursuant to
the Item.
---------------------------------------------------------------------------------------------
   Item 7: Significant Enhancement Provider
                  Information

Item 1114(b)(2) -- Credit Enhancement Provider
Financial Information*
Determining applicable disclosure threshold                       Depositor
---------------------------------------------------------------------------------------------
Requesting required financial information                         Depositor
  (including any required accountants` consent
  to the use thereof) or effecting
  incorporation by reference
---------------------------------------------------------------------------------------------
    Item 1115(b) -- Derivative Counterparty
            Financial Information*
Determining current maximum probable exposure                     Depositor
---------------------------------------------------------------------------------------------
Determining current significance percentage                       Depositor
---------------------------------------------------------------------------------------------
Requesting required financial information                         Depositor
  (including any required accountants` consent
  to the use thereof) or effecting
  incorporation by reference
*This information need only be reported on the
Form 10-D for the distribution period in which
updated information is required pursuant to
the Items.
---------------------------------------------------------------------------------------------
           Item 8: Other Information

Disclose any information required to be           Any party to the Agreement responsible for
reported on Form 8-K during the period covered     the applicable Form 8-K Disclosure item
by the Form 10-D but not reported
               Item 9: Exhibits
 Distribution Statement to Certificateholders                      Trustee
  Exhibits required by Item 601 of Regulation                     Depositor
       S-K, such as material agreements
---------------------------------------------------------------------------------------------


                                   EXHIBIT R
                        Additional FORM 10-K DISCLOSURE
---------------------------------------------------------------------------------------------
                         ADDITIONAL FORM 10-K DISCLOSURE
---------------------------------------------------------------------------------------------
               Item on Form 10-K                              Party Responsible
---------------------------------------------------------------------------------------------
          Item 9B: Other Information             Any party to this Agreement responsible for
Disclose any information required to be                  disclosure items on Form 8-K
reported on Form 8-K during the fourth quarter
covered by the Form 10-K but not reported
---------------------------------------------------------------------------------------------
    Item 15: Exhibits, Financial Statement                         Trustee
                   Schedules                                      Depositor
---------------------------------------------------------------------------------------------
 Reg AB Item 1112(b): Significant Obligors of
                  Pool Assets
---------------------------------------------------------------------------------------------
Significant Obligor Financial Information*                           N/A
---------------------------------------------------------------------------------------------
*This information need only be reported on the
Form 10-K if updated information is required
pursuant to Item 1112(b).
---------------------------------------------------------------------------------------------
  Reg AB Item 1114(b)(2): Credit Enhancement
        Provider Financial Information
---------------------------------------------------------------------------------------------
Determining applicable disclosure threshold                       Depositor
---------------------------------------------------------------------------------------------
Requesting required financial information                         Depositor
(including any required accountants` consent
to the use thereof) or effecting incorporation
by reference
* This information need only be reported on
the Form 10-K if updated information is
required pursuant to the Item.
---------------------------------------------------------------------------------------------
 Reg AB Item 1115(b): Derivative Counterparty
             Financial Information
---------------------------------------------------------------------------------------------
Determining current maximum probable exposure                     Depositor
---------------------------------------------------------------------------------------------
Determining current significance percentage                       Depositor
---------------------------------------------------------------------------------------------
Requesting required financial information                         Depositor
---------------------------------------------------------------------------------------------
(including any required accountants` consent
to the use thereof) or effecting incorporation
by reference
* This information need only be reported on
the Form 10-K if updated information is
required pursuant to the Item.
---------------------------------------------------------------------------------------------
      Reg AB Item 1117: Legal Proceedings
---------------------------------------------------------------------------------------------

Any legal proceeding pending against the
following entities or their respective
property, that is material to
Certificateholders, including any proceeding
known to be contemplated by governmental
authorities:
Issuing Entity                                              Trustee and Depositor
---------------------------------------------------------------------------------------------
Depositor                                                         Depositor
---------------------------------------------------------------------------------------------
Custodian                                                         Custodian
---------------------------------------------------------------------------------------------
Trustee                                                            Trustee
---------------------------------------------------------------------------------------------
Sponsors                                                          Depositor
---------------------------------------------------------------------------------------------
Servicer                                                           Servicer
---------------------------------------------------------------------------------------------
1110(b) Originator                                                Depositor
---------------------------------------------------------------------------------------------
Any 1108(a)(2) Servicer (other than the                            Servicer
Servicer or Trustee)
---------------------------------------------------------------------------------------------
Any other party contemplated by 1100(d)(1)                        Depositor
---------------------------------------------------------------------------------------------
      Reg AB Item 1119: Affiliations and
                 Relationships
Whether (a) the Sponsors (Seller), Depositor                 Depositor as to (a)
---------------------------------------------------------------------------------------------
or Issuing Entity is an affiliate of the                     Custodian as to (a)
---------------------------------------------------------------------------------------------
following parties, and (b) to the extent known
and material, any of the following parties are
affiliated with one another:

Servicer                                                           Servicer
---------------------------------------------------------------------------------------------
Trustee                                                       Trustee as to (a)
---------------------------------------------------------------------------------------------
Any other 1108(a)(3) servicer                                      Servicer
---------------------------------------------------------------------------------------------
Any 1110 Originator                                               Depositor
---------------------------------------------------------------------------------------------
Any 1112(b) Significant Obligor                                   Depositor
---------------------------------------------------------------------------------------------
Any 1114 Credit Enhancement Provider                              Depositor
---------------------------------------------------------------------------------------------
Any 1115 Derivative Counterparty Provider                         Depositor
---------------------------------------------------------------------------------------------
Any other 1101(d)(1) material party                               Depositor
---------------------------------------------------------------------------------------------
Whether there are any "outside the ordinary                  Depositor as to (a)
course business arrangements" other than would
be obtained in an arm`s length transaction
between (a) the Sponsors (Seller), Depositor
or Issuing Entity on the one hand, and (b) any
of the following parties (or their affiliates)
on the other hand, that exist currently or
within the past two years and that are
material to a Certificateholder`s
understanding of the Certificates:
---------------------------------------------------------------------------------------------

Servicer                                                           Servicer
---------------------------------------------------------------------------------------------
Trustee                                                           Depositor
---------------------------------------------------------------------------------------------
Any other 1108(a)(3) servicer                                      Servicer
---------------------------------------------------------------------------------------------
Any 1110 Originator                                               Depositor
---------------------------------------------------------------------------------------------
Any 1112(b) Significant Obligor                                   Depositor
---------------------------------------------------------------------------------------------
Any 1114 Credit Enhancement Provider                              Depositor
---------------------------------------------------------------------------------------------
Any 1115 Derivative Counterparty Provider                         Depositor
---------------------------------------------------------------------------------------------
Any other 1101(d)(1) material party                               Depositor
---------------------------------------------------------------------------------------------
Whether there are any specific relationships                 Depositor as to (a)
involving the transaction or the pool assets
between (a) the Sponsors (Seller), Depositor
or Issuing Entity on the one hand, and (b) any
of the following parties (or their affiliates)
on the other hand, that exist currently or
within the past two years and that are
material:

---------------------------------------------------------------------------------------------
Servicer                                                           Servicer
---------------------------------------------------------------------------------------------
Trustee                                                           Depositor
---------------------------------------------------------------------------------------------
Any other 1108(a)(3) servicer                                      Servicer
---------------------------------------------------------------------------------------------
Any 1110 Originator                                               Depositor
---------------------------------------------------------------------------------------------
Any 1112(b) Significant Obligor                                   Depositor
---------------------------------------------------------------------------------------------
Any 1114 Credit Enhancement Provider                              Depositor
---------------------------------------------------------------------------------------------
Any 1115 Derivative Counterparty Provider                         Depositor
---------------------------------------------------------------------------------------------
Any other 1101(d)(1) material party                               Depositor
---------------------------------------------------------------------------------------------


                                       EXHIBIT S

                            FORM 8-K DISCLOSURE INFORMATION

---------------------------------------------------------------------------------------------
                Item on Form 8-K                               Party Responsible
---------------------------------------------------------------------------------------------
  Item 1.01- Entry into a Material Definitive     The party to this Agreement entering into
                   Agreement                          such material definitive agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive
agreements that are fully disclosed in the
prospectus
---------------------------------------------------------------------------------------------

     Item 1.02- Termination of a Material           The party to this Agreement requesting
             Definitive Agreement                    termination of a material definitive
                                                                  agreement

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial
agreement.
---------------------------------------------------------------------------------------------
     Item 1.03- Bankruptcy or Receivership                        Depositor
---------------------------------------------------------------------------------------------

Disclosure is required regarding the
bankruptcy or receivership, with respect to any of the following:

Sponsors (Seller)                                                 Depositor
---------------------------------------------------------------------------------------------
Depositor                                                         Depositor
---------------------------------------------------------------------------------------------
Trustee                                                            Trustee
---------------------------------------------------------------------------------------------
Significant Obligor                                               Depositor
---------------------------------------------------------------------------------------------
Credit Enhancer (10% or more)                                     Depositor
---------------------------------------------------------------------------------------------
Derivative Counterparty                                           Depositor
---------------------------------------------------------------------------------------------
 Item 2.04- Triggering Events that Accelerate                     Depositor
---------------------------------------------------------------------------------------------
 or Increase a Direct Financial Obligation or                      Trustee
---------------------------------------------------------------------------------------------
   an Obligation under an Off-Balance Sheet
                  Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than
waterfall triggers which are disclosed in the
monthly statements to the certificateholders.
---------------------------------------------------------------------------------------------
 Item 3.03- Material Modification to Rights of                Trustee/Depositor
               Security Holders
---------------------------------------------------------------------------------------------

Disclosure is required of any material
modification to documents defining the rights
of Certificateholders, including the Trust
Agreement.
---------------------------------------------------------------------------------------------
     Item 5.03- Amendments of Articles of                         Depositor
Incorporation or Bylaws; Change of Fiscal Year
---------------------------------------------------------------------------------------------
Disclosure is required of any amendment "to
the governing documents of the issuing entity."
---------------------------------------------------------------------------------------------
Item 6.01- ABS Informational and Computational                    Depositor
                   Material
---------------------------------------------------------------------------------------------

   Item 6.02- Change of Servicer or Trustee                   Depositor /Trustee

Requires disclosure of any removal,
replacement, substitution or addition of any
master servicer, affiliated servicer, other
servicer servicing 10% or more of pool assets
at time of report, other material servicers or
trustee.
---------------------------------------------------------------------------------------------
Reg AB disclosure about any new servicer or                       Depositor
master servicer is also required.
---------------------------------------------------------------------------------------------
Reg AB disclosure about any new Trustee is                         Trustee
also required.
---------------------------------------------------------------------------------------------
  Item 6.03- Change in Credit Enhancement or                  Depositor/Trustee
               External Support
---------------------------------------------------------------------------------------------
Covers termination of any enhancement in
manner other than by its terms, the addition
of an enhancement, or a material change in the
enhancement provided. Applies to external
credit enhancements as well as derivatives.
Reg AB disclosure about any new enhancement                       Depositor
provider is also required.
---------------------------------------------------------------------------------------------
     Item 6.04- Failure to Make a Required                         Trustee
                 Distribution
---------------------------------------------------------------------------------------------
 Item 6.05- Securities Act Updating Disclosure                    Depositor

If any material pool characteristic differs by
5% or more at the time of issuance of the
securities from the description in the final
prospectus, provide updated Reg AB disclosure
about the actual asset pool.
---------------------------------------------------------------------------------------------
If there are any new servicers or originators                     Depositor
required to be disclosed under Regulation AB
as a result of the foregoing, provide the
information called for in Items 1108 and 1110
respectively.
---------------------------------------------------------------------------------------------
         Item 7.01- Reg FD Disclosure                             Depositor
---------------------------------------------------------------------------------------------
            Item 8.01- Other Events                               Depositor

 Any event, with respect to which information
 is not otherwise called for in Form 8-K, that
     the registrant deems of importance to
              certificateholders.
---------------------------------------------------------------------------------------------
 Item 9.01- Financial Statements and Exhibits     Party responsible for reporting/disclosing
                                                      the financial statement or exhibit
---------------------------------------------------------------------------------------------


                                    EXHIBIT T

                       ADDITIONAL DISCLOSURE NOTIFICATION


BCAP LLC
200 Park Avenue
New York, New York  10166
Attention: [_________]


**SEND VIA EMAIL TO DBSec.Notifications@db.com AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW


Deutsche Bank National Trust Company, as trustee
1761 St. Andrew Place
Santa Ana, California  92705
Email: DBSec.Notifications@db.com

Attn.:  Trust & Securities Services- BCAP 2007-AA1

               Re:     RE: **Additional Form [10-D][10-K][8-K] Disclosure**
                       Required
                       ----------------------------------------------------


Ladies and Gentlemen:


               In accordance with Section 8.15 of the Trust Agreement, dated as of February 1, 2007, between BCAP LLC, as depositor, Wells Fargo Bank, N.A., as custodian and Deutsche Bank National Trust Company, as trustee. The undersigned, as [____], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].


Description of Additional Form [10-D][10-K][8-K] Disclosure:
------------------------------------------------------------





List of any Attachments hereto to be included in the Additional Form
--------------------------------------------------------------------
[10-D][10-K][8-K] Disclosure:
-----------------------------




               Any inquiries related to this notification should be directed to [____], phone number: [____]; email address: [____].



                                               [NAME OF PARTY],
                                                   as [role]




                                               By: _____________________________
                                                   Name:
                                                   Title:

                                    EXHIBIT U


                                AMENDMENT REG AB


                                AMENDMENT REG AB
        TO THE MASTER MORTGAGE LOAN PURCHASE AGREEMENT AND THE SERVICING
                                    AGREEMENT

            This is Amendment Reg AB ("Amendment Reg AB"), dated as of August 30, 2006, by and between Barclays Bank PLC (the "Purchaser") and Countrywide Home Loans, Inc. (the "Company"), to that certain Master Mortgage Loan Purchase Agreement (the "Purchase Agreement") and that certain Servicing Agreement (the "Servicing Agreement"), each dated as of August 30, 2006 and each by and between the Company and the Purchaser (as amended, modified or supplemented, the "Existing Agreements").

                              W I T N E S S E T H:

            WHEREAS, the Company and the Purchaser have agreed, subject to the terms and conditions of this Amendment Reg AB that the Existing Agreements be amended to reflect agreed upon revisions to the terms of the Existing Agreements.

            Accordingly, the Company and the Purchaser hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Agreements are hereby amended as follows:

            1. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Existing Agreements. The Existing Agreements are hereby amended by adding the following definitions in their proper alphabetical order:

            Commission: The United States Securities and Exchange Commission.

            Company Information: As defined in Section 2(g)(i)(A)(1).

            Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

            Exchange Act. The Securities Exchange Act of 1934, as amended.

            Master Servicer: With respect to any Securitization Transaction, the "master servicer," if any, identified in the related transaction documents.

            Qualified Correspondent: Any Person from which the Company purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were either (x) originated pursuant to an agreement between the Company and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company ("Designated Guidelines") or guidelines that do not vary materially from such Designated Guidelines or (y) individually re-underwritten by the Company to the Designated Guidelines at the time such Mortgage Loans were acquired by the Company; (ii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the Mortgage Loans for the Company's own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iii) the Company employed, at the time such Mortgage Loans were acquired by the Company, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that either Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company or the Mortgage Loans purchased by the Company substantially comply with the Designated Guidelines.

            Reconstitution: Any Securitization Transaction or Whole Loan
Transfer.

            Reconstitution Agreement: An agreement or agreements entered into by the Company and the Purchaser and/or certain third parties in connection with a Reconstitution with respect to any or all of the Mortgage Loans serviced under the Agreement.

            Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            Securities Act: The Securities Act of 1933, as amended.

            Securitization Transaction: Any transaction subject to Regulation AB involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered, rated mortgage-backed securities or (2) an issuance of publicly offered, rated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

            Servicer: As defined in Section 2(c)(iii).

            Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

            Static Pool Information: Static pool information as described in
Item 1105.

            Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer.

            Subservicer: Any Person that services Mortgage Loans on behalf of the Company or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Company under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB; provided, however, that the term "Subservicer" shall not include any master servicer, or any special servicer engaged at the request of a Depositor, Purchaser or investor in a Securitization Transaction, nor any "back-up servicer" or trustee performing servicing functions on behalf of a Securitization Transaction.

            Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Company.

            Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

            2. The Purchaser and the Company agree that the Existing Agreements is hereby amended by adding the following provisions:

            (a) Intent of the Parties; Reasonableness. The Purchaser and the Company acknowledge and agree that the purpose of Article 2 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder. The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, and agrees to negotiate in good faith with the Purchaser or any Depositor with regard to any reasonable requests for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Company shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, and any parties or items identified in writing by the Purchaser, including, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans necessary in order to effect such compliance.

            The Purchaser agrees that it will cooperate with the Company and provide sufficient and timely notice of any information requirements pertaining to a Securitization Transaction. The Purchaser will make all reasonable efforts to contain requests for information, reports or any other materials to items required for compliance with Regulation AB, and shall not request information which is not required for such compliance.

            (b) Additional Representations and Warranties of the Company.

                  (i) The Company shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Section 2(c) that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) the Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Company; (ii) the Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company; (iv) no material changes to the Company's policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Company's financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement;
            (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Company, any Subservicer or any Third-Party Originator; and (vii) there are no affiliations, relationships or transactions required to be disclosed under Item 1119 between the Company and any of the parties listed in Section 2(c)(i)(D)(1)-(9) which are identified in writing by the Purchaser or Depositor in advance of the Securitization Transaction pursuant to Section 2(c)(i)(D) of this Amendment Reg AB.

                  (ii) If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Section 2(c), the Company shall, within ten Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (i) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

            (c) Information to Be Provided by the Company. In connection with any Securitization Transaction the Company shall (1) within ten Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing reasonably required for compliance with Regulation AB, the information and materials specified in paragraphs (i), (ii),
(iii) and (vi) of this Section 2(c), and (2) as promptly as practicable following notice to or discovery by the Company, provide to the Purchaser and any Depositor (as required by Regulation AB) the information specified in paragraph (iv) of this Section.

                  (i) If so requested by the Purchaser or any Depositor, the
            Company shall provide such information regarding (x) the Company, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent, if applicable), or
            (y) as applicable, each Third-Party Originator, and (z) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1105 (subject to paragraph (b) below), 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

                        (A) the originator's form of organization;

                        (B) to the extent material, a description of the
                  originator's origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator's experience in originating mortgage loans of a similar type as the Mortgage Loans; if material, information regarding the size and composition of the originator's origination portfolio; and information that may be material to an analysis of the performance of the Mortgage Loans, including the originators' credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

                        (C) a brief description of any material legal or
                  governmental proceedings pending (or known to be contemplated by a governmental authority) against the Company, each Third-Party Originator, if applicable, and each Subservicer; and

                        (D) a description of any affiliation or relationship
                  between the Company, each Third-Party Originator, if applicable, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Company by the Purchaser or any Depositor in writing within ten days in advance of such Securitization
                  Transaction:

                              (1)   any servicer;
                              (2)   any trustee;
                              (3)   any originator;
                              (4)   any significant obligor;
                              (5)   any enhancement or support provider; and
                              (6)   any other material transaction party.

                  (ii) If so requested by the Purchaser or any Depositor, and required by Regulation AB, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (a) the Company, if the Company is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent, if applicable), and/or (b) as applicable, each Third-Party Originator. Such Static Pool Information shall be prepared by the Company (or, if applicable, the Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Company (or Third-Party Originator, as applicable) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Company, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format mutually agreed upon by the Purchaser and the Company; provided, however, that to the extent the Company provides Static Pool Information via weblink, the Company agrees to comply with the applicable provisions of Rule 312(a)(2),
            (a)(3), and (a)(4) of Regulation S-T under the Act.

                  Promptly following notice or discovery of a material error, as determined in the Company's judgment, in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph) during the applicable offering period for the securities, the Company shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Company.

                  If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), procedures letters of certified public accountants pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Company's or, if applicable, Third-Party Originator's originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which shall be limited to any Sponsor, any Depositor, any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction or any other party that is reasonably and customarily entitled to receive such statements and letters in a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

                  (iii) If reasonably requested by the Purchaser or any
            Depositor, the Company shall provide such information regarding the Company, as servicer of the Mortgage Loans, and each Subservicer (each of the Company and each Subservicer, for purposes of this paragraph, a "Servicer"), as is reasonably requested for the purpose of compliance with Item 1108 of Regulation AB. Such information shall include, at a minimum:

                        (A) the Servicer's form of organization;

                        (B) a description of how long the Servicer has been
                  servicing residential mortgage loans; a general discussion of the Servicer's experience in servicing assets of any type as well as a more detailed discussion of the Servicer's experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer's portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the reasonable determination of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

                              (1) whether any prior securitizations of mortgage
                        loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

                              (2) the extent of outsourcing the Servicer
                        utilizes;

                              (3) whether there has been previous disclosure of
                        material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

                              (4) whether the Servicer has been terminated as
                        servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

                              (5) such other information as the Purchaser or any
                        Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

                        (C) a description of any material changes during the
                  three-year period immediately preceding the related Securitization Transaction to the Servicer's policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

                        (D) information regarding the Servicer's financial
                  condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement;

                        (E) information regarding advances made by the Servicer
                  on the Mortgage Loans and the Servicer's overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

                        (F) a description of the Servicer's processes and
                  procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

                        (G) a description of the Servicer's processes for
                  handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

                        (H) information as to how the Servicer defines or
                  determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

                  (iv) For the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall (or shall cause each Subservicer and, if applicable, any Third-Party Originator to) (a) provide prompt notice to the Purchaser, any Master Servicer and any Depositor in writing of (1) any merger, consolidation or sale of substantially all of the assets of the Company, (2) the Company's entry into an agreement with a Subservicer to perform or assist in the performance of any of the Company's obligations under the Agreement or any Reconstitution Agreement that qualifies as an "entry into a material definitive agreement" under Item 1.01 of the form 8-K, (3) any Event of Default under the terms of the Agreement or any Reconstitution Agreement to the extent not known by such Purchaser, Master Servicer or Depositor and (4) any material litigation or governmental proceedings involving the Company, any Subservicer or any Third Party Originator.

                  (v) As a condition to the succession to the Company or any
            Subservicer as servicer or subservicer under this Agreement or any applicable Reconstitution Agreement related thereto by any Person
            (i) into which the Company or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer, the Company shall provide to the Purchaser, the Master Servicer and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing, all information reasonably requested by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

                  (vi) The Company shall provide to the Purchaser and any
            Depositor a description of any affiliation or relationship required to be disclosed under Item 1119 of Regulation AB between the Company and any of the parties listed in Items 1119 (a)(1)-(6) of Regulation AB that develops following the closing date of a Securitization Transaction (other than an affiliation or relationship that the Purchaser, the Depositor or the issuing entity is required to disclose under Item 1119 of Regulation AB) no later than 15 calendar days prior to the date the Depositor is required to file its Form 10 K disclosing such affiliation or relationship. For purposes of the foregoing, the Company (1) shall be entitled to assume that the parties to the Securitization Transaction with whom affiliations or relations must be disclosed are the same as on the closing date if it provides a written request (which may be by e-mail) to the Depositor or Master Servicer, as applicable, requesting such confirmation and either obtains such confirmation or receives no response within three (3) Business Days, (2) shall not be obligated to disclose any affiliations or relationships that may develop after the closing date for the Securitization Transaction with any parties not identified to the Company pursuant to clause (D) of paragraph
            (i) of this Section 2(c), and (3) shall be entitled to rely upon any written identification of parties provided by the Depositor, the Purchaser or any master servicer.

                  (vii) Not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Company or any Subservicer, the Company or such Subservicer, as applicable, shall, to the extent the Company or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D :

                  (a) any material modifications, extensions or waivers of
            Mortgage Loan terms, fees, penalties or payments during the distribution period;

                  (b) material breaches of Mortgage Loan representations or
            warranties or transaction covenants under the Existing Agreements, as amended herein; and

                  (c) information regarding any Mortgage Loan changes (such as, additions, substitutions or repurchases) and with respect to a mortgage loan that the Company has substituted as a replacement for a Mortgage Loan ("Substituted Mortgage Loan"), the origination, underwriting and, if applicable, other Company criteria for the acquisition or selection of such Substituted Mortgage Loan.

            (d) Servicer Compliance Statement. On or before March 5 of each calendar year, commencing in 2007, the Company shall deliver to the Purchaser, the Master Servicer and any Depositor a statement of compliance addressed to the Purchaser and such Depositor and signed by an authorized officer of the Company, to the effect that (i) a review of the Company's servicing activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under the servicing provisions of this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer's supervision, and (ii) to the best of such officers' knowledge, based on such review, the Company has fulfilled all of its servicing obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

            (e) Report on Assessment of Compliance and Attestation.

                  (i) On or before March 5 of each calendar year, commencing in
            2007, the Company shall:

                        (A) deliver to the Purchaser, the Master Servicer and
                  any Depositor a report regarding the Company's assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Purchaser and such Depositor and signed by an authorized officer of the Company, and shall address each of the applicable Servicing Criteria specified on Exhibit A hereto (wherein "Investor" shall mean the Master Servicer);

                        (B) deliver to the Purchaser, the Master Servicer and
                  any Depositor a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

                        (C) if required by Regulation AB, cause each Subservicer
                  and each Subcontractor determined by the Company pursuant to
                  Section 2(f)(ii) to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB (each, a "Participating Entity"), to deliver to the Purchaser, the Master Servicer and any Depositor an assessment of compliance and accountants' attestation as and when provided in paragraphs (i) and (ii) of this Section 2(e); and

                        (D) deliver or cause each Subservicer and Subcontractor
                  described in Section 2(e)(i)(C) above to deliver to the Purchaser, the Master Servicer, Depositor or any other Person that will be responsible for signing the certification (a "Sarbanes Certification") required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction, a certification signed by an appropriate officer of the Company, in the form attached hereto as Exhibit B; provided that such certification delivered by the Company may not be filed as an exhibit to, or included in, any filing with the Commission.

            The Company acknowledges that the party identified in clause (i)(D) above may rely on the certification provided by the Company pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

                  (ii) Each assessment of compliance provided by a Subservicer pursuant to Section 2(e)(i)(A) shall address each of the applicable Servicing Criteria specified on Exhibit A hereto (wherein "Investor" shall mean the Master Servicer) delivered to the Purchaser concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Participating Entity pursuant to Section 2(e)(i)(C) need not address any elements of the Servicing Criteria other than those specified by the Company pursuant to Section 2(f).

            If reasonably requested by the Purchaser or the Master Servicer, the Company shall provide to the Purchaser or the Master Servicer, evidence of the authorization of the person signing any certification or statement provided pursuant to this Amendment Reg AB.

            (f) Use of Subservicers and Subcontractors.

            The Company shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Company as servicer under this Agreement or any related Reconstitution Agreement unless the Company complies with the provisions of paragraph (i) of this Subsection (f). The Company shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Company as servicer under this Agreement or any related Reconstitution Agreement unless the Company complies with the provisions of paragraph (ii) of this Subsection (f).

                  (i) It shall not be necessary for the Company to seek the
            consent of the Purchaser, the Master Servicer or any Depositor to the utilization of any Subservicer. If required by Regulation AB, after reasonable notice from the Purchaser of the parties involved in the Purchaser's Securitization Transaction, the Company shall cause any Subservicer used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections 2(b), 2(c)(iii), 2(c)(v), 2(d), and 2(e) of this Agreement, and to provide the information required with respect to such Subservicer under Section 2(c)(iv) of this Agreement. The Company shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 2(d), any assessment of compliance and attestation required to be delivered by such Subservicer under Section 2(e) and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 2(e) as and when required to be delivered.

                  (ii) It shall not be necessary for the Company to seek the consent of the Purchaser or any Depositor to the utilization of any Subcontractor. If required by Regulation AB, after reasonable notice from the Purchaser of the parties involved in the Purchaser's Securitization Transaction, the Company shall promptly upon request provide to the Purchaser or any Depositor (or any designee of the Depositor, such as a master servicer or administrator) of the role and function of each Subcontractor utilized by the Company or any Subservicer, specifying (A) the identity of each such Subcontractor,
            (B) which (if any) of such Subcontractors are Participating Entities, and (C) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Participating Entity identified pursuant to clause (B)of this paragraph.

            The Company shall cause any such Participating Entity used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Section 2(e) of this Agreement. The Company shall be responsible for obtaining from each Participating Entity and delivering to the Purchaser, the Master Servicer and any Depositor any assessment of compliance and attestation and certificate required to be delivered by such Participating Entity under Section 2(e), in each case as and when required to be delivered.

            (g) Indemnification; Remedies.

                  (i) The Company shall indemnify the Purchaser and the
            Depositor and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers and employees of each of the foregoing and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

                        (A)(1) any untrue statement of a material fact contained
                  or alleged to be contained in any information, report, certification or other material provided in written or electronic form under this Amendment Reg AB by or on behalf of the Company (including any Static Pool Information provided by the Company pursuant to Section 2(c)(ii)), or provided under this Amendment Reg AB by or on behalf of any Subservicer, Participating Entity or, if applicable, Third-Party Originator (collectively, the "Company Information"), or (2) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (2) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

                        (B) any failure by the Company, any Subservicer, any
                  Participating Entity or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under this Amendment Reg AB, including any failure by the Company to identify pursuant to Section 2(f)(ii) any Participating Entity; or

                        (C) any breach by the Company of a representation or
                  warranty set forth in Section 2(b)(i) or in a writing furnished pursuant to Section 2(b)(ii) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing pursuant to under
                  Section 2(b)(ii) to the extent made as of a date subsequent to such closing date; or

                        (D) the Company's failure to comply with applicable
                  provisions of Rule 312(a)(2), (a)(3), and (a)(4) of Regulation S-T under the Act.

            In the case of any failure of performance described in clause (i)(B) of this Section, the Company shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Company, any Subservicer, any Participating Entity or any Third-Party Originator.

                  (ii) (A) Any failure by the Company, any Subservicer, any
            Participating Entity or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under this Amendment Reg AB, which continues unremedied for three Business Days after receipt by the Company and the applicable Subservicer, Subcontractor, or Third-Party Originator, so long as their addresses for notices have been provided in writing previously to the Purchaser or the Depositor, of written notice of such failure from the Purchaser or Depositor shall, except as provided in clause (B) of this paragraph, constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement related thereto without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement related thereto to the contrary) of any compensation to the Company (and if the Company is servicing any of the Mortgage Loans in a Securitization Transaction, appoint a successor servicer reasonably acceptable to any Master Servicer for such Securitization Transaction); provided, however it is understood that the Company shall remain entitled to receive reimbursement for all unreimbursed Monthly Advances and Servicing Advances made by the Company under this Agreement and/or any applicable Reconstitution Agreement. Notwithstanding anything to the contrary set forth herein, to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

                        (B) Any failure by the Company, any Subservicer or any
                  Participating Entity to deliver any information, report, certification or accountants' letter required under Regulation AB when and as required under Section 2(d) or 2(e), including any failure by the Company to identify a Participating Entity, which continues unremedied for nine calendar days after receipt by the Company of written notice of such failure from the Purchaser or Depositor (which failure shall continue no later than March 15th of each year ("Due Date") with respect to Section 2(d) or 2(e); provided, however the Company shall have received such written notice of such failure at least 5 Business Days prior to such Due Date) shall constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Company; provided, however it is understood that the Company shall remain entitled to receive reimbursement for all unreimbursed Monthly Advances and Servicing Advances made by the Company under this Agreement and/or any applicable Reconstitution Agreement. Notwithstanding anything to the contrary set forth herein, to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

                        (C) The Company shall promptly reimburse the Purchaser
                  (or any affected designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor as such are incurred, in connection with the termination of the Company as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Company, the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

                  (iii) The Purchaser agrees to indemnify and hold harmless the
            Company, any Subservicer, any Participating Entity, and, if applicable, any Third-Party Originator, each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the respective present and former directors, officers and employees of each of the foregoing from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in any filing with the Commission or the omission or alleged omission to state in any filing with the Commission a material fact required to be stated or necessary to be stated in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement, alleged untrue statement, omission, or alleged omission relates to any filing with the Commission other than the Company Information. [Still open]

                  (iv) The indemnification obligations provided for in Section
            2(g) shall survive the termination of this Amendment Reg AB or the termination of any party to this Amendment Reg AB.

            3. Notwithstanding any other provision of this Amendment Reg AB, the Company shall seek the consent of the Purchaser for the utilization of all Subservicers and Participating Entities, when required by and in accordance with the terms of the Existing Agreements.

            4. The Servicing Agreement is hereby amended by adding the Exhibit attached hereto as Exhibit A to the end thereto. References in this Amendment Reg AB to "this Agreement" or words of similar import (including indirect references to the Agreement) shall be deemed to be references to the Existing Agreements as amended by this Amendment Reg AB. Except as expressly amended and modified by this Amendment Reg AB, the Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. In the event of a conflict between this Amendment Reg AB and any other document or agreement, including without limitation the Existing Agreements, this Amendment Reg AB shall control.

            5. This Amendment Reg AB may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement. This Amendment Reg AB will become effective as of the date first mentioned above. This Amendment Reg AB shall bind and inure to the benefit of and be enforceable by the Company and the Purchaser and the respective permitted successors and assigns of the Company and the successors and assigns of the Purchaser.

                            [Signature Page Follows]

            IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.



                                       BARCLAYS BANK PLC
                                          Purchaser

                                       By:____________________________________
                                          Name:
                                          Title:



                                       COUNTRYWIDE HOME LOANS, INC.
                                          Company

                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT A

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

            The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the applicable criteria identified below as "Applicable Servicing Criteria":

                                                                      Applicable
                                                                       Servicing
                            Servicing Criteria                         Criteria
--------------------------------------------------------------------------------
  Reference                       Criteria
--------------------------------------------------------------------------------
                      General Servicing Considerations

1122(d)(1)(i)     Policies and procedures are instituted to
                  monitor any performance or other triggers and            X
                  events of default in accordance with the transaction agreements.

1122(d)(1)(ii)    If any material servicing activities are
                  outsourced to third parties, policies and
                  procedures are instituted to monitor the third           X
                  party's performance and compliance with such servicing activities.

1122(d)(1)(iii)   Any requirements in the transaction agreements
                  to maintain a back-up servicer for the mortgage loans are maintained.

1122(d)(1)(iv)    A fidelity bond and errors and omissions policy
                  is in effect on the party participating in the
                  servicing function throughout the reporting              X
                  period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

                       Cash Collection and Administration

1122(d)(2)(i)     Payments on mortgage loans are deposited into
                  the appropriate custodial bank accounts and
                  related bank clearing accounts no more than two          X
                  business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)    Disbursements made via wire transfer on behalf
                  of an obligor or to an investor are made only            X
                  by authorized personnel.

1122(d)(2)(iii)   Advances of funds or guarantees regarding
                  collections, cash flows or distributions, and
                  any interest or other fees charged for such              X
                  advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)    The related accounts for the transaction, such
                  as cash reserve accounts or accounts
                  established as a form of overcollateralization,          X
                  are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)     Each custodial account is maintained at a
                  federally insured depository institution as set
                  forth in the transaction agreements. For
                  purposes of this criterion, "federally insured           X
                  depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)    Unissued checks are safeguarded so as to                 X
                  prevent unauthorized access.

1122(d)(2)(vii)   Reconciliations are prepared on a monthly basis
                  for all asset-backed securities related bank
                  accounts, including custodial accounts and
                  related bank clearing accounts. These
                  reconciliations are (A) mathematically
                  accurate; (B) prepared within 30 calendar days
                  after the bank statement cutoff date, or such
                  other number of days specified in the                    X
                  transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

                       Investor Remittances and Reporting

1122(d)(3)(i)     Reports to investors, including those to be
                  filed with the Commission, are maintained in
                  accordance with the transaction agreements and
                  applicable Commission requirements.
                  Specifically, such reports (A) are prepared in
                  accordance with timeframes and other terms set
                  forth in the transaction agreements; (B)                 X
                  provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and
                  (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

1122(d)(3)(ii)    Amounts due to investors are allocated and
                  remitted in accordance with timeframes,                  X
                  distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)   Disbursements made to an investor are posted
                  within two business days to the Servicer's               X
                  investor records, or such other number of days specified in the transaction agreements.

1122(d)(3)(iv)    Amounts remitted to investors per the investor
                  reports agree with cancelled checks, or other            X
                  form of payment, or custodial bank statements.

                            Pool Asset Administration

1122(d)(4)(i)     Collateral or security on mortgage loans is
                  maintained as required by the transaction                X
                  agreements or related mortgage loan documents.

1122(d)(4)(ii)    Mortgage loan and related documents are
                  safeguarded as required by the transaction               X
                  agreements

1122(d)(4)(iii)   Any additions, removals or substitutions to the
                  asset pool are made, reviewed and approved in            X
                  accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)    Payments on mortgage loans, including any
                  payoffs, made in accordance with the related
                  mortgage loan documents are posted to the
                  Servicer's obligor records maintained no more
                  than two business days after receipt, or such            X
                  other number of days specified in the
                  transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)     The Servicer's records regarding the mortgage
                  loans agree with the Servicer's records with             X
                  respect to an obligor's unpaid principal balance.

1122(d)(4)(vi)    Changes with respect to the terms or status of
                  an obligor's mortgage loans (e.g., loan
                  modifications or re-agings) are made, reviewed           X
                  and approved by authorized personnel in
                  accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)   Loss mitigation or recovery actions (e.g.,
                  forbearance plans, modifications and deeds in
                  lieu of foreclosure, foreclosures and
                  repossessions, as applicable) are initiated,             X
                  conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)  Records documenting collection efforts are maintained during the period a mortgage loan is
                  delinquent in accordance with the transaction
                  agreements. Such records are maintained on at
                  least a monthly basis, or such other period
                  specified in the transaction agreements, and             X
                  describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)    Adjustments to interest rates or rates of
                  return for mortgage loans with variable rates            X
                  are computed based on the related mortgage loan documents.

1122(d)(4)(x)     Regarding any funds held in trust for an
                  obligor (such as escrow accounts): (A) such
                  funds are analyzed, in accordance with the
                  obligor's mortgage loan documents, on at least
                  an annual basis, or such other period specified
                  in the transaction agreements; (B) interest on
                  such funds is paid, or credited, to obligors in          X
                  accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)    Payments made on behalf of an obligor (such as
                  tax or insurance payments) are made on or
                  before the related penalty or expiration dates,
                  as indicated on the appropriate bills or                 X
                  notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)   Any late payment penalties in connection with
                  any payment to be made on behalf of an obligor
                  are paid from the servicer's funds and not               X
                  charged to the obligor, unless the late payment was due to the obligor's error or omission.

1122(d)(4)(xiii)  Disbursements made on behalf of an obligor are posted within two business days to the
                  obligor's records maintained by the servicer,            X
                  or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)   Delinquencies, charge-offs and uncollectible
                  accounts are recognized and recorded in                  X
                  accordance with the transaction agreements.

1122(d)(4)(xv)    Any external enhancement or other support,
                  identified in Item 1114(a)(1) through (3) or             X
                  Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

                                    [NAME OF COMPANY] [NAME OF
                                    SUBSERVICER]

                                    Date:_______________________________________



                                       By:______________________________________
                                          Name:
                                          Title:

                                    EXHIBIT B

                          FORM OF ANNUAL CERTIFICATION

      Re: The [__] agreement dated as of [__], 200[_] (the "Agreement"), among [IDENTIFY PARTIES]

            I, ________________________________, the _______________________ of
Countrywide Home Loans, Inc., certify to [the Purchaser], [the Depositor], [Master Servicer], [Securities Administrator] or [Trustee], and its officers, with the knowledge and intent that they will rely upon this certification, that:

            (1) I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the "Compliance Statement"), the report on assessment of the Company's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and
      Item 1122 of Regulation AB (the "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[_] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] or [Trustee] pursuant to the Agreement (collectively, the "Company Servicing Information");

            (2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

            (3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] or [Trustee];

            (4) I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement; and

                           [Intentionally Left Blank]

            (5) The Compliance Statement required to be delivered by the Company pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by each Subservicer and Participating Entity pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.



                                       Date:__________________________________



                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT V


                              REPRESENTATION LETTER


                                   SIDE LETTER
                                   -----------

               THIS AGREEMENT, dated as of February 27, 2007 (the "Agreement") is entered into between Barclays Bank PLC ("BBPLC") and BCAP LLC (the "Depositor").

                                    RECITALS
                                    --------

               WHEREAS, reference is made to the Trust Agreement, dated as of February 1, 2007 (the "Trust Agreement"), among the Depositor, Deutsche Bank National Trust Company, as trustee (the "Trustee"), and Wells Fargo Bank, N. A., as custodian.

               WHEREAS, pursuant to the Master Mortgage Loan Purchase Agreement, dated as of August 30, 2006, between BBPLC, as purchaser, and Countrywide Home Loans, Inc. ("CHL"), as seller (the "Countrywide Agreement"), CHL has made representations and warranties regarding the Group I Mortgage Loans (as defined in the Trust Agreement) as of the date specified therein (the "Countrywide Original Sale Date").

               WHEREAS, pursuant to the Mortgage Loan Purchase Agreement, dated as of January 1, 2007, between Sutton Funding LLC ("Sutton"), as purchaser, and IndyMac Bank F.S.B. ("IndyMac"), as seller, IndyMac has made representations and warranties regarding the Group II Mortgage Loans (as defined in the Trust Agreement) as of the date specified therein (the "IndyMac Original Sale Date").

               WHEREAS, pursuant to the Bill of Sale, dated as of February 27, 2007 (the "BPPLC Bill of Sale"), between the Depositor and BPPLC and the Bill of Sale, dated as of February 27, 2007 (the "Sutton Bill of Sale"), between the Depositor and Sutton, BPPLC and Sutton sold the Mortgage Loans to the Depositor.

               WHEREAS, BBPLC is the administrator of Sutton.

               NOW, THEREFORE, the parties hereto agree as follows:

                                   Definitions
                                   -----------

               Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Trust Agreement.

                     Representations and Warranties of BBPLC

               With respect to the Group I Mortgage Loans, BBPLC hereby represents to the Depositor that, to the best of its knowledge, no event has occurred since the applicable Countrywide Original Sale Date that would render the representations and warranties made by CHL in paragraphs (a) through (j),
(l), (m), (n), (o) (aa), (bb) and (mm) of Section 3.02 of the Countrywide Agreement to be untrue in any material respect as of the Closing Date.

               With respect to the Group II Mortgage Loans, BBPLC hereby represents to the Depositor that, to the best of its knowledge, no event has occurred since the applicable IndyMac Original Sale Date that would render the representations and warranties made by IndyMac in paragraphs (a) through (k),
(m), (o) (r), (s), (t), (u), (y), (aaa) and (bbb) of Section 9.02 of the *IndyMac Agreement to be untrue in any material respect as of the Closing Date.

               In addition, BBPLC hereby represents to the Depositor that:

               (i) No Mortgage Loan is a Mortgage Loan categorized as "High Cost" or "Covered" pursuant to Appendix E of Standard & Poor's Glossary. No Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

               (ii) Each loan at the time it was made complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory and abusive lending laws.

                          Repurchase of Mortgage Loans

               In the event of a breach by BBPLC of its representations and warranties above that materially and adversely affects Certificateholders, BBPLC shall repurchase each such Mortgage Loan within 60 days of the earlier of discovery or receipt of notice of breach with respect to each such Mortgage Loan at the Repurchase Price set forth in the Trust Agreement.

                             Third-Party Beneficiary
                             -----------------------

               This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Trustee and its successors and assigns under the Trust Agreement shall be a third-party beneficiary to the provisions of this Agreement, and shall be entitled to rely upon and directly to enforce such provisions of this Agreement, except as expressly limited by the terms hereof. Except as expressly stated otherwise herein or in the Trust Agreement, any right of the Trustee to direct, appoint, consent to, approve of, or take any action under this Agreement, shall be a right exercised by the Trustee in its sole and absolute discretion.

                                  Governing Law
                                  -------------

               THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                                  Counterparts
                                  ------------

               This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

                                   Amendments
                                   ----------

               This Agreement may be amended from time to time by BBPLC and the Depositor, with the prior written consent of the Trustee.

                            [SIGNATURE PAGE FOLLOWS]
                            ------------------------

               Executed as of the day and year first above written.


                                               BARCLAY BANK PLC


                                               By: _____________________________
                                                   Name:
                                                   Title:


                                               BCAP LLC


                                               By: _____________________________
                                                   Name:
                                                   Title: